                                                Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-108801

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 12, 2005)

                          $3,349,475,000 (APPROXIMATE)

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
                                  AS DEPOSITOR

                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
                         GOLDMAN SACHS MORTGAGE COMPANY
                         COMMERZBANK AG, NEW YORK BRANCH
                            AS MORTGAGE LOAN SELLERS

                       COMMERCIAL MORTGAGE TRUST 2005-GG3
                                    AS ISSUER

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-GG3
 CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-AB, CLASS A-4 CLASS A-1-A, CLASS A-J,
                      CLASS B, CLASS C, CLASS D AND CLASS E

     We, Greenwich Capital Commercial Funding Corp., have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated January
12, 2005. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The offered certificates will represent interests only in the trust identified above. They will not represent interests in or obligations of any other party. None of the offered certificates or the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by the depositor, the underwriters, any mortgage loan seller, or any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans. The initial balance of the mortgage loans that we expect to transfer to the trust will be approximately
$3,591,930,614.

     Each class of offered certificates will receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing in March 2005. The table on page S-5 of this prospectus supplement contains a list of the classes of offered certificates and states the principal balance, initial interest rate, interest rate description, and other select characteristics of each class. That same table on page S-5 of this prospectus supplement also contains a list of the non-offered classes of the series
2005-GG3 certificates.

     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-38 IN THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 11 IN THE ACCOMPANYING PROSPECTUS PRIOR TO
INVESTING IN THE OFFERED CERTIFICATES.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

     Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America
Securities LLC, Bear, Stearns & Co. Inc., Credit Suisse First Boston LLC,
Wachovia Capital Markets, LLC are the underwriters for this offering. They will purchase their respective allocations of the offered certificates from us, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates will equal approximately 100.49% of the total initial principal balance of the offered certificates, plus accrued interest, before deducting expenses payable by us. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. See "Method of Distribution" in this prospectus supplement.

     With respect to this offering, Goldman, Sachs & Co. and Greenwich Capital
Markets, Inc. are acting as co-lead bookrunning managers and Banc of America
Securities LLC, Bear, Stearns & Co. Inc., Credit Suisse First Boston LLC,
Wachovia Capital Markets, LLC are acting as co-managers.

                                                               [GRAPHIC OMITTED]
GOLDMAN, SACHS & CO.                                       RBS Greenwich Capital

BANC OF AMERICA SECURITIES LLC                          BEAR, STEARNS & CO. INC.
CREDIT SUISSE FIRST BOSTON                                  WACHOVIA SECURITIES

          The date of this prospectus supplement is January 26, 2005.

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.

         Commercial Mortgage Pass-Through Certificates, Series 2005-GG3
                      Geographic Overview of Mortgage Pool

                                 [MAP OMITTED]

IDAHO                                KANSAS                       MISSOURI
1 property                           1 property                   3 properties
$2,682,157                           $33,150,000                  $59,147,689
0.1% of total                        0.9% of total                1.6% of total

ILLINOIS                             MINNESOTA                    WISCONSIN
6 properties                         2 properties                 1 property
$69,822,199                          $35,085,737                  $1,850,000
2.3% of total                        1.0% of total                0.1% of total

INDIANA                              MICHIGAN                     OHIO
3 properties                         3 properties                 2 properties
$14,985,091                          $25,903,827                  $13,588,660
0.4% of total                        0.7% of total                0.4% of total

PENNSYLVANIA                         NEW YORK                     VERMONT
4 properties                         7 properties                 1 property
$118,464,672                         $582,750,000                 $5,600,000
3.3% of total                        16.2% of total               0.2% of total

MASSACHUSETTS                        CONNECTICUT                  NEW JERSEY
1 property                           4 properties                 2 properties
$13,689,093                          $52,215,329                  $44,200,000
0.4% of total                        1.5% of total                1.2% of total

DISTRICT OF COLUMBIA                 MARYLAND                     VIRGINIA
1 property                           1 property                   4 properties
$28,000,000                          $65,000,000                  $29,475,000
0.8% total                           1.8% of total                0.8% of total

NORTH CAROLINA                       SOUTH CAROLINA               GEORGIA
6 properties                         2 properties                 9 properties
$83,962,186                          $15,780,000                  $117,435,724
2.3% of total                        0.4% of total                3.3% of total

FLORIDA                              ALABAMA                      TENNESSEE
7 properties                         6 properties                 5 properties
$48,139,647                          $54,138,564                  $67,556,707
1.3% of total                        1.5% of total                1.9% of total

KENTUCKY                             LOUISIANA                    TEXAS
4 properties                         1 property                   11 properties
$167,213,425                         $2,495,174                   $586,634,017
4.7% of total                        0.1% of total                16.3% of total

OKLAHOMA                             NEW MEXICO                   COLORADO
1 property                           1 property                   6 properties
$3,988,651                           $23,694,569                  $41,516,001
0.1% of total                        0.7% of total                1.2% of total

ARIZONA                              CALIFORNIA                   NEVADA
5 properties                         29 properties                12 properties
$172,762,258                         $439,621,425                 $313,900,453
4.8% of total                        12.2% of total               8.7% of total

                                     WASHINGTON                   HAWAII
                                     3 properties                 3 properties
                                     $30,082,358                  $227,400,000
                                     0.8% of total                6.3% of total

                                            ------------------------------------
                                            <1.0% of Cut-Off Date Balance
                                            1.0% - 5.0% of Cut-Off Date Balance
                                            5.1% - 10.0% of Cut-Off Date Balance
                                            >10.0% of Cut-Off Date Balance
                                            ------------------------------------

NORTH STAR MALL                                               San Antonio, Texas
[PHOTO OMITTED]                                                  [PHOTO OMITTED]

GRAND CANAL SHOPPES AT THE VENETIAN                            Las Vegas, Nevada
[PHOTO OMITTED]                                                  [PHOTO OMITTED]

1440 BROADWAY           New York, New York       THE CRESCENT      Dallas, Texas
[PHOTO OMITTED]                                  [PHOTO OMITTED]

498 SEVENTH AVENUE   New York, New York  MALL ST. MATTHEWS  Louisville, Kentucky
[PHOTO OMITTED]                          [PHOTO OMITTED]

                                         WESTIN KIERLAND        Phoenix, Arizona
                                         [PHOTO OMITTED]

                                         WAIKIKI GALLERIA       Honolulu, Hawaii
                                         [PHOTO OMITTED]

SHOPS AT WAILEA        Wailea, Hawaii
[PHOTO OMITTED]

     Multi-Property Mortgage Loans and Mortgage Loans

     The Initial Master Servicer, the Initial Special Servicer and the

     Reductions of Certificate Principal Balances in Connection
        With Realized Losses and Additional Trust Fund Expenses ...........S-131
     Advances of Delinquent Monthly Debt Service Payments..................S-133

                                      S-2

                                      S-3

                                IMPORTANT NOTICE

     Information about the offered certificates is contained in two separate documents:

     o    this prospectus supplement, which describes the specific terms of the offered certificates; and

     o    the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W.,
Washington, D.C. 20549. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).

     You should only rely on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and,
as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within
Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial
Promotion) Order 2001 (all such persons together being referred to as "FPO
PERSONS"), and (B) if made by a person who is an authorized person under the
FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion
of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS PERSONS" and together with the FPO Persons, the "RELEVANT PERSONS"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                      S-4

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

                         INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2005-GG3 Commercial Mortgage
Pass-Through Certificates, which consist of multiple classes and are referred to herein as the series 2005-GG3 certificates. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.

          SERIES 2005-GG3 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                               APPROX.   APPROX.
               APPROXIMATE        %      % TOTAL
                PRINCIPAL        OF       CREDIT                               APPROX.
               BALANCE OR      INITIAL   SUPPORT                   APPROX.    WEIGHTED
             NOTIONAL AMOUNT   MORTGAGE    AT      PASS-THROUGH    INITIAL    AVERAGE
               AT INITIAL       POOL     INITIAL       RATE      PASS-THROUGH   LIFE     PRINCIPAL        RATINGS
  CLASS         ISSUANCE       BALANCE   ISSUANCE   DESCRIPTION     RATE      (YEARS)    WINDOW        S&P/MOODY'S
----------- ----------------- --------- ---------- ------------- ------------ --------  ----------- ----------------

Offered Certificates
A-1(2)         $117,510,000       3.271%   20.000%     Fixed      3.91900%      2.40    3/05-5/09         AAA/Aaa
A-2(2)       $1,112,085,000      30.961%   20.000%     Fixed      4.30500%      4.73    5/09-1/10         AAA/Aaa
A-3(2)         $562,418,000      15.658%   20.000%     Fixed      4.56900%      6.72    7/11-1/12         AAA/Aaa
A-AB(2)        $159,047,000       4.428%   20.000%     Fixed      4.61900%      7.18    1/10-6/14         AAA/Aaa
A-4(2)         $783,022,000      21.799%   20.000%     Fixed(1)   4.79900%      9.70    6/14-12/14        AAA/Aaa
A-1-A(2)       $139,462,000       3.883%   20.000%     Fixed      4.50900%      6.05    3/05-10/14        AAA/Aaa
A-J            $228,986,000       6.375%   13.625%     Fixed(1)   4.85900%      9.84    12/14-1/15        AAA/Aaa
B              $112,247,000       3.125%   10.500%     Fixed(1)   4.89400%      9.92    1/15-1/15         AA/Aa2
C               $40,410,000       1.125%    9.375%     Fixed(1)   4.91300%      9.92    1/15-1/15         AA-/Aa3
D               $58,368,000       1.625%    7.750%     Fixed(1)   4.98600%      9.97    1/15-2/15          A/A2
E               $35,920,000       1.000%    6.750%     Fixed(1)   5.08700%     10.00    2/15-2/15          A-/A3

Non-Offered Certificates
F               $44,899,000       1.250%    5.500%     Fixed(1)   5.28700%     10.05    2/15-3/15        BBB+/Baa1
G               $35,919,000       1.000%    4.500%     Fixed(1)   5.43700%     10.08    3/15-3/15        BBB/Baa2
H               $40,409,000       1.125%    3.375%    WAC(4)      5.43745%     10.08    3/15-3/15        BBB-/Baa3
J                $8,980,000       0.250%    3.125%     Fixed(1)   4.68500%     10.08    3/15-3/15         BB+/Ba1
K               $13,470,000       0.375%    2.750%     Fixed(1)   4.68500%     10.08    3/15-3/15         BB/Ba2
L               $17,960,000       0.500%    2.250%     Fixed(1)   4.68500%     10.08    3/15-3/15         BB-/Ba3
M               $13,469,000       0.375%    1.875%     Fixed(1)   4.68500%     10.08    3/15-3/15          B+/B1
N                $8,980,000       0.250%    1.625%     Fixed(1)   4.68500%     10.08    3/15-3/15          B/B2
O               $13,470,000       0.375%    1.250%     Fixed(1)   4.68500%     10.08    3/15-3/15          B-/B3
P               $44,899,613       1.250%    0.000%     Fixed(1)   4.68500%     12.22    3/15-8/24           NR
XP           $3,422,677,000(3)   N/A        N/A     Variable IO   0.80159%      5.22       N/A            AAA/Aaa
XC           $3,591,930,613(3)   N/A        N/A     Variable IO   0.08180%      7.28       N/A            AAA/Aaa
R-I                N/A           N/A        N/A         N/A          N/A       N/A         N/A             NR/NR
R-II               N/A           N/A        N/A         N/A          N/A       N/A         N/A             NR/NR

-------------

(1)  If, with respect to any interest accrual period, the weighted average of the net interest rates on the pooled mortgage loans is below the identified initial pass-through rate for the class A-4, class A-J, class B, class C, class D, class E, class F, class G, class J, class K, class L, class M, class N, class O or class P certificates, as applicable, then the pass-through rate for the applicable class of certificates for that interest accrual period will be that weighted average rate.
(2)  For purposes of making distributions on the class A-1, class A-2, class
     A-3, class A-AB, class A-4 and class A-1-A certificates, the pool of mortgage loans will be deemed to consist of two distinct sub-pools, sub-pool 1 and sub-pool 2. Sub-pool 1 will consist of 137 mortgage loans, representing approximately 96.1% of the initial mortgage pool balance and includes all mortgage loans other than 5 of the mortgage loans secured by multifamily properties. Sub-pool 2 will consist of 5 mortgage loans, representing approximately 3.9% of the initial mortgage pool balance and includes all but 2 of the mortgage loans that are secured by multifamily properties.

                                      S-5

(3)  The class XP and class XC certificates will not have a principal balance and are sometimes referred to collectively as the interest-only certificates. For purposes of calculating the amount of accrued interest, each of the interest-only certificates will have a notional amount. The notional amount of each of the interest-only certificates is described in this prospectus supplement under "Description of the Offered
     Certificates--General."

(4)  The class H certificates will accrue interest at a rate equal to the weighted average of the net interest rates on the pooled mortgage loans.

     The offered certificates will evidence beneficial ownership interests in a common law trust designated as the Commercial Mortgage Trust 2005-GG3. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust, which we sometimes collectively refer to as the trust fund, will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

     The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of
February 10, 2005. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the offered certificates, except as described in this prospectus supplement.

     The parties to the pooling and servicing agreement will include us as depositor, a trustee, a fiscal agent, a master servicer and a special servicer.
A copy of the pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Important Notice" in this prospectus supplement.

                            KEY CERTIFICATE FEATURES

A.   APPROXIMATE PRINCIPAL
     BALANCE OR NOTIONAL
     AMOUNT AT INITIAL ISSUANCE........The class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A,
                                       class A-J, class B, class C, class D,
                                       class E, class F, class G, class H,
                                       class J, class K, class L, class M,
                                       class N, class O and class P
                                       certificates will be the series 2005-GG3
                                       certificates with principal balances and
                                       are sometimes referred to as the
                                       principal balance certificates. Only the
                                       class A-1, class A-2, class A-3, class
                                       A-AB, class A-4, class A-1-A, class A-J,
                                       class B, class C, class D and class E
                                       certificates are offered by this
                                       prospectus supplement. The table on page
                                       S-5 of this prospectus supplement
                                       identifies for each of those classes of
                                       principal balance certificates the
                                       approximate total principal balance of
                                       that class at initial issuance. The
                                       actual total principal balance of any
                                       class of principal balance certificates
                                       at initial issuance may be larger or
                                       smaller than the amount shown in the
                                       table above, depending on, among other
                                       things, the actual size of the initial
                                       mortgage pool balance. The actual size
                                       of the initial mortgage pool balance may
                                       be as much as 5% larger or smaller than
                                       the amount presented in this prospectus
                                       supplement.

                                       This prospectus supplement contains a
                                       description of certain features
                                       pertaining to the non-offered classes of
                                       the series 2005-GG3 certificates. These
                                       certificates are not offered by this
                                       prospectus supplement and are provided
                                       only for informational purposes to
                                       prospective purchasers of the offered
                                       certificates to assist them in
                                       evaluating a prospective purchase of a
                                       class of the offered certificates.

                                       The class XP and class XC certificates
                                       will not have principal balances and are
                                       sometimes referred to in this prospectus
                                       supplement collectively as the
                                       interest-only certificates. For purposes
                                       of calculating the amount of accrued
                                       interest, each of the interest-only
                                       certificates will have a notional
                                       amount. The initial notional amount of

                                      S-6

                                        the class XP and class XC certificates
                                        will be $3,422,677,000 and
                                        $3,591,930,613 respectively, although in
                                        each case it may be as much as 5% larger
                                        or smaller.

                                        The notional amount of the class XP
                                        certificates will vary over time and
                                        will be determined in accordance with
                                        Annex F to this prospectus supplement.

                                        On each payment date, the notional
                                        amount of the class XC certificates will
                                        generally equal the aggregate
                                        outstanding principal balance of the
                                        class A-1, class A-2, class A-3, class
                                        A-AB, class A-4, class A-1-A, class A-J,
                                        class B, class C, class D, class E,
                                        class F, class G, class H, class J,
                                        class K, class L, class M, class N,
                                        class O and class P certificates
                                        outstanding from time to time.

                                        The class R-I and class R-II
                                        certificates will not have principal
                                        balances or notional amounts. They will
                                        be residual interest certificates. The
                                        holders of the class R-I and class R-II
                                        certificates are not expected to receive
                                        any material payments. See "Description
                                        of the Offered Certificates--Payments--
                                        Priority of Payments" below.

B.   TOTAL CREDIT SUPPORT
     AT INITIAL ISSUANCE............... The respective classes of the series
                                        2005-GG3 certificates, other than the
                                        class R-I and class R-II certificates,
                                        will entitle their holders to varying
                                        degrees of seniority for purposes of--

                                        o receiving payments of interest and, if
                                          and when applicable, payments of
                                          principal, and

                                        o bearing the effects of losses on the
                                          underlying mortgage loans, as well as
                                          default-related and other
                                          unanticipated expenses of the trust.

                                        The class A-1, class A-2, class A-3,
                                        class A-AB, class A-4, class A-1-A,
                                        class XP and class XC certificates will
                                        be the most senior classes of
                                        certificates. The class P certificates
                                        will be the most subordinate class of
                                        certificates.

                                        The class R-I and class R-II
                                        certificates will be residual interest
                                        certificates and will not provide any
                                        credit support to the other series
                                        2005-GG3 certificates. The remaining
                                        classes of principal balance
                                        certificates are listed from top to
                                        bottom in the table on page S-5 of this
                                        prospectus supplement in descending
                                        order of seniority.

                                        The table on page S-5 of this prospectus
                                        supplement shows the approximate total
                                        credit support provided to each class of
                                        the offered certificates through the
                                        subordination of other classes of the
                                        series 2005-GG3 certificates. In the
                                        case of each class of offered
                                        certificates, the credit support shown
                                        in the table on page S-5 of this
                                        prospectus supplement represents the
                                        total initial principal balance,
                                        expressed as a percentage of the initial
                                        mortgage pool balance, of all classes of
                                        the principal balance certificates that
                                        are subordinate to the indicated class.

C.   PASS-THROUGH RATE................. Each class of the series 2005-GG3 certificates, other than the class R-I
                                        and class R-II certificates, will bear
                                        interest. The table on page S-5 of this
                                        prospectus supplement provides the
                                        indicated information regarding the
                                        pass-through rate at which each of those
                                        classes of the series 2005-GG3
                                        certificates will accrue interest.

                                      S-7

                                        The pass-through rates for each of the
                                        class A-1, class A-2, class A-3, class
                                        A-AB and class A-1-A certificates will
                                        be fixed at the rate per annum
                                        identified in the table on page S-5 of
                                        this prospectus supplement as the
                                        initial pass-through rate for the
                                        subject class.

                                        The pass-through rates for each of the
                                        class A-4, class A-J, class B, class C,
                                        class D, class E, class F, class G,
                                        class J, class K, class L, class M,
                                        class N, class O and class P
                                        certificates will generally be fixed at
                                        the rate per annum identified in the
                                        table on page S-5 of this prospectus
                                        supplement as the initial pass-through
                                        rate for that class. However, with
                                        respect to any period that the
                                        certificates accrue interest (we refer
                                        to any such period as the interest
                                        accrual period), if the weighted average
                                        of the net interest rates on the pooled
                                        mortgage loans is below the applicable
                                        pass-through rate for any of class A-4,
                                        class A-J, class B, class C, class D,
                                        class E, class F, class G, class J,
                                        class K, class L, class M, class N,
                                        class O and class P certificates, then
                                        the pass-through rate that will be in
                                        effect for such classes of certificates
                                        during that interest accrual period will
                                        be the then weighted average of the net
                                        interest rates on the pooled mortgage
                                        loans (as described below).

                                        The pass-through rate for the class H
                                        certificates will be equal to the
                                        weighted average of the net interest
                                        rates on the pooled mortgage loans.

                                        The pass-through rate applicable to the
                                        class XC certificates for each payment
                                        date will equal the weighted average of
                                        the class XC strip rates, at which
                                        interest accrues from time to time on
                                        the various components of the class XC
                                        certificates outstanding immediately
                                        prior to such payment date (weighted on
                                        the basis of the balances of those class
                                        XC components immediately prior to the
                                        related payment date). Each class XC
                                        component will be comprised of all or a
                                        designated portion of the principal
                                        balance of one of the classes of
                                        principal balance certificates. In
                                        general, the entire principal balance of
                                        each class of principal balance
                                        certificates will constitute a separate
                                        class XC component. However, if a
                                        portion, but not all, of the principal
                                        balance of any particular class of
                                        principal balance certificates is
                                        identified under "Annex F--Terms of the
                                        Class XP Certificates," as being part of
                                        the notional amount of the class XP
                                        certificates immediately prior to any
                                        such payment date, then the identified
                                        portion of the principal balance of that
                                        class will also represent one or more
                                        separate class XC components for
                                        purposes of calculating the pass-through
                                        rate of the class XC certificates, and
                                        the remaining portion of the principal
                                        balance of that class will represent a
                                        separate class XC component for purposes
                                        of calculating the pass-through rate of
                                        the class XC certificates. For each
                                        payment date through and including the
                                        payment date in February 2012, the class
                                        XC strip rate for each class XC
                                        component will be calculated as follows:

                                        (1) if a class XC component consists of
                                            the entire principal balance or a
                                            designated portion of any class of
                                            principal balance certificates, and
                                            if the principal balance does not,
                                            in whole or in part, also constitute
                                            a class XP component immediately
                                            prior to the payment date, then the
                                            applicable class XC strip rate will
                                            equal the excess, if any, of (a) the
                                            weighted average net interest rate
                                            on the mortgage loans for the
                                            payment date, over (b) the pass-
                                            through rate in effect for the
                                            payment date for the applicable
                                            class of principal balance
                                            certificates; and

                                      S-8

                                        (2) if a class XC component consists of
                                            the entire principal balance or a
                                            designated portion of the principal
                                            balance of any class of principal
                                            balance certificates, and if the
                                            designated portion (in whole or in
                                            part) of the principal balance also
                                            constitutes one or more class XP
                                            components immediately prior to the
                                            payment date, then the applicable
                                            class XC strip rate will equal the
                                            excess, if any, of (a) the weighted
                                            average net interest rate on the
                                            mortgage loans for the payment
                                            date, over (b) the sum of (i) the
                                            class XP strip rate (as described
                                            in Annex F) for the applicable
                                            class XP component(s), and (ii) the
                                            pass-through rate in effect for the
                                            payment date for the applicable
                                            class of principal balance
                                            certificates.

                                        For each payment date after the payment
                                        date in February 2012, the principal
                                        balance of each class of principal
                                        balance certificates will constitute one
                                        or more separate class XC components,
                                        and the applicable class XC strip rate
                                        with respect to each such class XC
                                        component for each payment date will
                                        equal the excess, if any, of (a) the
                                        weighted average net interest rate on
                                        the mortgage loans for the related
                                        payment date, over (b) the pass-through
                                        rate in effect for the payment date for
                                        the class of principal balance
                                        certificates.

                                        The pass-through rate applicable to the
                                        class XP certificates for each payment
                                        date will be as set forth on Annex F to
                                        this prospectus supplement.

                                        The references to "net interest rates on
                                        the mortgage loans" above in this
                                        "--Pass-Through Rate" subsection mean,
                                        as to any particular mortgage loan, an
                                        interest rate that is generally equal to
                                        the related mortgage interest rate in
                                        effect as of the date of initial
                                        issuance of the offered certificates,
                                        minus the sum of:

                                        o  the annual rate at which the related
                                           master servicing fee, including any
                                           primary servicing fee, is calculated;
                                           and

                                        o  the annual rate at which the trustee
                                           fee is calculated;

                                        provided that, for each of the mortgage
                                        loans that accrues interest on the basis
                                        of the actual number of days elapsed
                                        during any one-month interest accrual
                                        period in a year assumed to consist of
                                        360 days, in some months, the "related
                                        mortgage interest rate" referred to
                                        above in this sentence will be converted
                                        to an annual rate that would generally
                                        produce an equivalent amount of interest
                                        accrued on the basis of an assumed
                                        360-day year consisting of twelve 30-day
                                        months. See "Description of the Offered
                                        Certificates--Interest Reserve Account"
                                        in this prospectus supplement.

D.   WEIGHTED AVERAGE LIFE AND
     PRINCIPAL WINDOW.................. The weighted average life of any class of offered certificates refers to the
                                        average amount of time that will elapse
                                        from the date of their issuance until
                                        each dollar to be applied in reduction
                                        of the total principal balance of those
                                        certificates is paid to the investor.
                                        The principal window for any class of
                                        offered certificates is the period
                                        during which the holders of that class
                                        of offered certificates will receive
                                        payments of principal. The weighted
                                        average life and principal window shown
                                        in the table on page S-5 of this

                                        prospectus supplement for each class of
                                        offered certificates were calculated
                                        based on the

                                      S-9

                                        following assumptions with respect to
                                        each underlying mortgage loan--

                                        o  the related borrower timely makes
                                           all payments on the mortgage loan,
                                           and

                                        o  that the mortgage loan will not
                                           otherwise be prepaid prior to stated
                                           maturity.

                                        The weighted average life and principal
                                        window shown in the table on page S-5 of
                                        this prospectus supplement for each
                                        class of offered certificates were
                                        further calculated based on the other
                                        modeling assumptions referred to under
                                        "Yield and Maturity Considerations" in,
                                        and set forth in the glossary to, this
                                        prospectus supplement.

E.   RATINGS........................... The ratings shown in the table on page
                                        S-5 of this prospectus supplement for
                                        the offered certificates are those of
                                        Standard & Poor's Ratings Services, a
                                        division of The McGraw-Hill Companies,
                                        Inc. and Moody's Investors Service,
                                        Inc., respectively. It is a condition to
                                        their issuance that the respective
                                        classes of the offered certificates
                                        receive credit ratings no lower than
                                        those shown in the table on page S-5 of
                                        this prospectus supplement.

                                        The ratings assigned to the respective
                                        classes of the offered certificates
                                        address the timely payment of interest
                                        and the ultimate payment of principal on
                                        or before the applicable rated final
                                        payment date described under "--Relevant
                                        Dates and Periods--Rated Final Payment
                                        Date" below.

                                        A security rating is not a
                                        recommendation to buy, sell or hold
                                        securities and the assigning rating
                                        agency may revise or withdraw its rating
                                        at any time.

                                        For a description of the limitations of
                                        the ratings of the offered certificates,
                                        see "Ratings" in this prospectus
                                        supplement.

                                RELEVANT PARTIES

WHO WE ARE............................  Our name is Greenwich Capital Commercial
                                        Funding Corp. We are a special purpose
                                        Delaware corporation. Our principal
                                        offices are located at 600 Steamboat
                                        Road, Greenwich, Connecticut 06830. Our
                                        main telephone number is (203) 625-2700.
                                        We are an indirect wholly owned
                                        subsidiary of The Royal Bank of Scotland
                                        Group plc and an affiliate of Greenwich
                                        Capital Financial Products, Inc., one of
                                        the mortgage loan sellers, and of
                                        Greenwich Capital Markets, Inc., one of
                                        the underwriters. We will deposit into
                                        the trust the mortgage loans that will
                                        back the series 2005-GG3 certificates.
                                        See "Greenwich Capital Commercial
                                        Funding Corp." in the accompanying
                                        prospectus.

INITIAL TRUSTEE........................ LaSalle Bank National Association, a
                                        national banking association, will act
                                        as the initial trustee on behalf of all
                                        the series 2005-GG3 certificateholders.
                                        See "Description of the Offered
                                        Certificates--The Trustee" in this
                                        prospectus supplement. The trustee will
                                        also have, or be responsible for
                                        appointing an agent to perform,
                                        additional duties with respect to tax
                                        administration. Following the transfer
                                        of the mortgage loans into the trust,
                                        the trustee, on behalf of the trust,
                                        will become the holder of each mortgage
                                        loan transferred to the trust.

                                      S-10

INITIAL FISCAL AGENT................... ABN AMRO Bank N.V., a Netherlands
                                        banking corporation and indirect
                                        corporate parent of the initial trustee,
                                        will act as the initial fiscal agent
                                        with respect to the trustee. See
                                        "Description of the Offered
                                        Certificates--The Fiscal Agent" in this
                                        prospectus supplement.

INITIAL MASTER SERVICER................ GMAC Commercial Mortgage Corporation, a
                                        California corporation, will act as the
                                        initial master servicer under the
                                        pooling and servicing agreement. The
                                        mortgage loans, except for the mortgage
                                        loans secured by the Grand Canal Shoppes
                                        at the Venetian property and the 1370
                                        Avenue of the Americas property (as more
                                        particularly described below), will be
                                        serviced under the pooling and servicing
                                        agreement entered into in connection
                                        with the issuance of series 2005-GG3
                                        certificates.

                                        The mortgage loan secured by the Grand
                                        Canal Shoppes at the Venetian property
                                        will be serviced under the pooling and
                                        servicing agreement entered into in
                                        connection with the GS Mortgage
                                        Securities Corporation II, as depositor,
                                        Commercial Mortgage Pass-Through
                                        Certificates, Series 2004-GG2. The
                                        master servicer under that pooling and
                                        servicing agreement is Wells Fargo Bank,
                                        National Association.

                                        The mortgage loan secured by the 1370
                                        Avenue of the Americas property will be
                                        serviced in the manner described under
                                        "--Servicing of the 1370 Avenue of the
                                        Americas Loan" below.

                                        Certain of the mortgage loans will be
                                        primary serviced by Midland Loan
                                        Services, Inc., as described under
                                        "--Initial Primary Servicer" below.

                                        See "Servicing Under the Pooling and
                                        Servicing Agreement--The Initial Master
                                        Servicer, the Initial Special Servicer
                                        and the Initial Primary Servicer," and
                                        "--Servicing of the Non-Serviced Loan
                                        Groups" in this prospectus supplement.

INITIAL PRIMARY SERVICER............... Midland Loan Services, Inc. will act as the initial primary servicer with
                                        respect to those mortgage loans sold to
                                        us by Goldman Sachs Mortgage Company and
                                        Commerzbank AG, New York branch, other
                                        than the mortgage loan secured by the
                                        Grand Canal Shoppes at The Venetian
                                        property and certain other mortgage
                                        loans which have other primary servicing
                                        arrangements in place.

                                        In addition, as further described below
                                        under "--Servicing of the 1370 Avenue of
                                        the Americas Loan," prior to the
                                        occurrence of certain events Midland
                                        Loan Services, Inc. will be the primary
                                        servicer for the mortgage loan secured
                                        by the 1370 Avenue of the Americas
                                        property.

INITIAL SPECIAL SERVICER............... GMAC Commercial Mortgage Corporation, a
                                        California corporation, will act as the
                                        initial special servicer under the
                                        pooling and servicing agreement. The
                                        mortgage loans, except for the mortgage
                                        loans secured by the Grand Canal Shoppes
                                        at the Venetian property and the 1370
                                        Avenue of the Americas property (as more
                                        particularly described below), will be
                                        specially serviced under the pooling and
                                        servicing agreement entered into in
                                        connection with the issuance of series
                                        2005-GG3 certificates.

                                        The mortgage loan secured by the Grand
                                        Canal Shoppes at the Venetian property
                                        will be specially serviced under the
                                        pooling and servicing agreement entered
                                        into in connection with the GS Mortgage

                                      S-11

                                        Securities Corporation II, as depositor,
                                        Commercial Mortgage Pass Through
                                        Certificates, Series 2004-GG2. The
                                        special servicer under that pooling and
                                        servicing agreement is Lennar Partners,
                                        Inc.

                                        The mortgage loan secured by the 1370
                                        Avenue of the Americas property will be
                                        specially serviced in the manner
                                        described under "--Servicing of the 1370
                                        Avenue of the Americas Loan" below.

                                        See "Servicing Under the Pooling and
                                        Servicing Agreement--The Initial Master
                                        Servicer, the Initial Special Servicer
                                        and the Initial Primary Servicer" in
                                        this prospectus supplement.

SERVICING OF THE 1370 AVENUE
    OF THE AMERICAS LOAN..............  The mortgage loan secured by the 1370
                                        Avenue of the Americas property will
                                        initially be serviced and specially
                                        serviced under the pooling and servicing
                                        agreement. From and after the closing of
                                        the securitization of the pari passu
                                        companion loans secured by the 1370
                                        Avenue of the Americas property (which
                                        are currently owned by Morgan Stanley
                                        Mortgage Capital Inc.) it is anticipated
                                        that the mortgage loan secured by the
                                        1370 Avenue of the Americas property
                                        will be serviced under the pooling and
                                        servicing agreement entered into in
                                        connection with that securitization.

                                        For so long as the mortgage loan secured
                                        by the 1370 Avenue of the Americas
                                        property is serviced under the pooling
                                        and servicing agreement, Midland Loan
                                        Services, Inc. will be the primary
                                        servicer pursuant to a primary servicing
                                        agreement between the master servicer
                                        and Midland Loan Services, Inc.

DIRECTING HOLDERS...................... The directing holder with respect to the mortgage loans will be as follows:

                                        Non-Split Loans. With respect to the
                                        mortgage loans included in the trust
                                        that are not part of a split loan
                                        structure, the directing holder will be
                                        the holder of certificates representing
                                        a majority interest in a designated
                                        controlling class of the series 2005-GG3
                                        certificates.

                                        Split Loans - Tier 1. With respect to
                                        the mortgage loans secured by the 1440
                                        Broadway property, the Shops at Wailea
                                        property, the 2040 Main Street property
                                        and the Birtcher/Charlesbank Office
                                        Portfolio properties, which are each
                                        part of a split loan structure that has
                                        one senior mortgage loan and one
                                        subordinate non-trust mortgage loan, for
                                        so long as a control appraisal event
                                        does not exist, the directing holder
                                        will be the holder of the applicable
                                        subordinate non-trust mortgage loan, and
                                        while a control appraisal event does
                                        exist, the directing holder will be the
                                        holder of certificates representing a
                                        majority interest in a designated
                                        controlling class of the series 2005-GG3
                                        certificates. For purposes of this
                                        paragraph, a "control appraisal event"
                                        will exist if and for so long as the
                                        initial balance of the applicable
                                        non-trust subordinate mortgage loan,
                                        less principal payments, appraisal
                                        reduction amounts and (without
                                        duplication) realized losses allocated
                                        thereto is less than 25% of the initial
                                        principal balance of such non-trust
                                        subordinate mortgage loan.

                                        Split Loans - Tier 2. With respect to
                                        the mortgage loan secured by the
                                        Toringdon II property, which is part of
                                        a split loan structure that has one
                                        senior mortgage loan and one subordinate
                                        non-trust mortgage loan, the directing
                                        holder will be the holder of
                                        certificates representing a

                                      S-12

                                        majority interest in a designated
                                        controlling class of the series 2005-GG3
                                        certificates.

                                        Split Loans - Pari Passu:

                                        o    With respect to the mortgage loan
                                             secured by the Grand Canal Shoppes
                                             at the Venetian property, which is
                                             part of a split loan structure that
                                             has six pari passu mortgage loans,
                                             the directing holder will be the
                                             holder of certificates representing
                                             a majority interest in a designated
                                             controlling class of the series
                                             2005-GG3 certificates.

                                        o    With respect to the mortgage loan
                                             secured by the 1370 Avenue of the
                                             Americas property, which is part of
                                             a split loan structure that has
                                             three pari passu mortgage loans,
                                             the directing holder will be the
                                             holder of one of the non-trust pari
                                             passu mortgage loans, or, if such
                                             non-trust pari passu mortgage loan
                                             has been deposited into a
                                             securitization, the holder of the
                                             certificates representing a
                                             majority interest in a designated
                                             controlling class of such
                                             securitization, subject to the
                                             non-binding consultation rights of
                                             the holder of certificates
                                             representing a majority interest in
                                             a designated controlling class of
                                             the Series 2005-GG3 Certificates.

                                        In each case, the directing holder will
                                        have the right to--

                                        o    except in the case of the mortgage
                                             loan secured by the Grand Canal
                                             Shoppes at the Venetian property,
                                             replace the applicable special
                                             servicer with or without cause as
                                             described under "Servicing Under
                                             the Pooling and Servicing
                                             Agreement--Replacement of the
                                             Special Servicer" in this
                                             prospectus supplement;

                                        o    in the case of the mortgage loans
                                             secured by the Grand Canal Shoppes
                                             at the Venetian property, replace
                                             the special servicer only for cause
                                             as described under "Servicing Under
                                             the Pooling and Servicing
                                             Agreement--Replacement of the
                                             Special Servicer" in this
                                             prospectus supplement; and

                                        o    select a representative that may
                                             advise the applicable special
                                             servicer on various servicing
                                             matters.

                                        Unless there are significant losses on
                                        the underlying mortgage loans, the
                                        controlling class of series 2005-GG3
                                        certificateholders will be the holders
                                        of a non-offered class of series
                                        2005-GG3 certificates.

                                        See "Servicing Under the Pooling and
                                        Servicing Agreement--The Directing
                                        Holders" in this prospectus supplement.

MORTGAGE LOAN SELLERS.................  We will acquire the mortgage loans from:

                                        o    Greenwich Capital Financial
                                             Products, Inc., a Delaware
                                             corporation, as to 76 mortgage
                                             loans representing 49.8% of the
                                             initial mortgage pool balance, of
                                             which 73 mortgage loans are in
                                             sub-pool 1, representing 48.5% of
                                             the initial sub-pool 1 balance, and
                                             3 mortgage loans are in sub-pool 2,
                                             representing 82.9% of the initial
                                             sub-pool 2 balance;

                                      S-13

                                        o    Goldman Sachs Mortgage Company, a
                                             New York limited partnership, as to
                                             63 mortgage loans, its 50% interest
                                             in two mortgage loans and its
                                             76.58% interest in one mortgage
                                             loan being jointly sold by Goldman
                                             Sachs Mortgage Company and
                                             Commerzbank AG, New York Branch,
                                             representing 43.0% of the initial
                                             mortgage pool balance, of which 64
                                             mortgage loans are in sub-pool 1,
                                             representing 44.0% of the initial
                                             sub-pool 1 balance, and 2 mortgage
                                             loans are in sub-pool 2,
                                             representing 17.1% of the initial
                                             sub-pool 2 balance; and

                                        o    Commerzbank AG, New York Branch, as
                                             to its 50% interest in two mortgage
                                             loans and a 23.42% interest in one
                                             mortgage loan representing 7.2% of
                                             the initial mortgage pool balance
                                             and 7.5% of the initial sub-pool 1
                                             balance (representing its portion
                                             of the mortgage loans either
                                             jointly originated with Archon
                                             Financial, L.P. as described under
                                             "--Originators" below or
                                             subsequently purchased from Archon
                                             Financial, L.P. and jointly held
                                             with Goldman Sachs Mortgage
                                             Company).

                                        Greenwich Capital Financial Products,
                                        Inc. is an affiliate of the depositor
                                        and of Greenwich Capital Markets, Inc.,
                                        one of the underwriters. Goldman Sachs
                                        Mortgage Company is an affiliate of
                                        Goldman, Sachs & Co., one of the
                                        underwriters. See "Description of the
                                        Mortgage Pool--The Mortgage Loan Sellers
                                        and Originators" in this prospectus
                                        supplement.

ORIGINATORS...........................  The mortgage loans were originated or acquired by:

                                        o    Greenwich Capital Financial
                                             Products, Inc., a Delaware
                                             corporation (49.8%);

                                        o    Archon Financial, L.P., a Delaware
                                             limited partnership (38.9%); and

                                        o    with respect to two mortgage loans,
                                             Archon Financial, L.P., and
                                             Commerzbank AG, New York Branch, on
                                             a joint basis (11.3%).

UNDERWRITERS..........................  Goldman, Sachs & Co., Greenwich Capital
                                        Markets, Inc., Banc of America
                                        Securities LLC, Bear, Stearns & Co.
                                        Inc., Credit Suisse First Boston LLC and
                                        Wachovia Capital Markets, LLC are the
                                        underwriters of this offering. With
                                        respect to this offering--

                                        o    Greenwich Capital Markets, Inc. and
                                             Goldman, Sachs & Co. are acting as
                                             co-lead bookrunning managers, and

                                        o    Banc of America Securities LLC,
                                             Bear, Stearns & Co. Inc., Credit
                                             Suisse First Boston LLC and
                                             Wachovia Capital Markets, LLC are
                                             acting as co-managers.

                                        Greenwich Capital Markets, Inc. is our
                                        affiliate and an affiliate of one of the
                                        mortgage loan sellers. Goldman, Sachs &
                                        Co. is an affiliate of one of the
                                        mortgage loan sellers. See "Method of
                                        Distribution" in this prospectus
                                        supplement.

                                      S-14

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE..........................  The cut-off date for each mortgage loan included in the trust originated prior
                                        to February 1, 2005 will be its due date
                                        in February. The cut-off date for any
                                        mortgage loan included in the trust that
                                        was originated after February 1, 2005,
                                        will be its origination date. Each
                                        mortgage loan will be considered part of
                                        the trust as of its cut-off date. All
                                        payments and collections received on the
                                        mortgage loans included in the trust
                                        after the cut-off date, excluding any
                                        payments or collections that represent
                                        amounts due on or before that date, will
                                        belong to the trust.

ISSUE DATE............................  The date of initial issuance for the offered certificates will be on or about
                                        February 10, 2005.

PAYMENT DATE..........................  Payments on the offered certificates are scheduled to occur monthly, commencing
                                        in March 2005. During any given month,
                                        the payment date will be the 10th day of
                                        the month, or if the 10th day is not a
                                        business day, then the business day
                                        immediately following the tenth day,
                                        provided that the payment date will be
                                        at least 4 business days following the
                                        determination date.

DETERMINATION DATE....................  The determination date with respect to any payment date will be the 6th day of
                                        the same calendar month as that payment
                                        date or, if that 6th day is not a
                                        business day, the following business
                                        day.

RECORD DATE...........................  The record date for each monthly payment on an offered certificate will be the
                                        last business day of the prior calendar
                                        month, except that the first record date
                                        will be the date of initial issuance.
                                        The registered holders of the series
                                        2005-GG3 certificates at the close of
                                        business on each record date will be
                                        entitled to receive, on the following
                                        payment date, any payments on those
                                        certificates, except that the last
                                        payment on any offered certificate will
                                        be made only upon presentation and
                                        surrender of the certificate.

COLLECTION PERIOD.....................  Amounts available for payment on the offered certificates on any payment date
                                        will depend on the payments and other
                                        collections received, and any advances
                                        of payments due, on the underlying
                                        mortgage loans during the related
                                        collection period. Each collection
                                        period--

                                        o   will relate to a particular payment
                                            date,

                                        o   will be approximately one month
                                            long,

                                        o   will begin immediately after the
                                            prior collection period ends or, in
                                            the case of the first collection
                                            period, will begin immediately
                                            after the cut-off date, and

                                        o   will end on the determination date
                                            or, in the case of the mortgage
                                            loan secured by the property
                                            identified on Annex A as 1370
                                            Avenue of the Americas (which pays
                                            on the 8th day of each month, or if
                                            the 8th day is not a business day,
                                            the preceding business day), on its
                                            scheduled due date.

INTEREST ACCRUAL PERIOD................ The amount of interest payable with respect to the offered certificates on
                                        any payment date will be calculated
                                        based upon the interest accrued during
                                        the related interest accrual period. The
                                        interest accrual period

                                      S-15

                                        for any payment date will be the
                                        preceding calendar month, however, for
                                        purposes of determining the interest due
                                        on each class of certificates each
                                        interest accrual period will be assumed
                                        to consist of 30 days and each year will
                                        be assumed to consist of 360 days.

RATED FINAL PAYMENT DATE............... As discussed in this prospectus supplement, the ratings assigned to the
                                        respective classes of offered
                                        certificates will represent the
                                        likelihood of--

                                        o   timely receipt of all interest to
                                            which each certificateholder is
                                            entitled on each payment date, and

                                        o   the ultimate receipt of all
                                            principal to which each
                                            certificateholder is entitled by
                                            the related rated final payment
                                            date, which is the final payment
                                            date used by the rating agencies in
                                            providing their ratings.

                                        o   The rated final payment dates for
                                            each class of the offered
                                            certificates is the payment date in
                                            August 2042.

ASSUMED FINAL PAYMENT DATE............. With respect to any class of offered certificates, the assumed final payment
                                        date is the payment date on which the
                                        holders of those certificates would be
                                        expected to receive their last payment
                                        and the total principal balance of those
                                        certificates would be expected to be
                                        reduced to zero, based upon--

                                        o   the assumption that each borrower
                                            timely makes all payments on its
                                            mortgage loan;

                                        o   the assumption that no borrower
                                            otherwise prepays its mortgage loan
                                            prior to stated maturity; and

                                        o   the other modeling assumptions
                                            referred to under "Yield and
                                            Maturity Considerations" in, and
                                            set forth in the glossary to, this
                                            prospectus supplement.

                                        Accordingly, the assumed final payment
                                        date for each class of offered
                                        certificates is the payment date in the
                                        calendar month and year set forth below
                                        for that class:

                                                           MONTH AND YEAR OF
                                                             ASSUMED FINAL
                                               CLASS          PAYMENT DATE
                                        ------------------ ---------------------

                                                A-1               May 2009
                                                A-2             January 2010
                                                A-3             January 2012
                                                A-AB             June 2014
                                                A-4            December 2014
                                               A-1-A            October 2014
                                                A-J             January 2015
                                                 B              January 2015
                                                 C              January 2015
                                                 D             February 2015
                                                 E             February 2015

                                        The actual final payment date is likely
                                        to vary materially from the assumed
                                        final payment date due to potential
                                        defaults by borrowers, unanticipated
                                        expenses of the trust and voluntary and
                                        involuntary prepayments on the mortgage
                                        loans.

                                      S-16

                     DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND DENOMINATIONS......... We intend to deliver the offered certificates in book-entry form in
                                        original denominations of $25,000
                                        initial principal balance and in any
                                        greater whole dollar denominations.

                                        You will initially hold your offered
                                        certificates, directly or indirectly,
                                        through The Depository Trust Company, in
                                        the United States, or Clearstream
                                        Banking, societe anonyme, or Euroclear
                                        Bank as operator of the Euroclear
                                        System, in Europe. As a result, you will
                                        not receive a fully registered physical
                                        certificate representing your interest
                                        in any offered certificate, except under
                                        the limited circumstances described
                                        under "Description of the Offered
                                        Certificates--Registration and
                                        Denominations" in this prospectus
                                        supplement and under "Description of the
                                        Certificates--Book-Entry Registration"
                                        in the accompanying prospectus.

PAYMENTS

A. GENERAL............................. The trustee will make payments of interest and principal to the classes of
                                        series 2005-GG3 certificateholders in
                                        the following order of priority, subject
                                        to available funds:

                                         PAYMENT ORDER             CLASS
                                        ---------------- -----------------------
                                              1st          A-1, A-2, A-3, A-AB,
                                                          A-4, A-1-A*, XP and XC
                                              2nd                       A-J
                                              3rd                        B
                                              4th                        C
                                              5th                        D
                                              6th                        E
                                              7th                        F
                                              8th                        G
                                              9th                        H
                                              10th                       J
                                              11th                       K
                                              12th                       L
                                              13th                       M
                                              14th                       N
                                              15th                       O
                                              16th                       P

                                            -----------------

                                        *    The specific allocation of
                                             principal payments among the
                                             class A-1, class A-2, class A-3,
                                             class A-AB, class A-4 and class
                                             A-1-A certificates is described
                                             under "--C. Payments of Principal"
                                             below.

                                        For risks associated with owning
                                        subordinate certificates see "Risk
                                        Factors--Risks Related to the Offered
                                        Certificates."

                                        For purposes of making the required
                                        payments on the series 2005-GG3
                                        certificates, for so long as the class
                                        A-4 and class A-1-A certificates are
                                        outstanding, the master servicer will
                                        separately record the receipt of
                                        principal and interest received in
                                        respect of the mortgage loans in
                                        sub-pool 1 and the mortgage loans in
                                        sub-pool 2.

                                        Payment of interest to the holders of
                                        the class A-1, class A-2, class A-3,
                                        class A-AB, class A-4, class A-1-A,
                                        class XP and class XC certificates is to
                                        be made concurrently as follows:

                                      S-17

                                        o    available funds attributable to the
                                             mortgage loans in sub-pool 1 and/or
                                             sub-pool 2 will be used to pay
                                             interest to the holders of the
                                             class XP and class XC certificates,
                                             on a pro rata basis in accordance
                                             with the interest payable on each
                                             of those classes of certificates;

                                        o    available funds attributable to the
                                             mortgage loans in sub-pool 1 will
                                             be used to pay interest to the
                                             holders of the class A-1, class
                                             A-2, class A-3, class A-AB and
                                             class A-4 certificates, on a pro
                                             rata basis in accordance with the
                                             interest payable on each of those
                                             classes of certificates;

                                        o    available funds attributable to the
                                             mortgage loans in sub-pool 2 will
                                             be used to pay interest to the
                                             holders of class A-1-A
                                             certificates;

                                        provided that, if the foregoing
                                        allocation would result in a shortfall
                                        in the payment of interest due in
                                        respect of any of the class A-1, class
                                        A-2, class A-3, class A-AB, class A-4,
                                        class A-1-A, class XP and/or class XC
                                        certificates, then available funds
                                        attributable to the entire mortgage pool
                                        will be used to pay interest to the
                                        holders of such classes on a pro rata
                                        basis in accordance with the respective
                                        amounts of interest payable on each of
                                        those classes.

                                        Payments of principal to the holders of
                                        series 2005-GG3 principal balance
                                        certificates is to be made as follows:

                                        o    principal collections attributable
                                             to the mortgage loans in sub-pool 1
                                             will be used to make payments of
                                             principal to the holders of the
                                             series 2005 GG3 principal balance
                                             certificates other than the class
                                             A-1-A certificates in the manner
                                             described under "--C. Payments of
                                             Principal" below;

                                        o    principal collections attributable
                                             to the mortgage loans in sub-pool 2
                                             will be used to make payments of
                                             principal to the holders of the
                                             class A-1-A certificates;

                                        provided that, after the principal
                                        balance of the class A-4 certificates is
                                        reduced to zero, principal collections
                                        attributable to the mortgage loans in
                                        sub-pool 1 are to be used to make
                                        payments of principal to the holders of
                                        the class A-1-A certificates until the
                                        principal balance of such class is
                                        reduced to zero. Similarly, after the
                                        principal balance of the class A-1-A
                                        certificates is reduced to zero,
                                        principal collections attributable to
                                        the mortgage loans in sub-pool 2 will be
                                        allocated to the other classes of series
                                        2005-GG3 principal balance certificates
                                        in the manner described under "-C.
                                        Payments of Principal" below until the
                                        principal balance of each such class is
                                        reduced to zero.

                                        The class XP and class XC certificates
                                        entitle their respective holders to
                                        payments of interest at the related
                                        pass-through rate, but do not have
                                        principal balances and do not entitle
                                        their respective holders to payments of
                                        principal.

                                        See "Description of the Offered
                                        Certificates--Payments--Priority of
                                        Payments" in this prospectus supplement.

                                      S-18

B.   PAYMENTS OF INTEREST.............. Each class of series 2005-GG3 certificates, other than the class R-I
                                        and class R-II certificates, will bear
                                        interest. In each case, that interest
                                        will accrue during each interest accrual
                                        period based upon--

                                        o    the pass-through rate applicable
                                             for the particular class for that
                                             interest accrual period,

                                        o    the total principal balance or
                                             notional amount, as the case may
                                             be, of the particular class
                                             outstanding immediately prior to
                                             the related payment date, and

                                        o    the assumption that each year
                                             consists of twelve 30-day months.

                                        The borrowers under the mortgage loans
                                        are generally prohibited under the
                                        related mortgage loan documents from
                                        making whole or partial prepayments that
                                        are not accompanied by a full month's
                                        interest on the prepayment. If, however,
                                        a whole or partial voluntary prepayment
                                        (or, to the extent it results from the
                                        receipt of insurance proceeds or a
                                        condemnation award, a whole or partial
                                        involuntary prepayment) on an underlying
                                        mortgage loan is not accompanied by the
                                        amount of one full month's interest on
                                        the prepayment, then, as and to the
                                        extent described under "Description of
                                        the Offered Certificates--Payments--
                                        Payments of Interest" in this prospectus
                                        supplement, the resulting shortfall,
                                        less--

                                        o    the amount of the master servicing
                                             fee that would have been payable
                                             from that uncollected interest, and

                                        o    in the case of a voluntary
                                             prepayment on a non-specially
                                             serviced mortgage loan, the
                                             applicable portion of the payment
                                             made by the master servicer to
                                             cover prepayment interest
                                             shortfalls resulting from voluntary
                                             prepayments on non-specially
                                             serviced mortgage loans during the
                                             related collection period,

                                        may be allocated to reduce the amount of
                                        accrued interest otherwise payable to
                                        the holders of all of the
                                        interest-bearing classes of the series
                                        2005-GG3 certificates, including the
                                        offered certificates, on a pro rata
                                        basis in accordance with respective
                                        amounts of current accrued interest for
                                        those classes.

                                        On each payment date, subject to
                                        available funds and the payment
                                        priorities described under "--A.
                                        General" above, you will be entitled to
                                        receive your proportionate share of all
                                        unpaid distributable interest accrued
                                        with respect to your class of offered
                                        certificates through the end of the
                                        related interest accrual period.

                                        See "Description of the Offered
                                        Certificates--Payments--Payments of
                                        Interest" and "--Payments--Priority of
                                        Payments" in this prospectus supplement.

                                      S-19

C.   PAYMENTS OF PRINCIPAL............. Subject to available funds and the payment priorities described under
                                        "Description of the Offered
                                        Certificates--Payments--Priority of
                                        Payments" in this prospectus supplement,
                                        the holders of each class of offered
                                        certificates will be entitled to receive
                                        a total amount of principal over time
                                        equal to the total initial principal
                                        balance of their particular class.

                                        The trustee will be required to make
                                        payments of principal attributable to
                                        the mortgage loans in sub-pool 1 in a
                                        specified sequential order to ensure
                                        that:

                                        o    no payments of principal will be
                                             made to the holders of the class
                                             A-1 certificates until the
                                             principal balance of the class A-AB
                                             certificates is reduced to the
                                             planned principal balance for the
                                             related payment date set forth on
                                             Annex G to this prospectus
                                             supplement;

                                        o    no payments of principal will be
                                             made to the holders of the class
                                             A-2 certificates until the total
                                             principal balance of the class A-1
                                             certificates is reduced to zero and
                                             the principal balance of the class
                                             A-AB certificates is reduced to the
                                             planned principal balance for the
                                             related payment date set forth on
                                             Annex G to this prospectus
                                             supplement; and

                                        o    no payments of principal will be
                                             made to the holders of the class
                                             A-3 certificates until the total
                                             principal balance of the class A-2
                                             certificates is reduced to zero and
                                             the principal balance of the class
                                             A-AB certificates is reduced to the
                                             planned principal balance for the
                                             related payment date set forth on
                                             Annex G to this prospectus
                                             supplement;

                                        o    no payments of principal in excess
                                             of the amount necessary to reduce
                                             the principal balance of the class
                                             A-AB certificates to the planned
                                             principal balance set forth on
                                             Annex G to this prospectus
                                             supplement for the related payment
                                             date will be made to the holders of
                                             the class A-AB certificates until
                                             the total principal balance of the
                                             class A-3 certificates is reduced
                                             to zero;

                                        o    no payments of principal will be
                                             made to the holders of the class
                                             A-4 certificates until the total
                                             principal balance of the class A-AB
                                             certificates is reduced to zero;

                                        o    no payments of principal will be
                                             made to the holders of the class
                                             A-J, class B, class C, class D and
                                             class E certificates until, in the
                                             case of each of those classes, the
                                             total principal balance of all more
                                             senior classes of offered
                                             certificates is reduced to zero;

                                        o    no payments of principal will be
                                             made to the holders of any
                                             non-offered class of series
                                             2005-GG3 certificates until the
                                             total principal balance of the
                                             offered certificates is reduced to
                                             zero;

                                        The trustee will be required to make
                                        payments of principal attributable to
                                        the mortgage loans in sub-pool 2 to the
                                        holders of the class A-1-A certificates.

                                        After the principal balance of the class
                                        A-4 certificates is reduced to zero, the
                                        trustee will be required to distribute
                                        principal collections attributable to
                                        the mortgage loans in sub-pool 1 to the
                                        holders of the

                                      S-20

                                        class A-1-A certificates until the
                                        principal balance of such class is
                                        reduced to zero. Similarly, after the
                                        principal balance of the class A-1-A
                                        certificates is reduced to zero, the
                                        trustee will be required to distribute
                                        principal collections attributable to
                                        the mortgage loans in sub-pool 2 to the
                                        other classes of series 2005-GG3
                                        principal balance certificates in the
                                        manner described above until the
                                        principal balance of each such class is
                                        reduced to zero.

                                        Because of losses on the underlying
                                        mortgage loans and/or default-related or
                                        other unanticipated expenses of the
                                        trust, the total principal balance of
                                        the class A-J, class B, class C, class
                                        D, class E, class F, class G, class H,
                                        class J, class K, class L, class M,
                                        class N, class O and class P
                                        certificates could be reduced to zero at
                                        a time when the class A-1, class A-2,
                                        class A-3, class A-AB, class A-4 and
                                        class A-1-A certificates remain
                                        outstanding. See "Risk Factors--The
                                        Investment Performance of Your Offered
                                        Certificates Will Depend Upon Payments,
                                        Defaults and Losses on the Underlying
                                        Mortgage Loans; and Those Payments,
                                        Defaults and Losses May Be Highly
                                        Unpredictable" in the accompanying
                                        prospectus. Under those circumstances,
                                        any payments of principal on the class
                                        A-1, class A-2, class A-3, class A-AB,
                                        class A-4 and class A-1-A certificates
                                        will be made on a pro rata basis in
                                        accordance with their respective
                                        principal balances.

                                        The interest-only certificates, class
                                        R-I and class R-II certificates do not
                                        have principal balances and do not
                                        entitle their holders to payments of
                                        principal.

                                        The total payments of principal to be
                                        made on the series 2005-GG3 certificates
                                        on any payment date will be a function
                                        of--

                                        o   the amount of scheduled payments of
                                            principal due or, in some cases,
                                            deemed due on the mortgage loans
                                            during the related collection
                                            period, which payments are either
                                            received as of the end of that
                                            collection period or advanced by
                                            the master servicer, the trustee or
                                            the fiscal agent; and

                                        o   the amount of any prepayments and
                                            other unscheduled collections of
                                            previously unadvanced principal
                                            with respect to the mortgage loans
                                            that are received during the
                                            related collection period.

                                        However, if the master servicer, the
                                        special servicer, the trustee or the
                                        fiscal agent reimburses itself (or the
                                        master servicer, special servicer,
                                        trustee or fiscal agent under a pooling
                                        and servicing agreement related to
                                        either the Grand Canal Shoppes at the
                                        Venetian loan or 1370 Avenue of the
                                        Americas loan is reimbursed) for
                                        advances out of principal collections on
                                        the mortgage loans for any advance that
                                        it has determined is not recoverable out
                                        of collections on the mortgage loan for
                                        which such advances were made or for any
                                        work-out delayed reimbursement amounts,
                                        as described under "Description of the
                                        Offered Certificates--Reimbursement of
                                        Advances" in this prospectus supplement,
                                        then the total payments of principal to
                                        be made on the series 2005-GG3 principal
                                        balance certificates on the
                                        corresponding payment date will be
                                        reduced by the amount of such
                                        reimbursement.

                                        See "Description of the Offered
                                        Certificates--Payments--Payments of
                                        Principal" and "--Payments--Priority of
                                        Payments" in this prospectus supplement.

                                      S-21

D.   PAYMENTS OF PREPAYMENT
     PREMIUMS AND YIELD
     MAINTENANCE CHARGES............... If any prepayment premium or yield maintenance charge is collected on any
                                        of the mortgage loans, then the trustee
                                        will pay that amount in the proportions
                                        described under "Description of the
                                        Offered Certificates--Payments--Payments
                                        of Prepayment Premiums and Yield
                                        Maintenance Charges" in this prospectus
                                        supplement, to--

                                        o   the holders of any of the class
                                            A-1, class A-2, class A-3, class
                                            A-AB, class A-4, class A-1-A, class
                                            A-J, class B, class C, class D,
                                            class E, class F, class G and class
                                            H certificates that are then
                                            entitled to receive payments of
                                            principal from the sub-pool of
                                            which the mortgage loan is a part
                                            on that payment date, as described
                                            in this prospectus supplement, to
                                            the extent funds are available,

                                        o   prior to the payment date in March
                                            2012, any remaining amounts, 5% to
                                            the holder of the class XP
                                            certificates and 95% to the holders
                                            of the class XC certificates, and

                                        o   on or after the payment date in
                                            March 2012, any remaining amounts
                                            to the holders of the class XC
                                            certificates.

REDUCTIONS OF CERTIFICATE PRINCIPAL
  BALANCES IN CONNECTION WITH LOSSES
  ON THE UNDERLYING MORTGAGE LOANS
  AND DEFAULT-RELATED AND OTHER
  UNANTICIPATED EXPENSES............... Future losses on the underlying mortgage loans and/or default-related and other
                                        unanticipated expenses of the trust may
                                        cause the total principal balance of the
                                        mortgage pool, net of advances of
                                        principal, to fall below the total
                                        principal balance of the series 2005-GG3
                                        certificates. If and to the extent that
                                        losses and expenses on the mortgage
                                        loans cause a deficit to exist following
                                        the payments made on the series 2005-GG3
                                        certificates on any payment date, the
                                        total principal balances of the
                                        following classes of series 2005-GG3
                                        certificates will be sequentially
                                        reduced in the following order, until
                                        that deficit is eliminated:

                                           REDUCTION ORDER        CLASS
                                        ---------------------  -------------
                                                 1st                P
                                                 2nd                O
                                                 3rd                N
                                                 4th                M
                                                 5th                L
                                                 6th                K
                                                 7th                J
                                                 8th                H
                                                 9th                G
                                                10th                F
                                                11th                E
                                                12th                D
                                                13th                C
                                                14th                B
                                                15th               A-J
                                                16th           A-1, A-2, A-3,
                                                                 A-AB, A-4
                                                                 and A-1-A

                                        Any reduction to the respective total
                                        principal balances of the class A-1,
                                        class A-2, class A-3, class A-AB, class
                                        A-4 and class A-1-A certificates will be
                                        made on a pro rata basis in accordance
                                        with the relative sizes of those
                                        principal balances.

                                      S-22

                                        Any losses and expenses that are
                                        associated with any of the mortgage
                                        loans secured by the Grand Canal Shoppes
                                        at the Venetian and the 1370 Avenue of
                                        the Americas properties (i.e., the
                                        mortgage loans that are part of a split
                                        loan structure that is comprised only of
                                        pari passu mortgage loans) will
                                        generally be allocated pro rata among
                                        the pari passu mortgage loans secured by
                                        the respective properties in accordance
                                        with the related intercreditor agreement
                                        or co-lender agreement, as applicable.
                                        In each case, the portion of such losses
                                        and expenses that is allocated to the
                                        mortgage loan will be allocated among
                                        the series 2005-GG3 certificates in the
                                        manner described above.

                                        See "Description of the Offered
                                        Certificates--Reductions of Certificate
                                        Principal Balances in Connection With
                                        Realized Losses and Additional Trust
                                        Fund Expenses" in this prospectus
                                        supplement.

ADVANCES OF DELINQUENT
  MONTHLY DEBT SERVICE PAYMENTS........ Except as described below in this subsection, the master servicer will be
                                        required to make advances with respect
                                        to any delinquent scheduled debt service
                                        payments, other than balloon payments,
                                        due on the mortgage loans, in each case
                                        net of related master servicing fees
                                        (which include any applicable primary
                                        servicing fees) and workout fees. In
                                        addition, the trustee must make any of
                                        those advances that the master servicer
                                        is required, but fails, to make, and the
                                        fiscal agent must make any of those
                                        advances that the trustee is required,
                                        but fails, to make. As described under
                                        "Description of the Offered
                                        Certificates--Advances of Delinquent
                                        Monthly Debt Service Payments" in this
                                        prospectus supplement, any party that
                                        makes an advance will be entitled to be
                                        reimbursed for the advance, together
                                        with interest at the prime rate
                                        described in that section of this
                                        prospectus supplement.

                                        Notwithstanding the foregoing, none of
                                        the master servicer, the trustee or the
                                        fiscal agent will be required to make
                                        any advance that it or the special
                                        servicer determines will not be
                                        recoverable from proceeds of the related
                                        mortgage loan.

                                        In addition, if any of the adverse
                                        events or circumstances that we refer to
                                        under "Servicing Under the Pooling and
                                        Servicing Agreement--Required
                                        Appraisals" in, and identify in the
                                        glossary to, this prospectus supplement,
                                        occurs or exists with respect to any
                                        mortgage loan or the mortgaged property
                                        for that mortgage loan (excluding the
                                        non-serviced mortgage loans), a new
                                        appraisal (or, in some cases involving
                                        mortgage loans or mortgaged properties
                                        with principal balances or allocated
                                        loan amounts, as the case may be, of
                                        less than $2,000,000, a valuation
                                        estimate of that property) must be
                                        obtained or conducted. If, based on that
                                        appraisal or other valuation, it is
                                        determined that the principal balance
                                        of, and other delinquent amounts due
                                        under, the mortgage loan, exceed an
                                        amount equal to--

                                        o    90% of the new estimated value of
                                             that real property, plus

                                        o    certain escrows and reserves and
                                             any letters of credit constituting
                                             additional security for the
                                             mortgage loan, minus

                                        o    the amount of any obligations
                                             secured by liens on the property,
                                             which liens are prior to the lien
                                             of the mortgage loan,

                                      S-23

                                        then the amount otherwise required to be
                                        advanced with respect to that mortgage
                                        loan will be reduced. The reduction will
                                        generally be in the same proportion that
                                        the excess, sometimes referred to as an
                                        appraisal reduction amount, bears to the
                                        principal balance of the mortgage loan,
                                        net of related advances of principal.
                                        Due to the payment priorities, any
                                        reduction in advances on the mortgage
                                        loans will reduce the funds available to
                                        pay interest on the most subordinate
                                        interest-bearing class of series
                                        2005-GG3 certificates then outstanding.

                                        With respect to the mortgage loans that
                                        are in a split loan structure and are
                                        being serviced pursuant to a pooling and
                                        servicing agreement entered into in
                                        connection with another securitization,

                                        o    in the case of the mortgage loans
                                             secured by the Grand Canal Shoppes
                                             at the Venetian and 1370 Avenue of
                                             the Americas properties, which are
                                             each part of a split loan
                                             structure, the master servicer
                                             under this pooling agreement is the
                                             party that is responsible for
                                             making P&I advances for the
                                             mortgage loan in that split loan
                                             structure that is included in this
                                             trust, and

                                        o    the mortgage loans secured by the
                                             Grand Canal Shoppes at the Venetian
                                             property and the 1370 Avenue of the
                                             Americas property will be subject
                                             to appraisal reduction provisions
                                             under the applicable pooling and
                                             servicing agreement that are
                                             similar, but may not be identical,
                                             to the appraisal reduction
                                             provisions described above.

                                        See "Description of the Offered
                                        Certificates--Advances of Delinquent
                                        Monthly Debt Service Payments" and
                                        "Servicing Under the Pooling and
                                        Servicing Agreement--Required
                                        Appraisals" in this prospectus
                                        supplement. See also "Description of the
                                        Certificates--Advances" in the
                                        accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS.......... On each payment date, the trustee will make available to the registered holders
                                        of the series 2005-GG3 certificates a
                                        monthly report substantially in the form
                                        of Annex E to this prospectus
                                        supplement. The trustee's report will
                                        detail among other things, the payments
                                        made to the series 2005-GG3
                                        certificateholders on that payment date
                                        and the performance of the mortgage
                                        loans in the trust and the mortgaged
                                        properties.

                                        Upon reasonable prior notice, you may
                                        also review at the trustee's offices
                                        during normal business hours a variety
                                        of information and documents that
                                        pertain to the mortgage loans in the
                                        trust and the properties securing those
                                        mortgage loans. We expect that the
                                        available information and documents will
                                        include loan documents, borrower
                                        operating statements, rent rolls and
                                        property inspection reports, to the
                                        extent received by the trustee.

                                        See "Description of the Offered
                                        Certificates--Reports to
                                        Certificateholders; Available
                                        Information" in this prospectus
                                        supplement.

OPTIONAL TERMINATION................... Specified parties to the transaction may terminate the trust by purchasing the
                                        remaining trust assets when the total
                                        principal balance of the mortgage pool,
                                        net of advances of principal, is less
                                        than 1.0% of the initial mortgage pool
                                        balance. See "Description of the Offered
                                        Certificates--Termination" in this
                                        prospectus supplement.

                                      S-24

           THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED PROPERTIES

GENERAL................................ In this section, "--The Underlying
                                        Mortgage Loans and the Mortgaged
                                        Properties," we provide summary
                                        information with respect to the mortgage
                                        loans that we intend to include in the
                                        trust. For more detailed information
                                        regarding those mortgage loans, you
                                        should review the following sections in
                                        this prospectus supplement:

                                        o    "Description of the Mortgage Pool";

                                        o    "Risk Factors--Risks Related to the
                                             Underlying Mortgage Loans";

                                        o    "Annex A--Certain Characteristics
                                             of the Underlying Mortgage Loans";
                                             and

                                        o    "Annex B--Structural and Collateral
                                             Term Sheet."

                                        For purposes of calculating
                                        distributions on the respective classes
                                        of series 2005-GG3 certificates, the
                                        pool of mortgage loans will be divided
                                        into the following two sub-pools:

                                        o    Sub-pool 1, which will consist of
                                             all of the mortgage loans that are
                                             secured by property types other
                                             than multifamily properties,
                                             together with 2 mortgage loans that
                                             are secured by multifamily
                                             properties. Sub-pool 1 will consist
                                             of 137 mortgage loans, with an
                                             initial sub-pool 1 balance of
                                             $3,452,468,141, representing
                                             approximately 96.1% of the initial
                                             mortgage pool balance.

                                        o    Sub-pool 2, which will consist of
                                             all but 2 of the mortgage loans
                                             that are secured by multifamily
                                             properties. Sub-pool 2 will consist
                                             of 5 mortgage loans, with an
                                             initial sub-pool 2 balance of
                                             $139,462,473, representing
                                             approximately 3.9% of the initial
                                             mortgage pool balance.

                                        Annex A to this prospectus supplement
                                        identifies which mortgage loans are
                                        included in each of sub-pool 1 and
                                        sub-pool 2.

                                        When reviewing the information that we
                                        have included in this prospectus
                                        supplement with respect to the mortgage
                                        loans that are to back the offered
                                        certificates, please note that--

                                        o    All numerical information provided
                                             with respect to the mortgage loans
                                             is provided on an approximate
                                             basis.

                                        o    The sum of the numerical data in
                                             any column of any table presented
                                             in this prospectus supplement may
                                             not equal the indicated total due
                                             to rounding.

                                        o    All weighted average information
                                             provided with respect to the
                                             mortgage loans reflects a weighting
                                             based on their respective cut-off
                                             date principal balances. We will
                                             transfer the cut-off date principal
                                             balance for each of the mortgage
                                             loans to the trust. We show the
                                             cut-off date principal balance for
                                             each of the mortgage loans on Annex
                                             A to this prospectus supplement.

                                        o    If any of the mortgage loans is
                                             secured by multiple properties
                                             located in more than one state, a
                                             portion of the principal balance of
                                             that mortgage loan has been
                                             allocated to each of those
                                             properties.

                                      S-25

                                        o    When information with respect to
                                             mortgaged properties is expressed
                                             as a percentage of the initial
                                             mortgage pool balance or sub-pool
                                             balance, the percentages are based
                                             upon the cut-off date principal
                                             balances of the related mortgage
                                             loans or the portions of those
                                             balances allocated to such
                                             properties.

                                        o    Certain of the mortgage loans are
                                             secured by a mortgaged property
                                             that also secures another loan that
                                             is not included in the trust, which
                                             mortgage loan may be subordinated
                                             to or pari passu in right of
                                             payment with the other mortgage
                                             loan included in the trust. See
                                             "Description of the Mortgage
                                             Pool--Split Loan Structure" and
                                             "--Additional Loan and Property
                                             Information--Other Financing" in
                                             this prospectus supplement.

                                        o    All information presented in this
                                             prospectus supplement with respect
                                             to a mortgage loan with a pari
                                             passu or subordinate companion loan
                                             was calculated without regard to
                                             the related pari passu or
                                             subordinate companion loan, unless
                                             otherwise indicated.

                                        o    The loan amount used in this
                                             prospectus supplement for purposes
                                             of calculating the loan-to-value
                                             ratio, debt service coverage ratio
                                             and loan per square foot/unit for
                                             each of the mortgage loans in a
                                             split loan structure with pari
                                             passu companion loans is the
                                             aggregate principal balance of the
                                             mortgage loan and the related pari
                                             passu companion loans.

                                        o    Statistical information regarding
                                             the mortgage loans may change prior
                                             to the date of initial issuance of
                                             the offered certificates due to
                                             changes in the composition of the
                                             mortgage pool prior to that date.

                                        o    The general characteristics of the
                                             entire mortgage pool are not
                                             necessarily representative of the
                                             general characteristics of either
                                             sub-pool 1 or sub-pool 2. The yield
                                             and risk of loss on any class of
                                             offered certificates will depend
                                             on, among other things, the
                                             composition of each of sub-pool 1
                                             and sub-pool 2. The general
                                             characteristics of each of those
                                             sub-pools should also be analyzed
                                             when making an investment decision.
                                             See "--Additional Statistical
                                             Information" below.

SOURCE OF THE UNDERLYING
   MORTGAGE LOANS...................... We are not the originator of any of the mortgage loans that we intend to include
                                        in the trust. We will acquire those
                                        mortgage loans from the mortgage loan
                                        sellers, pursuant to corresponding
                                        mortgage loan purchase agreements, each
                                        dated as of February 10, 2005. The
                                        mortgage loans were originated by the
                                        entities as described under
                                        "--Originators" above.

                                        Greenwich Capital Financial Products,
                                        Inc., a mortgage loan seller, is an
                                        affiliate of us and of Greenwich Capital
                                        Markets, Inc., a co-lead underwriter.

                                        Goldman Sachs Mortgage Company, a
                                        mortgage loan seller, is an affiliate of
                                        Goldman, Sachs & Co., a co-lead
                                        underwriter, and Archon Financial, L.P.,
                                        an originator.

                                        See "Description of the Mortgage
                                        Pool--The Mortgage Loan Sellers and
                                        Originators" in this prospectus
                                        supplement.

                                      S-26

PAYMENT AND OTHER TERMS................ Each of the mortgage loans that we intend to include in the trust is the
                                        obligation of a borrower to repay a
                                        specified sum with a fixed rate of
                                        interest.

                                        The repayment obligation of each of the
                                        mortgage loans that we intend to include
                                        in the trust is evidenced by a
                                        promissory note executed by the related
                                        borrower and is secured by a mortgage
                                        lien on the fee and/or leasehold
                                        interest of the related borrower or
                                        another party in one or more commercial
                                        or multifamily properties. Except for
                                        limited permitted encumbrances, which we
                                        identify in the glossary to this
                                        prospectus supplement, each mortgage
                                        lien will be a first priority lien.

                                        All of the mortgage loans that we intend
                                        to include in the trust are or should be
                                        considered nonrecourse. None of those
                                        mortgage loans is insured or guaranteed
                                        by any governmental agency or
                                        instrumentality or by any private
                                        mortgage insurer or by the depositor,
                                        the underwriters, any mortgage loan
                                        seller, or any other party.

                                        Each of the mortgage loans that we
                                        intend to include in the trust currently
                                        accrues interest at the annual rate
                                        specified with respect to that loan on
                                        Annex A to this prospectus supplement.
                                        The mortgage interest rate for each
                                        mortgage loan is, in the absence of
                                        default, fixed for the entire term of
                                        the loan.

                                        Subject, in some cases, to a next
                                        business day convention and grace
                                        periods, (x) 73 of the mortgage loans,
                                        representing 51.8% of the initial
                                        mortgage pool balance, of which 71
                                        mortgage loans are in sub-pool 1,
                                        representing 53.2% of the initial
                                        sub-pool 1 balance, and 2 mortgage loans
                                        are in sub-pool 2, representing 17.1% of
                                        the initial sub-pool 2 balance, of which
                                        provide for scheduled payments of
                                        principal and/or interest to be due on
                                        the first day of each month and (y) 68
                                        of the mortgage loans, representing
                                        46.3% of the initial mortgage pool
                                        balance, of which 65 mortgage loans are
                                        in sub-pool 1, representing 44.8% of the
                                        initial sub-pool 1 balance, and 3
                                        mortgage loans are in sub-pool 2,
                                        representing 82.9% of the initial
                                        sub-pool 2 balance, provide for
                                        scheduled payments of principal and/or
                                        interest to be due on the sixth day of
                                        each month. The mortgage loan identified
                                        on Annex A to this prospectus supplement
                                        as 1370 Avenue of the Americas,
                                        representing 1.9% of the initial
                                        mortgage pool balance and 2.0% of the
                                        initial sub-pool 1 balance, provides for
                                        scheduled payments of principal and/or
                                        interest to be due on the eighth day of
                                        each month, subject to a preceding
                                        business day convention.

                                        Sixty-five of the mortgage loans,
                                        representing 35.9% of the initial
                                        mortgage pool balance, of which 63
                                        mortgage loans are in sub-pool 1,
                                        representing 36.9% of the initial
                                        sub-pool 1 balance, and 2 mortgage loans
                                        are in sub-pool 2, representing 12.2% of
                                        the initial sub-pool 2 balance, provide
                                        for monthly payments of principal and
                                        interest with amortization schedules
                                        that are significantly longer than their
                                        respective remaining terms to stated
                                        maturity and a substantial balloon
                                        payment of principal on each of their
                                        respective maturity dates.

                                        Fifty-nine of the mortgage loans,
                                        representing 39.5% of the initial
                                        mortgage pool balance, of which 57
                                        mortgage loans are in sub-pool 1,
                                        representing 40.4% of the initial
                                        sub-pool 1 balance, and 2 mortgage loans
                                        are in sub-pool 2, representing 17.1% of
                                        the initial sub-pool 2 balance, require
                                        payments of interest only to be due on
                                        each due date until the expiration of a
                                        designated interest-only period, and the

                                      S-27

                                        amortization of principal commencing on
                                        the due date following the expiration of
                                        that interest-only period.

                                        Fifteen of the mortgage loans,
                                        representing 23.6% of the initial
                                        mortgage pool balance, of which 14
                                        mortgage loans are in sub-pool 1,
                                        representing 21.7% of the initial
                                        sub-pool 1 balance, and 1 mortgage loans
                                        are in sub-pool 2, representing 70.7% of
                                        the initial sub-pool 2 balance, require
                                        payments of interest only to be due on
                                        each due date and the repayment of the
                                        full principal balance on its maturity
                                        date.

                                        Three of the mortgage loans,
                                        representing 0.9% of the initial
                                        mortgage pool balance, of which all 3
                                        mortgage loans are in sub-pool 1,
                                        representing 1.0% of the initial
                                        sub-pool 1 balance are fully amortizing
                                        mortgage loans.

SPLIT LOAN STRUCTURE................... The mortgage loans identified in the table below are each part of a split
                                        loan structure, comprised of two or more
                                        mortgage loans that are secured by a
                                        single mortgage instrument on the same
                                        mortgaged property. The mortgage loans
                                        in a split loan structure that are not
                                        included in the mortgage pool (also
                                        referred to as companion loans) may be
                                        subordinated and/or pari passu in right
                                        of payment with the mortgage loan
                                        included in the trust.

                                        The payment priority between the
                                        mortgage loans in a split loan structure
                                        are as follows--

                                        o    with respect to the mortgage loans
                                             identified in the table below as
                                             1440 Broadway, Shops at Wailea,
                                             2040 Main Street,
                                             Birtcher/Charlesbank Office
                                             Portfolio and Toringdon II (which
                                             are each comprised of one senior
                                             and one subordinated mortgage
                                             loan), prior to certain defaults
                                             the mortgage loan in the trust and
                                             the mortgage loan outside the trust
                                             are generally pari passu in right
                                             of payment and subsequent to such
                                             defaults the mortgage loan in the
                                             trust is senior in right of payment
                                             to the subordinate mortgage loan
                                             outside the trust;

                                        o    with respect to the mortgage loans
                                             identified in the table below as
                                             Grand Canal Shoppes at the Venetian
                                             and 1370 Avenue of the Americas,
                                             each of those mortgage loans is
                                             always pari passu in right of
                                             payment.

                                        See "Description of the Mortgage
                                        Pool--Split Loan Structure."

                                      TRUST
                                     MORTGAGE
                                      LOAN AS   TRUST
                                        A %    MORTGAGE
                                        OF     LOAN AS    AGGREGATE             NON-TRUST     CONTROLLING
                          TRUST       INITIAL   A % OF     NON-TRUST              PARI          POOLING
                         MORTGAGE    MORTGAGE  INITIAL     MORTGAGE   NON-TRUST   PASSU            &         INITIAL    INITIAL
                           LOAN        POOL   SUB-POOL 1    LOAN       B NOTE     LOAN         SERVICING     MASTER     SPECIAL
     MORTGAGE LOAN        BALANCE    BALANCE   BALANCE     BALANCE     BALANCE   BALANCE      AGREEMENT(6) SERVICER(7) SERVICER(8)
----------------------  ----------- --------- ----------- ----------- --------- ---------    ------------- ----------- ------------

Grand Canal Shoppes at
  the Venetian.........$234,752,792(1) 6.5%   6.8%   $188,198,441(2)   N/A    $188,198,441(1) 2004-GG2     WellsFargo     Lennar
1440 Broadway..........  $225,000,000  6.3%   6.5%     $15,000,000 $15,000,000   N/A          2005-GG3        GMAC         GMAC
Shops at Wailea........  $112,000,000  3.1%   3.2%       $8,000,00  $8,000,000   N/A          2005-GG3        GMAC         GMAC
2040 Main Street.......   $75,776,163  2.1%   2.2%     $11,964,657 $11,964,657   N/A          2005-GG3        GMAC         GMAC
1370 Avenue of the
  Americas.............   $67,500,000  1.9%   2.0%    $82,500,000(4)  N/A     $82,500,000(5)    (9)           (9)          (9)
Birtcher/Charlesbank
  Office Portfolio.....   $48,200,000  1.3%   1.4%     $4,500,000   $4,500,000   N/A         2005-GG3        GMAC          GMAC
Toringdon II...........    $8,850,000  0.2%   0.3%       $550,000     $550,000   N/A         2005-GG3        GMAC          GMAC

                                            -------------------

                                        (1)  The mortgage loan in the trust that
                                             is secured by the Grand Canal
                                             Shoppes at the Venetian property is
                                             comprised of four separate pari
                                             passu notes. The figures in this
                                             prospectus supplement present this
                                             mortgage loan on an aggregate basis
                                             unless otherwise indicated.

                                      S-28

                                        (2)  This figure represents two pari
                                             passu mortgage loans in the
                                             aggregate original principal amount
                                             of $190,000,000 that are not part
                                             of the mortgage pool.

                                        (3)  Comprised of two separate pari
                                             passu mortgage notes.

                                        (4)  This figure represents two pari
                                             passu mortgage loans in the
                                             aggregate original principal amount
                                             of $82,500,000 that are not part of
                                             the mortgage pool.

                                        (5)  Comprised of two separate pari
                                             passu mortgage notes.

                                        (6)  2005-GG3 refers to the pooling and
                                             servicing agreement for this
                                             transaction. 2004-GG2 refers to the
                                             pooling and servicing agreement
                                             entered into in connection with the
                                             GS Mortgage Securities Corporation
                                             II, as depositor, Commercial
                                             Mortgage Pass-Through Certificates
                                             Series 2004-GG2.

                                        (7)  Wells Fargo refers to Wells Fargo
                                             Bank National Association and GMAC
                                             refers to GMAC Commercial Mortgage
                                             Corporation.

                                        (8)  Lennar refers to Lennar Partners,
                                             Inc. and GMAC refers to GMAC
                                             Commercial Mortgage Corporation.

                                        (9)  See "--Servicing of the 1370 Avenue
                                             of the Americas Loan" above.

DELINQUENCY STATUS..................... None of the mortgage loans that we intend to include in the trust were 30
                                        days or more delinquent with respect to
                                        any monthly debt service payment as of
                                        the cut-off date or at any time during
                                        the 12-month period preceding that date.

LOCKBOX TERMS.......................... Fifty of the mortgage loans, representing 79.8% of the initial
                                        mortgage pool balance, of which 48
                                        mortgage loans are in sub-pool 1,
                                        representing 79.7% of the initial
                                        sub-pool 1 balance, and 2 mortgage loans
                                        are in sub-pool 2, representing 81.5% of
                                        the initial sub-pool 2 balance, contain
                                        provisions for the payment of all rent
                                        and/or other income derived from the
                                        related mortgaged properties into a
                                        lockbox account.

                                        The above-referenced mortgage loans
                                        provide for the following types of
                                        lockbox accounts:

                                                                            MORTGAGE POOL

                                                                                          NUMBER       % OF INITIAL
                                                                                        OF MORTGAGE      MORTGAGE
                                                        TYPE OF LOCKBOX                    LOANS       POOL BALANCE
                                           ----------------------------------------   -------------- ----------------

                                           Hard....................................          42            74.5%
                                           Soft....................................           8             5.3%

                                                                                    SUB-POOL 1

                                                                                          NUMBER       % OF INITIAL
                                                                                        OF MORTGAGE     SUB-POOL 1
                                                        TYPE OF LOCKBOX                    LOANS         BALANCE
                                           ----------------------------------------   -------------- ----------------

                                           Hard....................................          42            77.5%
                                           Soft....................................           6             2.3%

                                                                                    SUB-POOL 2

                                                                                          NUMBER       % OF INITIAL
                                                                                        OF MORTGAGE     SUB-POOL 2
                                                        TYPE OF LOCKBOX                    LOANS         BALANCE
                                           ----------------------------------------   -------------- ----------------

                                           Hard....................................           0             0.0%
                                           Soft....................................           2            81.5%

                                      S-29

                                        In general, "hard" means that tenants at
                                        the mortgaged property have been
                                        instructed to send rent payments
                                        directly to the lockbox bank; "soft"
                                        means that tenants send or deliver rent
                                        payments to the borrower or property
                                        manager who is required to send rents to
                                        the lockbox account. A more complete
                                        description of "soft" and "hard" lockbox
                                        accounts with respect to the above
                                        referenced mortgage loans is set forth
                                        under "Description of the Mortgage
                                        Pool--Additional Loan and Property
                                        Information--Lockboxes" in this
                                        prospectus supplement.

PREPAYMENT LOCK-OUT
   PERIODS AND DEFEASANCE.............. One hundred forty-two of the mortgage loans, representing 100.0% of the
                                        initial mortgage pool balance, of which
                                        137 mortgage loans are in sub-pool 1,
                                        representing 100.0% of the initial
                                        sub-pool 1 balance, and 5 mortgage loans
                                        are in sub-pool 2, representing 100.0%
                                        of the initial sub-pool 2 balance,
                                        contain provisions for a prepayment
                                        lock-out period that is currently in
                                        effect. A lock-out period is a period
                                        during which the principal balance of a
                                        mortgage loan may not be voluntarily
                                        prepaid in whole or in part. See
                                        "Description of the Mortgage Pool--Terms
                                        and Conditions of the Trust Mortgage
                                        Loans--Prepayment Provisions" in this
                                        prospectus supplement.

                                        One hundred twenty-seven of the mortgage
                                        loans, representing 88.5% of the initial
                                        mortgage pool balance, of which 122
                                        mortgage loans are in sub-pool 1,
                                        representing 88.0% of the initial
                                        sub-pool 1 balance, and 5 mortgage loans
                                        are in sub-pool 2, representing 100.0%
                                        of the initial sub-pool 2 balance,
                                        provide for a period, during the
                                        prepayment lock-out period, when
                                        voluntary prepayments are still
                                        prohibited but the related borrower may
                                        defease the loan in full or, in certain
                                        cases, in part, and obtain a full or (if
                                        applicable) partial release of the
                                        mortgaged property from the mortgage
                                        lien by delivering acceptable U.S.
                                        Treasury securities or other acceptable
                                        "government securities," as such term is
                                        defined under section 2(a)(16) of the
                                        Investment Company Act of 1940, as
                                        substitute collateral for the mortgage
                                        loan. None of the mortgage loans permits
                                        defeasance prior to the second
                                        anniversary of the date of initial
                                        issuance of the offered certificates.

                                        Eleven of the mortgage loans,
                                        representing 1.4% of the initial
                                        mortgage pool balance, all of which are
                                        in sub-pool 1, representing 1.5% of the
                                        initial sub-pool 1 balance provide for a
                                        period, following the initial prepayment
                                        lock-out period, when the loan is
                                        prepayable together with a yield
                                        maintenance charge or prepayment
                                        premium, but does not provide for
                                        defeasance.

                                        Two of the mortgage loans, representing
                                        6.2% of the initial mortgage pool
                                        balance, both of which are in sub-pool
                                        1, representing 6.5% of the initial
                                        sub-pool 1 balance provide for a period
                                        following the initial prepayment
                                        lock-out period, during which the
                                        borrower has the option of defeasing or
                                        prepaying the mortgage loan (which, in
                                        the case of prepayment will require
                                        payment of an amount equal to the
                                        greater of 1% of the amount being
                                        prepaid and a yield maintenance charge).

                                        One of the mortgage loans, representing
                                        3.8% of the initial mortgage pool
                                        balance and 3.9% of the initial sub-pool
                                        1 balance, provides for a period,
                                        following the initial prepayment
                                        lock-out period, when the loan is
                                        prepayable together with a yield
                                        maintenance change or prepayment premium
                                        (which, for a 21-month period following
                                        the lock-out period, will be an amount
                                        equal to the greater of 2% of the amount
                                        being prepaid and a yield maintenance
                                        charge and, for the following 9-month

                                      S-30

                                        period, will be an amount equal to the
                                        greater of 1% of the amount being
                                        prepaid and a yield maintenance charge),
                                        but does not provide for defeasance.

                                        One of the mortgage loans, representing
                                        0.2% of the initial mortgage pool
                                        balance and 0.2% of the initial sub-pool
                                        1 balance, provides for a period,
                                        following the initial prepayment
                                        lock-out period, when the loan is
                                        prepayable with an amount equal to the
                                        yield maintenance charge plus 1% of the
                                        amount being prepaid, but does not
                                        provide for defeasance.

                                        Set forth below is information regarding
                                        the remaining terms of the lock-out
                                        period for those mortgage loans that
                                        currently provide for a prepayment
                                        lock-out period:

                                        Maximum remaining lock-out period........................      209 months
                                        Minimum remaining lock-out period........................       24 months
                                        Weighted average remaining lock-out period...............       81 months

                                        Generally each of the mortgage loans is
                                        freely prepayable with no prepayment
                                        premium or yield maintenance premium for
                                        a specified open period (generally from
                                        one to six months) prior to its maturity
                                        date.

PROPERTY, LIABILITY AND OTHER
   INSURANCE........................... The loan documents for each of the mortgage loans that we intend to include
                                        in the trust generally require the
                                        related borrower to maintain or cause to
                                        be maintained with respect to the
                                        corresponding mortgaged property the
                                        following insurance coverage--

                                        o   property insurance;

                                        o   flood insurance, if applicable;

                                        o   comprehensive general liability
                                            insurance against claims for
                                            personal and bodily injury, death
                                            or property damage occurring on, in
                                            or about the insured property; and
                                            o business interruption or rent
                                            loss insurance.

                                        Substantially all of the mortgage loans
                                        that we intend to include in the trust
                                        provide that the borrowers are required
                                        to maintain full or partial insurance
                                        coverage for property damage to the
                                        related mortgaged property against
                                        certain acts of terrorism (except that
                                        the requirement to obtain such insurance
                                        coverage may be subject to, in certain
                                        instances, the commercial availability
                                        of that coverage, certain limitations
                                        with respect to the cost thereof and/or
                                        whether such hazards are at the time
                                        commonly insured against for property
                                        similar to such mortgaged properties and
                                        located in or around the region in which
                                        such mortgaged property is located)
                                        through either (a) a direct covenant
                                        specifically requiring terrorism
                                        coverage or (b) through a general
                                        provision requiring the borrowers to
                                        provide such additional insurance
                                        coverage as lender may reasonably
                                        require to protect its interests or to
                                        cover such hazards as are commonly
                                        insured against for similarly situated
                                        properties. Substantially all of the
                                        borrowers have obtained the required
                                        insurance against damage caused by
                                        terrorism, although most of those
                                        policies have exclusions that provide
                                        that coverage will not apply for damage
                                        caused by nuclear, chemical or
                                        biological events.

                                      S-31

                                        See "Risk Factors--Risks Related to the
                                        Underlying Mortgage Loans--The Absence
                                        of or Inadequacy of Insurance Coverage
                                        on the Mortgaged Properties May
                                        Adversely Affect Payments on Your
                                        Certificates" and "Description of the
                                        Mortgage Pool--Additional Loan and
                                        Property Information--Property,
                                        Liability and Other Insurance" in this
                                        prospectus supplement.

ADDITIONAL STATISTICAL INFORMATION

A.   GENERAL CHARACTERISTICS........... The mortgage pool will have the following general characteristics as of
                                        the cut-off date:(1)

                                                                     MORTGAGE
                                                                       POOL          SUB-POOL 1       SUB-POOL 2
                                                                  --------------- ----------------  ---------------

Initial mortgage pool balance................................      $3,591,930,614   $3,452,468,141     $139,462,473
Number of mortgage loans.....................................                 142              137                5
Number of mortgaged properties...............................                 158              145               13
Maximum cut-off date principal balance.......................        $250,391,108     $250,391,108      $98,660,000
Minimum cut-off date principal balance.......................          $1,119,979       $1,119,979       $1,850,000
Average cut-off date principal balance.......................         $25,295,286      $25,200,497      $27,892,495
Maximum mortgage interest rate...............................              6.756%           6.756%           6.439%
Minimum mortgage interest rate...............................              4.430%           4.430%           5.250%
Weighted average mortgage interest rate......................              5.462%           5.432%           6.208%
Maximum original term to maturity ...........................          240 months       240 months       120 months
Minimum original term to maturity ...........................           59 months        59 months        60 months
Weighted average original term to maturity...................           94 months        95 months        78 months
Maximum remaining term to maturity...........................          234 months       234 months       116 months
Minimum remaining term to maturity...........................           51 months        51 months        58 months
Weighted average remaining term to maturity..................           91 months        92 months        75 months
Weighted average underwritten debt service coverage
   ratio(2)(3)...............................................               1.63x            1.64x            1.40x
Weighted average cut-off date loan-to-appraised value
   ratio(2)(3)...............................................               68.2%            67.9%            76.2%

                                        --------------------
                                        (1)  The initial mortgage pool balance
                                             and all other financial and
                                             statistical information provided
                                             herein, unless indicated otherwise,
                                             are based on the cut-off date
                                             principal balances of the mortgage
                                             loans and exclude any subordinate
                                             or pari passu mortgage loans. See
                                             "--The Underlying Mortgage Loans
                                             and the Mortgaged
                                             Properties--General" earlier in
                                             this prospectus supplement.

                                        (2)  The calculation of the weighted
                                             average underwritten debt service
                                             coverage ratio and the weighted
                                             average cut-off date
                                             loan-to-appraised value ratio
                                             includes pari passu mortgage loans
                                             as described in the following
                                             paragraphs.

                                        (3)  With respect to the mortgage loans
                                             identified on Annex A to this
                                             prospectus supplement as North Star
                                             Mall, Grand Canal Shoppes at the
                                             Venetian, Mall St. Matthews, Groton
                                             Estates, Bloomfield Park Gateway
                                             Center, Prairie Glen Medical Office
                                             Buildings B and C and Palmer Park
                                             Shopping Center, DSCR and LTV were
                                             calculated net of any earnout
                                             reserve or performance guarantee.

                                        The initial mortgage pool balance is
                                        equal to the total cut-off date
                                        principal balance of the mortgage pool
                                        and is subject to a permitted variance
                                        of plus or minus 5%.

                                        Except as otherwise described in the
                                        next sentence or in the footnotes to
                                        Annex A, the underwritten debt service
                                        coverage ratio for any mortgage loan is
                                        equal to the underwritten annual net
                                        cash flow for the related mortgaged
                                        property, divided by the product of 12
                                        times the

                                      S-32

                                        monthly debt service payment due in
                                        respect of that mortgage loan on the
                                        first due date following the cut-off
                                        date or, if it is currently in an
                                        interest-only period, on the first due
                                        date after the commencement of the
                                        scheduled amortization. In the case of
                                        the mortgage loans secured by the
                                        mortgaged properties identified on Annex
                                        A to this prospectus supplement as North
                                        Star Mall, Grand Canal Shoppes at the
                                        Venetian, Mall St. Matthews, Groton
                                        Estates, Bloomfield Park Gateway Center,
                                        Prairie Glen Medical Office Buildings B
                                        and C and Palmer Park Shopping Center,
                                        underwritten DSCR was calculated based
                                        on the monthly debt service that would
                                        be in place based on a loan balance that
                                        was reduced by the amount of any earnout
                                        reserve or performance guarantee. With
                                        respect to the mortgage loans that are
                                        part of a split loan structure, the
                                        underwritten debt service coverage ratio
                                        is equal to the underwritten annual net
                                        cash flow for such mortgaged property,
                                        divided by 12 times the monthly debt
                                        service payment due (for a 30-day month)
                                        in respect of the mortgage loan included
                                        in the trust fund plus each non-trust
                                        pari passu mortgage loan in that split
                                        loan structure, if any, without regard
                                        to the monthly debt service that is due
                                        in connection with any subordinate
                                        mortgage loan in that split loan
                                        structure net of any earnout or
                                        guarantee.

                                        Except as otherwise described below in
                                        this paragraph, the cut-off date
                                        loan-to-appraised value ratio for any
                                        mortgage loan to be included in the
                                        trust is equal to its cut-off date
                                        principal balance, divided by the
                                        estimated value of the related mortgaged
                                        property as set forth in the third-party
                                        appraisal obtained in connection with
                                        origination (or as subsequently
                                        updated). Consistent with the foregoing,
                                        in the case of each of the mortgage
                                        loans that are part of a split loan
                                        structure, the cut-off date principal
                                        balance used in the calculation of
                                        cut-off date loan-to-appraised value
                                        ratio includes the cut-off date
                                        principal balance of the mortgage loan
                                        plus any related non-trust pari passu
                                        mortgage loan, but excludes the
                                        principal balance of any subordinate
                                        mortgage loan in that split loan
                                        structure. In the case of the mortgage
                                        loans secured by the mortgaged
                                        properties identified on Annex A to this
                                        prospectus supplement as North Star
                                        Mall, Grand Canal Shoppes at the
                                        Venetian, Mall St. Matthews, Groton
                                        Estates, Bloomfield Park Gateway Center,
                                        Prairie Glen Medical Office Buildings B
                                        and C and Palmer Park Shopping Center,
                                        the cut-off date LTV was calculated
                                        based on a cut-off date balance that was
                                        reduced by the amount of any earnout
                                        reserve or performance guarantee.

B.   GEOGRAPHIC CONCENTRATION.......... The tables below show the number of, and percentage of the initial mortgage pool
                                        balance, initial sub-pool 1 balance and
                                        initial sub-pool 2 balance secured by,
                                        mortgaged properties located in the
                                        indicated jurisdiction:

                                                                             ALL MORTGAGED PROPERTIES

                                                                                                      % OF INITIAL
                                                                                       NUMBER OF        MORTGAGE
                                                         JURISDICTION                  PROPERTIES     POOL BALANCE
                                           -------------------------------------- ----------------- -----------------

                                           Texas................................            11            16.3%
                                           New York.............................             7            16.2%
                                           California...........................            29            12.2%
                                           Nevada...............................            12             8.7%
                                           Hawaii...............................             3             6.3%

                                      S-33

                                                                                    SUB-POOL 1

                                                                                                      % OF INITIAL
                                                                                       NUMBER OF       SUB-POOL 1
                                                         JURISDICTION                  PROPERTIES        BALANCE
                                          -------------------------------------- ----------------- -----------------

                                           Texas................................            11            17.0%
                                           New York.............................             7            16.9%
                                           California...........................            28            12.7%
                                           Nevada...............................            12             9.1%
                                           Hawaii...............................             3             6.6%

                                                                                    SUB-POOL 2

                                                                                                      % OF INITIAL
                                                                                       NUMBER OF       SUB-POOL 2
                                                         JURISDICTION                  PROPERTIES        BALANCE
                                          -------------------------------------- ----------------- -----------------

                                            Georgia                                          3            32.7%
                                            Connecticut                                      1            15.8%
                                            Alabama                                          2            14.7%
                                            Arizona                                          1            10.7%
                                            Tennessee                                        1             6.4%

                                        The remaining mortgaged properties with
                                        respect to the mortgage pool are located
                                        throughout 29 other states and the
                                        District of Columbia. No more than 4.8%
                                        of the initial mortgage pool balance is
                                        secured by mortgaged properties located
                                        in any of these other states or the
                                        District of Columbia.

C. PROPERTY TYPES.....................  The table below shows the number of, and percentage of the initial mortgage pool
                                        balance secured by, mortgaged properties
                                        predominantly operated for each
                                        indicated purpose:

                                                                                 % OF
                                                                                 INITIAL       % OF        % OF
                                                                                 MORTGAGE     INITIAL     INITIAL
                                                                    NUMBER OF     POOL       SUB-POOL 1   SUB-POOL
                                                                    PROPERTIES   BALANCE      BALANCE    2 BALANCE
                                                                   ------------- ----------  ----------- -----------

                                           Office.................         70         49.0%       51.0%         0.0%
                                           Retail.................         59         37.2%       38.7%         0.0%
                                              Regional Mall                 7         25.8%       26.9%         0.0%
                                              Anchored                     25          7.2%        7.5%         0.0%
                                              Shadow Anchored              18          2.9%        3.1%         0.0%
                                              Unanchored                    7          1.1%        1.2%         0.0%
                                              Single Tenant                 2          0.2%        0.2%         0.0%
                                           Hospitality............          8          8.9%        9.2%         0.0%
                                           Multifamily............         16          4.3%        0.4%       100.0%
                                           Industrial.............          4          0.5%        0.5%         0.0%
                                           Self-Storage...........          1          0.1%        0.1%         0.0%

D. ENCUMBERED INTERESTS................ The tables below show the number of, and percentage of the initial mortgage pool
                                        balance, initial sub-pool 1 balance and
                                        initial sub-pool 2 balance secured by,
                                        mortgaged properties for which the whole
                                        or predominant encumbered interest is as
                                        indicated:

                                                                             ALL MORTGAGED PROPERTIES

                                                                                       NUMBER OF      % OF INITIAL
                                                  ENCUMBERED INTEREST IN THE           MORTGAGED        MORTGAGE
                                                   MORTGAGED REAL PROPERTY             PROPERTIES     POOL BALANCE
                                           ----------------------------------------  --------------  ---------------

                                           Fee simple............................          146             82.9%
                                           Fee simple in part and leasehold in part          7             11.1%
                                           Leasehold.............................            5              6.0%

                                      S-34

                                                                                    SUB-POOL 1

                                                                                       NUMBER OF      % OF INITIAL
                                                  ENCUMBERED INTEREST IN THE           MORTGAGED       SUB-POOL 1
                                                   MORTGAGED REAL PROPERTY             PROPERTIES        BALANCE
                                           -----------------------------------------  --------------  ---------------

                                           Fee simple............................          133             82.2%
                                           Fee simple in part and leasehold in part          7             11.5%
                                           Leasehold.............................            5              6.2%

                                                                                    SUB-POOL 2

                                                                                       NUMBER OF      % OF INITIAL
                                                  ENCUMBERED INTEREST IN THE           MORTGAGED       SUB-POOL 2
                                                   MORTGAGED REAL PROPERTY             PROPERTIES        BALANCE
                                           -----------------------------------------  --------------  ---------------

                                           Fee simple............................           13            100.0%
                                           Fee simple in part and leasehold in part          0              0.0%
                                           Leasehold.............................            0              0.0%

                                        It should be noted that each mortgage
                                        loan secured by overlapping fee and
                                        leasehold interests or by a predominant
                                        fee interest and a relatively minor
                                        leasehold interest, is presented as
                                        being secured by a fee simple interest
                                        in this prospectus supplement and is
                                        therefore included within the category
                                        referred to as "fee simple" in the chart
                                        above.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCEs........ The trustee or its agent will make elections to treat designated portions
                                        of the assets of the trust as two
                                        separate real estate mortgage investment
                                        conduits, or REMICs, under sections 860A
                                        through 860G of the Internal Revenue
                                        Code of 1986, as amended. Those two
                                        REMICs are as follows:

                                        o   REMIC I, which will consist of,
                                            among other things, the mortgage
                                            loans that are included in the
                                            trust; and

                                        o   REMIC II, which will hold the
                                            regular interests in REMIC I.

                                        The offered certificates will be treated
                                        as regular interests in REMIC II. This
                                        means that they will be treated as newly
                                        issued debt instruments for federal
                                        income tax purposes. You will have to
                                        report income on your offered
                                        certificates in accordance with the
                                        accrual method of accounting even if you
                                        are otherwise a cash method taxpayer.

                                        It is anticipated that each class of
                                        offered certificates will be issued at a
                                        premium for federal income tax purposes.

                                        When determining the rate of accrual of
                                        original issue discount, market discount
                                        and premium, if any, for federal income
                                        tax purposes, the prepayment assumption
                                        used will be that following any date of
                                        determination:

                                        o   no mortgage loan in the trust will
                                            be prepaid prior to maturity, and

                                        o   there will be no extension of
                                            maturity for any mortgage loan in
                                            the trust.

                                      S-35

                                        For a more detailed discussion of the
                                        federal income tax aspects of investing
                                        in the offered certificates, see
                                        "Federal Income Tax Consequences" in
                                        each of this prospectus supplement and
                                        the accompanying prospectus.

ERISA.................................. We anticipate that, subject to satisfaction of the conditions referred
                                        to under "Certain ERISA Considerations"
                                        in this prospectus supplement,
                                        retirement plans and other employee
                                        benefit plans and arrangements subject
                                        to--

                                        o   Title I of the Employee Retirement
                                            Income Security Act of 1974, as
                                            amended, or

                                        o   section 4975 of the Internal
                                            Revenue Code of 1986, as amended,

                                        will be able to invest in the offered
                                        certificates without giving rise to a
                                        non-exempt prohibited transaction. This
                                        is based upon an individual prohibited
                                        transaction exemption granted to
                                        Greenwich Capital Markets, Inc. by the
                                        U.S. Department of Labor.

                                        If you are a fiduciary of any retirement
                                        plan or other employee benefit plan or
                                        arrangement subject to Title I of ERISA
                                        or section 4975 of the Internal Revenue
                                        Code of 1986, as amended, you should
                                        review carefully with your legal
                                        advisors whether the purchase or holding
                                        of the offered certificates could give
                                        rise to a transaction that is prohibited
                                        under ERISA or section 4975 of the
                                        Internal Revenue Code of 1986, as
                                        amended. See "Certain ERISA
                                        Considerations" in this prospectus
                                        supplement and "Certain ERISA
                                        Considerations" in the accompanying
                                        prospectus.

LEGAL INVESTMENT....................... Upon initial issuance, and for so long as such certificates are rated in one of
                                        the two highest rating categories by at
                                        least one nationally recognized
                                        statistical rating organization, the
                                        class A-1, class A-2, class A-3, class
                                        A-AB, class A-4, class A-1-A, class A-J,
                                        class B and class C certificates will be
                                        mortgage related securities within the
                                        meaning of the Secondary Mortgage Market
                                        Enhancement Act of 1984, as amended.

                                        You should consult your own legal
                                        advisors to determine whether and to
                                        what extent the offered certificates
                                        will be legal investments for you. See
                                        "Legal Investment" in this prospectus
                                        supplement and in the accompanying
                                        prospectus.

INVESTMENT CONSIDERATIONS.............. The rate and timing of payments and other collections of principal on or
                                        with respect to the underlying mortgage
                                        loans will affect the yield to maturity
                                        on each offered certificate. In the case
                                        of any offered certificates purchased at
                                        a discount, a slower than anticipated
                                        rate of payments and other collections
                                        of principal on the underlying mortgage
                                        loans could result in a lower than
                                        anticipated yield. In the case of any
                                        offered certificates purchased at a
                                        premium, a faster than anticipated rate
                                        of payments and other collections of
                                        principal on the underlying mortgage
                                        loans could result in a lower than
                                        anticipated yield.

                                        Holders of the class A-1, A-2, A-3, A-AB
                                        and A-4 certificates will be affected by
                                        the rate and timing of payments and
                                        other collections of principal of the
                                        mortgage loans in sub-pool 1 and, in the
                                        absence of significant losses, should be
                                        largely unaffected by the rate and
                                        timing

                                      S-36

                                        of payments and other collections of
                                        principal on the mortgage loans in
                                        sub-pool 2.

                                        Holders of the class A-1-A certificates
                                        will be affected by the rate and timing
                                        of payments and other collections of
                                        principal of the mortgage loans in
                                        sub-pool 2 and, in the absence of
                                        significant losses, should be largely
                                        unaffected by the rate and timing of
                                        payments and other collections of
                                        principal on the mortgage loans in
                                        sub-pool 1.

                                        See "Yield and Maturity Considerations"
                                        in this prospectus supplement and in the
                                        accompanying prospectus and "Description
                                        of the Mortgage Pool--Terms and
                                        Conditions of the Trust Mortgage Loans"
                                        in this prospectus supplement.

                                      S-37

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors.
You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the relevant legal, tax, accounting and investment expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under
"Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class A-J, Class B, Class C, Class D and Class E Certificates Are
Subordinate to, and Are Therefore Riskier than, the Class A-1, Class A-2, Class
A-3, Class A-AB, Class A-4 and Class A-1-A Certificates and, With Respect to
Interest Distributions, the Class XP and Class XC Certificates. If you purchase class A-J, class B, class C, class D or class E certificates, then your offered certificates will provide credit support to other classes of series 2005-GG3 certificates with an earlier designation. As a result, you will receive payments after, and may bear the effects of losses on the underlying mortgage loans before the holders of those other classes of offered certificates.

     When making an investment decision, you should consider, among other things--

     o    the risk profile you seek for your investment compared to the risk profile of each of the offered certificates,

     o    the payment priorities of the respective classes of the series
          2005-GG3 certificates,

     o    the order in which the respective classes of the series 2005-GG3 certificates will be reduced in connection with losses and default-
          related shortfalls on the mortgage loans,

     o    the characteristics and quality of the mortgage loans; and

     o    each of the risk factors described in this prospectus supplement and the accompanying prospectus.

     See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions of Certificate Principal Balances in
Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable," "--Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "--Payments on the
Offered Certificates Will Be Made Solely from the Limited Assets of the Related
Trust, and Those Assets May Be Insufficient to Make all Required Payments on
Those Certificates" in the accompanying prospectus.

     The Offered Certificates Have Uncertain Yields to Maturity. The yields on your offered certificates will depend on--

     o    the price you paid for your offered certificates, and

     o    the rate, timing and amount of payments on your offered certificates.

                                      S-38

     The rate, timing and amount of payments on your offered certificates will depend on:

     o    the pass-through rate for, and other payment terms of, your offered certificates;

     o    the rate and timing of payments and prepayments and other collections of principal on the underlying mortgage loans;

     o    the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

     o    the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     o    the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans;

     o    servicing decisions with respect to the underlying mortgage loans; and

     o    the purchase of a mortgage loan whether by (i) a mortgage loan seller as a result of a material breach of a representation or  warranty made by that mortgage loan seller, (ii) the holder of a related companion loan, (iii) a holder of the fair value purchase option or (iv) a mezzanine lender.

     In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your offered certificates. Additionally, certain of the mortgage loans require prepayment in connection with earnout amounts if the related borrower does not satisfy performance or other criteria set forth in the related loan documents. Certain of the mortgage loans also permit prepayment without penalty or premium if, as a result of a mandatory prepayment due to casualty or condemnation, the outstanding principal balance of the mortgage loan is reduced below a specified amount. See "Description of the Mortgaged Pool--Terms and
Conditions of the Trust Mortgage Loans--Prepayment Provisions" and "--Other
Prepayment Provisions" in this prospectus supplement.

     In addition, if the master servicer, the trustee or the fiscal agent reimburses itself (or the master servicer, the special servicer, the trustee or any fiscal agent under the pooling and servicing for any non-serviced trust loan) out of general collections on the mortgage loans included in the trust for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that such reimbursement is made from collections of principal on the mortgage loans in the trust, that reimbursement will reduce the amount of principal available to be distributed on the series
2005-GG3 principal balance certificates and will result in a reduction of the certificate principal balance of the series 2005-GG3 principal balance certificates. See "Description of the Offered Certificates--Reductions of
Certificate Principal Balances in Connection With Realized Losses and Additional
Trust Fund Expenses" in this prospectus supplement. Likewise, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of principal collections on the mortgage loans for any work-out delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the series 2005-GG3 principal balance certificates on that payment date. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates. See "Description of the
Offered Certificates--Reimbursement of Advances" below.

     See "Description of the Mortgage Pool," "Servicing Under the Pooling and
Servicing Agreement," "Description of the Offered Certificates--Payments" and
"--Reductions of Certificate Principal Balances in Connection With Realized
Losses and Additional Trust Fund Expenses" and "Yield and Maturity
Considerations" in this prospectus supplement. See also "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity
Considerations" in the accompanying prospectus.

     The Right of the Master Servicer, the Special Servicer, the Trustee and the
Fiscal Agent to Receive Interest on Advances and the Right of the Special
Servicer to Receive Special Servicing Compensation May Result in Additional
Losses to the Trust Fund. The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on unreimbursed advances made by it.
This interest will accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights

                                      S-39

of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest. In addition, under certain circumstances, including delinquency of payment of principal and/or interest, a mortgage loan in the trust will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. Such payments may lead to shortfalls in amounts otherwise distributable on your certificates. Each of the non-serviced loan groups included in the trust is serviced under a pooling and servicing agreement with similar provisions, and interest paid on advances and compensation paid to the applicable special servicer may reduce collections on those mortgage loans.

     The Investment Performance of Your Offered Certificates May Vary Materially
and Adversely from Your Expectations Because the Rate of Prepayments and Other
Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster
or Slower than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. See "Yield and Maturity Considerations" in the accompanying prospectus.

     You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances or at all. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment. See
"Risk Relating to Enforceability of Prepayment Premiums or Defeasance
Provisions" in this prospectus supplement.

     Risks Relating to Enforceability of Prepayment Premiums or Defeasance
Provisions. Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

     Your Lack of Control Over Trust Fund Can Create Risks. You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See
"The Pooling Agreement--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the primary servicer, the special servicer or the trustee, as applicable. With respect to each non-serviced mortgage loan included in the trust, these decisions will be made by the master servicer, primary servicer (if any), special servicer or trustee under the applicable pooling and servicing agreement. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     The Absence of or Inadequacy of Insurance Coverage on the Mortgaged
Properties May Adversely Affect Payments on Your Certificates. All of the
mortgage loans that we intend to include in the trust require the related borrower to maintain, or cause to be maintained, property insurance in an amount
(subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements at the mortgaged property or (ii) the outstanding principal balance of the mortgage loan. Because the mortgage loans require insurance coverage equal to the lesser of these two amounts, insurance proceeds following a casualty may not be sufficient to pay off the entire mortgage loan. The mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 16.3%, 12.2%, 6.3% and 1.3% of the mortgaged properties, by aggregate principal balance of the mortgage loans as of the cut-off date, are located

                                      S-40

in Texas, California, Hawaii and Florida, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     In light of the September 11, 2001 terrorist attacks in New York City, the
Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans, which are generally subject to periodic renewals during the term of the related mortgage loans, have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002, the Terrorism Risk
Insurance Act of 2002 was enacted, which established the Terrorism Insurance
Program. The Terrorism Insurance Program is administered by the Secretary of the
Treasury and, through December 31, 2005, will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that resulted in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government. It remains unclear what acts will fall under the purview of the Terrorism Insurance
Program.

     The Treasury Department will establish procedures for the program under which the federal share of compensation will be equal to 90 percent of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     Through December 2005, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on
November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

     There can be no assurance that upon its expiration subsequent terrorism insurance legislation will be passed. Furthermore, because this program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.
Because it is a temporary program, there is no assurance that it will create any long-term changes in the availability and cost of such insurance.

     To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on commercial mortgage loans may result. In addition, the failure to maintain such insurance may constitute a default under a commercial mortgage loan, which could result in the acceleration and foreclosure of the commercial mortgage loan. Alternatively, the increased costs of maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

     Substantially all of the mortgage loans provide that the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located)
through either (a) a direct covenant specifically requiring terrorism coverage or (b) through a general provision requiring the borrowers to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. Substantially all of the borrowers have obtained the required insurance against damage caused by terrorism, although most of those policies have exclusions that provide that coverage will not apply for damage caused by nuclear, chemical or biological events. With respect to certain of the mortgage loans, terrorism insurance coverage is provided under blanket policies that also cover other properties owned by affiliates of the related borrower and, accordingly, the amount of coverage would be reduced if insured events occur at such other properties. Most insurance policies covering commercial properties such as the mortgaged properties are subject to renewal on an annual basis and there is no assurance that terrorism insurance coverage will continue to

                                      S-41

be available and covered under the new policies or, if covered, whether such coverage will be adequate. In addition, depending upon the nature and extent of any damage that a mortgaged property may sustain, the coverage amount may be inadequate to cover a full restoration of such mortgaged property. In the event a mortgaged property securing a mortgage loan is damaged by an act of terrorism or suffers physical damage and the related insurance coverage is inadequate to cover the outstanding balance of the loan, certificateholders will suffer losses on their certificates based on the extent of the shortfall and the payment priority of their certificate.

     Repayment of the Underlying Mortgage Loans Depends on the Operation of the
Mortgaged Properties. The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of property:

     o   office,

     o   retail,

     o   multifamily rental,

     o   industrial/warehouse,

     o   self-storage, and

     o   hospitality.

     The risks associated with lending on these types of properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

     o    income producing properties that require the successful operation of the related mortgaged property;

     o    the related borrower's ability to refinance the mortgage loan or sell the related mortgaged property, which may be more difficult with respect to a commercial property;

     o    income from, and the market value of, a mortgaged property, which is dependent upon the ability to lease space in the mortgaged property and the length and terms of such leases (many of which have terms that expire prior to the maturity date of the related mortgage loan); and

     o    evaluating the amount of liquidation proceeds that can be obtained from the related mortgaged property, which are more likely to be determined based on a capitalization of the mortgaged property's cash flow than by the absolute value of the mortgaged property and improvements on the mortgaged property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance" and "Description of the Trust Assets--Mortgage
Loans--A Discussion of the Various Types of Multifamily and Commercial
Properties that May Secure Mortgage Loans Underlying a Series of Offered
Certificates" in the accompanying prospectus.

     The Underlying Mortgage Loans Have a Variety of Characteristics Which May
Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, several of those items may include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

     o    The Mortgaged Property Will Be the Sole Asset Available to Satisfy
          the Amounts Owing Under an Underlying Mortgage Loan in the Event of
          Default. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower

                                      S-42

          defaults on any of the underlying mortgage loans, only the mortgaged property and any additional collateral for the relevant loan, such as escrows, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse under certain circumstances to the borrower or a guarantor, we have not necessarily undertaken an evaluation of the financial condition of any of these persons. In addition, the trust may not be able to ultimately collect the amount due from the borrower or guarantor under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer, the depositor, any mortgage loan seller, or by any other party. See "Risk
          Factors--Repayment of a Commercial or Multifamily Mortgage Loan
          Depends on the Performance and Value of the Underlying Real Property,
          Which May Decline Over Time, and the Related Borrower's Ability to
          Refinance the Property, of Which There Is No Assurance--Most of the
          Mortgage Loans Underlying Your Offered Certificates Will Be
          Nonrecourse" in the accompanying prospectus.

     o    Increases in Real Estate Taxes Due to Termination of a PILOT Program
          or Other Tax Abatement Arrangements May Reduce Payments to
          Certificateholders. Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program) or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan.

     o    Tenant Actions May Affect Lender's Ability to Receive Underwritten
          Cash Flows. In general, the underwritten cash flow for a particular mortgaged property is based on certain assumptions made by the applicable originator(s) in connection with the origination of the mortgage loan, including assumptions related to tenants at the mortgaged property. Unanticipated actions of a tenant may, in the future, challenge these assumptions and cause a decline in the cash flow at the mortgaged property.

          See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage
          Loan Depends on the Performance and Value of the Underlying Real
          Property, Which May Decline Over Time, and the Related Borrower's
          Ability to Refinance the Property, of Which There Is No Assurance--The
          Successful Operation of a Multifamily or Commercial Property Depends
          on Tenants" in the accompanying prospectus.

     o    Certain Mortgaged Properties Have Restrictions Limiting Uses. Certain
          of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements, historical landmark designations or, in the case of condominiums, condominium declarations or other condominium use restrictions or regulations. For example, the condominium declaration related to the mortgaged property identified on Annex A as Hyatt
          Regency Albuquerque restricts the borrower from using the mortgaged property for any use other than a hotel and related use.

          In the case of the mortgaged property identified on Annex A to this prospectus supplement as Grand Canal Shoppes at the Venetian, representing 6.5% of the initial pool balance, a portion of the mortgaged property is secured by a ground lease which imposes restrictions upon the use and operation of the related mortgaged property. See "Annex B--Structural and Collateral Term Sheet--Ten
          Largest Mortgage Loans--Grand Canal Shoppes at the Venetian."

     o    In Some Cases, a Mortgaged Property Is Dependent on a Single Tenant or
          on One or a Few Major Tenants. In the case of 76 mortgaged properties, securing 39.3% of the initial mortgage pool balance, all of which are in sub-pool 1, representing 40.9% of the initial sub-pool 1 balance the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property. In the case of 7 of those properties, securing 1.9% of the initial mortgage pool balance, all of which are in sub-pool 1, representing 1.9% of the initial sub-pool 1 balance the related borrower has leased all or substantially all of the particular property to a single tenant.
          Accordingly, although the leased space may be re-let at similar rents, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant at the mortgaged property.

                                      S-43

          In the case of the mortgaged property securing the mortgage loan identified on Annex A to this prospectus supplement as 3100 Thornton, representing 1.0% of the initial mortgage pool balance and 1.0% of the initial sub-pool 1 balance, the single tenant for the building has not yet moved in. Consequently, the borrower deposited funds with the lender at closing in a reserve account in an amount anticipated to be sufficient to make required interest payments until the date on which the tenant commences paying rent under its lease.

          Tenant-related risks may be significantly increased if the same tenant leases space at multiple mortgaged properties. For instance,
          Blockbuster is a significant tenant at four mortgaged properties. See
          "Annex A--Certain Characteristics of the Underlying Mortgage Loans."

          Additionally, tenant-related risks may be increased when significant tenants have early termination rights. For example, J.C. Penney, one of the anchor tenants at the mortgaged property identified on Annex A to this prospectus supplement as Mall St. Matthews, representing approximately 4.3% of the initial mortgage pool balance and 4.5% of the initial sub-pool 1 balance, is permitted to terminate its lease upon one year's notice. Other tenants at this mortgaged property and other mortgaged properties may have similar termination provisions.

          See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage
          Loan Depends on the Performance and Value of the Underlying Real
          Property, Which May Decline Over Time, and the Related Borrower's
          Ability to Refinance the Property, of Which There Is No Assurance--The
          Successful Operation of a Multifamily or Commercial Property Depends
          on Tenants," "--Repayment of a Commercial or Multifamily Mortgage Loan
          Depends on the Performance and Value of the Underlying Real Property,
          Which May Decline Over Time, and the Related Borrower's Ability to
          Refinance the Property, of Which There Is No Assurance--Dependence on
          a Single Tenant or a Small Number of Tenants Makes a Property Riskier
          Collateral" and "--Repayment of a Commercial or Multifamily Mortgage
          Loan Depends on the Performance and Value of the Underlying Real
          Property, Which May Decline Over Time, and the Related Borrower's
          Ability to Refinance the Property, of Which There Is No
          Assurance--Tenant Bankruptcy Adversely Affects Property Performance"
          in the accompanying prospectus.

     o    Certain Mortgaged Properties Contain Theaters. Theater properties are exposed to certain unique risks. For example, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters and in prior years the theater industry experienced a high level of construction of new theaters and an increase in competition among theater operators. This caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings.

     o    86.3% of the Initial Mortgage Pool Balance Will Be Secured by Mortgage
          Liens on the Respective Borrower's Interests in Each of the Following
          Property Types--Retail and Office. Repayment of the mortgage loans secured by retail and office properties will be affected by, among other things, expiration of leases and the ability of the respective borrowers to renew the leases or re-let the space on comparable terms.
          Certain tenants related to the mortgage loans that we intend to include in the trust may have lease expiration dates that occur prior to the related mortgage loan maturity date. Certain mortgaged properties related to the mortgage loans that we intend to include in the trust may be leased in whole or in part by government-sponsored tenants who may have the right to cancel their leases (i) at any time or (ii) for lack of appropriations. Additionally, certain mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages before the related maturity date.

          Fifty-nine of the mortgaged properties, securing 37.2% of the initial mortgage pool balance and 38.7% of the initial sub-pool 1 balance, are primarily used for retail purposes. We consider 50 of those retail properties, securing 36.0% of the initial mortgage pool balance and
          37.4% of the initial sub-pool 1 balance, to be anchored or shadow anchored. An anchor tenant is a retail tenant whose space is substantially larger in size than that of other tenants at a retail mall or shopping center and whose operation is vital in attracting customers to a retail mall or shopping center. A shadow anchor is a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of that retail property that is not collateral for the related mortgage loan. Despite the importance of a shadow anchor to any particular retail property, the borrower and/or lender may have little or no ability to ensure

                                      S-44

          that any shadow anchor continues operations at or near the mortgaged property. See "Description of the Trust Assets--Mortgage Loans--A
          Discussion of the Various Types of Multifamily and Commercial
          Properties that May Secure Mortgage Loans Underlying a Series of
          Certificates--Retail Properties" in the accompanying prospectus.

          In the case of the mortgaged property identified on Annex A to this prospectus supplement as South Park Mall, representing 1.8% of the initial pool balance and 1.9% of the initial sub-pool 1 balance, the fourth largest anchor tenant is a Mervyn's department store and in the case of the mortgaged property identified on Annex A to this prospectus supplement as North Star Mall, the fifth largest anchor tenant is a Mervyn's department store, although Mervyn's is not part of the collateral for the North Star Mall mortgage loan. Mervyn's was recently sold to a group of investment firms, consisting of Sun
          Capital Partners, Inc., Cerberus Capital Management L.P., and
          Lubert-Adler and Klaff Partners, L.P.

          According to a November 17, 2004 press release from Kmart Holding
          Corporation and Sears, Roebuck and Co., the two companies announced that they signed a merger agreement in which Sears and Kmart would merge into Sears Holding Corporation. According to the press release, the merger is expected to be completed by March 2005. With respect to the mortgaged properties securing the loans identified on Annex A to this prospectus supplement as South Park Mall, Sears, an anchor tenant, occupies 22.5% of the total square footage. We cannot assure you that the planned merger will be completed or that the completion of the merger or the failure to complete the merger would not adversely affect the related mortgage loans.

          In the case of the mortgaged property servicing the loan identified on
          Annex A to this prospectus supplement as Mall St. Matthews, representing 4.3% of the initial mortgage pool and 4.5% of the initial sub-pool 1 balance, one of the anchor spaces, formerly occupied by
          Lord & Taylor, is unoccupied. The space is no longer under lease and no rent is being paid with respect to that anchor space. See "Annex
          B--Structural and Collateral Term Sheet--Ten Largest Mortgage
          Loans--Mall St. Matthews."

          In the case of the mortgaged property securing the loan identified on
          Annex A to this prospectus supplement as Mayfaire Town Center, representing 1.4% of the initial mortgage pool and 1.5% of the initial sub-pool 1 balance, the property was recently completed and will not generate sufficient net cash flow to support debt service payments on the loan after the expiration of the initial interest-only period unless an additional approximately 15,000 sf of space has been leased.
          The borrower obtained and pledged to the lender a $7,000,000 letter of credit as additional collateral to cover shortfalls. Such letter of credit may be released upon the satisfaction of certain leasing thresholds.

          In the case of the mortgaged property securing the loan identified on
          Annex A to this prospectus supplement as Grand Canal Shoppes at the
          Venetian, representing 6.5% of the initial pool balance and 6.8% of the initial sub-pool 1 balance, the success of the mall is highly dependent upon the success of the adjoining casino. Additionally, the loan documents with respect to the Grand Canal Shoppes at the Venetian mortgage loan have certain restrictions placed upon transfers of the related mortgaged property pursuant to a reciprocal easement, use and operating agreement. If the borrower desires to transfer or sell the related mortgaged property or to lease all or substantially all of the property, the owner of the adjacent casino has a right of first offer to purchase the related mortgaged property on substantially the same terms as a prospective purchaser. There are also certain restrictions regarding to whom the borrower may transfer or lease the property. For example, the transferee may not be a competitor of the adjoining casino owner, nor may the transferee in any way jeopardize the gaming licenses of the adjoining casino owner. In addition, the owner of the adjacent casino has been granted certain cure rights with respect to any defaults or accelerations under the related mortgage loan documents. This may impede the ability of the special servicer to sell the related mortgaged property after foreclosure or sell the related mortgage loan if it becomes a defaulted mortgage loan. See "Annex
          B--Structural and Collateral Term Sheet--Ten Largest Mortgage
          Loans--Grand Canal Shoppes at the Venetian."

          Retail tenants often have co-tenancy provisions permitting them to, among other things, cease operation or reduce their rent in the event an anchor or other significant tenant ceases operations, goes dark or fails to renew its lease. Certain tenants at certain mortgaged properties have co-tenancy provisions in their leases. There can be no assurance that the actions of a significant tenant at a retail center
          (including a tenant that is

                                      S-45

          not leasing a portion of the mortgaged property) will not have a significant impact on the collateral for the mortgage loan or the related borrower's ability to make its mortgage loan payments.

          Additional competing retail properties may be built in areas where the retail properties are located. For example, with respect to the Grand
          Canal Shoppes at the Venetian mortgage loan, the owners of the adjoining casino are developing a hotel, casino and retail complex adjacent to the casino, which is currently scheduled to be completed in the second quarter of 2007. An affiliate of the borrower has entered into a forward commitment to purchase the retail portion of the complex (which will be contiguous with the mortgaged property securing the Grand Canal Shoppes at the Venetian mortgage loan and be operated as one retail mall), subject to the satisfaction of certain conditions. This project may compete with the Grand Canal Shoppes at the Venetian mortgaged property and have an adverse effect on the performance of the related mortgage loan.

          Seventy of the mortgaged properties, securing 49.0% of the initial mortgage pool balance and 51.0% of the initial sub-pool 1 balance, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of or the entire property. See "Description of the
          Trust Assets--Mortgage Loans--A Discussion of the Various Types of
          Multifamily and Commercial Properties that May Secure Mortgage Loans
          Underlying a Series of Certificates--Office Properties" in the
          accompanying prospectus.

          With respect to certain office properties, the related mortgaged property is a medical office. The performance of a medical office property may depend on reimbursement for patient fees from private or government-sponsored insurers. Issues related to reimbursement
          (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. In addition, medical office properties may not be easily converted to other uses.

          Certain tenants at some of the mortgaged properties have been, may currently be or may in the future become, a party to a bankruptcy proceeding. The bankruptcy of or financial difficulties affecting a tenant may adversely affect a borrower's ability to make its mortgage loan payments.

          The inclusion in the mortgage pool of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the
          Trust Assets--Mortgage Loans--A Discussion of the Various Types of
          Multifamily and Commercial Properties that May Secure Mortgage Loans
          Underlying a Series of Offered Certificates" in the accompanying prospectus.

          Tenant risks are increased if there is a concentration of tenants in particular industries at one or more of the mortgaged properties. If a particular industry experiences an economic downturn, a concentration among the tenants of any mortgaged property in such industry may lead to losses on the related mortgage loan that are substantially more severe than would be the case if its tenants were in diversified industries.

     o    Hospitality Properties. Eight of the mortgage loans, representing 8.9%
          of the initial mortgage pool balance and 9.2% of the initial sub-pool
          1 balance, are secured by a hospitality property. The economic success of hospitality properties is generally subject to the factors included in "Risk Factors--Repayment of a Commercial or Multifamily Mortgage
          Loan Depends on the Performance and Value of the Underlying Real
          Property, Which May Decline Over Time, and the Related Borrower's
          Ability to Refinance the Property, of Which There Is No
          Assurance--Hospitality Properties" and "Description of the Trust
          Assets--Mortgage Loans--A Discussion of the Various Types of
          Multifamily and Commercial Properties that May Secure Mortgage Loans
          Underlying a Series of Certificates--Hospitality Properties" in the
          accompanying prospectus.

     o    Multifamily Properties. Seven of the mortgage loans, representing 4.3%
          of the initial mortgage pool balance, of which 2 mortgage loans are in sub-pool 1, representing 0.4% of the initial sub-pool 1 balance, and 5 mortgage loans are in sub-pool 2, representing 100.0% of the initial sub-pool 2 balance, are secured by one or more multifamily properties.
          The economic success of multifamily properties is generally subject to the factors included in "Risk Factors--Repayment of a Commercial or
          Multifamily Mortgage
                                      S-46

          Loan Depends on the Performance and Value of the Underlying Real
          Property, Which May Decline Over Time, and the Related Borrower's
          Ability to Refinance the Property, of Which There Is No
          Assurance--Many Risk Factors are Common to Most or all Multifamily and
          Commercial Properties" and "--The Successful Operation of a
          Multifamily or Commercial Property Depends on Tenants" in the
          accompanying prospectus.

          Multifamily properties may be leased primarily to students. Risks specifically related to student housing include that such properties may (i) be more susceptible to damage or "wear and tear" than other similar multifamily units, (ii) rely on the financial well-being and success of the college or university to which it relates, (iii) have higher turnover rates than other multifamily properties, (iv) have tenants with no or limited income who rely on third parties (i.e., parents or loans) to satisfy rent obligations and (v) consist of leases with a duration of less than 12 months. Nine of the multifamily properties, which mortgaged properties secure the mortgage loan identified on Annex A as Place Properties Portfolio, representing 2.7%
          of the initial mortgage pool balance, are off-campus student housing apartment communities, located in smaller university towns in the southeastern United States. These mortgaged properties are located adjacent to or within 1.8 miles of the related college or university campus and are dependent on the continuing ability of the related college or university to attract students. See "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--Place
          Properties Portfolio."

     o    59.9% of the Initial Mortgage Pool Balance and 62.2% of the Initial
          Sub-pool 1 Balance Will Be Secured by Mortgage Liens on Real Property
          Located in Each of the Following States--Texas, New York, California,
          Nevada and Hawaii. The mortgaged properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent 6.3% or more of the initial mortgage pool balance, initial sub-pool 1 balance and initial sub-pool 2 balance:

                            ALL MORTGAGED PROPERTIES

                                                                   % OF INITIAL
                                                    NUMBER OF        MORTGAGE
                               JURISDICTION         PROPERTIES     POOL BALANCE
            --------------------------------------- ------------ ---------------
             Texas................................       11            16.3%
             New York.............................        7            16.2%
             California...........................       29            12.2%
             Nevada...............................       12             8.7%
             Hawaii...............................        3             6.3%

                                   SUB-POOL 1

                                                                    % OF INITIAL
                                                    NUMBER OF        SUB-POOL 1
                              JURISDICTION          PROPERTIES         BALANCE
            --------------------------------------- ------------ ---------------
             Texas................................      11              17.0%
             New York.............................       7              16.9%
             California...........................      28              12.7%
             Nevada...............................      12               9.1%
             Hawaii...............................       3               6.6%

                                   SUB-POOL 2

                                                                    % OF INITIAL
                                                    NUMBER OF        SUB-POOL 2
                              JURISDICTION          PROPERTIES         BALANCE
            --------------------------------------- ------------ ---------------
              Georgia                                    3              32.7%
              Connecticut                                1              15.8%
              Alabama                                    2              14.7%
              Arizona                                    1              10.7%
              Tennessee                                  1               6.4%

                                      S-47

          The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "Risk Factors--Geographic Concentration Within a Trust
          Exposes Investors to Greater Risk of Default and Loss" in the
          accompanying prospectus. The mortgaged properties located in any given state may be concentrated in one or more areas within that state.
          Annex A to this prospectus supplement contains the address for each mortgaged property.

     o    The Mortgage Pool Will Include Material Concentrations of Balloon
          Loans. One hundred thirty-nine mortgage loans, representing 99.1% of the initial mortgage pool balance, of which 134 mortgage loans are in sub-pool 1, representing 99.0% of the initial sub-pool 1 balance, and
          5 mortgage loans are in sub-pool 2, representing 100.0% of the initial sub-pool 2 balance, are balloon loans. The ability of a borrower to make the required balloon payment on a balloon loan at maturity depends upon the borrower's ability either to refinance the loan or to sell the mortgaged property, which depends on economic and market factors that cannot be predicted. See "Description of the Mortgage
          Pool--Terms and Conditions of the Trust Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment Performance of
          Your Offered Certificates Will Depend Upon Payments, Defaults and
          Losses on the Underlying Mortgage Loans; and Those Payments, Defaults
          and Losses May Be Highly Unpredictable--There is an Increased Risk of
          Default Associated with Balloon Payments" in the accompanying prospectus.

     o    The  Mortgage Pool Will Include Some Disproportionately Large
          Mortgage Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The five largest mortgage loans have an aggregate Cut-off Date balance of $1,106,413,900 and represent 30.8%
          of the initial mortgage pool balance, and the ten largest mortgage loans have an aggregate Cut-off Date balance of $1,706,901,534 and represent 47.5% of the initial mortgage pool balance, of which 9 mortgage loans are in sub-pool 1, representing 46.6% of the initial sub-pool 1 balance, and one mortgage loan is in sub-pool 2, representing 70.7% of the initial sub-pool 2 balance. See "Description of the Mortgage Pool--General," "--Multi-Property Mortgage Loans and
          Mortgage Loans with Affiliated Borrowers" and "Annex B--Structural and
          Collateral Term Sheet--Ten Largest Mortgage Loans--North Star Mall,"
          "--Grand Canal Shoppes at the Venetian," "--1440 Broadway," "--The
          Crescent," "--498 Seventh Avenue," "--Mall St. Matthews," "--Westin
          Kierland," "--Shops at Wailea," "--Waikiki Galleria" and "--Place
          Properties Portfolio" in this prospectus supplement and "Risk
          Factors--Loan Concentration Within a Trust Exposes Investors to
          Greater Risk of Default and Loss" in the accompanying prospectus.

     o    The Mortgage Pool Will Include Leasehold Mortgage Properties. Twelve
          mortgaged properties, representing 17.1% of the initial mortgage pool balance (based on allocated loan amount with respect to multi-property mortgage loans), all of which are in sub-pool 1, representing 17.8% of the initial sub-pool 1 balance are secured by a mortgage lien on the related borrower's leasehold interest in all or a material portion of the related mortgaged property, but not by the corresponding fee interest in the property that is subject to the ground lease. Because of possible termination of the related ground lease and potential rental payment increases, lending on a leasehold interest in a property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. See "Description of the
          Mortgage Pool--Additional Loan and Property Information--Ground
          Leases" in this prospectus supplement. See also "Risk Factors--Ground
          Leases Create Risks for Lenders That Are Not Present When Lending on
          an Actual Ownership Interest in a Real Property" and "Legal Aspects of
          Mortgage Loans--Foreclosure--Leasehold Considerations" in the
          accompanying prospectus.

          The mortgage loan identified on Annex A as Hyatt Regency Albuquerque representing 0.7% of the initial mortgage pool balance and 0.7% of the initial sub-pool 1 balance, is secured by the borrower's interest in two condominium units in a six unit condominium. The condominium is situated on seven parcels of land, three of which are owned in fee by the owners of the condominium units and four of which are ground leased to the condominium. One-third of the fee interest in the land underlying one of the ground leases is owned by the owners of the condominium units. The borrower owns an undivided 42.875% interest in each of the fee interests, 42.875% of the one-third interest in the fee underlying one of the leasehold

                                      S-48

          interests and 42.875% of the leasehold interests underlying the condominiums. Each of the four ground leases expires November 30,
          2051, and do not contain all of the standard mortgagee protections.
          None of the ground leases provide for a new lease upon termination of the original lease or prohibit amendment, modification or termination of the ground leases without lender approval (however, the condominium declaration prohibits any such changes to the ground leases without consent of all unit owners). One of the ground leases does not require notice to the lender upon a default by the ground lessee and two of the ground leases do not provide the lender with additional time to cure a default by a ground lessee. See "--Condominium Ownership May
          Limit Use of the Property and Decision Making Related to the
          Property."

     o    Condominium Ownership May Limit Use of the Property and Decision
          Making Related to the Property. In the case of the condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers. Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests. We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium. See "Description of the Trust Assets--Mortgage
          Loans--A Discussion of Various Types of Multifamily and Commercial
          Properties that May Secure Mortgage Loans Underlying a Series of
          Offered Certificates" in the accompanying prospectus.

          The mortgage loan identified on Annex A as Hyatt Regency Albuquerque representing 0.7% of the initial mortgage pool balance and 0.7% of the initial sub-pool 1 balance, is secured by the borrower's interest in two units (units 2 and 6) in a six unit office, hotel and retail condominium. The underlying land consists of seven parcels, three of which are owned in fee by the condominium association and four of which are ground leased to the condominium association. The condominium association is governed by a condominium declaration that contains restrictions on the use of each unit. Unit 2, which contains the hotel, is restricted to hotel and related use. Unit 6, which contains hotel meeting rooms and ballrooms, is restricted to retail and/or restaurant use. The borrower does not control voting issues, however with respect to certain significant matters related to the common elements of the condominium, as to which the consent of two-thirds of the voting interests is required to act. For example, in the event of a casualty, the proceeds associated with common and structural elements must be applied toward restoration unless two-thirds of the voting interests elect otherwise. With respect to the ground leases, the condominium declaration provides that ground lease rent be paid by the condominium association (as a common charge). Upon the termination of any of the ground leases, the condominium will be terminated and the property sold. See "--The
          Mortgage Pool Will Include Leasehold Mortgage Properties" above.

          In addition, the mortgaged properties with respect to 3 mortgage loans identified on Annex A as Pasadena Collection, Intracorp Building and
          Wednesbury Medical Office, representing approximately 0.2%, 0.2% and
          0.1%, respectively, of the initial mortgage pool balance and 0.2%,
          0.2% and 0.1%, respectively, of the initial sub-pool 1 balance, are fee interests in condominium units. In the case of each of these loans, the related borrower controls the condominium board.

          In addition, the borrower under one mortgage loan identified on Annex
          A to this prospectus supplement as Waikiki Galleria, representing 2.8%
          of the initial mortgage pool balance and 2.9% of the initial sub-pool
          1 balance, has the right to convert the mortgaged property to a condominium form of ownership and obtain the release of a condominium unit. See "Annex B--Structural and Collateral Term Sheet--Ten Largest
          Mortgage Loans--Waikiki Galleria."

                                      S-49

     o    Some of the Mortgaged Properties Are Legal Nonconforming Uses or Legal
          Nonconforming Structures. Some of the mortgage loans are secured by a mortgage lien on a property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Additional Loan and Property Information--Zoning
          and Building Code Compliance" in this prospectus supplement and "Risk
          Factors--Changes in Zoning Laws May Adversely Affect the Use or Value
          of a Real Property" in the accompanying prospectus.

     o    Some of the Mortgaged Properties May Not Comply with the Americans with Disabilities Act of 1990 or Similar Laws. Some of the mortgaged properties securing mortgage loans that we intend to include in the trust may not comply with the Americans with Disabilities Act of 1990 or similar state laws. Compliance, if required, can be expensive. A borrower may be required to comply with other existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws, expenditures of costs associated therewith or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and consequently, its ability to pay its mortgage loan. See "Risk Factors--Compliance with the Americans with Disabilities Act of 1990 May Be Expensive" and
          "Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the accompanying prospectus.

     o    Multiple Mortgaged Properties Are Owned by the Same Borrower,
          Affiliated Borrowers or Borrowers with Related Principals or Are
          Occupied, in Whole or in Part, by the Same Tenant or Affiliated
          Tenants. Thirteen separate groups of mortgage loans have borrowers that, in the case of each of those groups, are the same or under common control. The three largest of these other separate groups represent 17.8%, 5.9% and 2.8%, respectively, of the initial mortgage pool balance, all of which are in sub-pool 1, representing 27.6% of the initial sub-pool 1 balance. See "Description of the Mortgage
          Pool--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
          Borrowers" in this prospectus supplement.

          In addition, there are tenants who lease space at more than one mortgaged property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A to this prospectus supplement for a list of the three largest tenants (based on square feet occupied) at each of the mortgaged properties.

          The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged properties securing mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. A bankruptcy proceeding of a borrower or a tenant could materially and adversely affect the ability to liquidate the related mortgaged property. See "Risk Factors--Repayment of a
          Commercial or Multifamily Mortgage Loan Depends on the Performance and
          Value of the Underlying Real Property, Which May Decline Over Time,
          and the Related Borrower's Ability to Refinance the Property, of Which
          There Is No Assurance--Tenant Bankruptcy Adversely Affects Property
          Performance," "--Borrower Concentration Within a Trust Exposes
          Investors to Greater Risk of Default and Loss" and "--Borrower
          Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage
          Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     o    The Borrower's Form of Entity May Cause Special Risks. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, borrowers'
          organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool.

                                      S-50

          However, we cannot assure you that the related borrowers will comply with these requirements. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

          o   operating entities with business distinct from the operation of the property with the associated liabilities and risks of
              operating an ongoing business; or

          o   individuals that have personal liabilities unrelated to the property.

          However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

          Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Borrower Bankruptcy Proceedings Can Delay and
          Impair Recovery on a Mortgage Loan Underlying Your Offered
          Certificates" in the accompanying prospectus.

     o    Some of the Mortgaged Properties Are Owned by Borrowers That Are
          Tenants-In-Common. Sixteen of the mortgage loans, which collectively represent 13.1% of the initial mortgage pool balance, all of which are in sub-pool 1, representing 13.6% of the initial sub-pool 1 balance are owned by borrowers that are tenants-in-common, each of which tenant-in-common borrower is a single purpose entity. In general, with respect to a tenant-in-common ownership structure, each
          tenant-in-common owns an undivided share in the property and if a tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant-in-common has the ability to seek a partition of the property
          (requesting that a court order a sale of the property and a distribution of the proceeds proportionally). If a tenant-in-common exercises its right of partition, the related mortgage loan may be subject to prepayment. In order to reduce the likelihood of a partition action, the SPE tenant-in-common borrowers have (i)
          covenanted in their loan documents not to commence a partition action and/or (ii) affirmatively waived their right to seek a partition or covenanted not to exercise their right to commence a partition action under their respective tenant-in-common agreements or it is an event of default under the loan documents to seek to partition the mortgaged property. However, there can be no assurance that, if challenged, a waiver would be enforceable or that it would be enforced in a bankruptcy proceeding. The non-SPE tenant-in-common borrowers are not precluded from commencing a partition action under their
          organizational documents and have not waived their right to seek a partition action under their organizational documents. As such, there is a greater risk of prepayment as a result of a partition.

          In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases. With respect to each of the tenant-in-common loans, the loan documents provide that the portion of the loan attributable to each tenant-in-common interest that files for bankruptcy protection (or the entire outstanding loan balance) will become full recourse to such tenant-in-common borrower, and its owner or guarantor, if such tenant-in-common borrower files for bankruptcy.

     o    Some of the Mortgaged Properties Are or May Be Encumbered by
          Additional Debt. Certain mortgaged properties that secure mortgage loans that we intend to include in the trust are or may in the future be encumbered by subordinate debt. Seven of the mortgage loans, representing 21.5% of the initial mortgage

                                      S-51

          pool balance and 22.4% of the initial sub-pool 1 balance, are secured by mortgaged properties that also secure other mortgage loans in a split loan structure, which other mortgage loans (also referred to as companion loans) are either subordinate or pari passu to the mortgage loans included in the mortgage pool. The mortgage loans in each split loan structure are cross-defaulted with each other. See "Description of the Mortgage Pool--Split Loan Structure," "Annex B--Structural and
          Collateral Term Sheet--Ten Largest Mortgage Loans--Shops at Wailea,"
          "--1440 Broadway" and "--Grand Canal Shoppes at the Venetian" in this prospectus supplement for a discussion of subordinate and pari passu companion loans.

          The existence of secured subordinate indebtedness may adversely affect the borrower's financial viability and/or the trust's security interest in the mortgaged property. Any or all of the following may result from the existence of secured subordinate indebtedness on a mortgaged property:

          1.    refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

          2.    reduced cash flow could result in deferred maintenance at the particular property; 3. borrower may have difficulty servicing and repaying multiple loans;

          4.    if the holder of the other debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the
                particular property could be delayed; and

          5.    if the mortgaged property depreciates for whatever reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan in the trust.

          The holder of a subordinate companion note may in the future be an affiliate of the borrower; however, the related co-lender agreement will provide that such holder will not be entitled to advise or direct the special servicer.

          Other loans may have secured subordinate debt as described under
          "Description of the Mortgage Pool--Additional Loan and Property
          Information--Other Financing" in this prospectus supplement.

          In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower.

     o    The Ownership Interests in Some Borrowers Have Been or May Be Pledged
          to Secure Debt. Certain borrowers or affiliates of borrowers under mortgage loans we intend to include in the trust have pledged or may in the future pledge their interest in the borrower as security for a loan. With respect to four of the mortgage loans, secured by the mortgaged properties identified on Annex A to this prospectus supplement as Place Properties Portfolio, 1700 Market Street, Olathe
          Station and 500 East 84th Avenue collectively representing 6.7% of the initial mortgage pool balance of which three mortgage loans are in sub-pool 1, representing 4.1% of the initial sub-pool 1 balance and one mortgage loan is in sub-pool 2, representing 70.7% of the initial sub-pool 2 balance, equity holders of the related borrowers have incurred mezzanine debt from third party lenders secured by a pledge of an equity interest in the related borrower. The equity owner of the borrower under the mortgage loan secured by the mortgaged property identified on Annex A as One South Street also incurred debt secured by an equity interest in the equity owner, as described below under
          "Description of the Mortgage Pool--Additional Loan and Property
          Information--Other Financing." With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Hotel Burnham, the borrower incurred subordinate debt secured by a pledge of an equity interest in the borrower.

                                      S-52

          With respect to fifteen of the mortgage loans, secured by the mortgaged properties identified on Annex A to this prospectus supplement as North Star Mall, The Crescent, Mall St. Matthews, Westin
          Kierland, Shops at Wailea, 1370 Avenue of the Americas, Doral
          Arrowwood Hotel, Seattle Tower, Irvine Technology Center-I, Grand
          Canal Shoppes at the Venetian, Bloomfield Park Gateway Center, Hampton
          Inn Camarillo, Harbor Medical Office, Wednesbury Medical Office and
          Anderson Crossing Shopping Center, equity holders of the related borrowers may in the future incur mezzanine debt, secured by a pledge of a direct or indirect equity interest in the related borrower, subject to the terms of the related loan documents. Additionally, the mezzanine debt incurred on the mortgaged property identified on Annex
          A to this prospectus supplement as 1700 Market Street may be refinanced with new mezzanine debt having a greater principal amount than the current outstanding mezzanine debt secured by a pledge of a direct or indirect equity interest in the related borrower, subject to the satisfaction of certain conditions set forth in the related mortgage loan documents, including a combined loan to value ratio
          (inclusive of the mortgage loan and mezzanine loan) of not more than
          85%.

          In general, with respect to the equity pledges described above, the related mezzanine lender has (or, with respect to a future mezzanine loan, that mezzanine lender may have) the option to purchase the mortgage loan if (i) an acceleration of the mortgage loan has occurred, (ii) certain enforcement actions, such as a foreclosure, have been commenced or (iii) the mortgage loan becomes a specially serviced mortgage loan. The purchase price must generally be at least equal to the outstanding principal balance of the mortgage loan together with accrued and unpaid interest thereon and other amounts due on the mortgage loan, but in some cases, may exclude any yield maintenance premium or default interest that would have otherwise been payable by the related borrower and, in some cases, may not include a liquidation fee that may be payable by the trust.

          The related mezzanine lender may also have the right to receive notice from the related mortgagee of any borrower default and the right to cure that default after or prior to the expiration of the related borrower's cure period or in some cases for a period extending beyond the related borrower's cure period. The mezzanine lender generally will have a specified period of time, set forth in the related intercreditor agreement, to cure any default. The mezzanine lender may be prohibited from curing monetary defaults for longer than a specified number of months or be subject to other requirements. Before the lapse of a mezzanine lender's cure period, neither the master servicer nor the special servicer may foreclose on the related mortgaged property or exercise any other remedies with respect to the mortgaged property.

          While a mezzanine lender has no security interest in or rights to the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to these mortgage loans, the relative rights of the mortgagee and the related mezzanine lender are set forth in an intercreditor agreement, which generally provides that the rights of the mezzanine lender
          (including the right to payment) are subordinate to the rights of the mortgage loan lender against the mortgage loan borrower and mortgaged property. See "Description of the Mortgage Pool--Additional Loan and
          Property Information--Other Financing" and "Annex B--Structural and
          Collateral Term Sheet--Ten Largest Mortgage Loans--Place Properties
          Portfolio" in this prospectus supplement.

          The mezzanine debt holder with respect to any mezzanine debt and any future mezzanine debt may in the future be an affiliate of the borrower. Therefore, the interests of the mezzanine debt holder may conflict with your interests.

          The existence of mezzanine indebtedness may result in reduced cash flow to the related borrowers (after payments of debt service on the mortgage loan and the mezzanine loan), which in turn could result in the deferral of expenditures for property maintenance and/or increase the likelihood of a borrower bankruptcy. See "Risk
          Factors--Subordinate Debt Increases the Likelihood That a Borrower
          Will Default on a Mortgage Loan Underlying Your Offered Certificates"
          and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the
          accompanying prospectus. In a bankruptcy proceeding, the trust would face certain limitations, and the holders of mezzanine indebtedness would likely contest any attempt to foreclose on the related property or properties. See, generally, "Risk Factors--Borrower Bankruptcy
          Proceedings Can Delay and Impair Recovery on a Mortgage Loan
          Underlying Your Offered Certificates" in the accompanying prospectus.

                                      S-53

          In addition, the borrowers under five mortgage loans, North Star Mall,
          Grand Canal Shoppes at the Venetian, Mall St. Matthews, 1440 Broadway
          and Irvine Technology Center-I are permitted to pledge direct interests in themselves or issue preferred equity or debt granting similar rights as preferred equity so long as confirmation has been received from each rating agency that the debt would not result in the downgrade, withdrawal or qualification of the then-current ratings of the certificates.

          See "Description of the Mortgage Pool--Additional Loan and Property
          Information--Other Financing" in this prospectus supplement and "Risk
          Factors--Subordinate Debt Increases the Likelihood That a Borrower
          Will Default on a Mortgage Loan Underlying Your Offered Certificates"
          in the accompanying prospectus.

     o    The Mortgaged Properties that Secure Seven Mortgage Loans also Secure
          Another Mortgage Loan that Is Not in the Trust and the Interests of the Holders of those Other Mortgage Loans May Conflict with Your
          Interests. Seven mortgage loans, representing 21.5% of the initial mortgage pool balance and 22.4% of the initial sub-pool 1 balance, are each part of a split loan structure, each comprised of two or more mortgage loans that are secured by a single mortgage instrument on the same mortgaged property. Each of such mortgage loans is subject to a co-lender agreement or intercreditor agreement, as applicable, which provides, among other things, except in the case of the mortgage loans in a split loan structure identified in Annex A to this prospectus supplement as Toringdon II, that the holder of the mortgage loans that are not included in the trust (whether subordinate or pari passu in right of payment with the mortgage loan included in the trust) will have certain rights (i) to advise, consult or consent with the special servicer with respect to various servicing matters affecting all of the mortgage loans in the split loan structure and/or (ii) replace the special servicer with respect to the mortgage loans in the split loan structure. See "Description of the Mortgage Pool--Split Loan
          Structure" and "Servicing Under the Pooling and Servicing
          Agreement--The Directing Holders" in this prospectus supplement. The holders of the mortgage loans that are not included in the trust may have interests that conflict with your interests. See "--Conflicts of
          Interest" below.

     o    Changes in Mortgage Pool Composition Can Change the Nature of Your
          Investment. If you purchase any of the class A-2, class A-3, class
          A-AB, class A-4, class A-1-A, class A-J, class B, class C, class D and
          Class E certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own any other class of offered certificates with a shorter weighted average life, such as the class
          A-1 certificates. This is so because the longer mortgage loans are outstanding in a mortgage pool the greater the chances are that a borrower in such mortgage pool will default or prepay a mortgage loan.
          Such default or prepayment will in turn increase the concentration of all other borrowers, or other loans or property characteristics and therefore a certificate with a longer weighted average life is more likely to be exposed to such increased concentrations. See "Risk
          Factors--Changes in Pool Composition Will Change the Nature of Your
          Investment" in the accompanying prospectus.

     o    Lending on Income-Producing Real Properties Entails Environmental
          Risks. The trust could become liable for a material adverse environmental condition at any of the mortgaged properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

     With respect to each of the mortgaged properties securing mortgage loans that we intend to include in the trust, a third-party consultant conducted a
Phase I environmental site assessment or updated a previously conducted Phase I environmental site assessment. In the case of 155 mortgaged properties, securing
99.1% of the initial mortgage pool balance, of which 142 mortgaged properties are in sub-pool 1, representing 99.1% of the initial sub-pool 1 balance, and 13 mortgaged properties are in sub-pool 2, representing 100.0% of the initial sub-pool 2 balance, all of the environmental assessments were completed during the 12-month period ending on the cut-off date. With respect to 3 mortgaged properties, securing 0.9% of the initial mortgage pool balance, all of which are in sub-pool 1, representing 0.9% of the initial sub-pool 1 balance, the environmental assessments were completed during the period from 12 months to 15 months preceding the cut-off date. To the extent that any Phase I environmental site assessment recommended a Phase II environmental site assessment or other follow-up measures, such Phase II or other follow-up was performed. Phase II investigation typically consists of sampling and/or testing.

                                      S-54

     If the environmental assessments identified the presence of material amounts of asbestos-containing materials, lead-based paint and/or radon, the environmental consultant generally recommended, and the related loan documents generally required the establishment of, or there was generally implemented, an operation and maintenance plan or the implementation of a remediation program to address the issue. The presence of such materials could result in a claim for damages.

     If the environmental assessments identified potential problems at properties adjacent or otherwise near to the related mortgaged properties, the related borrower was generally required to monitor the environmental condition and/or to carry out additional testing, or obtain confirmation that a third party is the responsible party. To the extent a third party "responsible party"
was identified, generally the borrower will not be required to take any action regarding potential problems at an adjacent or nearby property.

     In other cases, the environmental testing identified problems at certain of the mortgaged properties. In these cases, unless a state funded program was identified as a source of funding for remediation costs or the related borrower received a "no further action" letter from the relevant governmental department, the related borrower was required to do one or more of the following:

     o   take remedial action if no third party was identified as being responsible for the remediation;

     o   deposit a cash reserve in an amount generally equal to 100% to 125% of the estimated cost of the remediation;

     o   monitor the environmental condition and/or carry out additional testing; and/or

     o   obtain an environmental insurance policy (which may contain specific coverage limits and deductibles and which may not be sufficient to cover all losses resulting from certain environmental conditions).

     With respect to the mortgaged property securing the loan identified on
Annex A to this prospectus supplement as Eastgate Center, representing 0.1% of the initial mortgage pool balance and 0.1% of the initial sub-pool 1 balance, perchloroethane released into the soil by a dry cleaner tenant was discovered in
1999. The tenant last performed dry cleaning functions at the property in 1995.
In June of 2002, the tenant was accepted into the North Carolina Department of
Environment and Natural Resources Dry Cleaning Fund Program. As a condition to the purchase of the property by the borrower, the tenant's owner has entered into an agreement with the borrower in which it acknowledged responsibility for the contamination present on the property, agreed to comply with all requirements of the North Carolina program, including the payment of all costs to conduct assessments and/or remediation work, and agreed to indemnify the borrower and the lender against any liabilities relating to the contamination.
The borrower has also agreed to become a co-petitioner under the program, with the understanding that the tenant will be responsible for all out of pocket costs associated with investigation and, if required, remediation of the property.

     In the case of the mortgage loan identified on Annex A to this prospectus supplement as 25 Melville Road included in the trust, representing 0.3% of the initial mortgage pool balance and 0.3% of the initial sub-pool 1 balance, the mortgaged property securing the mortgage loan has documented chlorinated solvent impact to soil and groundwater. The appropriate regulators have been notified and the site is currently under remediation with their oversight. An initial escrow of $2,000,000 was established to fund the clean up and at the time of the environmental site assessment, $1,000,000 remained in the escrow. Based on the environmental report, the cost of the remaining remedial activities is estimated to be $1,000,000. According to the environmental report, Arcadis, the contractor completing the remedial activities, has also guaranteed that it will obtain a
"no further action" letter for the onsite case, regardless of the escrow balance. In addition, the borrower has procured a Federal Insurance Company
(Chubb) Environmental Site Liability insurance policy with limits of
$10,000,000, a deductible of $50,000 and a term extending to 2012. This environmental insurance policy is for unknown conditions and specifically excludes the costs associated with asbestos containing materials and claims for lead based paint (which have not been identified at the site), as well as the approved Remedial Action Work Plan submitted to the regulators to address the chlorinated solvent issues. We cannot assume that the amounts escrowed for the remediation will be sufficient to pay all remediation costs.

                                      S-55

     With respect to the mortgaged property securing the mortgage loan identified on Annex A to this prospectus supplement as North Star Mall, representing 7.0% of the initial mortgage pool balance and 7.3% of the initial sub-pool 1 balance, the environmental site assessment ("ESA") identified impact to soil and groundwater from the Texaco site at the mortgaged property. The ESA recommended sampling of the monitoring wells located at the Texaco site to document current groundwater conditions and pursue case closure from the Texas
Commission on Environmental Quality ("TCEQ"). The ESA indicates that case closure should be achieved after the submission of satisfactory sampling reports to the TCEQ. If additional environmental remedial activity is required, based upon the monitoring results, then the borrower will be required to conduct such activity. If the cost of any such remedial activity is projected to exceed 5% of the amount of the mortgage loan, then either (i) the borrower will deliver reasonably satisfactory evidence that an independent creditworthy third party has been identified as the responsible party and will conduct such remedial activity, or (ii) such remedial activity will be conducted by the borrower, and the borrower will comply with the requirements of the loan documents, including the delivery of a completion guarantee from an acceptable independent creditworthy guarantor. In the event additional remedial activity is required, the borrower may incur costs and expenses. There can be no assurance that such additional costs and expenses will not adversely impact the borrower or its ability to satisfy its obligations under the mortgage loan.

     In a few cases where a responsible party, other than the related borrower, had been identified with respect to a potential adverse environmental condition at a mortgaged property securing a mortgage loan that we intend to include in the trust, the environmental consultant did not recommend that any action be taken by the related borrower. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     Furthermore, any particular environmental assessment may not have tested for or revealed all potentially adverse conditions and there may be material environmental liabilities of which we are not aware. For example, testing for lead-based paint, lead in drinking water and radon was done only if the originating lender determined or the environmental consultant recommended that the use, age and condition of the subject property warranted that testing. There can be no assurance that--

     o   the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     o   the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

     o   any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action; or

     o   the required environmental insurance policy will be obtained.

     See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments" in this prospectus supplement and "Risk
Factors--Environmental Liabilities Will Adversely Affect the Value and Operation
of the Contaminated Property and May Deter a Lender from Foreclosing" and "Legal
Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

     Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.
If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

     Property Inspectors May Not Adequately Identify Property Conditions and
Such Conditions Could Result in Loss to Certificateholders. In connection with the origination of each mortgage loan, engineering firms inspected each mortgaged property securing all of the mortgage loans that we intend to include in the trust, to assess--

     o   the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o   the general condition of the site, buildings and other improvements located at each mortgaged property.

                                      S-56

     Except in the case of 2 mortgaged properties, which secure mortgage loans in sub-pool 1, representing 0.3% of the initial mortgage pool balance and 0.3%
of the initial sub-pool 1 balance, the mortgaged properties were inspected during the 12-month period preceding the cut-off date.

     In some cases, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of
$100,000. In those cases, the related originator generally required the related borrower to fund reserves, obtain a guaranty from the parent or sponsor or deliver letters of credit or other instruments, to cover these costs.

     There can be no assurance that the above-referenced inspections identified all risks related to property conditions at the mortgaged properties securing the mortgage loans or that adverse property conditions, including deferred maintenance and waste, have not developed at any of the mortgaged properties since that inspection.

     Limitations Related to Multi-Property Mortgage Loans. The mortgage pool will include mortgage loans that are secured by multiple mortgaged properties.
These mortgage loans are identified in the tables contained in Annex A. The purpose of securing any particular mortgage loan with multiple properties is to reduce the risk of default or ultimate loss on such mortgage loan or mortgage loans as a result of an inability of any particular mortgaged property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit--

     o   the release of one or more of the mortgaged properties from the related mortgage lien, and/or

     o   a full or partial termination of the applicable cross-
         collateralization,

in each case, upon the satisfaction of the conditions described under
"Description of the Mortgage Pool--Terms and Conditions of the Trust Mortgage
Loans" and "--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
Borrowers" in this prospectus supplement.

     When multiple properties secure an individual mortgage loan, the amount of the mortgage encumbering any particular one of those mortgaged properties may be less than the full amount of that individual mortgage loan, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the mortgaged property will be available to offset declines in value of the other properties securing the same mortgage loan.

     One multi-property mortgage loan identified on Annex A as Place Properties
Portfolio, representing 2.7% of the initial mortgage pool balance and 70.7% of the initial sub-pool 2 balance, is secured by mortgaged properties located in two or more states. Upon a default under this mortgage loan, it may not be possible to foreclose on the related mortgaged properties simultaneously because foreclosure actions are brought in state or local court and the courts of one state cannot exercise jurisdiction over property in another state.

     Limited Information Causes Uncertainty. Some of the mortgage loans that we intend to include in the trust are loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those properties.

     No Reunderwriting of the Mortgage Loans. We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, the applicable mortgage loan seller's obligation to repurchase or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage
Pool--Representations and Warranties" and "--Cures and Repurchases" in this prospectus supplement.

                                      S-57

     Tax Considerations Related to Foreclosure. If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying rents from real property within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, as well as any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject REMIC I to federal, and possibly state or local, tax as described under
"Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other
Taxes" in the accompanying prospectus. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distribution with respect to the series 2005-GG3 certificates. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution with respect to the series 2005-GG3 certificates.

     Prior Bankruptcies. We are aware that, in the case of the mortgage loans identified on Annex A to this prospectus supplement as Eagle Mountain Shopping
Center, Northfield Commons, Hartland Village Shopping Center and Anderson
Crossing Shopping Center, which mortgage loans represent 0.6% of the initial mortgage pool balance and 0.6% of the initial sub-pool 1 balance, a principal or affiliate of the related borrower emerged from bankruptcy more than 5 years but less than 10 years ago.

     We are not aware of any other mortgage loans that we intend to include in the trust as to which a direct principal of the related borrower was a party to a bankruptcy proceeding. However, there can be no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings.
See "Risk Factors--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery
on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus. In addition, certain tenants at some of the mortgaged properties may have been, may currently be or in the future may become a party to a bankruptcy proceeding, as discussed above under "--86.0% of the Initial Mortgage Pool
Balance Will Be Secured by Mortgage Liens on the Respective Borrower's Interest
in Each of the Following Property Types--Retail and Office."

     Litigation and Other Matters Affecting the Mortgaged Properties or
Borrowers. There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation will not have a material adverse effect on your investment.

     With respect to the mortgage loan identified on Annex A to this prospectus supplement as 498 Seventh Avenue, representing approximately 5.1% of the initial mortgage pool balance and 5.3% of the initial sub-pool 1 balance, a judgment in the amount of $4,529,440.67, plus interest and costs, was entered against the borrower of the 498 Seventh Avenue mortgage loan in March 2004. While the tenant-plaintiff in the litigation giving rise to such judgment acknowledges that it has received rent credits, abatements, offsets and cash in the amount of
$6,307,456.95 in satisfaction of such judgment, the parties continue to dispute the award of tenant-plaintiff's legal fees, the amount of such fees and interest payable thereon. While the lender has taken a reserve of $1 million in respect of the disputed legal fees, and the 498 Seventh Avenue loan documents provide for additional reserves if the amount of any final award or settlement related to such fees is in excess of $1 million, to the extent a docketed judgment creates a lien against the real property of a defendant in the State of New
York, the judgment against the related borrower prior to the lien of the 498
Seventh Avenue mortgage loan.

     Impact Of Current Events On Financial Markets. The impact of recent international events involving the United States, such as the war in Iraq and terrorist attacks, is uncertain. These events could lead to general economic downturn, including a reduction in travel and personal spending, increased oil prices, loss of jobs and an overall weakened investor confidence. Among other things, reduced investor confidence may result in substantial volatility in securities markets and a decline in real estate-related investments.

                                      S-58

     Furthermore, it is uncertain what effects the events of September 11, 2001 and future terrorist activities and/or any consequent actions on the part of the
United States Government and others, including military action, will have on:
(a) U.S. and world financial markets; (b) local, regional and national economies; (c) real estate markets across the U.S.; (d) particular business segments, including those that are important to the performance of the mortgaged properties that secure the mortgage loans included in the trust; and/or (e)
insurance costs and the availability of insurance coverage for terrorist acts.

     As a result of the foregoing, defaults on commercial real estate loans could increase, and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell
Your Offered Certificates and May Have an Adverse Effect on the Market Value of
Your Offered Certificates," "--The Market Value of Your Certificates May Be
Adversely Affected by Factors Unrelated to the Performance of Your Offered
Certificates and the Underlying Mortgage Assets, such as Fluctuations in
Interest Rates and the Supply and Demand of CMBS Generally" and "--Repayment of
a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value
of the Underlying Real Property, Which May Decline Over Time, and the Related
Borrower's Ability to Refinance the Property, of Which There Is No Assurance" in
the accompanying prospectus.

CONFLICTS OF INTEREST

     General. The potential for various conflicts of interest exists with respect to the offered certificates, including conflicts of interest among certain of the borrowers, the holders of the loans in a split loan structure, the property or asset managers, the depositor, Goldman, Sachs & Co. and
Greenwich Capital Markets, Inc., in their capacity as co-lead underwriters, and the master servicer and special servicer, who may purchase some of the non-offered certificates. Additionally, one of the underwriters, Credit Suisse
First Boston, owns an indirect minority economic interest in the borrower under the mortgage loan identified on Annex A to this prospectus supplement as 1440
Broadway. See "Annex B--Structural and Collateral Term Sheet--Ten Largest
Mortgage Loans--1440 Broadway" in this prospectus supplement.

     Conflicts of Interest May Arise Between the Trust and the Mortgage Loan
Sellers or their Affiliates that Engage in the Acquisition, Development,
Operation, Financing and Disposition of Real Estate. Conflicts may arise because the mortgage loan sellers or their affiliates intend to continue to actively acquire, develop, operate, finance or dispose of real estate-related assets in the ordinary course of their business. During the course of their business activities, those affiliates may acquire or sell properties, or finance mortgage loans secured by properties, including the mortgaged properties or properties that are in the same markets as the mortgaged properties. In such case, the interests of those affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the value of the mortgaged properties and therefore the amount and, particularly in the case of a refinancing or sale of a mortgaged property, timing of distributions with respect to the offered certificates.

     Conflicts of Interest May Arise in Connection with the Servicing of the
Non-Serviced Mortgage Loans. Each of the mortgage loans identified on Annex A to this prospectus supplement as Grand Canal Shoppes at the Venetian and 1370
Avenue of the Americas are pari passu with one or more companion loans that are not assets of the trust. In the case of the Grand Canal Shoppes at the Venetian mortgage loan, it will be serviced under a pooling and servicing agreement separate from the pooling and servicing agreement under which the series
2005-GG3 certificates are issued. With respect to the 1370 Avenue of the
Americas mortgage loan, it will initially be serviced under the pooling and servicing agreement for the 2005-GG3 transaction, but after the securitization of the 1370 Avenue of the Americas Companion Loans, may be serviced under a pooling and servicing agreement separate from the pooling and servicing agreement under which the series 2005-GG3 certificates are issued. The master servicer and the special servicer that are parties to those pooling and servicing agreements will service those mortgage loans according to the servicing standards provided for in the related separate pooling and servicing agreement. As a result, you will have less control over the servicing of these mortgage loans than you would if they were being serviced by the master servicer and the special server under the pooling and servicing agreement for this transaction. See "Servicing Under the Pooling and Servicing Agreement--Servicing
of the Non-Serviced Loan Groups" in this prospectus supplement.

                                      S-59

     Holders of certain interests in the non-serviced loan groups will have certain rights to remove the special servicer under the controlling pooling and servicing agreement, although in some cases the special servicer may only be removed for cause, and appoint a successor special servicer with respect to such mortgage loans. The parties with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of series 2005-GG3 certificates. In addition, they do not have any duties to the holders of any class of certificates, and may act solely in their own interests, without any liability to any certificateholders. No certificateholder may take any action against the majority certificateholder of the controlling class, the holders of companion loans or any other parties for having acted solely in their respective interests. See "Description of the
Mortgage Pool--Split Loan Structure" in this prospectus supplement.

     With respect to the non-serviced loan groups, holders of pari passu companion loans and the related controlling class of certificateholders of any trust or operating advisors appointed by them will have certain rights to direct or advise the special servicer with respect to certain servicing matters. The interests of any of these holders or controlling class of certificateholders or operating advisors may also conflict with those of the holders of the controlling class or the interests of the holders of the offered certificates.
As a result, approvals to proposed servicer actions may not be granted in all instances thereby potentially adversely affecting some or all of the classes of offered certificates. No certificateholder may take any action against any of the parties with these approval or consent rights for having acted solely in their respective interests. See "Description of the Mortgage Pool--Split Loan
Structure" in this prospectus supplement.

     The 2004-GG2 Special Servicer may be removed as special servicer for the
Grand Canal Shoppes at the Venetian Loan Group at any time, but only for cause and with the consent of the majority holder of the controlling class of this trust who will appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the 2005-GG3 certificates and any certificates issued in any securitization containing a portion of the Grand
Canal Shoppes at the Venetian Loan Group.

     The special servicer for the 1370 Avenue of the Americas Trust Loan may be
removed as special servicer for the 1370 Avenue of the Americas Loan Group at any time, with or without cause, by the holder of the 1370 Avenue of the
Americas Pari Passu Companion Loans or, if the 1370 Avenue of the Americas Pari
Passu Companion Loans have been deposited in a securitization, the majority holder of the controlling class of the certificates issued in connection with the securitization of the 1370 Avenue of the Americas Pari Passu Companion
Loans, who will have the right to appoint a replacement special servicer.

     The Special Servicer May Experience a Conflict of Interest in Owning
Certain Classes of Non-Offered Certificates. The holder of certain of the non-offered certificates has the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder, and also has the right to direct or advise the special servicer with respect to various servicing matters. It is anticipated that the special servicer or an affiliate thereof will be the holder of such non-offered certificates. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of their affiliates. See
"Servicing Under the Pooling and Servicing Agreement--General" in this prospectus supplement.

     Conflicts Between the Directing Holder and Other Certificateholders. With
respect to each mortgage loan, the directing holder will be one of (i) the holder of certificates representing a majority interest in a designated controlling class of the series 2005-GG3 certificates, (ii) the holder of the applicable subordinate non-trust mortgage loan or (iii) the holder of a pari passu loan (or if such pari passu loan is an asset in another securitization, the holder of certificates representing a majority interest in a designated controlling class of such securitization). See "Description of the Pooling and
Servicing Agreement--The Directing Holders." The directing holder will generally have the right, subject to certain limitations described herein, to direct certain actions of the special servicer with respect to the mortgage loans. In addition, the special servicer generally may be removed and replaced by the directing holder. See "Servicing Under the Pooling and Servicing
Agreement--Replacement of the Special Servicer" in this prospectus supplement.
The directing holder may have interests that differ from those of the holders of the series 2005-GG3 certificates (if the directing holder is a Companion Loan holder) or from the holders of other classes of the series 2005-GG3 certificates
(if the directing holder is the majority holder of the controlling class) and as a result may direct the special servicer to take actions that conflict with the interest of certain classes of the offered certificates. The directing holder will have no duty or liability to any other certificateholder.

                                      S-60

     Property Managers and Borrowers May Each Experience Conflicts of Interest
in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged properties because:

     o   A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o   the property managers also may manage additional properties, including properties that may compete with those mortgaged properties;
         or

     o   affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged properties.

     Conflicts Where a Borrower is Affiliated with a Tenant at the Mortgaged
Property. With respect to mortgage loans where the borrower is affiliated with a tenant, there may be conflicts. For instance, it is more likely a landlord will waive such lease conditions for a borrower affiliated tenant than it would for an unaffiliated tenant. The borrower under the mortgage loan identified on Annex
A as 2040 Main Street, representing 2.1% of the initial mortgage pool balance and 2.2% of the initial sub-pool 1 balance, is affiliated with the tenant currently leasing 47% of the net rentable area at the mortgaged property
(expected to increase to 61% of the net rentable area in April 2007). According to the appraiser, the borrower affiliated tenant is paying above market rents at this mortgaged property. In addition, there may be other tenants at mortgaged properties that are affiliated with the related borrower. There can be no assurance that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement, including in Annexes A and B to this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                                      S-61

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 142 mortgage loans identified on Annex A to this prospectus supplement in the trust. The mortgage loans will have an initial mortgage loan balance as of the cut-off date of $3,591,930,614.

     For purposes of calculating distributions on the respective classes of the series 2005-GG3 certificates, the mortgage loans will be divided into the following two sub-pools:

     o   Sub-pool 1, which will consist of all of the mortgage loans that are secured by property types other than multifamily, together with 2 mortgage loans that are secured by multifamily properties. Sub-pool 1 will consist of 137 mortgage loans, with an Initial Sub-pool 1 Balance of $3,452,468,141, representing approximately 96.1% of the Initial
         Mortgage Pool Balance.

     o   Sub-pool 2, which will consist of all but 2 of the mortgage loans that are secured by multifamily properties. Sub-pool 2 will consist of 5 mortgage loans, with an Initial Sub-pool 2 Balance of $139,462,473, representing approximately 3.9% of the Initial Mortgage Pool Balance.

     Annex A to this prospectus supplement identifies which mortgage loans are included in each of sub-pool 1 and sub-pool 2.

     Seven of the mortgage loans, representing 21.5% of the Initial Mortgage
Pool Balance and 22.4% of the Initial Sub-pool 1 Balance, are each part of a split loan structure, comprised of two or more mortgage loans that are secured by a single mortgage instrument on the same mortgaged property. See "--Split
Loan Structure" below.

     The Initial Mortgage Pool Balance as of the cut-off date will be
$3,591,930,614. However, the actual initial mortgage loan balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the Mortgage Pool or any other mortgage loans are added to the
Mortgage Pool. See "--Changes In Mortgage Pool Characteristics" below.

     The Initial Mortgage Pool Balance will equal the total cut-off date principal balance of all the underlying mortgage loans, the Initial Sub-pool 1
Balance will equal the total cut-off date principal balance of the mortgage loans in sub-pool 1, and the Initial Sub-pool 2 Balance will equal the total cut-off date principal balance of the mortgage loans in sub-pool 2. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A to this prospectus supplement. Those cut-off date principal balances range from
$1,119,979 to $250,391,108, and the average of those cut-off date principal balances is $25,295,286.

     Of the mortgage loans to be included in the trust:

     o   seventy-six mortgage loans (the "GCFP LOANS"), representing approximately 49.8% of the Initial Mortgage Pool Balance, of which 73 mortgage loans are in sub-pool 1, representing 48.5% of the Initial
         Sub-pool 1 Balance, and 3 mortgage loans are in sub-pool 2, representing 82.9% of the Initial Sub-pool 2 Balance, were originated or acquired by Greenwich Capital Financial Products, Inc. ("GCFP");

     o   sixty-four mortgage loans (the "ARCHON LOANS") (not including the
         Jointly Sold Loans), representing approximately 38.9% of the Initial
         Mortgage Pool Balance, of which 64 mortgage loans are in sub-pool 1, representing 44.0% of the Initial Sub-pool 1 Balance, and 2 mortgage loans are in sub-pool 2, representing 17.1% of the Initial Sub-pool 2
         Balance, were originated by Archon Financial, L.P. ("ARCHON"); and

                                      S-62

     o   two mortgage loans (together with the Grand Canal Shoppes at the
         Venetian Trust Loan, collectively, the "JOINTLY SOLD LOANS"), representing approximately 11.3% of the Initial Mortgage Pool Balance and 7.5% of the Initial Sub-pool 1 Balance, were originated jointly by
         Archon and Commerzbank AG, New York Branch ("COMMERZBANK").

     The originators of the mortgage loans are referred to in this prospectus supplement as the "ORIGINATORS." The Archon Loans were originated for sale to, and acquired by, Goldman Sachs Mortgage Company ("GSMC"). We will acquire the mortgage loans from GCFP, GSMC and Commerzbank (collectively, the "MORTGAGE LOAN
SELLERS") on or about February 10, 2005. We will cause the mortgage loans that we intend to include in the trust to be assigned to the trustee pursuant to the pooling and servicing agreement.

     Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted
Encumbrances.

     You should consider each of the mortgage loans that we intend to include in the trust to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer, any
Mortgage Loan Seller or any other party.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that--

         All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     o   All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust. We show the cut-off date principal balance for each of the mortgage loans on Annex A to this prospectus supplement.

     o   If any mortgage loan is secured by multiple mortgaged properties located in more than one state, a portion of the principal balance of that mortgage loan has been allocated to each of those properties.

     o   When information with respect to mortgaged properties is expressed as a percentage of the Initial Mortgage Pool Balance, the Initial Sub-pool
         1 Balance, or the Initial Sub-pool 2 Balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans included in the trust or the portions of those balances allocated to such properties.

     o   Certain of the mortgage loans included in the trust are secured by properties that also secure another mortgage loan that is not included in the trust, which mortgage loan may be subordinated to or pari passu in right to payment with the mortgage loan included in the trust. See
         "Description of the Mortgage Pool--Split Loan Structure" and
         "--Additional Loan and Property Information--Other Financing" in this prospectus supplement.

     o   The initial mortgage pool balance, initial sub-pool balances and all other financial and statistical information provided herein, unless indicated otherwise, is based on the cut-off date principal balances of the mortgage loans and excludes any subordinate or pari passu mortgage loans.

     o   With respect to the mortgage loans that are part of a split loan structure, the underwritten debt service coverage ratio was calculated based on the monthly debt service payment due in respect of the mortgage loan included in the trust fund plus the non-trust pari passu mortgage loan(s) in that split loan structure, if

                                      S-63

         any, without regard to the monthly debt service that is due in connection with any subordinate mortgage loan in that split loan structure.

     o   With respect to the mortgage loans that are part of a split loan structure, the cut-off date principal balance used in the calculation of cut-off date loan-to-appraised value ratio includes the cut-off date principal balance of the mortgage loan that has been included in the trust plus any related non-trust pari passu mortgage loan, but excludes the principal balance of any subordinate mortgage loan in that split loan structure.

     o   Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the Mortgage Pool prior to that date.

MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The Mortgage Pool will include 7 mortgage loans, representing 5.8% of the
Initial Mortgage Pool Balance, of which 6 mortgage loans are in sub-pool 1, representing 3.2% of the Initial Sub-pool 1 Balance, and one mortgage loans are in sub-pool 2, representing 70.7% of the Initial Sub-pool 2 Balance, that are, in each case, individually secured by two or more real properties. In certain cases, in order to minimize the amount of mortgage recording tax due in connection with the transaction, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     The mortgage pool includes twelve separate groups of mortgaged real properties that are under common ownership and/or control and that secure two or more mortgage loans that are not cross-collateralized, as identified in the following table:

                                                                                             COMBINED      COMBINED % OF
                                                                             NUMBER OF     % OF INITIAL       INITIAL
                                                                             MORTGAGE        MORTGAGE       SUB-POOL 1
                             PROPERTY NAMES                                    LOANS       POOL BALANCE     BALANCE(1)
-----------------------------------------------------------------------  --------------- ---------------- ----------------

North Star Mall/Grand Canal Shoppes at the Venetian/Mall St. Matthews.             3            17.8%           18.5%
Shops at Wailea/Waikiki Galleria......................................             2             5.9%            6.1%
Village at Orange/Olathe Station/Eastwind Shopping Center.............             3             2.8%            2.9%
1341 G Street/St. Louis Place.........................................             2             1.3%            1.4%
Portofino Plaza/Piazza Del Sol........................................             2             1.0%            1.1%
Village Shopping Center/Lowe's Plaza Shopping Center/Westwood Plaza/                                             0.8%
   Southpointe Plaza Shopping Center/Mountain View Plaza..............             5             0.8%
Quail Vista/Quail Corners South/Quail Corners South-Phase III/Quail                                              0.5%
   Court/689 Sierra Rose Drive........................................             5             0.5%
Prairie Glen Medical Office Buildings B and C/Prairie Glen Medical                                               0.5%
   Office Building A..................................................             2             0.5%
Highlands Shopping Center/Milestone Shopping Center/Smoky Hill Shopping                                          0.4%
   Center.............................................................             3             0.4%
Centra Point I/Centra Point V.........................................             2             0.4%            0.4%
Montgomery Crossing/Shoppes at Letson Farms...........................             2             0.4%            0.4%
6801 Building/5700 Building...........................................             2             0.2%            0.3%
Anderson Crossing Shopping Center /Hartland Village...................             2             0.2%            0.2%

-----------------
(1) All of the mortgaged real properties in this table secure mortgage loans that are part of sub-pool 1.

                                      S-64

TERMS AND CONDITIONS OF THE TRUST MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention, all of the mortgage loans that we intend to include in the trust (other than the mortgage loan identified on Annex A to this prospectus supplement as 1370 Avenue of the Americas) provide for scheduled debt service payments to be due on the first day (in the case of all of the mortgage loans originated by Archon
Financial, L.P. and Commerzbank AG, New York Branch and 7 of the mortgage loans originated by Greenwich Capital Financial Products, Inc.) or sixth day (in the case of 69 of the mortgage loans originated by Greenwich Capital Financial
Products, Inc.) of each month. The mortgage loan identified on Annex A to this prospectus supplement as 1370 Avenue of the Americas provides for debt service payments to be due on the eighth day of each month.

     Mortgage Rates; Calculations of Interest. Each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A to this prospectus supplement. As of the cut-off date, the mortgage interest rates for the mortgage loans included in the trust ranged from 4.430% per annum to 6.756% per annum, and the weighted average of those mortgage interest rates was 5.462% per annum.

     None of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

     All of the mortgage loans included in the trust will accrue interest on the basis of the actual number of days elapsed during each one-month accrual period in a year of 360 days.

     Balloon Loans. One hundred thirty-nine of the mortgage loans, representing
99.1% of the Initial Mortgage Pool Balance, of which 134 mortgage loans are in sub-pool 1, representing 99.0% of the Initial Sub-pool 1 Balance, and 5 mortgage loans are in sub-pool 2, representing 100% of the Initial Sub-pool 2 Balance, are characterized by:

     o   an amortization schedule that is significantly longer than the actual term of the mortgage loan, and

     o   a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

     Fifty-nine of the mortgage loans, representing 39.5% of the Initial
Mortgage Pool Balance, of which 57 mortgage loans are in sub-pool 1, representing 40.4% of the Initial Sub-pool 1 Balance, and 2 mortgage loans are in sub-pool 2, representing 17.1% of the Initial Sub-pool 2 Balance, are interest only loans for a certain period, then amortizing.

     Fifteen of the mortgage loans, representing 23.6% of the Initial Mortgage
Pool Balance, of which 14 mortgage loans are in sub-pool 1, representing 21.7%
of the Initial Sub-pool 1 Balance, and 1 mortgage loans are in sub-pool 2, representing 70.7% of the Initial Sub-pool 2 Balance, are interest only loans that provide for a balloon payment being due on their respective stated maturity dates.

     Three of the mortgage loans, representing 0.9% of the Initial Mortgage Pool
Balance, all of which are in sub-pool 1, representing 1.0% of the Initial
Sub-pool 1 Balance, are fully amortizing.

                                      S-65

     Amortization of Principal. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates.

                                                                POOLED
                                                            MORTGAGE LOANS        SUB-POOL 1          SUB-POOL 2
                                                      ------------------------ ----------------- ---------------------

ORIGINAL TERM TO MATURITY (MOS.)
Maximum..............................................              240                 240                 120
Minimum..............................................               59                  59                  60
Weighted Average.....................................               94                  95                  78

REMAINING TERM TO MATURITY (MOS.)
Maximum..............................................              234                 234                 116
Minimum..............................................               51                  51                  58
Weighted Average.....................................               91                  92                  75

ORIGINAL AMORTIZATION TERM (MOS.) (1)
Maximum..............................................              360                 360                 360
Minimum..............................................              180                 180                 360
Weighted Average.....................................              353                 353                 360

REMAINING AMORTIZATION TERM (MOS.) (1)
Maximum..............................................              360                 360                 360
Minimum..............................................              175                 175                 355
Weighted Average.....................................              352                 351                 358

-------------

(1) Calculation excludes interest only loans.

     Fifty-nine mortgage loans, representing 39.5% of the Initial Mortgage Pool
Balance, of which 57 mortgage loans are in sub-pool 1, representing 40.4% of the
Initial Sub-pool 1 Balance, and 2 mortgage loans are in sub-pool 2, representing
17.1% of the Initial Sub-pool 2 Balance, require that payments of interest only be made during a 7-month to 60-month period following origination of such mortgage loans. Accordingly, with respect to the calculation of original and remaining amortization terms in the table above, such mortgage loans are assumed to have amortizations terms ranging from 300 months to 360 months.

     Some of the mortgage loans included in the trust will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     Prepayment Provisions. All of the mortgage loans provide for a prepayment lock-out period, during which voluntary principal prepayments are prohibited, followed by one of the following:

     o   a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged property through defeasance (127 mortgage loans representing 88.5% of the initial pool balance, of which 122 mortgage loans are in sub-pool 1, representing 88.0% of the Initial Sub-pool 1
         Balance, and 5 mortgage loans are in sub-pool 2, representing 100.0%
         of the Initial Sub-pool 2 Balance),

     o   a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment (11 mortgage loans representing 1.4% of the initial pool balance, all of which are in sub-pool 1, representing 1.5% of the Initial Sub-pool 1 Balance),

     o   a defeasance period and a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of an amount equal to the greater of a prepayment premium equal to 1% of the outstanding principal balance of the mortgage loan and a yield maintenance premium (2 mortgage loans representing 6.2% of the initial pool balance, both of which are in sub-pool 1, representing 6.5% of the
         Initial Sub-pool 1 Balance),

                                      S-66

     o   a prepayment consideration period, during which voluntary prepayments are permitted, for a period of 21 months, subject to an amount equal to the greater of a prepayment premium of 2% of the outstanding principal balance of the mortgage loan and a yield maintenance premium, and for a period of 9 months, an amount equal to the greater of a prepayment premium of 1% of the outstanding principal balance of the mortgage loan and a yield maintenance premium (1 mortgage loan, representing 3.8% of the initial pool balance and 3.9% of the Initial
         Sub-pool 1 Balance), or

     o   a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium plus 1% of the amount being prepaid (1 mortgage loan, representing
         0.2% of the initial pool balance and 0.2% of the Initial Sub-pool 1
         Balance).

     With respect to the mortgage loans that are in a prepayment lock-out period--

     o   the maximum remaining prepayment lock-out period as of the cut-off date is 209 months,

     o   the minimum remaining prepayment lock-out period as of the cut-off date is 24 months, and

     o   the weighted average remaining prepayment lock-out period as of the cut-off date is 81 months.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans may occur under the circumstances described under
"--Other Prepayment Provisions" below.

     The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A to this prospectus supplement.

     Prepayment Consideration Periods. Twelve of the mortgage loans, representing 5.2% of the Initial Mortgage Pool Balance, all of which are in sub-pool 1, representing 5.4% of the Initial Sub-pool 1 Balance, provide for a period, following their initial prepayment lock-out periods, when the loan is voluntarily prepayable with the payment of an additional prepayment consideration. That prepayment consideration will equal an amount calculated based on a yield maintenance formula or the greater of:

     o   an amount calculated based on a yield maintenance formula, and

     o   a percentage of the amount prepaid (which may be a declining percentage over time).

     In addition, two of the mortgage loans, representing 6.2% of the Initial
Mortgage Pool Balance, both of which are in sub-pool 1, representing 6.5% of the
Initial Sub-pool 1 Balance, provides the borrower with the option of defeasing or prepaying the mortgage loan (which, in the case of prepayment will include an amount equal to the greater of 1% of the amount being prepaid and a yield maintenance charge) during a period commencing 24 months after the initial issuance of the offered certificates.

     One of the mortgage loans, representing 0.2% of the initial mortgage pool balance and 0.2% of the Initial Sub-pool 1 Balance, provides for a period, following the initial prepayment lock-out period, when the borrower has the option of defeasing or prepaying the mortgage loan (which, in the case of prepayment will include an amount equal to the yield maintenance charge plus 1%
of the amount being prepaid).

     Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as
Being Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects
of Mortgage Loans--Default Interest and Limitations on Prepayments" in the
accompanying prospectus.

                                      S-67

     Open Prepayment Periods. All of the mortgage loans that we intend to include in the trust provide for an open prepayment period that generally begins not more than six months prior to stated maturity, although certain mortgage loans secured by multiple properties may permit prepayment in part during the applicable open period based on the allocated loan amount for such parcel and contain restrictions on any partial prepayment (including, for example, satisfaction of a DSCR test).

     Other Prepayment Provisions. Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration. For example, one of the mortgage loans, representing 2.1% of the initial mortgage pool balance, provides that if casualty insurance or condemnation proceeds are applied to prepay the mortgage loan and the outstanding principal balance is reduced to $10,000,000 or less, the borrower may prepay the remaining outstanding principal balance without the application of any prepayment penalty or yield maintenance premium or the requirement for defeasance.

     Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in the prior paragraph.

     With respect to the mortgage loans secured by the mortgaged properties listed below (the "EARNOUT LOANS"), the amounts specified in the table below were funded into earnout reserves, pending satisfaction of certain conditions, including without limitation, achievement of certain debt service coverage ratios, loan to value ratios, occupancy or other tests. If these tests are met by the borrower by a specified date, these amounts will be released to the borrower. If these tests are not met by the specified target date, these earnout amounts will be used by the related master servicer to prepay the related
Earnout Loan. If these earnout amounts are used to prepay the related Earnout
Loan, the related master servicer will reduce the monthly debt service payments accordingly to account for the new outstanding Earnout Loan balance. The debt service coverage ratios and LTVs shown in this prospectus supplement and in
Annex A were calculated based on the principal balance of those Earnout Loans net of the related earnout amount or a portion thereof which may be applied to prepay the Earnout Loans. In addition, the LTVs at maturity for the Earnout
Loans shown in this prospectus supplement and in the foldout pages on Annex A were calculated based on the as-stabilized appraised values and under the assumption that the performance conditions were satisfied and the earnout amounts were released to the related borrower. The amounts beneath the captions
"Full Loan Amount LTV" and "Full Loan Amount DSCR" are calculated based on the principal balance of those Earnout Loans including the related earnout amount.
The following table sets forth certain information regarding the Earnout Loans for which the master servicer will be required to use such earnout amount to prepay the related Earnout Loan. For each of the Earnout Loans, the earliest date, if any, on which any amounts may be so applied is set forth beneath the caption "Earliest Defeasance or Prepay Date."

                                                                                              EARLIEST              IF
                                                % OF     FULL              FULL      NET OF  DEFEASANCE           PREPAY,
                                               INITIAL   LOAN     NET OF   LOAN     EARNOUT      OR                YIELD
                            EARNOUT  RELEASE   MORTGAGE AMOUNT   EARNOUT  AMOUNT      NCF      PREPAY   DEFEASE/   MAINT.
      PROPERTY NAMES        AMOUNT     DATE     POOL      LTV      LTV     DSCR       DSCR      DATE    PREPAY   APPLICABLE
-------------------------  --------- --------- -------- -------- -------- -------- -------- ----------- -------- -----------

Groton Estates..........  $3,525,000 8/1/2007   0.6%    89.07%   74.80%    1.11     1.32      8/1/2007    Prepay     Yes
Bloomfield Park Gateway
   Center...............  $2,175,0   12/1/2005  0.3%    79.93%   64.41%    1.47     1.82      12/1/2005   Prepay     Yes
Prairie Glen Medical
   Office Buildings B
   and C................  $625,000   7/1/2006   0.3%    82.28%   77.04%    1.20     1.29      7/1/2006    Prepay     Yes
Palmer Park Shopping
   Center...............  $784,375   6/1/2006   0.1%    83.10%   69.23%    1.29     1.55      6/1/2006    Prepay     Yes

     With respect to certain mortgage loans (other than the Earnout Loans), certain amounts were escrowed at closing, which amounts may be released to the related borrower upon the satisfaction of certain conditions specified in the related mortgage loan documents. In the event such conditions are not satisfied, the related loan documents provide that the lender may hold the escrowed funds as additional collateral for the related mortgage loan or, after expiration of the related defeasance lockout period, use such amounts to partially defease the related mortgage loan. Unless otherwise indicated in this prospectus supplement or Annex A to this prospectus supplement, all calculations with respect to these mortgage loans treat any reserves as fully disbursed.

                                      S-68

     Release Provisions. Six multi-property mortgage loans, representing 5.4% of the Initial Mortgage Pool Balance, of which five loans are in sub-pool 1, representing 2.8% of the Initial Sub-pool 1 Balance, and one loan is in sub-pool
2, representing 70.7% of the Initial Sub-pool 2 Balance, permit the borrower to obtain a release of one or more of its properties from the lien of the mortgage
(such releases, known as partial defeasance) following the expiration of the
Defeasance Lock-Out Period, subject to the satisfaction of certain conditions, including: (i) the deposit of defeasance collateral in a minimum amount equal to at least 115% and in certain cases, 125% (as specified in the related loan documents) of the allocated loan amount of the property or properties to be released, (ii) satisfaction of certain DSCR tests and (iii) no event of default.
In some cases, the loan documents require that the amount of defeasance collateral be equal to the greater of (i) the sale or refinancing proceeds and
(ii) the specified percentage of the allocated loan amount for such mortgaged property.

     In addition to the releases described above, the following mortgage loans contain provisions permitting a portion of the mortgaged property to be released from the lien of the related mortgage:

     o   The mortgage loan identified on Annex A of this prospectus supplement as Mall St. Matthews, representing 4.3% of the Initial Mortgage Pool
         Balance and 4.5% of the Initial Sub-pool 1 Balance, permits, under certain circumstances, the borrower, which leases the Mall St.
         Matthews mortgaged property pursuant to two ground leases and one ground sub-lease, to acquire the fee interest in a certain minor outparcel of the mortgaged property. If the fee interest in such outparcel is acquired, the borrower has the right to, or may become obligated to, exchange its fee title to such outparcel for fee title to another nearby outparcel under certain circumstances, in which case such outparcel would be released from the mortgage and the nearby outparcel would be added as collateral subject to the mortgage.

     o   The mortgage loan identified on Annex A to this prospectus supplement as Waikiki Galleria, representing approximately 2.8% of the Initial
         Mortgage Pool Balance and 2.9% of the Initial Sub-pool 1 Balance, permits the release of either the retail portion or the office/garage portion of the property if the borrower converts the entire property into a condominium regime. Such release is subject to the satisfaction of certain conditions, including, among other things: (i) the delivery of defeasance collateral in an amount equal to 125% of the specified release amount for the relevant parcel, (ii) the released condominium unit constitutes a separate parcel and separately taxable real property, (iii) the release does not (1) materially and adversely affect the operation of or access to or from the portion of the property or (2) create any liens on the remaining property, (iv) no event of default and (v) confirmation from the Rating Agencies that the release will not result in a downgrade or qualification of the ratings for the offered certificates. See "Annex B--Structural and
         Collateral Term Sheet--Ten Largest Mortgage Loans--Waikiki Galleria."

     o   The mortgage loan identified on Annex A to this prospectus supplement as Place Properties Portfolio, representing approximately 2.7% of the
         Initial Mortgage Pool Balance and 70.7% of the Initial Sub-pool 2
         Balance, permits the release of one property (other than the Clayton
         Place property) from the lien of the mortgage after June 3, 2005 but prior to the expiration of the related Defeasance Lock-Out Period, subject to the satisfaction of certain conditions, including: (i) the deposit of defeasance collateral in an amount equal to at least 115%
         of the allocated loan amount of the property being released; (ii)
         satisfaction of certain DSCR tests; and (iii) no event of default. See
         "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage
         Loans--Place Properties Portfolio."

     o   The mortgage loan identified on Annex A to this prospectus supplement as Sopra Centre, representing approximately 0.2% of the Initial
         Mortgage Pool Balance and 0.2% of the Initial Sub-pool 1 Balance, permits the release of a 50 space surface parking lot as part of an exchange agreement entered into with a local developer, upon the satisfaction of certain requirements, including, among other things:
         (1) evidence that immediately subsequent to the completion of the release, the borrower will have exclusive rights to utilize the parking lot as additional parking pursuant to a parking lot lease with the local developer, (2) the rights of the Borrower under the parking lot lease will not be terminated until the developer has completed construction on the parking garage structure expected to replace the parking lot and (3) the borrower has provided evidence that it has received exclusive rights to sixty (60) full-time and forty (40)
         part-time parking spaces in the parking garage structure.

                                      S-69

     In addition, certain of the mortgage loans, including the loans identified on Annex A to this prospectus supplement as Mills Pointe/Arapaho Village, Doral
Arrowwood Hotel, Groton Estates, Bayshore Center, 6801 Building, 5000 Blazer
Memorial Parkway, Mall St. Matthews, North Star Mall and Palmer Park Shopping
Center, provide for the release or exchange of undeveloped land or certain portions of the related mortgaged property that were not considered material in underwriting such mortgage loan.

     Defeasance Loans. One hundred twenty-seven of the mortgage loans, representing 88.5% of the Initial Mortgage Pool Balance, of which 122 mortgage loans are in sub-pool 1, representing 88.0% of the Initial Sub-pool 1 Balance, and 5 mortgage loans are in sub-pool 2, representing 100.0% of the Initial
Sub-pool 2 Balance, permit the respective borrowers to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited. Each of these mortgage loans permits the related borrower to obtain a release of all or a portion of the mortgaged property or properties, as applicable, from the lien of the related mortgage during specified periods and subject to specified conditions, by pledging to the holder of the mortgage loan the requisite amount of Government Securities.

     In general, the Government Securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that:

     o   will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, in some instances, the expiration of the prepayment lock-out period; and

     o   will, in the case of each due date, be in a total amount at least equal to the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date.

     Six of the multi-property mortgage loans, representing 5.4% of the Initial
Mortgage Pool Balance, of which five loans are in sub-pool 1, representing 2.8%
of the Initial Sub-pool 1 Balance, and one loan is in sub-pool 2, representing
70.7% of the Initial Sub-pool 2 Balance, permit partial defeasance during the applicable defeasance period, whereupon the mortgage on the defeased mortgaged property or properties would be released. In exchange for the release, the borrower will be required to pledge to the holder of the mortgage loan
Government Securities in an amount at least equal to 115% or in certain cases,
125%, of the allocated loan amount of such released property.

     In connection with a defeasance, the related borrower will generally be required to deliver a security agreement granting a first priority security interest in the collateral to the trust, together with an opinion of counsel confirming, among other things, the first priority status of the security interest and a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity, or, in certain circumstances, the expiration of the prepayment lockout period.

     Except for the multi-property mortgage loan identified on Annex A to this prospectus supplement as Place Properties Portfolio, representing 2.7% of the initial mortgage pool balance and 70.7% of the Initial Sub-pool 2 Balance, none of the mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the offered certificates. Under certain circumstances, the Place Properties Portfolio mortgage loan permits the release of a single property in exchange for defeasance collateral prior to the second anniversary of the issuance of the offered certificates. See "Annex
B--Structural and Collateral Term Sheet."

     Although many of the mortgage loans require that the defeasance collateral consist of U.S. Treasury securities, certain other mortgage loans permit other
Government Securities to be used in connection with a defeasance. However, even if the loan documents require U.S. Treasury securities, subject to obtaining confirmation from the Rating Agencies that the use of other defeasance eligible collateral will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government Securities.

     In addition, certain single-property mortgage loans have release provisions whereby a portion of the single property may be released pursuant to the defeasance requirements. See "--Release Provisions" above.

     Due-on-Sale and Due-on-Encumbrance Provisions. The mortgage loans that we intend to include in the trust generally contain "due-on-sale" and
"due-on-encumbrance" clauses. In general, except for the permitted transfers discussed below in this "--Due-on-Sale and Due-on-Encumbrance Provisions"
subsection, these clauses either:

                                      S-70

     o   permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged property, or

     o   prohibit the borrower from transferring or encumbering the corresponding mortgaged property without the consent of the holder of the mortgage.

     See, however, "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered Certificates;
and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of
Those Losses, are Highly Unpredictable" and "--Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of
Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the
accompanying prospectus.

     The mortgage loans that we intend to include in the trust generally permit one or more of the following types of transfers (which transfers will not trigger the "due-on-sale" or "due-on-encumbrance" provisions):

      o  transfers of the corresponding mortgaged property if specified conditions are satisfied, which conditions generally include one or more of the following--

         1.   the Rating Agencies have confirmed that the transfer will not result in a qualification, downgrade or withdrawal of the then current ratings of the Certificates;

         2.   the transferee or its sponsors satisfies eligible transferee provisions set forth in the loan documents; and/or 3. the
              transferee is reasonably acceptable to the lender.

     o   a  transfer of the corresponding mortgaged property, or transfers of ownership interests in the related borrower, to a person or persons affiliated with or otherwise related to the borrower;

     o   transfers by the borrower of the corresponding mortgaged property, or transfers of ownership interests in the related borrower, to specified entities or types of entities;

     o   issuance by the borrower of new partnership or membership interests;

     o   changes in ownership between existing shareholders, partners, members or to their respective affiliates, as applicable, of the related borrower;

     o   a transfer of non-controlling ownership interests in the related borrower;

     o   transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal;

     o   transfers of undeveloped land or certain portions of the related mortgaged property not considered material in underwriting such mortgage loan;

     o   transfers and pledges of direct or indirect equity interests in borrower to specified entities or types of entities; or

     o   other transfers similar in nature to the foregoing.

     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as the Robert Morris
Building, representing 0.2% of the Initial Mortgage Pool Balance, the sponsor of the borrower will transfer 50% of its ownership interests in the borrower to
PAVI (a guarantor of the Robert Morris Building mortgage loan) in 2005 in exchange for approximately $1 million, which the sponsor has already received.

                                      S-71

The transfer of such ownership interests, which has been pre-approved by the lender, has been delayed to 2005 for tax purposes.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the pool, and of the corresponding mortgaged properties, on an individual basis and in tabular format, is shown on Annex A,
Annex B and Annex C to this prospectus supplement. The statistics in the tables and schedules on Annex A, Annex B and Annex C to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SPLIT LOAN STRUCTURE

     The Mortgage Pool will include 7 mortgage loans that are each part of a split loan structure, also referred to as a Loan Group. A Loan Group generally consists of two or more mortgage loans that are each evidenced by a separate promissory note, but that are both or all, as the case may be, secured by the same mortgage instrument or instruments encumbering the related mortgaged property or properties. The mortgage loans in a Loan Group that are outside the trust may be subordinated and/or pari passu in right of payment with the mortgage loan included in the trust. The mortgage loans in a Loan Group are generally cross-defaulted and secured by the same mortgaged property. The allocation of payments to the respective mortgage loans in a Loan Group, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is reflected in the promissory notes evidencing those loans, an intercreditor agreement, or a co-lender agreement, as applicable, which also governs the respective rights of the noteholders, including in connection with the servicing of the mortgage loans in the Loan Group.

     The following is a brief description of the Loan Groups of which one or more mortgage loans are included in the trust--

     o   One of the Loan Groups, which is secured by the Grand Canal Shoppes at the Venetian property, consists of six pari passu mortgage loans, of which four loans are included in the trust (the "GRAND CANAL SHOPPES
         TRUST LOAN") and the remaining loans are not included in the trust
         (collectively referred to as the "GRAND CANAL SHOPPES PARI PASSU
         COMPANION LOANS"). The Grand Canal Shoppes Pari Passu Companion Loans
         are owned by the trust fund (the "2004-GG2 TRUST") established pursuant to the pooling and servicing agreement related to the GS Mortgage
         Securities Corporation II, Commercial Mortgage Pass-Through
         Certificates Series 2004-GG2, among GS Mortgage Securities Corporation
         II, as depositor, Wells Fargo Bank, National Association, as master servicer, Lennar Partners, Inc., as special servicer, LaSalle Bank
         National Association, as trustee and ABN AMRO Bank N.V., as fiscal agent.

     o   One of the Loan Groups, which is secured by the 1370 Avenue of the
         Americas property, consists of three pari passu mortgage loans, of which one loan is included in the trust (the "1370 AVENUE OF THE
         AMERICAS TRUST LOAN") and the remaining loans are not included in the trust (collectively referred to as the "1370 AVENUE OF THE AMERICAS
         PARI PASSU COMPANION LOANS"). The 1370 Avenue of the Americas Pari
         Passu Companion Loans are currently owned by Morgan Stanley Mortgage
         Capital Inc.

     o   Five of the Loan Groups, which are respectively secured by the 1440
         Broadway property, the Shops at Wailea property, the
         Birtcher/Charlesbank Office Portfolio properties, the 2040 Main Street property and the Toringdon II property, consist of two mortgage loans, one senior mortgage loan that is included in the trust, and one subordinate mortgage loan that is not included in the trust.

     Three of the ten largest mortgage loans in the Mortgage Pool are each part of a Loan Group. For a discussion of these mortgage loans, we refer you to
"Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage
Loans--Grand Canal Shoppes at the Venetian," "--1440 Broadway" and "--Shops at
Wailea."

                                      S-72

     The payment priority between each Loan Group is as follows--

     o   with respect to the Loan Groups identified in the table below as
         1440 Broadway, Shops at Wailea, Birtcher/Charlesbank Office Portfolio
         and 2040 Main Street (which are each comprised of one senior and one subordinated mortgage loan) prior to either (i) a monetary event of default with respect to the Loan Group or (ii) a material non-monetary event of default with respect to the Loan Group, the mortgage loan and the Companion Loan are pari passu in right of payment (i.e., each of the mortgage loans and each of the subordinate Companion Loans are entitled to their respective pro rata share of all payments of principal and interest, although holders of the mortgage loans will be paid their share prior to holders of the subordinate Companion Loans)
         and subsequent to the events described in clauses (i) and (ii) above, the mortgage loan will be senior in right of payment to its corresponding subordinate Companion Loan such that all amounts collected in respect of the Loan Group will first be used to pay interest and principal on the mortgage loan until its principal balance has been reduced to zero and then to pay interest and principal on the subordinate Companion Loan.

     o   with respect to the Loan Group identified in the table below as
         Toringdon II, all payments in respect of the subordinate Companion
         Loan will be made directly to the servicer of the related subordinate
         Companion Loan until the occurrence of (i) either the subordinate
         Companion Loan or the related mortgage loan being accelerated, (ii)
         the occurrence and continuation of a monetary event of default under the Loan Group or (iii) an event of default under the related Loan
         Group caused by certain insolvency actions and prior to the occurrence of any of these events, payments are generally paid pari passu between the mortgage loan and the related subordinate Companion Loan, except for casualty and condemnation payments which will be paid to the mortgage loan first, and then to the related subordinate Companion
         Loan. After the occurrence and during the continuation of any of the events listed in the previous sentence, the related servicer of the subordinate Companion Loan is required to forward all payments to the master servicer within 1 business day of receipt and the servicer of the subordinate Companion Loan is required to cooperate with the related borrower and master servicer to require the borrower under the subordinate Companion Loan make all payments to the master servicer for application pursuant to the related intercreditor agreement and the mortgage loan will be senior in right of payment to its corresponding subordinate Companion Loan such that all amounts collected in respect of the Loan Group will first be used to pay interest and principal on the mortgage loan until its principal balance has been reduced to zero and then to pay interest and principal on the subordinate Companion Loan.

     o   with respect to each of the Loan Groups identified in the table below as Grand Canal Shoppes at the Venetian and 1370 Avenue of the Americas
         and their corresponding pari passu Companion Loans, the mortgage loan and the corresponding pari passu Companion Loans are always pari passu in right of payment.

     The notes comprising each Loan Group amortize at the same monthly rate and mature at the same maturity date.

                                      S-73

     The table below identifies each of the mortgage loans and its corresponding
Companion Loan.

                                             TRUST
                                            MORTGAGE
                                           LOAN AS A      AGGREGATE                           CONTROLLING
                                          % OF INITIAL    NON-TRUST   NON-TRUST   NON-TRUST    POOLING &    INITIAL       INITIAL
                         TRUST MORTGAGE     MORTGAGE       MORTGAGE     B NOTE    PARI PASSU    SERVICING    MASTER       SPECIAL
  MORTGAGE LOAN           LOAN BALANCE    POOL BALANCE   LOAN BALANCE   BALANCE  LOAN BALANCE  AGREEMENT(6) SERVICER(7)  SERVICER(8)
----------------------- ---------------- --------------- ------------- --------- ------------- ------------ ----------- ------------

Grand Canal Shoppes at
  the Venetian......... $234,752,792(1)      6.5%     $188,198,441(2)   N/A     $188,198,441(3) 2004-GG2 Wells Fargo     Lennar
1440 Broadway.......... $225,000,000         6.3%      $15,000,000   $15,000,000     N/A        2005-GG3     GMAC        GMAC
Shops at Wailea........ $112,000,000         3.1%       $8,000,000    $8,000,000     N/A        2005-GG3     GMAC        GMAC
2040 Main Street.......  $75,776,163         2.1%      $11,964,657   $11,964,657     N/A        2005-GG3     GMAC        GMAC
1370 Avenue of the
  Americas.............  $67,500,000         1.9%      $82,500,000(4)   N/A     $82,500,000(5)   (9)         (9)        (9)
Birtcher/Charlesbank
  Office Portfolio.....  $48,200,000         1.3%       $4,500,000    $4,500,000     N/A        2005-GG3     GMAC        GMAC
Toringdon II...........   $8,850,000         0.2%         $550,000      $550,000     N/A        2005-GG3     GMAC        GMAC

------------------

(1)  The mortgage loan in the trust that is secured by the Grand Canal Shoppes at the Venetian property is comprised of four separate pari passu notes.
     The figures in this prospectus supplement present this mortgage loan on an aggregate basis unless otherwise indicated.

(2)  This figure represents two pari passu mortgage notes in the aggregate original principal amount of $190,000,000 that are not part of the mortgage pool.

(3)  Comprised of two separate pari passu mortgage notes.

(4)  This figure represents two pari passu mortgage loans in the aggregate original principal amount of $82,500,000 that are not part of the mortgage pool.

(5)  Comprised of two separate pari passu mortgage notes.

(6)  2005-GG3 refers to the pooling and servicing agreement for this transaction. 2004-GG2 refers to the pooling and servicing agreement entered into in connection with the GS Mortgage Securities Corporation II, as depositor, Commercial Mortgage Pass-Through Certificates Series 2004-GG2.

(7)  Wells Fargo refers to Wells Fargo Bank National Association and GMAC refers to GMAC Commercial Mortgage Corporation.

(8)  Lennar refers to Lennar Partners, Inc. and GMAC refers to GMAC Commercial
     Mortgage Corporation.

(9)  See "Servicing Under the Pooling and Servicing Agreement--Servicing of the
     Non-Serviced Loan Groups--1370 Avenue of the Americas Loan Group" in this prospectus supplement.

     Except for the 1370 Avenue of the Americas Loan Group and the Grand Canal
Shoppes at the Venetian Loan Group (collectively referred to as the
"NON-SERVICED LOAN GROUPS") the co-lender agreement or intercreditor agreement, as applicable, for each Loan Group generally provides that both the mortgage loan(s) included in the trust and the corresponding Companion Loan(s) will be serviced and administered pursuant to the pooling and servicing agreement.

     The Grand Canal Shoppes at the Venetian Loan Group will be serviced under the 2004-GG2 PSA entered into in connection with the issuance of the GS Mortgage
Securities Corporation II, as depositor, Commercial Mortgage Pass-Through
Certificates, Series 2004-GG2.

     For a discussion regarding the servicing of the 1370 Avenue of the Americas
Loan Group, see "Servicing Under the Pooling and Servicing Agreement--Servicing
of the Non-Serviced Loan Groups--1370 Avenue of the Americas Loan Group" in this prospectus supplement.

     For a discussion regarding the directing holder with respect to the split loans, see "Servicing Under the Pooling and Servicing Agreement--The Directing
Holders" in this prospectus supplement.

     Certain rights of the holders of Subordinate Companion Loans are as follows--

     o   Purchase Option. Each co-lender agreement with respect to the Loan
         Groups identified above as 1440 Broadway, Shops at Wailea, 2040 Main
         Street and Birtcher/Charlesbank Office Portfolio provides that in the event that (a) any payment of principal or interest on the Loan Group is 90 days delinquent, (b) the Loan Group has been accelerated, (c) the principal balance of the Loan Group is not paid at maturity, (d) the borrower files a petition for bankruptcy, or (e) the Loan Group is a specially serviced mortgage loan (and the Loan Group is either in default or a default with respect thereto is reasonably foreseeable), the holder of the subordinate Companion Loan will have the right, by written notice to the trustee, given within

                                      S-74

         85 days of receipt of notice from the master servicer or the special servicer of such occurrence, to purchase the corresponding mortgage loan at a price equal to the sum of (i) the outstanding principal balance of such mortgage loan, (ii) accrued and unpaid interest thereon at the related interest rate up to (but excluding) the date of purchase, (iii) any unreimbursed servicing advances made by the master servicer, the special servicer, the trustee or the fiscal agent, (iv)
         any unpaid advance interest on any servicing or delinquent payment advances and (e) any unreimbursed fees payable to the master servicer and the special servicer.

         The intercreditor agreement with respect to the Loan Group identified in the table above as Toringdon II, provide that in the event that (a)
         any payment of principal or interest on the Loan Group becomes 90 days or more delinquent, (b) the Loan Group is accelerated, (c) the balloon payments are not made, or (d) any other event that causes the Companion
         Loan to be paid on a subordinated basis as described above, the holder of the subordinate Companion Loan may at its option, within 30 days of notice of the foregoing events, elect to purchase the mortgage loan at a price equal to the sum of (i) the outstanding principal balance of the mortgage loan, (ii) all accrued and unpaid interest thereon (other than default interest), (iii) the amount of unreimbursed servicing advances on the Loan Group, (iv) interest on any unreimbursed advances and (v) other servicing expenses.

     o   Cure Rights. The related co-lender agreement, except in the case of the
         Toringdon II Loan Group (which does not provide cure rights to the holder of the subordinate Companion Loan), generally provides that in the event the related borrower fails to make any payment of principal or interest or the borrower otherwise defaults, the holder of the subordinate Companion Loan will have the right to cure such default within a limited number of days. The related co-lender agreement contains limitations on the number of cures that a holder of a subordinate Companion Loan may effect.

     o   Transfer Restrictions. The related co-lender agreement with respect to each of the Loan Groups with subordinate Companion Loans provides that transfers of more than 49% of the ownership of the related subordinate
         Companion Loan may only be made to (i) institutional lenders or investment funds exceeding a minimum net worth requirement and their affiliates, (ii) trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans, unless a ratings confirmation has been received.

SIGNIFICANT UNDERLYING MORTGAGE LOANS

     General. The Mortgage Pool will include five mortgage loans that have, in each such case, a cut-off date principal balance in excess of 5.0% of the
Initial Mortgage Pool Balance. For a discussion of these mortgage loans, we refer you to "Annex B--Structural and Collateral Term Sheet--Ten Largest
Mortgage Loans--North Star Mall," "--Grand Canal Shoppes at the Venetian,"
"--1440 Broadway," "--The Crescent" and "--498 Seventh Avenue."

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. None of the mortgage loans that we intend to include in the trust was, as of the cut-off date, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged properties for the mortgage loans that we intend to include in the trust--

     o   Seventy-six of the mortgaged properties, securing 39.3% of the Initial
         Mortgage Pool Balance, all of which are in sub-pool 1, representing
         40.9% of the Initial Sub-pool 1 Balance, are each leased to one or more major tenants that each occupy 25% or more of the net rentable area of the particular mortgaged property.

     o   Seven of the mortgaged properties, securing 1.9% of the Initial
         Mortgage Pool Balance, all of which are in sub-pool 1, representing
         1.9% of the Initial Sub-pool 1 Balance, is entirely or substantially leased to a single tenant.

     o   A number of companies are major tenants at more than one of the mortgaged properties. Annex A to this prospectus supplement identifies the three largest tenants at each mortgaged property. In addition, the

                                      S-75

         tenants listed on Annex A may also be tenants (but not one of the largest three) at other mortgaged properties.

     o   Certain tenant leases at the mortgaged properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter.

     Ground Leases. Twelve of the mortgaged properties that we intend to include in the Mortgage Pool, representing 17.1% of the Initial Mortgage Pool Balance
(based on allocated loan amount with respect to multi-property mortgage loans), all of which are in sub-pool 1, representing 17.8% of the Initial Sub-pool 1
Balance, are secured by a mortgage lien on the borrower's leasehold interest in all or a material portion of the corresponding mortgaged property, but not by a mortgage lien on the fee interest in the portion of that property subject to the related ground lease. Such ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 20 years after the stated
maturity of the related mortgage loan and the related ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

     Other Financing. The borrowers are generally permitted to incur unsecured trade debt in the ordinary course of business. In addition, certain borrowers have incurred or are permitted to incur other debt, as follows:

     o   With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 498 Seventh
         Avenue, representing 5.1% of the Initial Mortgage Pool Balance and 5.3%
         of the Initial Sub-pool 1 Balance, the loan permits the related borrower to have unsecured loans from equityholders not evidenced by notes and not to exceed $10 million in the aggregate.

     o   With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Palmer Park
         Shopping Center, representing 0.1% of the Initial Mortgage Pool Balance and 0.1% of the Initial Sub-pool 1 Balance, the related borrower had unsecured debt in the amount of $664,005 outstanding as of the date of origination of the mortgage loan. The borrower's parent has pledged its limited partnership interests in the borrower to secure such debt in conjunction with the origination of the mortgage loan.

     o   With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Doral Arrowwood
         Hotel, representing 2.1% of the Initial Mortgage Pool Balance and 2.2%
         of the Initial Sub-pool 1 Balance, two parcels of the related mortgaged property are subject to a first lien "PILOT" mortgage in favor of the taxing authorities securing payments in lieu of taxes payable with respect to such parcels.

     o   With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Hotel Burnham, representing 0.5% of the Initial Mortgage Pool Balance and 0.5% of the
         Initial Sub-pool 1 Balance, the borrower has incurred subordinate debt in the original amount of $2,632,621 secured by a pledge of membership interest in the borrower. The subordinate debt is currently held by an affiliate of the borrower and is subject to a subordination and standstill agreement.

     o   With respect to the mortgage loan identified in Annex A to this prospectus supplement as Hampton Inn Camarillo, representing 0.2% of the Initial Mortgage Pool Balance and 0.3% of the Initial Sub-pool 1
         Balance, the borrower is permitted incur other debt subject to the satisfaction of certain conditions, including a combined LTV not to exceed 70%, and, subject to the approval of the lender and the Special
         Servicer and confirmation from the Rating Agencies that such action will not cause a downgrade withdrawal or qualification of the ratings of any of the Certificates, such other debt may be secured by a second lien on the related mortgaged property;

     Except as disclosed in the previous paragraphs, as disclosed under "--Split
Loan Structure" and in this subsection, we are not aware of any other borrowers under the mortgage loans that we intend to include in the trust that have any secured subordinate debt obligations related to the related mortgaged property.

     In the case of four mortgage loans, identified on Annex A to this prospectus supplement as Place Properties Portfolio, 1700 Market Street, Olathe
Station and 500 East 84th Avenue, which collectively represent 6.7% of the

                                      S-76

Initial Mortgage Pool Balance of which three mortgage loans are in sub-pool 1, representing 4.1% of the Initial Sub-pool 1 Balance and one mortgage loan is in sub-pool 2, representing 70.7% of the Initial Sub-pool 2 Balance, equity holders of the related borrowers have incurred mezzanine debt from third party lenders in the original principal amounts of $21,040,000, $12,300,000, $3,200,000 and
$3,250,000, respectively, which mezzanine debt is secured by a pledge of an equity interest in the related borrower. The holders of such indebtedness have each executed an intercreditor agreement with the related mortgagee that provides, among other things, that the mezzanine loan is, subject to the terms of the related intercreditor agreement, subordinate to the full payment of that mortgage loan, and no payments will be made on the mezzanine loan from funds derived from the related mortgaged property upon the occurrence of an event of default under the mortgage loan, provided in some cases, that the holder of the mezzanine loan has received notice and an opportunity to cure such default. In the case of the mortgaged property securing the mortgage loan identified on
Annex A to this prospectus supplement as One South Street, representing 1.8% of the initial mortgage pool balance, the borrower is a wholly owned subsidiary of the property owner and the property owner acts as a guarantor on and source of payment for the mortgage loan. This structure was used to minimize Maryland recording and transfer taxes. A portion of the equity ownership in the property owner and the borrower is held by the sponsor, Resource Estate Holdings, Inc., which is a wholly-owned subsidiary of Resource America, Inc. Certain third party investors are the holders of the remainder of the equity in the property owner and the borrower. An affiliate of the sponsor, Resource Properties XLVII Inc.
(the "AFFILIATE LENDER"), has made a subordinate loan to the property owner in the original principal amount of $31,000,000 which is evidenced by a cash flow note and secured by the pledge of 100% of the third party investors' equity interest in the owner of the property. The subordinate loan matures on April 1,
2011, following which the loan must be either (i) paid in full or (ii) satisfied by the consensual transfer of the third party investors' equity interests to the
Affiliate Lender. It will be an event of default under the mortgage loan if the subordinate loan is not either paid in full or satisfied by consensual transfer on or prior to June 30, 2011. The subordinate loan is subject to a subordination and standstill agreement, pursuant to which the Affiliate Lender has agreed not to exercise any remedies against the borrower (other than a potential consensual transfer at maturity) while the existing first mortgage is outstanding. In addition, the Affiliate Lender has pledged the subordinate loan to the lender as additional collateral for the mortgage loan.

     With respect to 15 of the mortgage loans that we intend to include in the trust, secured by the mortgaged properties identified on Annex A to this prospectus supplement as North Star Mall, Grand Canal Shoppes at the Venetian,
The Crescent, Mall St. Matthews, Shops at Wailea, 1370 Avenue of the Americas,
Doral Arrowwood Hotel, Irvine Technology Center-I, Seattle Tower, Hampton Inn
Camarillo, Westin Kierland, Harbor Medical Office, Bloomfield Park Gateway
Center, Wednesbury Medical Office and Anderson Crossing Shopping Center,
collectively representing 36.6% of the initial mortgage pool balance and 38.0%
of the Initial Sub-pool 1 Balance, equity holders of the related borrowers may in the future incur mezzanine debt, secured by a pledge of a direct or indirect equity interest in the related borrower, subject to the satisfaction of conditions set forth in the related loan documents, including, in each case, satisfaction of a loan-to-value test. See "Annex B--Structural and Collateral
Term Sheet--Ten Largest Mortgage Loans--North Star Mall," "--Grand Canal Shoppes
at the Venetian," "--The Crescent," "--Mall St. Matthews," "--Westin Kierland"
and "--Shops at Wailea." Additionally, the mezzanine debt incurred on the mortgaged property identified on Annex A to this prospectus supplement as 1700
Market Street may be refinanced with new mezzanine debt having a greater principal amount than the current outstanding mezzanine debt secured by a pledge of a direct or indirect equity interest in the related borrower.

     Mezzanine debt is secured by a principal's ownership interest in the borrower. While the mezzanine lender has no security interest in or rights to the related mortgaged properties, a default under the mezzanine loan could cause a change in control of the related borrower.

     Except as disclosed under this "--Other Financing" subsection, we are not aware of any other mezzanine debt affecting borrowers under the mortgage loans that we intend to include in the Mortgage Pool.

     In addition, the borrowers under five mortgage loans, North Star Mall,
Grand Canal Shoppes at the Venetian, 1440 Broadway, Mall St. Matthews and Irvine
Technology Center-I, representing 7.0%, 6.5%, 6.3%, 4.3% and 0.6% of the Initial
Mortgage Pool Balance, respectively, and 7.3%, 6.8%, 6.5%, 4.5% and 0.6% of the
Initial Sub-pool 1 Balance, respectively, are permitted to pledge direct interests in the borrower or issuance of preferred equity by the borrower or debt granting similar rights as preferred equity so long as confirmation has been received from each rating agency that the debt would not result in the downgrade, withdrawal or qualification of the then-current ratings of the
Certificates.

                                      S-77

     Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Risk Factors--Subordinate Debt
Increases the Likelihood That a Borrower Will Default on a Mortgage Loan
Underlying Your Offered Certificates" and "Legal Aspects of Mortgage
Loans--Subordinate Financing" in the accompanying prospectus.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator examined whether the use and operation of the mortgaged property were in material compliance with zoning, land-use, building, fire and safety ordinances, rules, regulations and orders then applicable to that property.
Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator--

     o   determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o   determined that casualty insurance proceeds would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

     o   determined that the mortgaged property, if permitted to be repaired or restored in conformity with current law, would in the originator's judgment constitute adequate security for the related mortgage loan;
         and/or

     o   required law and ordinance insurance.

     Lockboxes. Fifty mortgage loans, representing approximately 79.8% of the
Initial Mortgage Pool Balance, of which 48 mortgage loans are in sub-pool 1, representing 79.7% of the Initial Sub-pool 1 Balance, and 2 mortgage loans are in sub-pool 2, representing 81.5% of the Initial Sub-pool 2 Balance, generally provide that all rents and other income derived from the related mortgaged properties will be paid into one of the following types of lockboxes:

     o   HARD LOCKBOX. With respect to 42 mortgage loans, representing 74.5% of the Initial Mortgage Pool Balance, all of which are in sub-pool 1, representing 77.5% of the Initial Sub-pool 1 Balance, the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. With respect to three of these mortgage loans, representing 6.5% of the Initial Mortgage Pool
         Balance, a lockbox is not currently in place but the loan documents require the imposition of a hard lockbox upon the occurrence of one or more specified trigger events. With respect to hospitality properties that have a hard lockbox, although cash or "over-the-counter" receipts are deposited into the lockbox account by the manager of the related mortgaged property, credit card receivables are required to be deposited directly into the hard lockbox account.

     o   SOFT LOCKBOX. With respect to 8 mortgage loans, representing 5.3% of the Initial Mortgage Pool Balance, of which 6 mortgage loans are in sub-pool 1, representing 2.3% of the Initial Sub-pool 1 Balance, and 2 mortgage loans are in sub-pool 2, representing 81.5% of the Initial
         Sub-pool 2 Balance, the borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account.

     Cash Management. With respect to lockbox accounts, funds deposited into the lockbox account are disbursed either:

         1.   in accordance  with the related loan documents to satisfy the borrower's obligation to pay, among other things, current debt service payments, taxes and insurance and reserve account deposits with the remainder disbursed to the borrower (referred to as "in-
              place" cash management); or

         2.   to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits (referred to as "springing" cash
              management).

                                      S-78

     Examples of triggering events may include:

         1.   a decline, by more than a specified amount, in the net operating income of the related mortgaged property; or

         2.   a failure to meet a specified debt service coverage ratio; or

         3.   a failure to satisfy a condition specified in the related loan documents; or

         4.   an event of default under the related loan documents.

     The mortgage loans provide for cash management as follows:

                                                                     NUMBER OF                      NUMBER OF
                                       NUMBER OF    % OF INITIAL      MORTGAGE     % OF INITIAL      MORTGAGE     % OF INITIAL
                                       MORTGAGE       MORTGAGE        LOANS IN      SUB-POOL 1       LOANS IN      SUB-POOL 2
           TYPE OF CASH MANAGEMENT       LOANS      POOL BALANCE     SUB-POOL 1       BALANCE       SUB-POOL 2       BALANCE
           --------------------------- ---------  --------------- --------------  --------------  -------------- ---------------

           Springing............           33            32.2%           32             33.0%            1             10.7%
           In-place.............           17            47.6%           16             46.7%            1             70.7%

In addition, certain of the mortgage loans include a "cash trap" feature under which, upon a triggering event such as those listed above, excess cash will not be released from the lender controlled account to the borrower; rather, the lender will be permitted to retain such excess cash as additional collateral for the mortgage loan or, in certain limited cases, the lender may apply such excess cash as a prepayment of the mortgage loan. Generally, such prepayment will not require yield maintenance. The pooling and servicing agreement will provide that the master servicer will not be permitted to apply any of such excess funds to the prepayment of the mortgage loan without the consent of the special servicer.

     Property, Liability and Other Insurance. Although exceptions exist, such as in cases where tenants are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged property the following insurance coverage--

     o   property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of--

         1.   the outstanding principal balance of the subject mortgage loan
              (or, in the case of a Loan Group, the outstanding principal balance of the Loan Group), and

         2.   the full insurable replacement cost of the improvements located on the insured property;

     o   if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management
         Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of--

         1.   the outstanding principal balance of the subject mortgage loan
              (or, in the case of a Loan Group, the outstanding principal balance of the Loan Group),

         2.   the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

         3.   the maximum amount of insurance available under the National Flood
              Insurance Act of 1968,

         4.   the full replacement cost of the improvements located on the mortgaged property, and

         5.   with respect to the mortgaged property securing the loan
              identified on Annex A to this prospectus supplement as Grand Canal
              Shoppes at the Venetian, 150% of the probable maximum loss of such mortgaged property, as indicated in the property condition report for such mortgaged property;

                                      S-79

     o   comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged properties in similar locales; and

     o   business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months, or, with respect to three of the mortgage loans secured by mortgaged properties identified on Annex A to this prospectus supplement as Mall St. Matthews, Grand Canal Shoppes at the
         Venetian and North Star Mall, in an amount to cover from the date of the casualty to the date the corresponding mortgaged property is repaired, plus an extended period of indemnity for 60 days after completion of restoration.

     Substantially all of the mortgage loans that we intend to include in the trust provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located) or (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. Substantially all of the borrowers have obtained the required insurance against damage caused by terrorism; however, most of these policies have exclusions from coverage for damage caused by nuclear, chemical or biological events.

     The mortgaged properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in California, are generally not insured against earthquake risks. A seismic assessment was conducted with respect to each mortgaged property that is located in California or in seismic zone 3 or 4. The seismic reports concluded that, except with respect to one mortgage loan, such mortgaged properties were not likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake and, therefore, neither of the borrowers nor any tenant occupying an entire mortgaged property was required to obtain earthquake insurance. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used. With respect to the mortgaged property identified on Annex A to this prospectus supplement as
Seattle Tower, representing 0.4% of the Initial Mortgage Pool Balance and 0.4%
of the Initial Sub-pool 1 Balance, the seismic assessment concluded that such mortgaged property was not likely to experience a probable maximum loss in excess of 30% of the estimated replacement cost of the improvements as a result of an earthquake. The related borrower is required to maintain earthquake insurance in an amount not less than 30% of the replacement cost of the building.

     Various forms of insurance are maintained with respect to any of the mortgaged properties for the mortgage loans included in the trust, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk for
Particular Special Hazard Losses" in the accompanying prospectus.

     The applicable originator(s) and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee (indirectly in the case of the Non-Serviced Trust Loans) for the benefit of the series 2005-GG3 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject mortgaged property.

                                      S-80

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Each of the mortgaged properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

     Appraisals. Each of the mortgaged properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation's Uniform Standards of
Professional Appraisal Practices. Each of those appraisals was conducted within
12 months of the origination of the related mortgage loan that we intend to include in the trust. The resulting appraised values and the dates of those appraisals are indicated on Annex A to this prospectus supplement. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions
Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties.

     The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged property. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. There can be no assurance that another appraiser would have arrived at the same opinion of value. Moreover,
Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties. Historical operating results of the mortgaged properties used in these appraisals may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties' value without affecting their current net operating income, including:

     o  changes in governmental regulations, zoning or tax laws;

     o  potential environmental or other legal liabilities;

     o  the availability of refinancing; and

     o  changes in interest rate levels.

     Environmental Assessments. A third-party consultant conducted a Phase I environmental assessment or updated a previously conducted Phase I environmental site assessment with respect to each mortgaged property. Except in the case of 3 mortgaged properties, securing mortgage loans representing 0.9% of the Initial
Mortgage Pool Balance, all of which secure mortgage loans in sub-pool 1, representing 0.9% of the Initial Sub-pool 1 Balance, such assessments or updates were completed during the 12-month period ending on the cut-off date. In all cases, such assessments or updates were conducted within 12 months of origination. Additionally, all such assessments or updates were completed within the 15-month period ending on the cut-off date.

     The environmental testing conducted at any particular mortgaged property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in drinking water were performed in most instances only at multifamily rental properties and only when the originator(s)
of the related mortgage loan or the environmental consultant involved believed this testing was warranted under the circumstances.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged properties. In cases where the testing identified the presence of asbestos-containing materials, lead-based paint and/or radon, the environmental consultant generally recommended, and the related loan documents generally required:

     o  the continuation or the establishment of an operation and maintenance plan to address the issue, or

     o  the implementation of a remediation program.

                                      S-81

     If the particular asbestos-containing materials or lead-based paint was in poor condition, then this could result in a claim for damages by any party injured by the condition.

      In cases where the environmental assessment identified an adverse or potentially adverse environmental condition at the mortgaged property, the related originator(s) of the mortgage loan generally required the related borrower:

     1.  to carry out the specific remedial measures prior to closing if no third party was identified as being responsible for the remediation; or

     2.  to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve in an amount generally equal to 100% to
         125% of the estimated cost to complete the remedial measures; or

     3.  to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

     4.  to obtain environmental insurance (which contains specific coverage limits and deductibles and which may not be sufficient to cover all losses from certain environmental conditions).

     Some borrowers under the mortgage loans may not have satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged property because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In several cases, the environmental assessment for a mortgaged property identified environmental problems at nearby properties. Such assessment generally indicated, however, that--

     o   the mortgaged property had not been affected or had been minimally affected,

     o   the potential for the problem to affect the mortgaged property was limited, or

     o   a person responsible for remediation had been identified.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans--Lending
on Income-Producing Real Properties Entails Environmental Risk" in this prospectus supplement.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged properties is based on the results of the environmental assessments referred to in this "--Environmental
Assessments" subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

         There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged properties securing the mortgage loans.

     Engineering Assessments. In connection with the origination process, each mortgaged property securing the mortgage loans that we intend to include in the trust, was inspected by an engineering firm to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125%
of the engineering firm's estimated cost of the recommended repairs, corrections or replacements to assure their completion or in some cases to have the repairs guaranteed by the sponsor or parent of the borrower in lieu of reserves.

                                      S-82

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, the following transfers of the underlying mortgage loans will occur. In each case, the transferor will assign the mortgage loans to be included in the trust, without recourse (other than the repurchase obligation of the applicable
Mortgage Loan Seller in connection with a breach of a representation or a warranty with respect to a mortgage loan sold by it), to the transferee.

                             -------------------------------

                                 Mortgage Loan Sellers

                                          GCFP
                                     $1,790,304,331
                                          GSMC
                                     $1,161,654,749
                                        GSMC and
                                  Commerzbank, jointly
                                      $639,971,534
                             -------------------------------

                                               All mortgage loans
                                               $3,591,930,614
                             -------------------------------
                                   Greenwich Capital
                                Commercial Funding Corp.
                             -------------------------------

                                               All mortgage loans
                                               $3,591,930,614
                             -------------------------------

                                       Commercial
                                     Mortgage Trust
                                        2005-GG3

                             -------------------------------
         In connection with the foregoing transfers, the Mortgage Loan Sellers will be required to deliver to the trustee the following documents, among others, with respect to each mortgage loan:

     o   either--

         1.   the original promissory note evidencing that mortgage loan, or

         2.   if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     o   the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

     o   the original or a copy of the co-lender agreement or intercreditor agreement, if such mortgage loan is part of a split loan structure;

     o   the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

                                      S-83

     o   either--

         1.   an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording
              information relating to that mortgage instrument, or

         2.   a certified copy of that assignment as sent for recording;

     o   either--

         1.   an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents, or

         2.   a certified copy of that assignment as sent for recording; and

     o   an original or copy of the related lender's title insurance policy, or if a title insurance policy has not yet been issued, a "marked-up"
         commitment for title insurance or a pro forma policy.

     Notwithstanding the foregoing, with respect to the Grand Canal Shoppes at the Venetian Loan Group, LaSalle Bank National Association, as the trustee under the 2004-GG2 PSA will hold the original documents related to the Grand Canal
Shoppes at the Venetian Loan Group for the benefit of the 2004-GG2 Trust and the trust fund formed by the pooling and servicing agreement for this transaction, other than the related notes that are not assets of the trust fund formed by the
2004-GG2 PSA, which will be held by the trustee under the pooling and servicing agreement for this transaction. With respect to the 1370 Avenue of the Americas
Loan Group, the trustee under the pooling and servicing agreement for this transaction will hold the note related to the 1370 Avenue of the Americas Trust
Loan and the remaining original loan documents will be held by the trustee under the pooling and servicing agreement pursuant to which the loan is being serviced. See "Servicing Under the Pooling and Servicing Agreement--Servicing of
the Non-Serviced Loan Groups--1370 Avenue of the Americas Loan Group."

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in the trust, in trust for the benefit of the series 2005-GG3 certificateholders.
Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the fiscal agent, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If, as provided in the pooling and servicing agreement--

     o   any of the above-described documents required to be delivered by the applicable  Mortgage Loan Seller to the trustee is not delivered or is otherwise defective, and

     o   that omission or defect materially and adversely affects the interests of the series 2005-GG3 certificateholders in the subject loan,

then the omission or defect will constitute a material document defect as to which the trust will have the rights against the applicable Mortgage Loan
Seller, as applicable, described under "--Cures and Repurchases" below.

     Within a specified period following the later of--

     o   the date on which the offered certificates are initially issued, and

     o   the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above (other than with respect to the

                                      S-84

Non-Serviced Loan Groups). Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, each of the
Mortgage Loan Sellers will make with respect to each mortgage loan sold by it that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies as set forth and subject to the exceptions described in the related mortgage loan purchase agreement:

     o   The information pertaining to the mortgage loan set forth in the loan schedule attached to the pooling and servicing agreement is true and accurate in all material respects as of the cut-off date and contains all information required by the pooling and servicing agreement to be contained therein.

     o   Prior to the sale of the mortgage loan to the depositor, the Mortgage
         Loan Seller was the owner of such mortgage loan, had good title to it, had full right, power and authority to sell, assign and transfer such mortgage loan and has transferred such mortgage loan free and clear of any and all liens, pledges and security interests of any nature encumbering such mortgage loan other than with respect to loans in a split loan structure, the applicable companion loans.

     o   As of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

     o   The proceeds of the mortgage loan have been fully disbursed (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the mortgaged property), and there is no requirement for future advances.

     o   The promissory note, each mortgage instrument, and each assignment of leases and rents, if any, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a)
         bankruptcy, insolvency, receivership, reorganization, liquidation, redemption, moratorium and/or other similar laws and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the benefits provided by the subject agreement or instrument.

     o   Each related mortgage instrument is a valid and, subject to the exceptions and limitations in the preceding bullet, enforceable first lien on the related mortgaged property, except for Permitted
         Encumbrances and, with respect to mortgage loans with a split loan structure, the applicable companion loan. The Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to pay its obligations under the subject mortgage loan when they become due (other than a balloon payment, which would require a refinancing).

     o   Subject to the exceptions and limitations on enforceability in the second preceding bullet, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

                                      S-85

     o   The assignment of each related mortgage instrument in favor of the trustee (or in the case of a Non-Serviced Trust Loan, the assignment in favor of the current holder of the mortgage) constitutes the legal, valid, binding and, subject to the limitations and exceptions in the third preceding bullet, enforceable assignment of that mortgage instrument to the trustee.

     o   All real estate taxes and governmental assessments that prior to the cut-off date became due and payable in respect of, and materially affect, any related mortgaged property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

     o   To the actual knowledge of the Mortgage Loan Seller, there is no proceeding pending for total or partial condemnation of each related mortgaged property that materially affects its value, and each related mortgaged property was free of material damage.

     o   To the actual knowledge of the Mortgage Loan Seller, except where a tenant under a lease is permitted to self-insure, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged property.

     o   As of the date of initial issuance of the offered certificates, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

     o   The related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

     If, as provided in the pooling and servicing agreement--

     o   there exists a breach of any of the above-described representations and warranties made by the applicable Mortgage Loan Seller, and

     o   that breach materially and adversely affects the value of the mortgage loan, the related mortgaged property or the interests of the series
         2005-GG3 certificateholders in the subject mortgage loan,

then that breach will be a material breach as to which the trust will have the rights against the applicable Mortgage Loan Seller, as applicable, described under "--Cures and Repurchases" below.

CURES AND REPURCHASES

     If there exists a material breach of any of the representations and warranties made by the applicable Mortgage Loan Seller with respect to any of the mortgage loans sold by it, as discussed under "--Representations and
Warranties" above, or if there exists a material document defect with respect to any mortgage loan sold by it, as discussed under "--Assignment of the Underlying
Mortgage Loans" above, then the applicable Mortgage Loan Seller, as applicable, will be required either:

     o   to remedy that material breach or material document defect, as the case may be, in all material respects, or

     o   to repurchase the affected mortgage loan at a price generally equal to the sum of--

         1.   the unpaid principal balance of that mortgage loan at the time of purchase, plus

         2.   all unpaid interest, other than Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

         3.   all unreimbursed servicing advances relating to that mortgage loan, plus

         4.   all unpaid interest accrued on advances made by the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to that mortgage loan, plus

                                      S-86

          5.   to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees (including all unpaid workout fees and liquidation fees due to the special servicer) and other
               Additional Trust Fund Expenses related to that mortgage loan, plus

          6.   if the affected mortgage loan is not repurchased by the mortgage loan seller within the applicable cure period (generally 90 days after discovery by or notice to the applicable mortgage loan seller of such breach or defect, plus, in certain cases, an additional 90 days as described in the next paragraph), a
               liquidation fee in connection with such repurchase (to the extent such fee is payable under the terms of the pooling and servicing agreement).

     The time period within which the applicable Mortgage Loan Seller must complete that remedy or repurchase will generally be limited to 90 days following the earlier of the responsible party's discovery or receipt of notice of the subject material breach or material document defect, as the case may be.
However, if the applicable Mortgage Loan Seller is diligently attempting to correct the problem, then, with limited exception, it will be entitled to an additional 90 days (or more in the case of a material document defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy or repurchase.

     If a material breach or a material document defect exists with respect to any mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, and if the cross-collateralization can be terminated without any adverse tax consequence for the trust, then the applicable Mortgage Loan
Seller will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

     o   determining the materiality of the subject breach or document defect,
         and

     o   the repurchase remedy.

     The cure/repurchase obligations described above will constitute the sole remedy available to the series 2005-GG3 certificateholders in connection with a material breach of any representations or warranties or a material document defect with respect to any mortgage loan in the trust. None of the depositor, the underwriters, the master servicer, the special servicer, the trustee, the fiscal agent, any other Mortgage Loan Seller nor any other person will be obligated to repurchase any affected mortgage loan in connection with a material breach of any of the representations and warranties or a material document defect if the applicable Mortgage Loan Seller defaults on its obligations to do
so. There can be no assurance that the applicable Mortgage Loan Seller will have sufficient assets to repurchase a mortgage loan if required to do so. If the breach or defect relates to a Jointly Sold Loan, each of GSMC and Commerzbank will be obligated to take these remedial actions only with respect to the portion of the Jointly Sold Loan sold by it. Therefore, it is possible that under certain circumstances only one of those two Mortgage Loan Sellers will repurchase or otherwise comply with the foregoing obligations.

THE MORTGAGE LOAN SELLERS AND ORIGINATORS

     The Mortgage Loan Sellers are Greenwich Capital Financial Products, Inc.,
Goldman Sachs Mortgage Company, and Commerzbank AG, New York Branch. The
information set forth in this prospectus supplement concerning each Mortgage
Loan Seller has been provided by that Mortgage Loan Seller, and neither the depositor nor the underwriters nor any other Mortgage Loan Seller make any representation or warranty as to the accuracy or completeness of that information.

     o   Greenwich Capital Financial Products, Inc., a Delaware corporation, is an affiliate of the depositor and Greenwich Capital Markets, Inc., one of the underwriters. Greenwich Capital Financial Products, Inc. engages in the business of originating, financing and acquiring commercial and residential mortgage loans and other receivables. The principal offices of Greenwich Capital Financial Products, Inc. are located at 600
         Steamboat Road, Greenwich, Connecticut 06830. Its telephone number is
         (203) 625-2700.

     o   Goldman Sachs Mortgage Company, a New York limited partnership, is an affiliate of Goldman, Sachs & Co., one of the underwriters, and Archon
         Financial, L.P., one of the originators. Goldman Sachs Mortgage Company engages primarily in the business of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in such trusts and selling or otherwise distributing such

                                      S-87

         certificates. All of the mortgage loans sold by GSMC to the depositor were originated by Archon Financial, L.P., an affiliate of GSMC, other than the Jointly Sold Loans of which 2 of those loans were jointly originated by Commerzbank and Archon. The principal offices of Goldman
         Sachs Mortgage Company are located at 85 Broad Street, New York, New
         York 10004. Its telephone number is (212) 902-1000.

     o   Archon Financial, L.P. ("ARCHON"), a Delaware limited partnership, is an affiliate of Goldman Sachs Mortgage Company, one of the loan sellers, and Goldman, Sachs & Co., one of the underwriters. A portion of the Grand Canal Shoppes at the Venetian Loan Group was sold to
         Commerzbank shortly after origination and the mortgage loans identified on Annex A to this prospectus supplement as North Star Mall and Mall
         St. Matthews were jointly originated by Archon and Commerzbank, and in each case, Archon sold its portion to Goldman Sachs Mortgage Company.
         The mortgage loans originated by Archon were sold to GSMC. The principal offices of Archon are located at 600 East Las Colinas
         Boulevard, Suite 450, Irving, Texas 75039. Its telephone number is
         (972) 501-3900.

     o   Commerzbank AG, New York Branch, is the New York branch of Commerzbank
         Aktiengesellschaft ("COMMERZBANK AG"). Commerzbank AG is a German
         private-sector bank which conducts extensive banking business in the
         United States, concentrating primarily in corporate lending, real estate finance, letter of credit and banker's acceptance facilities, syndicated loan transactions and treasury operations including foreign exchange transactions. A portion of the Grand Canal Shoppes at the
         Venetian Loan Group was sold to Commerzbank by Archon shortly after origination, and the mortgage loans identified on Annex A to this prospectus supplement as North Star Mall and Mall St. Matthews were jointly originated by Commerzbank and Archon Financial, L.P. The principal offices of Commerzbank are located at 2 World Financial
         Center, 34th Floor, New York, New York 10281. Its telephone number is
         (212) 266-7200.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool is based upon the Mortgage Pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the Mortgage Pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans included in the trust described in this prospectus supplement, may vary, and the actual Initial Mortgage Pool Balance may be as much as 5% larger or smaller than the Initial Mortgage Pool Balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. We will file that current report on Form 8-K, together with the pooling and servicing agreement as an exhibit, with the SEC after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the Mortgage Pool, that removal or addition will be noted in that current report on Form 8-K.

                                      S-88

               SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

GENERAL

     The pooling and servicing agreement will govern the servicing and administration of the mortgage loans in the trust (other than the Non-Serviced
Trust Loans (i.e., the Grand Canal Shoppes at the Venetian Trust Loan and, after the securitization of the 1370 Avenue of the Americas Pari Passu Companion
Loans, the 1370 Avenue of the Americas Trust Loan)) as well as the servicing and administration of the Companion Loans (other than the Non-Serviced Companion
Loans), and any REO Properties acquired by the trust as a result of foreclosure or other similar action. The following summaries describe some of the provisions of the pooling and servicing agreement relating to the servicing and administration of those mortgage loans and REO Properties. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     The pooling and servicing agreement provides that, except for the
Non-Serviced Loan Groups, the master servicer and the special servicer must each service and administer the mortgage loans and the Companion Loans and any REO
Properties in the trust, directly or through the primary servicer or sub-servicers, in accordance with--

     o   any and all applicable laws,

     o   the express terms of the pooling and servicing agreement and, in the case of the Loan Groups, the related co-lender agreement,

     o   the express terms of the subject mortgage loans, and

     o   to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of each mortgage loan and the Companion Loans (other than the
Non-Serviced Loan Groups)--

     o   as to which no Servicing Transfer Event has occurred, or

     o   that is a worked-out mortgage loan as to which no new Servicing
         Transfer Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan and each Companion Loan
(other than the Non-Serviced Loan Groups) as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO Property acquired by the trust.

     Despite the foregoing, the pooling and servicing agreement will require the master servicer to continue to collect information and prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced mortgage loans and, otherwise, to render other incidental services with respect to any such specially serviced assets to the extent provided in the pooling and servicing agreement. In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement.

     The master servicer will transfer servicing of a mortgage loan (other than a Non-Serviced Loan Group) to the special servicer upon the occurrence of a
Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.
In the case of any Loan Group (other than a Non-Serviced Loan Group), the occurrence of a Servicing Transfer Event with respect to any mortgage loan in the Loan Group will automatically result in the occurrence of a Servicing
Transfer Event with respect to the other loans in the Loan Group.

                                      S-89

     With respect to each Non-Serviced Loan Group, the Non-Serviced Loan Groups are being serviced and administered in accordance with the related Pari Passu
PSA (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the Non-Serviced Loan Group will be effected in accordance with the related Pari Passu PSA and related intercreditor agreements). Consequently, the servicing provisions set forth in this prospectus supplement and the administration of accounts will not be applicable to any
Non-Serviced Loan Group, but instead the servicing and administration of the
Non-Serviced Loan Group will be governed by the related Pari Passu PSA.

     Each Pari Passu PSA provides or will provide for servicing transfer events that are similar but not identical to those set forth in this prospectus supplement. Upon the occurrence of a servicing transfer event under the related
Pari Passu PSA, servicing of the related Non-Serviced Trust Loan and its related
Non-Serviced Companion Loan(s) will be transferred to the related special servicer.

     Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

     The master servicer intends to enter into an agreement with Midland Loan
Services, Inc. acting as primary servicer for the mortgage loans sold to us by
Goldman Sachs Mortgage Company (other than the Grand Canal Shoppes at the
Venetian mortgage loan and certain other mortgage loans that had subservicers in place prior to this securitization) and, prior to the securitization of the 1370
Avenue of the Americas Pari Passu Companion Loan, the mortgage loan identified on Annex A to this prospectus supplement as 1370 Avenue of the Americas, under which the primary servicer will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The primary servicer is subject to the
Servicing Standard. If an event of default occurs in respect of the master servicer and the master servicer is terminated, such termination will not in and of itself cause the termination of the primary servicer. Notwithstanding the provisions of any primary servicing agreement or the pooling and servicing agreement, the master servicer shall remain obligated and liable to the trustee, paying agent, the special servicer and the series 2005-GG3 certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the pooling and servicing agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans. The sub-servicing agreement with the primary servicer will have events of default and termination provisions analogous to those contained in the pooling and servicing agreement.

     In general, for so long as any mortgage loan that is part of a Loan Group is included in the trust (other than the Non-Serviced Loan Groups), the related
Companion Loan will be serviced and administered under the pooling and servicing agreement generally as if it was a mortgage loan included in the trust (other than in the case of the Toringdon II Loan Group, for which a separate servicer of the related subordinated Companion Loan will collect the related monthly payment from the borrower).

THE INITIAL MASTER SERVICER, THE INITIAL SPECIAL SERVICER AND THE INITIAL
PRIMARY SERVICER

     The Master Servicer. GMAC Commercial Mortgage Corporation will act as master servicer under the pooling and servicing agreement. Its principal servicing offices are located at 200 Witmer Road, Horsham, Pennsylvania 19044.

     As of September 30, 2004, GMAC Commercial Mortgage Corporation was the
master servicer of a portfolio of multifamily and commercial loans totaling approximately $198.4 billion in aggregate outstanding principal balance.

     The information set forth in this prospectus supplement concerning GMAC
Commercial Mortgage Corporation has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     The Primary Servicer. Midland Loan Services, Inc., a Delaware corporation, will initially be appointed as primary servicer under the pooling and servicing agreement for the mortgage loans sold to us by Goldman Sachs Mortgage Company
(other than the Grand Canal Shoppes at the Venetian mortgage loan and certain other mortgage loans that had subservicers in place prior to this securitization) and the 1370 Avenue of the Americas Trust Loan.

                                      S-90

     Midland Loan Services, Inc. is a wholly-owned subsidiary of PNC Bank,
National Association and PNC Bank, National Association is a wholly-owned subsidiary of The PNC Financial Services Group, Inc. Midland is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland's principal offices are located at 10851 Mastin Street, Building 82, Suite 700,
Overland Park, Kansas 66210.

     As of September 30, 2004, Midland was servicing approximately 13,815 commercial and multifamily loans with a total principal balance of approximately
$92.6 billion. The collateral for these loans is located in all 50 states, the
District of Columbia, Puerto Rico, Guam and Canada. Approximately 9,413 of those loans, with a total principal balance of approximately $69 billion, pertain to commercial and multifamily mortgage-backed securities.

     The information set forth in this prospectus supplement concerning Midland has been provided by Midland. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     The Special Servicer. GMAC Commercial Mortgage Corporation, a California
corporation, will initially be appointed as special servicer under the Pooling and Servicing Agreement. The principal executive offices of the special servicer are located at 200 Witmer Road, Horsham, Pennsylvania 19044.

     As of September 30, 2004, GMAC Commercial Mortgage Corporation was
responsible for performing certain special servicing functions with respect to commercial and multifamily loans totaling approximately $94.0 billion in aggregate outstanding principal balance. GMAC Commercial Mortgage Corporation will make no representations as to the validity or sufficiency of the pooling and servicing agreement, the Series 2005-GG3 certificates, the mortgage loans or this prospectus supplement.

     The information set forth in this prospectus supplement concerning GMAC
Commercial Mortgage Corporation has been provided by GMAC Commercial Mortgage
Corporation. Accordingly, we make no representation or warranty as to the accuracy or completeness of this information.

     As described in this prospectus supplement under "Replacement of the
Special Servicer," with respect to each Loan Group, the holder of certain of the
Companion Loans will have certain rights to terminate an existing special servicer with respect to the related Loan Group. Accordingly, certain of the mortgage loans could have a different special servicer than the rest of the mortgage loans.

SERVICING OF THE NON-SERVICED LOAN GROUPS

     1370 Avenue of the Americas Loan Group. Pursuant to an intercreditor agreement, the 1370 Avenue of the Americas Loan Group will initially be serviced under the pooling and servicing agreement for this transaction, with Midland
Loan Services, Inc. acting as primary servicer pursuant to a primary servicing agreement between the master servicer and the primary servicer. From and after the closing of the securitization of the 1370 Avenue of the Americas Pari Passu
Companion Loans held by Morgan Stanley Mortgage Capital Inc. and satisfaction of the conditions set forth in the pooling and servicing agreement with respect to the transfer of servicing, the 1370 Avenue of the Americas Loan Group and any
related REO property are expected to be serviced under the pooling and servicing agreement entered into in connection with such securitization. Prior to the transfer of servicing from the pooling and servicing agreement to the 1370
Avenue of the Americas Companion Loan PSA, the trustee will be provided with written confirmation from any Rating Agency that is not rating the securities issued in connection with the 1370 Avenue of the Americas Companion Loan PSA that such transfer will not result in a downgrade, withdrawal or qualification of the ratings of any of the series 2005-GG3 certificates. It is expected that the 1370 Avenue of the Americas Companion Loan PSA will provide for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the 1370 Avenue of the Americas
Companion Loan PSA are expected to be generally similar to the servicing arrangements under the pooling and servicing agreement for this transaction.

     In that regard, after the servicing of the 1370 Avenue of the Americas Loan
Group is transferred to the pooling and servicing agreement for that transaction:

     o   The trustee under the 1370 Avenue of the Americas Companion Loan PSA will be the mortgagee of record for the 1370 Avenue of the Americas
         Loan Group.

                                      S-91

     o   The master servicer, the primary servicer, the special servicer, the trustee or the fiscal agent under the pooling and servicing agreement for this transaction will have no obligation or authority to supervise the master servicer, the primary servicer, if any, special servicer or trustee under the 1370 Avenue of the Americas Companion Loan PSA or to
         make advances with respect to the 1370 Avenue of the Americas Loan
         Group (except to the limited extent described below). The obligation of the master servicer to provide information and collections to the trustee and the series 2005-GG3 certificateholders with respect to the
         1370 Avenue of the Americas Loan Group will be dependent on its receipt of the corresponding information and collections from the master servicer or special servicer for that transaction.

     o   The master servicer under the 1370 Avenue of the Americas Companion
         Loan PSA will make servicing advances for the benefit of this trust and the trust formed under the 1370 Avenue of the Americas Companion Loan
         PSA and the master servicer and/or the primary servicer will remit collections on the 1370 Avenue of the Americas Trust Loan to or on
         behalf of the trustee for this trust.

     o   The master servicer under the 1370 Avenue of the Americas Companion
         Loan PSA will not be required to make P&I advances with respect to the
         1370 Avenue of the Americas Trust Loan. Consequently, the master servicer under the pooling agreement entered in connection with the issuance of the series 2005-GG3 certificates will be required to make
         P&I advances with respect to the 1370 Avenue of the Americas Trust
         Loan, unless the master servicer under the 1370 Avenue of the Americas
         Companion Loan PSA or the master servicer under the pooling and servicing agreement for this transaction has determined that such advance would not be recoverable from collections on the 1370 Avenue of the Americas Trust Loan, as applicable.

     o   The holder of the certificates representing a majority interest in a designated controlling class of the securitization that holds the 1370
         Avenue of the Americas Pari Passu Companion Loans will be the directing holder with respect to the 1370 Avenue of the Americas Loan Group. Such holder will have the right to remove the special servicer and to withhold its consent with respect to certain actions proposed by the special servicer under the 1370 Avenue of the Americas Companion Loan
         PSA. The majority certificateholders of the controlling class for this transaction will have consultation rights with respect to certain actions proposed by such special servicer. Such consultation rights will not be binding on such special servicer.

     Grand Canal Shoppes at the Venetian Loan Group. The Grand Canal Shoppes at
the Venetian Loan Group and any related REO property are being serviced under the 2004-GG2 PSA. The 2004-GG2 PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the 2004-GG2 PSA are generally similar to, but not identical to, the servicing arrangements under the pooling and servicing agreement for this transaction.

     In that regard:

     o   The 2004-GG2 Master Servicer is Wells Fargo Bank, National Association
         and the 2004-GG2 Special Servicer is Lennar Partners, Inc., with respect to the servicing of the Grand Canal Shoppes at the Venetian
         Loan Group.

     o   The 2004-GG2 Trustee will be the mortgagee of record for the Grand
         Canal Shoppes at the Venetian Loan Group.

     o   The master servicer, the special servicer, the trustee or the fiscal agent under the pooling and servicing agreement will have no obligation or authority to supervise the 2004-GG2 Master Servicer, the 2004-GG2
         Special Servicer or the 2004-GG2 Trustee or to make servicing advances with respect to the Grand Canal Shoppes at the Venetian Loan Group. The
         obligation of the master servicer and the special servicer to provide information to the trustee and the series 2005-GG3 certificateholders with respect to the Grand Canal Shoppes at the Venetian Loan Group, as
         applicable, will be dependent on their receipt of the corresponding information from the 2004-GG2 Master Servicer or the 2004-GG2 Special
         Servicer, as applicable.

                                      S-92

     o   The 2004-GG2 Master Servicer will make servicing advances and remit collections on the Grand Canal Shoppes at the Venetian Loan Group to or
         on behalf of the trust, but will not make P&I advances.

     o   The master servicer will be required to make P&I advances on the Grand
         Canal Shoppes at the Venetian Trust Loan, unless it (or the special servicer) has determined that such advances would not be recoverable from collections on the related Trust Loan. If the master servicer is an S&P approved servicer and a Moody's approved master servicer, the
         2004-GG2 Master Servicer may also rely on a determination by the master servicer that a P&I advance with respect to the Grand Canal Shoppes at the Venetian Trust Loan is nonrecoverable.

     o   Pursuant to the 2004-GG2 PSA, the workout fee and liquidation fee with respect to the Grand Canal Shoppes at the Venetian Loan Group will be
         1.0% and 1.0%, respectively.

     o   With respect to the Grand Canal Shoppes at the Venetian Loan Group, the
         majority certificateholder of the controlling class for this transaction will be able to withhold their approval to certain proposed actions to be taken by the 2004-GG2 Master Servicer or the 2004-GG2
         Special Servicer. See "--The Directing Holders--Non-Serviced Loan
         Groups" below in this prospectus supplement.

     o   With respect to the Grand Canal Shoppes at the Venetian Loan Group, the
         2004-GG2 Special Servicer may be removed as special servicer only for cause, but only with the consent of the controlling class of the trust, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then-current ratings of the certificates issued in either
         securitization which includes a mortgage loan in the related Loan
         Group.

     o   The transfer of the ownership of the Grand Canal Shoppes at the
         Venetian Pari Passu Companion Loans to any person or entity other than institutional lenders, investment funds exceeding a minimum net worth requirement, their affiliates or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

     See "--Servicing Advances--Non-Serviced Loan Groups" and "--Fair Value
Option--Non-Serviced Loan Groups" below in this prospectus supplement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee will be earned with respect to each and every mortgage loan in the trust, including each such mortgage loan--

     o   that is a Non-Serviced Trust Loan;

     o   that is being specially serviced;

     o   as to which the corresponding mortgaged property has become an REO
         Property; or

     o   that has been defeased.

     In the case of each mortgage loan in the trust, the master servicing fee will--

     o   be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o   accrue at the related master servicing fee rate,

     o   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

                                      S-93

     o   be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

     The master servicer will also be entitled to a primary servicing fee with respect to each Companion Loan (excluding the Non-Serviced Companion Loans), however, such amounts will only be payable out of funds received in respect of such Companion Loans and will not be obligations of the Trust.

     The master servicing fee rate will vary on a loan-by-loan basis and ranges from 0.02% per annum to 0.09% per annum. The master servicing fee rate includes any servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer. See the administrative fee rate, which includes the master servicing fee rate and the trustee fee rate, stated on Annex A under the column heading "Administrative Fee
Rate."

     With respect to the 1370 Avenue of the Americas Trust Loan, aside from the master servicing fee payable to the master servicer by the trust at a master servicing fee rate of 0.01% per annum, a primary servicing fee will be payable to the primary servicer (or the master servicer under the 1370 Avenue of the
Americas Companion Loan PSA, after such securitization) by the trust at a rate of 0.03% per annum.

     The Grand Canal Shoppes at the Venetian Trust Loan will be serviced by the
2004-GG2 Master Servicer under the 2004-GG2 PSA. A master servicing fee will be payable on the Grand Canal Shoppes at the Venetian Trust Loan to the master servicer by the trust at a master servicing fee rate of 0.01% per annum and a primary servicing fee will be payable to the 2004-GG2 Master Servicer at a primary servicing fee rate of 0.01% per annum.

     Additional Master Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any and all
Prepayment Interest Excesses collected with respect to the entire Mortgage Pool.

     In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow and/or reserve accounts maintained by the master servicer, in Permitted
Investments. See "--Custodial Account" below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     All modification fees, assumption fees, assumption application fees, defeasance fees, extension fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the mortgage loans included in the trust will be paid to, or allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the pooling and servicing agreement. Similarly, all late payment charges and Default Interest, if any, collected with respect to a particular mortgage loan included in the trust during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

     o   to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party during that collection period with respect to the subject mortgage loan included in the trust,

     o   to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan included in the trust and that, if paid from a source other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an
         Additional Trust Fund Expense, or

     o   to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were paid with respect to the subject mortgage loan since the date of initial issuance of the series
         2005-GG3 certificates.

                                      S-94

     Some or all of the items referred to in the prior paragraph that are collected in respect of any Companion Loan may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement.

     Prepayment Interest Shortfalls. The pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the trust during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

     o   the total amount of those Prepayment Interest Shortfalls, and

     o   with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.01% per annum.

     No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2005-GG3 certificates on that payment date as described under "Description of the Offered
Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any payment date to cover
Prepayment Interest Shortfalls is less than the total of all the Prepayment
Interest Shortfalls incurred with respect to the Mortgage Pool during the related collection period, then the resulting Net Aggregate Prepayment Interest
Shortfall will be allocated among the respective interest-bearing classes of the series 2005-GG3 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Payments--Payments of Interest" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage loans and the Companion Loans will be--

     o   the special servicing fee,

     o   the workout fee, and

     o   the liquidation fee.

     The Special Servicing Fee. The special servicing fee will be earned with respect to each mortgage loan and each Companion Loan (excluding the
Non-Serviced Loan Groups)--

     o   that is being specially serviced, or

     o   as to which the corresponding mortgaged property has become an REO
         Property.

     In the case of each mortgage loan referred to in the prior paragraph, the special servicing fee will--

     o   be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o   accrue at a special servicing fee rate of 0.25% per annum,

     o   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o   generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

                                      S-95

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan and each Companion Loan
(excluding the Non-Serviced Loan Groups) that is a worked-out mortgage loan. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1% to, each collection of--

     o interest, other than Default Interest,

     o principal, and

     o prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.

     The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated, replaced or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan and Companion Loan that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. In the event that (i) the special servicer has been terminated or resigns, and (ii)
prior to such termination or resignation, a specially serviced mortgage loan was liquidated or modified pursuant to a plan of action submitted by the initial special servicer and approved (or deemed approved) by the directing holder, then in that event the special servicer will be paid the related workout fee or liquidation fee, as applicable. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2005-GG3 certificateholders.

     The Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to (i) each specially serviced mortgage loan and
Companion Loan (excluding the Non-Serviced Loan Groups) for which it obtains a full, partial or discounted payoff from the related borrower, except as described in the next paragraph and (ii) each specially serviced mortgage loan that was repurchased by the applicable mortgage loan seller, except as described in the next paragraph. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO
Property as to which it receives any Liquidation Proceeds, except as described in the next paragraph. As to each such specially serviced mortgage loan and REO
Property, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

     o   the repurchase of any mortgage loan in the trust by the applicable
         Mortgage Loan Seller due to a breach of representation or warranty or for defective or deficient mortgage loan documentation within 90 days of the discovery by or notice to the applicable Mortgage Loan Seller of such breach, defect or omission, as described under "Description of the
         Mortgage Pool--Cures and Repurchases" in this prospectus supplement. If the applicable Mortgage Loan Seller is entitled to an additional 90 days to repurchase a mortgage loan, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement, no liquidation fee will be payable during that additional
         90-day period;

     o   the purchase of any specially serviced mortgage loan out of the trust by any holder of a fair value purchase option, as described under
         "--Fair Value Option" below;

     o   the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement within 60 days after the purchase right is first exercisable;

                                      S-96

     o   the purchase of all of the mortgage loans and REO Properties in the trust by us, a mortgage loan seller, the special servicer, any certificateholder(s) of the series 2005-GG3 controlling class or the master servicer in connection with the termination of the trust or the exchange by a sole remaining series 2005-GG3 certificateholder for the remaining mortgage loans in connection with the termination of the trust, as described under "Description of the Offered
         Certificates--Termination" in this prospectus supplement; or

     o   the purchase of any mortgage loan that is part of a Loan Group by the holder of a related Companion Loan as described under "Description of the Mortgage Pool--Split Loan Structure" above in this prospectus supplement and within the period specified in such intercreditor agreement or co-lender agreement.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2005-GG3 certificateholders.

     Additional Special Servicing Compensation. As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO
Properties" below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement.
The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

     All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the mortgage loans will be paid to or allocated between, the master servicer and the special servicer in accordance with the pooling and servicing agreement. Similarly, all late payment charges and Default Interest, if any, collected with respect to a particular mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

     o   to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party during that collection period with respect to the subject mortgage loan included in the trust,

     o   to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan included in the trust and that, if paid from a source other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an
         Additional Trust Fund Expense, or

     o   to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances but excluding special servicing fees, liquidation fees and workout fees, that were paid with respect to the subject mortgage loan since the date of issuance of the series 2005-GG3 certificates.

     Some or all of the items referred to in the prior paragraph that are collected in respect of any Companion Loan may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement.

     Payment of Expenses. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

     Servicing Advances.

     Serviced Loans. Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a mortgage loan and any Companion
Loan under the pooling and servicing agreement (excluding the Non-Serviced Loan
Groups), if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances.
Servicing advances will be

                                      S-97

reimbursable from future payments and other collections, including Insurance
Proceeds, Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

     The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property under the pooling and servicing agreement, in lieu of the special servicer's making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests the master servicer to make, regardless of whether or not the master servicer actually makes that advance.

     If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

     o   if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

     o   if the failure continues for three more business days, to make the servicing advance.

     The pooling and servicing agreement will obligate the fiscal agent to make any servicing advances that the trustee was obligated, but failed, to make.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, in the judgment of the party making the advance or in the judgment of the special servicer (exercised in accordance with the Servicing Standard), would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's custodial account from time to time.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer's custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged properties securing a mortgage loan. In addition, the pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing
Standard that making the payment is in the best interests of the series 2005-GG3 certificateholders and, if the subject specially serviced asset is a Loan Group
(other than a Non-Serviced Loan Group), the holder of the related Companion
Loan, as a collective whole.

     The master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The
Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period when the advance is reimbursed--

     o   first, out of Default Interest and late payment charges collected on the related mortgage loan in that collection period, and

     o   then, if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

                                      S-98

     Non-Serviced Loan Groups. Except as described below, none of the master servicer, the special servicer, the trustee, or the fiscal agent will be required to make any servicing advances with respect to the Non-Serviced Loan
Groups.

     Servicing advances in the case of the 1370 Avenue of the Americas Loan
Group will be made as described under "--Servicing of the Non-Serviced Loan
Groups--1370 Avenue of the Americas Loan Group" above. If any servicing advances are made with respect to the 1370 Avenue of the Americas Loan Group, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the relevant pooling and servicing agreement from expected collections on the 1370 Avenue of the Americas Loan Group. If any party to the pooling and servicing agreement for this trust has made a servicing advance on the 1370 Avenue of the Americas Loan Group that it subsequently determines is not recoverable from expected collections on the 1370 Avenue of the Americas
Loan Group, it will be entitled to be reimbursed with interest from general collections on all mortgage loans in this trust (and will then seek recovery on behalf of the trust from the holder of the 1370 Avenue of the Americas Pari
Passu Companion Loans for its proportionate share of such advance). In the event that a party to the 1370 Avenue of the Americas Companion Loan PSA has made a servicing advance on the 1370 Avenue of the Americas Loan Group that it subsequently determines is not recoverable from expected collections on the 1370
Avenue of the Americas Loan Group, it will be entitled to be reimbursed with interest from general collections on all mortgage loans in this trust (up to the
1370 Avenue of the Americas Trust Loan's proportionate share of such advance, or if such amount together with amounts available in the trust formed under the
1370 Avenue of the Americas Companion Loan PSA is insufficient to reimburse the party that made such advance then up to the full amount of such advance and interest thereon).

     Servicing advances in the case of the Grand Canal Shoppes at the Venetian
Loan Group will be made by the 2004-GG2 Master Servicer, 2004-GG2 Trustee or
2004-GG2 Fiscal Agent in accordance with the 2004-GG2 PSA on generally the same terms and conditions as are applicable under the pooling and servicing agreement for this transaction. If any servicing advances are made with respect to the
Grand Canal Shoppes at the Venetian Loan Group under the 2004-GG2 PSA, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the 2004-GG2 PSA, including in the event that the 2004-GG2 Master
Servicer, 2004-GG2 Trustee or 2004-GG2 Fiscal Agent has made a servicing advance on the Grand Canal Shoppes at the Venetian Loan Group that it subsequently determines is not recoverable from expected collections on the Grand Canal
Shoppes at the Venetian Loan Group, as applicable.

THE DIRECTING HOLDERS

     General. The directing holder will be as follows:

     o   Non-Split Loans. With respect to the mortgage loans that are not part of a Loan Group, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2005-GG3 certificates.

     o   Split Loans - Tier 1. With respect to the Loan Groups secured by the
         1440 Broadway property, the Shops at Wailea property, the 2040 Main
         Street property and the Birtcher/Charlesbank Office Portfolio properties, for so long as a control appraisal event does not exist, the directing holder will be the holder of the applicable subordinate non-trust mortgage loan, and while a control appraisal event does exist, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2005-GG3 certificates. For purposes of this paragraph, a
         "control appraisal event" will exist if and for so long as the initial balance of the applicable non-trust subordinate mortgage loan, less principal payments, appraisal reduction amounts and (without duplication) realized losses allocated thereto is less than 25% of the initial principal balance of such subordinate non-trust mortgage loans.

     o   Split Loans - Tier 2. With respect to the Loan Group secured by the
         Toringdon II property, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2005-GG3 certificates.

                                      S-99

     o   Split Loans - Pari Passu:

         o    With respect to the Loan Group secured by the Grand Canal Shoppes at the Venetian property, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2005-GG3 certificates, subject to the non-binding consultation rights of the holder of the pari passu Companion Loans.

         o    With respect to the Loan Group secured by the 1370 Avenue of the
              Americas property, the directing holder will be the holder of one of the other pari passu Companion Loans or, if such Companion Loan has been deposited into a securitization, the holder of the certificates representing a majority interest in a designated controlling class of the certificates issued in connection with such securitization, subject to the non-binding consultation rights of the holder of certificates representing a majority interest in a designated controlling class of the Series 2005-GG3
              Certificates.

     The pooling and servicing agreement provides that a directing holder may appoint a representative to exercise the rights of the directing holder. The directing holder (or its representative) with respect to any Loan Group will have the right to advise and approve certain actions of the master servicer or the special servicer, as applicable, only as they relate to the related Loan
Group and any rights to replace the special servicer will be limited to the related Loan Group.

     Series 2005-GG3 Controlling Class. As of any date of determination, the controlling class of series 2005-GG3 certificateholders will be the holders of the most subordinate class of series 2005-GG3 certificates then outstanding, other than the class XP, class XC, class R-I and class R-II certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2005-GG3 certificates, exclusive of the class XP, class XC, class R-I and class R-II certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2005-GG3 certificateholders will be the holders of the most subordinate class of series 2005-GG3 certificates then outstanding, other than the class XP, class XC, class R-I and class R-II certificates, that has a total principal balance greater than zero. The class A-1, class A-2, class A-3, class
A-AB, class A-4 and class A-1-A certificates will be treated as one class for purposes of determining and exercising the rights of the controlling class of series 2005-GG3 certificates.

     Rights and Powers of the Directing Holder.

     Serviced Loans. Neither the master servicer nor the special servicer will, in general, be permitted to take any of the following actions with respect to the mortgage loans it services as to which the directing holder (or its representative) has objected in writing within 10 business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action--

     o   any proposed or actual foreclosure upon or comparable conversion, which may include acquisition as an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

     o   any modification, extension, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term
         (including any material term relating to insurance) of a mortgage loan in the trust;

     o   any proposed or actual sale of an REO Property in the trust, other than in connection with the termination of the trust as described under
         "Description of the Offered Certificates--Termination" in this prospectus supplement, for less than the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default
         Interest) thereon;

     o   any acceptance of a discounted payoff with respect to a mortgage loan in the trust;

     o   any determination to bring an REO Property, or the mortgaged property securing a defaulted mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

                                     S-100

     o   any release of collateral for a mortgage loan or any release of a borrower or any guarantor under a mortgage loan, other than in accordance with the terms of the mortgage loan (with no material discretion by the mortgagee), or upon satisfaction of the mortgage loan;

     o   any acceptance of substitute or additional collateral for a mortgage loan, other than in accordance with the terms of that mortgage loan
         (with no material discretion by the mortgagee);

     o   any waiver of a due-on-sale or due-on-encumbrance clause with respect to a mortgage loan;

     o   any acceptance of an assumption agreement releasing a borrower or a guarantor from liability under a mortgage loan;

     o   any acceptance of a change in the property management company, subject to certain thresholds set forth in the pooling and servicing agreement or, if applicable, hotel franchise for any mortgaged real property securing any mortgage loan in the trust;

     o   any extension of the maturity date of a mortgage loan, which results in the remaining term of any related ground lease (together with extensions at the sole option of the lender) being less than 10 years beyond the amortization term of such mortgage loan;

     o   any determination by the special servicer that a Servicing Transfer
         Event pursuant to clause (2), (3) or (4) of that definition has occurred;

     o   any determination by the master servicer that a Servicing Transfer
         Event has occurred with respect to any mortgage loan in the trust solely by reason of the failure of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism;

     o   any extension of the maturity date of a mortgage loan; and

     o   taking any action to enforce rights against a mezzanine lender under the related intercreditor agreement;

provided that, in the event that the master servicer or the special servicer determines that immediate action is necessary to protect the interests of the certificateholders (as a collective whole) (or, in the case of a Loan Group
(other than a Non-Serviced Loan Group), to protect the interests of the certificateholders and the related Companion Loan Holders (as a collective whole)), the master servicer or the special servicer, as applicable, may take any such action without waiting for the directing holder's response.

     In addition, the directing holder (or its representative) may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the specially serviced mortgage assets in the trust fund that the directing holder (or its representative) may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

     If the directing holder withholds its approval of the master servicer's determination that a Servicing Transfer Event has occurred with respect to any mortgage loan in the trust solely by reason of the failure of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism, the master servicer will not be required to take any actions to enforce such default other than sending the borrower notices of such default.

     No advice, direction or objection given or made by the directing holder (or its representative), as contemplated by either of the two preceding paragraphs, may require or cause the special servicer or master servicer to violate any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus (including the special servicer's or master servicer's obligation to act in accordance with the
Servicing Standard), the related mortgage loan documents or the REMIC provisions of the Internal Revenue Code.

     Notwithstanding the foregoing, with respect to the Toringdon II Loan Group, the master servicer or special servicer with respect to a specially serviced mortgage loan, as applicable, will be required to obtain the consent of the holder of the related Companion Loan in connection with any modification or amendment that would among other things (i) adversely effect the lien priority,
(ii) increase the interest rate or principal amount of the related

                                     S-101

mortgage, (iii) increase in any material respect any other monetary obligation of the borrower under the loan documents, (iv) decrease, waive or defer interest or the interest rate or the principal amount of the related Companion Loan or release any portion of the related Companion Loan, (v) change the Companion Loan maturity date to a date after the maturity date of the related mortgage loan, or shorten the maturity date of the related mortgage loan, (vi) accept a grant of a security interest in any other collateral for the related mortgage loan unless it also secures the related Companion Loan, (vii) modify the cash management arrangements, (viii) cross-default the related mortgage, (viii) obtain any contingent interest or so called "kicker" measured on cash flow, (ix) release or spread the lien of the related mortgage (other than in connection with repayment or as provided in the loan documents), (x) extend the lockout period or impose additional prepayment premiums or yield maintenance charges; provided that no such consent will be required if the period set forth in the related intercreditor agreement during which the holder of the Companion Loan may purchase the related mortgage loan has expired.

     Non-Serviced Loan Groups. The rights of the directing holder with respect to the 1370 Avenue of the Americas Loan Group, as set forth in the 1370 Avenue of the Americas Companion Loan PSA, will be substantially similar, but not necessarily identical, to the rights described above.

     The rights of the directing holder with respect to the Grand Canal Shoppes at the Venetian Loan Group, as set forth in the 2004-GG2 PSA and the related intercreditor agreements, are substantially similar to the rights described above except that the approval rights granted to the directing holders will in any event include:

     o   any actual or proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the property securing the mortgage loan if it comes into and continues in default;

     o   any modification, amendment or waiver of any term of the related loan documents of the Grand Canal Shoppes at the Venetian Loan Group that relates to a monetary term (including a change in the timing of payments but excluding the waiver of default charges) or any material non-monetary term;

     o   any proposed sale of the REO Property (other than in connection with the termination of the 2004-GG2 Trust for less than the purchase price specified in the 2004-GG2 PSA);

     o   any acceptance of a discounted payoff with respect to the loan;

     o   any determination to bring the REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the REO Property;

     o   any acceptance of substitute or additional collateral for the Grand
         Canal Shoppes at the Venetian Loan Group, unless required by the underlying loan documents;

     o   any waiver of a "due-on-sale" clause or "due-on-encumbrance" clause;

     o   any release of any performance or "earn-out" reserves or related letters of credit;

     o   any acceptance of a discounted payoff with respect to the Grand Canal
         Shoppes at the Venetian Loan Group;

     o   any release of real property collateral for the Mortgage Loan (other than any release made in connection with the grant of a non-material easement or right-of-way);

     o   any determination not to maintain or cause the borrower to maintain for the related Property or REO Property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the Grand
         Canal Shoppes at the Venetian Loan Group;

     o   any acceptance of an assumption agreement releasing a borrower from liability under the Grand Canal Shoppes at the Venetian Loan Group; and

     o   any change in property manager which is required to be approved by the lender under the mortgage loan.

                                     S-102

     Limitation on Liability of the Directing Holder. The directing holder and the directing holder's representative will not be liable to the trust or the series 2005-GG3 certificateholders for any action taken, or for refraining from the taking of any action, pursuant to the pooling and servicing agreement, or for errors in judgment. Each series 2005-GG3 certificateholder acknowledges and agrees, by its acceptance of its series 2005-GG3 certificates, that:

     o   the directing holder or any directing holder representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2005-GG3 certificates;

     o   the directing holder or any directing holder representative may act solely in the interests of the holders of the series 2005-GG3 controlling class or the related Companion Loan, as applicable;

     o   the directing holder or any directing holder representative do not have any duties to the holders of any class of series 2005-GG3 certificates
         (other than the series 2005-GG3 controlling class if the directing holder representative was appointed by such class);

     o   the directing holder or any directing holder representative may take actions that favor the interests of the holders of the series 2005-GG3 controlling class or the related Companion Loan, as the case may be, over the interests of the holders of one or more classes of series
         2005-GG3 certificates; and

     o   the directing holder and any directing holder representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2005-GG3 controlling class or the related
         Companion Loan, as the case may be, and no series 2005-GG3 certificateholder may take any action whatsoever against the directing holder or any directing holder representative for having so acted.

     In addition, the directing holders of each Non-Serviced Loan Group will have limitations on their liability to the holders of the series 2005-GG3 certificates similar to those described above for the directing holder and its representative.

REPLACEMENT OF THE SPECIAL SERVICER

     The directing holder (or its representative) with respect to any mortgage loan (other than the Grand Canal Shoppes at the Venetian Loan Group) may terminate an existing special servicer without cause, and appoint a successor to any special servicer that has resigned or been terminated. With respect to the
Grand Canal Shoppes at the Venetian mortgage loan, the related directing holder may only terminate an existing special servicer for cause.

     If the directing holder with respect to any Loan Group is the holder of a majority interest in the Companion Loan, the related directing holder (or its representative) will have the right to terminate an existing special servicer only with respect to the related Loan Group, and the replaced special servicer will continue to act as special servicer for the other mortgage loans.

     Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1.  written confirmation from each of S&P and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the respective classes of series
         2005-GG3 certificates or any Companion Loan Securities, and

     2.  the written agreement of the proposed successor special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed successor special servicer.

     Any costs and expenses incurred in connection with the removal of a special servicer as described in this section that are not paid by the replacement special servicer will be paid by parties that exercised their rights to replace the special servicer.

     The 2004-GG2 Special Servicer may be removed as special servicer for the
Grand Canal Shoppes at the Venetian Loan Group at any time, but only for cause and only with the consent of the majority holder of the controlling class of this trust who will appoint a replacement special servicer, subject to rating agency confirmation

                                     S-103

that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the certificates issued in either securitization containing a portion of the Grand Canal Shoppes at the Venetian
Loan Group.

     The special servicer under the 1370 Avenue of the Americas Companion Loan
PSA may be removed as special servicer for the 1370 Avenue of the Americas Loan
Group by the holder of the 1370 Avenue of the Americas Pari Passu Companion
Loans or, if the 1370 Avenue of the Americas Pari Passu Companion Loans have been deposited in a securitization, the majority holder of the controlling class of the certificates issued in connection with the securitization of the 1370
Avenue of the Americas Pari Passu Companion Loans, who will appoint a replacement special servicer.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Due-on-Sale. Subject to the discussion under "--The Directing Holders"
above, the master servicer (with respect to performing loans) or the special servicer (with respect to specially serviced mortgage loans), as applicable, will be required to determine, in a manner consistent with the Servicing
Standard, whether to waive any right that the lender under any mortgage loan
(other than a Non-Serviced Trust Loan) may have under a due-on-sale clause to accelerate payment of that mortgage loan. The master servicer or the special servicer, as applicable, may not waive any rights of the lender or grant consent under any due-on-sale clause, unless--

     o   the master servicer or the special servicer, as applicable, has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2005-GG3 certificates or any Companion Loan
         Securities, or

     o   such mortgage loan (A) represents less than 2% the principal balance of all of the mortgage loans (or, if the aggregate principal balance of all the mortgage loans is less than $100 million, 5%), (B) has a principal balance that is $20 million or less, and (C) is not one of the 10 largest mortgage loans in the pool based on principal balance.

     In addition, with respect to any performing mortgage loan, the master servicer may not waive any rights of the lender or grant consent under any due-on-sale clause unless the master servicer has obtained the consent of the special servicer (whose consent will be subject to the rights of the directing holders as described under "--The Directing Holders").

     Due-on-Encumbrance. Subject to the discussion under "--The Directing
Holders" above, the master servicer (with respect to performing loans) or the special servicer (with respect to specially serviced mortgage loans), as applicable, will be required to determine, in a manner consistent with the
Servicing Standard, whether to waive any right that the lender under any mortgage loan (other than a Non-Serviced Trust Loan) may have under a due-on-encumbrance clause to accelerate payment of that mortgage loan. The master servicer or the special servicer, as applicable, may not waive any rights of the lender or grant consent under any due-on-encumbrance clause, unless--

     o   the master servicer or special servicer, as applicable, has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2005-GG3 certificates or any Companion Loan Securities,

     o   such mortgage loan (A) represents less than 2% the principal balance of all of the mortgage loans, (B) has a principal balance that is $20 million or less, (C) is not one of the 10 largest mortgage loans in the pool based on principal balance, (D) does not have an aggregate loan-to-value ratio (including existing and proposed additional debt)
         that is equal to or greater than 85%, and (E) does not have an aggregate debt service coverage ratio (including the debt service on the existing and proposed additional debt) that is equal to or less than 1.2x to 1.0x, or

     o   the encumbrance relates to the grant of an easement, right-of-way or similar encumbrance that the special servicer determines will not have a material adverse impact on the value, use or operation of the mortgaged property or the ability of the borrower to perform its obligations under the mortgage loan.

                                     S-104

     In addition, with respect to any performing mortgage loan, the master servicer may not waive any rights of the lender or grant consent under any due-on-encumbrance clause unless the master servicer has obtained the consent of the special servicer (whose consent will be subject to the rights of the directing holders as described under "--The Directing Holders").

         MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     In general, except as described below and in certain other limited matters, the master servicer will not be permitted to agree to waive, modify or amend any term of any mortgage loan. The special servicer will generally be responsible for any waivers, modifications or amendments to any mortgage loan documents
(other than with respect to Non-Serviced Loan Groups).

     With respect to any mortgage loans (other than the Non-Serviced Loan
Groups) that are not specially serviced mortgage loans, the master servicer may, without receiving prior consent of the special servicer or the directing holder, grant waivers of minor covenant defaults (other than financial covenants)
including late financial statements and grant other non-material waivers, approvals, consents, modifications or amendments, as more particularly specified in the pooling and servicing agreement; provided that (1) any such modification, waiver or amendment would not in any way affect a payment term of the related mortgage loan other than late charges or default interest, (2) agreeing to such modification, waiver or amendment would be consistent with the Servicing
Standard, (3) agreeing to such modification, waiver or amendment will not violate the terms, provisions or limitations of the pooling and servicing agreement and (4) except in connection with certain routine leasing activity, the master servicer will not grant or enter into any subordination, non-disturbance and attornment agreements (or waivers, consents, approvals, amendments or modifications in connection therewith) without the prior written consent of the special servicer.

     Subject to the discussions under "--The Directing Holders" above, the master servicer may extend the maturity date of certain mortgage loans included in the trust having a term of five years or less from origination that are not, at the time of such extension, specially serviced mortgage loans, in each case for up to six months (subject to a limit of two such six month extensions);
provided that a default on a balloon payment with respect to the subject mortgage loan has occurred. After such extensions by the master servicer, the special servicer may, subject to the servicing standard and the discussion under
"--The Directing Holders" above, extend the maturity date of such mortgage loans that are not, at the time of such extension, specially serviced mortgage loans, in each case for up to one year (subject to a limit of four such one year extensions), provided that a default on a balloon payment with respect to the subject mortgage loan has occurred.

     Neither the master servicer nor the special servicer may agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC created under the pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup day under the REMIC provisions of the Internal Revenue Code.

     The pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any mortgage loan or Companion Loan
(other than a Non-Serviced Loan Group) if that modification, extension, waiver or amendment:

     o   is consistent with the Servicing Standard, and

     o   except under the circumstances described below, will not--

         1.   affect the amount or timing of any scheduled payments of
              principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default
              Interest and other amounts constituting additional servicing compensation, payable under the mortgage loan,

         2.   affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal
              prepayment during the applicable prepayment lock-out period,

         3.   except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged property, result in a release of the lien of the

                                     S-105

              related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

         4.   in the special servicer's judgment, materially impair the
              security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

     Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under "--The Directing Holders"
above, the special servicer may--

     o   reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge,

     o   reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

     o   forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

     o   accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

     o   subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that--

     1.  the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

     2.  in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2005-GG3 certificateholders and, if the mortgage loan is part of a Loan Group
         (other than a Non-Serviced Loan Group), to the related Companion Loan
         Holder, as a collective whole, on a present value basis, and

     3.  that modification, extension, waiver or amendment does not result in a tax on "prohibited transactions" or "contributions" being imposed on the trust after the startup day under the REMIC provisions of the
         Internal Revenue Code or cause any REMIC created pursuant to the pooling and servicing agreement to fail to qualify as such under the
         Internal Revenue Code.

     In no event, however, will the master servicer or special servicer be permitted to:

     o   extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final payment date;

     o   extend the maturity date of any mortgage loan for more than five years beyond its original maturity date; or

     o   if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

     Any modification, extension, waiver or amendment of the payment terms of a mortgage loan that is part of a Loan Group (other than a Non-Serviced Loan
Group) will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related co-lender agreement, such that neither the trust as holder of that mortgage loan nor the Companion Loan Holder gains a priority over the other such holder that is not reflected in the related loan documents and the related co-lender agreement.

                                     S-106

     Each of the special servicer and the master servicer will be required to notify the trustee of any modification, extension, waiver or amendment of any term of any mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, extension, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See "Description of the Offered
Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement.

REQUIRED APPRAISALS

     Within a specified number of days after the date on which any Appraisal
Trigger Event has occurred with respect to any of the mortgage loans (other than a Non-Serviced Loan Group), the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged property, from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the
Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated
Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged property, assuming there is more than one mortgaged property securing the related mortgage loan, is less than
$2,000,000, the special servicer may perform an internal valuation of the particular mortgaged property instead of obtaining an appraisal.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan.
An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent monthly debt service payments required to be made with respect to the affected mortgage loan. The Appraisal Reduction Amount for any mortgage loan will be determined following either--

     o   the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

     o   the receipt of a new appraisal or estimate, if one is required and obtained.

     See "Description of the Offered Certificates--Advances of Delinquent
Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust (other than a Non-Serviced Loan Group), then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when--

     o   if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under
         "--General" above,

     o   the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

     o   no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer and will be reimbursable to the master servicer, as the case may be, as a servicing advance.

                                     S-107

     At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust or with respect to a mortgage loan that is part of a
Loan Group (excluding the Non-Serviced Loan Groups), the applicable directing holder (or its representative) will be entitled, at its own expense, to direct the special servicer to obtain a new appraisal that satisfies the criteria for a required appraisal. The applicable directing holder will pay for such appraisal at the request of the special servicer. Upon request of the directing holder, the special servicer will be required to recalculate the Appraisal Reduction
Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

     With respect to the Grand Canal Shoppes at the Venetian Loan Group, the
2004-GG2 Special Servicer will be required to calculate an appraisal reduction under the 2004-GG2 PSA upon the occurrence of events substantially similar, but not identical, to those listed above. The appraisal reduction under the 2004-GG2
PSA will generally be calculated in a manner similar to but not identical to that set forth above. The resulting appraisal reductions will be applied pro rata to each mortgage loan in the related Loan Group.

CUSTODIAL ACCOUNT

     General. The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the mortgage loans included in the trust. Payments and collections received in respect of a Companion Loan will be deposited in a custodial account for such Companion Loan (which may be a sub-account of the custodial account). The custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     With respect to the Companion Loan secured by the Toringdon II property, all monthly payments in respect of the Companion Loan will be made directly to the servicer of the related Companion Loan until the occurrence of (i) either the Companion Loan or the related Trust Loan being accelerated, (ii) the occurrence and continuation of a monetary event of default under the Loan Group or (iii) an event of default under the related Loan Group caused by certain insolvency actions. After the occurrence and during the continuation of any of the events listed in the previous sentence, the related servicer of the
Companion Loan is required to forward all payments to the master servicer within
1 business day of receipt and the servicer of the Companion Loan is required to cooperate with the related borrower and master servicer to require the borrower under the Companion Loan to make all payments to the master servicer for application pursuant to the related intercreditor agreement.

     The funds held in the master servicer's custodial account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

     Deposits. Under the pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the mortgage loans included in the trust, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage loans subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o   all payments on account of principal on the subject mortgage loans, including principal prepayments;

     o   all payments on account of interest on the subject mortgage loans, including Default Interest;

     o   all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the subject mortgage loans;

     o   all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds
         collected on the subject mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer's REO account;

                                     S-108

     o   any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

     o   all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "--Maintenance of Insurance" below;

     o   any amount required to be transferred from the special servicer's REO account; and

     o   any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans.

     Upon receipt of any of the amounts described in the first four bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's custodial account.

     Withdrawals. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority and as are more specifically described in the pooling and servicing agreement:

     1.  to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered
         Certificates--Distribution Account," in this prospectus supplement, on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO Properties in the trust attributable to the mortgage loans that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following--

         (a)  monthly debt service payments due on a due date subsequent to the end of the related collection period,

         (b)  payments and other collections received after the end of the related collection period, and

         (c)  amounts that are payable or reimbursable from the custodial account to any person other than the series 2005-GG3
              certificateholders in accordance with any of clauses 3. through
              8., below;

     2.  to apply amounts held for future distribution on the series 2005-GG3 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under "Description of the Offered Certificates--Advances of
         Delinquent Monthly Debt Service Payments" in this prospectus supplement;

     3.  to reimburse the fiscal agent, the trustee, the master servicer or the special servicer (or any other party that has made such advance), as applicable, for any unreimbursed advances (including interest thereon to the extent not paid pursuant to clause 5. below) made by that party under the pooling and servicing agreement or, with respect to the advances made on a Non-Serviced Trust Loan, under the applicable Pari
         Passu PSA, which reimbursement is to be made first out of collections on the mortgage loan or REO Property as to which the advance was made and then out of general collections on deposit in the custodial account; see "Description of the Offered Certificates--Reimbursement of
         Advances" in this prospectus supplement;

     4.  to pay out of general collections on deposit in the custodial account:
         (a) to the master servicer earned and unpaid servicing fees in respect of each mortgage loan and any items of additional servicing compensation on deposit in the custodial account (b) certain servicing expenses that would, if advanced, be nonrecoverable, as discussed under
         "--Servicing and Other Compensation and Payment of Expenses--Payment of
         Expenses; Servicing Advances" above; (c) certain other costs and expenses incurred by the trust that are permitted to be paid out of the custodial account pursuant to the pooling and servicing agreement; (d)
         to the fiscal agent, the trustee, the master servicer, the special servicer, the depositor or any of their respective members, managers, directors, officers, employees and agents, as the case may be, any of the reimbursements or indemnities to which they are entitled as described under "Description of the Governing Documents--Matters
         Regarding the Master Servicer, the Special Servicer, the Manager and
         Us" and "--Matters regarding the Trustee" in the accompanying prospectus; (e) to pay the special servicer earned and unpaid special servicing fees, earned and unpaid workout fees and liquidation fees and any items of additional special servicing compensation on deposit in the custodial account to which it is entitled

                                     S-109

         with respect to any mortgage loan, which payment is to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

     5.  to pay the fiscal agent, the trustee, the master servicer or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the pooling and servicing agreement, which payment is to be made out of Default Interest and late payment charges received with respect to the related mortgage loan during the collection period in which the advance is reimbursed;

     6.  to pay unpaid expenses, other than interest on advances covered by clause 5. above, and other than special servicing fees, workout fees and liquidation fees, that were incurred with respect to any mortgage loan or related REO Property and that, if paid from a source other than the late payment charges and Default Interest referred to below in this clause 6., would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges received with respect to the related mortgage loan, to the extent such amounts have not been otherwise applied according to clause 5. above;

     7.  to pay any other items described in this prospectus supplement as being payable from the custodial account;

     8.  to withdraw amounts deposited in the custodial account in error; and

     9.  to clear and terminate the custodial account upon the termination of the pooling and servicing agreement.

     With respect to each Loan Group secured by the 1440 Broadway property,
Shops at Wailea property, 2040 Main Street property, Birtcher/Charlesbank Office
Portfolio properties and Toringdon II property, the pooling and servicing agreement will provide that a subaccount be established to receive and apply payments as required pursuant to the related co-lender or intercreditor agreement, as applicable.

     The pooling and servicing agreement will prohibit the application of amounts received on any Companion Loan to cover expenses payable or reimbursable out of general collections on non-related mortgage loans and REO Properties in the trust unless such amounts are identifiable as being solely attributable to such Companion Loans.

MAINTENANCE OF INSURANCE

     The pooling and servicing agreement will require the master servicer (with respect to mortgage loans and companion loans) or the special servicer (with respect to REO Property), as applicable, consistent with the Servicing Standard, to cause to be maintained for each mortgaged property (excluding the properties securing the Non-Serviced Loan Groups), all insurance coverage as is required under the related mortgage loan. However, the master servicer will be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain only to the extent that the trust has an insurable interest, such insurance is available at a commercially reasonable rate and the subject hazards are at the time commonly insured against for properties similar to the subject mortgaged property and located in or around the region in which such mortgaged property is located.

     Notwithstanding the foregoing, the master servicer or special servicer, as applicable, will be required to maintain, and shall cause a mortgagor to be in default with respect to the failure of the related mortgagor to obtain, all-risk casualty insurance that does not contain any carve-out for terrorist or similar acts, unless,

     (1)  the master servicer (with respect to all loans other than specially serviced mortgage loans) and the special servicer (with respect to specially serviced mortgage loans) have determined in accordance with the Servicing Standard that either:

          (a)  such insurance is not available at any rate, or

          (b)  such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; and

     (2)  the directing holder has approved the decision not to require the borrower to maintain terrorism insurance.

                                     S-110

     The requirement of the master servicer (with respect to all loans other than specially serviced mortgage loans) and the special servicer (with respect to specially serviced mortgage loans) to obtain the consent of the directing holder will be subject to the following limitations:

     o   the directing holder's consent will be deemed to have been given if it has not responded within five business days of receipt of the master servicer's (with respect to all loans other than specially serviced mortgage loans) and the special servicer's (with respect to specially serviced mortgage loans) written recommendation and the information upon which such recommendation is based, and

     o   upon the master servicer's (with respect to all loans other than specially serviced mortgage loans) and the special servicer's (with respect to specially serviced mortgage loans) determination, consistent with the Servicing Standard, that exigent circumstances do not allow the master servicer or special servicer, as applicable, to consult with the directing holder, the master servicer or special servicer, as applicable, will not be required to do so.

     Any holder of a certificate that belongs to the series 2005-GG3 controlling class (or in the case of a Loan Group, the holder of the related Companion Note)
may request that earthquake insurance be secured for one or more mortgaged properties by the related borrower, to the extent that insurance may reasonably be obtained and to the extent the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee's request.

     The pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO
Property no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate
(including insurance that covers losses arising from acts of terrorism) and (b)
the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located.

     If either the master servicer or the special servicer obtains and maintains a blanket policy insuring against hazard losses on all the mortgage loans and/or
REO Properties that it is required to service and administer under the pooling and servicing agreement, then, to the extent such policy--

     o   is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the pooling and servicing agreement, and

     o   provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties and/or REO Properties. That blanket policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged property or REO Property an individual hazard insurance policy complying with the requirements described above in this
"--Maintenance of Insurance" section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer's custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed)
deductible clause, but are not covered under the blanket policy because of the deductible clause in the blanket policy.

                                     S-111

FAIR VALUE OPTION

     Serviced Loans. After any mortgage loan in the trust (excluding the
Non-Serviced Loan Groups) has become a specially serviced mortgage loan as to which an event of default has occurred or is reasonably foreseeable, the special servicer will give notice of that event to the trustee, and the trustee will promptly notify each certificateholder of the series 2005-GG3 controlling class.
Any single certificateholder or group of certificateholders with a majority interest in the series 2005-GG3 controlling class, the special servicer and any assignees of the foregoing parties will have the option to purchase that specially serviced mortgage loan at a price generally equal to the sum of--

     o   the outstanding principal balance of the mortgage loan,

     o   all accrued and unpaid interest on the mortgage loan, other than
         Default Interest,

     o   all unreimbursed servicing advances with respect to the mortgage loan,
         and

     o   all unpaid interest accrued on advances made by the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to that mortgage loan.

     With respect to a Loan Group that consists of two or more pari passu mortgage loans, the party that exercises the foregoing purchase option will only be entitled to purchase the pari passu mortgage loan in the trust.

     If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan as described in the prior paragraph, then a single certificateholder or group of certificateholders with a majority interest in the series 2005-GG3 controlling class will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. The holders of certificates representing a majority of the controlling class will have the exclusive option to purchase any such specially serviced mortgage loan at its fair value price for a period of 60 days after receipt of the notice from the special servicer as described in the first paragraph under
"--Fair Value Option." After the expiration of such 60-day period, the special servicer will have the exclusive right to exercise the option to purchase such specially serviced mortgage loan at its fair value price for a 30-day period. If the purchase option is not exercised by the special servicer within such 30-day period, then the purchase option will revert to the holders of certificates representing a majority of the controlling class.

     Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph under "--Fair Value
Option" above, the special servicer is required to promptly obtain an appraisal of the related mortgaged property by an independent appraiser (unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal). Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the penultimate paragraph of this "--Fair Value
Option--Serviced Loans" section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

     THERE CAN BE NO ASSURANCE THAT THE SPECIAL SERVICER'S FAIR MARKET VALUE
DETERMINATION FOR ANY SPECIALLY SERVICED MORTGAGE LOAN WILL EQUAL THE AMOUNT
THAT COULD HAVE ACTUALLY BEEN REALIZED IN AN OPEN BID OR WILL EQUAL OR BE
GREATER THAN THE AMOUNT THAT COULD HAVE BEEN REALIZED THROUGH FORECLOSURE OR A
WORKOUT OF THE SUBJECT SPECIALLY SERVICED MORTGAGE LOAN.

     If the option to purchase a specially serviced mortgage loan has not been exercised prior to the expiration of 120 days from the special servicer's most recent determination of the fair value price and the special servicer thereafter receives a request from a holder of the purchase option for an updated fair value price, the special servicer is required to, within 45 days, recalculate the fair value price. In connection with such recalculation, the special servicer may obtain an updated appraisal if it determines that market conditions or conditions at the mortgaged property warrant an updated appraisal.

                                     S-112

     If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee is required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years' experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

     Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than another holder of the purchase option and, upon such assignment, such third party will have all of the rights that had been granted to the assignor in respect of the purchase option. Such assignment will only be effective after written notice (together with a copy of the executed assignment and assumption agreement) has been delivered to the trustee, the master servicer and the special servicer.

     In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling such mortgage loan to a holder of the purchase option.

     The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the purchase option has been exercised by an optionholder, (b) such specially serviced mortgage loan has ceased to be a specially serviced mortgage loan, (c) the related mortgaged property has become an REO Property or (d) a final recovery determination has been made with respect to such specially serviced mortgage loan. Until a specially serviced mortgage loan is purchased in the manner set forth above, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the
Servicing Standard.

     Non-Serviced Loan Groups. With respect to the 1370 Avenue of the Americas
Trust Loan, after the servicing of the 1370 Avenue of the Americas Loan Group is transferred to the 1370 Avenue of the Americas Companion Loan PSA, the 1370
Avenue of the Americas Companion Loan PSA may give certain parties an option to purchase the 1370 Avenue of the Americas Pari Passu Companion Loans similar to the fair value option described above, but such parties will not be entitled to purchase the 1370 Avenue of the Americas Trust Loan in connection with the exercise of that option. Conversely, the holder of the 1370 Avenue of the
Americas Trust Loan will not be entitled to purchase the 1370 Avenue of the
Americas Pari Passu Companion Loans from the trust in connection with the exercise of any fair value option under the pooling and servicing agreement for this transaction.

     With respect to the Grand Canal Shoppes at the Venetian Trust Loan, the
2004-GG2 Special Servicer will use the fair value method determined by the
2004-GG2 Special Servicer under the 2004-GG2 PSA, which generally provides for a similar method of fair value determination as the pooling and servicing agreement for this transaction. The holder of that option under the 2004-GG2 PSA will be entitled to purchase the Grand Canal Shoppes at the Venetian Loan Group, and will be required to purchase (and the trust will be required to sell) the
Grand Canal Shoppes at the Venetian Trust Loan from the trust in connection with the exercise of that option.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     With respect to any specially serviced mortgage loan (excluding the
Non-Serviced Trust Loans) that has become and continues to be in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under "--The Directing Holders" above, the special servicer may, on behalf of the trust, take any of the following actions:

     o   institute foreclosure proceedings;

                                     S-113

     o   exercise any power of sale contained in the related mortgage instrument;

     o   obtain a deed in lieu of foreclosure; or

     o   otherwise acquire title to the corresponding mortgaged property, by operation of law or otherwise.

     Notwithstanding the foregoing, the special servicer may not, on behalf of the trust, obtain title to a mortgaged property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged property, if, as a result of that action, the trustee, on behalf of the series
2005-GG3 certificateholders and/or the Companion Loan Holder, could, in the judgment of the special servicer, exercised in accordance with the Servicing
Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged property within the meaning of
CERCLA or any comparable law, unless:

     o   the special servicer has previously determined in accordance with the
         Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     o   in the event that the determination described in the preceding bullet cannot be made--

         1.   The special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2005-GG3 certificateholders and, if the subject mortgaged property secures a Loan Group, the related Companion Loan Holder, as a collective whole, on a present value basis to acquire title to or possession of the mortgaged property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet, and

         2.   the applicable directing holder representative has not objected to the special servicer's doing so,

in any event as described under "--The Directing Holders--Rights and Powers of the Directing Holder" above.

     The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the preceding paragraph will generally be payable directly out of the master servicer's custodial account.

     If neither of the conditions set forth in the two bullets of the second preceding paragraph has been satisfied with respect to any mortgaged property securing a defaulted mortgage loan serviced under the pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the mortgaged property. In connection with the foregoing, the special servicer may, on behalf of the trust, but subject to the discussion under "--The Directing
Holders--Rights and Powers of The Directing Holder" above, release all or a portion of the mortgaged property from the lien of the related mortgage.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of the Liquidation Proceeds to the series
2005-GG3 certificateholders, for--

     o   any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan,

     o   unreimbursed servicing expenses incurred with respect to the mortgage loan, and

     o   any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

                                     S-114

     In addition, amounts otherwise payable on the series 2005-GG3 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

REO PROPERTIES

     If title to any mortgaged property is acquired by the special servicer on behalf of the trust, then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     o   the IRS grants an extension of time to sell the property, or

     o   the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that is in accordance with the Servicing Standard. The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

     Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

     o   maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

     o   would, to the extent consistent with the preceding bullet and is in accordance with the Servicing Standard, maximize the trust's net after-tax proceeds from that property without materially impairing the special servicer's ability to sell the REO Property promptly at a fair price.

     The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code.

     This determination is most likely to occur in the case of an REO Property on which an operating business, such as a hotel, is located. To the extent that income the trust receives from an REO Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

     The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties and other operating businesses. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series
2005-GG3 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's custodial account.

                                     S-115

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its
REO account, upon receipt, all net income, Insurance Proceeds, Condemnation
Proceeds and Liquidation Proceeds received with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property.
Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

     o   any withdrawals made out of those amounts as described in the preceding sentence, and

     o   any portion of those amounts that may be retained as reserves as described in the next sentence.

     The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged property (excluding the properties securing the Non-Serviced Loan Groups) as soon as practicable after the related mortgage loan becomes a specially serviced mortgage loan and annually thereafter for so long as the related mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be paid by the master servicer as a servicing advance. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust at least once per calendar year, provided that the cost of each of those inspections will be paid by the master servicer as a servicing advance. Beginning in 2006, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged property (excluding the properties securing the Non-Serviced Loan Groups)
securing a non-specially serviced mortgage loan--

     o   at least once every two calendar years in the case of mortgaged properties securing mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

     o   at least once every calendar year in the case of all other mortgaged properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged property if such property has been inspected by the master servicer or the special servicer in the preceding six months.

                                     S-116

     The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the mortgaged property and that specifies the existence of any sale, transfer or abandonment of the mortgaged property or any material change in its condition or value.

     The special servicer, in the case of any specially serviced mortgage loans, and the master servicer, in the case of all other mortgage loans (excluding the
Non-Serviced Loan Groups), will also be required, consistent with the Servicing
Standard, to use reasonable efforts to collect from the related borrowers and review the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged properties and to the extent required under the loan documents, REO Properties. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects. The master servicer will be required to deliver, based on reports generated by itself and the special servicer, to the trustee, upon request, an operating statement analysis report with respect to each mortgaged property and REO Property for the applicable period. See "Description of the
Offered Certificates--Reports to Certificateholders; Available Information" in
this prospectus supplement. Each of the mortgage loans requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

EVIDENCE AS TO COMPLIANCE

     No later than March 20, 2006 and April 30 of each year thereafter, each of the master servicer and the special servicer must:

     o   at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to
         furnish a statement to the trustee, among others, to the effect that--

         1.   The firm has obtained a letter of representation regarding certain matters from the management of the master servicer or special servicer, as applicable, which includes an assertion that the master servicer or special servicer, as applicable, has complied with minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans,
              identified in the Uniform Single Attestation Program for Mortgage
              Bankers established by the Mortgage Bankers Association of
              America, with respect to the servicing of commercial and
              multifamily mortgage loans during the most recently completed calendar year, and

         2.   on the basis of an examination conducted by the firm in accordance with standards established by the American Institute of Certified
              Public Accountants, that representation is fairly stated in all material respects, subject to those exceptions and other
              qualifications that may be appropriate;

except that, in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers and, further, except that the special servicer will not be required to cause such a report to be delivered if there were no specially serviced mortgage loans during the most recently ended calendar year; and

     o   deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its material obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2005-GG3 certificates were outstanding.

     Copies of the above-mentioned annual accountants' statement and officer's certificate of each of the master servicer and the special servicer will be made available to series 2005-GG3 certificateholders, at their expense, upon written request to the trustee.

                                     S-117

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

     o   (i) any failure by the master servicer to make a required deposit to the custodial account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii)
         any failure by the master servicer to deposit into, or remit to the trustee for deposit into, the distribution account any amount required to be so deposited or remitted, which failure is not remedied by 11:00
         a.m. New York City time on the relevant certificate payment date;

     o   any failure by the special servicer to deposit into the REO account within two business days after the day such deposit is required to be made, or to remit to the master servicer for deposit in the custodial account any such remittance required to be made by the special servicer within one business day following the day on which such remittance is required to be made under the pooling and servicing agreement;

     o   any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement, which failure continues unremedied for thirty days (fifteen days in the case of the master servicer's failure to make a servicing advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the pooling and servicing agreement and fewer days in the case of the failure of the master servicer or the special servicer to deliver certain required annual reports and statements or as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related pooling and servicing agreement, by series 2005-GG3 certificateholders of any class, evidencing as to that class, not less than 25% of the aggregate voting rights for such class; provided, however, if that failure is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

     o   any breach on the part of the master servicer or the special servicer of any representation or warranty in the pooling and servicing agreement that materially and adversely affects the interests of any class of series 2005-GG3 certificateholders and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the trustee or the fiscal agent, or to the master servicer, the special servicer, the depositor, the trustee, and the fiscal agent by the series 2005-GG3 certificateholders of any class, evidencing as to that class, not less than 25% of the aggregate voting rights of such class; provided, however, if that breach is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional
         30 days;

     o   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

     o   a servicing officer of the master servicer or the special servicer, as applicable, obtains actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of series 2005-GG3 certificates, or (ii) has placed one or more classes of series 2005-GG3 certificates on "watch status" in contemplation of a ratings downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clause (i) or (ii), cited servicing concerns with the master servicer or special servicer, as applicable, as the sole or material factor in such rating action; or

     o   the master servicer or the special servicer has been removed from S&P's approved master servicer list or S&P's approved special servicer list, respectively, and any of the ratings assigned to the certificates have

                                     S-118

         been qualified, downgraded or withdrawn in connection with such removal and the master servicer or special servicer is not reinstated on such list within 30 days.

     The pooling and servicing agreement will also provide that upon the master servicer's failure to perform certain of its responsibilities with respect to the Companion Loans, the holders of the Companion Loans will have certain remedies as more particularly described below under "--Rights Upon Event of
Default."

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series
2005-GG3 certificateholders entitled to not less than 25% of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2005-GG3 certificateholder. Upon any termination, the trustee must either:

     o   succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

     o   appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be.

     The holders of series 2005-GG3 certificates entitled to a majority of the voting rights for the series may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor.

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last two bullets under "--Events of Default" above, the master servicer will have the right for a period of 45 days, at its expense, to sell its master servicing rights with respect to the mortgage loans to a master servicer whose appointment Moody's and S&P have confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2005-GG3 certificates.

     Upon the master servicer's failure to perform certain of its responsibilities with respect to the Companion Loans, as more particularly set forth in the pooling and servicing agreement, if the master servicer is not otherwise terminated, the trustee, at the direction of the Companion Loan
Holder, will be required to direct the master servicer to appoint a sub-servicer
(if one is not already in place) that will be responsible for servicing the related Loan Group pursuant to a sub-servicing agreement reasonably acceptable to the master servicer.

     In general, series 2005-GG3 certificateholders entitled to at least 662/3%
of the voting rights allocated to each class of series 2005-GG3 certificates affected by any event of default may waive the event of default. However, the events of default described in the first two and last two bullets under
"--Events of Default" above may only be waived by all of the holders of the affected classes of the series 2005-GG3 certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

     No series 2005-GG3 certificateholder will have the right under the pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any mortgage loan unless--

     o   that holder previously has given to the trustee written notice of default,

     o   except in the case of a default by the trustee, series 2005-GG3 certificateholders entitled to not less than 25% of the voting rights for the 2005-GG3 series have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

     o   except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

                                     S-119

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under that agreement or in relation to that agreement at the request, order or direction of any of the series 2005-GG3 certificateholders, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result of any investigation or litigation.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2005-GG3 certificates will be issued, on or about February 10,
2005, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     o   the mortgage loans;

     o   any and all payments under and proceeds of the mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o   the loan documents for the mortgage loans (subject to the rights of the holders of any Companion Loans in any Loan Group), including any intercreditor agreement or co-lender agreement with respect to any Loan
         Group;

     o   our rights under our mortgage loan purchase agreement with each
         Mortgage Loan Seller;

     o   any REO Properties acquired by the trust with respect to defaulted mortgage loans; and

     o   those funds or assets as from time to time are deposited in the master servicer's custodial account described under "Servicing Under the
         Pooling and Servicing Agreement--Custodial Account," the special servicer's REO account described under "Servicing Under the Pooling and
         Servicing Agreement--REO Properties," the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account"
         below.

     The series 2005-GG3 certificates will include the following classes:

     o   class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-J, class B, class C, class D and class E, which are the classes of series 2005-GG3 certificates that are offered by this prospectus supplement, and

     o   class XP, class XC, class F, class G, class H, class J, class K, class
         L, class M, class N, class O, class P, class R-I and class R-II, which are the classes of series 2005-GG3 certificates, which will be retained or privately placed by us, and are not offered by this prospectus supplement.

     The class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-J, class B, class C, class D, class E, class F, class G, class H, class
J, class K, class L, class M, class N, class O and class P certificates are the series 2005-GG3 certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust.
Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments"
below. On any particular payment date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional
Trust Fund Expenses. However, in limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2005-GG3 principal balance certificates immediately following the distributions to be made with respect to those certificates on any payment date, the total principal balance of a class of series 2005-GG3 principal balance

                                     S-120

certificates that was previously so reduced, without a corresponding payment of principal, may be reinstated, with past due interest on such balance, to the extent of funds available therefor. See "--Reductions of Certificate Principal
Balances in Connection With Realized Losses and Additional Trust Fund Expenses"
below.

     The class XP and class XC certificates will not have principal balances and are sometimes referred to herein collectively, as the interest-only certificates. For purposes of calculating the amount of accrued interest, each of the interest-only certificates will have a notional amount. The initial notional amount of the class XP and class XC certificates will be $3,422,677,000 and $3,591,930,613, respectively, although in each case it may be as much as 5%
larger or smaller.

         The notional amount of the class XP certificates will vary over time and will be determined in accordance with Annex F to this prospectus supplement.

     On each payment date, the notional amount of the class XC certificates will generally equal the aggregate outstanding principal balance of the class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O and class P certificates.

     The class R-I and class R-II certificates will not have principal balances or notional amounts.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's payment date statement.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $25,000 initial principal balance and in any additional whole dollar denominations.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under
"Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

     o   all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations,
         and

     o   all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to
         DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking, societe anonyme, or Euroclear
Bank as operator of the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or
Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers'

                                     S-121

securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the
Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream" in the
accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or
Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the
accompanying prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex H hereto.

DISTRIBUTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2005-GG3 certificates and from which it will make those payments. Each distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account will remain uninvested.

     Deposits. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

     o   All payments and other collections on the mortgage loans and any REO
         Properties in the trust that are then on deposit in the master servicer's custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following:

         1.   monthly debt service payments due on a due date subsequent to the end of the related collection period;

         2.   payments and other collections received after the end of the related collection period;

         3.   amounts that are payable or reimbursable from the master
              servicer's custodial account to any person other than the series
              2005-GG3 certificateholders, including--

              (a)  amounts payable to the master servicer or the special servicer as compensation, as described under "Servicing Under the Pooling and Servicing Agreement--Servicing and Other
                   Compensation and Payment of Expenses" in this prospectus
                   supplement,

              (b)  amounts payable in reimbursement of outstanding advances, together with interest on those advances, as permitted under the pooling and servicing agreement,

              (c)  amounts payable to any other party under a Pari Passu PSA or intercreditor agreement, as applicable, with respect to a
                   Loan Group, and

              (d)  amounts payable with respect to other expenses of the trust;
                   and

         4.   amounts deposited in the master servicer's custodial account in error.

     o   Any advances of delinquent monthly debt service payments made by the master servicer on the mortgage loans with respect to that payment date.

     o   Any payments made by the master servicer to cover Prepayment Interest
         Shortfalls incurred during the related collection period.

                                     S-122

     See "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing Under the Pooling and Servicing Agreement--Custodial Account" and
"--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each payment date that occurs during March, commencing in
2005, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account or the sub-account, as applicable, the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans included in the trust that accrue interest on an
Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     o   to pay itself a monthly fee which is described under "--The Trustee"
         below;

     o   to indemnify itself and various related persons as described under
         "Description of the Governing Documents--Matters Regarding the Trustee"
         in the accompanying prospectus, and to make comparable indemnifications with respect to the fiscal agent;

     o   to pay for various opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and the administration of the trust;

     o   to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under
         "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax
         and Other Taxes" in the accompanying prospectus and "Servicing Under the Pooling and Servicing Agreement--REO Properties" in this prospectus supplement;

     o   to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

     o   with respect to each payment date during January 2006 or any year thereafter that is not a leap year or during February 2006 or any year thereafter, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis; and

     o   to pay to the person entitled thereto any amounts deposited in the distribution account in error.

     On each payment date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series 2005-GG3 certificates. For any payment date, those funds will consist of two separate components--

     o   the portion of those funds that represent prepayment consideration collected on the mortgage loans included in the trust as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-J, class B, class C, class D, class E, class F, class G, class H, class XP and class XC certificates, as described under "--Payments--Payments of
         Prepayment Premiums and Yield Maintenance Charges" below, and

     o   the remaining portion of those funds, which we refer to as the
         Available P&I Funds and will be paid to the holders of all the series
         2005-GG3 certificates as described under "--Payments--Priority of
         Payments" below.

INTEREST RESERVE ACCOUNT

     The trustee will be required to maintain an account in which it will hold the interest reserve amounts described below with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis. That

                                     S-123

interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account will remain uninvested.

     During January, except in a leap year, and during February of each calendar year, beginning in 2006, the trustee will, on or before the payment date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those mortgage loans included in the trust that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans included in the trust will equal one day's interest accrued at the related mortgage interest rate on the Stated Principal Balance of that loan as of the end of the related collection period.

     With respect to the payment date in March 2005, the depositor will fund the trustee's interest reserve account with the required interest reserve amount for each of the mortgage loans included in the trust that accrues interest on an
Actual/360 basis.

     During March of each calendar year, beginning in 2005, the trustee will, on or before the payment date in that month, withdraw from its interest reserve account and deposit in its distribution account or the sub-account thereof, as applicable, any and all interest reserve amounts then on deposit in the interest reserve account with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account or sub-account will be included in the Available P&I Funds for the payment date during the month of transfer.

PAYMENTS

     General. On each payment date, the trustee will, subject to the available funds, make all payments required to be made on the series 2005-GG3 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur (or, in the case of the initial payment date, the holders of record as of the close of business on the date of initial issuance). The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2005-GG3 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to (or, in the case of the initial payment date, no later than) the record date for that payment date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     For purposes of making the required payments on the series 2005-GG3 certificates, for so long as the class A-4 and class A-1-A certificates are outstanding, the master servicer will separately record the receipt of interest and principal received in respect of the mortgage loans in sub-pool 1 and the mortgage loans in sub-pool 2.

     Payments of Interest. All of the classes of the series 2005-GG3 certificates will bear interest, except for class R-I and class R-II certificates.

     With respect to each interest-bearing class of the series 2005-GG3 certificates, that interest will accrue during each interest accrual period based upon--

     o   the pass-through rate applicable for that class for that interest accrual period,

     o   the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date,
         and

     o   the assumption that each year consists of twelve 30-day months.

                                     S-124

     If the holders of any interest-bearing class of the series 2005-GG3 certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, without further interest accrued on the unpaid portion, subject to the Available P&I Funds, for those future payment dates and the priorities of payment described under "--Priority of Payments" below.

     The Net Aggregate Prepayment Interest Shortfall for any payment date will be allocated among the respective interest-bearing classes of the series
2005-GG3 certificates, on a pro rata basis in accordance with the respective amounts of accrued interest in respect of such interest-bearing classes of series 2005-GG3 certificates for the related interest accrual period.

     Calculation of Pass-Through Rates. The pass-through rates for each of the class A-1, class A-2, class A-3, class A-AB and class A-1-A certificates will be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for the subject class.

     The pass-through rates for each of the class A-4, class A-J, class B, class
C, class D, class E, class F, class G, class J, class K, class L, class M, class
N, class O and class P certificates will generally be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for that class. However, with respect to any interest accrual period, if the Weighted Average Pool Pass-Through Rate is below the fixed pass-through rate for the subject class of certificates, then the pass-through rate that will be in effect for the subject class of certificates during that interest accrual period will be that Weighted Average Pool
Pass-Through Rate.

     The pass-through rate for the class H certificates will be equal to the
Weighted Average Pool Pass-Through Rate.

         The pass-through rate applicable to the class XC certificates for each payment date will equal the weighted average of the class XC strip rates at which interest accrues from time to time on the various components of the class
XC certificates outstanding immediately prior to such payment date (weighted on the basis of the balances of those class XC components immediately prior to the related payment date). Each class XC component will be comprised of all or a designated portion of the principal balance certificates. In general, the entire principal balance of each class of principal balance certificates will constitute a separate class XC component. However, if a portion, but not all, of the principal balance of any particular class of principal balance certificates is identified under "Annex F--Terms of the Class XP Certificates," as being part of the notional amount of the class XP certificates immediately prior to any such payment date, then the identified portion of the principal balance of such class will also represent a separate class XC component for purposes of calculating the pass-through rate of the class XC certificates, and the remaining portion of the principal balance of such class will represent one or more other separate class XC components for purposes of calculating the pass-through rate of the class XC certificates. For each payment date through and including the payment date in February 2012, the class XC strip rate for each class XC component will be calculated as follows:

     (1) if such class XC component consists of the entire principal balance or a designated portion of any class of principal balance certificates, and if the principal balance does not, in whole or in part, also constitute a class XP component immediately prior to the payment date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the payment date, over (b) the pass-through rate in effect for the payment date for the applicable class of principal balance certificates; and

     (2) if such class XC component consists of the entire principal balance or a designated portion of the principal balance of any class of principal balance certificates, and if the designated portion of the principal balance also constitutes one or more class XP components immediately prior to the payment date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through
         Rate for the payment date, over (b) the sum of (i) the class XP strip rate (as described in Annex F) for the applicable class XP component(s), and (ii) the pass-through rate in effect for the payment date for the applicable class of principal balance certificates.

                                     S-125

     For each payment date after the payment date in February 2012, the principal balance of each class of principal balance certificates will constitute one or more separate class XC components, and the applicable class XC strip rate with respect to each such class XC component for each payment date will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through
Rate for the related payment date, over (b) the pass-through rate in effect for the payment date for the class of principal balance certificates.

     The pass-through rate applicable to the class XP certificates for each payment date will be as set forth on Annex F to this prospectus supplement.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan from what it was on the date of initial issuance of the offered certificates, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class R-I and class R-II certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal. Subject to the Available P&I Funds and the priority of payments described under "--Priority of Payments" below, the total amount of principal payable with respect to each class of the series 2005-GG3 certificates, other than the class XP, class XC, class R-I and class R-II certificates, on each payment date will equal that class's allocable share of the Total Principal Payment Amount for that payment date.

     In general, on each payment date, the portion of the Total Principal
Payment Amount that is attributable to the mortgage loans in sub-pool 1 will be distributed to the holders of the class A-1, class A-2, class A-3, class A-AB and class A-4 certificates in the following order of priority:

     o   first, to the class A-AB certificates, until the principal balance of the class A-AB certificates is reduced to the planned principal balance for such payment date set forth on Annex G to this prospectus supplement;

     o   second, to the class A-1 certificates, until the principal balance of the class A-1 certificates is reduced to zero;

     o   third, to the class A-2 certificates, until the principal balance of the class A-2 certificates is reduced to zero;

     o   fourth, to the class A-3 certificates, until the principal balance of the class A-3 certificates is reduced to zero;

     o   fifth, to the class A-AB certificates, until the principal balance of the class A-AB certificates is reduced to zero; and

     o   sixth, to class A-4 certificates, until the principal balance of the class A-4 certificates is reduced to zero.

     On each payment date, the portion of the Total Principal Payment Amount that is attributable to the mortgage loans in sub-pool 2 will be distributed to the holders of the class A-1-A certificates until the principal balance of such class is reduced to zero.

     On each payment date on which the class A-1-A certificates are outstanding and the class A-1, class A-2, class A-3, class A-AB and class A-4 certificates have been reduced to zero, then (subject to the Available P&I Funds and the priority of distributions described below) the holders of the class A-1-A certificates, to the extent necessary to reduce the total principal balance of the class A-1-A certificates to zero, will be entitled to an additional distribution of principal up to the remaining portion of the Total Principal
Payment Amount for such payment date attributable to the mortgage loans in sub-pool 1.

     Likewise, on each payment date after the principal balance of the class
A-1-A certificates has been reduced to zero, any portion of the Total Principal
Payment Amount attributable to the mortgage loans in sub-pool 2 will be allocated to the other classes of series 2005-GG3 principal balance certificates in the manner described above until the principal balance of each such class is reduced to zero.

                                     S-126

     On each payment date coinciding with and following the Cross-Over Date, and in any event on the final payment date, assuming that any two or more of the class A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1-A certificates are outstanding at that time, the Total Principal Payment Amount will be allocable among those outstanding classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that payment date, in each case up to that total principal balance.

     WHILE ANY OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-AB, CLASS A-4 OR
CLASS A-1-A CERTIFICATES ARE OUTSTANDING, NO PORTION OF THE TOTAL PRINCIPAL
PAYMENT AMOUNT FOR ANY PAYMENT DATE WILL BE ALLOCATED TO ANY OTHER CLASS OF
SERIES 2005-GG3 CERTIFICATES.

     Following the retirement of the class A-1, class A-2, class A-3, class
A-AB, class A-4 and class A-1-A certificates, the Total Principal Payment Amount for each payment date will be allocated to the respective classes of series
2005-GG3 certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

     o   the portion of that Total Principal Payment Amount that remains unallocated, and

     o   the total principal balance of the particular class immediately prior to that payment date.

                       ORDER OF ALLOCATION       CLASS
                      ---------------------     -------
                               1st                A-J
                               2nd                 B
                               3rd                 C
                               4th                 D
                               5th                 E
                               6th                 F
                               7th                 G
                               8th                 H
                               9th                 J
                               10th                K
                               11th                L
                               12th                M
                               13th                N
                               14th                O
                               15th                P

     IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2005-GG3 CERTIFICATES
LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL
UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS
A-AB, CLASS A-4 AND CLASS A-1-A CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN
NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2005-GG3 CERTIFICATES LISTED IN
THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE
TOTAL PRINCIPAL BALANCE OF ALL OTHER CLASSES OF SERIES 2005-GG3 CERTIFICATES, IF
ANY, LISTED ABOVE IT IN THE FOREGOING TABLE IS REDUCED TO ZERO.

     If the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that such reimbursement is made from collections of principal on the underlying mortgage loans, that reimbursement will reduce the amount of principal available to be distributed on the series
2005-GG3 principal balance certificates and will result in a reduction of the certificate principal balance of the series 2005-GG3 principal balance certificates. See "Description of the Offered Certificates--Reductions of
Certificate Principal Balances in Connection With Realized Losses and Additional
Trust Fund Expenses" in this prospectus supplement. Likewise, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of principal collections on the mortgage loans for any Work-out
Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the series 2005-GG3 principal balance certificates on that payment date. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates. See "--Reimbursement of
Advances" below. Reimbursements out of principal collections will be deemed to be withdrawn from principal collections attributable to mortgage loans in the related sub-pool until there are no

                                     S-127

principal payments or collections for that sub-pool for the related collection period, and then out of the payments and other collection of principal on the other sub-pool. If there is a subsequent recovery of a non-recoverable advance or Work-out Delayed Reimbursement Amount that was reimbursed out of general principal collections, that subsequent recovery would generally be included as part of the amounts payable as principal (and will be treated as having been received in respect of the related sub-pool) with respect to the series 2005-GG3 principal balance certificates.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection With Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of series 2005-GG3 certificates, other than the class XP, class XC, class R-I and class R-II certificates, may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2005-GG3 certificates, then, subject to Available P&I Funds and the priority of payments described under
"--Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the
"loss reimbursement amount" under "--Priority of Payments" below means, in the case of any class of series 2005-GG3 certificates, other than the class XP, class XC, class R-I and class R-II certificates, for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "--Reductions of
Certificate Principal Balances in Connection With Realized Losses and Additional
Trust Fund Expenses" below.

     In limited circumstances, if and to the extent the total Stated Principal
Balance of the mortgage loans exceeds the total principal balance of the series
2005-GG3 principal balance certificates immediately following the distributions to be made with respect to those certificates on any payment date, the total principal balance of a class of series 2005-GG3 principal balance certificates that was previously reduced as described in the preceding paragraph, without a corresponding payment of principal, may be reinstated, with past due interest on such balance, to the extent of funds available therefor. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2005-GG3 principal balance certificates. See "--Reductions of Certificate
Principal Balances in Connection With Realized Losses and Additional Trust Fund
Expenses" below.

     Priority of Payments. On each payment date, the trustee will apply the
Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining
Available P&I Funds:

  ORDER OF       RECIPIENT CLASS OR
  PAYMENT             CLASSES                                    TYPE AND AMOUNT OF PAYMENT
----------------------------------------------------------------------------------------------------------------------

1               A-1, A-2, A-3, A-AB,     Interest up to the total interest payable on those classes, pro rata based on
               A-4, A-1-A, XP and XC*    the respective amounts of interest payable on each of those classes
----------------------------------------------------------------------------------------------------------------------
2                      A-AB**            Principal up to the portion of the Total Principal Payment Amount necessary to reduce the principal balance of the class A-AB certificates to the planned principal balance for such payment date as set forth on Annex G to this prospectus supplement
----------------------------------------------------------------------------------------------------------------------
3               A-1, A-2, A-3, A-AB,     Principal up to the total principal payable on those classes, allocable among
                  A-4, and A-1A **       those classes as described above under "--Payments of Principal"
----------------------------------------------------------------------------------------------------------------------
4             A-1, A-2, A-3, A-AB, A-4   Reimbursement up to the total loss reimbursement amount for those classes,
                      and A-1-A          pro rata based on the loss reimbursement amount for each of those classes
----------------------------------------------------------------------------------------------------------------------
5                        A-J             Interest up to the total interest payable on that class

6                        A-J             Principal up to the total principal payable on that class

7                        A-J             Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
8                         B              Interest up to the total interest payable on that class

9                         B              Principal up to the total principal payable on that class

10                        B              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
11                        C              Interest up to the total interest payable on that class

12                        C              Principal up to the total principal payable on that class

13                        C              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------

                                     S-128

  ORDER OF       RECIPIENT CLASS OR
  PAYMENT             CLASSES                                    TYPE AND AMOUNT OF PAYMENT
----------------------------------------------------------------------------------------------------------------------

14                        D              Interest up to the total interest payable on that class

15                        D              Principal up to the total principal payable on that class

16                        D              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
17                        E              Interest up to the total interest payable on that class

18                        E              Principal up to the total principal payable on that class

19                        E              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
20                        F              Interest up to the total interest payable on that class

21                        F              Principal up to the total principal payable on that class

22                        F              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
23                        G              Interest up to the total interest payable on that class

24                        G              Principal up to the total principal payable on that class

25                        G              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
26                        H              Interest up to the total interest payable on that class

27                        H              Principal up to the total principal payable on that class

28                        H              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
29                        J              Interest up to the total interest payable on that class

30                        J              Principal up to the total principal payable on that class

31                        J              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
32                        K              Interest up to the total interest payable on that class

33                        K              Principal up to the total principal payable on that class

34                        K              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
35                        L              Interest up to the total interest payable on that class

36                        L              Principal up to the total principal payable on that class

37                        L              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
38                        M              Interest up to the total interest payable on that class

39                        M              Principal up to the total principal payable on that class

40                        M              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
41                        N              Interest up to the total interest payable on that class

42                        N              Principal up to the total principal payable on that class

43                        N              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
44                        O              Interest up to the total interest payable on that class

45                        O              Principal up to the total principal payable on that class

46                        O              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
47                        P              Interest up to the total interest payable on that class

48                        P              Principal up to the total principal payable on that class

49                        P              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
50                  R-I and R-II         Any remaining Available P&I Funds
----------------------------------------------------------------------------------------------------------------------

*    See "--Payments of Interest" above.

**   In general, payments of principal to the holders of the classes of principal balance certificates, other than the class A-1-A certificates, is to be made out of the portion of the Total Principal Payment Amount attributable to the mortgage loans in sub-pool 1 and payments of principal to the holders of the class A-1-A certificates is to be made out of the portion of the Total Principal Payment Amount attributable to the mortgage loans in sub-pool 2. See "--Payment of Principal" above.

                                     S-129

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-J, class B, class C, class D, class
E, class F, class G and class H certificates that are entitled to payments of principal from the sub-pool which the mortgage loan is a part of on that payment date, up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o   the full amount of that prepayment consideration, net of workout fees and liquidation fees payable from it, multiplied by

     o   a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

     o   a fraction, the numerator of which is equal to the amount of principal from the sub-pool of which the mortgage loan is a part payable to that class of certificates on that payment date, and the denominator of which is the portion of the Total Principal Payment Amount from the sub-pool of which the mortgage loan is a part for that payment date.

     Prior to the payment date in March 2012, the trustee will thereafter pay any remaining portion of that net prepayment consideration 5% to the holders of the class XP certificates and 95% to the holders of the class XC certificates.
On or after the payment date in March 2012, the trustee will thereafter pay any remaining portion of that net prepayment consideration 100% to the holders of the class XC certificates.

     The discount rate applicable to any class of offered certificates with respect to any prepaid mortgage loan will equal the yield, when compounded monthly, on the U.S. Treasury primary issue with a maturity date closest to the maturity date for the prepaid mortgage loan. In the event that there are two such U.S. Treasury issues--

     o   with the same coupon, the issue with the lower yield will be utilized,
         or

     o   with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

     Neither we nor the underwriters make any representation as to--

     o   the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

     o   the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the Trust
Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged property securing a mortgage loan included in the trust may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o   payments on the series 2005-GG3 certificates,

     o   allocations of Realized Losses and Additional Trust Fund Expenses to
         the series 2005-GG3 certificates, and

     o   the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

                                     S-130

     In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the
Total Principal Payment Amount for each payment date.

     Operating revenues and other proceeds derived from an REO Property will be applied--

     o   first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o   thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the master servicer, the trustee and the fiscal agent will be required to advance delinquent monthly debt service payments with respect to each mortgage loan included in the trust as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the Mortgage Pool may decline below the total principal balance of the series 2005-GG3 certificates. If this occurs following the payments made to the certificateholders on any payment date, then the respective total principal balances of the following classes of the series
2005-GG3 certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following that payment date.

           ORDER OF ALLOCATION                    CLASS
          ---------------------                  -------
                  1st                               P
                  2nd                               O
                  3rd                               N
                  4th                               M
                  5th                               L
                  6th                               K
                  7th                               J
                  8th                               H
                  9th                               G
                 10th                               F
                 11th                               E
                 12th                               D
                 13th                               C
                 14th                               B
                 15th                              A-J
                 16th                A-1, A-2, A-3, A-AB, A-4, A-1-A
                                   pro rata based on total outstanding
                                            principal balances

     The reductions in the total principal balances of the respective classes of series 2005-GG3 certificates with principal balances, as described in the previous paragraph, will represent an allocation of the Realized Losses and/or
Additional Trust Fund Expenses that caused the particular mismatch in principal balances between the mortgage loans and those classes of series 2005-GG3 certificates.

     Any amounts similar to Realized Losses or Additional Trust Fund Expenses that are calculated under the related Pari Passu PSA and intercreditor agreement and are associated with any of the Loan Groups secured by the Grand Canal
Shoppes at the Venetian or 1370 Avenue of the Americas properties will generally be allocated pro rata among the corresponding pari passu Companion Loans secured by such properties. The portion of such Realized Losses or Additional Trust Fund
Expenses that are allocated to the Grand Canal Shoppes at the Venetian or 1370
Avenue of the Americas Trust Loan will be allocated among the series 2005-GG3 certificates in the manner described above.

                                     S-131

     The Realized Loss with respect to a liquidated mortgage loan, or related
REO Property, is an amount generally equal to the excess, if any, of:

     o   the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest), over

     o   the total amount of Liquidation Proceeds, if any, recovered in connection with the liquidation, net of all related unreimbursed servicing advances and unpaid liquidation expenses payable from such
         Liquidation Proceeds;

provided that, in the case of the Grand Canal Shoppes at the Venetian Loan Group and the 1370 Avenue of the Americas Loan Group any Realized Loss shall also take into account the principal balance of and application of the net Liquidation
Proceeds referred to in the second bullet of this sentence to the payment of amounts due in respect of the related Companion Loans.

     If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest, also will be treated as a Realized
Loss.

     Some examples of Additional Trust Fund Expenses are:

     o   any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     o   any interest paid to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and
         Default Interest actually collected on the mortgage loans in the trust;

     o   the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans included in the trust and the administration of the other trust assets that is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust;

     o   any unanticipated, non-trust mortgage loan specific expense of the trust that is not covered out of late payment charges and Default
         Interest actually collected on the mortgage loans in the trust, including--

         1.   any reimbursements and indemnifications to the trustee and the fiscal agent described under "Description of the Governing
              Documents--Matters Regarding the Trustee" in the accompanying prospectus, the fiscal agent having the same rights to indemnity and reimbursement as described with respect to the trustee,

         2.   any reimbursements and indemnification to the master servicer, the special servicer and us described under "Description of the
              Governing Documents--Matters Regarding the Master Servicer, the
              Special Servicer, the Manager and Us" in the accompanying
              prospectus, and

         3.   any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal
              Income Tax Consequences--REMICs--Prohibited Transactions Tax and
              Other Taxes" in the accompanying prospectus;

     o   rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust; and

     o   any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan as described under "Servicing Under the Pooling and
         Servicing Agreement--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement

                                     S-132

         and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust.

     The Total Principal Payment Amount may from time to time include Recovered
Amounts. In such circumstances, it is possible that the total Stated Principal
Balance of the mortgage pool may exceed the total principal balance of the series 2005-GG3 principal balance certificates. If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2005-GG3 principal balance certificates, the total principal balances of one or more classes of series 2005-GG3 principal balance certificates that had previously been reduced as described above in this
"--Reductions of Certificate Principal Balances in Connection With Realized
Losses and Additional Trust Fund Expenses" section may be increased. Any such increases would be made among the respective classes of series 2005-GG3 principal balance certificates in the reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority);
provided that such increases may not result in the total principal balance of the series 2005-GG3 principal balance certificates being in excess of the Stated
Principal Balance of the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated principal amounts had never been written off.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     Except as described below in this section, the master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees, that--

     o   were due or deemed due, as the case may be, with respect to the mortgage loans (including the Grand Canal Shoppes at the Venetian Trust
         Loan and the 1370 Avenue of the Americas Trust Loan) during the related collection period, and

     o   were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     The master servicer will not be required to make any advances of delinquent monthly debt service payments with respect to any of the Companion Loans.

     If it is determined that an Appraisal Reduction Amount (including such amounts as calculated under any Pari Passu PSA) exists with respect to any mortgage loan then the master servicer will reduce the amount of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The amount of any P&I advance required to be made with respect to any such mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

     o   the amount of that P&I advance that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence, multiplied by

     o   a fraction, the numerator of which is equal to the Stated Principal
         Balance of the mortgage loan, net of the Appraisal Reduction Amount for such mortgage loan, and the denominator of which is equal to the Stated
         Principal Balance of the mortgage loan.

     With respect to any payment date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer's custodial account that are not required to be paid on the series 2005-GG3 certificates on that payment date.

     The trustee will be required to make any P&I advance relating to a mortgage loan that the master servicer is required, but fails, to make. If the trustee fails to make a required P&I advance, then the fiscal agent will be required to make the advance. If the fiscal agent makes a P&I advance on behalf of the trustee, the trustee will not be in default. See "--The Trustee" and "--The
Fiscal Agent" below.

     None of the master servicer, the trustee or the fiscal agent will be obligated to make any P&I advance that, in its or the special servicer's judgment, would not ultimately be recoverable out of collections on the related mortgage

                                     S-133

loan. The trustee and the fiscal agent will be entitled to rely on the master servicer's determination that an advance, if made, would not be ultimately recoverable from collections on the related mortgage loan. See "Description of the Certificates--Advances" in the accompanying prospectus and "Servicing Under the Pooling and Servicing Agreement--Custodial Account" in this prospectus supplement.

     Although the special servicer may determine whether an advance is nonrecoverable, the special servicer will have no right to make an affirmative determination that any P&I advance or servicing advance is, or would be, recoverable. In the absence of a determination by the special servicer that an advance is nonrecoverable, all determinations of recoverability will remain with the master servicer, the trustee or the fiscal agent, as applicable.

     A monthly debt service payment will be assumed to be due with respect to:

     o   each mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o   each mortgage loan as to which the corresponding mortgaged property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property.

     With respect to each of the Grand Canal Shoppes at the Venetian Trust Loan and, after the securitization of the 1370 Avenue of Americas Pari Passu Loans
held by Morgan Stanley Mortgage Capital Inc., the 1370 Avenue of the Americas
Trust Loan, if any master servicer with respect to a securitization of any part of the related Loan Group makes a non-recoverability determination with respect to a principal and interest advance, each other master servicer will not be required to make any principal and interest advance for the loan included in its trust until the master servicers agree that circumstances have changed such that any future new advance would not be nonrecoverable.

REIMBURSEMENT OF ADVANCES

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any advance made by it out of its own funds from collections on the mortgage loan or related mortgaged property as to which the advance was made.

     If the master servicer, the trustee or the fiscal agent makes any advance that it or the special servicer subsequently determines will not be recoverable out of collections on the related mortgage loan or related mortgaged property, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans included in the trust and any REO Properties in the trust on deposit in the master servicer's custodial account from time to time.

     Upon a determination that a previously made advance is not recoverable out of collections on the related mortgage loan or related mortgaged property, instead of obtaining reimbursement immediately out of general collections on the mortgage pool, any of the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable advance over a period of time (not to exceed six months without controlling class approval or twelve months in any event), with interest thereon at the prime rate described below. At any time after such determination, the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable advance over time, or not to do so, benefits some classes of series 2005-GG3 certificateholders to the detriment of other classes of series
2005-GG3

                                     S-134

certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2005-GG3 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2005-GG3 certificateholders. The master servicer's, the trustee's or the fiscal agent's agreement to defer reimbursement of such nonrecoverable advances as set forth above is an accommodation to the series
2005-GG3 certificateholders and is not to be construed as an obligation on the part of the master servicer, the trustee or the fiscal agent or a right of the series 2005-GG3 certificateholders. Nothing herein will be deemed to create in the series 2005-GG3 certificateholders a right to prior payment of distributions over the master servicer's, the trustee's or the fiscal agent's right to reimbursement for advances (deferred or otherwise) in accordance with the pooling and servicing agreement. Any requirement of the master servicer, the trustee or the fiscal agent to make an advance under the pooling and servicing agreement is intended solely to provide liquidity for the benefit of the certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans.

     In addition, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, will be entitled to recover any advance that is outstanding at the time that a mortgage loan is modified that is not repaid in full by the borrower in connection with such modification but rather becomes an obligation of the borrower to pay such amounts in the future (such advance, together with interest thereon, a "WORK-OUT DELAYED REIMBURSEMENT AMOUNT"), first out of collections of principal in the custodial account received with respect to the sub-pool that such mortgage loan is a part of and, if related to a Loan Group, the related Loan Group Custodial Account, and then out of collections of principal with respect to the other sub-pool, in each case, net of the amount of any principal collection used to reimburse any nonrecoverable advance and interest thereon as described in the previous paragraph. The master servicer, the special servicer, the trustee or the fiscal agent will be permitted to recover a Work-out Delayed Reimbursement Amount first from general collections in the custodial account received with respect to the sub-pool that such mortgage loan is a part of and, if related to a Loan Group, the related
Loan Group Custodial Account, and then out of general collections with respect to the other sub-pool, if the master servicer, the trustee or the fiscal agent, as applicable, has determined or the special servicer has determined, that such
Work-out Delayed Reimbursement Amount would not be recoverable out of collections on the related mortgage loan.

     When the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed to be reimbursed first out of payments and other collections of principal on the sub-pool that includes the underlying mortgage loans for which the nonrecoverable advances were made, until there are no remaining principal payments or collections of principal for that sub-pool for the related collection period, then out of payments and other collections of principal on the mortgages in the other sub-pool, until there are no remaining principal payments or collections of principal for that sub-pool for the related collection period and lastly out of other collections of interest on the underlying mortgage loans otherwise distributable on the series 2005-GG3 certificates. As a result, the Total Principal Payment Amount for the corresponding payment date and the portions attributable to collections on the mortgage loans in either sub-pool would be reduced, to not less than zero, by the amount of any such reimbursement. Likewise, the total principal payment amount for the corresponding payment date would be reduced by a Work-Out Delayed
Reimbursement Amount paid from principal collections on the underlying mortgage loan.

     The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on advances made by it out of its own funds. That interest will commence accruing upon the date the applicable advance was made and will continue to accrue on the amount of each advance, and compounded annually, for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time.

     Interest accrued with respect to any advance will be payable during the collection period in which that advance is reimbursed--

     o   first, out of Default Interest and late payment charges collected by the trust on the related mortgage loan during that collection period,
         and

     o   then, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

                                     S-135

     To the extent not offset by Default Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding advances will result in a reduction in amounts payable on one or more classes of the certificates.

     The co-lender agreement for the 1370 Avenue of the Americas Loan Group provides that, if any of the master servicer, the special servicer or the trustee under the 1370 Avenue of the Americas Companion Loan PSA has determined that a servicing advance made with respect to the Loan Group is not recoverable out of collections on the related mortgaged property, then the party that made such advance will be entitled to seek reimbursement with interest thereon from the holders of the 1370 Avenue of the Americas Trust Loan and the 1370 Avenue of
the Americas Pari Passu Companion Loans for their proportionate shares of such non-recoverable advance and if such amounts are insufficient to reimburse the party that made such advance, the full amount of such advance and interest thereon may be reimbursed out of general collections on the mortgage loans in either the trust formed under the pooling and servicing agreement or the trust formed under the 1370 Avenue of the Americas Companion Loan PSA.

     The intercreditor agreement for the Grand Canal Shoppes at the Venetian
Loan Group provides that if any of the master servicer, special servicer, trustee or fiscal agent under the pooling and servicing agreement entered into in connection with the securitization of the Grand Canal Shoppes at the Venetian
Pari Passu Companion Loans has determined that a servicing advance made with respect to the Loan Group is not recoverable out of collections on the related mortgaged property, then the party that made such advance will be entitled to seek reimbursement with interest thereon from the holders of the Grand Canal
Shoppes at the Venetian Trust Loan.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available as described under "--Information Available Electronically" below, on each payment date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

     o   A payment date statement substantially in the form of Annex E to this prospectus supplement.

     o   A CMSA Loan Periodic Update File, a CMSA Financial File and a CMSA
         Property File setting forth information with respect to the mortgage loans and the corresponding mortgaged properties, respectively.

     o   A trust data update report, which is to contain substantially the categories of information regarding the mortgage loans set forth on
         Annex A to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The Mortgage Pool data update report may be included as part of the payment date statement.

     The master servicer or the special servicer, as specified in the pooling and servicing agreement, is required to deliver to the trustee monthly, and the trustee is required to make available as described below under "--Information
Available Electronically," a copy of each of the following reports with respect to the mortgage loans and the corresponding mortgaged properties:

     o   A CMSA Delinquent Loan Status Report.

     o   A CMSA Historical Loan Modification and Corrected Mortgage Loan Report.

     o   A CMSA Historical Liquidation Report.

     o   A CMSA REO Status Report.

     o   A CMSA Servicer Watch List.

     o   A CMSA Loan Level Reserve/LOC Report.

                                     S-136

     o   A loan payoff notification report.

     o   A CMSA Comparative Financial Status Report.

     In addition, upon the request of any holder of a series 2005-GG3 certificate or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

     o   with respect to any mortgaged property or REO Property, a CMSA
         Operating Statement Analysis Report; and

     o   with respect to any mortgaged property or REO Property, a CMSA NOI
         Adjustment Worksheet.

     The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package. Forms of these reports are available at the CMSA's internet website, located at www.cmbs.org.

     Within a reasonable period of time after the end of each calendar year, the trustee is required to send to each person who at any time during the calendar year was a series 2005-GG3 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly payment date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

     Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the depositor
(including information in this prospectus supplement), any mortgage loan seller or other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the fiscal agent and the series 2005-GG3 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2005-GG3 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee will make available each month, for the relevant reporting periods, to the series 2005-GG3 certificateholders and beneficial owners of series 2005-GG3 certificates identified to the reasonable satisfaction of the trustee, the payment date statement, any Mortgage Pool data update report, any loan payment notification report, and the mortgage loan information presented in the standard Commercial
Mortgage Securities Association investor reporting package formats via the trustee's internet website. The trustee's internet website will initially be located at www.etrustee.net.

     The master servicer also may make some or all of the reports identified in the preceding paragraph available via its internet website, www.gmaccm.com.

     None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.

                                     S-137

     The trustee and the master servicer may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to their respective internet websites. Neither the trustee nor the master servicer will be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

     At the request of the underwriters, as provided in the pooling and servicing agreement, the trustee will be required to make available electronically, on each payment date, to the Trepp Group, Intex Solutions, Inc.,
Charter Research Corporation and any other similar third party information provider, a copy of the reports made available to the series 2005-GG3 certificateholders.

     Other Information. The pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

     o   this prospectus supplement, the accompanying prospectus and any other disclosure documents relating to the non-offered classes of the series
         2005-GG3 certificates, in the form most recently provided by us or on our behalf to the trustee;

     o   the pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the date of initial issuance of the offered certificates, and any amendments to those agreements;

     o   all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2005-GG3 certificateholders since the date of initial issuance of the offered certificates;

     o   all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing Under the
         Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     o   all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing
         Under the Pooling and Servicing Agreement--Evidence as to Compliance"
         in this prospectus supplement;

     o   the most recent appraisal, if any, with respect to each mortgaged property for a mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

     o   the mortgage files for the mortgage loans included in the trust, including all documents, such as modifications, waivers and amendments of such mortgage loans, that are to be added to the mortgage files from time to time pursuant to the pooling and servicing agreement;

     o   upon request, the most recent inspection report with respect to each mortgaged property with respect to a mortgage loan included in the trust prepared by the master servicer or the special servicer and delivered to the trustee as described under "Servicing Under the
         Pooling and Servicing Agreement--Inspections; Collection of Operating
         Information" in this prospectus supplement; and

     o   upon request, the most recent quarterly and annual operating statement and rent roll for each mortgaged property for a mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Servicing Under the Pooling and Servicing
         Agreement--Inspections; Collection of Operating Information" in this prospectus supplement.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

                                     S-138

     In connection with providing access to or copies of the items described above, the trustee may require:

     o   in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential; and

     o   in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

VOTING RIGHTS

     The voting rights for the series 2005-GG3 certificates will be allocated among the respective classes of those certificates as follows:

     o   99% of the voting rights will be allocated among the holders of the various classes of series 2005-GG3 certificates that have principal balances, pro rata in accordance with those principal balances;

     o   1% of the voting rights will be allocated among the holders of the interest-only certificates pro rata, based on their respective notional amount as of any date of determination; and

     o   0% of the voting rights will be allocated among the holders of the class R-I and class R-II certificates.

     Voting rights allocated to a class of series 2005-GG3 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earliest of--

     1.  the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust,

     2.  the purchase of all of the mortgage loans and REO Properties remaining in the trust by us, the special servicer, any single certificateholder or group of certificateholders of the series 2005-GG3 controlling class or the master servicer, in that order of preference, and

     3.  after the certificate balances of the class A-1 through class E have been reduced to zero, if (i) all of the then outstanding series
         2005-GG3 certificates (excluding class R-I and class R-II certificates)
         are held by a single certificateholder, and (ii) the master servicer consents (in its sole discretion) to the exchange of such certificates for the remaining mortgage loans in the trust.

     Written notice of termination of the pooling and servicing agreement will be given to each series 2005-GG3 certificateholder. The final payment with respect to each series 2005-GG3 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2005-GG3 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by us, the special servicer, any single holder or group of holders of the controlling class or the master servicer of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

     o   the sum of--

         1.   the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged properties have become REO Properties, together with
              (a) interest,

                                     S-139

              other than Default Interest, on those mortgage loans, (b)
              unreimbursed servicing advances for those mortgage loans and (c)
              unpaid interest on advances made with respect to those mortgage loans, and

         2.   the appraised value of all REO Properties then included in the trust, minus

     o   solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

     The purchase will result in early retirement of the outstanding series
2005-GG3 certificates. However, our right, and the rights of the special servicer, any single holder or group of holders of the series 2005-GG3 controlling class or the master servicer, to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage loans that are included in the trust be less than 1.0% of the initial balance of the mortgage loans included in the trust. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2005-GG3 certificateholders, will constitute part of the
Available P&I Funds for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

     With respect to the mortgage loans in the trust that are part of a
Non-Serviced Loan Group, references in the preceding paragraph to the value of
REO Properties in the trust means the value of the trust's proportionate beneficial interest in any REO Property acquired under the applicable Pari Passu
PSA on behalf of the trust as holder of the mortgage loan.

THE TRUSTEE

     LaSalle Bank National Association, a national banking association, will act as trustee on behalf of the series 2005-GG3 certificateholders. As of the date of initial issuance of the offered certificates, the office of the trustee primarily responsible for administration of the trust assets, its corporate trust office, is located at 135 South LaSalle Street, Suite 1625, Chicago,
Illinois 60603, Attention: Global Securitization Trust Services Group--Greenwich
Capital Commercial Funding Corp., Commercial Mortgage Trust Series 2005-GG3.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S.
or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

     o   be authorized under those laws to exercise trust powers,

     o   have a combined capital and surplus of at least $50,000,000, and

     o   be subject to supervision or examination by federal or state banking authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or to the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2005-GG3 certificates in their own names.
In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

                                     S-140

     The trustee will be entitled to a monthly fee for its services, which fee will--

     o   accrue at the annual rate stated in the pooling and servicing agreement,

     o   accrue on the total Stated Principal Balance of the mortgage loans included in the trust outstanding from time to time, and

     o   be calculated on a 30/360 Basis.

     The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     The ratings of the long-term debt obligations of LaSalle Bank National
Association are "A+" by S&P and "Aa3" by Moody's.

     See also "Description of the Governing Documents--The Trustee," "--Duties
of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and
Removal of the Trustee" in the accompanying prospectus.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation, will act as fiscal agent pursuant to the pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Global Securitization Trust Services Group--Greenwich Capital
Commercial Funding Corp., Commercial Mortgage Trust 2005-GG3. The duties and obligations of the fiscal agent consist only of making P&I advances as described under "--Advances of Delinquent Monthly Debt Service Payments" above and servicing advances as described under "Servicing Under the Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The fiscal agent will not be liable except for the performance of those duties and obligations. The fiscal agent will be entitled to reimbursement for each advance made by it, with interest, in the same manner and to the same extent as the trustee and the master servicer. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded to the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent.

     The ratings of the long-term debt obligations of ABN AMRO Bank N.V. are
"AA-" by S&P and "Aa3" by Moody's.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o   the price at which the certificate is purchased by an investor, and

     o   the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things--

     o   the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

     o   the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied in reduction of the principal balance of the certificate,

     o   the rate, timing and severity of Realized Losses and Additional Trust
         Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of, or the total payments on, the certificate,

                                     S-141

     o   the timing and severity of any Net Aggregate Prepayment Interest
         Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate, and

     o   the purchase of a mortgage loan whether by the applicable mortgage loan seller as a result of a material breach of a representation or warranty, by the holder of a related Companion Loan, by a holder of the fair value purchase option or by a mezzanine lender.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2005-GG3 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates.
Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2005-GG3 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See
"Servicing Under the Pooling and Servicing Agreement--Modifications, Waivers,
Amendments and Consents" in this prospectus supplement.

     In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have a higher interest rate relative to the other underlying mortgage loans, the Weighted Average Pool Pass-Through
Rate would decline. Such a decline in the Weighted Average Pool Pass-Through
Rate could cause a corresponding decline in the pass-through rate on those classes that bear interest at a rate limited by the Weighted Average Pool
Pass-Through Rate (class A-4, class A-J, class B, class C, class D, class E, class F, class G, class J, class K, class L, class M, class N, class O and class
P) and would cause a decline in the pass-through rate on those classes that bear interest at a rate equal to the Weighted Average Pool Pass-Through Rate (class
H). The pass-through rates on those classes of certificates may be limited by the Weighted Average Pool Pass-Through Rate even if prepayments and early liquidations do not occur.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid and result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the Mortgage Pool.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

                                     S-142

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and the rate of principal payments on your offered certificates and the weighted average life of your offered certificates.
Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If--

     o   you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o   the additional losses result in a reduction of the total payments on or the principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     In addition, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that such reimbursement is made from collections of principal on the underlying mortgage loans, that reimbursement will reduce the amount of principal available to be distributed on the series 2005-GG3 principal balance certificates and will result in a reduction of the certificate principal balance of the series
2005-GG3 principal balance certificates. See "Description of the Offered
Certificates--Reductions of Certificate Principal Balances in Connection With
Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. Likewise, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of principal collections on the mortgage loans for any Work-out Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the series 2005-GG3 principal balance certificates on that payment date. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates.

     The Effect of Sub-pools. Because the mortgage pool has been divided into two sub-pools for purposes of calculating distributions on the series 2005-GG3 certificates, the holders of the class A-1, class A-2, class A-3, class A-AB and class A-4 certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in sub-pool 1 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in sub-pool 2. Similarly, the holders of the class A-1-A certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in sub-pool 2 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in sub-pool 1. Investors should take this into account when reviewing this
"Yield and Maturity Considerations" section.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

     o   prevailing interest rates;

                                    S-143

     o   the terms of the mortgage loans, including--

         1.   provisions that require the payment of prepayment premiums and yield maintenance charges,

         2.   provisions that impose prepayment lock-out periods,

         3.   amortization terms that require balloon payments, and

         4.   provisions requiring amounts held in escrow to be applied to prepay the mortgage loan if the borrower does not achieve
              specified targets under the loan documents;

     o   the demographics and relative economic vitality of the areas in which the related mortgaged properties are located;

     o   the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged properties in the areas in which those properties are located;

     o   the quality of management of the mortgaged properties;

     o   the servicing of the mortgage loans;

     o   possible changes in tax laws; and

     o   other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans,"
"Description of the Mortgage Pool" and "Servicing Under the Pooling and
Servicing Agreement" in this prospectus supplement and "Description of the
Governing Documents" and "Yield and Maturity Considerations--Yield and
Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan.
Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties prior to the exhaustion of tax depreciation benefits.

     Certain of the mortgage loans provide for a "cash trap" feature under which, upon the occurrence of certain trigger events, the lender will be permitted to apply excess cash in the lock box to repay the mortgage loan. The pooling and servicing agreement will provide that the master servicer will not be permitted to apply any of such excess funds as a prepayment of the mortgage loan without the consent of the special servicer.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o   the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

                                     S-144

     o   the relative importance of those factors;

     o   the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o   the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered
Certificates--Payments--Priority of Payments" in this prospectus supplement.
That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES

     The weighted average life of any offered certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate is determined as follows:

     o   multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related payment date;

     o   sum the results; and

     o   divide the sum by the total amount of the reductions in the principal balance of the certificate.

     Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of the class of offered certificates to which the subject certificate belongs.

     As described in this prospectus supplement, the Total Principal Payment
Amount for each payment date will be payable first with respect to the class
A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1-A certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of series 2005-GG3 certificates with principal balances, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Total Principal Payment
Amount is applied, the weighted average lives of the class A-1, class A-2, class
A-3, class A-AB, class A-4 and class A-1-A certificates may be shorter, and the weighted average lives of the other classes of series 2005-GG3 certificates with principal balances may be longer, than would otherwise be the case if the principal payment amount for each payment date was being paid on a pro rata basis among the respective classes of certificates with principal balances.

     The tables set forth in Annex D show with respect to each class of offered certificates--

     o   the weighted average life of that class, and

     o   the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

                                     S-145

     We make no representation that--

     o   the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

     o   all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate,
         or

     o   mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

     o   purchase the mortgage loans that we will include in the trust, and

     o   pay expenses incurred in connection with the issuance of the series
         2005-GG3 certificates.

                              CERTAIN LEGAL ASPECTS

     The mortgaged real properties are subject to compliance with various federal, state, commonwealth and local statutes and regulations. Failure to so comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged real property which could, together with the limited alternative uses for such mortgaged real property, result in a failure to realize the full principal amount of the related mortgage loan. Any failure to comply with such statutes and regulations, however, would likely result in an event of default by the related borrower under the related mortgage loan documents, enabling the special servicer to pursue remedies available by law or under such mortgage loan documents.

ELECTION OF REMEDIES

     The following discussion contains a summary of certain legal aspects of mortgage loans in Texas and New York (16.3% and 16.2% of the initial mortgage pool balance, respectively), which is general in nature. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal, state and Washington, D.C. laws governing the mortgage loans.

     Texas and New York and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. The mortgage loans are limited recourse loans and are, therefore, generally not recourse to the borrowers but limited to the mortgaged real properties. Even if recourse is available pursuant to the terms of the related mortgage loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where mortgaged real properties are located may restrict the ability of the master servicer or the special servicer, as applicable, to realize on the related mortgage loan and may adversely affect the amount and timing of receipts on the related mortgage loan.

     Texas Law. Under Texas law, a deed of trust customarily is foreclosed by non-judicial process. Judicial process is generally not used. A mortgagee does not preclude its ability to sue on a recourse note by instituting foreclosure proceedings. Unless a longer period or other curative rights are provided by the loan documents, at least 21 days' notice prior to foreclosure is required and foreclosure sales must be held on the first Tuesday of a calendar month. Absent contrary provisions in the loan documents, deficiency judgments are obtainable under Texas law. To determine the amount of any deficiency judgment, a borrower is given credit for the greater of the actual sale price (excluding trustee's and other allowable costs) or the fair market value of the property. Under a relation-back theory, the entire amount of any mechanic's or materialmen's lien takes priority over the lien of a deed of trust if the lien claimant began work or delivered its first materials prior to recordation of the deed of trust, provided that the loan affidavit is timely and properly perfected.

                                     S-146

     New York Law. New York law requires a mortgagee to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the offered certificates, Cadwalader, Wickersham &
Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming (i) the making of appropriate elections, (ii) compliance with the pooling and servicing agreement (iii) the Pari Passu PSAs are each administered in accordance with its terms and the REMICs formed thereunder continue to qualify as REMICs, and subject to any other assumptions set forth in the opinion
REMIC I and REMIC II will qualify as a REMIC under the Internal Revenue Code.

     The assets of REMIC I will generally include--

     o   the mortgage loans included in the trust,

     o   the trust's interest in any REO Properties (or beneficial interests therein, in the case of the Non-Serviced Trust Loans) acquired on behalf of the series 2005-GG3 certificateholders,

     o   the master servicer's custodial account (or the trust's interest therein in the case of a Non-Serviced Trust Loan),

     o   the trust's interest in the special servicer's REO account, and

     o   the trustee's distribution account and interest reserve account.

     For federal income tax purposes,

     o   the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     o   the class R-I certificates will evidence the sole class of residual interests in REMIC I,

     o   the class A-1, class A-2, class A-3, class A-AB, class A-4, class
         A-1-A, class A-J, class XP, class XC, class B, class C, class D, class
         E, class F, class G, class H, class J, class K, class L, class M, class
         N, class O and class P certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC II, and

     o   the class R-II certificates will evidence the sole class of residual interests in REMIC II.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     It is anticipated that the classes of offered certificates will be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation
of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

                                     S-147

     When determining the rate of accrual of original issue discount, market discount and amortization of premium, if any, with respect to the series
2005-GG3 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

     o   no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

     o   there will be no extension of maturity for any mortgage loan in the trust.

     For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The
IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. In such event, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates.
If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as
"real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code.
The offered certificates will be treated as "qualified mortgages" for another
REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     (1)  the borrower pledges substitute collateral that consist solely of
          Government Securities;

     (2)  the mortgage loan documents allow that substitution;

     (3)  the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

                                     S-148

     (4)  the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

     See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                          CERTAIN ERISA CONSIDERATIONS

     If you are--

     o   a fiduciary of a Plan, or

     o   any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue
Code. See "Certain ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires a series 2005-GG3 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "Certain ERISA
Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series
2005-GG3 certificate, whether upon initial issuance or in the secondary market.
Because there are no relevant restrictions on the purchase and transfer of the series 2005-GG3 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2005-GG3 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's underlying assets. However, if the trust is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

     The U.S. Department of Labor issued an individual prohibited transaction exemption to Greenwich Capital Markets, Inc., which exemption is identified as
Prohibited Transaction Exemption 90-59. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b)
and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

     o   the servicing and operation of pools of real estate loans, such as the
         Mortgage Pool, and

     o   the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an
         Exemption-Favored Party.

                                     S-149

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

     o   first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o   second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by
         S&P, Fitch, Inc. or Moody's;

     o   third, the trustee cannot be an affiliate of any other member of the
         Restricted Group other than an underwriter;

     o   fourth, the following must be true--

         1.   the sum of all payments made to and retained by Exemption-Favored
              Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

         2.   the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

         3.   the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     o   fifth, the investing Plan must be an accredited investor as defined in
         Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of S&P and Moody's. In addition, the initial trustee is not an affiliate of any other member of the
Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust meet the following requirements:

     o   the trust assets must consist solely of assets of the type that have been included in other investment pools;

     o   certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P,
         Fitch, Inc. or Moody's for at least one year prior to the Plan's acquisition of an offered certificate; and

     o   certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

                                     S-150

     If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b)
of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with--

     o   the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an
         Exemption-Favored Party when we are, or any mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a
         Party in Interest with respect to the investing Plan,

     o   the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

     o   the continued holding of an offered certificate by a Plan.

     However, no exemption is provided from the restrictions of sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by sections 4975(a) and (b)
of the Internal Revenue Code, by reason of section 4975(c)(1)(E) of the Internal
Revenue Code, in connection with:

     o   the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

     o   the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

     o   the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b)
and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the
Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a)
and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A)
through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     o   providing services to the Plan, or

     o   having a specified relationship to this person,

     solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that:

     o   the offered certificates are "securities" for purposes of the
         Underwriter Exemption, and

                                     S-151

     o   the general and other conditions set forth in the Underwriter
         Exemption, and the other requirements set forth in the Underwriter
         Exemption, would be satisfied at the time of the purchase.

     A governmental plan as defined in section 3(32) of ERISA is not subject to
ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     o   the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     o   the investment is appropriate for Plans generally or for any particular
         Plan.

                                LEGAL INVESTMENT

     Upon initial issuance, and for so long as such certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, the class A-1, class A-2, class A-3, class
A-AB, class A-4, class A-1-A, class A-J, class B and class C certificates will be mortgage related securities for purposes of SMMEA.

     Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o   are legal investments for them, or

     o   are subject to investment, capital or other restrictions.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, prudent investor provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

     There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for them.

     See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement between us and the underwriters, Greenwich Capital Markets, Inc. and Goldman, Sachs & Co.
and Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit Suisse
First Boston LLC and Wachovia Capital Markets, LLC have, severally and not jointly, agreed to purchase from us, and we have agreed to sell to each of them the respective certificate principal balance of each class of the offered certificates set forth below.

                                     S-152

                 GREENWICH                                                           CREDIT SUISSE       WACHOVIA
                  CAPITAL         GOLDMAN,       BANC OF AMERICA    BEAR, STEARNS     FIRST BOSTON        CAPITAL
   CLASS       MARKETS, INC.     SACHS & CO.     SECURITIES, LLC      & CO. INC.           LLC          MARKETS, LLC
  -------     ---------------   -------------   -----------------  ---------------   ---------------   --------------

    A-1         $58,750,000      $58,750,000                $0                $0                $0               $0
    A-2        $556,042,500     $556,042,500                $0                $0                $0               $0
    A-3        $281,209,000     $281,209,000                $0                $0                $0               $0
   A-AB         $79,523,500      $79,523,500                $0                $0                $0               $0
    A-4        $391,511,000     $391,511,000                $0                $0                $0               $0
   A-1-A        $69,731,000      $69,731,000                $0                $0                $0               $0
    A-J        $114,493,000     $114,493,000                $0                $0                $0               $0
     B          $56,123,500      $56,123,500                $0                $0                $0               $0
     C          $20,205,000      $20,205,000                $0                $0                $0               $0
     D          $29,184,000      $29,184,000                $0                $0                $0               $0
     E          $17,960,000      $17,960,000                $0                $0                $0               $0

     Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately 100.49% of the total principal balance of the offered certificates, plus accrued interest on all the offered certificates from February 1, 2005. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about February 10, 2005, against payment for them in immediately available funds.

     The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

     o   the receipt of various legal opinions; and

     o   the satisfaction of various conditions, including that--

         1.   no stop order suspending the effectiveness of our registration statement is in effect, and

         2.   no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

     The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of
1933, as amended.

     The underwriting agreement provides that we will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify us, against various civil liabilities under the Securities Act of
1933, as amended, relating to the disclosure in this prospectus supplement, the accompanying prospectus or our registration statement.

     We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to
Sell Your Offered Certificates and May Have an Adverse Effect on the Market
Value of Your Offered Certificates" in the accompanying prospectus.

     With respect to this offering--

     o   Greenwich Capital Markets, Inc., one of our affiliates and an affiliate of a Mortgage Loan Seller, and Goldman, Sachs & Co., an affiliate of a
         Mortgage Loan Seller, are acting as co-lead bookrunning managers, and

                                     S-153

     o   Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit Suisse
         First Boston LLC and Wachovia Capital Markets, LLC are acting as co-managers.

     With respect to the mortgage loan identified on Annex A to this prospectus supplement as 1440 Broadway, representing 6.2% of the initial mortgage pool balance, a minority economic interest in the borrower is owned by an entity affiliated with Credit Suisse First Boston LLC, one of the co-managers.

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority
and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public. This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United
Kingdom are advised that all, or most, of the protections afforded by the United
Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial
Services Compensation Scheme.

                                  LEGAL MATTERS

     Particular legal matters relating to the certificates will be passed upon for us and the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New
York.

                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                    CLASS              S&P           MOODY'S
                   -------            -----         ---------
                     A-1               AAA             Aaa
                     A-2               AAA             Aaa
                     A-3               AAA             Aaa
                    A-AB               AAA             Aaa
                     A-4               AAA             Aaa
                    A-1-A              AAA             Aaa
                     A-J               AAA             Aaa
                      B                AA              Aa2
                      C                AA-             Aa3
                      D                 A               A2
                      E                A-               A3

     The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each payment date and the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final payment date. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the
Mortgage Pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o   the tax attributes of the offered certificates or of the trust,

     o   whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     o   the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o   the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

                                     S-154

     o   whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment
         Interest Shortfalls,

     o   whether and to what extent prepayment premiums, yield maintenance charges or Default Interest will be received, and

     o   the yield to maturity that investors may experience.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Moody's.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying prospectus.

                                     S-155

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in Annexes A and B to this prospectus supplement.

     "1370 AVENUE OF THE AMERICAS COMPANION LOAN PSA" means the pooling and servicing agreement expected to be entered into in connection with the securitization of the 1370 Avenue of the Americas Pari Passu Companion Loans.

     "1370 AVENUE OF THE AMERICAS LOAN GROUP" means, collectively, the three mortgage loans secured by one mortgaged property located at 1370 Avenue of the
Americas, New York, New York. These loans are pari passu with each other (the
1370 Avenue of the Americas Trust Loan and the 1370 Avenue of the Americas Pari
Passu Companion Loans).

     "1370 AVENUE OF THE AMERICAS PARI PASSU COMPANION LOANS" means the two mortgage loans that are part of a split loan structure secured by the 1370
Avenue of the Americas property and that are pari passu with the 1370 Avenue of the Americas Trust Loan but are not assets of the trust.

     "1370 AVENUE OF THE AMERICAS TRUST LOAN" means the mortgage loan that is included in the trust and identified as Control No. 14 on Annex A to this prospectus supplement. The 1370 Avenue of the Americas Trust Loan is pari passu with the 1370 Avenue of the Americas Pari Passu Companion Loans.

     "2004-GG2 FISCAL AGENT" means ABN AMRO Bank N.V., as fiscal agent, under the 2004-GG2 PSA.

     "2004-GG2 MASTER SERVICER" means Wells Fargo Bank, National Association, as master servicer, under the 2004-GG2 PSA.

     "2004-GG2 PSA" means the pooling and servicing agreement dated as of August
1, 2004 among GS Mortgage Securities Corporation II, as depositor, Wells Fargo
Bank, National Association, as master servicer, Lennar Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee and ABN AMRO
Bank N.V., as fiscal agent, relating to the GS Mortgage Securities Corporation
II, Commercial Mortgage Pass-Through Certificates, Series 2004-GG2.

     "2004-GG2 SPECIAL SERVICER" means Lennar Partners, Inc., as special servicer, under the 2004-GG2 PSA.

     "2004-GG2 TRUST" means the trust created pursuant to the 2004-GG2 PSA.

     "2004-GG2 TRUSTEE" means LaSalle Bank National Association, as trustee, under the 2004-GG2 PSA.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust that--

     o   arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o   is not required to be paid by any party to the pooling and servicing agreement,

     o   is not included in the calculation of a Realized Loss,

     o   is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the Mortgage Pool, and

     o   causes a shortfall in the payments of interest or principal on any class of series 2005-GG3 certificates.

                                     S-156

     We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection With Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

     "ADMINISTRATIVE FEE RATE" means, with respect to each mortgage loan in the trust, the sum of the master servicing fee rate, the primary servicing fee rate and the per annum rate at which the monthly fee of the trustee is calculated.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust
(other than a Non-Serviced Loan Group) as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y"
where--

     o   "x" is equal to the sum of:

         1.   the Stated Principal Balance of the mortgage loan;

         2.   to the extent not previously advanced by or on behalf of the master servicer, the trustee or the fiscal agent, all unpaid interest, other than any Default Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

         3.   all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

         4.   all related unreimbursed advances made by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent with respect to the mortgage loan, together with interest on those advances as permitted under the pooling and servicing agreement;

         5.   any other unpaid Additional Trust Fund Expenses in respect of the mortgage loan; and

         6.   all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged property, net of any escrow reserves held by the master servicer or the special servicer which covers any such item; and

     o   "y" is equal to the sum of:

         1.   the excess, if any, of--

                (a)  90% of the resulting appraised or estimated value (as it may be adjusted downward by the special servicer in
                     accordance with the Servicing Standard (without implying
                     any duty to do so) based upon its review of the appraisal
                     or estimate and such other information as it may deem
                     appropriate) of the related mortgaged property or REO
                     Property, over

                (b)  the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

         2.   the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that--

                (a)  are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

                (b)  are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the next 12
                     months, and

                (c)  may be used to reduce the principal balance of the mortgage loan; and

         3.   the amount of any letter of credit that constitutes additional security for the mortgage loan that may be used to reduce the principal balance of the mortgage loan.

                                     S-157

     If, however--

     o   an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust,

     o   no appraisal or other valuation estimate, as described under "Servicing
         Under the Pooling and Servicing Agreement--Required Appraisals," is
         obtained or performed within 60 days after the occurrence of that
         Appraisal Trigger Event, and

     o   either--

         1.   no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal
              Trigger Event, or

         2.   there has been a material change in the circumstances surrounding the related mortgaged property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that, in the special servicer's judgment, materially affects the value of the property,

then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the
Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction
Amount.

     Each Loan Group will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to those loans.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust (other than a Non-Serviced Loan Group), any of the following events:

     o   the mortgage loan has been modified by the special servicer in a manner that--

         1.   affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

         2.   except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage
              instrument on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

         3.   in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the
              likelihood of timely payment of amounts due on the mortgage loan;

     o   the mortgage loan is 60 days or more delinquent in respect of any monthly debt service payment (other than a balloon payment);

     o   solely in the case of a delinquent balloon payment, the related borrower has failed to make when due any balloon payment; provided, however, if (x) the related borrower is actively seeking a refinancing commitment, and (y) the related borrower continues to make payments in the amount of its monthly payment and (z) the directing holder consents, an Appraisal Trigger Event will not occur until 60 days beyond the related maturity date; and provided, further, if the related borrower has delivered to the master servicer, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the master servicer, and the borrower continues to make its payments in the amount of its monthly payments, an Appraisal Trigger Event will not occur until the earlier of (i) 120 days beyond the related maturity date and (ii) the termination of the refinancing commitment; a receiver is appointed and continues for 60 days in that capacity in respect of the mortgaged property securing the mortgage loan;

                                     S-158

     o   the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

     o   the mortgaged property securing the mortgage loan becomes an REO
         Property; or

     o   the mortgage loan remains outstanding five years after any extension of its maturity.

     "ARCHON" means Archon Financial, L.P.

     "ARCHON LOANS" means the mortgage loans originated by Archon.

     "AVAILABLE P&I FUNDS" means the total amount available to make payments of interest and principal on the series 2005-GG3 certificates on each payment date.

     "BALLOON LOAN" means any mortgage loan in the trust fund that by its original terms or by virtue of any modification entered into as of the issue date for the series 2005-GG3 certificates provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

     "CERCLA" means the Federal Comprehensive Environmental, Response,
Compensation and Liability Act of 1980, as amended.

     "CLEARSTREAM" means Clearstream Banking, societe anonyme.

     "COMMERZBANK" means Commerzbank AG, New York Branch.

     "COMMERZBANK AG" means Commerzbank Aktiengesellschaft, a German private-sector bank which conducts extensive banking business in the United
States, concentrating primarily in corporate lending, real estate finance, letter of credit and banker's acceptance facilities, syndicated loan transactions and treasury operations including foreign exchange transactions.

     "COMPANION LOAN" means a mortgage loan that is part of a Loan Group but is not included in the trust. A subordinate Companion Loan is a Companion Loan as to which subsequent to either (i) a monetary event of default with respect to the Loan Group or (ii) a material non-monetary event of default with respect to the Loan Group, the mortgage loan in the trust is senior in right of payment to the Companion Loan. A pari passu Companion Loan is a Companion Loan that is pari passu in right of payment to a mortgage loan in the Trust.

     "COMPANION LOAN HOLDER(S)" means the holder of a note evidencing a
Companion Loan.

     "COMPANION LOAN SECURITIES" means any securities issued in connection with a securitization of any Companion Loan.

     "CONDEMNATION PROCEEDS" means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CROSS-OVER DATE" means the payment date on which--

     o   the class A-1, class A-2, class A-3, class A-AB, class A-4 and class
         A-1-A certificates, or any two or more of those classes, remain outstanding, and

     o   the total principal balance of the class A-J, class B, class C, class
         D, class E, class F, class G, class H, class J, class K, class L, class
         M, class N, class O and class P certificates are reduced to zero as described

                                     S-159

         under "Description of the Offered Certificates--Reductions of
         Certificate Principal Balances in Connection With Realized Losses and
         Additional Trust Fund Expenses" in this prospectus supplement.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO" or "CUT-OFF DATE LTV" means:

     o   with respect to any mortgage loan in the trust, the ratio, expressed as a percentage, of--

         1.   the cut-off date principal balance of the subject mortgage loan, as shown on Annex A to this prospectus supplement, except that in the case of a mortgage loan with an earnout or performance guarantee, the cut-off date principal balance is calculated net of the earnout or performance guarantee, to

         2.   the appraised value of the related mortgaged property, as shown on
              Annex A to this prospectus supplement.

     "DEFAULT INTEREST" means any interest that--

     o   accrues on a defaulted mortgage loan solely by reason of the subject default, and

     o   is in excess of all interest at the related mortgage interest ratio accrued on the mortgage loan.

     "DSCR" means, with respect to any mortgage loan, the debt service coverage ratio calculated in accordance with the related loan documents; provided that in the case of a mortgage loan with an earnout, calculated net of the earnout;
provided further, that with respect to mortgage loans with interest-only periods, the debt service after commencement of principal payments.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "EUROCLEAR" means Euroclear Bank, as operator of the Euroclear System.

     "EXEMPTION-FAVORED PARTY" means any of--

     o   Greenwich Capital Markets, Inc.;

     o   any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Greenwich
         Capital Markets, Inc.; and

     o   any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

     "GCFP" means Greenwich Capital Financial Products, Inc.

     "GCFP LOANS" means the mortgage loans originated by GCFP.

     "GOVERNMENT SECURITIES" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

     "GRAND CANAL SHOPPES AT THE VENETIAN LOAN GROUP" means, collectively, the six mortgage loans secured by one mortgaged property located at 3355 Las Vegas
Boulevard South, Las Vegas, Nevada. These loans are pari passu with each other
(the Grand Canal Shoppes at the Venetian Trust Loan and the Grand Canal Shoppes
at the Venetian Pari Passu Companion Loans).

     "GRAND CANAL SHOPPES AT THE VENETIAN PARI PASSU COMPANION LOANS" means the two mortgage loans that are part of a split loan structure secured by the Grand
Canal Shoppes at the Venetian property and that are pari passu with the Grand
Canal Shoppes at the Venetian Trust Loan but are not assets of the trust.

                                     S-160

     "GRAND CANAL SHOPPES AT THE VENETIAN TRUST LOAN" means the four mortgage loans that are included in the trust and identified as Control No. 2 on Annex A to this prospectus supplement. The Grand Canal Shoppes at the Venetian Trust
Loan is pari passu with the Grand Canal Shoppes at the Venetian Pari Passu
Companion Loans.

     "GSMC" means Goldman Sachs Mortgage Company.

     "INITIAL SUB-POOL 1 BALANCE" means the aggregate principal balance of the mortgage loans included in the trust in sub-pool 1 as of the cut-off date.

     "INITIAL SUB-POOL 2 BALANCE" means the aggregate principal balance of the mortgage loans included in the trust in sub-pool 2 as of the cut-off date.

     "INITIAL MORTGAGE POOL BALANCE" means the aggregate principal balance of the mortgage loans included in the trust as of the cut-off date.

     "INSURANCE PROCEEDS" means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan included in the trust, together with any comparable amounts received with respect to an REO
Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "JOINTLY SOLD LOANS" means the mortgage loans jointly originated by
Commerzbank and Archon.

     "LIQUIDATION PROCEEDS" means all cash proceeds received and retained by the trust in connection with--

     o   the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

     o   the repurchase of any mortgage loan by the applicable Mortgage Loan
         Seller, as described under "Description of the Mortgage Pool--Cures and
         Repurchases" in this prospectus supplement;

     o   the purchase of any specially serviced mortgage loan by any holder of a purchase option as described under "Servicing Under the Pooling and
         Servicing Agreement--Fair Value Option" in this prospectus supplement;

     o   the purchase of all remaining mortgage loans and REO Properties in the trust by us, the applicable Mortgage Loan Seller, the special servicer, any certificateholder of the series 2005-GG3 controlling class or the master servicer, as described under "Description of the Offered
         Certificates--Termination" in this prospectus supplement;

     o   the purchase of a mortgage loan in the trust by the related Companion
         Loan Holder as described under "Description of the Mortgage Pool--Split
         Loan Structure" in this prospectus supplement;

     o   the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

     o   the sale of an REO Property.

     "LOAN GROUP" means, a group of two or more mortgage loans secured by a single mortgage instrument on the same mortgaged property. Each of the Loan
Groups is more particularly identified on the table entitled "Loan Groups" under
"Description of the Mortgage Pool--Split Loan Structure."

     "MOODY'S" means Moody's Investors Service, Inc.

                                     S-161

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2005-GG3 certificates and the mortgage loans in the trust:

     o   the mortgage loans have the characteristics set forth on Annex A and the Initial Mortgage Pool Balance is approximately $3,591,930,614;

     o   the initial total principal balance or notional amount, as the case may be, of each class of series 2005-GG3 certificates is as described in this prospectus supplement;

     o   the pass-through rate for each class of series 2005-GG3 certificates is as described in this prospectus supplement;

     o   there are no delinquencies or losses with respect to the mortgage loans;

     o   there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

     o   there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o   there are no casualties or condemnations affecting the corresponding mortgaged properties;

     o   each of the mortgage loans provides for monthly payments to be due on the first, sixth or eighth day of each month, which monthly payments are timely received;

     o   all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     o   there are no breaches of our representations and warranties or those of any Mortgage Loan Seller regarding the mortgage loans;

     o   no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period, yield maintenance period or declining premium period, in each case if any;

     o   except as otherwise assumed in the immediately preceding bullet, prepayments are made on each of the mortgage loans at the indicated
         CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o   the trust will receive a monthly interest payment on the mortgage loan secured by the mortgaged property identified on Annex A as 1440
         Broadway in March 2005, prior to such mortgage loan's first scheduled payment on April 6, 2005;

     o   no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

     o   the depositor will fund the trustee's interest reserve account with the amounts to be withdrawn from such account for the payment date in March
         2005;

     o   no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

     o   no mortgage loan is required to be repurchased by us or any Mortgage
         Loan Seller;

     o   there are no Additional Trust Fund Expenses;

     o   payments on the offered certificates are made on the 10th day of each month, commencing in March 2005; and

                                     S-162

     o   the offered certificates are settled on February 10, 2005.

     For purposes of the Modeling Assumptions, a "yield maintenance period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by a yield maintenance charge, and a "declining premium period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by a prepayment premium calculated as a declining percentage of the principal amount prepaid.

     "MORTGAGE LOAN SELLER" means any of Greenwich Capital Financial Products,
Inc., Goldman Sachs Mortgage Company and Commerzbank AG, New York Branch that have each transferred mortgage loans to us for inclusion in the trust.

     "MORTGAGE POOL" means the pool of mortgage loans comprised of the mortgage loans included in the trust.

     "NAP" means that, with respect to a particular category of data, the data is not applicable.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any payment date, the excess, if any, of--

     o   the Prepayment Interest Shortfalls incurred with respect to the entire
         Mortgage Pool during the related collection period, over

     o   the total payments made by the master servicer to cover those
         Prepayment Interest Shortfalls.

     "NET CASH FLOW" or "U/W NET CASH FLOW" means for any mortgaged property securing a mortgage loan in the trust:

     o   the revenue derived from the use and operation of that property; less

     o   the total of the following items--

         (a)  allowances for vacancies and credit losses,

         (b)  operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

         (c)  fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

         (d)  replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

     Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

     In determining the Net Cash Flow for any mortgaged property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

     o   rolling 12-month operating statements;

     o   anticipated percentage rents to be collected, as deemed reasonable by the applicable mortgage loan seller;

     o   applicable year-to-date financial statements, if available;

     o   full year budgeted financial statements, if available; and

     o   rent rolls were generally current as of the date not earlier than 6 months prior to the cut-off date.

     In general, these items were not audited or otherwise confirmed by an independent party.

                                     S-163

     In determining the "revenue" component of Net Cash Flow for each mortgaged property (other than a hospitality property), the related originator(s)
generally relied on the most recent rent roll supplied by the related borrower.
Where the actual vacancy shown on that rent roll and the market vacancy was less than 5.0%, the originator(s) generally assumed a minimum of 5.0% vacancy, for most property types, and 7.5% vacancy, for office types, in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the applicable originator's underwriting standards.

     In determining rental revenue for multifamily rental, mobile home park and self-storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

     For the other mortgaged properties other than hospitality properties, the related originator(s) generally annualized rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

     In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements. Downward adjustments were made to assure that, in the judgment of the applicable mortgage loan seller, occupancy levels and average daily rates were limited to sustainable levels.

     In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation.

     In determining the "expense" component of Net Cash Flow for each mortgaged property, the related originator(s) generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

     o   if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used;

     o   property management fees were generally assumed to be 2% to 5% of effective gross revenue;

     o   in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; and

     o   expenses were generally assumed to include annual replacement reserves equal to--

         (a)  in the case of retail, office, self-storage and
              industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.25 per square foot of net rentable commercial area;

         (b)  in the case of multifamily rental apartments, generally not less than $250 or more than $400 per residential unit per year, depending on the condition of the property; and

         (c)  in the case of hospitality properties, 5% of the gross revenues received by the property owner on an ongoing basis.

     In some instances, the related originator(s) recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing "Net Cash Flow," where the originator(s) determined appropriate.

     "NON-SERVICED COMPANION LOAN" means any of the Grand Canal Shoppes at the
Venetian Pari Passu Companion Loans and, from and after the securitization of the 1370 Avenue of the Americas Pari Passu Companion Loans, any of the 1370
Avenue of the Americas Pari Passu Companion Loans.

                                     S-164

     "NON-SERVICED LOAN GROUP" means the Grand Canal Shoppes at the Venetian
Loan Group and, from and after the securitization of the 1370 Avenue of the
Americas Pari Passu Companion Loans, the 1370 Avenue of the Americas Loan Group.

     "NON-SERVICED TRUST LOAN" means the Grand Canal Shoppes at the Venetian
Trust Loan and, from and after the securitization of the 1370 Avenue of the
Americas Pari Passu Companion Loans, the 1370 Avenue of the Americas Trust Loan.

     "ORIGINAL AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

     "ORIGINAL TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months from origination to maturity.

     "P&I" means principal and/or interest.

     "PARI PASSU PSA" means, with respect to the mortgage loan identified on
Annex A as 1370 Avenue of the Americas, the 1370 Avenue of the Americas
Companion Loan PSA or, with respect to the mortgage loan identified on Annex A to this prospectus supplement as Grand Canal Shoppes at the Venetian, the
2004-GG2 PSA, as applicable.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the
Internal Revenue Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged property securing a mortgage loan in the trust, any and all of the following:

     o   liens for real estate taxes, water charges and sewer rents and special assessments not yet due and payable,

     o   covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

     o   exceptions and exclusion specifically referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy on title policy commitment),

     o   other matters to which like properties are commonly subject, the rights of tenants (as tenants only) under leases (including subleases)
         pertaining to the related mortgaged property, and condominium declarations, and

     o   if the subject loan is a cross-collateralized mortgage loan, the lien of any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized or any related Companion Loan.

     "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or
Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of
Labor promulgated under ERISA describing what constitutes the assets of a Plan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan included in the trust made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period after the due date for that loan and prior to the determination date following such due date, the amount of any interest collected on that prepayment for the period from and after that due date to the date

                                     S-165

of prepayment, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Default Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a mortgage loan included in the trust made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment prior to that due date, less the amount of related master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest.

     "RATING AGENCY" means each of Moody's and S&P.

     "REALIZED LOSSES" mean losses on or with respect of the mortgage loans in the trust arising from the inability to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property. We discuss the calculation of Realized Losses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection With Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

     "RECOVERED AMOUNT" has the meaning assigned to that term in the fourth paragraph of the definition of "Total Principal Payment Amount" below in this glossary.

     "RELEVANT PERSONS" has the meaning assigned to that term under "Notice to
Residents of the United Kingdom" in this prospectus supplement.

     "REMAINING AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

     "REMAINING TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months remaining to maturity.

     "REMIC" means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

     "REO PROPERTY" means any mortgaged property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan included in the trust.

     "REPLACEMENT RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

     "RESTRICTED GROUP" means, collectively--

     1.  the trustee,

     2.  the Exemption-Favored Parties,

     3.  us,

     4.  the master servicer,

     5.  the special servicer,

     6.  any sub-servicers,

                                     S-166

     7.  the mortgage loan sellers,

     8.  each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the Mortgage
         Pool as of the date of initial issuance of the offered certificates,
         and

     9.  any and all affiliates of any of the aforementioned persons.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

     "SERVICING STANDARD" means, for so long as either the master servicer or special servicer, as applicable, is GMAC Commercial Mortgage Corporation, to service and administer those mortgage loans and any REO Properties subject to the pooling and servicing agreement that such party is obligated to service and administer, on behalf of the trustee and in the best interests of and for the benefit of the series 2005-GG3 certificateholders (and, with respect to a Loan
Group, in the best interests of and for the benefit of the series 2005-GG3 certificateholders and the related Companion Loan Holder, as a collective whole), as determined by the master servicer or special servicer, as applicable, in its good faith and reasonable judgment, in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective mortgage loans, and to the extent consistent with the foregoing, further as follows:

     1.  with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the pooling and servicing agreement;

     2.  with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans or, if a mortgage loan comes into and continues in default and if, in the good faith and reasonable judgment of the master servicer or special servicer, as applicable, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such mortgage loan to the series 2005-GG3 certificateholders (as a collective whole) (or, if a Loan Group is involved, with a view to the maximization of recovery on such Loan Group to the series 2005-GG3 certificateholders and the related Companion Loan Holder (as a collective whole)), on a present value basis; and

     3.  without regard to--

              (a)   any other relationship that the master servicer or special servicer, as applicable, or any affiliate thereof may have with the related mortgagor,

              (b)   the ownership of any series 2005-GG3 certificate or any
                    related mezzanine loan or non-trust mortgage loan by the
                    master servicer or special servicer, as applicable, or any affiliate thereof,

              (c)   the master servicer's obligation to make advances or the
                    special servicer's obligation to direct the master servicer to make servicing advances, and

              (d)   the right of the master servicer or special servicer, as
                    applicable, or any affiliate thereof to receive
                    reimbursement of costs, or the sufficiency of any
                    compensation payable to it, under the pooling and servicing agreement or with respect to any particular transaction.

     With respect to either the master servicer or the special servicer that is not GMAC Commercial Mortgage Corporation, to service and administer those mortgage loans and any REO Properties that such party is obligated to service and administer under the pooling and servicing agreement or primary servicing agreement:

     o   in accordance with the higher of the following standards of care--

         1.   the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO
              properties for other third-party portfolios,

                                     S-167

              giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties, and

         2.   the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans owned by the master servicer or special servicer, as the case may be,

         in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective subject mortgage loans;

     o   with a view to--

         1.   the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

         2.   in the case of (a) a specially serviced mortgage loan or (b) a mortgage loan in the trust as to which the related mortgaged property is an REO Property, the maximization of recovery on that mortgage loan to the series 2005-GG3 certificateholders (as a collective whole) (or, if a Loan Group is involved, with a view to the maximization of recovery on the Loan Group to the series
              2005-GG3 certificateholders and the related Companion Loan
              Holder(s) (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

     o   without regard to--

         1.   any relationship, including as lender on any other debt, that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the pooling and servicing agreement,

         2.   the ownership of any series 2005-GG3 certificate (or any security backed by a Companion Loan) by the master servicer or the special servicer, as the case may be, or any affiliate thereof,

         3.   the obligation of the master servicer or the special servicer, as the case may be, to make advances,

         4.   the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the pooling and servicing agreement generally or with respect to any particular transaction, and

         5.   The ownership, servicing or management for others of any mortgage loan or property not covered by the pooling and servicing
              agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan being serviced under the pooling and servicing agreement, any of the following events:

     1.  the related borrower fails to make when due any scheduled debt service payment, including a balloon payment, and either the failure actually continues, or the master servicer believes it will continue, unremedied
         (without regard to any grace period)--

         (a)  except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

         (b)  solely in the case of a delinquent balloon payment, the related borrower has failed to make when due any balloon payment;
              provided, however, if (x) the related borrower is diligently pursuing a refinancing commitment, (y) the related borrower continues to make payments in the amount of its monthly payment and (z) the directing holder consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date; and
              provided, further, if the related borrower has delivered to the master servicer, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the master servicer, and the borrower continues to make its payments in the

                                     S-168

              amount of its monthly payments, a Servicing Transfer Event will not occur until the earlier of (i) 120 days beyond the related maturity date and (ii) the termination of the refinancing
              commitment;

     2.  the master servicer or special servicer (in the case of the special servicer, with the consent of the directing holder) determines that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition;

     3.  a default (other than as described in clause 1. of this definition) has occurred under the mortgage loan that in the judgment of the master servicer or special servicer (in the case of the special servicer, with the consent of the directing holder) materially impairs the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially adversely affects the interests of series
         2005-GG3 certificateholders or, in the case of the Loan Groups, the interests of the related Companion Loan Holder(s), and the default continues unremedied for the applicable grace period under the terms of the mortgage loan or, if no grace period is specified and the default is capable of being cured, for 60 days, (provided that such 60-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided that any determination that a Servicing
         Transfer Event has occurred under this clause 3. with respect to any mortgage loan solely by reason of the failure of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism will be subject to the approval of the directing holder as described under "Servicing Under the Pooling and Servicing Agreement--The Directing Holders--Rights and
         Powers of the Directing Holder" in this prospectus supplement;

     4.  the master servicer or special servicer (in the case of the special servicer, with the consent of the directing holder) determines that (i)
         a default (other than as described in clause 2. of this definition)
         under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially adversely affect the interests of series 2005-GG3 certificateholders or, in the case of the
         Loan Groups, the interests of the related Companion Loan Holder(s), and
         (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 60 days,
         (provided that such 60-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided that any determination that a Servicing Transfer Event has occurred under this clause 4. with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism will be subject to the approval of the directing holder as described under "Servicing Under the Pooling and
         Servicing Agreement--The Directing Holders--Rights and Powers of the
         Directing Holder" in this prospectus supplement;

     5.  various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     6.  the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged property.

     A Servicing Transfer Event will cease to exist, if and when:

     o   with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     o   with respect to the circumstances described in clauses 2., 4. and 5. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency

                                     S-169

         proceedings contemplated by clause 5., no later than the entry of an order or decree dismissing the proceeding;

     o   with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

     o   with respect to the circumstances described in clause 6. of this definition, the proceedings are terminated.

     If a Servicing Transfer Event exists with respect to one mortgage loan in a
Loan Group, it will also be considered to exist for the remainder of the Loan
Group.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust, an amount that:

     o   will initially equal its cut-off date principal balance; and

     o   will be permanently reduced on each payment date, to not less than zero, by--

         1.   all payments of principal (whether received or advanced),
              including voluntary principal prepayments, received by or on behalf of the trust on such mortgage loan;

         2.   all other collections, including Liquidation Proceeds,
              Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the mortgage loans during the related collection period and that were identified and applied by the master servicer as recoveries of principal of such mortgage loan; and

         3.   the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

     However, the "Stated Principal Balance" of a mortgage loan in the trust will, in all cases, be zero as of the payment date following the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

     When determining the aggregate Stated Principal Balance of all the mortgage loans in the pool, other than for purposes of determining the Weighted Average
Pool Pass-Through Rate, the Stated Principal Balance of the pool will not be reduced by the amount of principal collections that were used to reimburse the master servicer, the special servicer, the trustee or the fiscal agent for any
Work-out Delayed Reimbursement Amount unless the corresponding advances are determined to be nonrecoverable.

     "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any payment date, an amount equal to the total, without duplication, of the following:

     o   all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the mortgage loans included in the trust during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

     o   all monthly payments of principal received by or on behalf of the trust on the mortgage loans included in the trust prior to, but that are due during, the related collection period;

     o   all other collections, including Liquidation Proceeds, Condemnation
         Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan included in the trust or, in the case of an REO Property, of the related mortgage loan included in the trust, in each case net of any portion of the

                                     S-170

         particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date; and

     o   all advances of principal made with respect to the mortgage loans included in the trust for that payment date.

     The Total Principal Payment Amount will not include any payments or other collections of principal with respect to the Companion Loans.

     Notwithstanding the foregoing, if the master servicer, the special servicer the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, as described under "Description of the Offered Certificates--Reimbursement of Advances," then, to the extent such reimbursement is made from collections of principal on the underlying mortgage loans, the Total Principal Payment Amount for the corresponding payment date by the amount of any such reimbursement. Likewise, if the master servicer, the special servicer the trustee or the fiscal agent reimburses itself out of principal collections for any Work-Out Delayed Reimbursement Amounts as
described under "Description of the Offered Certificates--Reimbursement of
Advances," then the Total Principal Payment Amount for the corresponding payment date will be reduced by the amount of any such reimbursement.

     If any advance is considered to be nonrecoverable and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool or if any Work-out Delayed Reimbursement Amount is reimbursed or paid out of payments or other collections of principal with respect to the entire mortgage pool, as described under "Description of the
Offered Certificates--Reimbursement of Advances," and if there is a subsequent recovery of any such item (such recovery, a "Recovered Amount"), that Recovered
Amount would generally be included as part of the Total Principal Payment Amount for the payment date following the collection period in which that Recovered
Amount was received.

     "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 90-59, as amended to date, including by Prohibited Transaction Exemption 2002-41, as described under "Certain ERISA Considerations" in this prospectus supplement.

     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO," "DSCR NET CASH FLOW" or "U/W
NCF DSCR" means:

     o   with respect to any mortgage loan in the trust, the ratio of--

         1.   the Net Cash Flow for the related mortgaged property, to

         2.   the annualized amount of debt service that will be payable under the subject mortgage loan commencing after the cut-off date or, if the mortgage loan is in an initial interest-only period, after the commencement of amortization (except as otherwise set forth in any of the footnotes in Annex A); provided that in the case of a mortgage loan with an earnout or performance guarantee, the annual debt service is calculated net of the earnout or performance guarantee.

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for each interest accrual period, the weighted average of the below-described annual rates with respect to all of the mortgage loans, weighted on the basis of such mortgage loans'
respective Stated Principal Balances immediately prior to the related payment date:

     o   in the case of each mortgage loan that accrues interest on a 30/360
         Basis, an annual rate equal to--

         1.   the mortgage interest rate in effect for that mortgage loan as of the cut-off date, minus

         2.   the related Administrative Fee Rate; and

     o   in the case of each mortgage loan that accrues interest on an
         Actual/360 Basis, an annual rate generally equal to--

         1.   the product of (a) twelve (12), times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued

                                     S-171

              or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during that interest accrual period, based on its Stated Principal Balance immediately
              preceding the related payment date and its mortgage interest rate in effect as of the cut-off date, and the denominator of which is the Stated Principal Balance of the mortgage loan immediately prior to the related payment date, minus

         2.   the related Administrative Fee Rate.

     Notwithstanding the foregoing, if the related payment date occurs during
January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be decreased to reflect any interest reserve amount with respect to that mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the related payment date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be increased to reflect any interest reserve amounts with respect to that mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

     "WORK-OUT DELAYED REIMBURSEMENT AMOUNT" means any advance that is outstanding at the time that a mortgage loan becomes corrected that is not repaid in full by the borrower in connection with such correction but rather becomes an obligation of the borrower to pay such amounts in the future.

                                     S-172

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX A

            CERTAIN CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                       A-1

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                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                LOAN        CONTROL
FOOTNOTE        GROUP        NUMBER            SELLER                         PROPERTY NAME

  2, 14           1            1          GSMC/Commerzbank    North Star Mall
  3, 4            1            2          GSMC/Commerzbank    Grand Canal Shoppes at the Venetian
                  1            3                GCFP          1440 Broadway
                  1            4                GSMC          The Crescent
                  1            5                GSMC          498 Seventh Avenue
  5, 13           1            6          GSMC/Commerzbank    Mall St. Matthews
                  1            7                GSMC          Westin Kierland
                  1            8                GCFP          Shops at Wailea
    8             1            9                GCFP          Waikiki Galleria
------------------------------------------------------------------------------------------------------------
                  2            10               GCFP          Place Properties Portfolio
                  2          10.01                            Clayton Place
                  2          10.02                            River Place
                  2          10.03                            Jacksonville Place
                  2          10.04                            Troy Place
                  2          10.05                            Martin Place
                  2          10.06                            Cape Place
                  2          10.07                            Clemson Place
                  2          10.08                            Macon Place
                  2          10.09                            Murray Place
------------------------------------------------------------------------------------------------------------
                  1            11               GCFP          1700 Market Street
                  1            12               GCFP          2040 Main Street
                  1            13               GSMC          Doral Arrowwood Hotel
  4, 8            1            14               GCFP          1370 Avenue of the Americas
                  1            15               GCFP          One South Street
                  1            16               GCFP          South Park Mall
    8             1            17               GCFP          Village at Orange
    7             1            18               GCFP          Mayfaire Town Center
------------------------------------------------------------------------------------------------------------
                  1            19               GCFP          Birtcher/Charlesbank Office Portfolio
                  1          19.01                            Park Tower
                  1          19.02                            801 Civic Center Drive
                  1          19.03                            Transit Tower
------------------------------------------------------------------------------------------------------------
                  1            20               GSMC          Atlanta Decorative Arts Center
                  1            21               GCFP          Hilton Nashville Downtown
                  1            22               GCFP          3100 Thornton
    8             1            23               GSMC          Lake Arrowhead Village
    8             1            24               GCFP          Olathe Station
    8             1            25               GSMC          One Financial Plaza
                  1            26               GCFP          Executive Campus
    8             1            27               GCFP          1341 G Street
                  1            28               GSMC          FAA Building
                  1            29               GCFP          Hyatt Regency Albuquerque
    9             2            30               GSMC          Groton Estates
    8             1            31               GSMC          Champions of the West Tower
    6             1            32               GCFP          Irvine Technology Center-I
                  1            33               GCFP          2470 Highcrest Road
                  1            34               GCFP          Lee Farm Corporate Center
------------------------------------------------------------------------------------------------------------
                  1            35               GCFP          Mills Pointe/Arapahoe Village Portfolio
                  1          35.01                            Mills Pointe
                  1          35.02                            Arapaho Village
------------------------------------------------------------------------------------------------------------
    8             1            36               GCFP          St Louis Place
                  1            37               GCFP          Portofino Plaza
    8             1            38               GCFP          500 East 84th Avenue
                  1            39               GCFP          Piazza Del Sol
   10             1            40               GCFP          Hotel Burnham
                  1            41               GCFP          Magnolia Village
                  1            42               GSMC          1355 Beverly Road
                  1            43               GCFP          Capitol Center
                  1            44               GCFP          Seattle Tower
    8             1            45               GSMC          Marketplace at Kapolei
                  1            46               GCFP          New Loudon Center
------------------------------------------------------------------------------------------------------------
                  1            47               GSMC          H.H. Gregg Retail Portfolio
                  1          47.01                            Clarksville Commons
                  1          47.02                            East Washington Street
                  1          47.03                            U.S. 31 South
------------------------------------------------------------------------------------------------------------
                  2            48               GCFP          North Mountain Village Apartments
                  1            49               GCFP          Prospect Place Office
                  1            50               GCFP          Radisson Metrodome
                  1            51               GCFP          Waynechester Plaza
------------------------------------------------------------------------------------------------------------
                  1            52               GCFP          Dack Portfolio
                  1          52.01                            Energy Park I & II
                  1          52.02                            Maryland Way
------------------------------------------------------------------------------------------------------------
                  1            53               GCFP          711 Atlantic Avenue
                  1            54               GCFP          The Plaza at Encinitas Ranch
                  1            55               GSMC          University Plaza
                  1            56               GSMC          Wells Fargo Building
                  1            57               GCFP          Fremont Moreno Center
                  1            58               GCFP          Pleasant Valley
                  1            59               GSMC          25 Melville Road
   11             1            60               GSMC          Village Shopping Center
    8             1            61               GSMC          Casas Adobes Plaza
                  1            62               GSMC          Shoppes at Letson Farms
    9             1            63               GSMC          Bloomfield Park Gateway Center
                  1            64               GSMC          Hollidaysburg Manor Apts
                  1            65               GCFP          Northfield Commons
------------------------------------------------------------------------------------------------------------
    8             1            66               GCFP          Fairfield Office Portfolio
                  1          66.01                            777 Commerce Drive
                  1          66.02                            1375 Kings Highway East
------------------------------------------------------------------------------------------------------------
    9             1            67               GSMC          Prairie Glen Medical Office Buildings B and C
                  1            68               GCFP          1420 Harbor Bay Parkway
                  1            69               GCFP          Hampton Inn Camarillo
                  1            70               GSMC          Toringdon II
                  1            71               GSMC          Health Park
                  1            72               GCFP          Pasadena Collection
                  1            73               GCFP          Towneplace Suites by Marriott, San Jose
                  1            74               GSMC          Sunset Plaza
    8             1            75               GCFP          Eastwind Shopping Center
                  1            76               GSMC          Centra Point I
                  1            77               GSMC          Intracorp Building
                  1            78               GSMC          Walden Park
                  1            79               GCFP          Quail Vista
   11             1            80               GSMC          Westwood Plaza
                  1            81               GSMC          Northdale Plaza
                  1            82               GCFP          Polaris Retail Center
                  1            83               GSMC          Robert Morris Building
                  1            84               GSMC          The Highlands of East Ellijay
   15             1            85               GSMC          Fleetwood Office Park
                  1            86               GSMC          Bayshore Center
                  1            87               GSMC          Prairie Glen Medical Office Building A
                  1            88               GSMC          Highlands Shopping Center
                  1            89               GCFP          Eagle Mountain Shopping Center
                  1            90               GSMC          Rivers Bend East
                  1            91               GCFP          6312 Nagle Avenue
                  1            92               GCFP          Laguna Plaza
                  1            93               GCFP          Pacific Pointe
    8             1            94               GSMC          5000 Blazer Memorial Parkway
                  1            95               GSMC          Tracy Plaza Four
                  1            96               GCFP          Sopra Centre
                  1            97               GSMC          Centra Point V
                  1            98               GSMC          Harbor Medical Office
                  1            99               GCFP          Corporate Exchange Center
                  1           100               GCFP          100 Bank Street
    8             1           101               GSMC          Ruffin Road Industrial
                  1           102               GSMC          6801 Building
                  1           103               GSMC          9480 Warner Ave
                  1           104               GSMC          Pell City Shopping Center
                  1           105               GSMC          Trinity Corporate Park
                  1           106               GCFP          Smart & Final Center
                  1           107               GSMC          Milestone Shopping Center
                  1           108               GCFP          Peachtree City Marketplace
  9, 12           1           109               GSMC          Palmer Park Shopping Center
                  1           110               GSMC          Bond Street Office
                  1           111               GCFP          Quail Corners South
                  1           112               GCFP          Rockwest I
                  1           113               GSMC          Westpoint Industrial
                  1           114               GSMC          Wednesbury Medical Office
                  1           115               GCFP          Parkway Commons Office Building
   11             1           116               GSMC          Southpointe Plaza
                  1           117               GCFP          Vestridge Commons
                  1           118               GCFP          Eastgate Center
                  1           119               GSMC          Grove Medical Center
   11             1           120               GSMC          Mountain View Plaza
                  1           121               GCFP          Northpark One
                  1           122               GSMC          Smoky Hill Shopping Center
                  1           123               GSMC          5700 Building
                  1           124               GCFP          Walgreens Pleasant Hill
                  1           125               GSMC          Hartland Village Shopping Center
                  1           126               GCFP          Quail Corners South - Phase III
------------------------------------------------------------------------------------------------------------
                  1           127               GCFP          Arbo Portfolio
                  1          127.01                           440 West 5th Street
                  1          127.02                           1254 East 1st Street
------------------------------------------------------------------------------------------------------------
                  1           128               GSMC          Montgomery Crossing SC
                  1           129               GSMC          Safeway Store - Pueblo West
                  1           130               GCFP          Wood River Mini Storage
   11             1           131               GSMC          Lowe's Plaza Shopping Center
                  1           132               GSMC          Village at Ontario Center
                  1           133               GCFP          Plaza El Portal
                  1           134               GSMC          Anderson Crossing Shopping Center
                  1           135               GCFP          Clearview Parkway Shopping Center
                  1           136               GCFP          Brookside Building
                  2           137               GCFP          826 South Hobart Boulevard
                  1           138               GCFP          CVS, Lancaster
                  2           139               GSMC          Prairie Towne Square Apartments
                  1           140               GCFP          Quail Court
                  1           141               GCFP          12407 Sowden Road
                  1           142               GCFP          689 Sierra Rose Drive

                LOAN         CONTROL
FOOTNOTE        GROUP         NUMBER                                         STREET ADDRESS

 2, 14            1              1         7400 San Pedro Avenue
  3, 4            1              2         3355 Las Vegas Boulevard South
                  1              3         1440 Broadway
                  1              4         100-300 and 500 Crescent Court
                  1              5         498 Seventh Avenue
 5, 13            1              6         5000 Shelbyville Road
                  1              7         6902 East Greenway Parkway
                  1              8         3750 Wailea Alanui Drive
   8              1              9         2222 and 2224 Kalakaua Avenue
------------------------------------------------------------------------------------------------------------------------------------
                  2             10
                  2            10.01       5809 North Lake Drive
                  2            10.02       915 Lovvorn Road
                  2            10.03       331 Nisbet Street NW
                  2            10.04       100 Gibbs Street
                  2            10.05       237 West Peach Street
                  2            10.06       1710 North Sprigg Street
                  2            10.07       133 Clemson Place Circle
                  2            10.08       5091 Ivey Drive
                  2            10.09       1700 Lowes Drive
------------------------------------------------------------------------------------------------------------------------------------
                  1             11         1700 Market Street
                  1             12         2040 Main Street
                  1             13         975 Anderson Hill Road
  4, 8            1             14         1370 Avenue of the Americas
                  1             15         One South Street
                  1             16         2310 SW Military Parkway
   8              1             17         1500 East Village Way
   7              1             18         Military Cutoff Road
------------------------------------------------------------------------------------------------------------------------------------
                  1             19
                  1            19.01       200 Santa Ana Boulevard
                  1            19.02       801 Civic Center Drive
                  1            19.03       405 West 5th Street
------------------------------------------------------------------------------------------------------------------------------------
                  1             20         349-351 Peachtree Hills Avenue
                  1             21         121 Fourth Avenue South
                  1             22         3100 Thornton
   8              1             23         28200 Highway 189
   8              1             24         15345 West 119th Street (P1); 12075 South Strang Line Road (P2)
   8              1             25         501 North Broadway
                  1             26         3 Executive Campus
   8              1             27         1341 G Street
                  1             28         2300 East Devon Road
                  1             29         330 Tijeras Avenue, NW
   9              2             30         260 Shennecossett Rd
   8              1             31         12264 El Camino Real
   6              1             32         18871 Teller Avenue, 18872 & 18902 Bardeen Avenue, and 2525 & 2601 Campus Drive
                  1             33         2470 Highcrest Road
                  1             34         83 Wooster Heights Road
------------------------------------------------------------------------------------------------------------------------------------
                  1             35
                  1            35.01       2810 E Trinity Mills Road
                  1            35.02       819 West Arapaho Road
------------------------------------------------------------------------------------------------------------------------------------
   8              1             36         200 North Broadway
                  1             37         1401 Ocean Avenue
   8              1             38         500 East 84th Street
                  1             39         8439 West Sunset Boulevard
   10             1             40         1 West Washington Street
                  1             41         6900 South McCarran Boulevard
                  1             42         1355 Beverly Road
                  1             43         919 Congress Avenue
                  1             44         1218 Third Avenue
   8              1             45         590 Farrington Highway
                  1             46         873 New Loudon Road
------------------------------------------------------------------------------------------------------------------------------------
                  1             47
                  1            47.01       1050 East Highway 131
                  1            47.02       10101 East Washington Street
                  1            47.03        8921 U.S. Highway 31 South
------------------------------------------------------------------------------------------------------------------------------------
                  2             48         3333 West Thunderbird Road
                  1             49         3111 S. Dixie Highway
                  1             50         615 Washington Avenue SE
                  1             51         1600-1660 Route 23 North
------------------------------------------------------------------------------------------------------------------------------------
                  1             52
                  1            52.01       377 & 381 Riverside Drive
                  1            52.02       5300 Maryland Way
------------------------------------------------------------------------------------------------------------------------------------
                  1             53         711 Atlantic Avenue
                  1             54         1560 Leucadia Boulevard
                  1             55         5850 University Drive
                  1             56         200 South Virginia Street
                  1             57         1241-1249 Third Street
                  1             58         2401 Pleasant Valley Road
                  1             59         25 Melville Park Road
   11             1             60         1001 North Miami Boulevard
   8              1             61         7001-7151 North Oracle Road
                  1             62         4750 Eastern Valley Road
   9              1             63         2055-2097 Telegraph Road
                  1             64         17 Clover Drive
                  1             65         2105 S. Boulevard West
------------------------------------------------------------------------------------------------------------------------------------
   8              1             66
                  1            66.01       777 Commerce Drive
                  1            66.02       1375 Kings Highway East
------------------------------------------------------------------------------------------------------------------------------------
   9              1             67         2551 and 2591 Compass Road
                  1             68         1420 Harbor Bay Parkway
                  1             69         50 West Daily Drive
                  1             70         3430 Toringdon Way
                  1             71         1651 Gunbarrel Road
                  1             72         175 S. Lake Avenue & 825 Cordova Street
                  1             73         440 Sarasota Avenue
                  1             74         1000-1152 Sunset Road
   8              1             75         2381 East Windmill Lane
                  1             76         8363 West Sunset Road
                  1             77         2505 Second Avenue
                  1             78         10900 Lakeline Mall Drive
                  1             79         4690  Longley Lane
   11             1             80         542 Bypass 72 NW
                  1             81         3903 Northdale Boulevard
                  1             82         8655 - 8671 Lyra Drive
                  1             83         100 North 17th Street
                  1             84         88 Highland Crossing
   15             1             85         3275, 3279, 3281 & 3285 Veterans Memorial Highway
                  1             86         2907-2909 West Bay to Bay Boulevard
                  1             87         2501 Compass Road
                  1             88         9555 South University Boulevard
                  1             89         14835 East Shea Boulevard
                  1             90         13203 North Enon Church Road
                  1             91         6312 Nagle Avenue
                  1             92         1130 and 1142 Fremont Boulevard
                  1             93         2108 North Pacific Street
   8              1             94         5000 Blazer Memorial Parkway
                  1             95         2886-2888 West Grant Line Road
                  1             96         110 East Atlantic Avenue
                  1             97         8395 West Sunset Road
                  1             98         2720 North Harbor Boulevard
                  1             99         12502 - 12503 Exchange Drive
                  1             100        100 Bank Street
   8              1             101        3949 & 3959 Ruffin Road
                  1             102        6801 Lake Worth Road
                  1             103        9380 - 9480 Warner Avenue and 17075 Bushard Street
                  1             104        41-89 Vaughan Lane
                  1             105        1500 Sunday Drive
                  1             106        2828 West Thunderbird Road
                  1             107        62 & 188 Founders Parkway
                  1             108        225 Marketplace Connector
 9, 12            1             109        1580 Space Center Drive
                  1             110        31600-31700 West Thirteen Mile Road
                  1             111        609, 615, 665 and 691 Sierra Rose Drive
                  1             112        1183-1207 Howell Mill Road
                  1             113        6001 Hiatus Road
                  1             114        8200 Wednesbury Lane
                  1             115        13900 North Portland Avenue
   11             1             116        3209 Deans Bridge Road
                  1             117        1360 Montgomery Highway
                  1             118        4001 Wake Forest Road
                  1             119        4160 Route 83
   11             1             120        US Highway 220 and Commonwealth Boulevard
                  1             121        135 North Park Place
                  1             122        19731 Smoky Hill Road
                  1             123        5700 & 5702 Lake Worth Road
                  1             124        721 Gregory Lane
                  1             125        4750 Hartland Parkway
                  1             126        630, 670 and 690 Sierra Rose Drive
------------------------------------------------------------------------------------------------------------------------------------
                  1             127
                  1           127.01       440 East 5th Street
                  1           127.02       1254 East 1st Street
------------------------------------------------------------------------------------------------------------------------------------
                  1             128        157 Montgomery Crossing
                  1             129        1017 North Marketplace
                  1             130        11819 State Highway 75
   11             1             131        3601 Old Halifax Road
                  1             132        4275 East Concours
                  1             133        3020 Santa Rosa Avenue
                  1             134        1244-1296 Anderson Crossing Drive
                  1             135        4301-4307 Clearview Parkway @ W. Esplanade
                  1             136        3461 Brookside Road
                  2             137        826 South Hobart Boulevard
                  1             138        1225 North Bluegrove Road
                  2             139        3025 Triumph Drive
                  1             140        6770 South McCarran Boulevard
                  1             141        12407 Sowden Road
                  1             142        689 Sierra Rose Drive

                LOAN         CONTROL                                                                       ZIP
FOOTNOTE        GROUP         NUMBER          CITY               STATE                COUNTY               CODE      PROPERTY TYPE

 2, 14            1              1         San Antonio           Texas                Bexar                 78216       Retail
  3, 4            1              2         Las Vegas             Nevada               Clark                 89109       Retail
                  1              3         New York              New York             New York              10018       Office
                  1              4         Dallas                Texas                Dallas                75201       Office
                  1              5         New York              New York             New York              10018       Office
 5, 13            1              6         Louisville            Kentucky             Jefferson             40207       Retail
                  1              7         Phoenix               Arizona              Maricopa              85254       Hospitality
                  1              8         Wailea                Hawaii               Maui                  96753       Retail
   8              1              9         Honolulu              Hawaii               Honolulu              96815       Office
------------------------------------------------------------------------------------------------------------------------------------
                  2             10
                  2            10.01       Morrow                Georgia              Clayton               30260       Multifamily
                  2            10.02       Carrollton            Georgia              Carroll               30117       Multifamily
                  2            10.03       Jacksonville          Alabama              Calhoun               36265       Multifamily
                  2            10.04       Troy                  Alabama              Pike                  36081       Multifamily
                  2            10.05       Martin                Tennessee            Weakley               38237       Multifamily
                  2            10.06       Cape Girardeau        Missouri             Cape Girardeau        63701       Multifamily
                  2            10.07       Clemson               South Carolina       Pickens               29631       Multifamily
                  2            10.08       Macon                 Georgia              Bibb                  31206       Multifamily
                  2            10.09       Murray                Kentucky             Calloway              42071       Multifamily
------------------------------------------------------------------------------------------------------------------------------------
                  1             11         Philadelphia          Pennsylvania         Philadelphia          19103       Office
                  1             12         Irvine                California           Orange                92614       Office
                  1             13         Rye Brook             New York             Westchester           10573       Hospitality
  4, 8            1             14         New York              New York             New York              10019       Office
                  1             15         Baltimore             Maryland             Baltimore             21201       Office
                  1             16         San Antonio           Texas                Bexar                 78224       Retail
   8              1             17         Orange                California           Orange                92865       Retail
   7              1             18         Wilmington            North Carolina       New Hanover           28405       Retail
------------------------------------------------------------------------------------------------------------------------------------
                  1             19
                  1            19.01       Santa Ana             California           Orange                92701       Office
                  1            19.02       Santa Ana             California           Orange                92701       Office
                  1            19.03       Santa Ana             California           Orange                92701       Office
------------------------------------------------------------------------------------------------------------------------------------
                  1             20         Atlanta               Georgia              Fulton                30305       Office
                  1             21         Nashville             Tennessee            Davidson              37201       Hospitality
                  1             22         Burbank               California           Los Angeles           91504       Office
   8              1             23         Lake Arrowhead        California           San Bernardino        92352       Retail
   8              1             24         Olathe                Kansas               Johnson               66062       Retail
   8              1             25         St. Louis             Missouri             Saint Louis City      63102       Office
                  1             26         Cherry Hill           New Jersey           Camden                08002       Office
   8              1             27         Washington            District of Columbia District of Columbia  20005       Office
                  1             28         Des Plaines           Illinois             Cook                  60018       Office
                  1             29         Albuquerque           New Mexico           Bernalillo            87102       Hospitality
   9              2             30         Groton                Connecticut          New London            06340       Multifamily
   8              1             31         San Diego             California           San Diego             92130       Office
   6              1             32         Irvine                California           Orange                92612       Office
                  1             33         Roseville             Minnesota            Ramsey                55113       Office
                  1             34         Danbury               Connecticut          Fairfield             06810       Office
------------------------------------------------------------------------------------------------------------------------------------
                  1             35
                  1            35.01       Carrollton            Texas                Dallas                75006       Retail
                  1            35.02       Richardson            Texas                Dallas                75080       Retail
------------------------------------------------------------------------------------------------------------------------------------
   8              1             36         St Louis              Missouri             St. Louis             63101       Office
                  1             37         Santa Monica          California           Los Angeles           90401       Office
   8              1             38         Thornton              Colorado             Adams                 80229       Office
                  1             39         West Hollywood        California           Los Angeles           90069       Office
   10             1             40         Chicago               Illinois             Cook                  60602       Hospitality
                  1             41         Reno                  Nevada               Washoe                89509       Office
                  1             42         McLean                Virginia             Fairfax               22101       Office
                  1             43         Austin                Texas                Travis                78701       Office
                  1             44         Seattle               Washington           King                  98101       Office
   8              1             45         Kapolei               Hawaii               Honolulu              96707       Retail
                  1             46         Latham                New York             Albany                12110       Retail
------------------------------------------------------------------------------------------------------------------------------------
                  1             47
                  1            47.01       Clarksville           Indiana              Clark                 47129       Retail
                  1            47.02       Indianapolis          Indiana              Marion                46229       Retail
                  1            47.03       Indianapolis          Indiana              Marion                46227       Retail
------------------------------------------------------------------------------------------------------------------------------------
                  2             48         Phoenix               Arizona              Maricopa              85053       Multifamily
                  1             49         West Palm Beach       Florida              Palm Beach            33401       Office
                  1             50         Minneapolis           Minnesota            Hennepin              55414       Hospitality
                  1             51         Wayne                 New Jersey           Passaic               07470       Retail
------------------------------------------------------------------------------------------------------------------------------------
                  1             52
                  1            52.01       Franklin              Tennessee            Williamson            37064       Office
                  1            52.02       Brentwood             Tennessee            Williamson            37027       Office
------------------------------------------------------------------------------------------------------------------------------------
                  1             53         Boston                Massachusetts        Suffolk               02111       Office
                  1             54         Encinitas             California           San Diego             92024       Retail
                  1             55         Huntsville            Alabama              Madison               35806       Retail
                  1             56         Reno                  Nevada               Washoe                89501       Office
                  1             57         Santa Monica          California           Los Angeles           90401       Retail
                  1             58         York                  Pennsylvania         York                  17402       Office
                  1             59         Melville              New York             Suffolk               11747       Office
   11             1             60         Durham                North Carolina       Durham                27703       Retail
   8              1             61         Tucson                Arizona              Pima                  85704       Retail
                  1             62         Bessemer              Alabama              Jefferson             35111       Retail
   9              1             63         Bloomfield Hills      Michigan             Oakland               48302       Retail
                  1             64         Hollidaysburg         Pennsylvania         Blair                 16648       Multifamily
                  1             65         Troy                  Michigan             Oakland               48098       Retail
------------------------------------------------------------------------------------------------------------------------------------
   8              1             66
                  1            66.01       Fairfield             Connecticut          Fairfield             06430       Office
                  1            66.02       Fairfield             Connecticut          Fairfield             06430       Office
------------------------------------------------------------------------------------------------------------------------------------
   9              1             67         Glenview              Illinois             Cook                  60026       Office
                  1             68         Alameda               California           Alameda               94502       Office
                  1             69         Camarillo             California           Ventura               93010       Hospitality
                  1             70         Charlotte             North Carolina       Mecklenburg           28277       Office
                  1             71         Chattanooga           Tennessee            Hamilton              37421       Office
                  1             72         Pasadena              California           Los Angeles           91101       Retail
                  1             73         San Jose              California           Santa Clara           95129       Hospitality
                  1             74         Henderson             Nevada               Clark                 89014       Retail
   8              1             75         Las Vegas             Nevada               Clark                 89123       Retail
                  1             76         Las Vegas             Nevada               Clark                 89113       Office
                  1             77         Seattle               Washington           King                  98121       Office
                  1             78         Austin                Texas                Williamson            78717       Retail
                  1             79         Reno                  Nevada               Washoe                89502       Industrial
   11             1             80         Greenwood             South Carolina       Greenwood             29649       Retail
                  1             81         Tampa                 Florida              Hillsborough          33624       Office
                  1             82         Columbus              Ohio                 Delaware              43240       Retail
                  1             83         Philadelphia          Pennsylvania         Philadelphia          19103       Office
                  1             84         East Ellijay          Georgia              Gilmer                30540       Retail
   15             1             85         Ronkonkoma            New York             Suffolk               11779       Office
                  1             86         Tampa                 Florida              Hillsborough          33629       Office
                  1             87         Glenview              Illinois             Cook                  60026       Office
                  1             88         Highlands Ranch       Colorado             Douglas               80126       Retail
                  1             89         Fountain Hills        Arizona              Maricopa              85268       Retail
                  1             90         Chester               Virginia             Chesterfield          23836       Office
                  1             91         Chicago               Illinois             Cook                  60646       Retail
                  1             92         Seaside               California           Monterey              93955       Retail
                  1             93         Seattle               Washington           King                  98103       Office
   8              1             94         Dublin                Ohio                 Franklin              43017       Office
                  1             95         Tracy                 California           San Joaquin           95304       Retail
                  1             96         Delray Beach          Florida              Palm Beach            33444       Office
                  1             97         Las Vegas             Nevada               Clark                 89113       Office
                  1             98         Fullerton             California           Orange                92835       Office
                  1             99         Stafford              Texas                Fort Bend             77477       Office
                  1             100        Burlington            Vermont              Chittenden            05401       Office
   8              1             101        Kearny Mesa           California           San Diego             92123       Industrial
                  1             102        Lake Worth            Florida              Palm Beach            33467       Office
                  1             103        Fountain Valley       California           Orange                92708       Retail
                  1             104        Pell City             Alabama              Saint Clair           35125       Retail
                  1             105        Raleigh               North Carolina       Wake                  27607       Office
                  1             106        Phoenix               Arizona              Maricopa              85053       Retail
                  1             107        Castle Rock           Colorado             Douglas               80104       Retail
                  1             108        Peachtree City        Georgia              Fayette               30269       Retail
 9, 12            1             109        Colorado Springs      Colorado             El Paso               80915       Retail
                  1             110        Farmington Hills      Michigan             Oakland               48334       Office
                  1             111        Reno                  Nevada               Washoe                89511       Office
                  1             112        Atlanta               Georgia              Fulton                30318       Retail
                  1             113        Tamarac               Florida              Broward               33321       Industrial
                  1             114        Houston               Texas                Harris                77074       Office
                  1             115        Oklahoma City         Oklahoma             Oklahoma              73134       Office
   11             1             116        Augusta               Georgia              Richmond              30906       Retail
                  1             117        Vestavia              Alabama              Jefferson             35216       Retail
                  1             118        Raleigh               North Carolina       Wake                  27609       Retail
                  1             119        Long Grove            Illinois             Lake                  60047       Office
   11             1             120        Martinsville          Virginia             Martinsville City     24112       Retail
                  1             121        Stockbridge           Georgia              Henry                 30281       Office
                  1             122        Centennial            Colorado             Arapahoe              80015       Retail
                  1             123        Greenacres            Florida              Palm Beach            33463       Office
                  1             124        Pleasant Hill         California           Contra Costa          94523       Retail
                  1             125        Lexington             Kentucky             Fayette               40515       Retail
                  1             126        Reno                  Nevada               Washoe                89511       Office
------------------------------------------------------------------------------------------------------------------------------------
                  1             127
                  1           127.01       Long Beach            California           Los Angeles           90802       Multifamily
                  1           127.02       Long Beach            California           Los Angeles           90802       Multifamily
------------------------------------------------------------------------------------------------------------------------------------
                  1             128        Biscoe                North Carolina       Montgomery            27209       Retail
                  1             129        Pueblo West           Colorado             Pueblo                81007       Retail
                  1             130        Hailey                Idaho                Blaine                83333       Self-Storage
   11             1             131        South Boston          Virginia             Halifax               24592       Retail
                  1             132        Ontario               California           San Bernardino        91764       Retail
                  1             133        Santa Rosa            California           Sonoma                95407       Retail
                  1             134        Lawrenceburg          Kentucky             Anderson              40342       Retail
                  1             135        Metairie              Louisiana            Jefferson             70006       Retail
                  1             136        Stockton              California           San Joaquin           95219       Office
                  2             137        Los Angeles           California           Los Angeles           90005       Multifamily
                  1             138        Lancaster             Texas                Dallas                75146       Retail
                  2             139        Sun Prarie            Wisconsin            Dane                  53590       Multifamily
                  1             140        Reno                  Nevada               Washoe                89509       Office
                  1             141        Houston               Texas                Harris                77080       Industrial
                  1             142        Reno                  Nevada               Washoe                89511       Office

                LOAN         CONTROL
FOOTNOTE        GROUP         NUMBER      PROPERTY TYPE DETAIL                     YEAR BUILT                   YEAR RENOVATED

 2, 14           1              1         Regional Mall              1960, 1963, 1969, 1982, 1985, 1986      1980, Ongoing
  3, 4           1              2         Regional Mall                             1999                          NAP
                 1              3         General Urban                             1928                         2001
                 1              4         General Urban                             1985                          NAP
                 1              5         General Urban                           1921-1923                    1998-2004
 5, 13           1              6         Regional Mall                             1962                      1992 & 1998
                 1              7         Full Service                           2002, 2003                       NAP
                 1              8         Regional Mall                             2000                         2002
   8             1              9         General Urban                             1967                         2000
------------------------------------------------------------------------------------------------------------------------------------
                 2             10
                 2            10.01       Student Housing                           1999                         2004
                 2            10.02       Student Housing                           2000
                 2            10.03       Student Housing                           2000
                 2            10.04       Student Housing                           2000
                 2            10.05       Student Housing                           2000
                 2            10.06       Student Housing                           2000
                 2            10.07       Student Housing                           1998
                 2            10.08       Student Housing                           1999
                 2            10.09       Student Housing                           2000
------------------------------------------------------------------------------------------------------------------------------------
                 1             11         General Urban                             1969                         1989
                 1             12         General Suburban                          2002
                 1             13         Full Service                              1983                       2003-2004
  4, 8           1             14         General Urban                             1971                         2000
                 1             15         General Urban                             1991
                 1             16         Regional Mall                             1968                         2001
   8             1             17         Regional Mall                             1971                         2004
   7             1             18         Regional Mall                             2004
------------------------------------------------------------------------------------------------------------------------------------
                 1             19
                 1            19.01       General Urban                             1986                         2000
                 1            19.02       General Urban                             1987                         2001
                 1            19.03       General Urban                             1987                         2001
------------------------------------------------------------------------------------------------------------------------------------
                 1             20         General Urban                    1960, 1970, 1977, 1982                 NAP
                 1             21         Full Service                              2000
                 1             22         General Suburban                          1969                         1996
   8             1             23         Anchored                            1920, 1960, 1980                    NAP
   8             1             24         Anchored                                  1997
   8             1             25         General Urban                             1985                       1999-2003
                 1             26         General Suburban                          1974                         2003
   8             1             27         General Urban                             1903                         2003
                 1             28         General Suburban                          1968                         1999
                 1             29         Full Service                              1990                         2001
   9             2             30         Garden                                    1964                         2002
   8             1             31         General Suburban                          2001                         2003
   6             1             32         R & D                                     1967                         2001
                 1             33         General Suburban                          1965                         2003
                 1             34         General Suburban                          1988
------------------------------------------------------------------------------------------------------------------------------------
                 1             35
                 1            35.01       Anchored                                  1985
                 1            35.02       Anchored                                  1961                         1990
------------------------------------------------------------------------------------------------------------------------------------
   8             1             36         General Urban                             1983                         1999
                 1             37         General Suburban                          1987
   8             1             38         General Suburban                          1967                         1994
                 1             39         General Urban                             1927                         1997
   10            1             40         Full Service                              1895                         1999
                 1             41         General Urban                             2002
                 1             42         General Suburban                          1980                          NAP
                 1             43         General Urban                             1984
                 1             44         General Urban                             1929                         2001
   8             1             45         Shadow Anchored                           2002                          NAP
                 1             46         Anchored                                  1966                         2003
------------------------------------------------------------------------------------------------------------------------------------
                 1             47
                 1            47.01       Anchored                                  1996                          NAP
                 1            47.02       Anchored                               1992, 1995                      1994
                 1            47.03       Anchored                                  1997                          NAP
------------------------------------------------------------------------------------------------------------------------------------
                 2             48         Garden                                    1987
                 1             49         General Suburban                          1955                         2003
                 1             50         Full Service                              1985                         2003
                 1             51         Anchored                                  2004
------------------------------------------------------------------------------------------------------------------------------------
                 1             52
                 1            52.01       General Suburban                          1985                         2004
                 1            52.02       General Suburban                          1985                         2002
------------------------------------------------------------------------------------------------------------------------------------
                 1             53         General Urban                             1890                         2003
                 1             54         Shadow Anchored                           2002                         2004
                 1             55         Anchored                                  1995                          NAP
                 1             56         General Urban                           1981-1982                       NAP
                 1             57         Unanchored                                1948                         1949
                 1             58         General Suburban                          1989                         1999
                 1             59         General Suburban                          1966                         1986
   11            1             60         Anchored                                  1959                         1988
   8             1             61         Anchored                                  1953                       1996-2004
                 1             62         Anchored                                2002-2004                       NAP
   9             1             63         Anchored                               1995, 2005                   1995, 2004
                 1             64         Garden                                  1972-1973                     Ongoing
                 1             65         Anchored                                  1994
------------------------------------------------------------------------------------------------------------------------------------
   8             1             66
                 1            66.01       General Suburban                          1985
                 1            66.02       General Suburban                          1988
------------------------------------------------------------------------------------------------------------------------------------
   9             1             67         Medical                                   2002                          NAP
                 1             68         General Suburban                          1986
                 1             69         Limited Service                           2004
                 1             70         General Suburban                          2003                          NAP
                 1             71         Medical                                   2004                          NAP
                 1             72         Unanchored                                2003
                 1             73         Limited Service                           2001
                 1             74         Shadow Anchored                        1993 & 1996                      NAP
   8             1             75         Anchored                                  1998
                 1             76         General Suburban                          2004                          NAP
                 1             77         General Urban                             1989                          NAP
                 1             78         Shadow Anchored                           2004                          NAP
                 1             79         Warehouse                                 2000                         2003
   11            1             80         Shadow Anchored                           1996                          NAP
                 1             81         General Suburban                          1987                         2001
                 1             82         Anchored                                  2004
                 1             83         General Urban                        1914-1915, 1922                   1986
                 1             84         Anchored                                  2004                          NAP
   15            1             85         General Suburban                 1990, 1997, 1999, 2000                 NAP
                 1             86         General Urban                          1961, 1963                      1983
                 1             87         Medical                                 2003-2004                       NAP
                 1             88         Shadow Anchored                           1998                          NAP
                 1             89         Anchored                                  2002
                 1             90         General Suburban                       1966, 1986                      1986
                 1             91         Shadow Anchored                           1984                         1988
                 1             92         Unanchored                                1989
                 1             93         General Urban                             2000
   8             1             94         General Suburban                        1985-1986                      1999
                 1             95         Anchored                                  2004                          NAP
                 1             96         General Urban                             1976                         2000
                 1             97         General Suburban                          2004                          NAP
                 1             98         General Suburban                          1977                          NAP
                 1             99         General Suburban                          1981
                 1             100        General Urban                             1984                         1999
   8             1             101        Industrial                              1980-1981                       NAP
                 1             102        General Suburban                          1979                          NAP
                 1             103        Anchored                                  1979                          NAP
                 1             104        Shadow Anchored                           2003                          NAP
                 1             105        General Urban                             2000                          NAP
                 1             106        Anchored                                  2004
                 1             107        Shadow Anchored                           1997                          NAP
                 1             108        Anchored                                  2000
 9, 12           1             109        Shadow Anchored                           2003                          NAP
                 1             110        General Suburban                          1988                          NAP
                 1             111        General Suburban                          2001                         2004
                 1             112        Unanchored                                1940                         2003
                 1             113        Warehouse                                 2004                          NAP
                 1             114        Medical                                   1983                          NAP
                 1             115        General Suburban                          2003
   11            1             116        Shadow Anchored                        1984, 1996                     Ongoing
                 1             117        Unanchored                                2003
                 1             118        Anchored                                  1966                         1995
                 1             119        Medical                                   1981                         2003
   11            1             120        Shadow Anchored                           1996                          NAP
                 1             121        General Suburban                          2001
                 1             122        Shadow Anchored                           1997                          NAP
                 1             123        General Suburban                          1986                          NAP
                 1             124        Single Tenant                             2003
                 1             125        Shadow Anchored                           1990                          NAP
                 1             126        General Suburban                          2002                         2003
------------------------------------------------------------------------------------------------------------------------------------
                 1             127
                 1           127.01       Garden                                    1988
                 1           127.02       Garden                                    1966
------------------------------------------------------------------------------------------------------------------------------------
                 1             128        Shadow Anchored                           2004                          NAP
                 1             129        Anchored                                  2000                          NAP
                 1             130        General, units only                       2000
   11            1             131        Shadow Anchored                           2004                          NAP
                 1             132        Shadow Anchored                           2004                          NAP
                 1             133        Unanchored                                1986
                 1             134        Shadow Anchored                           2004                          NAP
                 1             135        Unanchored                                1980                         2002
                 1             136        General Suburban                          2004
                 2             137        Conventional                              1928                         2002
                 1             138        Single Tenant                             1997
                 2             139        Conventional                              2004                          NAP
                 1             140        General Suburban                          2001                         2001
                 1             141        Warehouse                                 1972                         1999
                 1             142        General Suburban                          2001                         2002

                                                                                                                      CUT-OFF DATE
                LOAN          CONTROL     NUMBER OF     UNIT                                                          BALANCE AS OF
FOOTNOTE        GROUP         NUMBER        UNITS    DESCRIPTION      LOAN PER UNIT         ORIGINAL BALANCE          FEBRUARY 2005

 2, 14           1              1        493,706 sf                        $507.17             $251,000,000          $250,391,107.83
  3, 4           1              2        536,890 sf                        $787.78             $237,000,000          $234,752,792.07
                 1              3         741915 sf                        $303.27             $225,000,000          $225,000,000.00
                 1              4      1,299,522 sf                        $165.27             $214,770,000          $214,770,000.00
                 1              5        876,704 sf                        $207.03             $181,500,000          $181,500,000.00
 5, 13           1              6        700,908 sf                        $220.90             $155,000,000          $154,827,634.22
                 1              7            732 Rooms                 $184,426.23             $135,000,000          $135,000,000.00
                 1              8         164425 sf                        $681.16             $112,000,000          $112,000,000.00
   8             1              9         160522 sf                        $622.97             $100,000,000          $100,000,000.00
------------------------------------------------------------------------------------------------------------------------------------
                 2             10           1073 Units                  $91,947.81              $98,660,000           $98,660,000.00
                 2            10.01          221 Units
                 2            10.02          132 Units
                 2            10.03          132 Units
                 2            10.04          108 Units
                 2            10.05           96 Units
                 2            10.06           96 Units
                 2            10.07           96 Units
                 2            10.08           84 Units
                 2            10.09          108 Units
------------------------------------------------------------------------------------------------------------------------------------
                 1             11         843304 sf                        $105.42              $88,900,000           $88,900,000.00
                 1             12         324955 sf                        $233.19              $76,000,000           $75,776,163.02
                 1             13            374 Rooms                 $200,534.76              $75,000,000           $75,000,000.00
  4, 8           1             14         332955 sf                        $450.51              $67,500,000           $67,500,000.00
                 1             15         477771 sf                        $136.05              $65,000,000           $65,000,000.00
                 1             16         669462 sf                         $95.60              $64,000,000           $64,000,000.00
   8             1             17         299933 sf                        $200.21              $60,050,000           $60,050,000.00
   7             1             18         394018 sf                        $131.97              $52,000,000           $52,000,000.00
------------------------------------------------------------------------------------------------------------------------------------
                 1             19         384291 sf                        $125.43              $48,200,000           $48,200,000.00
                 1            19.01       147892 sf
                 1            19.02       124498 sf
                 1            19.03       111901 sf
------------------------------------------------------------------------------------------------------------------------------------
                 1             20        427,351 sf                        $112.32              $48,000,000           $48,000,000.00
                 1             21            330 Rooms                 $108,777.90              $36,000,000           $35,896,706.86
                 1             22         230800 sf                        $154.68              $35,700,000           $35,700,000.00
   8             1             23        233,532 sf                        $147.73              $34,500,000           $34,500,000.00
   8             1             24         299224 sf                        $110.79              $33,150,000           $33,150,000.00
   8             1             25        434,136 sf                         $70.83              $30,750,000           $30,750,000.00
                 1             26         439190 sf                         $68.31              $30,000,000           $30,000,000.00
   8             1             27         127600 sf                        $219.44              $28,000,000           $28,000,000.00
                 1             28        244,788 sf                        $104.91              $26,000,000           $25,679,805.13
                 1             29            395 Rooms                  $59,986.25              $23,800,000           $23,694,569.16
   9             2             30            342 Units                  $64,327.49              $22,000,000           $22,000,000.00
   8             1             31         75,885 sf                        $279.37              $21,200,000           $21,200,000.00
   6             1             32         138222 sf                        $151.93              $21,000,000           $21,000,000.00
                 1             33         359540 sf                         $57.52              $20,860,000           $20,679,031.01
                 1             34         215000 sf                         $94.02              $20,250,000           $20,215,329.01
------------------------------------------------------------------------------------------------------------------------------------
                 1             35         229219 sf                         $87.99              $20,170,000           $20,170,000.00
                 1            35.01       126186 sf
                 1            35.02       103033 sf
------------------------------------------------------------------------------------------------------------------------------------
   8             1             36         337088 sf                         $58.97              $20,000,000           $19,877,689.35
                 1             37          47639 sf                        $408.91              $19,480,000           $19,480,000.00
   8             1             38         477225 sf                         $39.81              $19,000,000           $19,000,000.00
                 1             39          41341 sf                        $423.79              $17,520,000           $17,520,000.00
   10            1             40            122 Rooms                 $142,299.32              $17,400,000           $17,360,516.87
                 1             41          71460 sf                        $239.92              $17,200,000           $17,144,612.00
                 1             42         70,123 sf                        $239.58              $16,800,000           $16,800,000.00
                 1             43         164044 sf                        $100.41              $16,500,000           $16,472,187.03
                 1             44         159039 sf                         $98.56              $15,675,000           $15,675,000.00
   8             1             45         64,076 sf                        $240.34              $15,400,000           $15,400,000.00
                 1             46         255267 sf                         $58.76              $15,000,000           $15,000,000.00
------------------------------------------------------------------------------------------------------------------------------------
                 1             47        208,412 sf                         $71.90              $15,000,000           $14,985,090.50
                 1            47.01      108,739 sf
                 1            47.02       57,673 sf
                 1            47.03       42,000 sf
------------------------------------------------------------------------------------------------------------------------------------
                 2             48            568 Units                  $26,298.09              $15,000,000           $14,937,314.07
                 1             49         160062 sf                         $92.46              $14,800,000           $14,800,000.00
                 1             50            304 Rooms                  $47,390.48              $14,500,000           $14,406,706.35
                 1             51          56000 sf                        $253.57              $14,200,000           $14,200,000.00
------------------------------------------------------------------------------------------------------------------------------------
                 1             52         133863 sf                        $104.58              $14,000,000           $14,000,000.00
                 1            52.01        92997 sf
                 1            52.02        40866 sf
------------------------------------------------------------------------------------------------------------------------------------
                 1             53          83307 sf                        $164.32              $13,750,000           $13,689,093.11
                 1             54          37406 sf                        $364.43              $13,700,000           $13,631,695.90
                 1             55        109,905 sf                        $122.83              $13,500,000           $13,500,000.00
                 1             56        116,514 sf                        $109.43              $12,750,000           $12,750,000.00
                 1             57          14400 sf                        $864.91              $12,500,000           $12,454,689.81
                 1             58         116579 sf                        $102.63              $12,000,000           $11,964,671.51
                 1             59         96,244 sf                        $122.09              $11,750,000           $11,750,000.00
   11            1             60        199,450 sf                         $57.36              $11,440,000           $11,440,000.00
   8             1             61         71,478 sf                        $158.09              $11,300,000           $11,300,000.00
                 1             62         95,092 sf                        $117.78              $11,200,000           $11,200,000.00
   9             1             63         65,385 sf                        $171.14              $11,200,000           $11,189,840.70
                 1             64            194 Units                  $53,195.88              $10,320,000           $10,320,000.00
                 1             65          79512 sf                        $126.28              $10,050,000           $10,040,511.62
------------------------------------------------------------------------------------------------------------------------------------
   8             1             66          88763 sf                        $112.66              $10,000,000           $10,000,000.00
                 1            66.01        59560 sf
                 1            66.02        29203 sf
------------------------------------------------------------------------------------------------------------------------------------
   9             1             67         44,200 sf                        $221.53               $9,800,000            $9,791,662.06
                 1             68         120577 sf                         $78.56               $9,500,000            $9,472,403.79
                 1             69            115 Rooms                  $77,944.89               $9,000,000            $8,963,662.56
                 1             70         71,813 sf                        $123.24               $8,850,000            $8,850,000.00
                 1             71         52,398 sf                        $166.04               $8,700,000            $8,700,000.00
                 1             72          21001 sf                        $410.93               $8,630,000            $8,630,000.00
                 1             73            101 Rooms                  $85,041.74               $8,600,000            $8,589,215.82
                 1             74         34,300 sf                        $247.81               $8,500,000            $8,500,000.00
   8             1             75          45240 sf                        $186.78               $8,450,000            $8,450,000.00
                 1             76         56,161 sf                        $149.84               $8,415,000            $8,415,000.00
                 1             77         69,706 sf                        $117.64               $8,200,000            $8,200,000.00
                 1             78         57,639 sf                        $140.53               $8,100,000            $8,100,000.00
                 1             79         107371 sf                         $74.31               $8,000,000            $7,978,405.89
   11            1             80         83,200 sf                         $91.59               $7,620,000            $7,620,000.00
                 1             81         95,584 sf                         $79.14               $7,600,000            $7,564,410.61
                 1             82          40592 sf                        $184.58               $7,500,000            $7,492,545.25
                 1             83        106,304 sf                         $68.48               $7,280,000            $7,280,000.00
                 1             84         83,300 sf                         $85.23               $7,100,000            $7,100,000.00
   15            1             85         68,624 sf                        $102.01               $7,000,000            $7,000,000.00
                 1             86         79,238 sf                         $88.34               $7,000,000            $7,000,000.00
                 1             87         30,000 sf                        $226.47               $6,800,000            $6,794,214.50
                 1             88         28,179 sf                        $239.54               $6,750,000            $6,750,000.00
                 1             89          28452 sf                        $233.51               $6,650,000            $6,643,891.53
                 1             90        127,500 sf                         $50.98               $6,500,000            $6,500,000.00
                 1             91          29762 sf                        $216.58               $6,446,000            $6,446,000.00
                 1             92          25877 sf                        $245.08               $6,342,000            $6,342,000.00
                 1             93          21516 sf                        $288.50               $6,225,000            $6,207,358.40
   8             1             94        124,929 sf                         $48.80               $6,120,000            $6,096,114.92
                 1             95         38,555 sf                        $155.62               $6,000,000            $6,000,000.00
                 1             96          40055 sf                        $146.61               $5,900,000            $5,872,371.39
                 1             97         38,654 sf                        $150.05               $5,800,000            $5,800,000.00
                 1             98         30,786 sf                        $185.15               $5,700,000            $5,700,000.00
                 1             99         125490 sf                         $44.77               $5,650,000            $5,618,061.30
                 1             100         68994 sf                         $81.17               $5,600,000            $5,600,000.00
   8             1             101        45,842 sf                        $122.16               $5,600,000            $5,600,000.00
                 1             102        56,989 sf                         $96.00               $5,500,000            $5,471,034.62
                 1             103        50,722 sf                        $101.16               $5,185,000            $5,130,916.57
                 1             104        46,375 sf                        $108.67               $5,050,000            $5,039,643.81
                 1             105        61,648 sf                         $80.98               $5,000,000            $4,992,186.40
                 1             106         25725 sf                        $189.74               $4,900,000            $4,881,052.62
                 1             107        22,270 sf                        $217.78               $4,850,000            $4,850,000.00
                 1             108         36460 sf                        $130.03               $4,750,000            $4,741,009.68
 9, 12           1             109        23,208 sf                        $202.31               $4,700,000            $4,695,098.98
                 1             110        44,790 sf                        $104.34               $4,700,000            $4,673,474.18
                 1             111         31421 sf                        $145.89               $4,600,000            $4,584,050.90
                 1             112         34135 sf                        $131.18               $4,500,000            $4,477,959.31
                 1             113        65,674 sf                         $60.91               $4,000,000            $4,000,000.00
                 1             114        78,408 sf                         $51.02               $4,000,000            $4,000,000.00
                 1             115         41598 sf                         $95.89               $4,000,000            $3,988,651.00
   11            1             116        35,097 sf                        $111.69               $3,920,000            $3,920,000.00
                 1             117         29900 sf                        $128.39               $3,850,000            $3,838,920.35
                 1             118         52575 sf                         $72.28               $3,800,000            $3,800,000.00
                 1             119        25,544 sf                        $146.81               $3,750,000            $3,750,000.00
   11            1             120        34,000 sf                        $105.15               $3,575,000            $3,575,000.00
                 1             121         32310 sf                        $109.46               $3,550,000            $3,536,754.86
                 1             122        17,500 sf                        $200.00               $3,500,000            $3,500,000.00
                 1             123        51,331 sf                         $66.86               $3,450,000            $3,431,830.81
                 1             124         14955 sf                        $227.15               $3,400,000            $3,397,088.41
                 1             125        38,450 sf                         $79.09               $3,050,000            $3,040,871.46
                 1             126         20403 sf                        $146.38               $3,000,000            $2,986,578.72
------------------------------------------------------------------------------------------------------------------------------------
                 1             127            34 Units                  $85,219.51               $2,900,000            $2,897,463.50
                 1           127.01           21 Units
                 1           127.02           13 Units
------------------------------------------------------------------------------------------------------------------------------------
                 1             128        25,840 sf                        $111.46               $2,880,000            $2,880,000.00
                 1             129        56,280 sf                         $48.35               $2,770,000            $2,720,901.58
                 1             130           487 Units                   $5,507.51               $2,700,000            $2,682,156.89
   11            1             131        26,200 sf                         $99.24               $2,600,000            $2,600,000.00
                 1             132         8,371 sf                        $309.73               $2,600,000            $2,592,732.77
                 1             133         18715 sf                        $138.22               $2,598,000            $2,586,800.55
                 1             134        24,712 sf                        $102.98               $2,550,000            $2,544,919.26
                 1             135         12800 sf                        $194.94               $2,500,000            $2,495,174.08
                 1             136         14513 sf                        $151.00               $2,200,000            $2,191,433.69
                 2             137            40 Units                  $50,378.97               $2,025,000            $2,015,158.82
                 1             138         10908 sf                        $182.61               $2,000,000            $1,991,921.16
                 2             139            25 Units                  $74,000.00               $1,850,000            $1,850,000.00
                 1             140          9672 sf                        $146.72               $1,425,000            $1,419,034.82
                 1             141         35942 sf                         $31.18               $1,125,000            $1,120,740.09
                 1             142          7844 sf                        $142.78               $1,125,000            $1,119,978.60

                                                                % OF
                                        ALLOCATED CUT-OFF      INITIAL
               LOAN          CONTROL       DATE BALANCE         POOL         INTEREST     ADMINISTRATIVE            MONTHLY
FOOTNOTE       GROUP         NUMBER      (MULTI-PROPERTY)      BALANCE         RATE             FEE                 PAYMENT

 2, 14           1              1        $250,391,107.83          7.0%        4.4300%          0.0206%          $1,261,361.78
  3, 4           1              2        $234,752,792.07          6.5%        4.7800%          0.0206%          $2,235,161.95
                 1              3        $225,000,000.00          6.3%        5.9120%          0.0206%          $1,336,285.31
                 1              4        $214,770,000.00          6.0%        5.0000%          0.0206%            $907,303.82
                 1              5        $181,500,000.00          5.1%        5.0400%          0.0206%            $772,887.50
 5, 13           1              6        $154,827,634.22          4.3%        4.8050%          0.0206%            $813,699.81
                 1              7        $135,000,000.00          3.8%        5.0800%          0.0206%            $579,437.50
                 1              8        $112,000,000.00          3.1%        6.1500%          0.0206%            $682,335.54
   8             1              9        $100,000,000.00          2.8%        5.6250%          0.0206%            $575,656.40
------------------------------------------------------------------------------------------------------------------------------
                 2             10                                 2.7%        6.4390%          0.0206%            $536,745.80
                 2            10.01       $24,540,000.00
                 2            10.02       $13,680,000.00
                 2            10.03       $11,120,000.00
                 2            10.04        $9,440,000.00
                 2            10.05        $8,960,000.00
                 2            10.06        $8,520,000.00
                 2            10.07        $8,160,000.00
                 2            10.08        $7,440,000.00
                 2            10.09        $6,800,000.00
------------------------------------------------------------------------------------------------------------------------------
                 1             11         $88,900,000.00          2.5%        5.3450%          0.0206%            $496,153.06
                 1             12         $75,776,163.02          2.1%        6.7000%          0.0206%            $490,411.26
                 1             13         $75,000,000.00          2.1%        6.2000%          0.0206%            $492,436.57
  4, 8           1             14         $67,500,000.00          1.9%        5.5260%          0.0406%            $700,343.75
                 1             15         $65,000,000.00          1.8%        5.5450%          0.0206%            $370,900.13
                 1             16         $64,000,000.00          1.8%        5.8800%          0.0206%            $394,569.47
   8             1             17         $60,050,000.00          1.7%        5.4800%          0.0206%            $278,037.06
   7             1             18         $52,000,000.00          1.4%        5.7710%          0.0506%            $304,151.95
------------------------------------------------------------------------------------------------------------------------------
                 1             19                                 1.3%        6.7560%          0.0206%            $312,816.54
                 1            19.01       $21,993,948.10
                 1            19.02       $14,337,198.84
                 1            19.03       $11,868,853.06
------------------------------------------------------------------------------------------------------------------------------
                 1             20         $48,000,000.00          1.3%        4.7600%          0.0206%            $250,680.14
                 1             21         $35,896,706.86          1.0%        5.4000%          0.0206%            $218,926.77
                 1             22         $35,700,000.00          1.0%        5.3600%          0.0206%            $199,576.20
   8             1             23         $34,500,000.00          1.0%        5.6800%          0.0206%            $199,801.09
   8             1             24         $33,150,000.00          0.9%        5.1300%          0.0206%            $180,599.43
   8             1             25         $30,750,000.00          0.9%        5.4800%          0.0806%            $142,375.35
                 1             26         $30,000,000.00          0.8%        6.1150%          0.0206%            $182,089.20
   8             1             27         $28,000,000.00          0.8%        6.0750%          0.0706%            $169,226.25
                 1             28         $25,679,805.13          0.7%        6.1000%          0.0906%            $187,775.12
                 1             29         $23,694,569.16          0.7%        5.4460%          0.0206%            $145,386.31
   9             2             30         $22,000,000.00          0.6%        5.9000%          0.0206%            $130,490.03
   8             1             31         $21,200,000.00          0.6%        5.5500%          0.0206%            $121,037.16
   6             1             32         $21,000,000.00          0.6%        6.1800%          0.0206%            $128,346.07
                 1             33         $20,679,031.01          0.6%        5.2000%          0.0206%            $114,544.53
                 1             34         $20,215,329.01          0.6%        5.8860%          0.0206%            $119,928.80
------------------------------------------------------------------------------------------------------------------------------
                 1             35                                 0.6%        5.3300%          0.0206%            $112,381.01
                 1            35.01       $11,850,000.00
                 1            35.02        $8,320,000.00
------------------------------------------------------------------------------------------------------------------------------
   8             1             36         $19,877,689.35          0.6%        6.0780%          0.0706%            $120,914.89
                 1             37         $19,480,000.00          0.5%        5.3400%          0.0206%            $108,657.73
   8             1             38         $19,000,000.00          0.5%        5.6030%          0.0206%            $109,110.95
                 1             39         $17,520,000.00          0.5%        5.3400%          0.0206%             $97,725.03
   10            1             40         $17,360,516.87          0.5%        6.6000%          0.0206%            $118,575.62
                 1             41         $17,144,612.00          0.5%        6.3500%          0.0206%            $107,024.54
                 1             42         $16,800,000.00          0.5%        5.3800%          0.0206%             $94,127.54
                 1             43         $16,472,187.03          0.5%        5.9460%          0.0206%             $98,353.72
                 1             44         $15,675,000.00          0.4%        5.4620%          0.0206%             $88,627.57
   8             1             45         $15,400,000.00          0.4%        5.1800%          0.0206%             $84,372.92
                 1             46         $15,000,000.00          0.4%        5.6350%          0.0206%             $86,443.19
------------------------------------------------------------------------------------------------------------------------------
                 1             47                                 0.4%        5.2800%          0.0506%             $83,109.50
                 1            47.01        $8,223,038.47
                 1            47.02        $4,127,486.30
                 1            47.03        $2,634,565.72
------------------------------------------------------------------------------------------------------------------------------
                 2             48         $14,937,314.07          0.4%        5.2500%          0.0206%             $82,830.56
                 1             49         $14,800,000.00          0.4%        5.8000%          0.0206%             $86,839.45
                 1             50         $14,406,706.35          0.4%        6.3000%          0.0206%             $96,100.70
                 1             51         $14,200,000.00          0.4%        5.6480%          0.0206%             $81,949.53
------------------------------------------------------------------------------------------------------------------------------
                 1             52                                 0.4%        6.1500%          0.0206%             $85,291.94
                 1            52.01        $9,170,000.00
                 1            52.02        $4,830,000.00
------------------------------------------------------------------------------------------------------------------------------
                 1             53         $13,689,093.11          0.4%        6.0930%          0.0206%             $83,262.12
                 1             54         $13,631,695.90          0.4%        5.5700%          0.0206%             $78,389.85
                 1             55         $13,500,000.00          0.4%        5.5500%          0.0206%             $77,075.55
                 1             56         $12,750,000.00          0.4%        5.2300%          0.0906%             $70,248.11
                 1             57         $12,454,689.81          0.3%        5.8650%          0.0206%             $73,862.35
                 1             58         $11,964,671.51          0.3%        5.5730%          0.0206%             $68,685.31
                 1             59         $11,750,000.00          0.3%        5.5500%          0.0806%             $67,084.28
   11            1             60         $11,440,000.00          0.3%        5.4400%          0.0206%             $64,525.05
   8             1             61         $11,300,000.00          0.3%        5.4200%          0.0206%             $51,747.20
                 1             62         $11,200,000.00          0.3%        5.4300%          0.0206%             $63,101.35
   9             1             63         $11,189,840.70          0.3%        5.6500%          0.0206%             $64,650.41
                 1             64         $10,320,000.00          0.3%        5.3400%          0.0206%             $57,564.05
                 1             65         $10,040,511.62          0.3%        5.4900%          0.0206%             $56,999.76
------------------------------------------------------------------------------------------------------------------------------
   8             1             66                                 0.3%        6.2600%          0.0206%             $52,891.20
                 1            66.01        $6,500,000.00
                 1            66.02        $3,500,000.00
------------------------------------------------------------------------------------------------------------------------------
   9             1             67          $9,791,662.06          0.3%        5.9000%          0.0806%             $58,127.38
                 1             68          $9,472,403.79          0.3%        5.6320%          0.0206%             $54,729.35
                 1             69          $8,963,662.56          0.2%        5.9720%          0.0206%             $57,833.18
                 1             70          $8,850,000.00          0.2%        6.0000%          0.0206%             $53,060.22
                 1             71          $8,700,000.00          0.2%        5.3500%          0.0206%             $39,326.22
                 1             72          $8,630,000.00          0.2%        5.3400%          0.0206%             $48,137.38
                 1             73          $8,589,215.82          0.2%        6.0900%          0.0206%             $55,884.01
                 1             74          $8,500,000.00          0.2%        6.1900%          0.0206%             $52,004.72
   8             1             75          $8,450,000.00          0.2%        6.0500%          0.0206%             $50,933.97
                 1             76          $8,415,000.00          0.2%        5.4300%          0.0206%             $47,410.52
                 1             77          $8,200,000.00          0.2%        5.1000%          0.0206%             $35,334.03
                 1             78          $8,100,000.00          0.2%        5.4700%          0.0206%             $45,838.56
                 1             79          $7,978,405.89          0.2%        5.9500%          0.0206%             $47,707.18
   11            1             80          $7,620,000.00          0.2%        5.3000%          0.0206%             $42,314.22
                 1             81          $7,564,410.61          0.2%        5.8500%          0.0806%             $44,835.51
                 1             82          $7,492,545.25          0.2%        5.2800%          0.0206%             $41,554.75
                 1             83          $7,280,000.00          0.2%        4.8500%          0.0206%             $29,831.99
                 1             84          $7,100,000.00          0.2%        5.6300%          0.0706%             $42,031.61
   15            1             85          $7,000,000.00          0.2%        5.5700%          0.0206%             $32,942.94
                 1             86          $7,000,000.00          0.2%        5.5300%          0.0806%             $39,877.08
                 1             87          $6,794,214.50          0.2%        5.9000%          0.0806%             $40,333.28
                 1             88          $6,750,000.00          0.2%        5.2300%          0.0706%             $37,190.18
                 1             89          $6,643,891.53          0.2%        5.6000%          0.0206%             $38,176.25
                 1             90          $6,500,000.00          0.2%        5.6700%          0.0706%             $37,602.55
                 1             91          $6,446,000.00          0.2%        6.3400%          0.0206%             $40,534.20
                 1             92          $6,342,000.00          0.2%        5.5400%          0.0206%             $36,168.50
                 1             93          $6,207,358.40          0.2%        5.7400%          0.0206%             $36,287.87
   8             1             94          $6,096,114.92          0.2%        5.5500%          0.0906%             $34,940.92
                 1             95          $6,000,000.00          0.2%        5.3900%          0.0206%             $33,654.41
                 1             96          $5,872,371.39          0.2%        5.8500%          0.0206%             $34,806.52
                 1             97          $5,800,000.00          0.2%        5.4300%          0.0206%             $32,677.48
                 1             98          $5,700,000.00          0.2%        5.9500%          0.0206%             $33,991.36
                 1             99          $5,618,061.30          0.2%        5.7830%          0.0206%             $33,090.41
                 1             100         $5,600,000.00          0.2%        5.8730%          0.0206%             $33,118.96
   8             1             101         $5,600,000.00          0.2%        5.1800%          0.0206%             $30,681.06
                 1             102         $5,471,034.62          0.2%        5.3200%          0.0206%             $30,610.10
                 1             103         $5,130,916.57          0.1%        5.5800%          0.0206%             $42,586.21
                 1             104         $5,039,643.81          0.1%        5.1600%          0.0206%             $27,605.45
                 1             105         $4,992,186.40          0.1%        4.9200%          0.0206%             $28,996.93
                 1             106         $4,881,052.62          0.1%        5.5900%          0.0206%             $28,098.98
                 1             107         $4,850,000.00          0.1%        5.2300%          0.0706%             $26,721.83
                 1             108         $4,741,009.68          0.1%        5.4900%          0.0206%             $26,940.18
 9, 12           1             109         $4,695,098.98          0.1%        5.0800%          0.0206%             $25,460.91
                 1             110         $4,673,474.18          0.1%        5.7900%          0.0206%             $27,547.47
                 1             111         $4,584,050.90          0.1%        6.0500%          0.0206%             $27,727.37
                 1             112         $4,477,959.31          0.1%        5.6500%          0.0206%             $25,975.61
                 1             113         $4,000,000.00          0.1%        5.9700%          0.0206%             $23,904.92
                 1             114         $4,000,000.00          0.1%        5.3700%          0.0206%             $22,386.38
                 1             115         $3,988,651.00          0.1%        5.7350%          0.0206%             $23,304.81
   11            1             116         $3,920,000.00          0.1%        5.3700%          0.0206%             $21,938.66
                 1             117         $3,838,920.35          0.1%        5.6730%          0.0206%             $22,279.59
                 1             118         $3,800,000.00          0.1%        6.1500%          0.0206%             $19,745.49
                 1             119         $3,750,000.00          0.1%        5.4800%          0.0906%             $17,362.85
   11            1             120         $3,575,000.00          0.1%        5.6000%          0.0206%             $20,523.32
                 1             121         $3,536,754.86          0.1%        5.7430%          0.0206%             $20,701.05
                 1             122         $3,500,000.00          0.1%        5.2300%          0.0706%             $19,283.80
                 1             123         $3,431,830.81          0.1%        5.3200%          0.0206%             $19,200.88
                 1             124         $3,397,088.41          0.1%        5.8750%          0.0206%             $20,112.28
                 1             125         $3,040,871.46          0.1%        5.5000%          0.0206%             $17,317.56
                 1             126         $2,986,578.72          0.1%        6.0500%          0.0206%             $18,083.07
------------------------------------------------------------------------------------------------------------------------------
                 1             127                                0.1%        5.7930%          0.0206%             $17,002.91
                 1           127.01        $1,608,591.80
                 1           127.02        $1,288,871.69
------------------------------------------------------------------------------------------------------------------------------
                 1             128         $2,880,000.00          0.1%        6.0200%          0.0206%             $17,304.11
                 1             129         $2,720,901.58          0.1%        5.4500%          0.0206%             $22,559.78
                 1             130         $2,682,156.89          0.1%        6.1500%          0.0906%             $17,644.54
   11            1             131         $2,600,000.00          0.1%        5.5800%          0.0706%             $14,893.28
                 1             132         $2,592,732.77          0.1%        5.8000%          0.0206%             $15,255.58
                 1             133         $2,586,800.55          0.1%        6.2100%          0.0206%             $15,928.81
                 1             134         $2,544,919.26          0.1%        5.2800%          0.0206%             $14,128.61
                 1             135         $2,495,174.08          0.1%        5.4100%          0.0206%             $14,053.88
                 1             136         $2,191,433.69          0.1%        5.5600%          0.0206%             $12,574.30
                 2             137         $2,015,158.82          0.1%        5.6850%          0.0206%             $11,733.87
                 1             138         $1,991,921.16          0.1%        6.4850%          0.0206%             $12,621.64
                 2             139         $1,850,000.00          0.1%        5.8700%          0.0206%             $10,937.54
                 1             140         $1,419,034.82          0.0%        6.3350%          0.0206%              $8,852.90
                 1             141         $1,120,740.09          0.0%        5.6800%          0.0206%              $6,515.25
                 1             142         $1,119,978.60          0.0%        6.0600%          0.0206%              $6,788.40

                                                                                        INTEREST                          FIRST
               LOAN          CONTROL          ANNUAL DEBT           BALLOON             ACCRUAL                          PAYMENT
FOOTNOTE       GROUP         NUMBER             SERVICE             BALANCE             METHOD         NOTE DATE           DATE

 2, 14           1              1            $15,136,341.36     $229,034,813.96       Actual/360       11/12/2004        1/1/2005
  3, 4           1              2            $26,821,943.40     $218,177,515.84       Actual/360       5/17/2004         7/1/2004
                 1              3            $16,035,423.72     $202,436,834.50       Actual/360        2/9/2005         4/6/2005
                 1              4            $10,887,645.84     $214,770,000.00       Actual/360       11/10/2004        1/1/2005
                 1              5             $9,274,650.00     $181,500,000.00       Actual/360       12/13/2004        2/1/2005
 5, 13           1              6             $9,764,397.72     $142,513,989.16       Actual/360       12/14/2004        2/1/2005
                 1              7             $6,953,250.00     $135,000,000.00       Actual/360       11/9/2004         1/1/2005
                 1              8             $8,188,026.48     $104,828,727.89       Actual/360       9/17/2004        11/6/2004
   8             1              9             $6,907,876.80      $91,270,239.53       Actual/360       11/9/2004         1/6/2005
------------------------------------------------------------------------------------------------------------------------------------
                 2             10             $6,440,949.59      $98,660,000.00       Actual/360       12/3/2004         1/6/2005
                 2            10.01
                 2            10.02
                 2            10.03
                 2            10.04
                 2            10.05
                 2            10.06
                 2            10.07
                 2            10.08
                 2            10.09
------------------------------------------------------------------------------------------------------------------------------------
                 1             11             $5,953,836.72      $85,206,095.69       Actual/360       11/5/2004        12/6/2004
                 1             12             $5,884,935.12      $65,736,714.07       Actual/360       10/5/2004        11/6/2004
                 1             13             $5,909,238.84      $58,441,871.59       Actual/360       1/12/2005         3/1/2005
  4, 8           1             14             $8,404,125.00      $67,500,000.00       Actual/360       11/9/2004         1/8/2005
                 1             15             $4,450,801.56      $57,000,868.74       Actual/360       11/19/2004        1/6/2005
                 1             16             $4,734,833.64      $58,562,427.63       Actual/360       9/10/2004        11/6/2004
   8             1             17             $3,336,444.72      $60,050,000.00       Actual/360       10/18/2004       12/6/2004
   7             1             18             $3,649,823.40      $44,844,404.47       Actual/360       12/20/2004        2/6/2005
------------------------------------------------------------------------------------------------------------------------------------
                 1             19             $3,753,798.53      $45,524,493.36       Actual/360        8/2/2004         9/6/2004
                 1            19.01
                 1            19.02
                 1            19.03
------------------------------------------------------------------------------------------------------------------------------------
                 1             20             $3,008,161.68      $45,778,143.47       Actual/360       10/14/2004       12/1/2004
                 1             21             $2,627,121.24      $27,301,846.99       Actual/360       11/24/2004        1/6/2005
                 1             22             $2,394,914.40      $30,144,012.62       Actual/360       11/8/2004         1/6/2005
   8             1             23             $2,397,613.08      $30,982,409.65       Actual/360       9/29/2004        11/1/2004
   8             1             24             $2,167,193.15      $31,714,326.25       Actual/360       12/29/2004        2/6/2005
   8             1             25             $1,708,504.20      $30,750,000.00       Actual/360       8/30/2004        10/1/2004
                 1             26             $2,185,070.40      $26,654,293.17       Actual/360       12/23/2004        2/6/2005
   8             1             27             $2,030,715.00      $26,217,463.74       Actual/360        8/9/2004        10/6/2004
                 1             28             $2,253,301.44         $630,515.06       Actual/360       7/27/2004         9/1/2004
                 1             29             $1,744,635.72      $20,134,236.15       Actual/360       10/19/2004       12/6/2004
   9             2             30             $1,565,880.36      $19,038,167.96       Actual/360        8/5/2004        10/1/2004
   8             1             31             $1,452,445.92      $18,593,554.24       Actual/360        9/7/2004        11/1/2004
   6             1             32             $1,540,152.84      $18,686,523.48       Actual/360       11/15/2004        1/6/2005
                 1             33             $1,374,534.36      $17,260,112.63       Actual/360       5/12/2004         7/1/2004
                 1             34             $1,439,145.60      $17,112,815.43       Actual/360       11/23/2004        1/6/2005
------------------------------------------------------------------------------------------------------------------------------------
                 1             35             $1,348,572.11      $17,596,305.07       Actual/360       11/10/2004        1/6/2005
                 1            35.01
                 1            35.02
------------------------------------------------------------------------------------------------------------------------------------
   8             1             36             $1,450,978.68      $18,099,109.75       Actual/360       6/30/2004         8/1/2004
                 1             37             $1,303,892.76      $16,998,496.81       Actual/360       11/19/2004        1/6/2005
   8             1             38             $1,309,331.40      $18,252,430.25       Actual/360       12/9/2004         2/6/2005
                 1             39             $1,172,700.36      $15,288,175.77       Actual/360       11/18/2004        1/6/2005
   10            1             40             $1,422,907.44      $13,740,506.74       Actual/360       11/24/2004        1/6/2005
                 1             41             $1,284,294.48      $14,733,019.48       Actual/360        9/3/2004        11/6/2004
                 1             42             $1,129,530.48      $14,673,221.49       Actual/360       12/1/2004         2/1/2005
                 1             43             $1,180,244.64      $14,892,162.91       Actual/360       11/10/2004        1/6/2005
                 1             44             $1,063,530.84      $14,554,575.67       Actual/360       11/22/2004        1/6/2005
   8             1             45             $1,012,475.04      $13,383,797.32       Actual/360       1/10/2005         3/1/2005
                 1             46             $1,037,318.28      $13,160,085.94       Actual/360       8/13/2004        10/6/2004
------------------------------------------------------------------------------------------------------------------------------------
                 1             47               $997,314.00      $12,441,195.09       Actual/360       12/3/2004         2/1/2005
                 1            47.01
                 1            47.02
                 1            47.03
------------------------------------------------------------------------------------------------------------------------------------
                 2             48               $993,966.72      $12,430,704.69       Actual/360       9/20/2004        11/6/2004
                 1             49             $1,042,073.40      $12,472,429.27       Actual/360       1/14/2005         3/6/2005
                 1             50             $1,153,208.40      $13,168,913.64       Actual/360       8/10/2004        10/6/2004
                 1             51               $983,394.36      $12,205,960.90       Actual/360       10/15/2004       12/6/2004
------------------------------------------------------------------------------------------------------------------------------------
                 1             52             $1,023,503.28      $12,449,385.33       Actual/360       11/30/2004        1/6/2005
                 1            52.01
                 1            52.02
------------------------------------------------------------------------------------------------------------------------------------
                 1             53               $999,145.44      $12,445,042.71       Actual/360       8/11/2004        10/6/2004
                 1             54               $940,678.20      $12,020,012.88       Actual/360        9/3/2004        10/6/2004
                 1             55               $924,906.60      $11,574,424.33       Actual/360        9/2/2004        11/1/2004
                 1             56               $842,977.32      $11,798,631.16       Actual/360       10/8/2004        12/1/2004
                 1             57               $886,348.20      $10,557,128.71       Actual/360       9/22/2004        11/6/2004
                 1             58               $824,223.72      $10,044,600.32       Actual/360       10/15/2004       12/6/2004
                 1             59               $805,011.36      $10,192,764.41       Actual/360        9/2/2004        11/1/2004
   11            1             60               $774,300.60       $9,777,932.78       Actual/360       10/13/2004       12/1/2004
   8             1             61               $620,966.40      $11,300,000.00       Actual/360       9/14/2004        11/1/2004
                 1             62               $757,216.20       $9,570,159.37       Actual/360       10/19/2004       12/1/2004
   9             1             63               $775,804.92       $9,396,856.76       Actual/360       12/21/2004        2/1/2005
                 1             64               $690,768.60       $9,005,364.53       Actual/360       11/19/2004        1/1/2005
                 1             65               $683,997.12       $8,390,635.70       Actual/360       12/6/2004         2/6/2005
------------------------------------------------------------------------------------------------------------------------------------
   8             1             66               $634,694.44      $10,000,000.00       Actual/360       6/30/2004         8/1/2004
                 1            66.01
                 1            66.02
------------------------------------------------------------------------------------------------------------------------------------
   9             1             67               $697,528.56       $8,284,320.30       Actual/360       12/17/2004        2/1/2005
                 1             68               $656,752.20       $8,520,565.13       Actual/360       10/27/2004       12/6/2004
                 1             69               $693,998.16       $6,960,957.03       Actual/360       10/25/2004       12/6/2004
                 1             70               $636,722.64       $7,679,253.49       Actual/360       7/22/2004         9/1/2004
                 1             71               $471,914.58       $8,700,000.00       Actual/360       12/29/2004        2/1/2005
                 1             72               $577,648.56       $7,530,166.82       Actual/360       12/15/2004        2/6/2005
                 1             73               $670,608.12       $6,677,774.96       Actual/360       12/3/2004         2/6/2005
                 1             74               $624,056.64       $7,971,570.99       Actual/360       6/28/2004         8/1/2004
   8             1             75               $611,207.64       $8,144,763.99       Actual/360       8/24/2004        10/6/2004
                 1             76               $568,926.24       $7,358,716.79       Actual/360       10/7/2004        12/1/2004
                 1             77               $424,008.36       $8,200,000.00       Actual/360       8/16/2004        10/1/2004
                 1             78               $550,062.72       $7,772,783.31       Actual/360        8/5/2004        10/1/2004
                 1             79               $572,486.16       $6,772,909.89       Actual/360       10/21/2004       12/6/2004
   11            1             80               $507,770.64       $6,642,391.10       Actual/360       12/1/2004         2/1/2005
                 1             81               $538,026.12       $6,415,347.66       Actual/360       8/20/2004        10/1/2004
                 1             82               $498,657.00       $6,220,597.95       Actual/360       12/28/2004        2/6/2005
                 1             83               $357,983.88       $7,280,000.00       Actual/360       10/28/2004       12/1/2004
                 1             84               $504,379.32       $5,939,744.19       Actual/360       12/14/2004        2/1/2005
   15            1             85               $395,315.28       $7,000,000.00       Actual/360       7/30/2004         9/1/2004
                 1             86               $478,524.96       $5,998,164.39       Actual/360       11/17/2004        1/1/2005
                 1             87               $483,999.36       $5,748,304.55       Actual/360       12/17/2004        2/1/2005
                 1             88               $446,282.16       $5,874,257.35       Actual/360       11/1/2004         1/1/2005
                 1             89               $458,115.00       $5,570,865.14       Actual/360       12/7/2004         2/6/2005
                 1             90               $451,230.60       $5,654,304.81       Actual/360       5/24/2004         7/1/2004
                 1             91               $486,410.40       $5,921,407.35       Actual/360       12/1/2004         1/6/2005
                 1             92               $434,022.00       $5,302,547.33       Actual/360       1/10/2005         3/6/2005
                 1             93               $435,454.44       $5,237,215.55       Actual/360       11/2/2004        12/6/2004
   8             1             94               $419,291.04       $5,119,612.57       Actual/360       9/10/2004        11/1/2004
                 1             95               $403,852.92       $5,241,706.16       Actual/360       12/6/2004         2/1/2005
                 1             96               $417,678.24       $5,314,893.76       Actual/360       8/16/2004        10/6/2004
                 1             97               $392,129.76       $5,071,961.97       Actual/360       10/7/2004        12/1/2004
                 1             98               $407,896.32       $5,328,334.89       Actual/360        8/5/2004        10/1/2004
                 1             99               $397,084.92       $4,760,228.31       Actual/360        8/4/2004         9/6/2004
                 1             100              $397,427.52       $4,948,757.53       Actual/360       10/1/2004        11/6/2004
   8             1             101              $368,172.72       $5,360,747.35       Actual/360       11/16/2004        1/1/2005
                 1             102              $367,321.20       $5,096,217.77       Actual/360       8/17/2004        10/1/2004
                 1             103              $511,034.52          $61,762.63       Actual/360       10/15/2004       12/1/2004
                 1             104              $331,265.40       $4,172,896.47       Actual/360       11/4/2004         1/1/2005
                 1             105              $347,963.16       $3,726,646.67       Actual/360       12/3/2004         2/1/2005
                 1             106              $337,187.76       $4,104,085.28       Actual/360       10/4/2004        11/6/2004
                 1             107              $320,661.96       $4,220,763.05       Actual/360       11/1/2004         1/1/2005
                 1             108              $323,282.16       $3,966,096.96       Actual/360       11/8/2004         1/6/2005
 9, 12           1             109              $305,530.92       $3,873,363.66       Actual/360       12/15/2004        2/1/2005
                 1             110              $330,569.64       $3,960,670.18       Actual/360        7/9/2004         9/1/2004
                 1             111              $332,728.44       $3,906,320.80       Actual/360       9/27/2004        11/6/2004
                 1             112              $311,707.32       $3,775,703.88       Actual/360       8/31/2004        10/6/2004
                 1             113              $286,859.04       $3,612,715.12       Actual/360       8/12/2004        10/1/2004
                 1             114              $268,636.56       $3,412,178.59       Actual/360       12/3/2004         2/1/2005
                 1             115              $279,657.72       $3,364,770.82       Actual/360       11/5/2004        12/6/2004
   11            1             116              $263,263.92       $3,422,920.08       Actual/360       12/1/2004         2/1/2005
                 1             117              $267,355.08       $3,232,510.53       Actual/360       10/12/2004       12/6/2004
                 1             118              $236,945.83       $3,800,000.00       Actual/360        6/3/2004         8/1/2004
                 1             119              $208,354.20       $3,750,000.00       Actual/360        8/3/2004        10/1/2004
   11            1             120              $246,279.84       $3,139,027.95       Actual/360       8/31/2004        10/1/2004
                 1             121              $248,412.60       $2,987,259.95       Actual/360       9/10/2004        11/6/2004
                 1             122              $231,405.60       $3,045,910.87       Actual/360       11/1/2004         1/1/2005
                 1             123              $230,410.56       $3,196,718.48       Actual/360       8/17/2004        10/1/2004
                 1             124              $241,347.36       $2,872,016.77       Actual/360       12/20/2004        2/6/2005
                 1             125              $207,810.72       $2,547,259.98       Actual/360       10/7/2004        12/1/2004
                 1             126              $216,996.84       $2,547,384.56       Actual/360       8/23/2004        10/1/2004
------------------------------------------------------------------------------------------------------------------------------------
                 1             127              $204,034.92       $2,443,663.37       Actual/360       12/17/2004        2/6/2005
                 1           127.01
                 1           127.02
------------------------------------------------------------------------------------------------------------------------------------
                 1             128              $207,649.32       $2,500,307.28       Actual/360       7/14/2004         9/1/2004
                 1             129              $270,717.36          $31,851.89       Actual/360        8/6/2004        10/1/2004
                 1             130              $211,734.48       $2,100,846.37       Actual/360        8/9/2004        10/6/2004
   11            1             131              $178,719.36       $2,281,847.23       Actual/360       8/25/2004        10/1/2004
                 1             132              $183,066.96       $2,191,386.11       Actual/360       10/19/2004       12/1/2004
                 1             133              $191,145.72       $2,216,292.73       Actual/360       8/11/2004        10/6/2004
                 1             134              $169,543.32       $2,115,190.23       Actual/360       11/19/2004        1/1/2005
                 1             135              $168,646.56       $2,082,223.44       Actual/360       12/2/2004         1/6/2005
                 1             136              $150,891.60       $1,840,951.03       Actual/360       9/27/2004        11/6/2004
                 2             137              $140,806.44       $1,700,877.84       Actual/360       8/17/2004        10/6/2004
                 1             138              $151,459.68       $1,719,499.71       Actual/360       8/10/2004        10/6/2004
                 2             139              $131,250.48       $1,599,785.22       Actual/360       9/22/2004        11/1/2004
                 1             140              $106,234.80       $1,219,981.67       Actual/360        8/2/2004        10/1/2004
                 1             141               $78,183.00         $944,860.17       Actual/360       9/29/2004        11/6/2004
                 1             142               $81,460.80         $955,548.42       Actual/360       8/13/2004        10/1/2004

                                             LAST IO          FIRST P&I                                        GRACE      GRACE
               LOAN          CONTROL         PAYMENT           PAYMENT             MATURITY        PAYMENT     DAYS -     DAYS -
FOOTNOTE       GROUP         NUMBER           DATE               DATE               DATE             DATE     LATE FEE   DEFAULT

 2, 14           1              1                              1/1/2005            1/1/2010            1         0          3
  3, 4           1              2                              7/1/2004            5/1/2009            1         0          0
                 1              3             3/6/2008         4/6/2008            3/6/2015            6         0          0
                 1              4            11/1/2011                            11/1/2011            1         0          0
                 1              5             1/1/2010                             1/1/2010            1         0          0
 5, 13           1              6                              2/1/2005            1/1/2010            1         0          0
                 1              7            12/1/2009                            12/1/2009            1         1          1
                 1              8             9/6/2009        10/6/2009           10/6/2014            6         5          0
   8             1              9            11/6/2008        12/6/2008           12/6/2014            6         5          0
------------------------------------------------------------------------------------------------------------------------------------
                 2             10            12/6/2009                            12/6/2009            6         5          0
                 2            10.01
                 2            10.02
                 2            10.03
                 2            10.04
                 2            10.05
                 2            10.06
                 2            10.07
                 2            10.08
                 2            10.09
------------------------------------------------------------------------------------------------------------------------------------
                 1             11            11/6/2008        12/6/2008           11/6/2011            6         0          0
                 1             12                             11/6/2004           10/6/2014            6         0          0
                 1             13                              3/1/2005            2/1/2015            1         5          5
  4, 8           1             14            12/8/2014                            12/8/2014            8         0          0
                 1             15            12/6/2006         1/6/2007           12/6/2014            6         0          0
                 1             16             9/6/2009        10/6/2009           10/6/2014            6         0          0
   8             1             17            11/6/2011                            11/6/2011            6         5          0
   7             1             18             1/6/2006         2/6/2006            1/6/2015            6         0          0
------------------------------------------------------------------------------------------------------------------------------------
                 1             19             8/6/2006         9/6/2006            8/6/2011            6         0          0
                 1            19.01
                 1            19.02
                 1            19.03
------------------------------------------------------------------------------------------------------------------------------------
                 1             20            11/1/2006        12/1/2006           11/1/2009            1         5          5
                 1             21                              1/6/2005           12/6/2014            6         0          0
                 1             22             7/6/2005         8/6/2005           12/6/2014            6         0          0
   8             1             23            10/1/2007        11/1/2007           10/1/2014            1         5          5
   8             1             24             1/6/2009         2/6/2009            1/6/2012            6         0          0
   8             1             25             9/1/2009                             9/1/2009            1         5          5
                 1             26             1/6/2007         2/6/2007            1/6/2015            6         0          0
   8             1             27             9/6/2009        10/6/2009            9/6/2014            6         0          0
                 1             28                              9/1/2004            8/1/2024            1         5          5
                 1             29                             12/6/2004           11/6/2011            6         0          0
   9             2             30             9/1/2005        10/1/2005            9/1/2014            1         5          5
   8             1             31            10/1/2006        11/1/2006           10/1/2014            1         5          5
   6             1             32            12/6/2006         1/6/2007           12/6/2014            6         0          0
                 1             33                              7/1/2004            6/1/2014            1         0          0
                 1             34                              1/6/2005           12/6/2014            6         0          0
------------------------------------------------------------------------------------------------------------------------------------
                 1             35            12/6/2006         1/6/2007           12/6/2014            6         5          0
                 1            35.01
                 1            35.02
------------------------------------------------------------------------------------------------------------------------------------
   8             1             36                              8/1/2004            7/1/2011            1         0          0
                 1             37            12/6/2006         1/6/2007           12/6/2014            6         0          0
   8             1             38             1/6/2007         2/6/2007            1/6/2010            6         0          0
                 1             39            12/6/2006         1/6/2007           12/6/2014            6         0          0
   10            1             40                              1/6/2005           12/6/2014            6         0          0
                 1             41                             11/6/2004           10/6/2014            6         0          0
                 1             42             1/1/2007         2/1/2007            1/1/2015            1         5          5
                 1             43                              1/6/2005           12/6/2011            6         0          0
                 1             44            12/6/2006         1/6/2007           12/6/2011            6         0          0
   8             1             45             2/1/2007         3/1/2007            2/1/2015            1         5          5
                 1             46             8/6/2006         9/6/2006            9/6/2014            6         5          0
------------------------------------------------------------------------------------------------------------------------------------
                 1             47                              2/1/2005            1/1/2015            1         5          5
                 1            47.01
                 1            47.02
                 1            47.03
------------------------------------------------------------------------------------------------------------------------------------
                 2             48                             11/6/2004           10/6/2014            6         0          0
                 1             49                              3/6/2005            2/6/2015            6         0          0
                 1             50                             10/6/2004            9/6/2009            6         0          0
                 1             51            11/6/2005        12/6/2005           11/6/2014            6         5          0
------------------------------------------------------------------------------------------------------------------------------------
                 1             52            12/6/2006         1/6/2007           12/6/2014            6         0          0
                 1            52.01
                 1            52.02
------------------------------------------------------------------------------------------------------------------------------------
                 1             53                             10/6/2004            9/6/2011            6         0          0
                 1             54                             10/6/2004            9/6/2012            6         0          0
                 1             55            10/1/2005        11/1/2005           10/1/2014            1         5          5
                 1             56            11/1/2006        12/1/2006           11/1/2011            1         5          5
                 1             57                             11/6/2004           10/6/2014            6         0          0
                 1             58                             12/6/2004           11/6/2014            6         0          0
                 1             59             4/1/2006         5/1/2006           10/1/2014            1         5          5
   11            1             60            11/1/2005        12/1/2005           11/1/2014            1         15         5
   8             1             61            10/1/2009                            10/1/2009            1         5          5
                 1             62            11/1/2005        12/1/2005           11/1/2014            1         5          5
   9             1             63                              2/1/2005            1/1/2015            1         5          5
                 1             64            12/1/2006         1/1/2007           12/1/2014            1         5          5
                 1             65                              2/6/2005            1/6/2015            6         0          0
------------------------------------------------------------------------------------------------------------------------------------
   8             1             66             7/1/2009                             7/1/2009            1         0          0
                 1            66.01
                 1            66.02
------------------------------------------------------------------------------------------------------------------------------------
   9             1             67                              2/1/2005            1/1/2015            1         5          5
                 1             68                             12/6/2004           11/6/2011            6         0          0
                 1             69                             12/6/2004           11/6/2014            6         0          0
                 1             70             8/1/2005         9/1/2005            8/1/2014            1         15         5
                 1             71             1/1/2010                             1/1/2010            1         5          5
                 1             72             1/6/2007         2/6/2007            1/6/2015            6         0          0
                 1             73                              2/6/2005            1/6/2015            6         0          0
                 1             74             7/1/2009         8/1/2009            7/1/2014            1         5          5
   8             1             75             9/6/2008        10/6/2008            9/6/2011            6         0          0
                 1             76            11/1/2006        12/1/2006           11/1/2014            1         5          5
                 1             77             9/1/2009                             9/1/2009            1         5          5
                 1             78             9/1/2009        10/1/2009            9/1/2012            1         5          5
                 1             79                             12/6/2004           11/6/2014            6         0          0
   11            1             80             1/1/2007         2/1/2007            1/1/2015            1         5          5
                 1             81                             10/1/2004            9/1/2014            1         5          5
                 1             82                              2/6/2005            1/6/2015            6         0          0
                 1             83            11/1/2009                            11/1/2009            1         5          5
                 1             84             1/1/2006         2/1/2006            1/1/2015            1         5          5
   15            1             85             8/1/2009                             8/1/2009            1         5          5
                 1             86            12/1/2005         1/1/2006           12/1/2014            1         5          5
                 1             87                              2/1/2005            1/1/2015            1         5          5
                 1             88            12/1/2006         1/1/2007           12/1/2014            1         5          5
                 1             89                              2/6/2005            1/6/2015            6         0          0
                 1             90            12/1/2005         1/1/2006            6/1/2014            1         5          5
                 1             91            12/6/2005         1/6/2006           12/6/2011            6         0          0
                 1             92                              3/6/2005            2/6/2015            6         0          0
                 1             93                             12/6/2004           11/6/2014            6         0          0
   8             1             94                             11/1/2004           10/1/2014            1         5          5
                 1             95             1/1/2007         2/1/2007            1/1/2015            1         5          5
                 1             96                             10/6/2004            9/6/2011            6         0          0
                 1             97            11/1/2006        12/1/2006           11/1/2014            1         5          5
                 1             98             9/1/2006        10/1/2006            9/1/2011            1         5          5
                 1             99                              9/6/2004            8/6/2014            6         0          0
                 1             100           10/6/2006        11/6/2006           10/6/2014            6         0          0
   8             1             101           12/1/2006         1/1/2007           12/1/2009            1         5          5
                 1             102                            10/1/2004            9/1/2009            1         5          5
                 1             103                            12/1/2004           11/1/2019            1         5          5
                 1             104                             1/1/2005           12/1/2014            1         5          5
                 1             105                             2/1/2005            1/1/2015            1         15         5
                 1             106                            11/6/2004           10/6/2014            6         0          0
                 1             107           12/1/2006         1/1/2007           12/1/2014            1         5          5
                 1             108                             1/6/2005           12/6/2014            6         0          0
 9, 12           1             109                             2/1/2005            1/1/2015            1         5          5
                 1             110                             9/1/2004            8/1/2014            1         5          5
                 1             111                            11/6/2004           10/6/2014            6         0          0
                 1             112                            10/6/2004            9/6/2014            6         5          0
                 1             113            9/1/2007        10/1/2007            9/1/2014            1         5          5
                 1             114            1/1/2006         2/1/2006            1/1/2015            1         5          5
                 1             115                            12/6/2004           11/6/2014            6         0          0
   11            1             116            1/1/2007         2/1/2007            1/1/2015            1         5          5
                 1             117                            12/6/2004           11/6/2014            6         0          0
                 1             118            7/1/2009                             7/1/2009            1         15         0
                 1             119            9/1/2009                             9/1/2009            1         5          5
   11            1             120            9/1/2006        10/1/2006            9/1/2014            1         5          5
                 1             121                            11/6/2004           10/6/2014            6         5          0
                 1             122           12/1/2006         1/1/2007           12/1/2014            1         5          5
                 1             123                            10/1/2004            9/1/2009            1         5          5
                 1             124                             2/6/2005            1/6/2015            6         0          0
                 1             125                            12/1/2004           11/1/2014            1         5          5
                 1             126                            10/1/2004            9/1/2014            1         3          0
------------------------------------------------------------------------------------------------------------------------------------
                 1             127                             2/6/2005            1/6/2015            6         0          0
                 1           127.01
                 1           127.02
------------------------------------------------------------------------------------------------------------------------------------
                 1             128            8/1/2005         9/1/2005            8/1/2014            1         15         5
                 1             129                            10/1/2004            9/1/2019            1         5          5
                 1             130                            10/6/2004            9/6/2014            6         0          0
   11            1             131            9/1/2006        10/1/2006            9/1/2014            1         5          5
                 1             132                            12/1/2004           11/1/2014            1         5          5
                 1             133                            10/6/2004            9/6/2014            6         0          0
                 1             134                             1/1/2005           12/1/2014            1         5          5
                 1             135                             1/6/2005           12/6/2014            6         0          0
                 1             136                            11/6/2004           10/6/2014            6         0          0
                 2             137                            10/6/2004            9/6/2014            6         0          0
                 1             138                            10/6/2004            9/6/2014            6         0          0
                 2             139           10/1/2005        11/1/2005           10/1/2014            1         5          5
                 1             140                            10/1/2004            9/1/2014            1         3          0
                 1             141                            11/6/2004           10/6/2014            6         0          0
                 1             142                            10/1/2004            9/1/2014            1         3          0

                                                                                                          ORIGINAL
                                                                                ORIGINAL                  INTEREST      REMAINING
               LOAN          CONTROL        LOAN TYPE (IO, AMORTIZING,            LOAN      REMAINING      ONLY         INTEREST
FOOTNOTE       GROUP         NUMBER                IO AMORTIZING)                 TERM      LOAN TERM      TERM         ONLY TERM

 2, 14           1              1         Amortizing                               61          59            0             0
  3, 4           1              2         Amortizing                               59          51            0             0
                 1              3         Interest Only, Then Amortizing           120        120            36           36
                 1              4         Interest Only                            83          81            83           81
                 1              5         Interest Only                            60          59            60           59
 5, 13           1              6         Amortizing                               60          59            0             0
                 1              7         Interest Only                            60          58            60           58
                 1              8         Interest Only, Then Amortizing           120        116            59           55
   8             1              9         Interest Only, Then Amortizing           120        118            47           45
------------------------------------------------------------------------------------------------------------------------------------
                 2             10         Interest Only                            60          58            60           58
                 2            10.01
                 2            10.02
                 2            10.03
                 2            10.04
                 2            10.05
                 2            10.06
                 2            10.07
                 2            10.08
                 2            10.09
------------------------------------------------------------------------------------------------------------------------------------
                 1             11         Interest Only, Then Amortizing           84          81            48           45
                 1             12         Amortizing                               120        116            0             0
                 1             13         Amortizing                               120        120            0             0
  4, 8           1             14         Interest Only                            120        118           120           118
                 1             15         Interest Only, Then Amortizing           120        118            24           22
                 1             16         Interest Only, Then Amortizing           120        116            59           55
   8             1             17         Interest Only                            84          81            84           81
   7             1             18         Interest Only, Then Amortizing           120        119            12           11
------------------------------------------------------------------------------------------------------------------------------------
                 1             19         Interest Only, Then Amortizing           84          78            24           18
                 1            19.01
                 1            19.02
                 1            19.03
------------------------------------------------------------------------------------------------------------------------------------
                 1             20         Interest Only, Then Amortizing           60          57            24           21
                 1             21         Amortizing                               120        118            0             0
                 1             22         Interest Only, Then Amortizing           120        118            7             5
   8             1             23         Interest Only, Then Amortizing           120        116            36           32
   8             1             24         Interest Only, Then Amortizing           84          83            48           47
   8             1             25         Interest Only                            60          55            60           55
                 1             26         Interest Only, Then Amortizing           120        119            24           23
   8             1             27         Interest Only, Then Amortizing           120        115            60           55
                 1             28         Fully Amortizing                         240        234            0             0
                 1             29         Amortizing                               84          81            0             0
   9             2             30         Interest Only, Then Amortizing           120        115            12            7
   8             1             31         Interest Only, Then Amortizing           120        116            24           20
   6             1             32         Interest Only, Then Amortizing           120        118            24           22
                 1             33         Amortizing                               120        112            0             0
                 1             34         Amortizing                               120        118            0             0
------------------------------------------------------------------------------------------------------------------------------------
                 1             35         Interest Only, Then Amortizing           120        118            24           22
                 1            35.01
                 1            35.02
------------------------------------------------------------------------------------------------------------------------------------
   8             1             36         Amortizing                               84          77            0             0
                 1             37         Interest Only, Then Amortizing           120        118            24           22
   8             1             38         Interest Only, Then Amortizing           60          59            24           23
                 1             39         Interest Only, Then Amortizing           120        118            24           22
   10            1             40         Amortizing                               120        118            0             0
                 1             41         Amortizing                               120        116            0             0
                 1             42         Interest Only, Then Amortizing           120        119            24           23
                 1             43         Amortizing                               84          82            0             0
                 1             44         Interest Only, Then Amortizing           84          82            24           22
   8             1             45         Interest Only, Then Amortizing           120        120            24           24
                 1             46         Interest Only, Then Amortizing           120        115            23           18
------------------------------------------------------------------------------------------------------------------------------------
                 1             47         Amortizing                               120        119            0             0
                 1            47.01
                 1            47.02
                 1            47.03
------------------------------------------------------------------------------------------------------------------------------------
                 2             48         Amortizing                               120        116            0             0
                 1             49         Amortizing                               120        120            0             0
                 1             50         Amortizing                               60          55            0             0
                 1             51         Interest Only, Then Amortizing           120        117            12            9
------------------------------------------------------------------------------------------------------------------------------------
                 1             52         Interest Only, Then Amortizing           120        118            24           22
                 1            52.01
                 1            52.02
------------------------------------------------------------------------------------------------------------------------------------
                 1             53         Amortizing                               84          79            0             0
                 1             54         Amortizing                               96          91            0             0
                 1             55         Interest Only, Then Amortizing           120        116            12            8
                 1             56         Interest Only, Then Amortizing           84          81            24           21
                 1             57         Amortizing                               120        116            0             0
                 1             58         Amortizing                               120        117            0             0
                 1             59         Interest Only, Then Amortizing           120        116            18           14
   11            1             60         Interest Only, Then Amortizing           120        117            12            9
   8             1             61         Interest Only                            60          56            60           56
                 1             62         Interest Only, Then Amortizing           120        117            12            9
   9             1             63         Amortizing                               120        119            0             0
                 1             64         Interest Only, Then Amortizing           120        118            24           22
                 1             65         Amortizing                               120        119            0             0
------------------------------------------------------------------------------------------------------------------------------------
   8             1             66         Interest Only                            60          53            60           53
                 1            66.01
                 1            66.02
------------------------------------------------------------------------------------------------------------------------------------
   9             1             67         Amortizing                               120        119            0             0
                 1             68         Amortizing                               84          81            0             0
                 1             69         Amortizing                               120        117            0             0
                 1             70         Interest Only, Then Amortizing           120        114            12            6
                 1             71         Interest Only                            60          59            60           59
                 1             72         Interest Only, Then Amortizing           120        119            24           23
                 1             73         Amortizing                               120        119            0             0
                 1             74         Interest Only, Then Amortizing           120        113            60           53
   8             1             75         Interest Only, Then Amortizing           84          79            48           43
                 1             76         Interest Only, Then Amortizing           120        117            24           21
                 1             77         Interest Only                            60          55            60           55
                 1             78         Interest Only, Then Amortizing           96          91            60           55
                 1             79         Amortizing                               120        117            0             0
   11            1             80         Interest Only, Then Amortizing           120        119            24           23
                 1             81         Amortizing                               120        115            0             0
                 1             82         Amortizing                               120        119            0             0
                 1             83         Interest Only                            60          57            60           57
                 1             84         Interest Only, Then Amortizing           120        119            12           11
   15            1             85         Interest Only                            60          54            60           54
                 1             86         Interest Only, Then Amortizing           120        118            12           10
                 1             87         Amortizing                               120        119            0             0
                 1             88         Interest Only, Then Amortizing           120        118            24           22
                 1             89         Amortizing                               120        119            0             0
                 1             90         Interest Only, Then Amortizing           120        112            18           10
                 1             91         Interest Only, Then Amortizing           84          82            12           10
                 1             92         Amortizing                               120        120            0             0
                 1             93         Amortizing                               120        117            0             0
   8             1             94         Amortizing                               120        116            0             0
                 1             95         Interest Only, Then Amortizing           120        119            24           23
                 1             96         Amortizing                               84          79            0             0
                 1             97         Interest Only, Then Amortizing           120        117            24           21
                 1             98         Interest Only, Then Amortizing           84          79            24           19
                 1             99         Amortizing                               120        114            0             0
                 1             100        Interest Only, Then Amortizing           120        116            24           20
   8             1             101        Interest Only, Then Amortizing           60          58            24           22
                 1             102        Amortizing                               60          55            0             0
                 1             103        Fully Amortizing                         180        177            0             0
                 1             104        Amortizing                               120        118            0             0
                 1             105        Amortizing                               120        119            0             0
                 1             106        Amortizing                               120        116            0             0
                 1             107        Interest Only, Then Amortizing           120        118            24           22
                 1             108        Amortizing                               120        118            0             0
 9, 12           1             109        Amortizing                               120        119            0             0
                 1             110        Amortizing                               120        114            0             0
                 1             111        Amortizing                               120        116            0             0
                 1             112        Amortizing                               120        115            0             0
                 1             113        Interest Only, Then Amortizing           120        115            36           31
                 1             114        Interest Only, Then Amortizing           120        119            12           11
                 1             115        Amortizing                               120        117            0             0
   11            1             116        Interest Only, Then Amortizing           120        119            24           23
                 1             117        Amortizing                               120        117            0             0
                 1             118        Interest Only                            60          53            60           53
                 1             119        Interest Only                            60          55            60           55
   11            1             120        Interest Only, Then Amortizing           120        115            24           19
                 1             121        Amortizing                               120        116            0             0
                 1             122        Interest Only, Then Amortizing           120        118            24           22
                 1             123        Amortizing                               60          55            0             0
                 1             124        Amortizing                               120        119            0             0
                 1             125        Amortizing                               120        117            0             0
                 1             126        Amortizing                               120        115            0             0
------------------------------------------------------------------------------------------------------------------------------------
                 1             127        Amortizing                               120        119            0             0
                 1           127.01
                 1           127.02
------------------------------------------------------------------------------------------------------------------------------------
                 1             128        Interest Only, Then Amortizing           120        114            12            6
                 1             129        Fully Amortizing                         180        175            0             0
                 1             130        Amortizing                               120        115            0             0
   11            1             131        Interest Only, Then Amortizing           120        115            24           19
                 1             132        Amortizing                               120        117            0             0
                 1             133        Amortizing                               120        115            0             0
                 1             134        Amortizing                               120        118            0             0
                 1             135        Amortizing                               120        118            0             0
                 1             136        Amortizing                               120        116            0             0
                 2             137        Amortizing                               120        115            0             0
                 1             138        Amortizing                               120        115            0             0
                 2             139        Interest Only, Then Amortizing           120        116            12            8
                 1             140        Amortizing                               120        115            0             0
                 1             141        Amortizing                               120        116            0             0
                 1             142        Amortizing                               120        115            0             0

                                          ORIGINAL         REMAINING                        HYPER
               LOAN          CONTROL    AMORTIZATION     AMORTIZATION                    AMORTIZING                         CASH
FOOTNOTE       GROUP         NUMBER         TERM             TERM          SEASONING        LOAN          LOCKBOX        MANAGEMENT

 2, 14           1              1           360              358              2              No            Hard          In Place
  3, 4           1              2           360              352              8              No            Hard          In Place
                 1              3           360              360              0              No            Hard          Springing
                 1              4            NA               NA              2              No            Hard          In Place
                 1              5            NA               NA              1              No            Hard          In Place
 5, 13           1              6           360              359              1              No            Hard          In Place
                 1              7            NA               NA              2              No            Hard          Springing
                 1              8           360              360              4              No            Hard          Springing
   8             1              9           360              360              2              No            Hard          Springing
------------------------------------------------------------------------------------------------------------------------------------
                 2             10            NA               NA              2              No            Soft          In Place
                 2            10.01
                 2            10.02
                 2            10.03
                 2            10.04
                 2            10.05
                 2            10.06
                 2            10.07
                 2            10.08
                 2            10.09
------------------------------------------------------------------------------------------------------------------------------------
                 1             11           360              360              3              No            Hard          In Place
                 1             12           360              356              4              No            Hard          In Place
                 1             13           300              300              0              No            Hard          In Place
  4, 8           1             14            NA               NA              2              No            Hard          In Place
                 1             15           360              360              2              No            Hard          In Place
                 1             16           324              324              4              No            Hard          Springing
   8             1             17            NA               NA              3              No            Hard          In Place
   7             1             18           360              360              1              No            Hard          Springing
------------------------------------------------------------------------------------------------------------------------------------
                 1             19           360              360              6              No            Hard          In Place
                 1            19.01
                 1            19.02
                 1            19.03
------------------------------------------------------------------------------------------------------------------------------------
                 1             20           360              360              3              No             No              NAP
                 1             21           300              298              2              No            Hard          Springing
                 1             22           360              360              2              No            Hard          Springing
   8             1             23           360              360              4              No             No              NAP
   8             1             24           360              360              1              No            Hard          In Place
   8             1             25            NA               NA              5              No             No              NAP
                 1             26           360              360              1              No            Hard          Springing
   8             1             27           360              360              5              No            Hard          In Place
                 1             28           240              234              6              No            Hard          Springing
                 1             29           300              297              3              No            Hard          Springing
   9             2             30           360              360              5              No             No              NAP
   8             1             31           360              360              4              No             No              NAP
   6             1             32           360              360              2              No            Hard          Springing
                 1             33           360              352              8              No            Hard          Springing
                 1             34           360              358              2              No            Hard          Springing
------------------------------------------------------------------------------------------------------------------------------------
                 1             35           360              360              2              No             No              NAP
                 1            35.01
                 1            35.02
------------------------------------------------------------------------------------------------------------------------------------
   8             1             36           360              353              7              No            Hard          In Place
                 1             37           360              360              2              No            Hard          Springing
   8             1             38           360              360              1              No            Hard          Springing
                 1             39           360              360              2              No            Hard          Springing
   10            1             40           300              298              2              No            Hard          Springing
                 1             41           360              356              4              No             No              NAP
                 1             42           360              360              1              No             No              NAP
                 1             43           360              358              2              No            Hard          Springing
                 1             44           360              360              2              No            Hard          Springing
   8             1             45           360              360              0              No             No              NAP
                 1             46           360              360              5              No            Soft          Springing
------------------------------------------------------------------------------------------------------------------------------------
                 1             47           360              359              1              No             No              NAP
                 1            47.01
                 1            47.02
                 1            47.03
------------------------------------------------------------------------------------------------------------------------------------
                 2             48           360              356              4              No            Soft          Springing
                 1             49           360              360              0              No            Hard          Springing
                 1             50           300              295              5              No            Hard          In Place
                 1             51           360              360              3              No            Soft          Springing
------------------------------------------------------------------------------------------------------------------------------------
                 1             52           360              360              2              No            Soft          Springing
                 1            52.01
                 1            52.02
------------------------------------------------------------------------------------------------------------------------------------
                 1             53           360              355              5              No            Soft          Springing
                 1             54           360              355              5              No             No              NAP
                 1             55           360              360              4              No             No              NAP
                 1             56           360              360              3              No             No              NAP
                 1             57           360              356              4              No             No              NAP
                 1             58           360              357              3              No            Soft          Springing
                 1             59           360              360              4              No             No              NAP
   11            1             60           360              360              3              No             No              NAP
   8             1             61            NA               NA              4              No             No              NAP
                 1             62           360              360              3              No             No              NAP
   9             1             63           360              359              1              No             No              NAP
                 1             64           360              360              2              No             No              NAP
                 1             65           360              359              1              No             No              NAP
------------------------------------------------------------------------------------------------------------------------------------
   8             1             66            NA               NA              7              No            Hard          Springing
                 1            66.01
                 1            66.02
------------------------------------------------------------------------------------------------------------------------------------
   9             1             67           360              359              1              No             No              NAP
                 1             68           360              357              3              No            Hard          Springing
                 1             69           300              297              3              No            Soft          Springing
                 1             70           360              360              6              No             No              NAP
                 1             71            NA               NA              1              No             No              NAP
                 1             72           360              360              1              No             No              NAP
                 1             73           300              299              1              No             No              NAP
                 1             74           360              360              7              No             No              NAP
   8             1             75           360              360              5              No            Hard          Springing
                 1             76           360              360              3              No             No              NAP
                 1             77            NA               NA              5              No             No              NAP
                 1             78           360              360              5              No             No              NAP
                 1             79           360              357              3              No             No              NAP
   11            1             80           360              360              1              No             No              NAP
                 1             81           360              355              5              No             No              NAP
                 1             82           360              359              1              No            Hard          Springing
                 1             83            NA               NA              3              No             No              NAP
                 1             84           336              336              1              No             No              NAP
   15            1             85            NA               NA              6              No             No              NAP
                 1             86           360              360              2              No             No              NAP
                 1             87           360              359              1              No             No              NAP
                 1             88           360              360              2              No             No              NAP
                 1             89           360              359              1              No             No              NAP
                 1             90           360              360              8              No             No              NAP
                 1             91           348              348              2              No             No              NAP
                 1             92           360              360              0              No             No              NAP
                 1             93           360              357              3              No             No              NAP
   8             1             94           360              356              4              No             No              NAP
                 1             95           360              360              1              No             No              NAP
                 1             96           360              355              5              No             No              NAP
                 1             97           360              360              3              No             No              NAP
                 1             98           360              360              5              No             No              NAP
                 1             99           360              354              6              No             No              NAP
                 1             100          360              360              4              No            Hard          Springing
   8             1             101          360              360              2              No             No              NAP
                 1             102          360              355              5              No             No              NAP
                 1             103          180              177              3              No             No              NAP
                 1             104          360              358              2              No             No              NAP
                 1             105          300              299              1              No             No              NAP
                 1             106          360              356              4              No             No              NAP
                 1             107          360              360              2              No             No              NAP
                 1             108          360              358              2              No             No              NAP
 9, 12           1             109          360              359              1              No             No              NAP
                 1             110          360              354              6              No             No              NAP
                 1             111          360              356              4              No             No              NAP
                 1             112          360              355              5              No             No              NAP
                 1             113          360              360              5              No             No              NAP
                 1             114          360              360              1              No             No              NAP
                 1             115          360              357              3              No             No              NAP
   11            1             116          360              360              1              No             No              NAP
                 1             117          360              357              3              No             No              NAP
                 1             118           NA               NA              7              No             No              NAP
                 1             119           NA               NA              5              No             No              NAP
   11            1             120          360              360              5              No             No              NAP
                 1             121          360              356              4              No             No              NAP
                 1             122          360              360              2              No             No              NAP
                 1             123          360              355              5              No             No              NAP
                 1             124          360              359              1              No             No              NAP
                 1             125          360              357              3              No             No              NAP
                 1             126          360              355              5              No             No              NAP
------------------------------------------------------------------------------------------------------------------------------------
                 1             127          360              359              1              No             No              NAP
                 1           127.01
                 1           127.02
------------------------------------------------------------------------------------------------------------------------------------
                 1             128          360              360              6              No             No              NAP
                 1             129          180              175              5              No             No              NAP
                 1             130          300              295              5              No             No              NAP
   11            1             131          360              360              5              No             No              NAP
                 1             132          360              357              3              No             No              NAP
                 1             133          360              355              5              No             No              NAP
                 1             134          360              358              2              No             No              NAP
                 1             135          360              358              2              No             No              NAP
                 1             136          360              356              4              No             No              NAP
                 2             137          360              355              5              No             No              NAP
                 1             138          360              355              5              No             No              NAP
                 2             139          360              360              4              No             No              NAP
                 1             140          360              355              5              No             No              NAP
                 1             141          360              356              4              No             No              NAP
                 1             142          360              355              5              No             No              NAP

               LOAN          CONTROL                                                           MEZZ DEBT      B NOTE      EARNOUT
FOOTNOTE       GROUP         NUMBER                 PREPAYMENT PROVISIONS (# OF PAYMENTS)1     BALANCE        BALANCE       FLAG

 2, 14           1              1         Lockout/26_Defeasance/28_0%/7                                                       No
  3, 4           1              2         Lockout/32_Defeasance/22_0%/5                                                       No
                 1              3         Lockout/23_Defeasance/93_O%/4                                      $15,000,000      No
                 1              4         Lockout/26_>YM or 1% or Defeasance/53_0%/4                                          No
                 1              5         Lockout/25_Defeasance/31_0%/4                                                       No
 5, 13           1              6         Lockout/25_Defeasance/28_0%/7                                                       No
                 1              7         Lockout/26_>YM or 2%/21_>YM or 1%/9_0%/4                                            No
                 1              8         Lockout/28_Defeasance/89_0%/3                                       $8,000,000      No
   8             1              9         Lockout/26_Defeasance/90_0%/4                                                       No
------------------------------------------------------------------------------------------------------------------------------------
                 2             10         Lockout/26_Defeasance/31_0%/3                        $20,988,469                    No
                 2            10.01
                 2            10.02
                 2            10.03
                 2            10.04
                 2            10.05
                 2            10.06
                 2            10.07
                 2            10.08
                 2            10.09
------------------------------------------------------------------------------------------------------------------------------------
                 1             11         Lockout/27_Defeasance/54_0%/3                        $12,300,000                    No
                 1             12         Lockout/28_Defeasance/88_0%/4                                      $11,964,657      No
                 1             13         Lockout/24_Defeasance/92_0%/4                                                       No
  4, 8           1             14         Lockout/26_Defeasance/90_0%/4                                                       No
                 1             15         Lockout/26_Defeasance/90_0%/4                                                       No
                 1             16         Lockout/28_Defeasance/89_0%/3                                                       No
   8             1             17         Lockout/27_Defeasance/53_0%/4                                                       No
   7             1             18         Lockout/25_Defeasance/90_O%/5                                                       No
------------------------------------------------------------------------------------------------------------------------------------
                 1             19         Lockout/30_Defeasance/51_0%/3                                       $4,500,000      No
                 1            19.01
                 1            19.02
                 1            19.03
------------------------------------------------------------------------------------------------------------------------------------
                 1             20         Lockout/27_Defeasance/29_0%/4                                                       No
                 1             21         Lockout/26_Defeasance/90_0%/4                                                       No
                 1             22         Lockout/26_Defeasance/90_0%/4                                                       No
   8             1             23         Lockout/28_Defeasance/88_0%/4                                                       No
   8             1             24         Lockout/25_Defeasance/55_0%/4                         $3,200,000                    No
   8             1             25         Lockout/29_Defeasance/27_0%/4                                                       No
                 1             26         Lockout/25_Defeasance/93_0%/2                                                       No
   8             1             27         Lockout/29_Defeasance/87_0%/4                                                       No
                 1             28         Lockout/30_Defeasance/185_0%/25                                                     No
                 1             29         Lockout/27_Defeasance/53_0%/4                                                       No
   9             2             30         Lockout/29_Defeasance/87_0%/4                                                      Yes
   8             1             31         Lockout/28_Defeasance/88_0%/4                                                       No
   6             1             32         Lockout/26_Defeasance/91_0%/3                                                       No
                 1             33         Lockout/32_Defeasance/84_0%/4                                                       No
                 1             34         Lockout/26_Defeasance/91_0%/3                                                       No
------------------------------------------------------------------------------------------------------------------------------------
                 1             35         Lockout/26_Defeasance/90_0%/4                                                       No
                 1            35.01
                 1            35.02
------------------------------------------------------------------------------------------------------------------------------------
   8             1             36         Lockout/31_Defeasance/49_0%/4                                                       No
                 1             37         Lockout/26_Defeasance/91_0%/3                                                       No
   8             1             38         Lockout/25_Defeasance/31_0%/4                         $3,250,000                    No
                 1             39         Lockout/26_Defeasance/91_0%/3                                                       No
   10            1             40         Lockout/26_Defeasance/90_0%/4                                                       No
                 1             41         Lockout/28_Defeasance/88_0%/4                                                       No
                 1             42         Lockout/25_Defeasance/91_0%/4                                                       No
                 1             43         Lockout/26_Defeasance/51_0%/7                                                       No
                 1             44         Lockout/26_Defeasance/51_0%/7                                                       No
   8             1             45         Lockout/24_Defeasance/92_0%/4                                                       No
                 1             46         Lockout/29_Defeasance/87_0%/4                                                       No
------------------------------------------------------------------------------------------------------------------------------------
                 1             47         Lockout/25_Defeasance/91_0%/4                                                       No
                 1            47.01
                 1            47.02
                 1            47.03
------------------------------------------------------------------------------------------------------------------------------------
                 2             48         Lockout/28_Defeasance/89_0%/3                                                       No
                 1             49         Lockout/24_Defeasance/92_0%/4                                                       No
                 1             50         Lockout/29_Defeasance/27_0%/4                                                       No
                 1             51         Lockout/27_Defeasance/89_0%/4                                                       No
------------------------------------------------------------------------------------------------------------------------------------
                 1             52         Lockout/26_Defeasance/91_0%/3                                                       No
                 1            52.01
                 1            52.02
------------------------------------------------------------------------------------------------------------------------------------
                 1             53         Lockout/29_Defeasance/51_0%/4                                                       No
                 1             54         Lockout/29_Defeasance/63_0%/4                                                       No
                 1             55         Lockout/28_Defeasance/88_0%/4                                                       No
                 1             56         Lockout/27_Defeasance/52_0%/5                                                       No
                 1             57         Lockout/28_Defeasance/88_0%/4                                                       No
                 1             58         Lockout/27_Defeasance/86_0%/7                                                       No
                 1             59         Lockout/28_Defeasance/88_0%/4                                                       No
   11            1             60         Lockout/27_Defeasance/89_0%/4                                                       No
   8             1             61         Lockout/28_Defeasance/28_0%/4                                                       No
                 1             62         Lockout/27_Defeasance/89_0%/4                                                       No
   9             1             63         Lockout/25_Defeasance/91_0%/4                                                      Yes
                 1             64         Lockout/26_Defeasance/90_0%/4                                                       No
                 1             65         Lockout/25_Defeasance/91_0%/4                                                       No
------------------------------------------------------------------------------------------------------------------------------------
   8             1             66         Lockout/31_Defeasance/25_0%/4                                                       No
                 1            66.01
                 1            66.02
------------------------------------------------------------------------------------------------------------------------------------
   9             1             67         Lockout/25_Defeasance/91_0%/4                                                      Yes
                 1             68         Lockout/27_Defeasance/54_0%/3                                                       No
                 1             69         Lockout/27_Defeasance/89_0%/4                                                       No
                 1             70         Lockout/30_Defeasance/86_0%/4                                         $550,000      No
                 1             71         Lockout/25_Defeasance/31_0%/4                                                       No
                 1             72         Lockout/25_Defeasance/91_0%/4                                                       No
                 1             73         Lockout/25_Defeasance/91_0%/4                                                       No
                 1             74         Lockout/31_Defeasance/85_0%/4                                                       No
   8             1             75         Lockout/29_Defeasance/51_0%/4                                                       No
                 1             76         Lockout/27_>YM or 1%/89_0%/4                                                        No
                 1             77         Lockout/29_Defeasance/27_0%/4                                                       No
                 1             78         Lockout/29_>YM or 1% or Defeasance/63_0%/4                                          No
                 1             79         Lockout/59_> YM or 1%/57_0%/4                                                       No
   11            1             80         Lockout/25_Defeasance/91_0%/4                                                       No
                 1             81         Lockout/29_Defeasance/87_0%/4                                                       No
                 1             82         Lockout/25_Defeasance/91_0%/4                                                       No
                 1             83         Lockout/27_Defeasance/29_0%/4                                                       No
                 1             84         Lockout/25_Defeasance/91_0%/4                                                       No
   15            1             85         Lockout/30_Defeasance/26_0%/4                                                       No
                 1             86         Lockout/26_Defeasance/90_0%/4                                                       No
                 1             87         Lockout/25_Defeasance/91_0%/4                                                       No
                 1             88         Lockout/26_Defeasance/90_0%/4                                                       No
                 1             89         Lockout/25_Defeasance/91_0%/4                                                       No
                 1             90         Lockout/32_Defeasance/84_0%/4                                                       No
                 1             91         Lockout/26_Defeasance/54_0%/4                                                       No
                 1             92         Lockout/58_> YM or 1%/58_0%/4                                                       No
                 1             93         Lockout/59_> YM or 1%/57_0%/4                                                       No
   8             1             94         Lockout/28_Defeasance/88_0%/4                                                       No
                 1             95         Lockout/25_Defeasance/91_0%/4                                                       No
                 1             96         Lockout/29_Defeasance/51_0%/4                                                       No
                 1             97         Lockout/27_>YM or 1%/89_0%/4                                                        No
                 1             98         Lockout/29_Defeasance/51_0%/4                                                       No
                 1             99         Lockout/30_Defeasance/86_0%/4                                                       No
                 1             100        Lockout/41_YM+1%/75_0%/4                                                            No
   8             1             101        Lockout/26_Defeasance/30_0%/4                                                       No
                 1             102        Lockout/29_Defeasance/27_0%/4                                                       No
                 1             103        Lockout/27_Defeasance/149_0%/4                                                      No
                 1             104        Lockout/26_Defeasance/90_0%/4                                                       No
                 1             105        Lockout/25_Defeasance/91_0%/4                                                       No
                 1             106        Lockout/28_Defeasance/88_0%/4                                                       No
                 1             107        Lockout/26_Defeasance/90_0%/4                                                       No
                 1             108        Lockout/26_Defeasance/90_0%/4                                                       No
 9, 12           1             109        Lockout/25_Defeasance/91_0%/4                                                      Yes
                 1             110        Lockout/30_Defeasance/86_0%/4                                                       No
                 1             111        Lockout/59_> YM or 1%/57_0%/4                                                       No
                 1             112        Lockout/29_Defeasance/87_0%/4                                                       No
                 1             113        Lockout/29_Defeasance/87_0%/4                                                       No
                 1             114        Lockout/25_Defeasance/91_0%/4                                                       No
                 1             115        Lockout/27_Defeasance/89_0%/4                                                       No
   11            1             116        Lockout/25_Defeasance/91_0%/4                                                       No
                 1             117        Lockout/27_Defeasance/89_0%/4                                                       No
                 1             118        Lockout/31_Defeasance/25_0%/4                                                       No
                 1             119        Lockout/29_Defeasance/27_0%/4                                                       No
   11            1             120        Lockout/29_Defeasance/87_0%/4                                                       No
                 1             121        Lockout/28_Defeasance/88_0%/4                                                       No
                 1             122        Lockout/26_Defeasance/90_0%/4                                                       No
                 1             123        Lockout/29_Defeasance/27_0%/4                                                       No
                 1             124        Lockout/59_> YM or 1%/57_0%/4                                                       No
                 1             125        Lockout/27_Defeasance/89_0%/4                                                       No
                 1             126        Lockout/59_> YM or 1%/57_0%/4                                                       No
------------------------------------------------------------------------------------------------------------------------------------
                 1             127        Lockout/25_Defeasance/92_0%/3                                                       No
                 1           127.01
                 1           127.02
------------------------------------------------------------------------------------------------------------------------------------
                 1             128        Lockout/30_Defeasance/86_0%/4                                                       No
                 1             129        Lockout/29_>YM or 1%/147_0%/4                                                       No
                 1             130        Lockout/29_Defeasance/87_0%/4                                                       No
   11            1             131        Lockout/29_Defeasance/87_0%/4                                                       No
                 1             132        Lockout/27_Defeasance/89_0%/4                                                       No
                 1             133        Lockout/29_Defeasance/87_0%/4                                                       No
                 1             134        Lockout/26_Defeasance/90_0%/4                                                       No
                 1             135        Lockout/26_Defeasance/90_0%/4                                                       No
                 1             136        Lockout/28_Defeasance/89_0%/3                                                       No
                 2             137        Lockout/29_Defeasance/86_0%/5                                                       No
                 1             138        Lockout/29_Defeasance/87_0%/4                                                       No
                 2             139        Lockout/28_Defeasance/88_0%/4                                                       No
                 1             140        Lockout/59_> YM or 1%/57_0%/4                                                       No
                 1             141        Lockout/28_Defeasance/89_0%/3                                                       No
                 1             142        Lockout/59_> YM or 1%/57_0%/4                                                       No

                                        EARNOUT OR
                                        PERFORMANCE
               LOAN          CONTROL     GUARANTEE               P&I AFTER      APPRAISAL            APPRAISAL        CUT-OFF
FOOTNOTE       GROUP         NUMBER       AMOUNT                  EARNOUT         DATE                 VALUE         DATE LTV

 2, 14           1              1     $10,000,000.00           $1,211,108.33    11/12/04           $435,000,000       55.27%
  3, 4           1              2     $37,000,000.00           $2,041,482.81    05/10/04           $766,000,000       50.43%
                 1              3                                               10/1/2004          $300,000,000       75.00%
                 1              4                                               11/05/04           $318,000,000       67.54%
                 1              5                                               01/01/05           $290,000,000       62.59%
 5, 13           1              6     $17,500,000.00             $721,830.48    01/01/05           $226,000,000       60.77%
                 1              7                                               09/20/04           $220,000,000       61.36%
                 1              8                                               7/12/2004          $167,000,000       67.07%
   8             1              9                                               9/23/2004          $132,500,000       75.47%
-----------------------------------------------------------------------------------------------------------------------------------
                 2             10                                                                  $123,325,000       80.00%
                 2            10.01                                             10/1/2004           $30,675,000
                 2            10.02                                             10/1/2004           $17,100,000
                 2            10.03                                             10/1/2004           $13,900,000
                 2            10.04                                             10/1/2004           $11,800,000
                 2            10.05                                             10/4/2004           $11,200,000
                 2            10.06                                             10/1/2004           $10,650,000
                 2            10.07                                             10/1/2004           $10,200,000
                 2            10.08                                             10/1/2004            $9,300,000
                 2            10.09                                             10/4/2004            $8,500,000
-----------------------------------------------------------------------------------------------------------------------------------
                 1             11                                               8/9/2004           $124,500,000       71.41%
                 1             12                                               8/2/2004           $105,500,000       71.83%
                 1             13                                               07/07/04           $158,000,000       47.47%
  4, 8           1             14                                               12/1/2004          $190,000,000       78.95%
                 1             15                                               9/27/2004           $95,000,000       68.42%
                 1             16                                               8/5/2004            $81,000,000       79.01%
   8             1             17                                              11/15/2004           $92,000,000       65.27%
   7             1             18                                               8/25/2004           $65,100,000       79.88%
-----------------------------------------------------------------------------------------------------------------------------------
                 1             19                                                                   $60,750,000       79.34%
                 1            19.01                                             7/14/2004           $27,500,000
                 1            19.02                                             7/14/2004           $19,750,000
                 1            19.03                                             7/14/2004           $13,500,000
-----------------------------------------------------------------------------------------------------------------------------------
                 1             20                                               09/21/04            $76,000,000       63.16%
                 1             21                                               11/3/2004           $54,000,000       66.48%
                 1             22                                               10/1/2004           $49,000,000       72.86%
   8             1             23                                               08/20/04            $45,900,000       75.16%
   8             1             24                                              10/30/2004           $45,000,000       73.67%
   8             1             25                                               07/06/04            $40,800,000       75.37%
                 1             26                                               9/13/2004           $45,000,000       66.67%
   8             1             27                                               5/24/2004           $44,400,000       63.06%
                 1             28                                               07/01/04            $35,490,000       72.36%
                 1             29                                               9/22/2004           $34,000,000       69.69%
   9             2             30      $3,525,000.00             $109,581.97    07/08/04            $24,700,000       74.80%
   8             1             31                                               07/09/04            $26,550,000       79.85%
   6             1             32                                               10/1/2004           $27,000,000       77.78%
                 1             33                                               3/1/2004            $27,000,000       76.59%
                 1             34                                               9/30/2004           $26,000,000       77.75%
-----------------------------------------------------------------------------------------------------------------------------------
                 1             35                                                                   $28,000,000       72.04%
                 1            35.01                                             9/8/2004            $16,100,000
                 1            35.02                                             9/7/2004            $11,900,000
-----------------------------------------------------------------------------------------------------------------------------------
   8             1             36                                               6/14/2004           $31,000,000       64.12%
                 1             37                                               10/6/2004           $25,000,000       77.92%
   8             1             38                                               8/14/2004           $37,500,000       50.67%
                 1             39                                               10/6/2004           $21,900,000       80.00%
   10            1             40                                               9/9/2004            $23,000,000       75.48%
                 1             41                                               7/22/2004           $21,000,000       81.64%
                 1             42                                               10/29/04            $21,000,000       80.00%
                 1             43                                               9/17/2004           $23,610,000       69.77%
                 1             44                                               8/23/2004           $23,000,000       68.15%
   8             1             45                                               11/03/04            $19,250,000       80.00%
                 1             46                                               7/29/2004           $20,000,000       75.00%
-----------------------------------------------------------------------------------------------------------------------------------
                 1             47                                                Various            $18,770,000       79.84%
                 1            47.01                                             07/30/04            $10,300,000
                 1            47.02                                             08/06/04             $5,170,000
                 1            47.03                                             08/06/04             $3,300,000
-----------------------------------------------------------------------------------------------------------------------------------
                 2             48                                               4/13/2004           $27,600,000       54.12%
                 1             49                                              10/19/2004           $18,550,000       79.78%
                 1             50                                               8/1/2004            $22,000,000       65.49%
                 1             51                                               8/6/2004            $17,700,000       80.23%
-----------------------------------------------------------------------------------------------------------------------------------
                 1             52                                                                   $17,400,000       80.46%
                 1            52.01                                             8/9/2004            $11,400,000
                 1            52.02                                             8/9/2004             $6,000,000
-----------------------------------------------------------------------------------------------------------------------------------
                 1             53                                               7/20/2004           $17,450,000       78.45%
                 1             54                                               8/4/2004            $18,100,000       75.31%
                 1             55                                               07/15/04            $17,500,000       77.14%
                 1             56                                               09/01/04            $16,100,000       79.19%
                 1             57                                               7/27/2004           $17,520,000       71.09%
                 1             58                                               6/10/2004           $16,000,000       74.78%
                 1             59                                               07/09/04            $15,300,000       76.80%
   11            1             60                                               08/19/04            $14,300,000       80.00%
   8             1             61                                               08/11/04            $19,000,000       59.47%
                 1             62                                               09/03/04            $14,000,000       80.00%
   9             1             63      $2,175,000.00              $52,095.53    01/01/05            $14,000,000       64.41%
                 1             64                                               10/27/04            $13,000,000       79.38%
                 1             65                                               9/15/2004           $12,650,000       79.37%
-----------------------------------------------------------------------------------------------------------------------------------
   8             1             66                                                                   $12,500,000       80.00%
                 1            66.01                                             4/1/2004             $8,100,000
                 1            66.02                                             4/1/2004             $4,400,000
-----------------------------------------------------------------------------------------------------------------------------------
   9             1             67        $625,000.00              $54,420.27    08/01/04            $11,900,000       77.04%
                 1             68                                               9/15/2004           $14,850,000       63.79%
                 1             69                                               9/23/2004           $14,100,000       63.57%
                 1             70                                               06/09/04            $11,080,000       79.87%
                 1             71                                               08/01/04            $11,000,000       79.09%
                 1             72                                               11/1/2004           $11,800,000       73.14%
                 1             73                                               11/1/2004           $11,800,000       72.79%
                 1             74                                               05/18/04            $11,400,000       74.56%
   8             1             75                                               6/30/2004           $12,400,000       68.15%
                 1             76                                               09/24/04            $11,400,000       73.82%
                 1             77                                               08/03/04            $11,800,000       69.49%
                 1             78                                               07/19/04            $10,727,000       75.51%
                 1             79                                               8/5/2004            $10,200,000       78.22%
   11            1             80                                               10/19/04             $9,550,000       79.79%
                 1             81                                               07/07/04             $9,800,000       77.19%
                 1             82                                               12/1/2004            $9,600,000       78.05%
                 1             83                                               10/01/04             $9,250,000       78.70%
                 1             84                                               12/01/04            $10,100,000       70.30%
   15            1             85                                               06/18/04             $9,200,000       76.09%
                 1             86                                               08/23/04             $8,770,000       79.82%
                 1             87                                               01/01/05             $8,300,000       81.86%
                 1             88                                               09/10/04             $9,080,000       74.34%
                 1             89                                               9/25/2004            $8,500,000       78.16%
                 1             90                                               01/06/04             $9,250,000       70.27%
                 1             91                                               7/1/2004             $8,600,000       74.95%
                 1             92                                               10/8/2004            $9,130,000       69.46%
                 1             93                                               7/21/2004            $8,970,000       69.20%
   8             1             94                                               08/12/04             $8,000,000       76.20%
                 1             95                                               10/11/04             $9,060,000       66.23%
                 1             96                                               6/18/2004            $8,400,000       69.91%
                 1             97                                               08/24/04             $7,570,000       76.62%
                 1             98                                               07/16/04             $7,500,000       76.00%
                 1             99                                               6/15/2004            $7,300,000       76.96%
                 1             100                                              7/27/2004            $7,600,000       73.68%
   8             1             101                                              10/12/04             $7,000,000       80.00%
                 1             102                                              07/14/04             $7,800,000       70.14%
                 1             103                                              08/28/04             $8,470,000       60.58%
                 1             104                                              09/20/04             $6,400,000       78.74%
                 1             105                                              10/27/04             $6,800,000       73.41%
                 1             106                                              7/22/2004            $6,760,000       72.20%
                 1             107                                              09/10/04             $6,430,000       75.43%
                 1             108                                              9/27/2004            $5,950,000       79.68%
 9, 12           1             109       $784,375.00              $21,211.78    10/31/04             $5,650,000       69.23%
                 1             110                                              05/20/04             $5,880,000       79.48%
                 1             111                                              5/25/2004            $6,300,000       72.76%
                 1             112                                              8/13/2004            $6,000,000       74.63%
                 1             113                                              07/07/04             $5,400,000       74.07%
                 1             114                                              10/20/04             $6,100,000       65.57%
                 1             115                                              10/1/2004            $5,400,000       73.86%
   11            1             116                                              10/20/04             $4,900,000       80.00%
                 1             117                                              9/8/2004             $4,800,000       79.98%
                 1             118                                              6/1/2004             $4,800,000       79.17%
                 1             119                                              07/14/04             $5,200,000       72.12%
   11            1             120                                              07/21/04             $4,550,000       78.57%
                 1             121                                              6/3/2004             $4,600,000       76.89%
                 1             122                                              09/10/04             $4,770,000       73.38%
                 1             123                                              07/14/04             $5,450,000       62.97%
                 1             124                                              6/13/2004            $5,300,000       64.10%
                 1             125                                              07/27/04             $3,860,000       78.78%
                 1             126                                              5/25/2004            $4,150,000       71.97%
-----------------------------------------------------------------------------------------------------------------------------------
                 1             127                                                                   $4,400,000       65.85%
                 1           127.01                                             9/30/2004            $2,500,000
                 1           127.02                                             9/30/2004            $1,900,000
-----------------------------------------------------------------------------------------------------------------------------------
                 1             128                                              06/18/04             $3,600,000       80.00%
                 1             129                                              07/15/04             $5,900,000       46.12%
                 1             130                                              2/26/2004            $3,600,000       74.50%
   11            1             131                                              07/22/04             $3,500,000       74.29%
                 1             132                                              08/27/04             $3,550,000       73.03%
                 1             133                                              6/13/2004            $4,160,000       62.18%
                 1             134                                              11/03/04             $3,360,000       75.74%
                 1             135                                              9/13/2004            $3,500,000       71.29%
                 1             136                                              8/28/2004            $4,000,000       54.79%
                 2             137                                              7/27/2004            $2,810,000       71.71%
                 1             138                                              7/1/2004             $3,000,000       66.40%
                 2             139                                              07/30/04             $2,400,000       77.08%
                 1             140                                              5/25/2004            $2,000,000       70.95%
                 1             141                                              8/30/2004            $1,540,000       72.78%
                 1             142                                              5/25/2004            $1,700,000       65.88%

                                       SCHEDULED
               LOAN          CONTROL   MATURITY                    OCCUPANCY AS
FOOTNOTE       GROUP         NUMBER    DATE LTV    OCCUPANCY %       OF DATE            LARGEST TENANT (BASED ON SQUARE FOOTAGE)

 2, 14          1              1         52.65%        99.67%       10/31/2004       Saks Fifth Avenue
  3, 4          1              2         51.32%        98.12%       5/17/2004        Tao Restaurant & Nightclub
                1              3         67.48%         96.6%        9/1/2004        About.Com (Primedia) - 18th Floor
                1              4         67.54%        92.10%       10/31/2004       Carrington Coleman Sloman
                1              5         62.59%        89.07%       11/1/2004        Bates / WPP
 5, 13          1              6         57.01%        99.70%       11/9/2004        Dillard's Mens & Home
                1              7         61.36%        70.95%       10/31/2004
                1              8         62.77%         98.3%       6/30/2004        Tommy Bahama
   8            1              9         68.88%         89.1%        9/1/2004        DFS Galleria
------------------------------------------------------------------------------------------------------------------------------------
                2             10         80.00%
                2            10.01                      72.4%       11/1/2004
                2            10.02                      76.8%       11/1/2004
                2            10.03                      87.9%       11/1/2004
                2            10.04                      95.1%       11/1/2004
                2            10.05                      99.2%       11/1/2004
                2            10.06                      88.9%       11/1/2004
                2            10.07                      94.1%       11/1/2004
                2            10.08                      75.9%       11/1/2004
                2            10.09                      77.7%       11/1/2004
------------------------------------------------------------------------------------------------------------------------------------
                1             11         68.44%         94.5%       10/8/2004        Independence Blue -
                1             12         62.31%         95.8%        7/1/2004        Knobbe, Martens, Olson & Bear, LLP
                1             13         36.99%        64.30%       9/30/2004
  4, 8          1             14         78.95%         93.5%        9/1/2004        Absolut Spirit Company
                1             15         60.00%         83.3%       10/1/2004        Deutsche Banc - Alex Brown
                1             16         72.30%         97.4%       6/30/2004        JC Penney
   8            1             17         65.27%         80.1%        9/1/2004        Ross Dress for Less
   7            1             18         68.89%         84.9%        6/1/2004        The May Department Stores Co. (Hecht's)
------------------------------------------------------------------------------------------------------------------------------------
                1             19         74.94%
                1            19.01                      88.4%       6/27/2004        County of Orange - HCA/CCS Headqtrs
                1            19.02                     100.0%       6/27/2004        Regional Center of Orange County
                1            19.03                      98.3%        7/2/2004        County of Orange - HCA/HCA Admin
------------------------------------------------------------------------------------------------------------------------------------
                1             20         60.23%        99.60%       9/30/2004        Ainsworth - Noah & Assoc.
                1             21         50.56%         73.3%       11/1/2004
                1             22         61.52%         89.2%       10/1/2004        General Electric Capital Corp.
   8            1             23         67.50%        99.10%       9/30/2004        Stater Bros.
   8            1             24         70.48%         95.7%       11/30/2004       Bed Bath & Beyond
   8            1             25         75.37%        91.70%       11/30/2004       Jacobs Engineering Group
                1             26         59.23%         70.2%       10/23/2004       Lockheed Martin
   8            1             27         59.05%         81.5%       6/30/2004        Bowne
                1             28         1.78%         93.20%       11/30/2004       FAA (GSA)
                1             29         59.22%         70.1%        9/1/2004
   9            2             30         68.73%        90.70%       9/30/2004
   8            1             31         70.03%        100.00%      10/1/2004        The Training Club
   6            1             32         69.21%        100.0%       9/13/2004        US Labs
                1             33         63.93%        100.0%        3/4/2004        Unisys
                1             34         65.82%         80.8%       7/31/2004        GE Capital
------------------------------------------------------------------------------------------------------------------------------------
                1             35         62.84%
                1            35.01                      85.0%       8/18/2004        Tom Thumb
                1            35.02                      82.8%       8/18/2004        Tom Thumb
------------------------------------------------------------------------------------------------------------------------------------
   8            1             36         58.38%         85.1%       5/18/2004        Fleishman-Hillard
                1             37         67.99%        100.0%       10/6/2004        First Capital
   8            1             38         48.67%         80.7%        7/1/2004        Inflow E-5
                1             39         69.81%        100.0%       10/6/2004        Miramax
   10           1             40         59.74%         79.1%       8/31/2004
                1             41         70.16%        100.0%       7/31/2004        Intrawest California Holding Co.
                1             42         69.87%        97.50%       10/31/2004       Windwalker Corp (sublet 1731sf to Unimed)
                1             43         63.08%         77.1%        9/1/2004        McGinnis, Lochridge & Kilgore, L.L.P.
                1             44         63.28%         86.8%       12/1/2004        Electric Lightwave
   8            1             45         69.53%        100.00%      10/12/2004       Blockbuster Video
                1             46         65.80%        100.0%       6/25/2004        Price Chopper
------------------------------------------------------------------------------------------------------------------------------------
                1             47         66.28%                     11/2/2004
                1            47.01                     93.56%       11/2/2004        HH Gregg Appliances, Inc.
                1            47.02                     100.00%      11/2/2004        HH Gregg Appliances, Inc.
                1            47.03                     100.00%      11/2/2004        HH Gregg Appliances, Inc.
------------------------------------------------------------------------------------------------------------------------------------
                2             48         45.04%         88.2%       4/25/2004
                1             49         67.24%         96.4%       10/27/2004       Collectech Systems, Inc.
                1             50         59.86%         59.7%       6/30/2005
                1             51         68.96%         84.1%       11/1/2004        Michaels Stores, Inc.
------------------------------------------------------------------------------------------------------------------------------------
                1             52         71.55%
                1            52.01                      93.6%       7/19/2004        University of Phoenix, Inc.
                1            52.02                      90.9%       7/26/2004        GSA-Bureau of ATF
------------------------------------------------------------------------------------------------------------------------------------
                1             53         71.32%        100.0%        8/1/2004        The McGraw Hill Corp
                1             54         66.41%        100.0%       10/1/2004        Recreational Equipment, Inc. (REI)
                1             55         66.14%        100.00%      10/31/2004       Best Buy
                1             56         73.28%        78.80%       11/1/2004        IRS
                1             57         60.26%        100.0%       10/1/2004        Victoria's Secret
                1             58         62.78%        100.0%        1/1/2004        Graham Packaging Co.
                1             59         66.62%        95.30%        8/1/2004        Concord Mortgage
   11           1             60         68.38%        96.40%       10/1/2004        Aaron Rents
   8            1             61         59.47%        88.00%       9/30/2004        Wild Oats Market, Inc.
                1             62         68.36%        92.20%        8/1/2004        Bruno's Supermarket's, Inc. (Food World)
   9            1             63         67.12%        97.00%        1/1/2005        Comp USA
                1             64         69.27%        96.39%       10/21/2004
                1             65         66.33%         96.1%       9/24/2004        Borman's Inc (Farmer Jack Food Emporium)
------------------------------------------------------------------------------------------------------------------------------------
   8            1             66         80.00%
                1            66.01                      86.6%        7/1/2004        IPC Information Systems Inc
                1            66.02                      73.7%        7/1/2004        GEICO
------------------------------------------------------------------------------------------------------------------------------------
   9            1             67         64.22%        91.80%       11/3/2004        Pathways
                1             68         57.38%         76.6%        9/2/2004        Abbott Laboratories, Inc.
                1             69         49.37%         73.9%       8/31/2004
                1             70         69.31%        89.70%       10/19/2004       Kvaerner Pulping
                1             71         79.09%        100.00%      11/1/2004        Galen Medical Group
                1             72         63.81%         88.2%       10/1/2004        Vitamin Shoppe Industries
                1             73         56.59%         73.7%       10/7/2004
                1             74         69.93%        96.20%       9/22/2004        Barbeques Galore
   8            1             75         65.68%         92.5%       6/21/2004        Utah College of Massage Therapy
                1             76         64.55%        93.60%       9/21/2004        Stewart Title of Nevada
                1             77         69.49%        95.50%       11/30/2004       Intracorp Real Estate, LLC
                1             78         72.46%        96.00%       9/27/2004         Michaels Craft
                1             79         66.40%         95.2%       11/1/2004        Consign-It
   11           1             80         69.55%        100.00%      9/20/2004        Goody's
                1             81         65.46%        100.00%      11/30/2004       Gentiva
                1             82         64.80%         85.7%        6/1/2005        Circuit City Stores, Inc.
                1             83         78.70%        96.00%        9/1/2004        Philadelphia Focus
                1             84         58.81%        93.00%       10/7/2004        Goody's
   15           1             85         76.09%        100.00%      10/14/2004       St. Charles Hospital
                1             86         68.39%        92.20%       11/15/2004       Maryland Telecommunications
                1             87         69.26%        93.50%       11/3/2004        Glen Medical Partners
                1             88         64.69%        100.00%       9/1/2004        Blockbuster Video
                1             89         65.54%         89.8%       6/30/2004        Platinum Golf
                1             90         61.13%        92.20%       9/30/2004        TRW/Northrop Grumman
                1             91         68.85%         96.5%       11/1/2004        Walgreens
                1             92         58.08%         94.2%       9/30/2004        Hollywood Video
                1             93         58.39%        100.0%       7/31/2004        Raising More Money
   8            1             94         64.00%        89.20%       11/5/2004        Yaskawa/Motoman (25% Flex)
                1             95         57.86%        100.00%      10/19/2004       Bed Bath & Beyond
                1             96         63.27%        100.0%       6/17/2004        BICE Restaurant
                1             97         67.00%        91.20%       9/21/2004        WestStar Credit Union
                1             98         71.04%        100.00%      8/31/2004        St. Jude Medical
                1             99         65.21%        100.0%        6/1/2004        Spectrum Digital
                1             100        65.12%         90.3%       8/12/2004        Chittenden Bank
   8            1             101        76.58%        91.60%       10/29/2004       United Tote Company
                1             102        65.34%        99.90%       10/18/2004       Wachovia
                1             103        0.73%         100.00%      10/6/2004        Comp USA
                1             104        65.20%        100.00%      10/6/2004        Dollar Tree
                1             105        54.80%        94.50%       10/25/2004       Hughes, Pittman, and Gupton
                1             106        60.71%         91.3%       7/31/2004        Smart & Final
                1             107        65.64%        95.00%        9/1/2004        Blockbuster Video
                1             108        66.66%         96.2%        9/9/2004        Staples
 9, 12          1             109        61.00%        80.10%       11/1/2004        K&G Liquor Store
                1             110        67.36%        85.40%       9/30/2004        VED Software Services, Inc.
                1             111        62.01%         89.9%        8/1/2004        Western Title Company
                1             112        62.93%        100.0%       9/30/2004        Silk Trading Company
                1             113        66.90%        100.00%      9/30/2004        Caseworks
                1             114        55.94%        77.80%       10/6/2004        Hoppess & Associa.
                1             115        62.31%        100.0%       11/5/2004        Foundation Surgery Affiliates, Inc.
   11           1             116        69.86%        95.00%       9/28/2004        Dollar Tree
                1             117        67.34%         83.3%       9/20/2004        Premier Gymnastics Academy
                1             118        79.17%        100.0%       12/1/2004        Books-a-Million
                1             119        72.12%        94.40%       11/23/2004       Dr. Mark Levin
   11           1             120        68.99%        100.00%      9/30/2004        CATO
                1             121        64.94%        100.0%       9/30/2004        Homestar Mortgage Services
                1             122        63.86%        100.00%       9/1/2004        Blockbuster Video
                1             123        58.66%        96.90%       10/18/2004       Medical Specialists
                1             124        54.19%        100.0%       9/27/2004        Walgreen's
                1             125        65.99%        96.00%       10/31/2004       Lexington Gymnastics
                1             126        61.38%        100.0%        9/1/2004        Group One (Keller Williams Realty)
------------------------------------------------------------------------------------------------------------------------------------
                1             127        55.54%
                1           127.01                      90.5%       10/2/2004
                1           127.02                     100.0%       12/1/2004
------------------------------------------------------------------------------------------------------------------------------------
                1             128        69.45%        100.00%      10/5/2004        Movie Gallery
                1             129        0.54%         100.00%      9/30/2004        Safeway
                1             130        58.36%         87.7%       5/31/2004
   11           1             131        65.20%        91.00%       9/30/2004        Dollar Tree
                1             132        61.73%        100.00%      10/11/2004       Iron Chef Kitchen
                1             133        53.28%         93.7%       7/20/2004        Bradley Video
                1             134        62.95%        94.00%       11/15/2004         Movie Gallery
                1             135        59.49%        100.0%       9/20/2004        Blockbuster Inc.
                1             136        46.02%         90.4%       9/30/2004        Old Republic Title
                2             137        60.53%         97.5%       9/30/2004
                1             138        57.32%        100.0%       10/15/2004       CVS
                2             139        66.66%        96.00%        9/1/2004
                1             140        61.00%        100.0%       10/1/2004        St. Mary's Health Network
                1             141        61.35%        100.0%       9/30/2004        Mercury Signs and Display, Ltd.
                1             142        56.21%        100.0%       9/30/2004        Prutzman & Osgood Orthopedic Surgeons

                                           LARGEST        LARGEST TENANT
               LOAN          CONTROL       TENANT             LEASE
FOOTNOTE       GROUP         NUMBER        SQ. FT.         EXPIRATION             SECOND LARGEST TENANT (BASED ON SQUARE FOOTAGE)

 2, 14          1              1            33,998          10/31/2027           Gap - Gap Kids
  3, 4          1              2            43,679           1/1/2013            Venetian Casino Resort Showroom
                1              3           206,801          10/31/2015           Advance Magazine Publishers, Inc.,
                1              4            87,960           4/30/2006           Weil Gotshal & Manges LLP
                1              5           204,235          11/30/2014           Mass Mutual
 5, 13          1              6           220,000           1/31/2008           Fashion Shop
                1              7
                1              8             9,593          12/31/2010           GAP
   8            1              9            74,497           1/29/2016           Konami Computer
------------------------------------------------------------------------------------------------------------------------------------
                2             10
                2            10.01
                2            10.02
                2            10.03
                2            10.04
                2            10.05
                2            10.06
                2            10.07
                2            10.08
                2            10.09
------------------------------------------------------------------------------------------------------------------------------------
                1             11           179,302          12/31/2009           National Union Fire -
                1             12           152,042           8/31/2012           Watt Tieder Hoffar & Fitzgerald
                1             13
  4, 8          1             14            20,538          12/31/2014           Liberty Partners
                1             15           278,983          12/31/2011           Goodell, DeVries, Leech & Gray
                1             16           175,142           4/30/2009           Sears
   8            1             17            27,638           1/1/2009            Linens N' Things
   7            1             18           140,880          12/31/2102           LNT, Inc. (d/b/a Linens `n Things)
------------------------------------------------------------------------------------------------------------------------------------
                1             19
                1            19.01          35,481          10/31/2011           GSA - Small Business Admin.
                1            19.02          62,781           4/30/2008           GSA - Internal Revenue Service
                1            19.03         109,446           2/29/2012           Diamond Parking
------------------------------------------------------------------------------------------------------------------------------------
                1             20            37,952          12/31/2011           Baker, Knapp & Tubbs
                1             21
                1             22           194,145          11/30/2014
   8            1             23            33,580           1/1/2011            Bank of America (Ground Lease)
   8            1             24            31,000           1/31/2010           PetsMart #241
   8            1             25           178,355           9/30/2012           Stifel & Nicolaus
                1             26           126,583           6/1/2008            MRS Associates, Inc.
   8            1             27            33,531          10/31/2009           Wilson Elser & Moskowitz
                1             28           225,150           11/1/2010           Lakeview Deli
                1             29
   9            2             30
   8            1             31            10,041           9/30/2011           Barsa Technology
   6            1             32            52,840           8/31/2008           K. Hovnanian
                1             33           359,540          12/31/2012
                1             34            65,295           7/31/2005           Helen of Troy
------------------------------------------------------------------------------------------------------------------------------------
                1             35
                1            35.01          52,688          11/30/2013           Toni & Guy Academy
                1            35.02          43,256           2/6/2010            Tuesday Morning
------------------------------------------------------------------------------------------------------------------------------------
   8            1             36           150,167           1/31/2014           Trizec Holdings, Inc.
                1             37            16,149           8/31/2007           University Restaurant Group
   8            1             38            85,064          10/31/2010           T-Mobile USA W-1
                1             39            35,234           6/30/2010           Sushi Concepts
   10           1             40
                1             41            11,453           5/31/2008           Marsh USA, Inc
                1             42            15,983           8/31/2011           Girard Engineering
                1             43            47,750           9/30/2006           AT&T Corporation
                1             44            23,598           9/30/2009           Leonhardt Group
   8            1             45             4,002           6/30/2007           Diagnostic Labs
                1             46            77,450           5/31/2015           Bon Ton
------------------------------------------------------------------------------------------------------------------------------------
                1             47
                1            47.01          50,020           9/1/2011            Office Max, Inc. (Dollar Tree)
                1            47.02          42,671           4/1/2010            Goodwill Industries
                1            47.03          42,000           4/1/2013
------------------------------------------------------------------------------------------------------------------------------------
                2             48
                1             49            39,387          10/31/2006           Department of Revenue
                1             50
                1             51            24,163           2/28/2014           Brown Group Retail, Inc/Famous Footwear
------------------------------------------------------------------------------------------------------------------------------------
                1             52
                1            52.01          18,745           6/30/2011           EJ Footwear, LLC
                1            52.02          21,987          12/18/2010           Bristol Development (Branham & Day)
------------------------------------------------------------------------------------------------------------------------------------
                1             53            13,500           6/30/2008           Cubellis Associates
                1             54            22,500           3/30/2020           Islands Fine Burgers & Drinks
                1             55            45,982           1/31/2011           Barnes & Noble
                1             56            17,531           10/1/2019           Dean Witter Reynolds, Inc.
                1             57             7,500          12/31/2013           Bernini
                1             58            83,373           1/10/2009           Lincoln General Insurance Co.
                1             59            20,688           6/15/2009           AT&T
   11           1             60            30,000           4/1/2010            Lowes Foods
   8            1             61            16,510           9/1/2006            Bluefin Restaurant
                1             62            43,442           3/31/2022           Realty South
   9            1             63            24,620           10/1/2014           Pier One
                1             64
                1             65            45,500           1/31/2016           CVS
------------------------------------------------------------------------------------------------------------------------------------
   8            1             66
                1            66.01          32,199           4/30/2008           Measurement Systems Inc.
                1            66.02           4,425          10/31/2006           Wicks Business Information LLC
------------------------------------------------------------------------------------------------------------------------------------
   9            1             67            15,321          10/31/2017           The Glen Endoscopy
                1             68            38,103           5/31/2009           Thompkins & Co., Inc.
                1             69
                1             70            25,361           8/1/2009            Coats & Clark, Inc.
                1             71            46,553           9/1/2024            Moore and King Pharmacy (Erlanger)
                1             72             3,866           1/31/2014           Paris Baguette Bon Doux, Inc.
                1             73
                1             74             4,950           6/1/2008            IBEW PlusCredit Union
   8            1             75            14,400           9/30/2009           Dreamers, LLC
                1             76            17,809           2/1/2009            Sklar Warren & Williams LLP
                1             77            10,247           11/1/2010           UW Physicians Network
                1             78            24,201           3/31/2014            Shoe Carnival
                1             79            10,625           8/31/2006           Pelle Management Corp.
   11           1             80            27,500           12/1/2006           Dollar Tree
                1             81            48,660           7/1/2012            Movex (sublessee)
                1             82            34,772           1/31/2020
                1             83            21,074          12/31/2006           Carie
                1             84            25,000           6/1/2014            Dollar Tree
   15           1             85             6,500           3/31/2009           Vengroff, Williams
                1             86            10,374           1/1/2009            Kimball Hill Homes
                1             87             9,190          10/31/2018           Diagnostic Imaging
                1             88             6,064           2/1/2008            Village Center Liquor
                1             89             5,700           4/30/2009           Washington Mutual Bank, FA
                1             90            64,000          10/31/2007           ITAC
                1             91            18,750           9/30/2023           Washington Mutual
                1             92             7,536           7/19/2006           Radio Shack
                1             93             8,958          11/30/2007           Law Offices of Robert Gould
   8            1             94            23,962           7/31/2007           Omnicare
                1             95            23,295           2/1/2015            Petco
                1             96             6,325          11/14/2014           Truman Group
                1             97            25,013           6/1/2014            TRC Environmental Corp
                1             98            20,925           1/1/2009            Fullerton Cardio
                1             99            22,392           7/31/2007           Systronix
                1             100           17,572           5/31/2008           Marsh Management Services
   8            1             101           12,103           8/1/2009            AOA Geomarine Operations
                1             102            6,000           6/1/2008            Nation's Mortgage & Investments
                1             103           22,466           9/1/2005            SPEC Engineering
                1             104            8,000           8/1/2008            Shoe Show
                1             105           19,143           12/1/2014           Olson Management
                1             106           20,725          10/31/2023           Quizno's
                1             107            5,965           3/1/2007            Castle Pines Wine & Spirits
                1             108           23,860           2/28/2015           The Original Pancake House
 9, 12          1             109            2,965           2/1/2014            Payless Shoes
                1             110            7,707           2/28/2010           Elmos N.A., Inc.
                1             111            4,072           7/31/2007           Durney & Brennan LTD.
                1             112            9,000           5/10/2006           Bungalow Classic
                1             113           29,425           3/1/2011            Purosystems
                1             114            4,850           4/1/2008            Houston Neurology
                1             115           34,776          12/31/2017           Mass Development, L.L.C.
   11           1             116            8,000           5/1/2006            Shoe Department
                1             117            7,500           8/31/2008           Sol Azteca
                1             118           20,388           1/31/2006           Novacare- ProActive Therapy
                1             119            4,359           2/1/2008            Dr. Mark Cannon / Assoc. Dental Specialist
   11           1             120            6,500           2/1/2006            Shoe Show
                1             121            9,830          12/31/2006           Killearn, Inc.
                1             122            6,460           1/1/2007            Smoky Hill Village Liquors
                1             123            5,721           7/31/2009           401K Exchange Com
                1             124           14,955           4/30/2079
                1             125            7,140           4/30/2007           Hallmark
                1             126            7,257           1/31/2010           Kinross Gold U.S.A., Inc.
------------------------------------------------------------------------------------------------------------------------------------
                1             127
                1           127.01
                1           127.02
------------------------------------------------------------------------------------------------------------------------------------
                1             128            4,000           12/1/2009           Cato
                1             129           56,280           9/1/2020
                1             130
   11           1             131           10,000           2/1/2009            Blockbuster
                1             132            2,400           7/1/2009            Professional Nail
                1             133            4,854          11/30/2012           Honey Bee's
                1             134            4,950           2/1/2009              Cato's
                1             135            6,800           4/30/2007           Caffe!Caffe!
                1             136            9,991           6/4/2009            Partners Real Estate
                2             137
                1             138           10,908           7/31/2017
                2             139
                1             140            9,672           9/30/2008
                1             141           35,942           3/8/2019
                1             142            5,224          10/31/2011           Tim Booth and Candice Booth

                                        SECOND                                                                               THIRD
                                       LARGEST        SECOND LARGEST                                                        LARGEST
               LOAN          CONTROL    TENANT         TENANT LEASE                                                         TENANT
FOOTNOTE       GROUP         NUMBER     SQ. FT.         EXPIRATION          THIRD LARGEST TENANT (BASED ON SQUARE FOOTAGE)  SQ. FT.

 2, 14          1              1         19,637         1/31/2006          The Limited- Lane Bryant                          18,515
  3, 4          1              2         38,920          1/1/2028          Madame Tussaud Las Vegas                          28,000
                1              3        117,684         4/30/2016          Liz Claiborne - 2nd-4th Floor                     92,952
                1              4         74,682         11/30/2013         McKool Smith, PC                                  70,476
                1              5        135,469         12/31/2018         Interpublic Group                                 69,245
 5, 13          1              6         22,268          1/31/05           Express Bath & Body                               21,335
                1              7
                1              8          6,582         11/30/2005         Longhi's Restaurant                                6,160
   8            1              9         10,131         9/30/2006          Hankyu                                             6,021
------------------------------------------------------------------------------------------------------------------------------------
                2             10
                2            10.01
                2            10.02
                2            10.03
                2            10.04
                2            10.05
                2            10.06
                2            10.07
                2            10.08
                2            10.09
------------------------------------------------------------------------------------------------------------------------------------
                1             11         98,415         10/31/2009         Deloitte & Touche -                               93,827
                1             12         27,556         7/31/2014          Morgan Stanley DW Inc.                            22,909
                1             13
  4, 8          1             14         15,626         3/31/2010          JP Morgan Chase                                   12,211
                1             15         45,962         6/30/2013          Kramon & Graham, P.A.                             19,000
                1             16        150,599         10/31/2016         Foley's                                          120,000
   8            1             17         26,300         1/31/2015          Old Navy                                          18,800
   7            1             18         28,000         1/31/2015          Barnes & Noble Booksellers, Inc.                  25,000
------------------------------------------------------------------------------------------------------------------------------------
                1             19
                1            19.01       28,775         4/15/2014          Cotkin, Collins, & Ginsburg                       10,775
                1            19.02       59,802         10/9/2012          Sun Sook Min & Tai Yong Min                        1,915
                1            19.03          508
------------------------------------------------------------------------------------------------------------------------------------
                1             20         26,354          5/1/2009          Jerry Pair & Associates                           23,176
                1             21
                1             22
   8            1             23         11,500         3/31/2005          U.S. Post Office (FSG)                             9,000
   8            1             24         26,073         1/31/2013          Michaels                                          23,810
   8            1             25         97,100         4/30/2011          Seabury & Smith (MMC)                             35,505
                1             26         39,978         6/30/2008          The Cooper Health System                          33,662
   8            1             27         11,393         1/31/2009          GSA (Department of Labor)                         10,294
                1             28          1,835         3/31/2010          Lockheed Martin Properties                         1,152
                1             29
   9            2             30
   8            1             31          9,000         11/30/2009         ULR Insurance                                      8,563
   6            1             32         32,349         3/31/2013          Kretchmar/Sterling Art                            23,598
                1             33
                1             34         15,731         6/30/2008          Meta Group Inc.                                   13,550
------------------------------------------------------------------------------------------------------------------------------------
                1             35
                1            35.01        7,479         8/31/2005          Blockbuster Video                                  6,491
                1            35.02        9,422         7/15/2005          H&R Block                                          3,183
------------------------------------------------------------------------------------------------------------------------------------
   8            1             36         35,000         6/30/2009          GSA                                               31,274
                1             37          8,390         12/31/2005         Paul & Janofsky                                    6,234
   8            1             38         81,870         12/14/2011         Qwest Communication Corp.                         69,337
                1             39          6,107         10/31/2010
   10           1             40
                1             41          8,993         4/30/2011          CTX Mortgage Co.                                   7,766
                1             42          7,800         1/31/2007          West Financial                                     5,344
                1             43         16,768         11/30/2005         Entergy Gulf States, Inc.                         11,960
                1             44         16,236         12/31/2007         Cascade Partners, LLC                              8,118
   8            1             45          4,000         9/30/2009          Ho Ho Chinese Restaurant                           4,000
                1             46         65,365          2/1/2014          Raymours Furniture                                49,105
------------------------------------------------------------------------------------------------------------------------------------
                1             47
                1            47.01       15,966          9/1/2014          Office Max, Inc. (Chuck E. Cheese)                10,600
                1            47.02       15,000          5/1/2006          Tire Barn Ground Lease                                 1
                1            47.03
------------------------------------------------------------------------------------------------------------------------------------
                2             48
                1             49         28,112         5/31/2005          Boystown of South Florida                         19,471
                1             50
                1             51          8,000         7/31/2009          Five Below, Inc.                                   4,500
------------------------------------------------------------------------------------------------------------------------------------
                1             52
                1            52.01       12,361         9/15/2005          National Seating and Mobility, Inc.                9,688
                1            52.02        8,012         9/30/2008          Brentwood Psychiatric Group                        3,453
------------------------------------------------------------------------------------------------------------------------------------
                1             53         13,500         8/31/2007          Rothman Partners                                  13,326
                1             54          5,500         3/30/2020          Pei Wei Asian Diner, Inc.                          3,354
                1             55         24,980          2/1/2011          Office Max                                        23,600
                1             56         13,973          2/8/2009          MCImetro Access                                    9,154
                1             57          3,900         1/31/2006          Max Studio                                         3,000
                1             58         33,206         12/31/2014
                1             59         14,488         6/30/2005          Mediware Information                              14,164
   11           1             60         28,500          9/1/2008          US Post Office                                    20,000
   8            1             61          4,550         11/1/2014          Table Talk                                         4,500
                1             62          4,650         4/30/2008          M.G. Midwest, Inc. (Movie Gallery)                 3,450
   9            1             63         10,681          3/1/2015          Newton Furniture                                  10,000
                1             64
                1             65         10,950         1/31/2016          Mammoth Video                                      6,350
------------------------------------------------------------------------------------------------------------------------------------
   8            1             66
                1            66.01       19,361         11/30/2007
                1            66.02        3,727         8/31/2010          Holahan, Gumpper, Dowling                          3,448
------------------------------------------------------------------------------------------------------------------------------------
   9            1             67          7,953         9/30/2015          Glenbrook Pediatrics                               6,456
                1             68         12,513         10/31/2008         FAA                                               10,663
                1             69
                1             70         24,715          6/1/2012          Keller Williams                                    8,873
                1             71          5,845          9/1/2009
                1             72          3,571         11/30/2008         Zahle, Inc. (Sharky's)                             2,704
                1             73
                1             74          4,000          1/1/2006          Big and Tall                                       3,500
   8            1             75          3,960         2/28/2009          Image Resort/ Hung & Charlene Nguyen               3,600
                1             76          8,907          7/1/2011          First Franklin Financial                           8,122
                1             77         10,247          1/1/2008          Shiplogix (SLX Inc)                                5,111
                1             78         10,000         3/31/2014           Catherine's                                       4,000
                1             79          7,000         7/31/2005          Nevada Wireless LLC                                6,933
   11           1             80          8,000          8/1/2007          Cato's                                             6,500
                1             81         13,404          7/1/2006          Arcadis Geraghty & Miller                         10,480
                1             82
                1             83          6,569         5/31/2006          Phila. Council for Community Adv (PCCA)            6,569
                1             84         10,000          8/1/2009          Hibbetts Sports                                    4,800
   15           1             85          4,041         11/30/2005         Agruso & Trovato                                   3,890
                1             86          8,168         10/1/2008          Elan Group                                         5,548
                1             87          7,945         8/31/2019          North Shore Podiatry                               5,719
                1             88          5,046          1/1/2008          Four Seasons Asian Grille                          2,948
                1             89          3,500         8/17/2007          Pei Wei                                            3,108
                1             90         31,382         6/30/2006          CSC                                               13,646
                1             91          3,600         5/11/2014          City Edge Dental Associates                        2,552
                1             92          2,200         2/28/2010          Breakfast Club                                     2,085
                1             93          7,605         6/30/2008          WorldCatch                                         3,105
   8            1             94         21,468         1/31/2009          Foresight Inc.                                    15,314
                1             95         15,260          9/1/2014
                1             96          4,600         6/30/2007          Gunn Allen (brokerage)                             3,500
                1             97         10,223          7/1/2009
                1             98          4,900          2/1/2007          Dr. Meyer                                          2,682
                1             99         16,199         6/30/2005          HiTec Power Protection                             9,758
                1             100        15,408         11/30/2009         Dwight Asset Management Company                   12,731
   8            1             101         7,747          1/1/2006          Digital Business Systems                           4,250
                1             102         4,724          6/1/2008          Motor Vehicle Dept.                                4,188
                1             103        10,563          5/1/2006          Sizzler Restaurant                                 5,600
                1             104         5,200          8/1/2008          Hibbetts Sporting Goods                            5,000
                1             105        15,200         12/1/2005          Kuniholm Law Firm                                  5,792
                1             106         1,550         10/31/2008         United Check Cashing                               1,200
                1             107         3,990          8/1/2009          Stumpy's Deli Style Subs                           1,579
                1             108         4,200         5/31/2010          Betty's Fine Collectibles                          2,800
 9, 12          1             109         2,880         3/31/2010          Chinese Restaurant                                 1,974
                1             110         7,146          6/1/2006          Credit Union One                                   2,916
                1             111         3,800         8/31/2006          Sierra Spine Therapy, LLC                          3,706
                1             112         8,350         8/16/2007          Switch, Inc.                                       4,650
                1             113        14,638         10/1/2009          Crest Group                                       10,000
                1             114         4,662          8/1/2007          Eileen Stade                                       3,963
                1             115         3,686         11/4/2017          U.S. Cellular                                      3,136
   11           1             116         6,000          9/1/2007          Cato                                               5,100
                1             117         4,200         7/31/2012          Vestavia MRI                                       2,500
                1             118         9,512         9/30/2005          Pet Supplies                                       9,115
                1             119         3,530          7/1/2008          Dr. Sam Akmakjian                                  2,840
   11           1             120         6,000         12/1/2007          Friedrichs Eye Center                              4,000
                1             121         7,928         2/28/2011          Progessive Casualty Insurance                      7,764
                1             122         4,021          1/1/2007          Villa Pizza                                        1,560
                1             123         5,205         10/1/2005          PayDay Rentals                                     2,650
                1             124
                1             125         7,000         2/28/2006          CJ's Sports Tavern                                 4,700
                1             126         7,192         6/30/2009          Dr. Donald Zundel                                  2,723
------------------------------------------------------------------------------------------------------------------------------------
                1             127
                1           127.01
                1           127.02
------------------------------------------------------------------------------------------------------------------------------------
                1             128         3,600          1/1/2009          Shoe Dept.                                         3,200
                1             129
                1             130
   11           1             131         5,000          2/1/2014          Rent-A-Center                                      4,000
                1             132         1,771          5/1/2009          Vision Solutions Optometry                         1,500
                1             133         3,024         10/31/2005         Sonoma City Martial Arts                           1,800
                1             134         4,160         3/14/2009            Colorama                                         2,880
                1             135         2,800         12/31/2006         Clearview Cleaners                                 2,000
                1             136         3,132         6/30/2017
                2             137
                1             138
                2             139
                1             140
                1             141
                1             142         1,577         7/31/2007          Edward D. Jones & Co.                              1,043

                                      THIRD LARGEST                                      PHASE II
               LOAN          CONTROL   TENANT LEASE    ENGINEERING      PHASE I         PERFORMED         PHASE II
FOOTNOTE       GROUP         NUMBER     EXPIRATION     REPORT DATE       DATE             (Y/N)             DATE              PML%

 2, 14          1              1        1/31/2005       10/12/2004      10/12/2004         No
  3, 4          1              2         1/1/2014        3/9/2004        3/3/2004          No
                1              3        1/31/2013        9/29/2004      12/16/2004         No
                1              4        2/28/2007        11/5/2004       11/5/2004         No
                1              5        12/31/2014      11/30/2004       12/3/2004         No
 5, 13          1              6        1/31/2008        12/8/2004       8/17/2004         No
                1              7                        10/18/2004       10/1/2004         No
                1              8        12/31/2020       7/27/2004       7/27/2004         No
   8            1              9        10/31/2009       10/6/2004       10/6/2004         No
------------------------------------------------------------------------------------------------------------------------------------
                2             10
                2            10.01                      10/14/2004      11/15/2004         No
                2            10.02                      10/14/2004      11/16/2004         No
                2            10.03                      11/19/2004      10/14/2004         No
                2            10.04                      11/19/2004      10/14/2004         No
                2            10.05                      11/19/2004      10/14/2004         No
                2            10.06                      11/19/2004      11/18/2004         No
                2            10.07                      10/14/2004      10/14/2004         No
                2            10.08                      10/14/2004      11/15/2004         No
                2            10.09                      10/14/2004      10/14/2004         No
------------------------------------------------------------------------------------------------------------------------------------
                1             11        7/31/2005       10/25/2004       8/5/2004          No
                1             12        2/28/2014       10/15/2004      10/15/2004         No                                 9.0
                1             13                         6/25/2004       7/23/2004         No
  4, 8          1             14        9/30/2017        11/3/2004       11/3/2004         No
                1             15        2/13/2010        10/8/2004       10/7/2004         No
                1             16        12/31/2099      10/26/2004      10/26/2004         No
   8            1             17        10/31/2014      10/13/2004       4/27/2004         No                                12.0
   7            1             18        6/30/2014        8/27/2004       8/24/2004         No
------------------------------------------------------------------------------------------------------------------------------------
                1             19
                1            19.01      1/31/2011        7/12/2004       7/12/2004         No                                14.0
                1            19.02      7/31/2007        7/12/2004       7/12/2004         No                                 4.0
                1            19.03                       7/12/2004       7/12/2004         No                                 8.0
------------------------------------------------------------------------------------------------------------------------------------
                1             20        12/1/2012        9/27/2004       9/22/2004         No
                1             21                        11/16/2004      11/16/2004         No
                1             22                        10/12/2004      10/20/2004         No                                18.1
   8            1             23        6/30/2015        7/15/2004       8/9/2004          No                                18.0
   8            1             24        3/31/2009       11/16/2004      11/15/2004         No
   8            1             25        3/31/2006        7/19/2004       7/19/2004         No
                1             26         5/1/2008        9/22/2004       9/22/2004         No
   8            1             27        8/31/2009        7/22/2004       7/22/2004         No
                1             28        11/30/2007       7/20/2004       7/20/2004         No
                1             29                        10/28/2004       10/5/2004         Yes             10/5/2004
   9            2             30                         7/12/2004       9/14/2004         No
   8            1             31        11/30/2006       8/11/2004       7/26/2004         No                                10.0
   6            1             32        8/31/2006       10/22/2004      11/22/2004         No                                16.0
                1             33                         3/3/2004        1/9/2004          No
                1             34        12/15/2005      10/13/2004      10/11/2004         No
------------------------------------------------------------------------------------------------------------------------------------
                1             35
                1            35.01      3/31/2007        9/17/2004       9/17/2004         No
                1            35.02      4/30/2006        9/16/2004       8/20/2004         Yes             10/5/2004
------------------------------------------------------------------------------------------------------------------------------------
   8            1             36        10/31/2011       5/20/2004       5/25/2004         No
                1             37        10/31/2009      10/20/2004       11/3/2004         No                                19.0
   8            1             38        6/10/2009        11/3/2004      11/11/2004         No
                1             39                        10/20/2004      11/17/2004         No                                18.0
   10           1             40                         11/5/2004       11/5/2004         No
                1             41        12/15/2008       9/3/2004        9/8/2004          No                                11.0
                1             42        8/31/2007       11/11/2004       11/8/2004         No
                1             43        12/31/2006       9/30/2004       9/16/2004         No
                1             44        11/30/2011       8/26/2004       8/26/2004         No                                30.0
   8            1             45        8/31/2007        11/5/2004      11/22/2004         No
                1             46        4/30/2019        8/2/2004        8/3/2004          No
------------------------------------------------------------------------------------------------------------------------------------
                1             47
                1            47.01       5/1/2017       10/22/2004       8/4/2004          No
                1            47.02      11/1/2010       10/22/2004       8/2/2004          No
                1            47.03                      10/22/2004       8/2/2004          No
------------------------------------------------------------------------------------------------------------------------------------
                2             48                         4/30/2004       5/4/2004          No
                1             49        12/31/2009       11/2/2004      10/26/2004         No
                1             50                         7/22/2004       7/23/2004         No
                1             51        8/31/2011        8/13/2004       8/13/2004         No
------------------------------------------------------------------------------------------------------------------------------------
                1             52
                1            52.01      2/28/2010        8/12/2004       8/12/2004         No
                1            52.02      4/30/2007        8/12/2004       8/12/2004         No
------------------------------------------------------------------------------------------------------------------------------------
                1             53        2/28/2011        8/4/2004        7/29/2004         No
                1             54        7/31/2012        9/7/2004        9/7/2004          No                                10.0
                1             55        1/31/2011        7/28/2004       8/5/2004          No
                1             56        4/30/2006        2/25/2004       6/2/2004          No                                13.0
                1             57        3/31/2009        8/12/2004       9/22/2004         No                                17.0
                1             58                         6/7/2004        6/7/2004          No
                1             59        7/31/2007        7/13/2004       9/1/2004          No
   11           1             60         1/1/2009        8/24/2004       8/6/2004          No
   8            1             61         1/1/2006        7/5/2004        9/10/2004         No
                1             62        9/30/2008        9/6/2004        9/7/2004          No
   9            1             63         1/1/2009        11/4/2004       9/10/2004         No
                1             64                        11/10/2004      11/15/2004         No
                1             65        1/31/2010       10/11/2004      10/11/2004         No
------------------------------------------------------------------------------------------------------------------------------------
   8            1             66
                1            66.01                       3/26/2004       6/29/2004         No
                1            66.02      5/31/2009        3/26/2004       6/29/2004         No
------------------------------------------------------------------------------------------------------------------------------------
   9            1             67        9/30/2012        6/30/2004       7/14/2004         No
                1             68        6/20/2008        9/15/2004       9/16/2004         No                                17.0
                1             69                         11/5/2004       11/5/2004         No                                12.0
                1             70         2/1/2009        6/20/2004       6/17/2004         No
                1             71                         8/19/2004       5/14/2004         No
                1             72         9/7/2013       10/22/2004      11/22/2004         No                                 9.0
                1             73                         12/1/2004       12/1/2004         No                                14.0
                1             74         3/1/2005        6/17/2004       6/10/2004         No
   8            1             75        2/28/2007        4/13/2004       4/13/2004         No
                1             76         6/1/2009        9/3/2004        9/8/2004          No
                1             77        11/1/2005        7/24/2004       4/23/2004         No                                17.0
                1             78        2/28/2009        7/21/2004       5/26/2004         No
                1             79        9/30/2006        8/6/2004       10/26/2004         No                                10.0
   11           1             80         2/1/2009       10/29/2004      11/11/2004         No
                1             81         1/1/2006        7/12/2004       7/20/2004         No
                1             82                        11/24/2004      11/24/2004         No
                1             83        10/31/2005      10/11/2004      10/14/2004         No
                1             84         2/1/2010       11/23/2004       12/7/2004         No
   15           1             85        3/31/2010        6/30/2004       6/22/2004         No
                1             86         4/1/2006        8/23/2004       8/20/2004         No
                1             87        4/27/2014        6/30/2004       7/14/2004         No
                1             88        2/28/2006        9/28/2004       9/23/2004         No
                1             89        8/31/2012        9/28/2004       9/28/2004         No
                1             90        12/31/2008      12/30/2003      12/30/2003         No
                1             91         7/5/2014        7/16/2004       7/8/2004          No
                1             92        11/17/2008       10/8/2004      10/13/2004         No                                15.0
                1             93         3/1/2005       11/17/2004       11/5/2004         No                                12.0
   8            1             94        4/30/2006        8/31/2004       8/31/2004         No
                1             95                        10/27/2004      10/23/2004         No                                10.0
                1             96        2/28/2005        6/24/2004       6/24/2004         No
                1             97                         9/3/2004        9/8/2004          No
                1             98         9/1/2009        7/29/2004       7/21/2004         No                                19.0
                1             99        3/31/2007        7/20/2004       6/25/2004         No
                1             100       10/31/2012       7/23/2004       7/23/2004         No
   8            1             101        7/1/2007       11/15/2004       11/5/2004         No                                12.0
                1             102        4/1/2005        7/14/2004       7/22/2004         No
                1             103       11/1/2009        9/3/2004        9/10/2004         No                                14.0
                1             104        2/1/2009        9/23/2004       9/28/2004         No
                1             105       12/1/2005       10/15/2004      10/20/2004         No
                1             106       9/11/2013        6/4/2004        8/26/2004         No
                1             107        6/1/2007        9/28/2004       9/28/2004         No
                1             108       1/31/2008        9/29/2004       9/27/2004         No
 9, 12          1             109        2/1/2014       11/12/2004       11/4/2004         No
                1             110        8/1/2006        6/2/2004        6/14/2004         No
                1             111       11/30/2009       6/7/2004        9/23/2004         No                                 1.0
                1             112       8/31/2008        8/18/2004       8/18/2004         No
                1             113        4/1/2014        7/9/2004        6/25/2004         No
                1             114        7/1/2008       10/14/2004       11/1/2004         No
                1             115       8/31/2007        7/15/2004       7/15/2004         No
   11           1             116        2/1/2009       10/29/2004      11/11/2004         No
                1             117       6/30/2007        10/1/2004      10/20/2004         No
                1             118       4/30/2009       12/31/2003      12/18/2003         No
                1             119       12/1/2009        7/22/2004       7/30/2004         No
   11           1             120        3/1/2007        8/6/2004        7/30/2004         No
                1             121       7/30/2007        6/4/2004        6/4/2004          No
                1             122        2/1/2007        9/22/2004      10/11/2004         No
                1             123       7/31/2009        7/13/2004       7/22/2004         No
                1             124                       11/17/2004      11/17/2004         No                                11.0
                1             125       3/31/2009        8/18/2004       8/16/2004         No
                1             126       10/31/2009       6/7/2004        8/19/2004         No                                 1.0
------------------------------------------------------------------------------------------------------------------------------------
                1             127
                1           127.01                       10/6/2004       9/28/2004         No                                15.0
                1           127.02                       10/6/2004       9/28/2004         No                                18.0
------------------------------------------------------------------------------------------------------------------------------------
                1             128       12/1/2009        6/25/2004       6/25/2004         No
                1             129                        7/23/2004       7/26/2004         No
                1             130                        7/12/2004       7/13/2004         No
   11           1             131        4/1/2009        8/6/2004        7/30/2004         No
                1             132        9/1/2014        9/7/2004        9/15/2004         No                                10.0
                1             133       9/30/2007        7/8/2004        9/9/2004          No                                 2.0
                1             134        7/1/2007       11/19/2004      11/30/2004         No
                1             135       3/31/2007        9/28/2004       9/28/2004         No
                1             136                        9/7/2004        9/5/2004          No                                 6.0
                2             137                        7/19/2004       7/19/2004         No                                17.0
                1             138                        7/8/2004        7/8/2004          No
                2             139                        8/19/2004       9/1/2004          No
                1             140                        6/7/2004        7/27/2004         No                                 4.0
                1             141                        9/3/2004        9/3/2004          No
                1             142       1/31/2007        6/7/2004        7/28/2004         No                                 1.0

                                                    EARTHQUAKE       TERRORISM
                                           SEISMIC   INSURANCE        INSURANCE
               LOAN          CONTROL       REPORT    REQUIRED          REQUIRED                                      2002 NOI
FOOTNOTE       GROUP         NUMBER         DATE       (Y/N)            (Y/N)           OWNERSHIP INTEREST             DATE

 2, 14          1              1                         No               Yes               Fee Simple              12/31/2002
  3, 4          1              2                         No               Yes         Fee Simple / Leasehold
                1              3                         No               Yes               Fee Simple              12/31/2002
                1              4                         No               Yes               Fee Simple              12/31/2002
                1              5                         No               Yes               Fee Simple              12/31/2002
 5, 13          1              6                         No               Yes                Leasehold              12/31/2002
                1              7                         No               Yes               Fee Simple
                1              8                         No               Yes               Fee Simple              12/31/2002
   8            1              9                         No               Yes               Fee Simple              12/31/2002
----------------------------------------------------------------------------------------------------------------------------------
                2             10                                                                                    12/31/2002
                2            10.01                       No               Yes               Fee Simple              12/31/2002
                2            10.02                       No               Yes               Fee Simple              12/31/2002
                2            10.03                       No               Yes               Fee Simple              12/31/2002
                2            10.04                       No               Yes               Fee Simple              12/31/2002
                2            10.05                       No               Yes               Fee Simple              12/31/2002
                2            10.06                       No               Yes               Fee Simple              12/31/2002
                2            10.07                       No               Yes               Fee Simple              12/31/2002
                2            10.08                       No               Yes               Fee Simple              12/31/2002
                2            10.09                       No               Yes               Fee Simple              12/31/2002
----------------------------------------------------------------------------------------------------------------------------------
                1             11                         No               Yes               Fee Simple              12/31/2002
                1             12            8/17/2004    Yes              Yes               Fee Simple
                1             13                         No               Yes         Fee Simple / Leasehold        12/31/2002
  4, 8          1             14                         No               Yes               Fee Simple
                1             15                         No               Yes               Fee Simple              12/31/2002
                1             16                         No               Yes               Fee Simple              12/31/2002
   8            1             17            4/27/2004    No               Yes               Fee Simple              12/31/2002
   7            1             18                         No               Yes               Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
                1             19                                                                                    12/31/2002
                1            19.01          7/12/2004    No               Yes               Fee Simple              12/31/2002
                1            19.02          7/12/2004    No               Yes         Fee Simple / Leasehold        12/31/2002
                1            19.03          7/12/2004    No               Yes                Leasehold              12/31/2002
----------------------------------------------------------------------------------------------------------------------------------
                1             20                         No               Yes               Fee Simple              12/31/2002
                1             21                         No               Yes               Fee Simple              12/31/2002
                1             22            6/17/2004    No               Yes               Fee Simple
   8            1             23            8/27/2004    No               Yes               Fee Simple              12/31/2002
   8            1             24                         No               Yes               Fee Simple              12/31/2002
   8            1             25                         No               Yes         Fee Simple / Leasehold        12/31/2002
                1             26                         No               Yes               Fee Simple              12/31/2002
   8            1             27                         No               Yes               Fee Simple              12/31/2002
                1             28                         No               Yes               Fee Simple              12/31/2002
                1             29                         No               Yes         Fee Simple / Leasehold        12/31/2002
   9            2             30                         No               Yes               Fee Simple
   8            1             31            8/11/2004    No               Yes               Fee Simple
   6            1             32           10/22/2004    Yes              Yes               Fee Simple              12/31/2002
                1             33                         No               Yes               Fee Simple              12/31/2002
                1             34                         No               Yes               Fee Simple              12/31/2002
----------------------------------------------------------------------------------------------------------------------------------
                1             35                                                                                    12/31/2002
                1            35.01                       No               Yes               Fee Simple              12/31/2002
                1            35.02                       No               Yes               Fee Simple              12/31/2002
----------------------------------------------------------------------------------------------------------------------------------
   8            1             36                         No               Yes               Fee Simple              12/31/2002
                1             37           11/22/2004    No               Yes               Fee Simple              12/31/2002
   8            1             38                         No               Yes                Leasehold              12/31/2002
                1             39           11/22/2004    No               Yes               Fee Simple              12/31/2002
   10           1             40                         No               Yes               Fee Simple              12/31/2002
                1             41            9/8/2004     No               Yes               Fee Simple
                1             42                         No               Yes               Fee Simple              12/31/2002
                1             43                         No               Yes         Fee Simple / Leasehold         6/30/2002
                1             44            8/26/2004    Yes              Yes               Fee Simple              12/31/2002
   8            1             45                         No               Yes                Leasehold
                1             46                         No               Yes               Fee Simple              12/31/2002
----------------------------------------------------------------------------------------------------------------------------------
                1             47                                                                                    12/31/2002
                1            47.01                       No               Yes               Fee Simple              12/31/2002
                1            47.02                       No               Yes               Fee Simple              12/31/2002
                1            47.03                       No               Yes               Fee Simple              12/31/2002
----------------------------------------------------------------------------------------------------------------------------------
                2             48                         No               Yes               Fee Simple              12/31/2002
                1             49                         No               Yes               Fee Simple
                1             50                         No               Yes                Leasehold              12/31/2002
                1             51                         No               Yes               Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
                1             52                                                                                    12/31/2002
                1            52.01                       No               Yes               Fee Simple              12/31/2002
                1            52.02                       No               Yes               Fee Simple              12/31/2002
----------------------------------------------------------------------------------------------------------------------------------
                1             53                         No               Yes               Fee Simple              12/31/2002
                1             54            8/6/2004     No               Yes               Fee Simple              12/31/2002
                1             55                         No               Yes               Fee Simple              12/31/2002
                1             56            2/26/2004    No               Yes               Fee Simple              12/31/2002
                1             57            8/12/2004    Yes              Yes               Fee Simple              12/31/2002
                1             58                         No               Yes               Fee Simple              12/31/2002
                1             59                         No               Yes               Fee Simple
   11           1             60                         No               Yes               Fee Simple              12/31/2002
   8            1             61                         No               Yes               Fee Simple              12/31/2002
                1             62                         No               Yes               Fee Simple
   9            1             63                         No               Yes               Fee Simple
                1             64                         No               Yes               Fee Simple              12/31/2002
                1             65                         No               Yes               Fee Simple              12/31/2002
----------------------------------------------------------------------------------------------------------------------------------
   8            1             66                                                                                    12/31/2002
                1            66.01                       No               Yes               Fee Simple              12/31/2002
                1            66.02                       No               Yes               Fee Simple              12/31/2002
----------------------------------------------------------------------------------------------------------------------------------
   9            1             67                         No               Yes               Fee Simple
                1             68            9/22/2004    No               Yes               Fee Simple              12/31/2002
                1             69            11/5/2004    Yes              Yes               Fee Simple
                1             70                         No               Yes               Fee Simple
                1             71                         No               Yes               Fee Simple
                1             72           10/22/2004    No               Yes               Fee Simple
                1             73            12/1/2004    No               Yes               Fee Simple              12/31/2002
                1             74                         No               Yes               Fee Simple              12/31/2002
   8            1             75                         No               Yes               Fee Simple              12/31/2002
                1             76                         No               Yes               Fee Simple
                1             77            4/23/2004    No               Yes               Fee Simple              12/31/2002
                1             78                         No               Yes               Fee Simple
                1             79            8/6/2004     No               Yes               Fee Simple              12/31/2002
   11           1             80                         No               Yes               Fee Simple              12/31/2002
                1             81                         No               Yes               Fee Simple              12/31/2002
                1             82                         No               Yes               Fee Simple
                1             83                         No               Yes               Fee Simple              12/31/2002
                1             84                         No               Yes               Fee Simple
   15           1             85                         No               Yes               Fee Simple              12/31/2002
                1             86                         No               Yes               Fee Simple              12/31/2002
                1             87                         No               Yes               Fee Simple
                1             88                         No               Yes               Fee Simple              12/31/2002
                1             89                         No               Yes               Fee Simple
                1             90                         No               Yes               Fee Simple              12/31/2002
                1             91                         No               Yes               Fee Simple
                1             92           10/11/2004    No               Yes               Fee Simple              12/31/2002
                1             93            11/5/2004    No               Yes               Fee Simple              12/31/2002
   8            1             94                         No               Yes               Fee Simple              12/31/2002
                1             95           10/20/2004    No               Yes               Fee Simple
                1             96                         No               Yes               Fee Simple              12/31/2002
                1             97                         No               Yes               Fee Simple
                1             98            7/27/2004    No               Yes               Fee Simple              12/31/2002
                1             99                         No               Yes               Fee Simple              12/31/2002
                1             100                        No               Yes               Fee Simple              12/31/2002
   8            1             101          10/29/2004    No               Yes               Fee Simple
                1             102                        No               Yes               Fee Simple              12/31/2002
                1             103           9/3/2004     No               Yes               Fee Simple              12/31/2002
                1             104                        No               Yes               Fee Simple
                1             105                        No               Yes               Fee Simple
                1             106                        No               Yes               Fee Simple
                1             107                        No               Yes               Fee Simple              12/31/2002
                1             108                        No               Yes               Fee Simple              12/31/2002
 9, 12          1             109                        No               Yes               Fee Simple
                1             110                        No               Yes               Fee Simple              12/31/2002
                1             111           6/7/2004     No               Yes               Fee Simple
                1             112                        No               Yes               Fee Simple              12/31/2002
                1             113                        No               Yes               Fee Simple
                1             114                        No               Yes               Fee Simple              12/31/2002
                1             115                        No               Yes               Fee Simple
   11           1             116                        No               Yes               Fee Simple              12/31/2002
                1             117                        No               Yes               Fee Simple
                1             118                        No               Yes               Fee Simple              12/31/2002
                1             119                        No               Yes               Fee Simple
   11           1             120                        No               Yes               Fee Simple              12/31/2002
                1             121                        No               Yes               Fee Simple              12/31/2002
                1             122                        No               Yes               Fee Simple              12/31/2002
                1             123                        No               Yes               Fee Simple              12/31/2002
                1             124          11/17/2004    No               Yes               Fee Simple
                1             125                        No               Yes         Fee Simple / Leasehold        12/31/2002
                1             126           6/7/2004     No               Yes               Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
                1             127                                                                                   12/31/2002
                1           127.01         10/14/2004    No               Yes               Fee Simple
                1           127.02         10/14/2004    No               Yes               Fee Simple              12/31/2002
----------------------------------------------------------------------------------------------------------------------------------
                1             128                        No               Yes               Fee Simple
                1             129                        No               Yes               Fee Simple              12/31/2002
                1             130                        No               Yes               Fee Simple              12/31/2002
   11           1             131                        No               Yes               Fee Simple
                1             132           9/7/2004     No               Yes               Fee Simple
                1             133           7/8/2004     No               Yes               Fee Simple
                1             134                        No               Yes               Fee Simple
                1             135                        No               Yes               Fee Simple              12/31/2002
                1             136           9/8/2004     No               Yes               Fee Simple
                2             137           5/21/2004    No               Yes               Fee Simple
                1             138                        No               Yes               Fee Simple
                2             139                        No               Yes               Fee Simple
                1             140           6/7/2004     No               Yes               Fee Simple              12/31/2002
                1             141                        No               Yes               Fee Simple
                1             142           6/7/2004     No               Yes               Fee Simple

                                                                                            PARTIAL      PARTIAL
                                                                                           YEAR DATE     YEAR #
               LOAN          CONTROL                          2003 NOI                     (IF PAST         OF        PARTIAL YEAR
FOOTNOTE       GROUP         NUMBER            2002 NOI         DATE         2003 NOI         2003)       MONTHS       DESCRIPTION

 2, 14          1              1            $21,699,415.00   12/31/2003   $21,816,295.00    9/30/2004          12      Trailing 12
  3, 4          1              2                     $0.00                         $0.00       NAP            NAP     Not Applicable
                1              3            $17,629,247.00   12/31/2003   $20,451,307.00       NAP            NAP     Not Applicable
                1              4            $27,610,433.00   12/31/2003   $23,320,126.00    9/30/2004          12      Trailing 12
                1              5            $15,403,892.00   12/31/2003   $17,951,022.00    9/30/2004          12      Trailing 12
 5, 13          1              6            $10,660,175.00   12/31/2003   $11,356,743.00    9/30/2004          12      Trailing 12
                1              7                     $0.00   12/31/2003   $11,761,732.00    8/31/2004          12      Trailing 12
                1              8             $8,929,980.00   12/31/2003   $10,151,225.00    6/30/2004          12          TTM
   8            1              9             $9,788,841.00   12/31/2003    $9,453,477.00    6/30/2004          12          TTM
------------------------------------------------------------------------------------------------------------------------------------
                2             10             $5,893,334.35   12/31/2003    $6,836,266.00    8/31/2004          12          TTM
                2            10.01           $1,058,345.35   12/31/2003    $1,146,435.00    8/31/2004          12          TTM
                2            10.02             $959,053.00   12/31/2003    $1,080,898.00    8/31/2004          12          TTM
                2            10.03             $851,004.00   12/31/2003    $1,054,694.00    8/31/2004          12          TTM
                2            10.04             $553,372.00   12/31/2003      $787,325.00    8/31/2004          12          TTM
                2            10.05             $380,684.00   12/31/2003      $406,606.00    8/31/2004          12          TTM
                2            10.06             $541,313.00   12/31/2003      $614,789.00    8/31/2004          12          TTM
                2            10.07             $766,346.00   12/31/2003      $808,357.00    8/31/2004          12          TTM
                2            10.08             $439,002.00   12/31/2003      $503,612.00    8/31/2004          12          TTM
                2            10.09             $344,215.00   12/31/2003      $433,550.00    8/31/2004          12          TTM
------------------------------------------------------------------------------------------------------------------------------------
                1             11            $10,622,989.00   12/31/2003   $10,629,281.00    8/31/2004          12          TTM
                1             12                     $0.00   12/31/2003    $2,346,804.00       NAP            NAP     Not Applicable
                1             13            $12,565,339.00   12/31/2003   $14,850,810.00    9/30/2004          12      Trailing 12
  4, 8          1             14                     $0.00   12/31/2003    $7,913,597.00    7/31/2004          12          TTM
                1             15             $7,847,546.00   12/31/2003    $6,693,653.00       NAP            NAP     Not Applicable
                1             16             $5,840,148.00   12/30/2003    $5,628,901.00    6/30/2004          12          TTM
   8            1             17             $2,224,674.00   12/31/2003    $2,236,383.00    5/31/2004          12          TTM
   7            1             18                     $0.00                         $0.00       NAP            NAP     Not Applicable
------------------------------------------------------------------------------------------------------------------------------------
                1             19             $4,794,176.00   12/31/2003    $5,741,901.00    5/31/2004          12          TTM
                1            19.01           $2,426,934.00   12/31/2003    $2,359,472.00    5/31/2004          12          TTM
                1            19.02             $820,392.00   12/31/2003    $1,764,724.00    5/31/2004          12          TTM
                1            19.03           $1,546,850.00   12/31/2003    $1,617,705.00    5/31/2004          12          TTM
------------------------------------------------------------------------------------------------------------------------------------
                1             20             $5,945,773.00   12/31/2003    $6,128,164.00    7/31/2004           7       Annualized
                1             21             $3,633,165.00   12/31/2003    $4,100,838.00    10/31/2004         12          TTM
                1             22                     $0.00                         $0.00       NAP            NAP     Not Applicable
   8            1             23             $2,709,024.40   12/31/2003    $2,897,726.00    6/30/2004          12      Trailing 12
   8            1             24             $3,264,495.00   12/31/2003    $2,613,372.00    9/30/2004          12          TTM
   8            1             25             $1,521,536.00   12/31/2003    $3,209,515.00    6/30/2004           6       Annualized
                1             26             $3,263,018.00   12/31/2003    $2,533,808.00    9/30/2004          12          TTM
   8            1             27             $2,077,309.00   12/31/2003    $1,821,041.00    6/30/2004          12          TTM
                1             28             $2,753,556.00   12/31/2003    $3,023,900.00    6/30/2004           6       Annualized
                1             29             $4,787,994.00   12/31/2003    $4,625,692.00    8/31/2004          12          TTM
   9            2             30                     $0.00   12/31/2003    $1,154,098.00    6/30/2004          12      Trailing 12
   8            1             31                     $0.00   12/31/2003    $1,452,842.00    7/31/2004          12      Trailing 12
   6            1             32             $2,037,364.00   12/31/2003    $2,065,038.00       NAP            NAP     Not Applicable
                1             33             $2,157,240.00   12/31/2003    $2,157,240.00       NAP            NAP     Not Applicable
                1             34             $2,145,453.00   12/31/2003    $2,130,759.00    9/30/2004          12          TTM
------------------------------------------------------------------------------------------------------------------------------------
                1             35             $2,290,818.00   12/31/2003    $2,245,698.00    5/31/2004          12          TTM
                1            35.01           $1,270,758.00   12/31/2003    $1,285,067.00    7/31/2004          12          TTM
                1            35.02           $1,020,060.00   12/31/2003      $960,631.00    7/31/2004          12          TTM
------------------------------------------------------------------------------------------------------------------------------------
   8            1             36             $2,612,629.00   12/31/2003    $2,345,944.00    4/30/2004          12          TTM
                1             37             $1,765,944.00   12/31/2003    $1,823,748.00       NAP            NAP     Not Applicable
   8            1             38             $4,512,172.00   12/31/2003    $3,966,274.00    7/31/2004          12          TTM
                1             39             $1,629,619.00   12/31/2003    $1,631,225.00       NAP            NAP     Not Applicable
   10           1             40             $1,934,569.00   12/31/2003    $2,061,988.00    8/31/2004          12          TTM
                1             41                     $0.00   12/31/2003      $420,390.00    7/31/2004          12          TTM
                1             42             $1,357,108.00   12/31/2003    $1,495,358.00    6/30/2004           6       Annualized
                1             43             $2,570,808.00    6/30/2003    $2,952,987.00       NAP            NAP     Not Applicable
                1             44             $1,788,742.00   12/31/2003    $1,632,378.00    6/30/2004          12          TTM
   8            1             45                     $0.00   12/31/2003    $1,592,491.00    9/30/2004          12      Trailing 12
                1             46             $1,745,774.00   12/31/2003    $1,214,195.00    6/30/2004          12          TTM
------------------------------------------------------------------------------------------------------------------------------------
                1             47             $1,780,683.00   12/31/2003    $1,679,692.00    3/31/2004           3       Annualized
                1            47.01             $977,146.24   12/31/2003      $921,727.63    3/31/2004          12      Trailing 12
                1            47.02             $490,470.49   12/31/2003      $462,653.58    3/31/2004          12      Trailing 12
                1            47.03             $313,066.27   12/31/2003      $295,310.79    3/31/2004          12      Trailing 12
------------------------------------------------------------------------------------------------------------------------------------
                2             48             $1,932,694.00   12/31/2003    $1,952,850.00    4/30/2004          12          TTM
                1             49                     $0.00   12/31/2003    $1,253,911.00    8/31/2004          12          TTM
                1             50             $1,812,593.00   12/31/2003    $1,369,520.00    7/31/2004          12          TTM
                1             51                     $0.00                         $0.00       NAP            NAP     Not Applicable
------------------------------------------------------------------------------------------------------------------------------------
                1             52             $1,469,761.00   12/31/2003    $1,021,984.00    5/31/2004          12          TTM
                1            52.01             $944,527.00   12/31/2003      $510,366.00    6/30/2004          12          TTM
                1            52.02             $525,234.00   12/31/2003      $511,618.00    6/30/2004          12          TTM
------------------------------------------------------------------------------------------------------------------------------------
                1             53             $1,378,946.00   12/31/2003    $1,338,630.00       NAP            NAP     Not Applicable
                1             54                $79,973.00   12/31/2003      $379,193.00    6/30/2004          12          TTM
                1             55             $1,401,851.00   12/31/2003    $1,403,928.00    6/30/2004          12      Trailing 12
                1             56             $1,388,468.00   12/31/2003    $1,220,064.00    7/31/2004          12      Trailing 12
                1             57               $477,276.00   12/31/2003      $836,210.00       NAP            NAP     Not Applicable
                1             58             $1,306,349.00   12/31/2003    $1,322,593.00    5/31/2004          12          TTM
                1             59                     $0.00   12/31/2003      $455,176.00    7/31/2004          12      Trailing 12
   11           1             60             $1,111,973.00   12/31/2003    $1,037,372.00    6/30/2004          12      Trailing 12
   8            1             61               $762,194.00   12/31/2003      $834,833.00    9/30/2004          12      Trailing 12
                1             62                     $0.00                         $0.00    7/31/2004          12      Trailing 12
   9            1             63                     $0.00                         $0.00       NAP            NAP     Not Applicable
                1             64               $918,965.00   12/31/2003      $889,013.00    9/30/2004          12      Trailing 12
                1             65               $951,055.00   12/31/2003      $994,696.00    8/30/2004          12          TTM
------------------------------------------------------------------------------------------------------------------------------------
   8            1             66               $962,197.00   12/31/2003      $866,611.00
                1            66.01             $580,773.00   12/31/2003      $509,381.00       NAP            NAP     Not Applicable
                1            66.02             $381,424.00   12/31/2003      $357,230.00       NAP            NAP     Not Applicable
------------------------------------------------------------------------------------------------------------------------------------
   9            1             67                     $0.00                         $0.00       NAP            NAP     Not Applicable
                1             68             $1,575,651.00   12/31/2003    $1,633,109.00       NAP            NAP     Not Applicable
                1             69                     $0.00                         $0.00       NAP            NAP     Not Applicable
                1             70                     $0.00                         $0.00       NAP            NAP     Not Applicable
                1             71                     $0.00                         $0.00       NAP            NAP     Not Applicable
                1             72                     $0.00                         $0.00       NAP            NAP     Not Applicable
                1             73             $1,120,981.00   12/31/2003    $1,059,924.00    8/31/2004          12          TTM
                1             74               $756,634.00   12/31/2003      $673,570.00    8/31/2004          12      Trailing 12
   8            1             75               $911,737.00   12/31/2003      $932,889.00    5/31/2004          12          TTM
                1             76                     $0.00                         $0.00       NAP            NAP     Not Applicable
                1             77             $1,062,575.00   12/31/2003    $1,042,690.00    6/30/2004          12      Trailing 12
                1             78                     $0.00                         $0.00       NAP            NAP     Not Applicable
                1             79               $594,639.00   12/31/2003      $709,995.00       NAP            NAP     Not Applicable
   11           1             80               $774,118.00   12/31/2003      $791,212.00    8/31/2004           8       Annualized
                1             81               $490,627.00   12/31/2003      $721,025.00    4/30/2004           4       Annualized
                1             82                     $0.00                         $0.00       NAP            NAP     Not Applicable
                1             83               $814,306.00   12/31/2003      $786,694.00    10/31/2004         12      Trailing 12
                1             84                     $0.00                         $0.00       NAP            NAP     Not Applicable
   15           1             85               $814,471.00   12/31/2003      $787,182.00    8/31/2004          12      Trailing 12
                1             86               $670,793.00   12/31/2003      $687,086.00    6/30/2004           6       Annualized
                1             87                     $0.00                         $0.00       NAP            NAP     Not Applicable
                1             88               $711,524.00   12/31/2003      $677,772.00    7/31/2004          12      Trailing 12
                1             89                     $0.00   12/31/2003      $335,233.00       NAP            NAP     Not Applicable
                1             90               $272,680.00   12/31/2003      $606,190.00    9/30/2004          12      Trailing 12
                1             91                     $0.00                         $0.00       NAP            NAP     Not Applicable
                1             92               $558,639.00   12/31/2003      $573,691.86    8/31/2004           8       Annualized
                1             93               $614,056.00   12/31/2003      $573,769.00    6/30/2004          12          TTM
   8            1             94               $872,189.00   12/31/2003      $642,461.00    7/31/2004           7       Annualized
                1             95                     $0.00                         $0.00       NAP            NAP     Not Applicable
                1             96               $438,627.00   12/31/2003      $386,338.00    5/31/2004          12          TTM
                1             97                     $0.00                         $0.00       NAP            NAP     Not Applicable
                1             98               $512,102.00   12/31/2003      $552,918.00    6/30/2004          12      Trailing 12
                1             99               $565,187.00   12/31/2003      $569,336.00    5/31/2004          12          TTM
                1             100              $658,349.00   12/31/2003      $615,682.00    6/30/2004          12          TTM
   8            1             101                    $0.00                         $0.00       NAP            NAP     Not Applicable
                1             102              $680,340.00   12/31/2003      $751,358.00    8/31/2004          12      Trailing 12
                1             103              $754,665.33                         $0.00     5/4/2004          12      Trailing 12
                1             104                    $0.00                         $0.00    9/30/2004          12      Trailing 12
                1             105                    $0.00   12/31/2003      $389,908.00    9/30/2004           9       Annualized
                1             106                    $0.00                         $0.00       NAP            NAP     Not Applicable
                1             107              $527,652.00   12/31/2003      $530,958.00    7/31/2004          12      Trailing 12
                1             108              $450,262.00   12/31/2003      $478,422.00    9/30/2004          12          TTM
 9, 12          1             109                    $0.00                         $0.00       NAP            NAP     Not Applicable
                1             110              $496,538.00   12/31/2003      $451,450.00    9/30/2004          12      Trailing 12
                1             111                    $0.00                         $0.00       NAP            NAP     Not Applicable
                1             112              $208,305.00   12/31/2003      $123,418.00       NAP            NAP     Not Applicable
                1             113                    $0.00                         $0.00       NAP            NAP     Not Applicable
                1             114              $149,854.00   12/31/2003      $305,700.00    9/30/2004           9       Annualized
                1             115                    $0.00   12/31/2003      $179,572.00       NAP            NAP     Not Applicable
   11           1             116              $327,073.00   12/31/2003      $350,562.00    8/31/2004           8       Annualized
                1             117                    $0.00   12/31/2003      $142,010.00       NAP            NAP     Not Applicable
                1             118              $495,817.00   12/31/2003      $482,530.00       NAP            NAP     Not Applicable
                1             119                    $0.00   12/31/2003      $218,361.00    4/30/2004          12      Trailing 12
   11           1             120              $330,138.00   12/31/2003      $336,479.00    5/31/2004          12      Trailing 12
                1             121              $232,729.00   12/31/2003      $447,041.00       NAP            NAP     Not Applicable
                1             122              $391,080.00   12/31/2003      $354,973.00    7/31/2004          12      Trailing 12
                1             123              $418,584.00   12/31/2003      $490,364.00    8/31/2004          12      Trailing 12
                1             124                    $0.00                         $0.00       NAP            NAP     Not Applicable
                1             125              $320,329.46   12/31/2003      $329,350.31    8/30/2004          12      Trailing 12
                1             126                    $0.00                         $0.00       NAP            NAP     Not Applicable
------------------------------------------------------------------------------------------------------------------------------------
                1             127               $26,868.00   12/31/2003      $157,142.00    9/30/2004          12          TTM
                1           127.01                   $0.00   12/31/2003       $67,739.00    9/30/2004          12          TTM
                1           127.02              $26,868.00   12/31/2003       $89,403.00    9/30/2004          12          TTM
------------------------------------------------------------------------------------------------------------------------------------
                1             128                    $0.00                         $0.00       NAP            NAP     Not Applicable
                1             129              $441,600.00   12/31/2003      $441,600.00    6/30/2004          12      Trailing 12
                1             130              $164,821.00   12/31/2003      $253,398.00    5/31/2004          12          TTM
   11           1             131                    $0.00                         $0.00       NAP            NAP     Not Applicable
                1             132                    $0.00                         $0.00       NAP            NAP     Not Applicable
                1             133                    $0.00   12/31/2003      $219,933.00       NAP            NAP     Not Applicable
                1             134                    $0.00                         $0.00       NAP            NAP     Not Applicable
                1             135              $255,960.00   12/31/2003      $310,534.00       NAP            NAP     Not Applicable
                1             136                    $0.00                         $0.00       NAP            NAP     Not Applicable
                2             137                    $0.00   12/31/2003      $118,939.00    6/30/2004          12          TTM
                1             138                    $0.00                         $0.00       NAP            NAP     Not Applicable
                2             139                    $0.00                         $0.00       NAP            NAP     Not Applicable
                1             140              $158,742.00   12/31/2003      $165,913.00       NAP            NAP     Not Applicable
                1             141                    $0.00                         $0.00       NAP            NAP     Not Applicable
                1             142                    $0.00   12/31/2003      $139,705.00       NAP            NAP     Not Applicable

               LOAN          CONTROL    PARTIAL YEAR       UNDERWRITTEN       UNDERWRITTEN        UNDERWRITTEN        UNDERWRITTEN
FOOTNOTE       GROUP         NUMBER         NOI              REVENUE            EXPENSES               NOI              NOI DSCR

 2, 14          1              1       $22,591,130.00     $39,132,005.00      $11,300,349.00      $27,831,656.00             1.92
  3, 4          1              2                  NAP     $60,543,181.00      $18,859,673.00      $41,683,508.00             1.70
                1              3                  NAP     $33,242,160.00      $11,765,048.00      $21,477,112.00             1.34
                1              4       $23,516,230.00     $42,474,466.00      $17,000,565.00      $25,473,901.00             2.34
                1              5       $17,793,048.00     $33,012,347.00      $13,536,572.00      $19,475,775.00             2.10
 5, 13          1              6       $11,946,895.00     $20,568,962.00       $5,397,484.00      $15,171,479.00             1.75
                1              7       $19,089,930.00     $83,617,469.00      $63,265,749.00      $20,351,720.00             2.93
                1              8       $10,485,000.00     $12,832,331.00       $2,381,198.00      $10,451,133.00             1.28
   8            1              9        $9,556,748.00     $12,757,724.00       $3,173,106.00       $9,584,618.00             1.39
------------------------------------------------------------------------------------------------------------------------------------
                2             10        $8,048,099.00     $14,810,181.00       $5,734,436.00       $9,075,745.00             1.41
                2            10.01      $1,285,372.00      $3,606,361.00       $1,270,233.00       $2,336,128.00
                2            10.02      $1,264,122.00      $1,808,249.00         $695,309.00       $1,112,940.00
                2            10.03      $1,214,838.00      $1,720,103.00         $587,881.00       $1,132,222.00
                2            10.04        $920,272.00      $1,419,875.00         $462,090.00         $957,785.00
                2            10.05        $654,906.00      $1,556,472.00         $687,717.00         $868,755.00
                2            10.06        $729,881.00      $1,259,167.00         $467,438.00         $791,729.00
                2            10.07        $819,320.00      $1,141,111.00         $337,920.00         $803,191.00
                2            10.08        $548,164.00      $1,081,318.00         $533,088.00         $548,230.00
                2            10.09        $611,224.00      $1,217,525.00         $692,760.00         $524,765.00
------------------------------------------------------------------------------------------------------------------------------------
                1             11        $8,985,096.00     $20,570,266.00       $8,897,741.00      $11,672,525.00             1.96
                1             12                  NAP     $11,408,465.00       $3,704,712.00       $7,703,753.00             1.31
                1             13       $14,197,394.00     $42,932,481.00      $28,766,662.00      $14,165,819.00             2.40
  4, 8          1             14        $7,390,750.00     $19,598,510.00       $7,823,394.00      $11,775,116.00             1.40
                1             15                  NAP     $13,111,519.00       $6,304,222.00       $6,807,297.00             1.53
                1             16        $5,752,791.00     $10,399,509.00       $4,386,586.00       $6,012,923.00             1.27
   8            1             17        $1,827,018.00      $9,973,276.00       $4,006,895.00       $5,966,381.00             1.79
   7            1             18                  NAP      $6,270,137.00       $1,434,360.00       $4,835,777.00             1.32
------------------------------------------------------------------------------------------------------------------------------------
                1             19        $5,755,555.00      $7,786,531.00       $2,486,483.00       $5,300,048.00             1.41
                1            19.01      $2,396,696.00      $3,171,290.00         $952,232.00       $2,219,058.00
                1            19.02      $1,841,983.00      $2,522,727.00         $818,285.00       $1,704,442.00
                1            19.03      $1,516,876.00      $2,092,514.00         $715,966.00       $1,376,548.00
------------------------------------------------------------------------------------------------------------------------------------
                1             20        $6,246,786.00      $9,036,675.00       $2,941,148.00       $6,095,528.00             2.03
                1             21        $5,203,039.00     $17,991,184.00      $12,903,389.00       $5,087,795.00             1.94
                1             22                  NAP      $6,530,008.00       $2,052,884.00       $4,477,124.00             1.87
   8            1             23        $3,099,861.00      $5,362,118.00       $2,100,724.00       $3,261,394.70             1.36
   8            1             24        $2,672,736.00      $5,233,100.00       $1,996,971.00       $3,236,129.00             1.49
   8            1             25        $4,072,570.00      $6,543,963.00       $3,100,197.00       $3,443,766.00             2.02
                1             26        $2,719,519.00      $6,357,640.00       $3,559,013.00       $2,798,627.00             1.28
   8            1             27        $1,908,444.00      $4,169,957.00       $1,686,287.00       $2,483,670.00             1.22
                1             28        $3,230,997.00      $5,063,111.00       $2,081,802.00       $2,981,309.00             1.32
                1             29        $4,135,498.00     $18,928,951.00      $14,835,077.00       $4,093,874.00             2.35
   9            2             30        $1,199,887.00      $3,029,313.00       $1,206,112.00       $1,823,201.00             1.39
   8            1             31        $1,561,826.00      $2,613,753.00         $650,245.00       $1,963,508.00             1.35
   6            1             32                  NAP      $2,550,075.00         $442,049.00       $2,108,026.00             1.37
                1             33                  NAP      $2,220,160.00          $66,605.00       $2,153,555.00             1.57
                1             34        $2,060,578.00      $4,051,611.00       $1,889,467.00       $2,162,144.00             1.50
------------------------------------------------------------------------------------------------------------------------------------
                1             35        $1,941,466.00      $3,155,514.00       $1,076,167.00       $2,079,347.00             1.54
                1            35.01      $1,144,646.00      $1,829,811.00         $656,350.00       $1,173,461.00
                1            35.02        $796,820.00      $1,325,703.00         $419,817.00         $905,886.00
------------------------------------------------------------------------------------------------------------------------------------
   8            1             36        $2,234,919.00      $5,410,741.00       $2,391,622.00       $3,019,119.00             2.08
                1             37                  NAP      $2,433,352.00         $649,092.00       $1,784,260.00             1.37
   8            1             38        $3,499,396.00      $6,202,356.00       $2,794,518.00       $3,407,838.00             2.60
                1             39                  NAP      $2,228,686.00         $532,285.00       $1,696,401.00             1.45
   10           1             40        $1,991,028.00      $9,117,773.00       $7,048,012.00       $2,069,761.00             1.45
                1             41          $865,779.00      $2,131,752.00         $540,361.00       $1,591,391.00             1.24
                1             42        $1,528,716.00      $2,101,773.00         $562,324.00       $1,539,449.00             1.36
                1             43                  NAP      $4,182,905.00       $1,783,199.00       $2,399,706.00             2.03
                1             44        $1,631,988.00      $3,217,535.00       $1,241,852.00       $1,975,683.00             1.86
   8            1             45        $1,441,249.00      $2,514,863.00         $822,519.00       $1,692,343.83             1.67
                1             46        $1,355,324.00      $2,263,251.00         $765,306.00       $1,497,945.00             1.44
------------------------------------------------------------------------------------------------------------------------------------
                1             47        $1,799,613.00      $2,066,740.00         $472,337.00       $1,594,402.92             1.60
                1            47.01        $987,534.04      $1,134,119.45         $259,193.99         $874,925.42
                1            47.02        $495,684.56        $569,261.90         $130,100.28         $439,161.59
                1            47.03        $316,394.40        $363,358.66          $83,042.73         $280,315.91
------------------------------------------------------------------------------------------------------------------------------------
                2             48        $1,940,416.00      $3,336,631.00       $1,472,674.00       $1,863,957.00             1.88
                1             49        $1,157,874.00      $2,787,700.00       $1,000,543.00       $1,787,157.00             1.72
                1             50        $1,843,483.00      $8,283,678.00       $6,381,352.00       $1,902,326.00             1.65
                1             51                  NAP      $1,735,824.00         $383,271.00       $1,352,553.00             1.38
------------------------------------------------------------------------------------------------------------------------------------
                1             52          $992,178.00      $2,281,637.00         $902,794.00       $1,378,843.00             1.35
                1            52.01        $477,202.00      $1,518,179.00         $614,061.00         $904,118.00
                1            52.02        $514,976.00        $763,458.00         $288,733.00         $474,725.00
------------------------------------------------------------------------------------------------------------------------------------
                1             53                  NAP      $2,505,199.00       $1,023,716.00       $1,481,483.00             1.48
                1             54          $441,578.00      $1,643,911.00         $341,066.00       $1,302,845.00             1.39
                1             55        $1,451,736.00      $1,530,592.00         $223,716.00       $1,306,876.70             1.41
                1             56        $1,181,625.00      $2,550,925.00       $1,255,092.00       $1,295,833.00             1.54
                1             57                  NAP      $1,428,097.00         $239,568.00       $1,188,529.00             1.34
                1             58        $1,224,631.00      $1,771,483.00         $537,144.00       $1,234,339.00             1.50
                1             59          $745,103.00      $2,191,482.00         $806,665.00       $1,384,817.00             1.72
   11           1             60        $1,080,792.00      $1,706,956.00         $494,582.00       $1,212,374.00             1.57
   8            1             61          $842,142.00      $1,572,490.00         $505,876.00       $1,066,613.68             1.72
                1             62          $878,876.67      $1,222,901.00         $171,580.00       $1,051,321.17             1.39
   9            1             63                  NAP      $1,494,173.00         $297,255.00       $1,196,918.00             1.91
                1             64          $915,514.00      $1,815,734.00         $855,110.00         $960,624.00             1.39
                1             65        $1,035,365.00      $1,399,102.00         $431,350.00         $967,752.00             1.41
------------------------------------------------------------------------------------------------------------------------------------
   8            1             66                           $1,331,320.00         $451,909.00         $879,411.00             1.39
                1            66.01                NAP        $848,031.00         $252,620.00         $595,411.00
                1            66.02                NAP        $483,289.00         $199,289.00         $284,000.00
------------------------------------------------------------------------------------------------------------------------------------
   9            1             67                  NAP      $1,292,826.00         $393,128.00         $899,698.00             1.38
                1             68                  NAP      $1,858,130.00         $831,135.00       $1,026,995.00             1.56
                1             69                  NAP      $3,501,184.00       $2,172,100.00       $1,329,084.00             1.92
                1             70                  NAP      $1,370,307.00         $452,185.00         $918,122.00             1.44
                1             71                  NAP      $1,407,524.00         $408,502.00         $999,022.00             2.12
                1             72                  NAP      $1,089,142.00         $340,562.00         $748,580.00             1.30
                1             73        $1,120,453.00      $2,474,705.00       $1,359,336.00       $1,115,369.00             1.66
                1             74          $770,895.33      $1,073,281.00         $250,911.00         $822,369.17             1.32
   8            1             75          $930,887.00      $1,138,324.00         $200,979.00         $937,345.00             1.53
                1             76                  NAP      $1,080,766.00         $240,468.00         $840,298.00             1.48
                1             77        $1,140,609.00      $1,411,430.00         $525,819.00         $885,611.00             2.09
                1             78                  NAP      $1,386,289.00         $489,734.00         $896,556.00             1.63
                1             79                  NAP      $1,148,351.00         $272,776.00         $875,575.00             1.53
   11           1             80          $832,000.00        $967,620.00         $205,365.00         $762,255.38             1.50
                1             81          $604,500.00      $1,493,183.00         $722,452.00         $770,731.00             1.43
                1             82                  NAP        $768,299.00         $166,265.00         $602,034.00             1.21
                1             83          $901,754.00      $1,672,241.00         $788,562.00         $883,679.00             2.47
                1             84                  NAP        $960,267.00         $170,127.00         $790,139.58             1.57
   15           1             85          $811,933.00      $1,182,956.00         $401,230.00         $781,726.00             1.98
                1             86          $694,994.00      $1,344,115.00         $560,645.00         $783,470.00             1.64
                1             87                  NAP        $945,486.00         $269,250.00         $676,236.00             1.40
                1             88          $702,379.00        $994,886.00         $332,891.00         $661,994.87             1.48
                1             89                  NAP        $851,988.00         $259,886.00         $592,102.00             1.29
                1             90          $629,952.00      $1,522,831.00         $704,976.00         $817,855.00             1.81
                1             91                  NAP        $777,471.00         $185,348.00         $592,123.00             1.22
                1             92          $566,581.00        $803,236.00         $213,244.00         $589,992.00             1.36
                1             93          $582,914.00        $873,649.00         $261,927.00         $611,722.00             1.40
   8            1             94          $719,668.00      $1,297,296.00         $552,945.00         $744,351.00             1.78
                1             95                  NAP        $806,558.00         $253,816.00         $552,741.89             1.37
                1             96          $565,622.00      $1,107,385.00         $365,980.00         $741,405.00             1.78
                1             97                  NAP        $728,427.00         $165,355.00         $563,072.00             1.44
                1             98          $587,649.00        $861,336.00         $313,562.00         $547,774.00             1.34
                1             99          $589,414.00        $959,485.00         $247,956.00         $711,529.00             1.79
                1             100         $586,201.00      $1,217,129.00         $672,952.00         $544,177.00             1.37
   8            1             101                 NAP        $688,765.00         $139,647.00         $549,118.00             1.49
                1             102         $774,950.00        $968,463.00         $271,638.00         $696,825.00             1.90
                1             103         $802,543.00        $964,113.00         $196,049.00         $768,064.55             1.50
                1             104         $630,257.00        $641,736.00         $103,336.00         $538,399.49             1.63
                1             105         $472,151.00        $983,101.00         $320,649.00         $662,452.00             1.90
                1             106                 NAP        $552,939.00          $85,884.00         $467,055.00             1.39
                1             107         $561,187.00        $731,944.00         $246,817.00         $485,127.15             1.51
                1             108         $471,105.00        $622,664.00         $130,688.00         $491,976.00             1.52
 9, 12          1             109                 NAP        $534,329.00         $123,815.00         $410,514.00             1.61
                1             110         $507,477.00        $854,618.00         $359,627.00         $494,991.00             1.50
                1             111                 NAP        $649,854.00         $124,766.00         $525,088.00             1.58
                1             112                 NAP        $726,739.00         $218,544.00         $508,195.00             1.63
                1             113                 NAP        $621,257.00         $163,315.00         $457,942.00             1.60
                1             114         $504,218.00        $957,970.00         $493,053.00         $464,917.00             1.73
                1             115                 NAP        $761,736.00         $261,769.00         $499,967.00             1.79
   11           1             116         $404,800.00        $461,416.00          $85,884.00         $375,532.01             1.43
                1             117                 NAP        $510,969.00         $129,860.00         $381,109.00             1.43
                1             118                 NAP        $612,792.00         $138,637.00         $474,155.00             2.00
                1             119         $239,887.00        $609,228.00         $205,378.00         $403,850.00             1.94
   11           1             120         $375,498.00        $454,788.00          $70,041.00         $384,746.46             1.56
                1             121                 NAP        $710,369.00         $253,332.00         $457,037.00             1.84
                1             122         $402,031.00        $496,237.00         $157,501.00         $338,735.69             1.46
                1             123         $498,313.00        $794,660.00         $301,891.00         $492,769.00             2.14
                1             124                 NAP        $425,000.00          $12,750.00         $412,250.00             1.71
                1             125         $355,567.23        $494,372.00         $158,053.00         $336,319.44             1.62
                1             126                 NAP        $424,320.00          $82,334.00         $341,986.00             1.58
------------------------------------------------------------------------------------------------------------------------------------
                1             127         $224,270.00        $376,900.00         $130,645.00         $246,255.00             1.21
                1           127.01        $141,271.00        $208,937.00          $77,447.00         $131,490.00
                1           127.02         $82,999.00        $167,963.00          $53,198.00         $114,765.00
------------------------------------------------------------------------------------------------------------------------------------
                1             128                 NAP        $374,906.00          $56,986.00         $317,919.86             1.53
                1             129         $463,923.78        $543,172.00         $111,144.00         $432,028.02             1.60
                1             130         $288,160.00        $542,778.00         $203,850.00         $338,928.00             1.60
   11           1             131                 NAP        $313,671.00          $46,776.00         $266,894.85             1.49
                1             132                 NAP        $301,741.00          $70,664.00         $231,077.40             1.26
                1             133                 NAP        $388,885.00         $110,817.00         $278,068.00             1.45
                1             134                 NAP        $343,660.00          $63,462.00         $280,197.36             1.65
                1             135                 NAP        $372,904.00          $73,425.00         $299,479.00             1.78
                1             136                 NAP        $365,184.00          $93,186.00         $271,998.00             1.80
                2             137         $147,350.00        $304,321.00         $121,670.00         $182,651.00             1.30
                1             138                 NAP        $211,923.00           $4,238.00         $207,685.00             1.37
                2             139                 NAP        $252,362.00          $81,083.00         $171,279.00             1.30
                1             140                 NAP        $217,155.00          $45,575.00         $171,580.00             1.62
                1             141                 NAP        $167,640.00          $32,799.00         $134,841.00             1.72
                1             142                 NAP        $171,274.00          $29,805.00         $141,469.00             1.74

                                           UNDERWRITTEN
               LOAN          CONTROL       REPLACEMENT       UNDERWRITTEN     UNDERWRITTEN         UNDERWRITTEN        UNDERWRITTEN
FOOTNOTE       GROUP         NUMBER          RESERVE        TI/LC RESERVE     OTHER RESERVE              NCF             NCF DSCR

 2, 14          1              1             $98,741.00        $412,094.00            $0.00         $27,320,820.00          1.88
  3, 4          1              2             $68,458.00        $459,050.00            $0.00         $41,156,000.00          1.68
                1              3            $185,478.00        $821,654.00            $0.00         $20,469,980.00          1.28
                1              4            $259,904.00      $1,735,004.00            $0.00         $23,478,993.00          2.16
                1              5            $175,341.00      $1,249,486.00            $0.00         $18,050,948.00          1.95
 5, 13          1              6             $72,182.00        $386,172.00            $0.00         $14,713,125.00          1.70
                1              7          $3,344,699.00              $0.00            $0.00         $20,351,720.00          2.93
                1              8             $24,663.75        $217,623.00            $0.00         $10,208,846.00          1.25
   8            1              9             $32,104.40        $283,730.00            $0.00          $9,268,784.00          1.34
---------------------------------------------------------------------------------------------------------------------------------
                2             10            $229,622.00              $0.00            $0.00          $8,846,123.00          1.37
                2            10.01           $47,294.00              $0.00            $0.00          $2,288,834.00
                2            10.02           $28,248.00              $0.00            $0.00          $1,084,692.00
                2            10.03           $28,248.00              $0.00            $0.00          $1,103,974.00
                2            10.04           $23,112.00              $0.00            $0.00            $934,673.00
                2            10.05           $20,544.00              $0.00            $0.00            $848,211.00
                2            10.06           $20,544.00              $0.00            $0.00            $771,185.00
                2            10.07           $20,544.00              $0.00            $0.00            $782,647.00
                2            10.08           $17,976.00              $0.00            $0.00            $530,254.00
                2            10.09           $23,112.00              $0.00            $0.00            $501,653.00
---------------------------------------------------------------------------------------------------------------------------------
                1             11            $168,660.80        $884,272.00     -$540,000.00         $11,159,592.00          1.87
                1             12             $64,991.00        $437,735.00     -$200,000.00          $7,401,027.00          1.26
                1             13          $1,717,299.24              $0.00            $0.00         $12,448,520.00          2.11
  4, 8          1             14             $81,661.00        $366,250.50            $0.00         $11,327,204.00          1.35
                1             15             $95,297.00        $411,991.00            $0.00          $6,300,009.00          1.42
                1             16            $100,463.00        $246,963.00            $0.00          $5,665,497.00          1.20
   8            1             17             $44,990.00        $228,975.00     -$100,000.00          $5,792,416.00          1.74
   7            1             18             $37,970.00        $111,044.00            $0.00          $4,686,763.00          1.28
---------------------------------------------------------------------------------------------------------------------------------
                1             19             $86,929.00        $353,533.00            $0.00          $4,859,586.00          1.29
                1            19.01           $29,578.00        $140,303.00            $0.00          $2,049,177.00
                1            19.02           $24,900.00         $95,298.00            $0.00          $1,584,244.00
                1            19.03           $32,451.00        $117,932.00            $0.00          $1,226,165.00
---------------------------------------------------------------------------------------------------------------------------------
                1             20            $128,205.00        $380,191.00            $0.00          $5,587,132.00          1.86
                1             21            $719,647.00              $0.00            $0.00          $4,368,148.00          1.66
                1             22             $46,160.00        $201,433.00            $0.00          $4,229,531.00          1.77
   8            1             23             $72,394.92        $164,526.00            $0.00          $3,024,474.05          1.26
   8            1             24             $44,883.00        $182,866.00     -$150,000.00          $3,158,380.00          1.46
   8            1             25             $43,414.00        $400,000.00            $0.00          $3,000,352.00          1.76
                1             26             $87,838.00        $258,002.00            $0.00          $2,452,787.00          1.12
   8            1             27             $25,520.00              $0.00            $0.00          $2,458,150.00          1.21
                1             28             $24,479.00        $279,059.00            $0.00          $2,677,771.00          1.19
                1             29            $757,158.00              $0.00            $0.00          $3,336,716.00          1.91
   9            2             30             $86,000.00              $0.00            $0.00          $1,737,201.00          1.32
   8            1             31              $7,589.00        $102,352.00            $0.00          $1,853,567.00          1.28
   6            1             32             $27,644.40        $138,035.00            $0.00          $1,942,347.00          1.26
                1             33             $71,908.00        $164,121.00            $0.00          $1,917,526.00          1.40
                1             34             $45,150.00        $208,834.00      -$35,000.00          $1,943,160.00          1.35
---------------------------------------------------------------------------------------------------------------------------------
                1             35             $39,533.60        $102,253.00            $0.00          $1,937,560.00          1.44
                1            35.01           $18,927.00         $58,687.00            $0.00          $1,095,847.00
                1            35.02           $20,606.60         $43,566.00            $0.00            $841,713.00
---------------------------------------------------------------------------------------------------------------------------------
   8            1             36             $67,417.60        $251,020.00            $0.00          $2,700,681.00          1.86
                1             37              $9,528.00         $45,908.00            $0.00          $1,728,824.00          1.33
   8            1             38             $95,445.00        $281,272.00      -$75,000.00          $3,106,121.00          2.37
                1             39              $8,268.20         $39,148.00            $0.00          $1,648,985.00          1.41
   10           1             40            $364,711.00              $0.00            $0.00          $1,705,050.00          1.20
                1             41             $13,762.00         $62,792.00            $0.00          $1,514,837.00          1.18
                1             42             $10,518.00        $101,451.00            $0.00          $1,427,480.00          1.26
                1             43             $32,809.00        $118,279.00     -$100,000.00          $2,348,618.00          1.99
                1             44             $31,881.00        $157,451.00      -$50,000.00          $1,836,351.00          1.73
   8            1             45              $7,689.00         $68,209.00            $0.00          $1,616,445.66          1.60
                1             46             $38,290.05         $96,943.00            $0.00          $1,362,712.00          1.31
---------------------------------------------------------------------------------------------------------------------------------
                1             47             $31,261.80         $85,901.00            $0.00          $1,477,239.54          1.48
                1            47.01           $17,154.85         $47,138.00            $0.00            $810,632.25
                1            47.02            $8,610.74         $23,660.53            $0.00            $406,890.17
                1            47.03            $5,496.21         $15,102.47            $0.00            $259,717.13
---------------------------------------------------------------------------------------------------------------------------------
                2             48            $142,000.00              $0.00            $0.00          $1,721,957.00          1.73
                1             49             $32,012.00        $194,831.00     -$100,000.00          $1,660,314.00          1.59
                1             50            $331,347.00              $0.00            $0.00          $1,570,979.00          1.36
                1             51              $8,400.00         $39,790.00            $0.00          $1,304,363.00          1.33
---------------------------------------------------------------------------------------------------------------------------------
                1             52             $26,772.00        $120,837.00            $0.00          $1,231,234.00          1.20
                1            52.01           $18,599.00         $78,592.00            $0.00            $806,927.00
                1            52.02            $8,173.00         $42,245.00            $0.00            $424,307.00
---------------------------------------------------------------------------------------------------------------------------------
                1             53             $16,662.00        $103,462.00      -$20,000.00          $1,381,359.00          1.38
                1             54              $5,611.00         $33,095.00            $0.00          $1,264,139.00          1.34
                1             55             $21,981.00         $67,724.00            $0.00          $1,217,172.10          1.32
                1             56             $40,780.00        $101,866.00            $0.00          $1,153,187.00          1.37
                1             57              $2,304.00         $35,122.00            $0.00          $1,151,103.00          1.30
                1             58             $17,486.85         $78,107.93            $0.00          $1,138,744.00          1.38
                1             59             $19,249.00        $182,443.00            $0.00          $1,183,125.00          1.47
   11           1             60             $29,917.50         $92,022.00            $0.00          $1,090,434.00          1.41
   8            1             61             $20,728.62         $59,399.00            $0.00            $986,486.00          1.59
                1             62              $7,607.36         $47,596.00            $0.00            $996,118.00          1.32
   9            1             63             $13,077.00         $43,869.00            $0.00          $1,139,973.00          1.82
                1             64             $48,500.00              $0.00            $0.00            $912,124.00          1.32
                1             65             $11,926.80         $44,162.00            $0.00            $911,663.00          1.33
---------------------------------------------------------------------------------------------------------------------------------
   8            1             66             $17,753.00         $52,969.00            $0.00            $808,689.00          1.27
                1            66.01           $11,912.00         $38,611.00            $0.00            $544,888.00
                1            66.02            $5,841.00         $14,358.00            $0.00            $263,801.00
---------------------------------------------------------------------------------------------------------------------------------
   9            1             67              $4,420.00         $55,904.00            $0.00            $839,374.00          1.29
                1             68             $24,116.00         $95,172.00     -$100,000.00          $1,007,707.00          1.53
                1             69            $140,047.00              $0.00            $0.00          $1,189,037.00          1.71
                1             70              $7,181.00         $80,332.00            $0.00            $830,609.00          1.30
                1             71              $7,860.00         $70,737.00            $0.00            $920,425.00          1.95
                1             72              $3,150.00         $13,642.00       -$7,500.00            $739,288.00          1.28
                1             73             $98,988.00              $0.00            $0.00          $1,016,381.00          1.52
                1             74              $7,546.00         $35,051.00            $0.00            $779,772.68          1.25
   8            1             75              $6,786.00         $39,131.00      -$45,000.00            $936,428.00          1.53
                1             76              $8,424.00         $71,103.00            $0.00            $760,771.00          1.34
                1             77             $20,215.00         $93,406.00            $0.00            $771,990.00          1.82
                1             78              $8,645.85         $26,486.00            $0.00            $861,424.00          1.57
                1             79             $16,297.00         $26,513.00       -$5,303.00            $838,068.00          1.46
   11           1             80             $18,304.00         $33,432.00            $0.00            $710,519.25          1.40
                1             81             $18,161.00         $62,706.00            $0.00            $689,864.00          1.28
                1             82              $6,089.00          $7,656.00            $0.00            $588,289.00          1.18
                1             83             $26,576.00        $120,124.00            $0.00            $736,979.00          2.06
                1             84              $8,330.00         $46,203.00            $0.00            $735,606.38          1.46
   15           1             85             $10,294.00         $76,859.00            $0.00            $694,573.00          1.76
                1             86             $35,657.00         $80,823.00            $0.00            $666,990.00          1.39
                1             87              $3,000.00         $41,935.00            $0.00            $631,301.00          1.30
                1             88              $5,354.01         $28,043.00            $0.00            $628,597.93          1.41
                1             89              $4,268.00         $15,210.00            $0.00            $572,624.00          1.25
                1             90             $12,750.00        $103,064.00            $0.00            $702,041.00          1.56
                1             91              $4,556.00          $6,236.00            $0.00            $581,331.00          1.20
                1             92              $5,951.71         $16,443.00            $0.00            $567,597.00          1.31
                1             93             $13,053.00         $11,605.00            $0.00            $587,064.00          1.35
   8            1             94             $12,493.00        $108,688.00            $0.00            $623,170.00          1.49
                1             95              $5,783.25         $11,477.00            $0.00            $535,481.90          1.33
                1             96              $8,011.00         $43,975.00            $0.00            $689,419.00          1.65
                1             97              $5,798.00         $33,222.00            $0.00            $524,052.00          1.34
                1             98              $3,079.00         $38,174.00            $0.00            $506,521.00          1.24
                1             99             $19,680.00         $68,216.00      -$16,500.00            $640,133.00          1.61
                1             100            $13,799.00         $56,077.00      -$20,000.00            $494,301.00          1.24
   8            1             101             $5,959.00         $31,173.00            $0.00            $511,986.00          1.39
                1             102            $17,097.00         $54,139.00            $0.00            $625,589.00          1.70
                1             103            $12,173.28         $43,194.00            $0.00            $712,697.23          1.39
                1             104             $4,637.50         $23,663.00            $0.00            $510,099.34          1.54
                1             105             $6,165.00         $86,497.00            $0.00            $569,790.00          1.64
                1             106             $3,859.00         $10,630.00            $0.00            $452,566.00          1.34
                1             107             $4,231.00         $20,125.00            $0.00            $460,771.48          1.44
                1             108             $5,469.00         $17,120.00            $0.00            $469,387.00          1.45
 9, 12          1             109             $2,320.80         $13,403.00            $0.00            $394,790.00          1.55
                1             110             $8,958.00         $55,988.00            $0.00            $430,045.00          1.30
                1             111             $6,284.00         $26,715.00       -$4,046.00            $496,135.00          1.49
                1             112             $5,120.00         $15,333.00            $0.00            $487,742.00          1.56
                1             113             $6,567.00         $16,552.00            $0.00            $434,823.00          1.52
                1             114            $19,602.00         $59,590.00            $0.00            $385,725.00          1.44
                1             115             $8,320.00         $31,858.00            $0.00            $459,789.00          1.64
   11           1             116             $7,721.34         $16,985.00            $0.00            $350,825.42          1.33
                1             117             $4,485.00         $14,965.00            $0.00            $361,659.00          1.35
                1             118             $8,412.00         $28,776.00            $0.00            $436,967.00          1.84
                1             119             $5,109.00         $36,017.00            $0.00            $362,724.00          1.74
   11           1             120             $5,100.00         $18,656.00            $0.00            $360,990.66          1.47
                1             121             $6,462.00         $28,807.00            $0.00            $421,768.00          1.70
                1             122             $3,325.00         $13,835.00            $0.00            $321,575.51          1.39
                1             123            $11,293.00         $44,658.00            $0.00            $436,818.00          1.90
                1             124             $2,243.25              $0.00            $0.00            $410,007.00          1.70
                1             125             $3,845.00         $22,988.00            $0.00            $309,486.86          1.49
                1             126             $4,081.00         $13,647.00       -$2,652.00            $326,910.00          1.51
---------------------------------------------------------------------------------------------------------------------------------
                1             127             $6,400.00              $0.00            $0.00            $239,855.00          1.18
                1           127.01            $3,150.00              $0.00            $0.00            $128,340.00
                1           127.02            $3,250.00              $0.00            $0.00            $111,515.00
---------------------------------------------------------------------------------------------------------------------------------
                1             128             $3,876.00         $16,934.00            $0.00            $297,110.05          1.43
                1             129            $10,693.20              $0.00            $0.00            $421,334.82          1.56
                1             130             $5,800.00              $0.00            $0.00            $333,128.00          1.57
   11           1             131             $2,620.00         $12,437.00            $0.00            $251,837.46          1.41
                1             132             $1,255.65          $7,519.00            $0.00            $222,302.91          1.21
                1             133             $4,492.00         $10,505.00            $0.00            $263,071.00          1.38
                1             134             $3,706.50         $18,867.00            $0.00            $257,623.75          1.52
                1             135             $1,920.00          $8,403.00            $0.00            $289,156.00          1.71
                1             136             $2,903.00         $16,066.00            $0.00            $253,029.00          1.68
                2             137            $10,000.00              $0.00            $0.00            $172,651.00          1.23
                1             138             $1,636.00              $0.00            $0.00            $206,049.00          1.36
                2             139             $5,000.00              $0.00            $0.00            $166,279.00          1.27
                1             140             $1,934.00          $5,353.00            $0.00            $164,293.00          1.55
                1             141             $3,594.00          $3,495.00            $0.00            $127,752.00          1.63
                1             142             $1,569.00          $8,552.00       -$1,047.00            $132,395.00          1.63

                                             ONGOING            ONGOING              UPFRONT                ONGOING
               LOAN          CONTROL         RE TAX            INSURANCE           REPLACEMENT            REPLACEMENT
FOOTNOTE       GROUP         NUMBER          RESERVE            RESERVE              RESERVE                RESERVE

 2, 14          1              1                  $0.00             $0.00                 $0.00                $0.00
  3, 4          1              2                  $0.00             $0.00                 $0.00                $0.00
                1              3            $329,700.00        $44,182.00            $15,457.00           $15,457.00
                1              4                  $0.00             $0.00                 $0.00                $0.00
                1              5            $158,932.00        $12,140.66                 $0.00                $0.00
 5, 13          1              6                  $0.00             $0.00                 $0.00                $0.00
                1              7                  $0.00             $0.00                 $0.00                $0.00
                1              8             $35,631.00        $15,946.00             $2,055.31            $2,055.31
   8            1              9             $54,802.00        $26,892.00                 $0.00            $2,924.88
--------------------------------------------------------------------------------------------------------------------------
                2             10             $75,665.93        $43,737.49         $1,073,000.00           $19,135.17
                2            10.01
                2            10.02
                2            10.03
                2            10.04
                2            10.05
                2            10.06
                2            10.07
                2            10.08
                2            10.09
--------------------------------------------------------------------------------------------------------------------------
                1             11            $180,370.71        $15,738.92         $2,061,700.00           $14,055.07
                1             12             $95,000.00        $16,000.00            $10,832.00            $5,416.00
                1             13                  $0.00             $0.00                 $0.00                $0.00
  4, 8          1             14                  $0.00             $0.00           $776,368.00            $5,583.00
                1             15            $166,267.00        $18,891.00             $7,940.00            $7,940.00
                1             16            $133,473.00        $15,706.50                 $0.00            $8,368.00
   8            1             17                  $1.00             $1.00            $50,000.00                $0.00
   7            1             18                  $0.00             $0.00                 $0.00            $3,235.00
--------------------------------------------------------------------------------------------------------------------------
                1             19             $30,803.00         $5,976.00           $383,751.00            $7,390.50
                1            19.01
                1            19.02
                1            19.03
--------------------------------------------------------------------------------------------------------------------------
                1             20             $53,779.29         $6,834.84             $8,903.15            $8,903.15
                1             21             $67,177.00        $15,196.00                 $0.00           $74,963.25
                1             22             $31,516.00         $3,432.00                 $0.00                $0.00
   8            1             23              $6,254.07         $6,775.55             $6,027.56            $6,027.56
   8            1             24                  $1.00             $1.00                 $0.00                $0.00
   8            1             25             $33,426.08         $7,001.50             $3,617.83            $3,617.83
                1             26             $89,996.67        $11,377.00             $7,319.83            $7,319.83
   8            1             27             $53,453.93         $3,429.21            $99,954.00            $2,126.67
                1             28             $45,529.26         $4,047.34             $2,039.92            $2,039.92
                1             29                  $0.00             $0.00                 $0.00                $0.00
   9            2             30             $19,733.15         $7,856.98            $86,000.00                $0.00
   8            1             31             $22,975.16         $1,495.41               $632.38              $632.38
   6            1             32             $16,100.00         $4,600.00                 $0.00            $2,188.52
                1             33             $24,708.34           $880.25                 $0.00            $2,996.17
                1             34             $36,640.00         $4,871.00            $68,793.00            $3,583.00
--------------------------------------------------------------------------------------------------------------------------
                1             35             $50,700.00         $6,200.00           $200,000.00            $3,820.10
                1            35.01
                1            35.02
--------------------------------------------------------------------------------------------------------------------------
   8            1             36             $32,474.25         $8,510.29                 $0.00            $5,618.00
                1             37              $9,913.00         $1,420.00               $595.49              $595.49
   8            1             38             $62,413.00        $10,919.00                 $0.00            $5,962.50
                1             39              $7,467.00         $1,170.00               $709.17              $709.17
   10           1             40             $33,482.55             $0.00                 $0.00           $32,507.33
                1             41             $13,494.00         $1,204.00             $2,382.00            $1,191.00
                1             42             $11,015.57         $3,046.50               $876.54              $876.54
                1             43             $44,590.00         $2,833.58                 $0.00            $4,374.51
                1             44             $14,002.00         $9,250.00             $2,650.58            $2,650.58
   8            1             45              $5,133.76         $6,821.33               $640.75              $640.75
                1             46             $33,000.00             $0.00             $3,190.84            $3,190.84
--------------------------------------------------------------------------------------------------------------------------
                1             47             $23,050.78         $3,207.76             $2,605.00            $2,605.00
                1            47.01
                1            47.02
                1            47.03
--------------------------------------------------------------------------------------------------------------------------
                2             48             $22,340.00         $8,258.00                 $0.00           $13,585.00
                1             49             $23,885.00         $4,934.58                 $0.00            $2,934.00
                1             50             $42,671.00        $14,458.00                 $0.00           $27,612.25
                1             51             $18,144.00         $1,000.00               $700.00              $700.00
--------------------------------------------------------------------------------------------------------------------------
                1             52             $16,462.00         $3,430.00             $2,231.08            $2,231.08
                1            52.01
                1            52.02
--------------------------------------------------------------------------------------------------------------------------
                1             53             $31,000.00         $1,600.00             $1,735.56            $1,735.56
                1             54             $26,243.00         $5,909.00               $464.57            $1,137.99
                1             55              $6,933.62         $2,561.83             $1,931.75            $1,831.75
                1             56             $16,894.34         $2,371.75             $1,941.90            $1,941.90
                1             57                $869.00           $932.00               $384.00              $192.00
                1             58             $17,060.00         $1,310.00                 $0.00            $1,457.25
                1             59             $16,826.16         $1,187.64             $1,684.27            $1,684.27
   11           1             60              $9,012.53         $1,734.93             $2,493.17            $2,493.17
   8            1             61             $13,204.14         $2,446.66             $1,728.71            $1,728.71
                1             62              $2,742.18           $771.75               $791.67              $791.67
   9            1             63              $9,090.35         $1,838.08             $1,077.50            $1,077.50
                1             64             $12,985.51             $0.00            $54,042.00            $4,042.00
                1             65              $4,995.87         $3,626.97                 $0.00              $993.90
--------------------------------------------------------------------------------------------------------------------------
   8            1             66             $10,200.00         $1,900.00             $1,900.00            $1,900.00
                1            66.01
                1            66.02
--------------------------------------------------------------------------------------------------------------------------
   9            1             67             $18,416.67         $1,289.25                 $0.00                $0.00
                1             68             $19,270.12         $6,286.28                 $0.00            $2,009.56
                1             69                  $0.00             $0.00                 $1.00                $0.00
                1             70              $9,612.08           $725.25               $598.42              $598.42
                1             71              $3,638.73         $1,042.42               $655.00              $655.00
                1             72              $5,700.00           $458.33                 $0.00                $0.00
                1             73              $6,249.00         $4,949.50             $5,512.00            $2,756.00
                1             74              $4,124.42           $883.91               $628.83              $628.83
   8            1             75              $3,845.00         $1,196.00                 $0.00              $560.00
                1             76              $9,041.80         $1,329.50               $702.00              $702.00
                1             77              $9,870.72         $2,006.80             $1,742.65            $1,742.65
                1             78             $26,010.93             $0.00               $720.50              $720.50
                1             79             $23,573.00             $0.00            $16,297.00                $0.00
--------------------------------------------------------------------------------------------------------------------------
   11           1             80              $9,166.14           $652.67             $1,525.33            $1,525.33
--------------------------------------------------------------------------------------------------------------------------
                1             81             $12,649.09         $2,927.25             $1,513.41            $1,513.41
                1             82              $8,044.58           $700.00                 $0.00              $507.40
                1             83              $9,594.63         $1,621.42             $2,214.67            $2,214.67
                1             84              $4,400.00         $1,009.54               $694.17              $694.17
   15           1             85             $20,371.81             $0.00             $1,086.55            $1,086.55
                1             86              $9,814.72         $2,279.17             $2,971.43            $2,971.43
                1             87             $12,500.00           $835.92                 $0.00                $0.00
                1             88                  $0.00             $0.00                 $0.00                $0.00
                1             89              $9,870.83         $1,530.67                 $0.00              $355.65
                1             90              $6,822.32         $1,743.00             $1,666.67            $1,666.67
                1             91             $10,031.00         $1,359.00                 $0.00              $496.00
                1             92              $7,764.08         $1,227.25             $1,121.00              $561.00
                1             93             $11,488.00             $0.00             $4,351.00            $2,175.50
   8            1             94             $18,080.88           $908.50                 $0.00                $0.00
                1             95              $3,904.86         $1,308.84               $481.92              $481.92
                1             96              $8,908.73         $6,156.42                 $0.00              $639.05
                1             97              $7,012.96           $947.08               $483.17              $483.17
                1             98              $3,385.59         $1,224.50            $40,945.00              $256.55
                1             99              $6,407.98         $2,153.13                 $0.00            $1,568.63
                1             100            $17,567.50         $1,958.50                 $0.00            $1,149.90
   8            1             101             $4,944.95         $1,346.67               $496.62              $496.62
                1             102                 $0.00         $1,710.66            $14,901.00                $0.00
                1             103             $6,957.18           $684.92             $1,014.44            $1,014.44
                1             104             $2,052.20         $1,908.08               $386.46              $386.46
                1             105                 $0.00             $0.00                 $0.00                $0.00
                1             106             $3,149.00           $419.00               $644.00              $322.00
                1             107                 $0.00             $0.00                 $0.00                $0.00
                1             108             $8,540.33         $1,845.25             $5,469.00              $455.75
 9, 12          1             109             $2,695.34           $833.33                 $0.00                $0.00
                1             110             $8,303.42           $727.00               $746.50              $746.50
                1             111             $5,903.50             $0.00             $7,855.25                $0.00
                1             112             $2,752.55         $1,147.33                 $0.00              $711.17
                1             113             $2,116.73         $2,616.81               $547.31              $547.31
                1             114             $7,788.47         $1,427.00             $1,633.50            $1,633.50
                1             115             $4,506.99         $1,796.09             $2,599.89              $866.63
   11           1             116             $2,660.98           $291.17               $643.45              $643.45
                1             117             $3,633.00           $673.00               $747.00              $374.00
                1             118             $3,335.38           $635.42           $100,000.00              $657.19
                1             119             $4,135.77           $456.58               $425.75              $425.75
   11           1             120             $1,167.34           $312.48               $425.00              $425.00
                1             121             $4,869.35           $314.42                 $0.00              $538.50
                1             122                 $0.00             $0.00                 $0.00                $0.00
                1             123                 $0.00         $2,415.29             $7,688.00                $0.00
                1             124                 $0.00             $0.00                 $0.00                $0.00
                1             125             $2,010.65         $1,467.67               $321.53              $321.53
                1             126             $3,898.00             $0.00             $5,100.75                $0.00
--------------------------------------------------------------------------------------------------------------------------
                1             127             $4,181.00         $1,120.00            $27,939.00                $0.00
                1           127.01
                1           127.02
--------------------------------------------------------------------------------------------------------------------------
                1             128             $1,137.50           $396.42               $316.67              $316.67
                1             129                 $0.00             $0.00                 $0.00                $0.00
                1             130             $3,603.00         $2,159.58                 $0.00            $1,915.83
   11           1             131               $750.00           $232.42               $218.33              $218.33
                1             132             $2,163.41             $0.00             $2,543.00                $0.00
                1             133             $3,154.00         $1,294.00               $874.00              $437.00
                1             134             $1,719.33         $1,036.17               $205.93              $205.93
                1             135             $2,520.66           $656.66                 $0.00              $160.00
                1             136             $3,406.00           $595.00                 $0.00              $242.00
                2             137             $1,645.00           $919.00                 $0.00              $833.33
                1             138                 $0.00             $0.00                 $0.00                $0.00
                2             139                 $0.00           $382.50             $5,000.00                $0.00
                1             140             $1,669.20             $0.00             $2,418.00                $0.00
                1             141                 $0.00             $0.00                 $0.00              $516.18
                1             142               $885.23             $0.00             $1,961.00                $0.00

                                                                          UPFRONT
                                           UPFRONT       ONGOING          DEFERRED
               LOAN          CONTROL        TI/LC         TI/LC          MAINTENANCE
FOOTNOTE       GROUP         NUMBER        RESERVE       RESERVE           RESERVE                                BORROWER NAME

 2, 14          1              1               $0.00          $0.00               $0.00 NS Mall Property LP
  3, 4          1              2               $0.00          $0.00               $0.00 Grand Canal Shops II, LLC
                1              3          $61,826.00     $61,826.00               $0.00 1440 Partners, LLC
                1              4               $0.00          $0.00       $1,122,000.00 Crescent TC Investors, L.P.
                1              5               $0.00          $0.00               $0.00 498 Seventh, LLC
 5, 13          1              6               $0.00          $0.00               $0.00 MSM Property L.L.C.
                1              7               $0.00          $0.00               $0.00 The Kierland Resort Company, LLC
                1              8           $6,851.04      $6,851.04           $5,500.00 The Shops at Wailea, LP
   8            1              9           $7,156.00      $7,156.00           $6,900.00 Waikiki Galleria Tower, LP; GPF Waikiki
                                                                                        Galleria, LLC; Waikiki Galleria Tower
                                                                                        Manager, LLC
------------------------------------------------------------------------------------------------------------------------------------
                2             10               $0.00          $0.00       $1,025,125.00 Cape Place (DE), LLC; Clemson Place (DE),
                                                                                        LLC; Jacksonville Place (DE), LLC; Macon
                                                                                        Place (DE), LLC; Martin Place (DE), LLC;
                                                                                        Murray Place (DE), LLC; River Place (DE),
                                                                                        LLC; Clayton Place (DE), LLC; Troy Place
                                                                                        (DE), LLC
                2            10.01
                2            10.02
                2            10.03
                2            10.04
                2            10.05
                2            10.06
                2            10.07
                2            10.08
                2            10.09
------------------------------------------------------------------------------------------------------------------------------------
                1             11       $5,400,000.00          $0.00               $0.00 PA-Market Street Limited Partnership
                1             12          $25,000.00     $12,500.00               $0.00 2040 Main, LLC
                1             13               $0.00          $0.00         $422,625.00 DCCA, LLC
  4, 8          1             14       $3,626,937.00          $0.00               $0.00 NorLand 1370, LLC; 1370 Campus, LLC;
                                                                                        Interstate 1370, LLC; Interbroad 1370, LLC;
                                                                                        Intervine 1370, LLC; 1370 Operating Lessee,
                                                                                        LLC
                1             15       $1,300,000.00     $50,000.00          $11,875.00 Commerce Place Associates, LLC
                1             16         $537,429.00     $41,841.00         $988,125.00 SP San Antonio Partnership, L.P.
   8            1             17       $2,000,000.00          $0.00         $371,655.00 Passco TVO-S, LLC; Passco TVO-H, LLC; Passco
                                                                                        Diversified Fund II TVO, LLC; Various
                                                                                        Non-Passco TICs
   7            1             18               $0.00      $8,620.00               $0.00 Mayfaire Retail, LLC
------------------------------------------------------------------------------------------------------------------------------------
                1             19               $0.00     $36,952.50               $0.00 Birtcher Anderson Investors, LLC
                1            19.01
                1            19.02
                1            19.03
------------------------------------------------------------------------------------------------------------------------------------
                1             20          $25,000.00     $25,000.00       $1,245,000.00 ADAC, L.P.
                1             21               $0.00          $0.00               $0.00 Nashville Downtown Hotel, LLC
                1             22       $8,947,004.62          $0.00               $0.00 3100 Partners, LLC
   8            1             23               $0.00          $0.00         $181,606.00 Lake Arrowhead Village LLC, Lake Arrowhead
                                                                                        Investors LLC, Lake Arrowhead L&S LLC, Lake
                                                                                        Arrowhead Laguna LLC and Lake Arrowhead
                                                                                        Scardigli LLC
   8            1             24       $1,885,500.00          $0.00         $250,000.00
   8            1             25          $33,333.33     $33,333.33       $4,500,000.00 NNN One Financial Plaza 1, LLC, NNN One
                                                                                        Financial Plaza 2, LLC, NNN One Financial
                                                                                        Plaza 3, LLC and GREIT - One Financial
                                                                                        Plaza, LLC
                1             26       $1,711,449.38     $27,449.38          $17,375.00 NJ Fee Owner LLC
   8            1             27       $3,000,000.00          $0.00             $275.00 Behringer Harvard Colorado Building H, LLC;
                                                                                        TIC Colorado Building 2, LLC; TIC Colorado
                                                                                        Building 3, LLC; TIC Colorado Building 4,
                                                                                        LLC; TIC Colorado Building 5, LLC; TIC
                                                                                        Colorado Building 6, LLC; TIC Colorado
                                                                                        Building 7, LLC; TIC Colorado Building 8,
                                                                                        LLC; TIC Colorado Building 10, LLC
                1             28          $20,833.33     $20,833.33               $0.00 O'Hare Lake 2300-A, LLC
                1             29               $0.00          $0.00         $138,600.00 GEM Lobos, LLC
   9            2             30               $0.00          $0.00         $218,750.00 Groton Estates, LLC
   8            1             31               $0.00          $0.00           $1,500.00 Moreno Valley Investors I, LLC, Moreno
                                                                                        Valley Investors II, LLC and El Camino Tower
                                                                                        II, LLC
   6            1             32       $1,381,418.00     $14,529.50               $0.00 Irvine Technology Operating Company I LLC
                1             33               $0.00      $5,416.67               $0.00 Stonewater UIS Funding, LLC
                1             34         $466,622.00     $17,917.00               $0.00 Danbury Prime Property LLC
------------------------------------------------------------------------------------------------------------------------------------
                1             35         $250,000.00      $8,051.00               $0.00 Mills Dunhill Holdings Ltd.; Arapaho Dunhill
                                                                                        Holdings, Ltd.
                1            35.01
                1            35.02
------------------------------------------------------------------------------------------------------------------------------------
   8            1             36       $2,027,840.00     $35,114.00         $101,250.00 Behringer Harvard St. Louis Place H, LLC;
                                                                                        Behringer Harvard St. Louis Place S, LLC;
                                                                                        TIC St. Louis Place 1, LLC; TIC St. Louis
                                                                                        Place 2, LLC; TIC St. Louis Place 3, LLC;
                                                                                        TIC St. Louis Place 4, LLC; TIC St. Louis
                                                                                        Place 5, LLC; TIC St. Louis Place 6, LLC;
                                                                                        TIC St. Louis Place 7, LLC; TIC St. Louis
                                                                                        Place 8, LLC; TIC St. Louis Place 9, LLC;
                                                                                        TIC St. Louis Place 10, LLC; TIC St. Louis
                                                                                        Place 12; TIC St. Louis Place 13, LLC; TIC
                                                                                        St. Louis Place 14, LLC
                1             37               $0.00     $12,873.00           $9,780.00 Mani Brothers Portofino Plaza, LLC
   8            1             38         $750,000.00     $31,385.00         $270,587.50 ARI - North Valley Tech Center, LLC and up
                                                                                        to 34 additional Tenant In Common Borrowers
                1             39               $0.00     $11,132.00          $24,938.00 Mani Brothers Piazza del Sol, LLC
   10           1             40               $0.00          $0.00               $0.00 Canal Street Hotel, LLC
                1             41          $14,888.00      $7,444.00          $10,388.00 Magnolia Village LLC
                1             42          $12,500.00     $12,500.00         $243,750.00 Beverly Road LLC
                1             43       $1,000,000.00     $58,782.00               $0.00 919 Congress Avenue LLC
                1             44         $568,951.90     $15,903.90       $1,586,277.29 Seattle Landmark LLC
   8            1             45           $5,339.67      $5,339.67               $0.00 Kapolei Marketplace LLC and Kapolei-57, LLC
                1             46          $10,636.16     $10,636.16               $0.00 Acadia New Loudon, LLC
------------------------------------------------------------------------------------------------------------------------------------
                1             47           $3,333.33      $3,333.33          $65,625.00 LaPlace Indiana, LLC
                1            47.01
                1            47.02
                1            47.03
------------------------------------------------------------------------------------------------------------------------------------
                2             48               $0.00          $0.00         $156,625.00 YF Partners North Mountain LLC
                1             49       $1,000,000.00          $0.00          $12,500.00 3111 S. Dixie Highway, LLC
                1             50               $0.00          $0.00               $0.00 University Inn Property, LLC
                1             51           $2,333.00      $2,333.00               $0.00 Waynechester Plaza, LLC
------------------------------------------------------------------------------------------------------------------------------------
                1             52           $9,140.00      $9,140.00               $0.00 Lin-Don Realty Associates, L.P. (EP); Mari
                                                                                        Don Realty, LTD.
                1            52.01
                1            52.02
------------------------------------------------------------------------------------------------------------------------------------
                1             53         $200,000.00      $6,942.25         $623,000.00 Lexham Atlantic, LLC
                1             54         $120,125.00      $1,683.58               $0.00 Encinitas Plaza, LLC
                1             55               $0.00          $0.00               $0.00 University Drive Properties, LLC
                1             56           $6,250.00      $6,250.00           $8,750.00 Christiana Investments, LLC
                1             57         $181,572.00      $3,286.00               $0.00 Fremont Moreno - Third Street L.P.
                1             58               $0.00      $6,509.00               $0.00 Pleasant Valley Realty Limited Partnership
                1             59         $302,371.40      $6,250.00          $15,375.00 25 MPR, LLC
   11           1             60           $2,916.67      $2,916.67         $140,000.00 Village Realty, LLC
   8            1             61               $0.00          $0.00          $94,750.00 Casas Adobes Plaza II, LLC and Casas Adobes
                                                                                        Ventures II, LLC
                1             62               $0.00          $0.00               $0.00 Letson Farms Associates, LLC
   9            1             63           $3,333.33      $3,333.33          $68,000.00 2055 Associates, L.L.C.
                1             64               $0.00          $0.00          $70,000.00 Hollidaysburg Associates, L.P.
                1             65               $0.00      $2,319.10               $0.00 Northfield Commons Associates, L.L.C
------------------------------------------------------------------------------------------------------------------------------------
   8            1             66         $180,874.50      $7,400.00          $28,375.00 14 Mamaroneck Avenue Reinvestment
                                                                                        Associates, LLC; 1375 Kings Highway / 777
                                                                                        Commerce Drive, LLC
                1            66.01
                1            66.02
------------------------------------------------------------------------------------------------------------------------------------
   9            1             67               $0.00      $3,333.33               $0.00 auG FIVE, L.P.
                1             68       $1,000,000.00          $0.00          $49,125.00 Brookwood Harbor Bay Investors, LLC
                1             69               $0.00          $0.00               $0.00 Ocean Park Hotels - LLO, LLC
                1             70           $4,116.00      $4,116.00               $0.00 Lichtin/Toringdon II, LLC
                1             71           $5,000.00      $5,000.00               $0.00 Ten Docs, LLC
                1             72         $210,243.32      $1,250.00               $0.00 South Lake Retail Investments, Ltd.
                1             73               $0.00          $0.00               $0.00 440 Saratoga Partners LP
                1             74           $4,166.67          $0.00               $0.00 Mandan Investment Group, LLC
   8            1             75         $450,000.00          $0.00               $0.00 Eastwind Center 1; Eastwind Center 2;
                                                                                        Eastwind Center 3; Eastwind Center 4;
                                                                                        Eastwind Center 5; Eastwind Center 6;
                                                                                        Eastwind Center 7; Eastwind Center 8;
                                                                                        Eastwind Center 9; Eastwind Center 10;
                                                                                        Eastwind Center 11; Eastwind Center 12;
                                                                                        Eastwind Center 13; Passco
                1             76           $5,667.00      $5,667.00               $0.00 Centra Point 8363 LLC
                1             77               $0.00          $0.00               $0.00 Fox Beardslee Cove, L.L.C.
                1             78               $0.00          $0.00               $0.00 CPRE-1 End Lakeline, L.P.
                1             79          $53,026.00          $0.00               $0.00 Quail Vista, LLC
   11           1             80         $225,000.00          $0.00               $0.00 Greenwood (Westwood) WMA, LLC
                1             81           $2,812.50      $2,812.50          $46,875.00 Northdale Plaza LLC
                1             82               $0.00      $1,183.93               $0.00 Polaris Circuit City, LLC
                1             83           $8,333.33      $8,333.33          $10,250.00 1701 Partners, L.P.
                1             84               $0.00          $0.00               $0.00 Highland Crossing Partners, LLC
   15           1             85           $4,166.67      $4,166.67          $27,040.00 Building B, L.L.C. and Building D, LLC
                1             86          $40,000.00          $0.00         $179,500.00 Bayshore Center, LLC
                1             87               $0.00      $2,083.33               $0.00 auG FIVE-A, L.P.
                1             88         $150,000.00          $0.00               $0.00 Highlands Shopping Center LLC
                1             89               $0.00      $1,185.50           $5,055.00 Eagle Mountain Village, LLC
                1             90         $400,000.00          $0.00         $276,472.00 River's Bend East Office Group & Technology
                                                                                        Center I, L.L.C.
                1             91               $0.00          $0.00               $0.00 Devon-Nagle, LLC
                1             92           $4,134.00      $2,067.00          $10,248.00 Laguna Plaza 1 LLC
                1             93               $0.00          $0.00               $0.00 Scion Investments Limited Partnership
   8            1             94           $4,166.67      $4,166.67               $0.00 Dublin Techmart, LLC and Techmart Venture,
                                                                                        LLC
                1             95           $1,250.00      $1,250.00               $0.00 Plaza Four General Partnership
                1             96         $200,000.00      $1,500.00               $0.00 Sun Atlantic Properties, LLC
                1             97           $2,416.00      $2,416.00               $0.00 Centra Point 8395 LLC
                1             98           $3,833.33      $3,833.33           $7,500.00 Harbor Medical Partners, LLC
                1             99         $165,000.00      $3,137.25         $103,313.00 CP Oakley, LLC
                1             100        $426,000.00          $0.00           $3,125.00 Burlington Seven Associates Limited
                                                                                        Partnership
   8            1             101              $0.00          $0.00          $21,487.50 3949 & 3959 Ruffin Road, LLC and Buie-San
                                                                                        Jacinto, LLC
                1             102         $62,000.00          $0.00               $0.00 David Associates II, L.L.P.
                1             103        $400,000.00          $0.00          $28,750.00 R & R Management, LLC
                1             104              $0.00          $0.00               $0.00 MAP Pell City, LLC
                1             105        $250,000.00          $0.00               $0.00 Friendly Associates XIX LLLP
                1             106          $2,912.00      $1,456.00               $0.00 Topaz-Thunderbird, LLC
                1             107        $120,000.00          $0.00               $0.00 Milestone Shopping Center, LLC
                1             108              $0.00      $1,250.00               $0.00 Turtlecreek Peachtree City, LLC
 9, 12          1             109         $93,226.67      $1,666.67               $0.00 SC (Palmer Park) Limited Partnership
                1             110        $300,000.00          $0.00          $50,775.00 Bond Street Properties, LLC
                1             111         $40,463.00          $0.00               $0.00 Quail Corners South, LLC
                1             112         $50,000.00      $2,500.00           $2,125.00 Rock West Investments I, LLC
                1             113              $0.00          $0.00               $0.00 Westpoint Industrial, Ltd.
                1             114        $100,000.00          $0.00          $19,375.00 Southwest Medical Plaza, Ltd.
                1             115              $0.00      $2,827.17               $0.00 Memorial/Hefner Parkway, L.L.C.
   11           1             116        $126,000.00          $0.00               $0.00 Augusta (Southpointe) WMA, LLC
                1             117          $3,131.00      $1,566.00               $0.00 Vestridge Commons Shopping Center, LLC
                1             118        $120,575.00      $3,333.33               $0.00 HD Eastgate, LLC
                1             119         $40,000.00      $1,666.67          $62,500.00 Northwest Office Limited Partnership
   11           1             120              $0.00          $0.00               $0.00 Martinsville (Mountainview) WMA, LLC
                1             121              $0.00      $2,916.67               $0.00 NP Office I, LLC
                1             122        $120,000.00          $0.00               $0.00 Fourth Smoky Venture LLC
                1             123         $45,000.00          $0.00               $0.00 David Associates V, L.L.C.
                1             124              $0.00          $0.00               $0.00 RKL Properties, LLC
                1             125          $1,500.00      $1,500.00          $85,750.00 JAH Hartland, LLC
                1             126         $26,522.00          $0.00               $0.00 Quail Corners South - Phase III, LLC
------------------------------------------------------------------------------------------------------------------------------------
                1             127              $0.00          $0.00           $9,830.00 C-Breeze Properties, LLC
                1           127.01
                1           127.02
------------------------------------------------------------------------------------------------------------------------------------
                1             128            $666.67        $666.67               $0.00 Montgomery Crossing Associates, LLC
                1             129              $0.00          $0.00               $0.00 Kuna Enterprises 1, L.P.
                1             130              $0.00          $0.00             $844.00 WGW Investment Co. LLC
   11           1             131              $0.00          $0.00               $0.00 South Boston (South Boston) WMA, LLC
                1             132              $0.00          $0.00               $0.00 Village at Ontario Center, LLC
                1             133          $2,652.00      $1,326.00               $0.00 Cardoso Properties Inc.
                1             134          $1,000.00      $1,000.00               $0.00 JAH Lawrenceburg LLC
                1             135         $50,000.00        $833.33           $1,250.00 Seals Development-Clearview, LLC
                1             136         $35,000.00      $1,754.00               $0.00 KAE, Inc.
                2             137              $0.00          $0.00               $0.00 The Enchanted, LLC
                1             138              $0.00          $0.00               $0.00 TEX-CVS-DE-04, LLC
                2             139              $0.00          $0.00               $0.00 Prarie Towne Square, LLC
                1             140          $1,091.67      $1,091.67               $0.00 Quail Court, LLC
                1             141              $0.00        $898.55          $11,250.00 Sowden Jetsons in Houston, LLC
                1             142         $10,465.00        $294.12               $0.00 689 Sierra Rose, LLC

                                                                                                                           # OF ONE
               LOAN          CONTROL    RELATED                                                              STUDIO AVG.    BEDROOM
FOOTNOTE       GROUP         NUMBER     SPONSOR                 UTILITIES PAID BY TENANT       # OF STUDIOS     RENTS        UNITS

 2, 14          1              1         R-01
  3, 4          1              2         R-01
                1              3
                1              4
                1              5
 5, 13          1              6         R-01
                1              7
                1              8         R-02
   8            1              9         R-02
------------------------------------------------------------------------------------------------------------------------------------
                2             10
                2            10.01                   Telephone                                       0             $0           0
                2            10.02                   Gas/Electric/Telephone                          0             $0           0
                2            10.03                   Gas/Electric/Telephone/Internet                 0             $0           0
                2            10.04                   Gas/Electric/Telephone/Internet                 0             $0           0
                2            10.05                   Telephone                                       0             $0           0
                2            10.06                   Gas/Electric/Telephone/Internet                 0             $0           0
                2            10.07                   Gas/Electric/Water/Garbage/TV/Phone/Internet    0             $0           0
                2            10.08                   Telephone                                       0             $0           0
                2            10.09                   Telephone                                       0             $0           0
------------------------------------------------------------------------------------------------------------------------------------
                1             11
                1             12
                1             13
  4, 8          1             14
                1             15
                1             16
   8            1             17         R-03
   7            1             18
------------------------------------------------------------------------------------------------------------------------------------
                1             19
                1            19.01
                1            19.02
                1            19.03
------------------------------------------------------------------------------------------------------------------------------------
                1             20
                1             21
                1             22
   8            1             23
   8            1             24         R-03
   8            1             25
                1             26
   8            1             27         R-04
                1             28
                1             29
   9            2             30                     Electricity                                     0             $0           2
   8            1             31
   6            1             32
                1             33
                1             34
------------------------------------------------------------------------------------------------------------------------------------
                1             35
                1            35.01
                1            35.02
------------------------------------------------------------------------------------------------------------------------------------
   8            1             36         R-04
                1             37         R-05
   8            1             38
                1             39         R-05
   10           1             40
                1             41
                1             42
                1             43
                1             44
   8            1             45
                1             46
------------------------------------------------------------------------------------------------------------------------------------
                1             47
                1            47.01
                1            47.02
                1            47.03
------------------------------------------------------------------------------------------------------------------------------------
                2             48                     Gas/Electric/Telephone                         64           $460         256
                1             49
                1             50
                1             51
------------------------------------------------------------------------------------------------------------------------------------
                1             52
                1            52.01
                1            52.02
------------------------------------------------------------------------------------------------------------------------------------
                1             53
                1             54
                1             55
                1             56
                1             57
                1             58
                1             59
   11           1             60         R-06
   8            1             61
                1             62         R-11
   9            1             63
                1             64                     Electricity                                     0             $0          78
                1             65
------------------------------------------------------------------------------------------------------------------------------------
   8            1             66
                1            66.01
                1            66.02
------------------------------------------------------------------------------------------------------------------------------------
   9            1             67         R-08
                1             68
                1             69
                1             70
                1             71
                1             72
                1             73
                1             74
   8            1             75         R-03
                1             76         R-10
                1             77
                1             78
                1             79         R-07
   11           1             80         R-06
                1             81
                1             82
                1             83
                1             84
   15           1             85
                1             86
                1             87         R-08
                1             88         R-09
                1             89
                1             90
                1             91
                1             92
                1             93
   8            1             94
                1             95
                1             96
                1             97         R-10
                1             98
                1             99
                1             100
   8            1             101
                1             102        R-12
                1             103
                1             104
                1             105
                1             106
                1             107        R-09
                1             108
 9, 12          1             109
                1             110
                1             111        R-07
                1             112
                1             113
                1             114
                1             115
   11           1             116        R-06
                1             117
                1             118
                1             119
   11           1             120        R-06
                1             121
                1             122        R-09
                1             123        R-12
                1             124
                1             125        R-13
                1             126        R-07
------------------------------------------------------------------------------------------------------------------------------------
                1             127
                1           127.01                   Gas/Electric/TV/Phone/Internet                  0             $0           9
                1           127.02                   Gas/Electric/TV/Phone/Internet                  1           $795           0
------------------------------------------------------------------------------------------------------------------------------------
                1             128        R-11
                1             129
                1             130
   11           1             131        R-06
                1             132
                1             133
                1             134        R-13
                1             135
                1             136
                2             137                    TV/Phone/Internet                              28           $525          12
                1             138
                2             139                    Electricity                                     0             $0          13
                1             140        R-07
                1             141
                1             142        R-07

                                               ONE            # OF TWO            TWO             # OF THREE       THREE
               LOAN          CONTROL         BEDROOM           BEDROOM          BEDROOM             BEDROOM       BEDROOM
FOOTNOTE       GROUP         NUMBER        AVG. RENTS           UNITS          AVG. RENTS            UNITS       AVG. RENTS

 2, 14          1              1
  3, 4          1              2
                1              3
                1              4
                1              5
 5, 13          1              6
                1              7
                1              8
   8            1              9
------------------------------------------------------------------------------------------------------------------------------------
                2             10
                2            10.01             $0                15               $947                  0                $0
                2            10.02             $0                12               $840                  0                $0
                2            10.03             $0                12               $780                  0                $0
                2            10.04             $0                12               $780                  0                $0
                2            10.05             $0                12               $690                  0                $0
                2            10.06             $0                12               $797                  0                $0
                2            10.07             $0                 0                 $0                 96            $1,050
                2            10.08             $0                 0                 $0                  0                $0
                2            10.09             $0                12               $805                  0                $0
------------------------------------------------------------------------------------------------------------------------------------
                1             11
                1             12
                1             13
  4, 8          1             14
                1             15
                1             16
   8            1             17
   7            1             18
------------------------------------------------------------------------------------------------------------------------------------
                1             19
                1            19.01
                1            19.02
                1            19.03
------------------------------------------------------------------------------------------------------------------------------------
                1             20
                1             21
                1             22
   8            1             23
   8            1             24
   8            1             25
                1             26
   8            1             27
                1             28
                1             29
   9            2             30             $665               338               $799                  2              $963
   8            1             31
   6            1             32
                1             33
                1             34
------------------------------------------------------------------------------------------------------------------------------------
                1             35
                1            35.01
                1            35.02
------------------------------------------------------------------------------------------------------------------------------------
   8            1             36
                1             37
   8            1             38
                1             39
   10           1             40
                1             41
                1             42
                1             43
                1             44
   8            1             45
                1             46
------------------------------------------------------------------------------------------------------------------------------------
                1             47
                1            47.01
                1            47.02
                1            47.03
------------------------------------------------------------------------------------------------------------------------------------
                2             48             $513               248               $632                  0                $0
                1             49
                1             50
                1             51
------------------------------------------------------------------------------------------------------------------------------------
                1             52
                1            52.01
                1            52.02
------------------------------------------------------------------------------------------------------------------------------------
                1             53
                1             54
                1             55
                1             56
                1             57
                1             58
                1             59
   11           1             60
   8            1             61
                1             62
   9            1             63
                1             64             $659                86               $859                 30              $989
                1             65
------------------------------------------------------------------------------------------------------------------------------------
   8            1             66
                1            66.01
                1            66.02
------------------------------------------------------------------------------------------------------------------------------------
   9            1             67
                1             68
                1             69
                1             70
                1             71
                1             72
                1             73
                1             74
   8            1             75
                1             76
                1             77
                1             78
                1             79
   11           1             80
                1             81
                1             82
                1             83
                1             84
   15           1             85
                1             86
                1             87
                1             88
                1             89
                1             90
                1             91
                1             92
                1             93
   8            1             94
                1             95
                1             96
                1             97
                1             98
                1             99
                1             100
   8            1             101
                1             102
                1             103
                1             104
                1             105
                1             106
                1             107
                1             108
 9, 12          1             109
                1             110
                1             111
                1             112
                1             113
                1             114
                1             115
   11           1             116
                1             117
                1             118
                1             119
   11           1             120
                1             121
                1             122
                1             123
                1             124
                1             125
                1             126
------------------------------------------------------------------------------------------------------------------------------------
                1             127
                1           127.01           $825                12             $1,095                  0                $0
                1           127.02             $0                12             $1,200                  0                $0
------------------------------------------------------------------------------------------------------------------------------------
                1             128
                1             129
                1             130
   11           1             131
                1             132
                1             133
                1             134
                1             135
                1             136
                2             137            $723                 0                 $0                  0                $0
                1             138
                2             139            $802                12               $962                  0                $0
                1             140
                1             141
                1             142

                                        # OF FOUR         FOUR                 # OF FIVE        FIVE
               LOAN          CONTROL     BEDROOM       BEDROOM AVG               BEDROOM        BEDROOM            NUMBER OF
FOOTNOTE       GROUP         NUMBER       UNITS           RENTS                   UNITS        AVG. RENTS          ELEVATORS

 2, 14          1              1
  3, 4          1              2
                1              3
                1              4
                1              5
 5, 13          1              6
                1              7
                1              8
   8            1              9
------------------------------------------------------------------------------------------------------------------------------
                2             10
                2            10.01          206             $1,640                 0                 $0                  0
                2            10.02          120             $1,480                 0                 $0                  0
                2            10.03          120             $1,160                 0                 $0                  0
                2            10.04           96             $1,140                 0                 $0                  0
                2            10.05           84             $1,380                 0                 $0                  0
                2            10.06           84             $1,211                 0                 $0                  0
                2            10.07            0                 $0                 0                 $0                  0
                2            10.08           84             $1,413                 0                 $0                  0
                2            10.09           96             $1,196                 0                 $0                  0
------------------------------------------------------------------------------------------------------------------------------
                1             11
                1             12
                1             13
  4, 8          1             14
                1             15
                1             16
   8            1             17
   7            1             18
------------------------------------------------------------------------------------------------------------------------------
                1             19
                1            19.01
                1            19.02
                1            19.03
------------------------------------------------------------------------------------------------------------------------------
                1             20
                1             21
                1             22
   8            1             23
   8            1             24
   8            1             25
                1             26
   8            1             27
                1             28
                1             29
   9            2             30              0                 $0                 0                 $0                  0
   8            1             31
   6            1             32
                1             33
                1             34
------------------------------------------------------------------------------------------------------------------------------
                1             35
                1            35.01
                1            35.02
------------------------------------------------------------------------------------------------------------------------------
   8            1             36
                1             37
   8            1             38
                1             39
   10           1             40
                1             41
                1             42
                1             43
                1             44
   8            1             45
                1             46
------------------------------------------------------------------------------------------------------------------------------
                1             47
                1            47.01
                1            47.02
                1            47.03
------------------------------------------------------------------------------------------------------------------------------
                2             48              0                 $0                 0                 $0                  0
                1             49
                1             50
                1             51
------------------------------------------------------------------------------------------------------------------------------
                1             52
                1            52.01
                1            52.02
------------------------------------------------------------------------------------------------------------------------------
                1             53
                1             54
                1             55
                1             56
                1             57
                1             58
                1             59
   11           1             60
   8            1             61
                1             62
   9            1             63
                1             64              0                 $0                 0                 $0                  0
                1             65
------------------------------------------------------------------------------------------------------------------------------
   8            1             66
                1            66.01
                1            66.02
------------------------------------------------------------------------------------------------------------------------------
   9            1             67
                1             68
                1             69
                1             70
                1             71
                1             72
                1             73
                1             74
   8            1             75
                1             76
                1             77
                1             78
                1             79
   11           1             80
                1             81
                1             82
                1             83
                1             84
   15           1             85
                1             86
                1             87
                1             88
                1             89
                1             90
                1             91
                1             92
                1             93
   8            1             94
                1             95
                1             96
                1             97
                1             98
                1             99
                1             100
   8            1             101
                1             102
                1             103
                1             104
                1             105
                1             106
                1             107
                1             108
 9, 12          1             109
                1             110
                1             111
                1             112
                1             113
                1             114
                1             115
   11           1             116
                1             117
                1             118
                1             119
   11           1             120
                1             121
                1             122
                1             123
                1             124
                1             125
                1             126
------------------------------------------------------------------------------------------------------------------------------
                1             127
                1           127.01            0                 $0                 0                 $0                  0
                1           127.02            0                 $0                 0                 $0                  0
------------------------------------------------------------------------------------------------------------------------------
                1             128
                1             129
                1             130
   11           1             131
                1             132
                1             133
                1             134
                1             135
                1             136
                2             137             0                 $0                 0                 $0                  0
                1             138
                2             139             0                 $0                 0                 $0                  1
                1             140
                1             141
                1             142

1    The Open Period is inclusive of the Maturity Date.

2    The Cut-off Date LTV and Underwritten NCF DSCR are based on the total
     $251,000,000 financing reduced by the $10,000,000 performance guarantee.

3    The Cut-off Date LTV and Underwritten NCF DSCR are based on the total
     $427,000,000 financing reduced by the $37,000,000 performance guarantee.

4    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure (x)
     includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage that is not in the trust, and (y) excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

5    The Cut-off Date LTV and Underwritten NCF DSCR are based on the total
     $155,000,000 financing reduced by the $17,500,000 performance guarantee.

6    The Irvine Technology Center-I loan is in the process of being assumed by
     GRE Irvine Technology Operating Company, LLC and has received all necessary approvals.

7    The underwritten NCF and appraised value are based on the property stabilization projected in September 2005. The lender holds a $7,000,000 letter of credit until property reaches stabilization.

8    Borrowing entity utilizes a tenant-in-common structure.

9    The Cut-Off Date LTV, DSCR and loan per square foot/unit figures for these loans are net of the earnout amount. The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value.

10   The borrower incurred subordinate debt in the amount of $2,632,621 secured by a pledge of an equity interest in the borrower.

11   Prepayment is allowed on any of the first five days of the month during the open period.

12   The loan has unsecured subordinate debt in the amount of $664,005.

13   Fashion Shop is expected to be downsized and / or replaced as part of the re-merchandising plan for a section of the mall in 2005.

14   The Limited - Lane Bryant space is in the process of being re-negotiated.
     The landlord plans to divide the space and lease it to The Limited, Lane
     Bryant and certain other tenants.

15   The loan is in the process of being assumed by a new borrower subject to lender underwriting and approval as outlined in the loan documents.

                                    ANNEX B

                      Structural and Collateral Term Sheet

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                       GG3

                      Structural and Collateral Term Sheet
                          $3,349,475,000 (approximate)

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.,
                                  AS DEPOSITOR

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-GG3

                   Greenwich Capital Financial Products, Inc.
                         Goldman Sachs Mortgage Company
                         Commerzbank AG, New York Branch
                              Mortgage Loan Sellers

                      GMAC Commercial Mortgage Corporation
                                 Master Servicer

                      GMAC Commercial Mortgage Corporation
                                Special Servicer

                                January 26, 2005

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL

                          Co-Lead Bookrunning Managers

BANC OF AMERICA SECURITIES LLC                          BEAR, STEARNS & CO. INC.
CREDIT SUISSE FIRST BOSTON                                   WACHOVIA SECURITIES

GCCFC 2005-GG3

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

                              OFFERED CERTIFICATES

                                                           APPROX. %                               ASSUMED
                                              APPROX.     OF CUT-OFF   WEIGHTED                     FINAL
                               CERTIFICATE    CREDIT         DATE      AVERAGE     PRINCIPAL      DISTRIBUTION
  CLASS       S&P    MOODY'S     BALANCE       SUPPORT      BALANCE     LIFE(1)    WINDOW(1)         DATE(1)    RATE TYPE
-----------------------------------------------------------------------------------------------------------------------------

  A-1(2)      AAA     Aaa    $117,510,000        20.000%     3.271%      2.40      3/05 - 5/09      5/09            Fixed
-----------------------------------------------------------------------------------------------------------------------------
  A-2(2)      AAA     Aaa    $1,112,085,000      20.000%    30.961%      4.73      5/09 - 1/10      1/10            Fixed
-----------------------------------------------------------------------------------------------------------------------------
  A-3(2)      AAA     Aaa    $562,418,000        20.000%    15.658%      6.72      7/11 - 1/12      1/12            Fixed
-----------------------------------------------------------------------------------------------------------------------------
 A-AB(2)      AAA     Aaa    $159,047,000        20.000%     4.428%      7.18      1/10 - 6/14      6/14            Fixed
-----------------------------------------------------------------------------------------------------------------------------
  A-4(2)      AAA     Aaa    $783,022,000        20.000%    21.799%      9.70      6/14 - 12/14    12/14            Fixed(5)
-----------------------------------------------------------------------------------------------------------------------------
 A-1-A(2)     AAA     Aaa    $139,462,000        20.000%     3.883%      6.05      3/05 - 10/14    10/14            Fixed
-----------------------------------------------------------------------------------------------------------------------------
   A-J        AAA     Aaa    $228,986,000        13.625%     6.375%      9.84      12/14 - 1/15     1/15            Fixed(5)
-----------------------------------------------------------------------------------------------------------------------------
    B         AA      Aa2    $112,247,000        10.500%     3.125%      9.92      1/15 - 1/15      1/15            Fixed(5)
-----------------------------------------------------------------------------------------------------------------------------
    C         AA-     Aa3     $40,410,000         9.375%     1.125%      9.92      1/15 - 1/15      1/15            Fixed(5)
-----------------------------------------------------------------------------------------------------------------------------
    D          A       A2     $58,368,000         7.750%     1.625%      9.97      1/15 - 2/15      2/15            Fixed(5)
-----------------------------------------------------------------------------------------------------------------------------
    E         A-       A3     $35,920,000         6.750%     1.000%     10.00      2/15 - 2/15      2/15            Fixed(5)
=============================================================================================================================

                            NON-OFFERED CERTIFICATES

                                                           APPROX. %                               ASSUMED
                                              APPROX.     OF CUT-OFF   WEIGHTED                     FINAL
                               CERTIFICATE    CREDIT         DATE      AVERAGE     PRINCIPAL      DISTRIBUTION
  CLASS       S&P    MOODY'S     BALANCE       SUPPORT      BALANCE     LIFE(1)    WINDOW(1)         DATE(1)    RATE TYPE
-----------------------------------------------------------------------------------------------------------------------------

   F(3)      BBB+     Baa1    $44,899,000         5.500%      1.250%      10.05    2/15 - 3/15        3/15      Fixed(5)
----------------------------------------------------------------------------------------------------------------------------
   G(3)       BBB     Baa2    $35,919,000         4.500%      1.000%      10.08    3/15 - 3/15        3/15      Fixed(5)
----------------------------------------------------------------------------------------------------------------------------
   H(3)      BBB-     Baa3    $40,409,000         3.375%      1.125%      10.08    3/15 - 3/15        3/15      WAC(6)
----------------------------------------------------------------------------------------------------------------------------
   J(3)       BB+     Ba1      $8,980,000         3.125%      0.250%      10.08    3/15 - 3/15        3/15      Fixed(5)
----------------------------------------------------------------------------------------------------------------------------
   K(3)       BB      Ba2     $13,470,000         2.750%      0.375%      10.08    3/15 - 3/15        3/15      Fixed(5)
----------------------------------------------------------------------------------------------------------------------------
   L(3)       BB-     Ba3     $17,960,000         2.250%      0.500%      10.08    3/15 - 3/15        3/15      Fixed(5)
----------------------------------------------------------------------------------------------------------------------------
   M(3)       B+       B1     $13,469,000         1.875%      0.375%      10.08    3/15 - 3/15        3/15      Fixed(5)
----------------------------------------------------------------------------------------------------------------------------
   N(3)        B       B2      $8,980,000         1.625%      0.250%      10.08    3/15 - 3/15        3/15      Fixed(5)
----------------------------------------------------------------------------------------------------------------------------
   O(3)       B-       B3     $13,470,000         1.250%      0.375%      10.08    3/15 - 3/15        3/15      Fixed(5)
----------------------------------------------------------------------------------------------------------------------------
   P(3)       NR       NR     $44,899,613         0.000%      1.250%      12.22    3/15 - 8/24        8/24      Fixed(5)
----------------------------------------------------------------------------------------------------------------------------
 XP(3, 4)     AAA     Aaa    $3,422,677,000        NA          NA          5.22         NA             NA       Variable IO
----------------------------------------------------------------------------------------------------------------------------
 XC(3, 4)     AAA     Aaa    $3,591,930,613        NA          NA          7.28         NA             NA       Variable IO
============================================================================================================================

----------

(1)  As of the cut-off date, the weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates and the other assumptions set forth under "YIELD AND MATURITY
     CONSIDERATIONS--Yield Considerations" in the prospectus supplement.

(2)  For purposes of making distributions on the class A-1, class A-2, class
     A-3, class A-AB, class A-4 and class A-1-A certificates, the pool of mortgage loans will be deemed to consist of two distinct sub-pools, sub-pool 1 and sub-pool 2. Sub-pool 1 will consist of 137 mortgage loans, representing approximately 96.1% of the initial mortgage pool balance and includes all mortgage loans other than 5 of the mortgage loans secured by multifamily properties. Sub-pool 2 will consist of 5 mortgage loans, representing 3.9% of the initial mortgage pool balance and includes all but
     2 of the mortgage loans that are secured by multifamily properties.

(3)  Not offered hereby. Any information provided herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(4)  The class XP and class XC certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the class XP and class
     XC certificates as described in the prospectus supplement. The interest rate applicable to each component of the class XP and class XC certificates for each payment date will be as specified in the prospectus supplement.

(5)  If, with respect to any interest accrual period, the weighted average of the net interest rates on the mortgage loans included in the trust is below the identified initial pass-through rate for the class A-4, class A-J, class B, class C, class D, class E, class F, class G, class J, class K, class L, class M, class N, class O and class P certificates, as applicable, then the pass-through rate for the subject class of certificates for that interest accrual period will be that weighted average rate.

(6)  The class H certificates will accrue interest at a rate equal to the weighted average of the net interest rates on the pooled mortgage loans.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL

                                      -2-

GCCFC 2005-GG3

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

GENERAL CHARACTERISTICS(1)

                                                                            TOTAL POOL         SUB-POOL 1      SUB-POOL 2
                                                                         ----------------    ---------------   -----------

Initial mortgage pool balance....................................         $3,591,930,614     $3,452,468,141    $139,462,473
Number of mortgage loans.........................................                    142                137               5
Number of mortgaged properties...................................                    158                145              13
Percentage of investment grade shadow rated loans................                  19.3%              19.4%            0.0%
Weighted average underwritten debt service coverage ratio(2)(3)..                   1.63               1.64            1.40
Maximum underwritten debt service coverage ratio(2)(3)...........                   2.93               2.93            1.73
Minimum underwritten debt service coverage ratio(2)(3)...........                   1.12               1.12            1.23
Weighted average cut-off date loan-to-value ratio(2)(3)..........                  68.2%              67.9%           74.0%
Maximum cut-off date loan-to-value ratio(2)(3)...................                  81.9%              81.9%           80.0%
Minimum cut-off date loan-to-value ratio(2)(3)...................                  46.1%              46.1%           45.0%
Average cut-off date principal balance...........................            $25,295,286        $25,200,497     $27,892,495
Maximum cut-off date principal balance...........................           $250,391,108       $250,391,108     $98,660,000
Minimum cut-off date principal balance...........................             $1,119,979         $1,119,979      $1,850,000
Weighted average mortgage interest rate..........................                 5.462%             5.432%          6.208%
Maximum mortgage interest rate...................................                 6.756%             6.756%          6.439%
Minimum mortgage interest rate...................................                 4.430%             4.430%           5.25%
Percentage of initial pool balance of mortgage loans secured by mortgaged real properties occupied by a single tenant (certain of such single tenants may have one or more sub-tenants at
   such properties)..............................................                   1.9%               1.9%            0.0%

----------

(1)  Unless otherwise noted, the initial mortgage pool balance and all other financial and statistical information provided in this term sheet include the pari passu notes in the trust secured by the Grand Canal Shoppes at the
     Venetian Property and the 1370 Avenue of the Americas property but do not include the related pari passu notes that are outside the trust nor, with respect to these or any other mortgage loans in a split loan structure, any related subordinate note.

(2)  For the purpose of calculating underwritten debt service coverage ratios and loan-to-value ratios in this term sheet, the cut-off date principal balance for each mortgage loan in a split loan structure (x) includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage loan that is not in the trust, and (y) excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

(3)  With respect to the following mortgage loans, these calculations exclude earnouts, escrows or performance guarantees in the following amounts: North
     Star Mall, $10,000,000, Mall St. Matthews, $17,500,000, Grand Canal Shoppes
     at the Venetian, $37,000,000, Groton Estates, $3,525,000, Bloomfield Park
     Gateway Center, $2,175,000, Prairie Glen Medical Office Buildings B and C,
     $625,000 and Palmer Park Shopping Center, $784,375.

                                 PROPERTY TYPES

                                             AGGREGATE
                          NUMBER OF        CUT-OFF DATE       % OF INITIAL                            WTD. AVG.
                          MORTGAGED          PRINCIPAL        MORTGAGE POOL                       CUT-OFF DATE LTV
   PROPERTY TYPE         PROPERTIES         BALANCE ($)          BALANCE        WTD. AVG. DSCR          RATIO
--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

Office                        70           1,761,400,187          49.0%               1.59              71.7%
Retail                        59           1,337,557,810          37.2%               1.56              64.4%
Hospitality                    8             318,911,378           8.9%               2.28              60.6%
Multifamily                   16             152,679,936           4.3%               1.39              76.3%
Industrial                     4              18,699,146           0.5%               1.46              77.5%
Self-Storage                   1               2,682,157           0.1%               1.57              74.5%
                      ------------------ ------------------ ------------------ ------------------ ------------------
                             158           3,591,930,614         100.0%               1.63              68.2%
                      ================== ================== ================== ================== ==================

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL

                                      -3-

GCCFC 2005-GG3

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                               PROPERTY LOCATIONS

                           NUMBER OF        AGGREGATE CUT-OFF       % OF INITIAL                       WTD. AVG.
                           MORTGAGED          DATE PRINCIPAL        MORTGAGE POOL      WTD. AVG.     CUT-OFF DATE
  PROPERTY LOCATION        PROPERTIES          BALANCE ($)             BALANCE           DSCR          LTV RATIO
----------------------- ----------------- ----------------------- ------------------ -------------- ----------------

Texas                           11               586,634,017            16.3%             1.88           64.0%
New York                         7               582,750,000            16.2%             1.61           68.1%
California                      29               439,621,425            12.2%             1.41           72.8%
Nevada                          12               313,900,453             8.7%             1.60           56.9%
Hawaii                           3               227,400,000             6.3%             1.31           71.6%
Arizona                          5               172,762,258             4.8%             2.63           61.6%
Kentucky                         4               167,213,425             4.7%             1.68           62.1%
Pennsylvania                     4               118,464,672             3.3%             1.79           72.9%
Georgia                          9               117,435,724             3.3%             1.60           72.2%
North Carolina                   6                83,962,186             2.3%             1.35           79.5%
Other States(1)                 68               781,786,453            21.8%             1.47           72.8%
                        ----------------- ----------------------- ------------------ -------------- ----------------
                               158             3,591,930,614           100.0%             1.63           68.2%
                        ================= ======================= ================== ============== ================

----------

(1)  Includes 24 states and Washington DC.

                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                   AGGREGATE CUT-OFF DATE           % OF INITIAL
RANGE OF CUT-OFF DATE BALANCES ($)   NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE ($)      MORTGAGE POOL BALANCE
----------------------------------- --------------------------- ------------------------------ -----------------------

Less than 2,500,001                               8                       14,203,441                     0.4%
2,500,001 - 5,000,000                            30                      110,165,502                     3.1%
5,000,001 - 7,500,000                            23                      143,484,152                     4.0%
7,500,001 - 10,000,000                           16                      137,824,761                     3.8%
10,000,001 - 12,500,000                           9                      101,659,714                     2.8%
12,500,001 - 15,000,000                          11                      155,899,900                     4.3%
15,000,001 - 17,500,000                           6                       98,852,316                     2.8%
17,500,001 - 20,000,000                           4                       75,877,689                     2.1%
20,000,001 - 22,500,000                           6                      125,264,360                     3.5%
22,500,001 - 25,000,000                           1                       23,694,569                     0.7%
25,000,001 - 50,000,000                          10                      349,876,512                     9.7%
50,000,001 - 75,000,000                           6                      383,550,000                    10.7%
75,000,001 - 100,000,000                          4                      363,336,163                    10.1%
100,000,001 - 200,000,000                         4                      583,327,634                    16.2%
200,000,001 - 275,000,000                         4                      924,913,900                    25.7%
                                     -------------------------- ------------------------------ -----------------------
                                                142                    3,591,930,614                   100.0%
                                     ========================== ============================== =======================

----------

The average Cut-off Date principal balance is $25,295,286.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL

                                      -4-

GCCFC 2005-GG3

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                                 MORTGAGE RATES

                                                                   AGGREGATE CUT-OFF DATE           % OF INITIAL
    RANGE OF MORTGAGE RATES (%)      NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE ($)      MORTGAGE POOL BALANCE
----------------------------------  -------------------------- ------------------------------ -----------------------

Less than 5.249                                   20                   1,352,127,494                    37.6%
5.250 - 5.499                                     35                     542,691,607                    15.1%
5.500 - 5.749                                     34                     501,195,436                    14.0%
5.750 - 5.999                                     23                     510,235,753                    14.2%
6.000 - 6.249                                     20                     394,275,369                    11.0%
6.250 - 6.499                                      7                     150,068,274                     4.2%
6.500 - 6.749                                      2                      93,136,680                     2.6%
6.750 - 6.999                                      1                      48,200,000                     1.3%
                                    --------------------------- ------------------------------ -----------------------
                                                 142                   3,591,930,614                   100.0%
                                    =========================== ============================== =======================

----------

The weighted average Mortgage Rate is 5.462%.

                          DEBT SERVICE COVERAGE RATIOS

                                                                   AGGREGATE CUT-OFF DATE           % OF INITIAL
          RANGE OF DSCRS              NUMBER OF MORTGAGE LOANS      PRINCIPAL BALANCE ($)      MORTGAGE POOL BALANCE
------------------------------------ -------------------------- ------------------------------ -----------------------

Less than 1.20                                     8                     171,020,943                     4.8%
1.20 - 1.2999                                     23                     729,818,709                    20.3%
1.30 - 1.3999                                     36                     588,388,697                    16.4%
1.40 - 1.4999                                     19                     232,210,543                     6.5%
1.50 - 1.5999                                     17                     113,177,913                     3.2%
1.60 - 1.6999                                     12                     457,314,399                    12.7%
1.70 - 1.7999                                     10                     184,792,185                     5.1%
1.80 - 1.8999                                      8                     433,790,469                    12.1%
1.90 - 1.9999                                      4                     230,366,756                     6.4%
2.00 - 2.2499                                      3                     297,050,000                     8.3%
2.25 - 2.7499                                      1                      19,000,000                     0.5%
2.75 - 2.9999                                      1                     135,000,000                     3.8%
                                     -------------------------- ------------------------------ -----------------------
                                                 142                   3,591,930,614                   100.0%
                                     ========================== ============================== =======================

----------

The weighted average Debt Service Coverage Ratio is 1.63x.

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

             RANGE OF                                              AGGREGATE CUT-OFF DATE           % OF INITIAL
    CUT-OFF DATE LTV RATIOS (%)       NUMBER OF MORTGAGE LOANS      PRINCIPAL BALANCE ($)      MORTGAGE POOL BALANCE
------------------------------------ -------------------------- ------------------------------ -----------------------

Less than 55.00                                    6                     348,602,441                     9.7%
55.01 - 60.00                                      2                     261,691,108                     7.3%
60.01 - 65.00                                     13                     611,377,867                    17.0%
65.01 - 70.00                                     21                     643,741,361                    17.9%
70.01 - 75.00                                     37                     689,882,056                    19.2%
75.01 - 80.00                                     59                     984,496,953                    27.4%
80.01 - 85.00                                      4                      52,138,827                     1.5%
                                     -------------------------- ------------------------------ -----------------------
                                                 142                   3,591,930,614                   100.0%
                                     ========================== ============================== =======================

----------

The weighted average Cut-off Date LTV Ratio is 68.2%.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL

                                      -5-

GCCFC 2005-GG3

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                               AMORTIZATION TYPES

                                                                   AGGREGATE CUT-OFF DATE           % OF INITIAL
         AMORTIZATION TYPE            NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE ($)      MORTGAGE POOL BALANCE
------------------------------------ -------------------------- ------------------------------ -----------------------

Amortizing                                        65                   1,291,047,990                     35.9%
Interest Only, Then Amortizing                    59                   1,419,091,000                     39.5%
Interest Only                                     15                     848,260,000                     23.6%
Fully Amortizing                                   3                      33,531,623                      0.9%
                                     -------------------------- ------------------------------ -----------------------
                                                 142                   3,591,930,614                    100.0%
                                     ========================== ============================== =======================

                           ORIGINAL TERMS TO MATURITY

             RANGE OF                                              AGGREGATE CUT-OFF DATE           % OF INITIAL
ORIGINAL TERMS TO MATURITY (MONTHS)  NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE ($)      MORTGAGE POOL BALANCE
------------------------------------ -------------------------- ------------------------------ -----------------------

   0 - 60                                          20                    991,429,998                    27.6%
  61 - 96                                          19                    855,292,118                    23.8%
109 - 132                                         100                  1,711,676,875                    47.7%
133 - 192                                           2                      7,851,818                     0.2%
193 - 252                                           1                     25,679,805                     0.7%
                                     -------------------------- ------------------------------ -----------------------
                                                  142                  3,591,930,614                   100.0%
                                     ========================== ============================== =======================

----------

The weighted average original term to maturity is 94 months.

                           REMAINING TERMS TO MATURITY

        RANGE OF REMAINING                                         AGGREGATE CUT-OFF DATE           % OF INITIAL
    TERMS TO MATURITY (MONTHS)       NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE ($)      MORTGAGE POOL BALANCE
------------------------------------ -------------------------- ------------------------------ -----------------------

   0 - 60                                         21                   1,241,821,106                    34.6%
  61 - 96                                         18                     604,901,010                    16.8%
109 - 130                                        100                   1,711,676,875                    47.7%
131 - 190                                          2                       7,851,818                     0.2%
191 - 250                                          1                      25,679,805                     0.7%
                                     -------------------------- ------------------------------ -----------------------
                                                 142                   3,591,930,614                   100.0%
                                     ========================== ============================== =======================

----------

The weighted average remaining term to maturity is 91 months.

                           ORIGINAL AMORTIZATION TERMS

         RANGE OF ORIGINAL                                         AGGREGATE CUT-OFF DATE           % OF INITIAL
    AMORTIZATION TERMS (MONTHS)      NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE ($)      MORTGAGE POOL BALANCE
------------------------------------ -------------------------- ------------------------------ -----------------------

Interest Only                                     15                     848,260,000                    23.6%
151 - 240                                          3                      33,531,623                     0.9%
241 - 360                                        124                   2,710,138,990                    75.5%
                                     -------------------------- ------------------------------ -----------------------
                                                 142                   3,591,930,614                   100.0%
                                     ========================== ============================== =======================

----------

The weighted average original amortization term is 353 months.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL

                                      -6-

GCCFC 2005-GG3

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                       REMAINING STATED AMORTIZATION TERMS

        RANGE OF REMAINING                                         AGGREGATE CUT-OFF DATE           % OF INITIAL
    AMORTIZATION TERMS (MONTHS)      NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE ($)      MORTGAGE POOL BALANCE
------------------------------------ -------------------------- ------------------------------ -----------------------

Interest Only                                     15                     848,260,000                    23.6%
151 - 240                                          3                      33,531,623                     0.9%
241 - 360                                        124                   2,710,138,990                    75.5%
                                     -------------------------- ------------------------------ -----------------------
                                                 142                   3,591,930,614                   100.0%
                                     ========================== ============================== =======================

----------

The weighted average remaining amortization term is 352 months.

                                    LOCKBOXES

                                                                   AGGREGATE CUT-OFF DATE           % OF INITIAL
           LOCKBOX TYPE              NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE ($)      MORTGAGE POOL BALANCE
------------------------------------ -------------------------- ------------------------------ -----------------------

Hard                                              42                   2,674,290,187                    74.5%
Soft                                               8                     191,414,741                     5.3%

                                  ESCROW TYPES

                                                                   AGGREGATE CUT-OFF DATE           % OF INITIAL
          ESCROW TYPE(1)             NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE ($)      MORTGAGE POOL BALANCE
------------------------------------ -------------------------- ------------------------------ -----------------------

TI/LC(2)                                         102                   1,922,144,963                    61.7%
Real Estate Tax                                  124                   2,427,999,714                    67.6%
Insurance                                        117                   2,393,558,102                    66.6%
Replacement Reserve                              120                   2,188,935,322                    60.9%

----------

(1)  Includes initial and ongoing reserves and escrows.

(2)  The statistical information for the TI/LC Reserve percentage of initial mortgage pool balance does not include mortgage loans secured by hospitality, multifamily or self-storage properties.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL

                                      -7-

GCCFC 2005-GG3

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                          PREPAYMENT PROVISION SUMMARY

                                                                   AGGREGATE CUT-OFF DATE           % OF INITIAL
          PREPAYMENT TYPE            NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE ($)      MORTGAGE POOL BALANCE
------------------------------------ -------------------------- ------------------------------ -----------------------

Lockout/Defeasance                               127                   3,177,490,216                    88.5%
Lockout/Greater 1% or Yield
   Maintenance or Defeasance                       2                     222,870,000                     6.2%
Lockout/Greater of Declining Fee
   or Yield Maintenance                            1                     135,000,000                     3.8%
Lockout/Greater 1% or Yield
   Maintenance                                    11                      50,970,397                     1.4%
Lockout/Yield Maintenance + 1%                     1                       5,600,000                     0.2%
                                     -------------------------- ------------------------------ -----------------------
                                                 142                   3,591,930,614                   100.0%
                                     ========================== ============================== =======================

                   PREPAYMENT PROVISION SUMMARY FOR SUB-POOL 1

                                                                   AGGREGATE CUT-OFF DATE           % OF INITIAL
          PREPAYMENT TYPE            NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE ($)        SUB-POOL 1 BALANCE
------------------------------------ -------------------------- ------------------------------ -----------------------

Lockout/Defeasance                               122                   3,038,027,743                    88.0%
Lockout/Greater 1% or Yield
   Maintenance or Defeasance                       2                     222,870,000                     6.5%
Lockout/Greater of Declining Fee
   or Yield Maintenance                            1                     135,000,000                     3.9%
Lockout/Greater 1% or Yield
   Maintenance                                    11                      50,970,397                     1.5%
Lockout/Yield Maintenance + 1%                     1                       5,600,000                     0.2%
                                     -------------------------- ------------------------------ -----------------------
                                                 137                   3,452,468,141                   100.0%
                                     ========================== ============================== =======================

                   PREPAYMENT PROVISION SUMMARY FOR SUB-POOL 2

                                                                   AGGREGATE CUT-OFF DATE           % OF INITIAL

          PREPAYMENT TYPE            NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE ($)        SUB-POOL 2 BALANCE
------------------------------------ -------------------------- ------------------------------ -----------------------

Lockout/Defeasance                                 5                     139,462,473                   100.0%
                                     -------------------------- ------------------------------ -----------------------
                                     -------------------------- ------------------------------ -----------------------
                                                   5                     139,462,473                   100.0%
                                     ========================== ============================== =======================

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL

                                      -8-

GCCFC 2005-GG3

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                        MORTGAGE POOL PREPAYMENT PROFILE

                                   AGGREGATE
                                   BEGINNING        % OF REMAINING     % OF REMAINING
                                   PRINCIPAL        MORTGAGE POOL      MORTGAGE POOL    % OF REMAINING
                MONTHS SINCE      BALANCE(1)      BALANCE -LOCKOUT/   BALANCE - YIELD    MORTGAGE POOL
    DATE        CUT-OFF DATE      (MILLIONS)          DEFEASANCE        MAINTENANCE     BALANCE - OPEN    % TOTAL
-------------- --------------- ------------------ ------------------- ----------------- ---------------- ----------

Mar 05                1               3,592             100.0                0.0               0.0          100.0
Mar 06               13               3,572             100.0                0.0               0.0          100.0
Mar 07               25               3,547              89.4               10.6               0.0          100.0
Mar 08               37               3,516              89.4               10.6               0.0          100.0
Mar 09               49               3,480              82.8               10.9               6.3          100.0
Mar 10               61               2,256              87.8               12.2               0.0          100.0
Mar 11               73               2,224              87.7               12.3               0.0          100.0
Mar 12               85               1,629              96.4                3.6               0.0          100.0
Mar 13               97               1,580              96.9                3.1               0.0          100.0
Mar 14              109               1,548              95.4                3.1               1.5          100.0
Mar 15              121                 223               8.4                0.5              91.1          100.0
Mar 16              133                  18              95.0                5.1               0.0          100.0
Mar 17              145                  16              95.7                4.3               0.0          100.0
Mar 18              157                  14              96.8                3.2               0.0          100.0
Mar 19              169                  12              98.4                1.6               0.0          100.0
Mar 20              181                   9             100.0                0.0               0.0          100.0
Mar 21              193                   8             100.0                0.0               0.0          100.0
Mar 22              205                   6             100.0                0.0               0.0          100.0
Mar 23              217                   4               0.0                0.0             100.0          100.0
Mar 24              229                   2               0.0                0.0             100.0          100.0
Mar 25              241                   0               0.0                0.0               0.0            0.0

----------

(1)  Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity and that all earnout amounts were released to the borrower. Otherwise calculated based on maturity assumptions to be set forth in the prospectus supplement.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL

                                      -9-

GCCFC 2005-GG3

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                          SUB-POOL 1 PREPAYMENT PROFILE

                                     AGGREGATE        % OF REMAINING
                                     BEGINNING          SUB-POOL 1       % OF REMAINING
                      MONTHS         PRINCIPAL           BALANCE -         SUB-POOL 1     % OF REMAINING
                      SINCE          BALANCE(1)          LOCKOUT/       BALANCE - YIELD     SUB-POOL 1
      DATE         CUT-OFF DATE      (MILLIONS)         DEFEASANCE        MAINTENANCE     BALANCE - OPEN    % TOTAL
------------------ ------------- ------------------- ------------------ ----------------- ---------------- -----------

Mar 05                    1             3,452              100.0               0.0               0.0          100.0
Mar 06                   13             3,432              100.0               0.0               0.0          100.0
Mar 07                   25             3,408               89.0              11.0               0.0          100.0
Mar 08                   37             3,378               88.9              11.1               0.0          100.0
Mar 09                   49             3,342               82.1              11.4               6.6          100.0
Mar 10                   61             2,218               87.6              12.4               0.0          100.0
Mar 11                   73             2,187               87.5              12.6               0.0          100.0
Mar 12                   85             1,593               96.3               3.7               0.0          100.0
Mar 13                   97             1,544               96.8               3.2               0.0          100.0
Mar 14                  109             1,513               95.3               3.2               1.5          100.0
Mar 15                  121               223                8.4               0.5              91.1          100.0
Mar 16                  133                18               95.0               5.1               0.0          100.0
Mar 17                  145                16               95.7               4.3               0.0          100.0
Mar 18                  157                14               96.8               3.2               0.0          100.0
Mar 19                  169                12               98.4               1.6               0.0          100.0
Mar 20                  181                 9              100.0               0.0               0.0          100.0
Mar 21                  193                 8              100.0               0.0               0.0          100.0
Mar 22                  205                 6              100.0               0.0               0.0          100.0
Mar 23                  217                 4                0.0               0.0             100.0          100.0
Mar 24                  229                 2                0.0               0.0             100.0          100.0
Mar 25                  241                 0                0.0               0.0               0.0            0.0

----------

(1)  Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity and that all earnout amounts were released to the borrower. Otherwise calculated based on maturity assumptions to be set forth in the prospectus supplement.

                          SUB-POOL 2 PREPAYMENT PROFILE

                                     AGGREGATE        % OF REMAINING
                                     BEGINNING          SUB-POOL 2       % OF REMAINING
                      MONTHS         PRINCIPAL           BALANCE -         SUB-POOL 2     % OF REMAINING
                      SINCE          BALANCE(1)          LOCKOUT/       BALANCE - YIELD     SUB-POOL 2
      DATE         CUT-OFF DATE      (MILLIONS)         DEFEASANCE        MAINTENANCE     BALANCE - OPEN    % TOTAL
------------------ ------------- ------------------- ------------------ ----------------- ---------------- ----------

Mar 05                    1               139              100.0               0.0               0.0          100.0
Mar 06                   13               139              100.0               0.0               0.0          100.0
Mar 07                   25               139              100.0               0.0               0.0          100.0
Mar 08                   37               138              100.0               0.0               0.0          100.0
Mar 09                   49               137              100.0               0.0               0.0          100.0
Mar 10                   61                38              100.0               0.0               0.0          100.0
Mar 11                   73                38              100.0               0.0               0.0          100.0
Mar 12                   85                37              100.0               0.0               0.0          100.0
Mar 13                   97                36              100.0               0.0               0.0          100.0
Mar 14                  109                35              100.0               0.0               0.0          100.0
Mar 15                  121                 0                0.0               0.0               0.0            0.0

----------

(1)  Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity and that all earnout amounts were released to the borrower. Otherwise calculated based on maturity assumptions to be set forth in the prospectus supplement.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL

                                      -10-

GCCFC 2005-GG3

TRANSACTION TERMS
--------------------------------------------------------------------------------

ISSUE TYPE........................  Sequential Pay REMIC

CUT-OFF DATE......................  All mortgage loan characteristics are based on balances as of the relevant cut-off date
                                    after application of all payments due on or
                                    before such date (whether or not received).
                                    The cut-off date for any mortgage loans that
                                    were originated prior to February 2005 will
                                    be its payment date in February. The cut-off
                                    date for any mortgage loan originated in
                                    February 2005 will be its date of
                                    origination. All percentages presented
                                    herein are approximate.

MORTGAGE POOL.....................  The mortgage pool consists of 142 mortgage loans with an aggregate cut-off date balance
                                    of $3,591,930,614 subject to a variance of
                                    +/- 5%. The mortgage loans are secured by
                                    158 mortgaged real properties located
                                    throughout 34 states and the District of
                                    Columbia. For purposes of making
                                    distributions on the class A-1, class A-2,
                                    class A-3, class A-AB, class A-4 and class
                                    A-1-A certificates, the pool of mortgage
                                    loans will be deemed to consist of two
                                    distinct sub-pools, sub-pool 1 and sub-pool
                                    2. Sub-pool 1 will consist of 137 mortgage
                                    loans, representing approximately 96.1% of
                                    the initial mortgage pool balance and
                                    includes all mortgage loans other than 5 of
                                    the mortgage loans secured by multifamily
                                    properties. Sub-pool 2 will consist of 5
                                    mortgage loans, representing 3.9% of the
                                    initial mortgage pool balance and includes
                                    all but 2 of the mortgage loans that are
                                    secured by multifamily properties.

DEPOSITOR.........................  Greenwich Capital Commercial Funding Corp.

MORTGAGE LOAN SELLERS.............  Greenwich Capital Financial Products, Inc.,
                                    Goldman Sachs Mortgage Company and
                                    Commerzbank AG, New York Branch

UNDERWRITERS......................  Goldman, Sachs & Co. and Greenwich Capital
                                    Markets, Inc. as Co-Lead Bookrunning
                                    Managers Banc of America Securities LLC,
                                    Bear, Stearns & Co. Inc., Credit Suisse
                                    First Boston LLC and Wachovia Capital
                                    Markets, LLC as Co-Managers

TRUSTEE...........................  LaSalle Bank National Association

FISCAL AGENT......................  ABN AMRO Bank N.V.

MASTER SERVICER...................  GMAC Commercial Mortgage Corporation

PRIMARY SERVICER..................  Midland Loan Services, Inc. will act as the initial primary servicer for the mortgage
                                    loans sold to the trust by Goldman Sachs
                                    Mortgage Company and Commerzbank AG, New
                                    York Branch (other than the Grand Canal
                                    Shoppes at the Venetian loan and certain
                                    other mortgage loans which have other
                                    primary servicing arrangements in place)
                                    and, prior to the securitization of the 1370
                                    Avenue of the Americas pari

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL

                                      -11-

GCCFC 2005-GG3

TRANSACTION TERMS
--------------------------------------------------------------------------------

                                   passu mortgage loans (currently owned by
                                   Morgan Stanley Mortgage Capital Inc.), the
                                   1370 Avenue of the Americas mortgage loan.

SPECIAL SERVICER.................. GMAC Commercial Mortgage Corporation

RATING AGENCIES................... Moody's Investors Service, Inc. and Standard
                                   and Poor's Ratings Services, a division of
                                   The McGraw-Hill Companies, Inc.

DENOMINATIONS..................... $25,000 minimum for the offered certificates.

CLOSING DATE...................... On or about February 10, 2005

SETTLEMENT TERMS.................. Book-entry through DTC for all offered certificates.

DETERMINATION DATE................ The sixth day of each month, or if such sixth day is not a business day, the next
                                   succeeding business day.

PAYMENT DATE...................... The tenth day of each month, or if such tenth day is not a business day, the next
                                   succeeding business day, provided that the
                                   payment date will be at least four business
                                   days following the determination date.

INTEREST DISTRIBUTIONS............ Each class of offered certificates will be entitled on each payment date to interest
                                   accrued at its pass-through rate for such
                                   payment date on the outstanding certificate
                                   balance of such class during the prior
                                   calendar month. Interest on the offered
                                   certificates will be calculated on the basis
                                   of twelve 30-day months and a 360-day year.
                                   Generally, interest will be distributed
                                   concurrently on each payment date to the
                                   class A-1, class A-2, class A-3, class A-AB,
                                   class A-4, class A-1-A, class XP and class
                                   XC certificates as follows: (a) to the
                                   extent of available funds attributable to
                                   mortgage loans in sub-pool 1 and/or sub-pool
                                   2, to the class XP and class XC certificates
                                   pro rata, (b) to the extent of available
                                   funds attributable to mortgage loans in
                                   sub-pool 1, to the class A-1, class A-2,
                                   class A-3, class A-AB and class A-4
                                   certificates and (c) to the extent of
                                   available funds attributable to the mortgage
                                   loans in sub-pool 2, to the class A-1-A
                                   certificates, in each case up to the amount
                                   such class is entitled. If interest related
                                   to either sub-pool 1 or sub-pool 2 is
                                   insufficient to pay interest on class A-1,
                                   class A-2, class A-3, class A-AB, class A-4,
                                   class A-1-A, class XP and class XC, interest
                                   related to the entire mortgage pool will be
                                   used to pay interest on those certificates.
                                   After the class A-1, class A-2, class A-3,
                                   class A-AB, class A-4, class A-1-A, class XP
                                   and class XC are paid all amounts to which
                                   they are entitled, interest will be
                                   distributed, to the extent of available
                                   funds related to the entire mortgage pool,
                                   to the class A-J through class P
                                   certificates in sequential order of class
                                   designations.

PRINCIPAL DISTRIBUTIONS........... Generally, distributions of principal received with respect to the mortgage loans
                                   in sub-pool 1 will be distributed on each
                                   payment date, to the extent of available
                                   funds, to the class A-AB certificates in
                                   reduction of their certificate balance to
                                   the planned certificate balance for such
                                   payment date, then to the class A-1, class
                                   A-2, class A-3, class

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL

                                      -12-

GCCFC 2005-GG3

TRANSACTION TERMS
--------------------------------------------------------------------------------

                                    A-AB and class A-4 certificates, in that
                                    order, until the certificate balance of each
                                    class has been reduced to zero, and then to
                                    the class A-1-A certificates until their
                                    certificate balance is reduced to zero.
                                    Generally, distributions of principal with
                                    respect to the mortgage loans in sub-pool 2
                                    will be distributed on each payment date, to
                                    the extent of available funds, to the class
                                    A-1-A certificates until their certificate
                                    balance is reduced to zero, then to the
                                    class A-AB certificates in reduction of
                                    their certificate balance to the planned
                                    certificate balance for such payment date
                                    and then to the class A-1, class A-2, class
                                    A-3, class A-AB and class A-4 certificates,
                                    in that order, until the certificate balance
                                    of each class has been reduced to zero.
                                    After the class A-1, class A-2, class A-3,
                                    class A-AB, class A-4 and class A-1-A
                                    certificates are paid all principal amounts
                                    to which they are entitled, the remaining
                                    available funds for the entire mortgage pool
                                    will be distributed to the class A-J through
                                    class P certificates sequentially until the
                                    certificate balance of each class is reduced
                                    to zero. If, due to losses, the certificate
                                    balances of the class A-J through class P
                                    certificates are reduced to zero, payments
                                    of principal to the class A-1, class A-2,
                                    class A-3, class A-AB, class A-4 and class
                                    A-1-A certificates will be made on a pro
                                    rata basis.

LOSSES............................  Realized losses and additional trust fund expenses, if any, will be allocated to the
                                    class P, class O, class N, class M, class L,
                                    class K, class J, class H, class G, class F,
                                    class E, class D, class C, class B and class
                                    A-J certificates, in that order, and then,
                                    pro rata, to the class A-1, class A-2, class
                                    A-3, class A-AB, class A-4 and class A-1-A
                                    certificates.

PREPAYMENT PREMIUMS AND
  YIELD MAINTENANCE CHARGES.......  Any prepayment premiums or yield maintenance charges collected will be distributed to
                                    certificateholders on the payment date
                                    following the collection period in which the
                                    prepayment occurred. On each payment date,
                                    the holders of any class of offered
                                    certificates and class F, class G and class
                                    H certificates that is then entitled to
                                    principal distributions will be entitled to
                                    a portion of prepayment premiums or yield
                                    maintenance charges in an amount equal to
                                    the product of (a) the amount of the
                                    prepayment premiums or yield maintenance
                                    charges net of workout fees and liquidation
                                    fees payable from the relevant mortgage
                                    loan, multiplied by (b) a fraction, the
                                    numerator of which is equal to the excess,
                                    if any, of the pass-through rate for that
                                    class of certificates over the relevant
                                    discount rate, and the denominator of which
                                    is equal to the excess, if any, of the
                                    mortgage interest rate of the prepaid
                                    mortgage loan over the relevant discount
                                    rate, multiplied by (c) a fraction, the
                                    numerator of which is equal to the amount of
                                    principal payable to that class of
                                    certificates from the sub-pool of which that
                                    mortgage loan is a part on that payment
                                    date, and the denominator of which is the
                                    portion of the Total Principal Payment
                                    Amount from the sub-pool of which that
                                    mortgage loan is a part for that payment
                                    date.

                                    The portion, if any, of the prepayment
                                    premiums or yield maintenance charges
                                    remaining after any payments described above
                                    will be

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL

                                      -13-

GCCFC 2005-GG3

TRANSACTION TERMS
--------------------------------------------------------------------------------

                                    distributed, prior to the payment date in
                                    March 2012, 95% to the holders of the class
                                    XC certificates and 5% to the holders of the
                                    class XP certificates, and on or after the
                                    payment date in March 2012, 100% to the
                                    holders of the class XC certificates.

ADVANCES..........................  The master servicer and, if it fails to do so, the trustee and, if it fails to do so,
                                    the fiscal agent will be obligated to make
                                    P&I advances and servicing advances,
                                    including delinquent property taxes and
                                    insurance, but only to the extent that such
                                    advances are deemed recoverable and in the
                                    case of P&I advances subject to appraisal
                                    reductions that may occur. For some of the
                                    mortgage loans that are part of a split loan
                                    structure, the master servicer or special
                                    servicer of another securitization may make
                                    servicing advances for the loans included in
                                    our trust.

APPRAISAL REDUCTIONS..............  An appraisal reduction generally will be created in the amount, if any, by which the
                                    principal balance of a required appraisal
                                    loan (plus other amounts overdue or advanced
                                    in connection with such loan) exceeds 90% of
                                    the appraised value of the related mortgaged
                                    property plus certain escrows and reserves
                                    (including letters of credit) held with
                                    respect to the mortgage loan. As a result of
                                    calculating an appraisal reduction amount
                                    for a given mortgage loan, the interest
                                    portion of any P&I advance for such loan
                                    will be reduced, which will have the effect
                                    of reducing the amount of interest available
                                    for distribution to the certificates in
                                    reverse alphabetical order of the classes. A
                                    required appraisal loan will cease to be a
                                    required appraisal loan when the related
                                    mortgage loan has been brought current for
                                    at least three consecutive months and no
                                    other circumstances exist which would cause
                                    such mortgage loan to be a required
                                    appraisal loan.

OPTIONAL TERMINATION..............  The depositor, master servicer, the special servicer and certain certificateholders will
                                    have the option to terminate the trust, in
                                    whole but not in part, and purchase the
                                    remaining assets of the trust on or after
                                    the payment date on which the stated
                                    principal balance of the mortgage loans then
                                    outstanding is less than 1.0% of the initial
                                    mortgage pool balance. Such purchase price
                                    will generally be at a price equal to the
                                    unpaid aggregate principal balance of the
                                    mortgage loans (or fair market value in the
                                    case of REO Properties), plus accrued and
                                    unpaid interest and certain other additional
                                    trust fund expenses, as described in the
                                    prospectus supplement. In addition, after
                                    the certificate balance of the class A-1
                                    through class E certificates has been
                                    reduced to zero, the trust may also be
                                    terminated, subject to the consent of the
                                    master servicer (in its sole discretion), if
                                    all of the remaining series 2005-GG3
                                    certificates (excluding class R-I and class
                                    R-II) are held by a single certificateholder
                                    and that certificateholder elects to
                                    exchange all of the then outstanding series
                                    2005-GG3 certificates (excluding class R-I
                                    and class R-II) for the mortgage loans
                                    remaining in the trust.

CONTROLLING CLASS.................  The class of sequential pay certificates (a)
                                    that bears the latest alphabetical class
                                    designation (other than the class XP, class
                                    XC, class

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL

                                      -14-

v
                                    R-I and class R-II certificates) and (b)
                                    that has a certificate balance greater than
                                    25% of its original certificate balance will
                                    be the controlling class; provided, however,
                                    with respect to certain issues related to
                                    the mortgage loans that are part of a split
                                    structure, the holder of the majority
                                    interest of the related subordinated or pari
                                    passu companion loan may have certain rights
                                    to direct the special servicer with respect
                                    to servicing matters, as described in the
                                    prospectus supplement.

TENANTS...........................  References in this term sheet to the rating of a tenant may refer to the rating of a
                                    parent of the actual tenant and the rated
                                    entity may not be a party to that lease or
                                    guarantee the lease.

ERISA.............................  The offered certificates are expected to be
                                    ERISA eligible.

SMMEA.............................  The class A-1, class A-2, class A-3, class
                                    A-AB, class A-4 and class A-1-A, class A-J,
                                    class B and class C certificates are
                                    expected to be "mortgage-related securities"
                                    for the purposes of SMMEA so long as they
                                    remain rated in one of the two highest
                                    rating categories by a nationally recognized
                                    statistical rating organization.

None of the offered certificates or the mortgage loans included in the trust are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by The Royal Bank of Scotland plc, the depositor, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, or any other party.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL

                                      -15-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - TEN LARGEST LOANS
--------------------------------------------------------------------------------

                                                   % OF
                                     CUT-OFF      INITIAL                             LOAN              CUT-OFF   SHADOW
                      MORTGAGED        DATE       MORTGAGE                           BALANCE              DATE    RATINGS
                        REAL        PRINCIPAL       POOL      PROPERTY     PROPERTY    PER                LTV    (MOODY'S/   SUB-
     LOAN NAME        PROPERTIES   BALANCE ($)    BALANCE       TYPE         SIZE    SF/ROOM   DSCR(1)  RATIO(1)    S&P)     POOL
--------------------- ----------   -------------  ---------   ---------    --------- --------- -------- -------- ---------- -----

North Star Mall            1       $250,391,108      7.0%      Retail       493,706     $507     1.88    55.3%   Baa2/BBB    1
Grand Canal Shoppes
   at the Venetian         1       $234,752,792      6.5%      Retail       536,890     $788     1.68    50.4%     A3/A      1
1440 Broadway              1       $225,000,000      6.3%      Office       741,915     $303     1.29    75.0%               1
The Crescent               1       $214,770,000      6.0%      Office      1,299,522    $165     2.16    67.5%               1
498 Seventh Avenue         1       $181,500,000      5.1%      Office       876,704     $207     1.95    62.6%               1
Mall St. Matthews          1       $154,827,634      4.3%      Retail       700,908     $221     1.70    60.8%               1
Westin Kierland            1       $135,000,000      3.8%    Hospitality        732 $184,426     2.93    61.4%    Baa3/--     1
Shops at Wailea            1       $112,000,000      3.1%      Retail       164,425     $681     1.25    67.1%               1
Waikiki Galleria           1       $100,000,000      2.8%      Office       160,522     $623     1.34    75.5%               1
Place Properties
   Portfolio               9       $98,660,000       2.7%    Multifamily      1,073  $91,948     1.37    80.0%               2
                      ---------- --------------   ---------                                    -------- --------
                          18     $1,706,901,534     47.5%                                        1.78    63.9%
                      ========== ==============   =========                                    ======== ========

(1)  With respect to the following mortgage loans, these calculations exclude earnouts, escrows or performance guarantees in the following amounts: North
     Star Mall, $10,000,000, Mall St. Matthews, $17,500,000 and Grand Canal
     Shoppes at the Venetian, $37,000,000.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL

                                      -16-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - NORTH STAR MALL
--------------------------------------------------------------------------------

                                [PHOTO OMITTED]

                                [PHOTO OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL

                                      -17-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - NORTH STAR MALL
--------------------------------------------------------------------------------

                                  [MAP OMITTED]
                                 NORTH STAR MALL
                             7400 San Pedro Avenue
                             San Antonio, TX 78216

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL

                                      -18-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - NORTH STAR MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------  ------------------------------------------------------------------
                      PROPERTY INFORMATION                                         MORTGAGE LOAN INFORMATION

Number of Mortgaged Real Properties                         1   Originator                                     Archon/Commerzbank
Location (City/State)                      San Antonio, Texas   Cut-off Date Principal Balance                       $250,391,108
Property Type                                          Retail   Cut-off Date Principal Balance PSF/Unit                   $507.17
Size (sf)                                             493,706   Percentage of Initial Mortgage Pool Balance                  7.0%
Percentage Mall Shop Occupancy                                  Number of Mortgage Loans                                        1
  as of October 31, 2004                                99.7%   Type of Security                                       Fee Simple
Year Built / Renovated                  1960 / 1980 & ongoing   Mortgage Rate                                               4.43%
Appraisal Value                                  $435,000,000   Original Term to Maturity (Months)                             61
Underwritten Occupancy                                  95.5%   Original Amortization Term (Months)                           360
Underwritten Revenues                             $39,132,005   Cut-off Date LTV Ratio                                     55.27%
Underwritten Total Expenses                       $11,300,349   LTV Ratio at Maturity                                      52.65%
Underwritten Net Operating Income (NOI)           $27,831,656   Underwritten DSCR on NOI                                    1.92x
Underwritten Net Cash Flow (NCF)                  $27,320,820   Underwritten DSCR on NCF                                    1.88x
                                                                Shadow Rating(2)                                   "BBB" / "Baa2"
--------------------------------------------------------------  ------------------------------------------------------------------

----------

(1)  The LTV, DSCR and debt service in this table are based on the total
     $251,000,000 financing reduced by the $10,000,000 performance guarantee described under "--Performance Guarantee" below. The Cut-Off Date LTV (not reduced by the $10,000,000 performance guarantee) is 57.56%. The DSCR (not reduced by the $10,000,000 performance guarantee) is 1.80x.

(2)  S&P and Moody's have confirmed that the North Star Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB" by S&P, and "Baa2" by Moody's.

o    THE LOAN. The mortgage loan (the "NORTH STAR MALL LOAN") is evidenced by two notes and is secured by a first mortgage encumbering a Class-A super regional mall located in San Antonio, Texas (the "NORTH STAR MALL
     PROPERTY"). The North Star Mall Loan represents approximately 7.0% of the initial mortgage pool balance. The North Star Mall Loan was originated on
     November 12, 2004, had an original principal balance of $251,000,000 and a principal balance as of the cut-off date of $250,391,108, and an interest rate of 4.43%. The North Star Mall Loan was jointly originated 50% by
     Archon Financial, L.P. and 50% by Commerzbank AG, New York Branch
     ("COMMERZBANK"), and the loan sellers on the North Star Mall Loan are
     Goldman Sachs Mortgage Company and Commerzbank.

     The North Star Mall Loan had an initial term of 61 months and has a remaining term of 59 months. The loan requires payments of interest and principal based on a 360 month amortization schedule. The scheduled maturity date is the payment date in January 2010. Voluntary prepayment of the North Star Mall Loan is prohibited until the payment date in July 2009 and permitted thereafter without penalty. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of the securitization closing date.

o    THE PROPERTY. The North Star Mall Property is a super regional shopping mall with 5 anchors and approximately 186 stores with a gross leasable area of 1,257,000 sf. The North Star Mall Property is located in Bexar County,
     Texas (within the San Antonio MSA). The North Star Mall Property is anchored by a 204,000 sf Dillards, a 239,000 sf Foley's, a 177,000 sf
     Macy's, a 113,500 sf Saks Fifth Avenue and a 90,000 sf Mervyn's. Except for
     33,998 sf of the Saks Fifth Avenue anchor space, none of the anchor space is part of the collateral securing the North Star Mall Loan.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL

                                      -19-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - NORTH STAR MALL
--------------------------------------------------------------------------------

The following table represents certain information relating to the anchor tenants at the North Star Mall Property:

                                                                  CREDIT RATING OF PARENT                                  OPERATING
                                                                          COMPANY                          COLLATERAL      COVENANT
           ANCHOR                    PARENT COMPANY                 (FITCH/MOODY'S/S&P)         GLA         INTEREST      EXPIRATION
--------------------------- ------------------------------------ ------------------------- ------------- ------------- -------------

Foley's                     May Department Store Company               BBB/Baa2/BBB           239,000          No           Expired
Dillard's                   Dillard's Inc.                               BB-/B2/BB            204,000          No           Expired
Macy's                      Federated Department Stores Inc.          BBB+/Baa1/BBB+          177,000          No          4/30/2012
Saks Fifth Avenue           Saks Inc.                                   BB-/Ba3/BB            113,500      Partial(1)      11/1/2005
Mervyn's                    Cerberus/Lubert-Adler/Sun Capital            NR/NR/NR              90,000          No           8/1/2005
                                                                                            -------------
TOTAL ANCHOR TENANTS                                                                          823,500
                                                                                            =============

----------

(1)  Only 33,998 sf of the Saks Fifth Avenue space is part of the collateral.

Originally built in 1960, the North Star Mall Property was renovated in 1980 and is currently undergoing renovation.

In-line tenants (with less than 10,000 sf) report average sales of approximately
$601 psf. Occupancy costs, based on underwritten rent and recoveries, are approximately 13.0% for such in-line space (based on comparable sales, which include tenants that have reported a full year of sales through May 30, 2004).

North Star Mall is a two-level enclosed mall located in San Antonio, Texas.
In-line tenants include The Cheesecake Factory, Guess, Cache, Banana Republic,
Williams Sonoma, Hollister, Pottery Barn Kids, MAC, Gap-Gap Kids and Coach. It
is located in the San Antonio MSA with an average household income of $44,312 and a total population of 1.6 million.

The following table presents certain information relating to the major mall shop tenants at the North Star Mall Property:

    TEN LARGEST RETAIL TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                                              % OF TOTAL    ANNUALIZED
                                      CREDIT RATING                           ANNUALIZED      ANNUALIZED   UNDERWRITTEN
                                     (FITCH/MOODY'S/                         UNDERWRITTEN    UNDERWRITTEN    BASE RENT     LEASE
             TENANT NAME                 S&P)(2)     TENANT NRSF % OF NRSF    BASE RENT       BASE RENT    ($ PER NRSF)  EXPIRATION
------------------------------------ --------------- ----------- --------- --------------- --------------- ------------- ----------

Gap - Gap Kids                         BB+/Ba1/BB+        19,637     4.3%       $765,843         3.8%         $39.00      1/31/2006
Express                                NR/Baa2/BBB        15,315     3.3%        641,392         3.2%          41.88      1/31/2013
A'Gaci                                  NR/NR/NR          15,637     3.4%        544,637         2.7%          34.83      1/31/2011
Victoria's Secret                      NR/Baa2/BBB         7,813     1.7%        375,024         1.9%          48.00      1/31/2010
Talbots - Talbots Kids                 NR/Baa3/A-         12,270     2.7%        368,100         1.8%          30.00      1/31/2007
Casual Corner - Petite Sophisticate     NR/NR/NR           9,037     2.0%        361,480         1.8%          40.00      3/31/2007
Banana Republic                        BB+/Ba1/BB+         9,534     2.1%        323,393         1.6%          33.92      5/31/2007
Hollister(3)                            NR/NR/NR           7,362     1.6%        306,443         1.5%          41.63      1/31/2015
Abercrombie & Fitch                     NR/NR/NR           9,200     2.0%        303,600         1.5%          33.00      1/31/2006
Pottery Barn Kids                       NR/NR/NR           6,754     1.5%        290,422         1.4%          43.00      1/31/2015
                                                     ----------- --------- --------------- --------------- -------------
TEN LARGEST OWNED TENANTS                                112,559    24.5%     $4,280,334        21.2%         $38.03
Remaining Owned Tenants                                  323,432    70.4%     15,950,204        78.8%          49.32
Vacant Spaces (Owned Space)(4)                            23,717     5.2%              0         0.0%           0.00
                                                     ----------- --------- --------------- --------------- -------------
TOTAL ALL OWNED TENANTS                                  459,708   100.0%    $20,230,538       100.0%         $46.40
                                                     =========== ========= =============== =============== =============

----------

(1)  Borrower owned in-line space only. Does not include Saks Fifth Avenue's
     33,998 sf of anchor space owned by the borrower.

(2)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)  The Hollister lease has been executed by the tenant and is currently under final review by the borrower.

(4)  Includes 22,307 sf of vacant storage space.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL

                                      -20-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - NORTH STAR MALL
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the North Star Mall Property:

                     RETAIL LEASE EXPIRATION SCHEDULE(1)(2)

                                                                                         % OF TOTAL      ANNUALIZED
                                                                          ANNUALIZED     ANNUALIZED     UNDERWRITTEN
                              EXPIRING         % OF       CUMULATIVE OF  UNDERWRITTEN   UNDERWRITTEN     BASE RENT
 YEAR ENDING DECEMBER 31,    OWNED NRSF     TOTAL NRSF     TOTAL NRSF      BASE RENT      BASE RENT     ($ PER NRSF)
--------------------------- -------------- -------------- -------------- -------------- -------------- --------------

2004 (Includes MTM)              9,581         2.1%              2.1%       $633,577          3.1%         $66.13
2005                            54,140        11.8%             13.9%      1,830,444          9.1%          33.81
2006                            47,700        10.4%             24.2%      2,107,452         10.4%          44.18
2007                            67,702        14.7%             39.0%      3,354,322         16.6%          49.55
2008                            28,834         6.3%             45.2%      1,599,419          7.9%          55.47
2009                            21,320         4.6%             49.9%      1,433,148          7.1%          67.22
2010                            51,844        11.3%             61.2%      2,643,976         13.1%          51.00
2011                            34,414         7.5%             68.6%      1,591,554          7.9%          46.25
2012                            11,362         2.5%             71.1%        516,230          2.6%          45.43
2013                            43,793         9.5%             80.6%      1,947,196          9.6%          44.46
2014                            22,460         4.9%             85.5%      1,017,113          5.0%          45.29
2015 & Thereafter               42,841         9.3%             94.8%      1,556,108          7.7%          36.32
Vacant(3)                       23,717         5.2%            100.0%              0          0.0%           0.00
                            -------------- -------------- -------------- -------------- -------------- --------------
TOTAL                          459,708       100.0%            100.0%    $20,230,538        100.0%         $46.40
                            ============== ============== ============== ============== ============== ==============

----------

(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  Borrower owned in-line space only. Does not include Saks Fifth Avenue's
     33,998 sf of owned anchor space.

(3)  Includes 22,307 sf of vacant storage space.

o    THE BORROWER. The borrower is NS Mall Property LP, a single-member, single-purpose, single-asset entity with a general partner that has an independent director. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the North
     Star Mall Loan. The general partner of the borrower is NS Mall GP LLC, which is indirectly owned by General Growth Properties, Inc. General Growth
     Properties, Inc. is a publicly traded real estate investment trust that owns, develops, operates and/or manages shopping malls in over 40 states.
     There is no guarantor of the non-recourse carve-outs under the North Star
     Mall Loan.

o    ESCROWS. During a North Star Cash Sweep Period, the loan documents provide for certain escrows of real estate taxes and insurance, tenant improvements and leasing commissions and capital expenditures. A "NORTH STAR CASH SWEEP
     PERIOD" means the period during the continuance of an event of default under the North Star Mall Loan and/or if the net-operating income of the
     North Star Mall Property for the prior twelve-month period is less than 85%
     of the net operating income at origination as of the end of any fiscal quarter until the net-operating income of the North Star Mall Property for the prior twelve-month period is at least equal to 85% of the net operating income at origination as of the end of any fiscal quarter of the borrower.

o    LOCK BOX AND CASH MANAGEMENT. The North Star Mall Loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled sweep account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the sweep account, within two business days after receipt. On each business day that no North
     Star Cash Sweep Period exists, all funds in the sweep account will be remitted to an account specified by the borrower. Within 2 business days of commencement of a North Star Cash Sweep Period, the borrower is required to establish a cash management account into which all funds in the sweep account will be remitted on each business day during a North Star Cash
     Sweep Period. During the existence of a North Star Cash Sweep Period, funds in the cash management account will be applied to pay the monthly debt service, operating expenses and any required reserves under the loan documents and then released to the

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL

                                      -21-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - NORTH STAR MALL
--------------------------------------------------------------------------------

     borrower. In addition, during the continuance of an event of default, all available cash after the payment of the debt service, operating expenses and any required reserves will be held as additional collateral for the
     North Star Mall Loan.

o    PERFORMANCE GUARANTEE. A loan guarantee from The Rouse Company Operating
     Partnership, LP, an affiliate of the borrower, was delivered to the lender at closing in respect of the borrower's obligations under the North Star
     Mall Loan in an amount equal to $10,000,000, which amount will be reduced without reinstatement on a quarterly basis by an amount equal to the product of (a) the trailing 12-month actual net operating income for the most recently ended quarter less $27,281,000, multiplied by (b) 8.0, provided that the amount by which such guarantee is reduced may increase from time to time but will never be deemed to decrease. On November 12,
     2004, General Growth Properties, Inc. announced that it had completed a merger with The Rouse Company, and as a result General Growth Properties,
     Inc. is now the indirect parent of The Rouse Company Operating Partnership,
     LP.

o    PROPERTY MANAGEMENT. The North Star Mall Property may be self-managed or may be managed by certain affiliates of the borrower or a manager for whom each Rating Agency has confirmed in writing will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2005-GG3 certificates. The North Star Mall Property is currently self-managed. The lender may require the borrower to cease managing the property or replace the property manager if an event of default under the
     North Star Mall Loan has occurred and is continuing. During the continuance of a North Star Cash Sweep Period, the fees of the property manager may not exceed market rates for comparable properties in the geographic area.

o    RELEASE OF COLLATERAL. The borrower is permitted under the loan documents to obtain the release of one or more parcels or out lots that at the time of the proposed release are (1) vacant, "non-income" producing and unimproved and (2) to be transferred to a third party in connection with an expansion or other development of the North Star Mall Property subject to, among other things, the borrower delivering to lender (a) evidence that the release of the parcel will not materially diminish the value of the North
     Star Property as collateral for the North Star Mall Loan, (b) an opinion of counsel that any REMIC trust that has acquired the North Star Mall Loan will not fail to maintain its status as a REMIC solely as a result of the release and (c) written confirmation from each Rating Agency that the release would not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2005-GG3 certificates.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. The North Star Mall Loan documents permit, among other things, (a) the pledge of direct or indirect equity interests in the borrower in connection with Permitted Mezzanine Debt, (b)
     the pledge of indirect interests in the borrower to secure certain inter-affiliate debt, (c) the pledge by certain permitted equityholders of the borrower of indirect interests in the borrower in connection with the pledge of all or substantially all of the assets of such equityholder to secure debt of such equityholder, and (d) the pledge of direct or indirect equity interests in certain permitted equityholders of the borrower, or issuance by such equityholders of preferred equity, or debt granting similar rights as preferred equity. "PERMITTED MEZZANINE DEBT" means indebtedness of a direct or indirect owner of the borrower that is secured by a pledge of the direct or indirect equity interests in the borrower;
     provided that (i) written Rating Agency confirmation that such debt would not result in the downgrade, withdrawal or qualification of the then current ratings of the series 2005-GG3 certificates issued has been obtained and (ii) the property meets certain performance requirements specified in the North Star Mall Loan Agreement, including: (A) the aggregate loan-to-value ratio of the North Star Mall Loan and the mezzanine loan is not in excess of 75%, and (B) the aggregate
     debt-service-coverage-ratio of the North Star Mall Loan and the mezzanine loan for the immediately preceding twelve month period ending on the last day of a fiscal quarter is not less than 1.25x based on the actual loan constant and not less than 0.95 based on an assumed loan constant of 8.75%.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL

                                      -22-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - NORTH STAR MALL
--------------------------------------------------------------------------------

o    TERRORISM INSURANCE. The North Star Mall Loan documents require that, during the policy year in which the loan origination occurred, the borrower will maintain terrorism insurance in an amount equal to 100% of the replacement cost of the North Star Mall Property and 100% of the projected annual gross rental income from the North Star Mall Property from the date of the casualty to the date that the North Star Mall Property is repaired or replaced and operations are resumed plus 60 days after the completion of restoration. After such policy year, the borrower is required to use commercially reasonable efforts to maintain such coverage at all times while the North Star Mall Loan is outstanding, provided such coverage is available at commercially reasonable rates. In the event that coverage for terrorism is not included as part of the "all risk" and business income/rental-loss insurance policies, the borrower will be required to purchase terrorism insurance as a separate policy.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -23-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - GRAND CANAL SHOPPES AT THE VENETIAN
--------------------------------------------------------------------------------

      [PHOTO OMITTED]                        [PHOTO OMITTED]

      [PHOTO OMITTED]                        [PHOTO OMITTED]

      [PHOTO OMITTED]                        [PHOTO OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -24-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - GRAND CANAL SHOPPES AT THE VENETIAN
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

                      GRAND CANAL SHOPPES AT THE VENETIAN
                         3355 Las Vegas Boulevard South
                            Las Vegas, Nevada 89109

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -25-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - GRAND CANAL SHOPPES AT THE VENETIAN
--------------------------------------------------------------------------------

------------------------------------------------------------  -------------------------------------------------------------
                   PROPERTY INFORMATION                                       MORTGAGE LOAN INFORMATION

Number of Mortgaged Real Properties                       1   Originator                                            Archon
Location (City/State)                     Las Vegas, Nevada   Cut-off Date Principal Balance(1)               $234,752,792
Property Type                                        Retail   Cut-off Date Principal Balance PSF/Unit              $787.78
Size (sf)                                           536,890   Percentage of Initial Mortgage Pool Balance             6.5%
Percentage Occupancy as of May 17, 2004               98.1%   Number of Mortgage Loans                                   1
Year Built                                             1999   Type of Security                             Fee & Leasehold
Appraisal Value                                $766,000,000   Mortgage Rate                                          4.78%
Underwritten Occupancy                                95.0%   Original Term to Maturity (Months)                        59
Underwritten Revenues                           $60,543,181   Original Amortization Term (Months)                      360
Underwritten Total Expenses                     $18,859,673   Cut-off Date LTV Ratio                                50.43%
Underwritten Net Operating Income (NOI)         $41,683,508   LTV Ratio at Maturity                                 51.32%
Underwritten Net Cash Flow (NCF)                $41,156,000   Underwritten DSCR on NOI                               1.70x
                                                              Underwritten DSCR on NCF                               1.68x
                                                              Shadow Rating(2)                                  "A" / "A3"
------------------------------------------------------------  -------------------------------------------------------------

----------

(1)  The $237,000,000 loan represents a 55.5% interest in a $427,000,000 loan.
     The LTV, DSCR and debt service in this table are based on the total
     $427,000,000 financing reduced by the $37,000,000 performance guarantee described under "--Performance Guarantee" below. The Cut-Off Date LTV (not reduced by the $37,000,000 performance guarantee) is 55.22%. The DSCR (not reduced by the $37,000,000 performance guarantee) is 1.53x.

(2)  S&P and Moody's have confirmed that the Grand Canal Shoppes at the Venetian
     Trust Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A" by S&P, and
     "A3" by Moody's.

o    THE LOAN. The mortgage loan (the "GRAND CANAL SHOPPES AT THE VENETIAN TRUST
     LOAN") is evidenced by four notes, each of which is secured by a first mortgage encumbering the regional mall located at 3355 Las Vegas Blvd S,
     Las Vegas, Nevada and a leasehold interest in certain property located within the Venetian Hotel (the "GRAND CANAL SHOPPES AT THE VENETIAN
     PROPERTY"). The Grand Canal Shoppes at the Venetian Trust Loan represents approximately 6.5% of the initial mortgage pool balance. The Grand Canal
     Shoppes at the Venetian Trust Loan was originated on May 17, 2004 by Archon
     Financial, L.P. and was subsequently purchased by Goldman Sachs Mortgage
     Company, and is now jointly owned by Goldman Sachs Mortgage Company and
     Commerzbank AG, New York Branch, each having a 76.6% and 23.4% interest, respectively, in the Grand Canal Shoppes at the Venetian Trust Loan. The
     Grand Canal Shoppes at the Venetian Trust Loan had an original principal balance of $237,000,000 and a principal balance as of the cut-off date of
     $234,752,792, and an interest rate of 4.78%. The Grand Canal Shoppes at the
     Venetian Trust Loan together with the Grand Canal Shoppes at the Venetian
     Companion Loans (as defined below) facilitated the acquisition of the property for a purchase price of $766,000,000.

     The Grand Canal Shoppes at the Venetian Trust Loan consists of four of six pari passu mortgage loans totaling $427,000,000. The other mortgage loans secured by the Grand Canal Shoppes at the Venetian Property (the "GRAND
     CANAL SHOPPES AT THE VENETIAN COMPANION LOANS" and together with the Grand
     Canal Shoppes at the Venetian Trust Loan, the "GRAND CANAL SHOPPES AT THE
     VENETIAN LOAN GROUP") are each pari passu in right of payment with the
     Grand Canal Shoppes at the Venetian Trust Loan. The Grand Canal Shoppes at
     the Venetian Trust Loan is represented by note A3, note A4, note A5 and note A6 with an original principal balance of $134,016,393.44,
     $40,983,606.56, $47,480,093.68 and $14,519,906.32, respectively. Note A1 and note A2 have an original principal balance of $145,503,512.88 and
     $44,496,487.12, respectively. Note A1 and note A2 are currently included in the GS Mortgage Securities Corporation II Series 2004-GG2 trust. The Grand
     Canal Shoppes at the Venetian Trust Loan and each Grand Canal Shoppes at the Venetian Companion Loan have the same interest rate, maturity date and amortization term.

     The Grand Canal Shoppes at the Venetian Trust Loan will be an asset of the trust. The holders of the series 2005-GG3 certificates will be entitled to receive all amounts received in respect of the Grand Canal Shoppes at the
     Venetian Trust Loan. The Grand Canal Shoppes at the Venetian Companion
     Loans will not be assets of the trust.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL

                                      -26-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - GRAND CANAL SHOPPES AT THE VENETIAN
--------------------------------------------------------------------------------

     The Grand Canal Shoppes at the Venetian Trust Loan and the Grand Canal
     Shoppes at the Venetian Companion Loans are governed by an intercreditor agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--Split Loan Structure" and will be serviced pursuant to the terms of the pooling and servicing agreement of the GS Mortgage
     Securities Corporation II Series 2004-GG2 trust.

     The Grand Canal Shoppes at the Venetian Trust Loan had an initial term of
     59 months and has a remaining term of 51 months. The Grand Canal Shoppes at the Venetian Trust Loan requires payments of interest and principal based on a 360-month schedule. The scheduled maturity date is May 1, 2009.
     Voluntary prepayment of the Grand Canal Shoppes at the Venetian Trust Loan
     is prohibited until the payment date in January 2009 and permitted thereafter without penalty. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States is permitted on any date after the second anniversary of the closing date.

o    THE PROPERTY. The Grand Canal Shoppes at the Venetian Property is a
     high-end retail mall situated within The Venetian Casino Resort (the
     "VENETIAN") on Las Vegas Boulevard in Las Vegas, Nevada. The Grand Canal
     Shoppes at the Venetian Property has a Renaissance-Venice streetscape motif. Decorative features include a painted vaulted ceiling, cobblestone floor tiling, "piazza"-style retail store groupings, and arched bridges over a winding quarter-mile long Venetian-themed indoor water canal running the length of the main mall corridor. The Grand Canal Shoppes at the
     Venetian Property contains a total of 536,890 sf of Gross Leasable Area
     (GLA) in components including: 407,103 sf located on the second and third floors of the Venetian (the "MAIN MALL"), a 38,074 sf, three-level retail annex (the "RETAIL ANNEX") with direct frontage on Las Vegas Boulevard, and
     91,713 sf of GLA located on the first floor of the Venetian around the perimeter of the Venetian Casino (the "CASINO LEVEL SPACE").

     Retail tenants (with less than 10,000 sf) report average sales of $1,008 psf. Occupancy costs, based on underwritten rent and recoveries, are approximately 13.9% for such retail space.

     Tenants of the Main Mall include Banana Republic, New Balance, Brookstone,
     Kenneth Cole and Ann Taylor as well as boutique offerings such as Davidoff,
     Il Prato, Jimmy Choo, BCBG Max Azria, Mikimoto, Burberry and Dooney &
     Bourke. The Main Mall also houses eight restaurants including Wolfgang
     Puck's Postrio, Zefferino Restaurant and Canaletto while the Casino Level
     Space includes nine restaurants such as Lutece, Delmonico Steakhouse,
     Valentino and AquaKnox.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -27-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - GRAND CANAL SHOPPES AT THE VENETIAN
--------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants at the Grand Canal Shoppes at the Venetian Property:

       TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN TOTAL RENT(1)

                                                                                       % OF TOTAL      ANNUALIZED
                                   CREDIT RATING                        ANNUALIZED     ANNUALIZED     UNDERWRITTEN
                                 (FITCH/ MOODY'S/              % OF    UNDERWRITTEN   UNDERWRITTEN     TOTAL RENT         LEASE
          TENANT NAME                  S&P)       TENANT NRSF  NRSF     TOTAL RENT     TOTAL RENT     ($ PER NRSF)     EXPIRATION
-------------------------------- ---------------- ----------- ------- -------------- -------------- ----------------- --------------

Diamond Resorts International(2)   BBB/Baa2/BBB+     10,150     1.9%   $ 4,000,000         8.8%          $394.09       12/31/2013
Emporio D'Gondola(3)(4)              NR/NR/NR           922     0.2%     3,500,000         7.7%         3,796.10       12/31/2028
VCR Showroom(4)(5)                   NR/NR/NR        38,920     7.2%     3,300,000         7.3%            84.79       12/31/2028
Tao Restaurant & Nightclub           NR/NR/NR        43,679     8.1%     1,750,000         3.9%            40.07       12/31/2013
Sephora                              NR/NR/NR        10,074     1.9%     1,400,000         3.1%           138.97       12/31/2011
Grand Lux Cafe                       NR/NR/NR        19,100     3.6%     1,328,309         2.9%            69.54       12/31/2019
Delmonico Steakhouse                 NR/NR/NR        12,750     2.4%     1,018,336         2.2%            79.87       12/31/2009
Regis Galerie                        NR/NR/NR        10,711     2.0%       854,709         1.9%            79.80       12/31/2009
Zeffirino Restaurant                 NR/NR/NR        14,585     2.7%       816,760         1.8%            56.00       12/31/2009
Venetzia                             NR/NR/NR           731     0.1%       764,947         1.7%         1,046.44       12/31/2009
                                                  ----------- ------- -------------- -------------- -----------------
TOTAL LARGEST TENANTS                               161,622    30.1%   $18,733,061        41.3%          $115.91
Remaining Owned Tenants                             365,160    68.0%    26,606,289        58.7%            72.86
Vacant Spaces (Owned Space)                          10,108     1.9%             0         0.0%             0.00
                                                  ----------- ------- -------------- -------------- -----------------
TOTAL ALL TENANTS                                   536,890   100.0%   $46,339,350       100.0%           $86.07
                                                  =========== ======= ============== ============== =================

----------

(1)  Total Rent includes $35,662,028 of Base Rent and $9,677,322 of Percentage
     Rent and $1,000,000 of Specialty Leasing Rent.

(2)  Diamond Resorts International (whose parent company is Marriott
     International and guarantees the lease) operates a business selling time-share properties out of three small retail kiosks in the Main Mall.

(3)  Emporio D'Gondola operates the gondola ride and related small retail shop within the Main Mall.

(4)  Emporio D'Gondola and the VCR Showroom are leased by the Venetian Casino
     Resort, LLC which is owned by Las Vegas Sands, Inc. (NYSE: LVS) whose principal shareholder is Sheldon G. Adelson.

(5)  VCR Showroom is a 12,000 seat theater, a portion of which is owned by the borrower and leased to the Venetian Casino's Resort, LLC.

The following table presents certain information relating to the lease rollover schedule at the Grand Canal Shoppes at the Venetian Property:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                                  % OF TOTAL        ANNUALIZED
                                                                               ANNUALIZED         ANNUALIZED       UNDERWRITTEN
                                                    % OF    CUMULATIVE OF  UNDERWRITTEN TOTAL    UNDERWRITTEN       TOTAL RENT
    YEAR ENDING DECEMBER 31,      EXPIRING NRSF  TOTAL NRSF   TOTAL NRSF         RENT(2)          TOTAL RENT       ($ PER NRSF)
-------------------------------- --------------- ---------- -------------- ------------------ ----------------- -------------------

2004 (includes MTM)                     2,627        0.5%         0.5%              $701,933           1.5%            $267.20
2005                                    5,231        1.0%         1.5%               502,975           1.1%              96.15
2006                                    9,620        1.8%         3.3%               717,970           1.6%              74.63
2007                                    8,096        1.5%         4.8%               979,706           2.2%             121.01
2008                                   11,579        2.2%         6.9%               761,450           1.7%              65.76
2009                                  215,448       40.1%        47.0%            17,491,122          38.6%              81.18
2010                                   42,005        7.8%        54.9%             2,982,902           6.6%              71.01
2011                                   13,200        2.5%        57.3%             1,879,107           4.1%             142.36
2012                                        0        0.0%        57.3%                     0           0.0%               0.00
2013                                  101,151       18.8%        76.2%             8,879,820          19.6%              87.79
2014 & Thereafter                     117,825       21.9%        98.1%            10,442,366          23.0%              88.63
Vacant                                 10,108        1.9%       100.0%                     0           0.0%               0.00
                                 --------------- ---------- -------------- ------------------ ----------------- -------------------
TOTAL                                 536,890      100.0%       100.0%           $45,339,350         100.0%             $86.07
                                 =============== ========== ============== ================== ================= ===================

----------

(1)  Calculated based on approximate percentage sf occupied by each tenant.

(2)  Total Rent includes $35,662,028 of Base Rent and $9,677,322 of Percentage
     Rent.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -28-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - GRAND CANAL SHOPPES AT THE VENETIAN
--------------------------------------------------------------------------------

o    THE BORROWER. The borrower is Grand Canal Shops II, LLC, a single-asset, special-purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Grand
     Canal Shoppes at the Venetian Trust Loan. The borrower is indirectly wholly-owned by GGP Holding II, Inc., the common stock of which is wholly-owned by GGP Holding, Inc. ("GGP HOLDING"), the common stock of which is wholly-owned by GGP Limited Partnership, a subsidiary of General
     Growth Properties, Inc. There is no guarantor of the non-recourse carve-outs of the Grand Canal Shoppes at the Venetian Trust Loan.

o    ESCROWS. The loan documents provide during a Grand Canal Shoppes at the
     Venetian Cash Sweep Period for certain escrows of real estate taxes and insurance, tenant improvements and leasing commissions and capital expenditures. A "GRAND CANAL SHOPPES AT THE VENETIAN CASH SWEEP PERIOD"
     means the period during the continuance of an event of default under the
     Grand Canal Shoppes at the Venetian Trust Loan and/or if, beginning on June
     30, 2005, the net-operating income at the end of any fiscal quarter of the borrower of the Grand Canal Shoppes at the Venetian Property for the prior twelve-month period is less than 80% of the net operating income at origination (origination date NOI) until the net-operating income as of the end of the fiscal quarter of the borrower of the Grand Canal Shoppes at the
     Venetian Property for the prior twelve-month period is at least equal to
     80% of the net operating income at origination. Notwithstanding the foregoing, the borrower is not required to make deposits into the insurance reserve if the insurance escrow account under the reciprocal easement agreement is being maintained and each party thereto is making any required deposits. Additionally, GGP Holding has provided a guarantee of certain unfunded obligations of the borrower relating to tenant leases.

o    LOCK BOX AND CASH MANAGEMENT. The loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled sweep account.
     The loan documents also require that all cash revenue received by the borrower or the property manager (other than security deposits) be deposited into the lender-controlled sweep account within two business days after receipt. Unless a Grand Canal Shoppes at the Venetian Cash Sweep
     Period is continuing, on each business day any amounts in the lender-controlled sweep account are swept to an account specified by the borrower. During any Grand Canal Shoppes at the Venetian Cash Sweep Period,
     on each business day any amounts in the lender-controlled sweep account are swept to a lender-controlled cash management account. All amounts remaining in the lender-controlled cash management account after payment of the monthly debt service, all required reserves as described above and any other amounts due under the Grand Canal Shoppes at the Venetian Trust Loan will be remitted to an account designated by the borrower. After the occurrence and during the continuation of an event of default, all amounts remaining in the lender-controlled cash management account after payment of the monthly debt service, all required reserves as described above and any other amounts due under the Grand Canal Shoppes at the Venetian Trust Loan are required to be deposited into a reserve account and held as additional collateral for the loan except that prior to an acceleration or monetary event of default, the lender is required to disburse funds against invoices for operating expenses pursuant to a budget approved by lender.

o    PROPERTY MANAGEMENT. The Grand Canal Shoppes at the Venetian Property may
     be self-managed or may be managed by certain affiliates of borrower or a manager or any management company for whom each Rating Agency has confirmed in writing will not cause the downgrade, withdrawal or qualification of then current ratings of any class of the series 2005-GG3 certificates or the GS Mortgage Securities Corporation II, commercial mortgage pass-through certificates, series 2004-GG2. The Grand Canal Shoppes at the Venetian
     Property is currently self-managed. The lender may require the borrower to cease managing the property or replace the property manager if an event of default under the Grand Canal Shoppes at the Venetian Loan Group has occurred and is continuing. The fees of any successor manager during the continuance of a Grand Canal Shoppes at the Venetian Cash Trap Period may
     not exceed market rates for comparable properties in the applicable geographic area.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -29-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - GRAND CANAL SHOPPES AT THE VENETIAN
--------------------------------------------------------------------------------

o    MASTER LEASE. The borrower net leases the Casino Level Space pursuant to a master lease with Venetian Casino Resort, LLC. The master lease has a remaining term of approximately 89 years and an annual rent of $1 per year.
     The borrower is responsible for paying all taxes and expenses relating to the Casino Level Space, and at the expiration of the term of the master lease has the option to purchase fee title to the Casino Level Space for a nominal exercise price. Generally, the master lease requires that any portion of the Casino Level Space that is currently used as restaurant or retail venue continue to be used for such purpose. Additionally, new restaurant tenants (other than tenants to be located in the food court located in the casino level space) are required to meet certain quality standards and may not be part of a franchised chain.

o    RECIPROCAL EASEMENT AGREEMENT. The borrower is a party to a reciprocal easement agreement with respect to the Grand Canal Shoppes at the Venetian
     Property which governs the interrelationship between the Grand Canal
     Shoppes at the Venetian Property and the Venetian. Under the reciprocal easement agreement, the borrower covenants to continuously operate the
     Grand Canal Shoppes at the Venetian Property and has agreed to maintain the quality standards of the tenant mix at the property. In addition, the borrower is prohibited from leasing space to competitors of the Venetian and other businesses inconsistent with such quality standards. Casualty and business interruption insurance coverage for the Grand Canal Shoppes at the
     Venetian Property is currently provided by a blanket insurance policy covering the Venetian and meeting the requirements under the reciprocal easement agreement. Proceeds of such insurance, as well as condemnation proceeds, are required to be administered in accordance with the provisions of the reciprocal easement agreement. Under the reciprocal easement agreement, a transfer of the Grand Canal Shoppes at the Venetian Property
     (other than to lender (or a subsequent transferee) in connection with foreclosure of a mortgage secured by the property) is subject to a right of first offer in favor of the owner of the Venetian. Additionally, the owner of the Venetian Casino Resort has the right to cure certain defaults of borrower under the Grand Canal Shoppes at the Venetian Loan Group and, in
     the case of an acceleration of the Grand Canal Shoppes at the Venetian Loan
     Group, has the right, subject to satisfaction of certain conditions, to purchase the Grand Canal Shoppes at the Venetian Loan Group at a price equal to the sum of (1) the principal balance of the Grand Canal Shoppes at the Venetian Loan Group, (2) accrued and unpaid interest on the Grand Canal
     Shoppes at the Venetian Loan Group, (3) all other amounts owed by the borrower under the loan documents as of the date of the purchase and (4)
     all reasonable fees and expenses incurred by the lender in connection with the purchase.

o    NEW RETAIL FACILITY. The owners of the Venetian are developing a hotel, casino and retail complex adjacent to the Venetian, which is currently scheduled to be completed in the second quarter of 2007. An affiliate of the borrower has entered into a forward commitment to purchase the retail complex (which will be contiguous with the Grand Canal Shoppes at the
     Venetian Property), subject to satisfaction of certain conditions. Upon completion, the parties have agreed to operate the Grand Canal Shoppes at the Venetian Property and the new retail complex as an "integrated" mall, including, among other things, providing for joint maintenance, leasing, marketing, management and operation. In the event borrower's affiliate defaults in its obligation to purchase the new retail complex, among other remedies, the owner of the Venetian may purchase the equity interests in the borrower for a purchase price not less than the then-outstanding principal amount of the Grand Canal Shoppes at the Venetian Loan Group.

o    PERFORMANCE GUARANTEE. GGP Holding has provided a performance guarantee of the Grand Canal Shoppes at the Venetian Loan Group in the amount of
     $37,000,000, which amount will be reduced without reinstatement on a quarterly basis by an amount equal to (i) the product of (a) trailing
     12-month actual net operating income for the most recently ended quarter less $43,700,000 multiplied by (b) 9.0 less (ii) any reduction amounts applied at a prior determination date.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. The Grand Canal Shoppes at the
     Venetian loan documents permit, among other things, (a) the pledge of indirect interests in the borrower to secure certain inter-affiliate debt and (b) the pledge of direct interests in borrower, or issuance by borrower of preferred equity, or debt granting

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -30-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - GRAND CANAL SHOPPES AT THE VENETIAN
--------------------------------------------------------------------------------

     similar rights as preferred equity, so long as confirmation is received from each rating agency that the debt would not result in the downgrade, withdrawal or qualification of then then-current ratings on the certificates. In addition, as described above under "--New Retail
     Facility," under certain circumstances, the owner of the Venetian may purchase equity interests in the borrower.

o    TERRORISM INSURANCE. The loan documents require the borrower to maintain insurance coverage for terrorism, satisfactory to lender (either through such policies not containing a terrorism exclusion, or through separate policies from insurers with ratings reasonably satisfactory to lender). The borrower is required to maintain the terrorism insurance described in the preceding sentence for the year in which the origination date occurs and thereafter is required to use commercially reasonable efforts, consistent with those of prudent owners of institutional quality commercial real estate, to maintain such terrorism coverage at all times while the Grand
     Canal Shoppes at the Venetian Loan Group is outstanding, provided that such coverage is available at commercially reasonable rates. See "Risk
     Factors--Property Insurance" in the prospectus supplement. The terrorism coverage is currently provided by a blanket insurance policy covering the
     Venetian and meeting requirements under the reciprocal easement agreement.
     Proceeds of such insurance are required to be administered in accordance with the provisions of the reciprocal easement agreement, with an amount of up to the first $120,000,000 being paid to lender, with remaining proceeds then being distributed in accordance with the reciprocal easement agreement.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -31-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - 1440 BROADWAY
--------------------------------------------------------------------------------

                                [PHOTO OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -32-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - 1440 BROADWAY
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

                                 1440 BROADWAY
                               New York, NY 10018

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL

                                      -33-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - 1440 BROADWAY
--------------------------------------------------------------------------------

---------------------------------------------------------------  ------------------------------------------------------------------
                 PROPERTY INFORMATION                                          MORTGAGE LOAN INFORMATION

Number of Mortgaged Real Properties                          1   Originator                                                   GCFP
Location (City/State)                       New York, New York   Cut-off Date Principal Balance                       $225,000,000
Property Type                                           Office   Cut-off Date Principal Balance PSF/Unit                   $303.27
Size (sf)                                              741,915   Percentage of Initial Mortgage Pool Balance                  6.3%
Percentage Occupancy as of November 1, 2004              96.6%   Number of Mortgage Loans                                        1
Year Built / Renovated                             1928 / 2001   Type of Security                                       Fee Simple
Appraisal Value                                   $300,000,000   Mortgage Rate                                              5.912%
Underwritten Occupancy                                   95.0%   Original Term to Maturity (Months)                            120
Underwritten Revenues                             $ 33,242,160   Original Amortization Term (Months)         36 IO; 360 thereafter
Underwritten Total Expenses                       $ 11,765,048   Cut-off Date LTV Ratio                                     75.00%
Underwritten Net Operating Income (NOI)           $ 21,477,112   LTV Ratio at Maturity                                      67.48%
Underwritten Net Cash Flow (NCF)                  $ 20,469,980   Underwritten DSCR on NOI                                    1.34x
                                                                 Underwritten DSCR on NCF                                    1.28x
---------------------------------------------------------------  ------------------------------------------------------------------

o    THE LOAN. The mortgage loan (the "1440 BROADWAY TRUST LOAN") is evidenced by a single note and is secured by a first mortgage encumbering an office building located at 1440 Broadway, New York, New York (the "1440 BROADWAY
     PROPERTY"). The 1440 Broadway Trust Loan represents approximately 6.3% of the initial mortgage pool balance. The 1440 Broadway Trust Loan is expected to be originated on February 9, 2005, with an original principal balance of
     $225,000,000, a principal balance as of the cut-off date of $225,000,000, and an interest rate of 5.912% per annum. The DSCR and LTV on the 1440
     Broadway Trust Loan are 1.28x and 75.00%, respectively. The proceeds of the
     1440 Broadway Trust Loan will be used to refinance an existing loan.

     The 1440 Broadway Trust Loan is the senior portion of a whole mortgage loan with an original principal balance of $240,000,000. The companion loan to the 1440 Broadway Trust Loan is evidenced by a separate note with an original principal balance of $15,000,000 and a principal balance as of the cut-off date of $15,000,000 and an interest rate of 5.912% per annum (the
     "1440 BROADWAY SUBORDINATE COMPANION LOAN"). The 1440 Broadway Subordinate
     Companion Loan is not an asset of the trust. The 1440 Broadway Trust Loan and the 1440 Broadway Subordinate Companion Loan (collectively, the "1440
     BROADWAY LOAN GROUP") are governed by a co-lender agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--Split
     Loan Structure" and will be serviced pursuant to the terms of the 2005-GG3 pooling and servicing agreement. The DSCR and LTV on the 1440 Broadway Loan
     Group are 1.20x and 80.0%, respectively.

     The 1440 Broadway Trust Loan has an initial and remaining term of 120 months. The loan is interest-only for the first 36 months and amortizes thereafter based on a 360-month schedule, with required monthly payments of
     $1,336,285.31 beginning April 6, 2008. The scheduled maturity date is March
     6, 2015. Voluntary prepayment of the 1440 Broadway Trust Loan is prohibited prior to the payment date in December 2014 and permitted on such payment date and thereafter without penalty. Defeasance with United States government securities is permitted from March 6, 2007.

o    THE PROPERTY. The 1440 Broadway Property is a 741,915 square foot pre-war
     25-story multi-tenant office building that is located on the northeast corner of 40th street and Broadway in New York City, New York. The 1440
     Broadway Property was built in 1928 and underwent a substantial renovation in 2000-2001. The building is located one block south of Times Square with partial northern exposure along 41st Street and maintains a wedding-cake setback design that begins to recede above the 18th floor. The average floor plates are between 20,000 and 35,000 sf between floors 2 and 24 and approximately 16,000 on the 24th and 25th floors. The building has 12 passenger elevators and 2 freight elevators. The area surrounding the 1440
     Broadway Property has amenities including restaurants and theaters.
     Additionally, the building has good public transportation access via the west side subway lines, the 42nd Street subway shuttle, cross-town buses and is in walking distance to both Penn Station and Grand Central Station.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -34-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - 1440 BROADWAY
--------------------------------------------------------------------------------

      As of November 1, 2004, the 1440 Broadway Property was 96.6% leased.

      The following table presents certain information relating to the major tenants at the 1440 Broadway Property:

                                                                                         % OF TOTAL    ANNUALIZED
                                    CREDIT RATING                          ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                                   (FITCH/MOODY'S/              % OF   UNDERWRITTEN BASE UNDERWRITTEN  BASE RENT
            TENANT NAME                S&P)(1)     TENANT NRSF  NRSF        RENT ($)      BASE RENT   ($ PER NRSF)  LEASE EXPIRATION
---------------------------------- --------------- ----------- ------- ----------------- ------------ ------------- ----------------

About.Com (Primedia)                   NR/B3/B        206,801    27.9%      $9,697,167         33.5%     $46.89        10/31/2015
Advance Magazine Publishers, Inc.     NR/NR/NR        117,684    15.9%       4,687,724         16.2%      39.83        4/30/2016
Federated                           BBB+/Baa1/BBB+     69,330     9.3%       3,189,180         11.0%      46.00        12/31/2012
Stanley Kaplan                        NR/NR/NR         60,000     8.1%       2,490,000          8.6%      41.50        12/31/2010
Liz Claiborne                        NR/Baa2/BBB       92,952    12.5%       2,323,800          8.0%      25.00        1/31/2013
Mizuho Capital                        A-/A1/A-         39,319     5.3%       2,083,907          7.2%      53.00        2/28/2012
                                                   ----------- ------- ----------------- ------------ -------------
TOTAL LARGEST TENANTS                                 586,086    79.0%     $24,471,778         84.5%     $41.75
Remaining Tenants                                     130,372    17.6%       4,472,353         15.5%      34.30
Vacant Space                                           25,457     3.4%               0          0.0%       0.00
                                                   ----------- ------- ----------------- ------------ -------------
TOTAL ALL TENANTS                                     741,915   100.0%     $28,944,131        100.0%     $39.01
                                                   =========== ======= ================= ============ =============

----------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the 1440 Broadway Property:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                            % OF TOTAL          ANNUALIZED
                                                                          ANNUALIZED        ANNUALIZED         UNDERWRITTEN
     YEAR ENDING                            % OF       CUMULATIVE        UNDERWRITTEN      UNDERWRITTEN          BASE RENT
     DECEMBER 31,       EXPIRING NRSF    TOTAL NRSF   OF TOTAL NRSF     BASE RENT ($)        BASE RENT         ($ PER NRSF)
---------------------- ---------------- ------------ --------------- ------------------ ----------------- ---------------------

2005                       13,375            1.8%           1.8%              $906,301            3.1%            $67.76
2006                       84,642           11.4%          13.2%             2,065,830            7.1%             24.41
2007                            0            0.0%          13.2%                     0            0.0%              0.00
2008                        2,509            0.3%          13.5%               186,621            0.6%             74.38
2009                          950            0.1%          13.7%                72,362            0.3%             76.17
2010                       60,000            8.1%          21.8%             2,490,000            8.6%             41.50
2011                          510            0.1%          21.8%                23,100            0.1%             45.29
2012                      108,649           14.6%          36.5%             5,273,087           18.2%             48.53
2013                       92,952           12.5%          49.0%             2,323,800            8.0%             25.00
2014                      22,384             3.0%          52.0%               608,942            2.1%             27.20
2015 Thereafter           330,487           44.5%          96.6%            14,994,088           51.8%             29.34
Vacant                     25,457           3.4%         100.0%                     0            0.0%              0.00
                       ---------------- ------------- --------------- ------------------ ----------------- ---------------------
TOTAL                     741,915          100.0%         100.0%           $28,944,131          100.0%            $39.01
                       ================ ============= =============== ================== ================= =====================

----------

(1)  Calculated based on approximate square footage occupied by each tenant.

o    THE BORROWER. The borrower is a single-asset, bankruptcy-remote entity with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1440
     Broadway Trust Loan. The borrower is directly and indirectly owned by (i)
     Max Global LLC, which is controlled by Monday Properties (formerly known as
     Max Capital Management Corporation ("MONDAY"), (ii) The Landis Group
     (and/or family members of Alan Landis), (iii) David Mandelbaum (and/or his family members) and (iv) certain other minority investors. Max Global LLC indirectly owns approximately 5.1% of the economic interests in the borrower. The Landis Group (and/or family members of Alan Landis) and David
     Mandelbaum (and/or his family members) collectively indirectly own approximately 86% of the economic

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -35-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - 1440 BROADWAY
--------------------------------------------------------------------------------

     interests in the 1440 Broadway Borrower. Approximately 4.7% of the economic interests in the borrower is owned by minority investors in a joint venture controlled by The Landis Group (and/or family members of Alan Landis) and
     David Mandelbaum (and/or his family members) and a minority economic interest in the borrower is owned by an entity owned by Credit Suisse First
     Boston. Monday and its affiliates control and manage the day-to-day operations of the 1440 Broadway Property. Monday is owned and controlled by
     Anthony Westreich. Monday is a prominent, institutionally sponsored real estate owner/operator based in New York, with over $1.5 billion of real estate assets under management comprising 4 million square feet. Anthony
     Westreich guaranteed the non-recourse carveouts of the 1440 Broadway Trust
     Loan. In connection with such guaranty, Mr. Westreich is required to maintain $2.5 million in liquidity and $40 million in net worth. The Landis
     Group is a real estate development company established by Alan Landis in
     1967. The company has developed, owned and operated in excess of 10 million sf of class-A space. David Mandelbaum has been a member of the law firm of
     Mandelbaum & Mandelbaum, P.C. since 1967. Since 1968, he has been a general partner of Interstate (an owner of commercial real estate and an investor in securities and partnerships). Mr. Mandelbaum is also a director of
     Alexander's, Inc. and a trustee of Vornado Realty Trust, both real estate investment trusts.

o    ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance premiums. Additionally, the loan documents require the borrower to make monthly payments totaling $185,484 per year for replacement reserves unless the aggregate amount then on deposit in the replacement reserve equals or exceeds $400,000 and make monthly payments totaling $741,912 per year for a tenant improvement and leasing commission reserve unless the aggregate amount then on deposit in the tenant improvement and leasing commission reserve equals or exceeds $2,500,000.
     The borrower is also required to deposit any lease termination payments and security deposits applied or other payments received on account of lease defaults or lease terminations into the tenant improvement and leasing commission reserve. The loan documents also provide for an additional springing tenant improvement and leasing commission reserve (the "1440
     BROADWAY MAJOR LEASE RESERVE") that will commence upon the earlier of (i)
     any one of the leases (each a, "1440 BROADWAY MAJOR LEASE") to Liz
     Claiborne, Federated, Advanced Magazine Publishers, Stanley Kaplan or
     about.com (Primedia) (each, a "1440 BROADWAY MAJOR TENANT") being surrendered, cancelled or terminated prior to its then current expiration date, (ii) the date that is 12 months prior to the end of the term of any
     1440 Broadway Major Lease (as extended), (iii) the date required under a
     1440 Broadway Major Lease by which the applicable 1440 Broadway Major
     Tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), but, with respect to all 1440 Broadway Major Leases other than the lease to about.com
     (Primedia) and the lease to Federated, in no event earlier than the date that is 12 months prior to the end of the applicable 1440 Broadway Major
     Lease term, (iv) the failure by a 1440 Broadway Major Tenant to pay any regularly scheduled payments of "base," "fixed" or "minimum" rent due under the applicable 1440 Broadway Major Lease if such failure continues for two consecutive months beyond any applicable notice and cure periods under such
     Major Lease or (v) a 1440 Broadway Major Tenant becomes the subject of an insolvency proceeding. Upon a 1440 Broadway Major Lease Reserve trigger all or a pre-determined portion (for certain 1440 Broadway Major Lease Reserve triggers as set forth in the loan documents) of excess cash flow from the
     1440 Broadway Property will be swept into the 1440 Broadway Major Lease
     Reserve until such time the applicable 1440 Broadway Major Lease Reserve trigger is no longer in effect or until lender determines that sufficient funds or a pre-determined amount (for certain 1440 Broadway Major Lease
     Reserve triggers as set forth in the loan documents) exists in the 1440
     Broadway Major Lease Reserve to pay for anticipated tenant improvement costs and leasing commissions with respect to the applicable space.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -36-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - 1440 BROADWAY
--------------------------------------------------------------------------------

o    LOCK BOX AND CASH MANAGEMENT. The loan requires a hard lock box, which is already in place. The loan documents require that all rents received by the borrower or the property manager be deposited into a lender-controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within two business days after receipt. Unless a 1440 Cash Trap Period is in effect, any amounts in the lender controlled account are required to be swept on a daily basis into the borrower's operating account. A "1440 CASH TRAP PERIOD" means any period during which (i) an event of default (as defined in the loan documents) is continuing, until the event of default is cured, (ii) the
     DSCR (based on actual net cash flow) as of the end of any calendar quarter is less than 1.00x, until this DSCR minimum threshold has been achieved as of the end of any subsequent calendar quarter, or (iii) during any time that a 1440 Broadway Major Lease Reserve is triggered, as described under
     "Escrows" above.

o    PROPERTY MANAGEMENT. Max Property Management, LLC, d/b/a Monday Properties,
     an affiliate of the borrower, is the property manager for the 1440 Broadway
     Property. The lender may replace the property manager upon the occurrence and during the continuance of an event of default under the loan agreement, if the manager is in material default under the management agreement
     (beyond applicable notice and cure periods), or upon the gross negligence, malfeasance or willful misconduct of the manager. Max Property Management,
     LLC manages a portfolio of 3,663,153 sf, and has managed the 1440 Broadway
     Property for two years. The monthly management fee is equal to the greater of (i) 3.5% of the gross revenues during the immediately preceding month and (ii) $80,000, provided that any management fee in excess of $83,333 a month is subordinated to the 1440 Broadway Trust Loan and the 1440 Broadway
     Subordinate Companion Loan.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Prior to the origination of the 1440
     Broadway Trust Loan, the equity owners of the borrower invested additional funds in the borrower in the form of a mezzanine loan. The mezzanine loan was made by MAXL 1440 Broadway Subordinate Mezzanine LLC to 1440 Broadway
     Subordinate Mezzanine LLC and secured by a pledge of the mezzanine borrower's interest in 1440 Broadway Junior Mezzanine LLC (each of such entities are indirect owners of the borrower). The mezzanine loan matures on January 9, 2023 and, as of the cutoff date, the principal balance on the mezzanine loan is $47,329,545. Payments required under the mezzanine loan are payable only to the extent there is excess cash flow from the 1440
     Broadway Property. If the mezzanine loan borrower fails to make any scheduled payment under the mezzanine loan as a result of insufficient cash flow from the 1440 Broadway Property, such a failure does not constitute a default under the mezzanine loan. The mezzanine loan and the mezzanine lender are subject to a subordination and standstill agreement with the lender pursuant to which the mezzanine loan is expressly subordinate (in lien and in payment) to the 1440 Broadway Trust Loan and the 1440 Broadway
     Subordinate Companion Loan. The subordination and standstill agreement prohibits the mezzanine lender, without lender's consent, from assigning or transferring the mezzanine loan, unless the assignment or transfer is of an interest in MAXL 1440 Broadway Subordinate Mezzanine LLC and provided no such assignment or transfer shall cause an event of default under the 1440
     Broadway Trust Loan documents or violate the transfer limitations set forth in the 1440 Broadway Trust Loan documents. Additionally, the subordination and standstill agreement also prohibits the mezzanine lender, without lender's consent, from (i) materially amending the mezzanine loan documents, (ii) exercising any remedies under the mezzanine loan documents, including the foreclosure upon the pledged membership interests in 1440
     Broadway Junior Mezzanine LLC, (iii) enforcing any obligations of the mezzanine loan borrower under the mezzanine loan and (iv) filing or joining in the filing of any insolvency action against the mezzanine loan borrower.
     The mezzanine lender is obligated under the subordination and standstill agreement to deliver to any lender refinancing the 1440 Broadway Trust Loan a subordination and standstill agreement on substantially the same terms.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -37-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - 1440 BROADWAY
--------------------------------------------------------------------------------

o    TERRORISM INSURANCE. The 1440 Broadway Property is insured against acts of terrorism as part of its "all-risk" property coverage. The loan documents require the borrower to maintain terrorism insurance in an amount equal to
     100% of the full replacement cost of the 1440 Broadway Property, provided that such coverage is available. In the event terrorism insurance is not included as part of the "all risk" property policy, the borrower will be required to purchase terrorism insurance at a cost up to a premium limit equal to 125% of the aggregate property insurance premiums for the prior year. See "Risk Factors--Property Insurance" in the Prospectus Supplement.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -38-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - THE CRESCENT
--------------------------------------------------------------------------------

                                [PHOTO OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -39-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - THE CRESCENT
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                  THE CRESCENT
                          100-300 & 500 Crescent Court
                                Dallas, TX 73201

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -40-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - THE CRESCENT
--------------------------------------------------------------------------------

---------------------------------------------------------- ----------------------------------------------------------
                 PROPERTY INFORMATION                                    MORTGAGE LOAN INFORMATION

Number of Mortgaged Real Properties                     1  Originator                                         Archon
Location (City/State)                       Dallas, Texas  Cut-off Date Principal Balance               $214,770,000
Property Type                                      Office  Cut-off Date Principal Balance PSF/Unit           $165.27
Size (sf)                                       1,299,522  Percentage of Initial Mortgage Pool Balance          6.0%
Percentage Occupancy as of October 31, 2004         92.1%  Number of Mortgage Loans                                1
Year Built                                           1985  Type of Security                               Fee Simple
Appraisal Value                              $318,000,000  Mortgage Rate                                       5.00%
Underwritten Occupancy                              95.0%  Original Term to Maturity (Months)                     83
Underwritten Revenues                         $42,474,466  Original Amortization Term (Months)         Interest Only
Underwritten Total Expenses                   $17,000,565  Cut-off Date LTV Ratio                             67.54%
Underwritten Net Operating Income (NOI)       $25,473,901  LTV Ratio at Maturity                              67.54%
Underwritten Net Cash Flow (NCF)              $23,478,993  Underwritten DSCR on NOI                            2.34x
                                                           Underwritten DSCR on NCF                            2.16x
---------------------------------------------------------- ----------------------------------------------------------

o    THE LOAN. The mortgage loan (the "CRESCENT LOAN") is evidenced by a single note and is secured by a first mortgage encumbering the office property located at 100-300 and 500 Crescent Court, Dallas, Texas (the "CRESCENT
     PROPERTY"). The Crescent Loan represents approximately 6.0% of the initial mortgage pool balance. The Crescent Loan was originated on November 10,
     2004, had an original principal balance and has a principal balance as of the cut-off date of $214,770,000, and an interest rate of 5.00%. The proceeds of the Crescent Loan were used to acquire the Crescent Property.

     The Crescent Loan had an initial term of 83 months and has a remaining term of 81 months. The Crescent Loan requires payments of interest-only for its entire term. The scheduled maturity date is the payment date in November
     2011. Voluntary prepayment of the Crescent Loan is permitted after the due date in August 2011 without penalty. On any date after the second anniversary of the securitization closing date, the borrower may (i)
     defease the Crescent Loan with United States government securities, or (ii)
     prepay the Crescent Loan with the payment of a yield maintenance charge or prepayment premium.

o    THE PROPERTY. The Crescent Property is located in the Uptown/Turtle Creek
     Class A office market in Dallas, Texas. The Property is made up of The
     Crescent Office Towers and Atrium. It has 3 contiguous buildings with a
     19-story center structure and two adjoining 18-story structures as well as a retail center totaling 1,299,522 sf. The Crescent Property is part of a larger project that includes the Crescent Court Hotel, which is not part of the collateral. The Crescent Property also has a five-level, 2700 stall, underground parking garage. It is located on the edge of Dallas' Central
     Business District, with access to Woodall Rogers Freeway, Dallas North
     Tollway and Central Expressway.

     The Crescent Property was built in 1985. As of October 31, 2004, the property was approximately 92.1% leased to 112 tenants. Based on information provided by the appraiser, the average occupancy over the past
     11 years at the property is 95.6%. The three largest leases in the building represent approximately 17.9% of the space and include leases to Carrington
     Coleman Sloman (6.8% or 87,960 sf), Weil Gotshal & Manges LLP (5.7% or
     74,682 sf) and McKool Smith, PC (5.4% or 70,476 sf).

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
GCCFC 2005-GG3
                                      -41-

TEN LARGEST MORTGAGE LOANS - THE CRESCENT
--------------------------------------------------------------------------------

     The following table presents certain information relating to the major tenants at the Crescent Property:

        TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                                      % OF TOTAL     ANNUALIZED
                                CREDIT RATING                          ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                              (FITCH/ MOODY'S/                % OF    UNDERWRITTEN   UNDERWRITTEN    BASE RENT         LEASE
     TENANT NAME                  S&P)(2)       TENANT NRSF   NRSF     BASE RENT      BASE RENT     ($ PER NRSF)    EXPIRATION
--------------------------- ------------------- ----------- -------- -------------- -------------- -------------- ----------------

Carrington Coleman Sloman         NR/NR/NR           87,960     6.8%    $2,346,862        6.8%         $26.68          4/30/2006
McKool Smith, PC                  NR/NR/NR           70,476     5.4%     2,314,969        6.7%          32.85          2/28/2007
Weil Gotshal & Manges LLP         NR/NR/NR           74,682     5.7%     2,157,592        6.2%          28.89         11/30/2013
Goldman, Sachs & Company         AA-/Aa3/A+          52,171     4.0%     1,620,891        4.7%          31.07          2/28/2011
Sterling Software, Inc.         BBB-/Ba1/BBB-        59,853     4.6%     1,587,550        4.6%          26.52          7/31/2006
HBK Investments, LP               NR/NR/NR           52,470     4.0%     1,492,587        4.3%          28.45         12/31/2014
Rosewood Property Company         NR/NR/NR           52,151     4.0%     1,408,077        4.1%          27.00         12/31/2008
Salomon Smith Barney Inc.        AA+/Aa1/AA-         43,439     3.3%     1,390,809        4.0%          32.02          9/30/2010
Hicks Muse & Co. Inc.             NR/NR/NR           33,946     2.6%     1,167,787        3.4%          34.40          2/28/2014
Stanley Korshak                   NR/NR/NR           49,355     3.8%     1,029,768        3.0%          20.86         12/31/2012
                                                ----------- -------- -------------- -------------- --------------
TOTAL LARGEST TENANTS                               576,503    44.4%   $16,516,891       47.6%         $28.65
Remaining Owned Tenants                             620,404    47.7%    18,155,122       52.4%          29.26
Vacant Spaces (Owned Space)                         102,615     7.9%             0        0.0%           0.00
                                                ----------- -------- -------------- -------------- --------------
TOTAL ALL TENANTS                                 1,299,522   100.0%   $34,672,013      100.0%         $28.97
                                                =========== ======== ============== ============== ==============

----------

(1)  Calculated based on approximate percentage sf occupied by each tenant.

(2)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Crescent Property:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                            % OF TOTAL        ANNUALIZED
                                                                           ANNUALIZED       ANNUALIZED       UNDERWRITTEN
                              EXPIRING         % OF        CUMULATIVE     UNDERWRITTEN  UNDERWRITTEN BASE      BASE RENT
  YEAR ENDING DECEMBER 31,      NRSF        TOTAL NRSF    OF TOTAL NRSF     BASE RENT          RENT          ($ PER NRSF)
--------------------------- ------------- ------------- ---------------- -------------- ----------------- --------------------

2004 (Includes MTM)             31,426         2.4%              2.4%         $479,499         1.4%              $15.26
2005                            79,940         6.2%              8.6%        2,271,232         6.6%               28.41
2006                           215,760        16.6%             25.2%        6,021,517        17.4%               27.91
2007                           110,225         8.5%             33.7%        3,531,890        10.2%               32.04
2008                           170,768        13.1%             46.8%        5,175,973        14.9%               30.31
2009                            47,991         3.7%             50.5%        1,521,009         4.4%               31.69
2010                           107,871         8.3%             58.8%        2,907,417         8.4%               26.95
2011                           115,276         8.9%             67.7%        3,505,022        10.1%               30.41
2012                            97,961         7.5%             75.2%        2,554,745         7.4%               26.08
2013                            85,001         6.5%             81.7%        2,628,124         7.6%               30.92
2014                           110,719         8.5%             90.3%        3,344,576         9.6%               30.21
2015 & Thereafter               23,969         1.8%             92.1%          731,009         2.1%               30.50
Vacant                         102,615         7.9%            100.0%                0         0.0%                0.00
                            ------------ -------------- ---------------- -------------- ----------------- --------------------
TOTAL                        1,299,522       100.0%            100.0%      $34,672,013       100.0%              $28.97
                            ============ ============== ================ ============== ================= ====================

----------

(1)  Calculated based on approximate sf occupied by each tenant.

o    THE BORROWER. The borrower is Crescent TC Investors, L.P., a single asset, special purpose entity, with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Crescent Loan. The borrower is 99.9% owned by Crescent
     Big Tex I, L.P. and 0.1% owned by Crescent TCI GP, LLC. There is no guarantor of the non-recourse carve-outs of the Crescent Loan.

o    ESCROWS. The loan documents provide during a Crescent Cash Trap Period for certain escrows of real estate taxes and insurance, tenant improvements and leasing commissions and capital expenditures. A "CRESCENT CASH TRAP PERIOD"
     means the period during the continuance of an event of default under the
     Crescent Loan

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -42-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - THE CRESCENT
--------------------------------------------------------------------------------

     and/or if, beginning on March 31, 2005, the net-operating income at the end of any fiscal quarter of the borrower of the Crescent Property is less than
     $17,108,000 until the net-operating income for each of two consecutive fiscal quarters following thereafter is at least $18,330,000.

o    LOCK BOX AND CASH MANAGEMENT. The loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled account. The loan documents also require that all cash revenue received by the borrower or the property manager (other than tenant security deposits) be deposited into the lender-controlled account within one business day of receipt.
     Unless a Crescent Cash Trap Period is continuing, on each business day any amounts in the lender-controlled account are swept to an account specified by the borrower. During a Crescent Cash Trap Period, any amounts in the lender-controlled account are swept to a lender-controlled cash management account. All amounts remaining in the lender-controlled cash management account after payment of the monthly debt service, all required reserves as described above and any other amounts due under the Crescent Loan will be remitted to an account designated by the borrower. After the occurrence and during the continuation of an event of default, excess cash remaining in the cash management account will not be remitted to the borrower and lender may exercise its rights with respect to such collateral in such order of priority as lender determines.

o    PROPERTY MANAGEMENT. The Crescent Property is managed by Crescent Property
     Services, Inc., an affiliate of the borrower. The management agreement provides for a monthly management fee of three and sixty-seven hundredths percent (3.67%) of gross receipts collected by the property manager during that month. The lender may replace the property manager: (i) if an event of default under the loan agreement is continuing or (ii) if the property manager is in default under the management agreement. The management agreement will terminate upon a transfer of the Crescent Property or an event of default under the Crescent Loan.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. The Crescent Loan documents permit mezzanine financing secured by the membership or partnership interests in the borrower or the owners of the borrower, subject to certain conditions, including: (i) the loan to value ratio of the Crescent Loan and the mezzanine loan is not in excess of 75%, (ii) the
     debt-service-coverage-ratio for the immediately succeeding twelve month period is not less than the debt-service-coverage-ratio as of the origination date (1.46x) and (iii) written rating agency confirmation that the debt would not result in the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2005-GG3 certificates.

o    TERRORISM INSURANCE. The loan documents require the borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the Crescent Property and, in the event that coverage for terrorism is not included as part of the "all-risk" insurance policy, the borrower will be required to purchase terrorism insurance as a separate policy, to the extent available. In either case, however, the borrower will only be required to obtain coverage for terrorism in an amount equal to the lesser of: (i) the coverages required for loss or damage by standard perils and rental loss and/or business interruption insurance or (ii) an amount equal to 150% of the annual insurance premium paid by the borrower. The Crescent
     Property currently has terrorism coverage as part of its "all-risk"
     insurance policy.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -43-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - 498 SEVENTH AVENUE
--------------------------------------------------------------------------------

                                [PHOTO OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -44-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - 498 SEVENTH AVENUE
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

                               498 SEVENTH AVENUE
                               New York, NY 10018

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -45-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - 498 SEVENTH AVENUE
--------------------------------------------------------------------------------

---------------------------------------------------------------- -----------------------------------------------------------
                    PROPERTY INFORMATION                                          MORTGAGE LOAN INFORMATION

Number of Mortgaged Real Properties                           1  Originator                                          Archon
Location (City/State)                        New York, New York  Cut-off Date Principal Balance                $181,500,000
Property Type                                            Office  Cut-off Date Principal Balance PSF/Unit            $207.03
Size (sf)                                               876,704  Percentage of Initial Mortgage Pool Balance           5.1%
Percentage Occupancy as of November 1, 2004               89.1%  Number of Mortgage Loans                                 1
Year Built / Renovated                       1921 / 1998 - 2004  Type of Security                                Fee Simple
Appraisal Value                                    $290,000,000  Mortgage Rate                                        5.04%
Underwritten Occupancy                                    90.0%  Original Term to Maturity (Months)                      60
Underwritten Revenues                               $33,012,347  Original Amortization Term (Months)          Interest Only
Underwritten Total Expenses                         $13,536,572  Cut-off Date LTV Ratio                              62.59%
Underwritten Net Operating Income (NOI)             $19,475,775  LTV Ratio at Maturity                               62.59%
Underwritten Net Cash Flow (NCF)                    $18,050,948  Underwritten DSCR on NOI                             2.10x
                                                                 Underwritten DSCR on NCF                             1.95x
---------------------------------------------------------------- -----------------------------------------------------------

o    THE LOAN. The mortgage loan (the "498 SEVENTH AVENUE LOAN") is evidenced by a single note and is secured by a first mortgage encumbering the office building located at 498 Seventh Avenue, New York, New York (the "498
     SEVENTH AVENUE PROPERTY"). The 498 Seventh Avenue Loan represents approximately 5.1% of the initial mortgage pool balance. The 498 Seventh
     Avenue Loan was originated on December 13, 2004, has an original principal balance and a principal balance as of the cut-off date of $181,500,000, and an interest rate of 5.04%. The proceeds from the 498 Seventh Avenue Loan were used to refinance existing debt on the property.

     The 498 Seventh Avenue Loan has an initial term of 60 months and a remaining term of 59 months. The 498 Seventh Avenue Loan requires payments of interest-only for its entire term. The scheduled maturity date is the payment date in January 2010. Voluntary prepayment of the 498 Seventh
     Avenue Loan is prohibited until the payment date in October 2009 and permitted thereafter without penalty. Defeasance with United States government securities is permitted at any time after the second anniversary of the securitization closing date.

o    THE PROPERTY. The 498 Seventh Avenue Property is a 24-story, 876,704 sf office building with grade level retail, located between 36th and 37th
     Streets in Midtown Manhattan, New York, New York.

     The 498 Seventh Avenue Property was built in 1921 and underwent renovation between 1998 and 2004. As of November 1, 2004, the property was approximately 89.1% leased to 35 tenants. The three largest leases in the building represent approximately 46.6% of the space and include leases to
     Bates Advertising USA, Inc. (23.3% or 204,235 sf) (the "BATES LEASE"),
     Massachusetts Mutual Life Insurance (15.5% or 135,469 sf) and The
     Interpublic Group of Companies, Inc. (7.9% or 69,245 sf). In January 2005,
     Group M Worldwide Inc. ("GROUP M") intends to replace Bates Advertising
     USA, Inc. as the tenant under the Bates Lease, and WPP Group US
     Investments, Inc. (BBB/Baa2/BBB+) will guarantee Group M's obligations under the Bates Lease.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -46-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - 498 SEVENTH AVENUE
--------------------------------------------------------------------------------

     The following table presents certain information relating to the major tenants at the 498 Seventh Avenue Property:

         TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                                            % OF TOTAL   ANNUALIZED
                                        CREDIT RATING                          ANNUALIZED   ANNUALIZED  UNDERWRITTEN
                                       (FITCH/MOODY'S/                        UNDERWRITTEN UNDERWRITTEN  BASE RENT        LEASE
           TENANT NAME                     S&P)(2)     TENANT NRSF % OF NRSF    BASE RENT     BASE RENT  ($ PER NRSF)   EXPIRATION
------------------------------------- ---------------- ----------- ---------- ------------ ------------ ------------- --------------

Mass Mutual(1)                           AA/Aa3/AAA       135,469      15.5%   $6,131,574      23.5%        $45.26      9/30/2011
Bates / WPP                             BBB/Baa2/BBB+     204,235      23.3%    5,120,964      19.6%         25.07     11/30/2014
Interpublic Group of Companies          BB+/Baa3/BB+       69,245    7.9%       2,659,448      10.2%         38.41     12/31/2014
Hazen & Sawyer, P.C.                      NR/NR/NR         62,730       7.2%    1,971,215       7.5%         31.42      3/31/2015
LN Holdings, Inc.                         NR/NR/NR         38,444       4.4%    1,487,770       5.7%         38.70      9/30/2011
Victoria's Secret Stores, Inc.           NR/Baa2/BBB       43,431       5.0%    1,414,375       5.4%         32.57      2/28/2009
Data Broadcasting Corp.                   NR/NR/NR         27,386       3.1%      980,419       3.7%         35.80     11/30/2009
Chubb Institute                           NR/NR/NR         24,577       2.8%      976,391       3.7%         39.73     12/31/2011
Siemens Transportation Systems, Inc.     AA-/Aa3/AA-       24,487       2.8%      896,045       3.4%         36.59     10/31/2007
Braun Consulting                          NR/NR/NR         16,500       1.9%      681,527       2.6%         41.30      9/30/2008
                                                       ----------- ---------- ------------ ------------ -------------
TEN LARGEST TENANTS                                       646,504      73.7%  $22,319,728      85.4%        $34.52
Remaining Tenants                                         134,374      15.3%    3,826,327      14.6%         28.48
Vacant Space(3)                                            95,826      10.9%            0       0.0%          0.00
                                                       ----------- ---------- ------------ ------------ -------------
TOTAL ALL TENANTS                                         876,704     100.0%  $26,146,055     100.0%        $33.48
                                                       =========== ========== ============ ============ =============

----------

(1)  Mass Mutual is currently subleasing its space to Norton McNaughton of
     Squire and to certain other tenants.

(2)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)  Includes a 417 sf management office that has no associated rent.

The following table presents certain information relating to the lease rollover schedule at the 498 Seventh Avenue Property:

                     OFFICE LEASE EXPIRATION SCHEDULE(1)(3)

                                                                                                  % OF TOTAL         ANNUALIZED
                                                                                 ANNUALIZED       ANNUALIZED        UNDERWRITTEN
                                 EXPIRING        % OF         CUMULATIVE OF     UNDERWRITTEN     UNDERWRITTEN         BASE RENT
   YEAR ENDING DECEMBER 31,        NRSF       TOTAL NRSF        TOTAL NRSF        BASE RENT        BASE RENT        ($ PER NRSF)
----------------------------- ------------- --------------- ---------------- ------------------ --------------- --------------------

2004 (Includes MTM)                 1,569         0.2%              0.2%                $0             0.0%              $0.00
2005                                6,936         0.8%              1.0%           139,698             0.5%              20.14
2006                                4,521         0.5%              1.5%           162,032             0.6%              35.84
2007                               26,362         3.0%              4.5%           924,145             3.5%              35.06
2008                               31,430         3.6%              8.1%         1,046,884             4.0%              33.31
2009                               87,253        10.0%             18.0%         2,826,391            10.8%              32.39
2010                               53,033         6.0%             24.1%         1,176,302             4.5%              22.18
2011                               96,335        11.0%             35.1%         4,036,486            15.4%              41.90
2012                               27,777         3.2%             38.2%         1,344,391             5.1%              48.40
2013                                6,977         0.8%             39.0%           423,000             1.6%              60.63
2014                              205,936        23.5%             62.5%         5,210,964            19.9%              25.30
2015 & Thereafter                 232,749        26.5%             89.1%         8,855,762            33.9%              38.05
Vacant(2)                          95,826        10.9%            100.0%                 0             0.0%               0.00
                              ------------- --------------- ---------------- ------------------ --------------- --------------------
TOTAL                             876,704       100.0%            100.0%       $26,146,055           100.0%             $33.48
                              ============= =============== ================ ================== =============== ====================

----------

(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  Includes a 417 sf management office that has no associated rent.

(3)  Adjusted to reflect Norton McNaughton of Squire's new lease agreement, which is guaranteed by Jones Apparel Group, to become the direct tenant of
     82,702 sf that it currently subleases from Mass Mutual, upon the expiration of the Mass Mutual lease in 2011. The Norton McNaughton of Squire lease will expire in 2018.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -47-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - 498 SEVENTH AVENUE
--------------------------------------------------------------------------------

o    THE BORROWER. The borrower is 498 Seventh, LLC, a single-asset, special-purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 498
     Seventh Avenue Loan. The borrower is indirectly majority owned by Comfort
     498, Inc., 498 Seventh Avenue, Inc. and SITQ US Investments, Inc. ("SITQ"),
     a subsidiary of Caisse de depot et Placement du Quebec. Loeb Partners
     Realty and Development Corp. ("LOEB") and George Comfort & Sons, Inc.
     ("COMFORT") guaranteed the non-recourse carve-outs of the loan. In addition to Comfort and Loeb, SITQ guaranteed non-recourse carve-outs relating to a bankruptcy of the borrower.

o    ESCROWS. At origination, the borrower deposited $1,923,029 into a reserve for taxes and insurance. The loan documents also provide for the monthly escrow of real estate taxes and insurance. The borrower is also required to reserve any lease termination payments it may receive in respect of any lease, which payments will be released to borrower for application towards tenant improvements and leasing commissions incurred in connection with the procurement of a replacement tenant. During a Low NOI Period, additional reserves in respect of tenant improvements, leasing commissions and capital expenditures will be funded out of revenues deposited into the cash management account. A "LOW NOI PERIOD" is any period for which (1)
     annualized net operating income of borrower is less than 85% of its net operating income as of origination, as measured for any fiscal quarter, until net operating income of borrower is at least 85% of its net operating income as of origination, as measured for any two fiscal quarters or (2) an event of default is continuing under the 498 Seventh Avenue Loan. At origination the borrower was required to deposit $1,000,000 into a litigation reserve account to be applied toward the satisfaction of borrower's remaining liabilities (if any) with respect to the Bates
     Litigation as described under "Litigation" below. In the event it is conclusively determined that borrowers liabilities in connection with the
     Bates Litigation exceed $1,000,000, borrower is required to reserve any such excess amount from revenues deposited in the cash management account.

o    LOCK BOX AND CASH MANAGEMENT. The loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled account. The loan documents also require that all cash revenue received by the borrower or the property manager be deposited into the lender-controlled account
     (other than tenant security deposits required to be held in escrow accounts) within one business day after receipt. Unless a 498 Seventh
     Avenue Cash Trap Period is continuing, on each business day, any amounts in the lender-controlled account, after payment of debt service and required reserves, are swept to an account specified by borrower. During any 498
     Seventh Avenue Cash Trap Period, all amounts remaining in the lender-controlled account after payment of the taxes, insurance, monthly debt service, approved operating expenses, and all other required reserves
     (including capital expenditure, leasing commission, tenant improvement and litigation reserves) are required to be deposited into a low-net operating income reserve account and held as additional collateral for the loan. A
     "498 SEVENTH AVENUE CASH TRAP PERIOD" is any period for which (1)
     borrower's net operating income is less than 75% of its net operating income as of origination, as measured for any fiscal quarter, until borrower's net operating income is at least 75% of its net operating income as of origination, as measured for any two fiscal quarters, or (2) an event of default is continuing under the loan.

o    PROPERTY MANAGEMENT. George Comfort & Sons, Inc. is the property manager for the 498 Seventh Avenue Property and is affiliated with the borrower.
     The lender may require the borrower to replace the property manager upon the occurrence and during the continuance of an event of default under the loan agreement, a default by the property manager under the management agreement or a bankruptcy of the property manager. Management fees are equal to 2% of total revenues at the 498 Seventh Avenue Property. The property manager also collects leasing commissions and an annual fee of
     $20,000 (subject to annual CPI increases) for certain other management-related duties.

o    LITIGATION. The borrower is currently involved in litigation with Bates
     Advertising USA, Inc. ("BATES"), the largest tenant at the 498 Seventh
     Avenue Property (the "BATES LITIGATION"). A judgment in the amount of

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -48-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - 498 SEVENTH AVENUE
--------------------------------------------------------------------------------

     $4,529,440.67, plus interest and costs, was entered against borrower in favor of Bates in connection with the Bates Litigation. Bates has acknowledged in an estoppel certificate provided by Bates to lender that it has received rent credits, abatements, offsets and cash in the amount of
     $6,307,456.95 in satisfaction of such judgment; however, the parties continue to dispute the award of Bates' legal fees and the payment of interest on such fees. The borrower is unaware of the amount of such fees.
     While the lender has taken a reserve of $1,000,000 in respect of the disputed legal fees, and the loan documents provide for additional reserves if the amount of any final award or settlement related to such fees is in excess of $1,000,000, to the extent a docketed judgment creates a lien against the real property of a defendant in the State of New York, the judgment against the borrower would be prior to the lien of the mortgage securing the 498 Seventh Avenue Loan.

o     TERRORISM INSURANCE. The 498 Seventh Avenue Property is insured against acts of terrorism as part of its all-risk property insurance. The loan documents require the borrower to maintain terrorism insurance providing coverage in an amount at least equal to the lesser of the replacement cost of the 498 Seventh Avenue Property and the principal amount of the 498
      Seventh Avenue Loan, if and to the extent that such coverage (i) is being obtained by prudent owners of real estate in the United States of similarly located property of a similar type and quality to the 498
      Seventh Avenue Property or (ii) is otherwise available for a premium of
      $350,000. If such coverage is not being obtained by prudent owners of real estate in the United States or is not otherwise available for a premium of
      $350,000, borrower is required to obtain such insurance as is available for a premium of $350,000 from such insurers, and with such coverage, as is acceptable to lender.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -49-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - MALL ST. MATTHEWS
--------------------------------------------------------------------------------

                                                        [PHOTO OMITTED]

    [PHOTO OMITTED]

                                 [PHOTO OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL

                                     -50-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - MALL ST. MATTHEWS
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

                               MALL ST. MATTHEWS
                             5000 Shelbyville Road
                              Louisville, KY 40207

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -51-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - MALL ST. MATTHEWS
--------------------------------------------------------------------------------

------------------------------------------------------------- ---------------------------------------------------------------
                  PROPERTY INFORMATION                                       MORTGAGE LOAN INFORMATION

Number of Mortgaged Real Properties                        1  Originator                                  Archon/Commerzbank
Location (City/State)                   Louisville, Kentucky  Cut-off Date Principal Balance                    $154,827,634
Property Type                                         Retail  Cut-off Date Principal Balance PSF/Unit                $220.90
Size (sf)                                            700,908  Percentage of Initial Mortgage Pool Balance               4.3%
Percentage Mall Shop Occupancy                                Number of Mortgage Loans                                     1
  as of November 9, 2004                               99.7%  Type of Security                                     Leasehold
Year Built/Renovated                      1962 / 1992 & 1998  Mortgage Rate                                           4.805%
Appraisal Value                                 $226,000,000  Original Term to Maturity (Months)                          60
Underwritten Occupancy                                 95.0%  Original Amortization Term (Months)                        360
Underwritten Revenues                            $20,568,962  Cut-off Date LTV Ratio                                  60.77%
Underwritten Total Expenses                       $5,397,484  LTV Ratio at Maturity                                   57.01%
Underwritten Net Operating Income (NOI)          $15,171,479  Underwritten DSCR on NOI                                 1.75x
Underwritten Net Cash Flow (NCF)                 $14,713,125  Underwritten DSCR on NCF                                 1.70x
------------------------------------------------------------- ---------------------------------------------------------------

----------

(1)  The LTV, DSCR and debt service in this table are based on the total
     $155,000,000 financing reduced by the $17,500,000 performance guarantee as described under "Performance Guarantee" below. The Cut-Off Date LTV (not reduced by the $17,500,000 performance guarantee) is 68.51%. The DSCR (not reduced by the $17,500,000 performance guarantee) is 1.51x.

o    THE LOAN. The mortgage loan (the "MALL ST. MATTHEWS LOAN") is evidenced by two notes and is secured by a first mortgage encumbering a Class-A super regional shopping mall located in Louisville, Kentucky (the "MALL ST.
     MATTHEWS PROPERTY"). The Mall St. Matthews Loan represents approximately
     4.3% of the initial mortgage pool balance. The Mall St. Matthews Loan was originated on December 14, 2004, had an original principal balance of
     $155,000,000 and has a principal balance as of the cut-off date of
     $154,827,634, and an interest rate of 4.805%. The Mall St. Matthews Loan was jointly originated 50% by Archon Financial, L.P. and 50% by Commerzbank
     AG, New York Branch ("COMMERZBANK"), and the loan sellers on the Mall St.
     Matthews Loan are Goldman Sachs Mortgage Company and Commerzbank.

     The Mall St. Matthews Loan had an initial term of 60 months and has a remaining term of 59 months. The loan requires payments of interest and principal based on a 360 month amortization schedule. The scheduled maturity date is the payment date in January 2010. Voluntary prepayment of the Mall St. Matthews Loan is prohibited until the payment date in July
     2009 and permitted thereafter without penalty. Defeasance with United
     States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of the securitization closing date.

o    THE PROPERTY. The Mall St. Matthews Property is a super regional shopping mall with 4 anchor tenants and approximately 120 other stores with a gross leasable area of 1,096,908 sf. The Mall St. Matthews Property is located in the community of St. Matthews in Jefferson County, Kentucky (within the
     Louisville MSA). The Mall St. Matthews Property is anchored by a 230,000 sf
     Dillard's Womens Store, a 220,000 sf Dillard's Men, Children & Homestore, a
     166,000 sf J.C. Penney and a 120,000 sf currently vacant fourth anchor space (formerly Lord & Taylor). The Dillard's Womens anchor is not part of the collateral securing the Mall St. Matthews Loan, nor are the improvements on the J.C. Penney anchor space.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -52-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - MALL ST. MATTHEWS
--------------------------------------------------------------------------------

     The following table represents certain information relating to the anchor tenants at the Mall St. Matthews Property:

                                                            CREDIT RATING OF                                           OPERATING
                                                             PARENT COMPANY                                             COVENANT
           ANCHOR                 PARENT COMPANY          (FITCH/MOODY'S/S&P)     GLA       COLLATERAL INTEREST       EXPIRATION
---------------------------- --------------------------- ---------------------- ---------- ------------------------ ----------------

Dillard's Womens             Dillard's                          BB-/B2/BB         230,000            No                   2005
Dillard's Men, Children
    & Homestore              Dillard's                          BB-/B2/BB         220,000            Yes                  2008
J.C. Penney                  J.C. Penney Company, Inc.         BB-/Ba3/BB+        166,000       Leasehold in
                                                                                                  Land Only               2017
Vacant Anchor
    (Former Lord & Taylor)                                                        120,000            Yes                  N/A
                                                                                ----------
TOTAL ANCHOR TENANTS                                                              736,000
                                                                                ==========

Originally built in 1962, the Mall St. Matthews Property was last renovated in
1992 and 1998.

In-line tenants (with less than 10,000 sf) report average sales of approximately
$391 psf. Occupancy costs, based on underwritten rent and recoveries, are approximately 12.6% for such in-line space (based on comparable sales, which include tenants that have reported a full year of sales through June 30, 2004).

Mall St. Matthews is a single-level enclosed mall located at the southwest quadrant of Shelbyville Road and I-264 (Watterson Expressway), with direct access to I-264 and in close proximity to I-64 and I-71. The property includes two sit-down restaurants and an 11-tenant food court. In-line tenants include
Pottery Barn, Williams-Sonoma, Brooks Brothers, Brookstone, J.Jill, Hollister,
The Limited, Victoria's Secret and Abercrombie & Fitch. It is located in the
Louisville MSA with an average household income of $70,200 and a total population of over 1 million.

The following table presents certain information relating to the major mall shop tenants at the Mall St. Matthews Property:

   TEN LARGEST RETAIL TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)(2)

                                                                                         % OF TOTAL   ANNUALIZED
                                                                            ANNUALIZED   ANNUALIZED  UNDERWRITTEN
                                CREDIT RATING                              UNDERWRITTEN UNDERWRITTEN  BASE RENT       LEASE
       TENANT NAME         (FITCH/MOODY'S/ S&P)(3)  TENANT NRSF  % OF NRSF   BASE RENT   BASE RENT   ($ PER NRSF)   EXPIRATION
-------------------------- ------------------------ ----------- ---------- ------------ ------------ ------------ ---------------

Express Bath & Body              NR/Baa2/BBB           21,335       5.9%       $384,030      3.4%       $18.00       1/31/2008
The Limited                      NR/Baa2/BBB           18,480       5.1%        332,640      2.9%        18.00       1/31/2008
For Your Entertainment            NR/NR/NR              9,622       2.7%        288,660      2.5%        30.00       1/31/2009
Charlotte Russe                   NR/NR/NR              6,930       1.9%        277,200      2.4%        40.00       1/31/2014
New York & Company               NR/Baa2/BBB           14,225       3.9%        256,050      2.3%        18.00       1/31/2008
Brooks Brothers                   NR/NR/NR              6,610       1.8%        236,695      2.1%        35.81      10/31/2007
Arhaus                            NR/NR/NR             10,200       2.8%        234,600      2.1%        23.00       4/30/2008
Fashion Shop(4)                   NR/NR/NR             22,268       6.2%        222,680      2.0%        10.00       1/31/2005
Pottery Barn                      NR/NR/NR             10,885       3.0%        210,599      1.9%        19.35       1/31/2013
Dawahare's(4)                     NR/NR/NR             18,900       5.2%        202,230      1.8%        10.70       2/28/2005
                                                    ----------- ---------- ------------ ------------ ------------
TEN LARGEST OWNED TENANTS                             139,455      38.6%     $2,645,384     23.3%       $18.87
Remaining Owned Tenants                               220,267      61.0%      8,701,171     76.7%        39.50
Vacant Space (Owned Space)                              1,186       0.3%              0      0.0%         0.00
                                                    ----------- ---------- ------------ ------------ ------------
TOTAL ALL OWNED TENANTS                               360,908     100.0%    $11,346,555    100.0%       $31.54
                                                    =========== ========== ============ ============ ============

----------

(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  Borrower owned in-line space only. Does not include 340,000 sf of owned anchor space.

(3)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(4)  Tenant is expected to be downsized and/or replaced as part of the re-merchandising plan for a section of the mall in 2005.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -53-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - MALL ST. MATTHEWS
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Mall St. Matthews Property:

                     RETAIL LEASE EXPIRATION SCHEDULE(1)(2)

                                                                                                        % OF TOTAL      ANNUALIZED
                                                                                      ANNUALIZED        ANNUALIZED     UNDERWRITTEN
                                   EXPIRING        % OF TOTAL      CUMULATIVE OF     UNDERWRITTEN      UNDERWRITTEN     BASE RENT
   YEAR ENDING DECEMBER 31,       OWNED NRSF           NRSF          TOTAL NRSF       BASE RENT         BASE RENT      ($ PER NRSF)
 ---------------------------    --------------    ------------    ---------------    ------------      ------------    ------------

2004 (Includes MTM)                     174            0.0%              0.0%            $2,088            0.0%           $12.00
2005                                 83,586           23.2%             23.2%         2,189,087           19.3%            26.19
2006                                 24,566            6.8%             30.0%           680,358            6.0%            27.70
2007                                 34,771            9.6%             39.6%         1,235,255           10.9%            35.53
2008                                104,505           29.0%             68.6%         3,267,256           28.8%            31.26
2009                                 15,653            4.3%             72.9%           737,426            6.5%            47.11
2010                                  4,108            1.1%             74.1%           262,666            2.3%            63.94
2011                                 19,337            5.4%             79.4%           671,682            5.9%            34.74
2012                                  6,992            1.9%             81.4%           261,230            2.3%            37.36
2013                                 24,850            6.9%             88.3%           722,891            6.4%            29.09
2014                                 29,638            8.2%             96.5%         1,053,108            9.3%            35.53
2015 & Thereafter                    11,542            3.2%             99.7%           263,508            2.3%            22.83
Vacant                                1,186            0.3%            100.0%                 0            0.0%             0.00
                                    -------          ------            ------       -----------          ------           ------
TOTAL                               360,908          100.0%            100.0%       $11,346,555          100.0%           $31.54
                                    =======          ======            ======       ===========          ======           ======

-------------
(1) Calculated based on approximate square footage occupied by each tenant.
(2) Borrower owned in-line space only. Does not include 340,000 sf of owned anchor space.

o    THE BORROWER. The borrower is MSM Property L.L.C., a single-member, single-purpose, single-asset entity. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the Mall St. Matthews Loan. MSM Property L.L.C. is indirectly owned by
     General Growth Properties, Inc. General Growth Properties, Inc. is a
     publicly traded real estate investment trust that owns, develops, operates and/or manages shopping malls in over 40 states. There is no guarantor of the non-recourse carve-outs under the Mall St. Matthews Loan.

o    ESCROWS. The loan documents provide during a Mall St. Matthews Cash Sweep
     Period for certain escrows of real estate taxes and insurance, tenant improvements and leasing commissions and capital expenditures. A "MALL ST.
     MATTHEWS CASH SWEEP PERIOD" means the period during the continuance of an event of default under the Mall St. Matthews Loan and/or if the net-operating income of the Mall St. Matthews Property for the prior twelve-month period is less than 85% of the net operating income at origination as of the end of any fiscal quarter until the net-operating income of the Mall St. Matthews Property for the prior twelve-month period is at least equal to 85% of the net operating income at origination as of the end of any fiscal quarter of the borrower.

o    LOCK BOX AND CASH MANAGEMENT. The Mall St. Matthews Loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled sweep account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the sweep account, within two business days after receipt. On each business day that no Mall St. Matthews Cash Sweep Period exists, all funds in the sweep account will be remitted to an account specified by the borrower.
     Within 2 business days of commencement of a Mall St. Matthews Cash Sweep
     Period, the borrower is required to establish a cash management account into which all funds in the sweep account will be remitted on each business day during a Mall St. Matthews Cash Sweep Period. During the existence of a
     Mall St. Matthews Cash Sweep Period, funds in the cash management account will be applied to pay the monthly debt service, operating expenses and any required reserves under the loan documents and then released to the borrower. In addition, during the continuance of an event of default, all

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -54-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - MALL ST. MATTHEWS
--------------------------------------------------------------------------------

     available cash after the payment of the debt service, operating expenses and any required reserves will be held as additional collateral for the
     Mall St. Matthews Loan.

o    PERFORMANCE GUARANTEE. A performance guarantee from The Rouse Company
     Operating Partnership, LP ("ROUSE") was delivered to the lender at closing in respect of the borrower's obligations under the Mall St. Matthews Loan in an amount equal to $17,500,000, which amount will be reduced without reinstatement on a quarterly basis by an amount equal to the product of (a)
     the trailing 12-month actual net operating income for the most recently ended quarter less $14,000,000, multiplied by (b) 11.0, provided that the amount by which such guarantee is reduced may increase from time to time but will never be deemed to decrease. On November 12, 2004, General Growth
     Properties, Inc. announced that it had completed a merger with The Rouse
     Company, and as a result, General Growth Properties, Inc. is now the indirect parent of The Rouse Company Operating Partnership, LP.

o    PARKING INDEMNITY. The number of parking spaces at the Mall St. Matthews
     Property is insufficient to meet applicable local zoning requirements. An indemnity from Rouse was delivered to the lender at closing in which Rouse has agreed to (i) indemnify the lender for damages to the lender in the event that the Mall St. Matthews Property fails to comply with applicable parking requirements, and (ii) bring the Mall St. Matthews Property into compliance with such requirements under certain circumstances.

o    PROPERTY MANAGEMENT. The Mall St. Matthews Property may be self-managed or managed by certain affiliates of the borrower or a manager for whom each
     Rating Agency has confirmed in writing will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2005-GG3 certificates. The Mall St. Matthews Property is currently self-managed. The lender may require the borrower to cease managing the property or replace the property manager if an event of default under the
     Mall St. Matthews Loan has occurred and is continuing. During the continuance of a Mall St. Matthews Cash Sweep Period, the fees of the property manager may not exceed market rates for comparable properties in the geographic area.

o    GROUND LEASES. The Mall St. Matthews Property is subject to two ground leases (the Mall parcel ground lease and the Driving Range parcel ground lease) and one ground sublease (the A-6 parcel ground sublease). The Mall parcel and Driving Range parcel ground leases expire on March 11, 2053, which leases may be extended, at the borrower's option, for one 10-year period. The A-6 parcel ground sublease expires on December 31, 2052, which sublease may be extended, at the borrower's option, for one 10-year period.
     The total ground rent payment under the three leases is $365,485.80 per year until January 7, 2005, subject to an increase on such date and every 5 years thereafter of 60% of any increase in the Consumer Price Index over the previous 5-year period.

o    RELEASE OF COLLATERAL. The borrower is permitted under the loan documents to obtain the release of one or more parcels or out lots that at the time of the proposed release are (1) vacant, "non-income" producing and unimproved and (2) to be transferred to a third party in connection with an expansion or other development of the Mall St. Mathews Property subject to, among other things, the borrower delivering to lender (a) evidence that the release of the parcel will not materially diminish the value of the Mall
     St. Matthews Property as collateral for the Mall St. Matthews Loan, (b) an opinion of counsel that any REMIC trust that has acquired the Mall St.
     Matthews Loan will not fail to maintain its status as a REMIC solely as a result of the release and (c) written confirmation from each Rating Agency that the release would not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2005-GG3 certificates. The borrower leases the Mall St. Matthews Property pursuant to two ground leases and one ground sublease. Under certain circumstances, the borrower is allowed to acquire the fee interest in a minor portion of the Mall St. Matthews Property. If the fee interest in such minor portion is acquired, the borrower has the right or obligation to swap fee title to such out lot for fee title to another nearby out lot under certain circumstances.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -55-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - MALL ST. MATTHEWS
--------------------------------------------------------------------------------

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. The Mall St. Matthews Loan documents permit, among other things, (a) the pledge of direct or indirect equity interests in the borrower in connection with Permitted Mezzanine Debt, (b)
     the pledge of indirect interests in the borrower to secure certain inter-affiliate debt, (c) the pledge by certain permitted equityholders of the borrower of indirect interests in the borrower in connection with the pledge of all or substantially all of the assets of such equityholder to secure debt of such equityholder, and (d) the pledge of direct or indirect equity interests in certain permitted equityholders of the borrower, or issuance by such equityholders of preferred equity, or debt granting similar rights as preferred equity. "PERMITTED MEZZANINE DEBT" means indebtedness of a direct or indirect owner of the borrower that is secured by a pledge of the direct or indirect equity interests in the borrower;
     provided that (i) written Rating Agency confirmation that such debt would not result in the downgrade, withdrawal or qualification of the then current ratings of the series 2005-GG3 certificates issued has been obtained and (ii) the Property meets certain performance requirements specified in the Mall St. Matthews Loan Agreement, including: (A) the aggregate loan-to-value ratio of the Mall St. Matthews Loan and the mezzanine loan is not in excess of 75%, and (B) the aggregate debt-service-coverage-ratio of the Mall St. Matthews Loan and the mezzanine loan for the immediately preceding twelve month period ending on the last day of a fiscal quarter is not less than 1.25x based on the actual loan constant and not less than 1.0x based on an assumed loan constant of 9%.

o    TERRORISM INSURANCE. The Mall St. Matthews Loan documents require that, during the policy year in which the loan origination occurred, the borrower will maintain terrorism insurance in an amount equal to 100% of the replacement cost of the Mall St. Matthews Property and 100% of the projected annual gross rental income from the Mall St. Matthews Property from the date of the casualty to the date that the Mall St. Matthews
     Property is repaired or replaced and operations are resumed plus 60 days after the completion of restoration. After such policy year, the borrower is required to use commercially reasonable efforts to maintain such coverage at all times while the Mall St. Matthews Loan is outstanding, provided such coverage is available at commercially reasonable rates. In the event that coverage for terrorism is not included as part of the "all risk" and business income/rental-loss insurance policies, the borrower will be required to purchase terrorism insurance as a separate policy.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -56-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - WESTIN KIERLAND
--------------------------------------------------------------------------------

                               [PICTURE OMITTED]

                               [PICTURE OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -57-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - WESTIN KIERLAND
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -58-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - WESTIN KIERLAND
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            PROPERTY INFORMATION

Number of Mortgaged Real Properties                                         1
Location (City/State)                                        Phoenix, Arizona
Property Type                                                     Hospitality
Size (rooms)                                                              732
Percentage Occupancy Trailing 12
  as of October 31, 2004                                                71.0%
Year Built                                                               2002
Appraisal Value                                                  $220,000,000
Underwritten Occupancy                                                  72.0%
Underwritten Revenues                                             $83,617,469
Underwritten Total Expenses                                       $63,265,749
Underwritten Net Operating Income (NOI)                           $20,351,720
Underwritten Net Cash Flow (NCF)                                  $20,351,720

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGE LOAN INFORMATION

Originator                                                             Archon
Cut-off Date Principal Balance                                   $135,000,000
Cut-off Date Principal Balance PSF/Unit                           $184,426.23
Percentage of Initial Mortgage Pool Balance                              3.8%
Number of Mortgage Loans                                                    1
Type of Security                                                   Fee Simple
Mortgage Rate                                                           5.08%
Original Term to Maturity (Months)                                         60
Original Amortization Term (Months)                             Interest Only
Cut-off Date LTV Ratio                                                 61.36%
LTV Ratio at Maturity                                                  61.36%
Underwritten DSCR on NOI                                                2.93x
Underwritten DSCR on NCF                                                2.93x
Shadow Rating(1)                                                       "Baa3"
--------------------------------------------------------------------------------

(1)  Moody's has confirmed that the Westin Kierland Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa3" by Moody's.

o    THE LOAN. The mortgage loan (the "WESTIN KIERLAND LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a full-service, luxury hotel located at 6902 East Greenway Parkway in Phoenix, Arizona (the
     "WESTIN KIERLAND PROPERTY"). The Westin Kierland Loan represents approximately 3.8% of the initial mortgage pool balance. The Westin
     Kierland Loan was originated on November 9, 2004, had an original principal balance and has a principal balance as of the cut-off date of $135,000,000, and an interest rate of 5.08%. The proceeds from the Westin Kierland Loan were used to refinance existing debt on the Westin Kierland Property.

     The Westin Kierland Loan had an initial term of 60 months and has a remaining term of 58 months. The Westin Kierland Loan requires payments of interest-only for its entire term. The scheduled maturity date is the payment date in December 2009. Voluntary prepayment of the Westin Kierland
     Loan is prohibited, subject to prepayment premiums, until the payment date in September 2009, and is permitted thereafter without penalty.

o    THE PROPERTY. The Westin Kierland Property is a full-service, 732-room luxury hotel located off East Greenway Parkway in the Phoenix-Mesa MSA. The
     Westin Kierland Property was built and opened in November 2002. The Westin
     Kierland Property features a 27-hole golf course, full-service day spa, multiple swimming pools, tennis facilities, business center, and fitness center. The Westin Kierland Property sits on 262 acres of land including the 225-acre golf course. The hotel and clubhouse comprise 730,000 sf of space and feature 732 rooms, 8 restaurants/lounges, approximately 75,000 sf of indoor function space, 100,000 sf of exterior function space, and a spa with 20 treatment rooms.

      The following table presents certain historical operating performance relating to the Westin Kierland Loan:

                             OCCUPANCY AND ADR TREND

        YEAR             AVERAGE DAILY RATE(1)       OCCUPANCY       REVPAR(1)
--------------------   ------------------------    -------------    -----------
1Q 2003                          $191                  64.70%           $123
2Q 2003                          $152                  58.20%            $88
3Q 2003                          $111                  56.60%            $64
4Q 2003                          $167                  60.10%           $101
1Q 2004                          $220                  82.90%           $182
2Q 2004                          $167                  74.40%           $126
3Q 2004                          $122                  63.30%            $78
October 2004                     $194                  74.20%           $144

-----------
(1) Average Daily Rate and RevPAR rounded to nearest whole dollar.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -59-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - WESTIN KIERLAND
--------------------------------------------------------------------------------

o    THE BORROWER. The borrower is The Kierland Resort Company, LLC, a single-purpose, single-asset entity, with an independent director, which is
     61.1111% owned by PHXAZ/Kierland Resort, LLC, of which the Herberger family owns 56.826% (net) and Woodbine/Kierland Resort, L.P. ("WOODBINE") owns
     43.174% (net); 20.8333% owned by CIRI Kierland Hotel Investors, LLC, an LLC with Cook Inlet Region, Inc. ("CIRI") as its sole member; and 18.0566%
     owned by Westin Kierland LLC, an LLC with Starwood Hotels & Resorts
     Worldwide, Inc. ("STARWOOD") as its sole member. Woodbine, CIRI and
     Starwood are the several guarantors of the non-recourse carve-outs of the
     Westin Kierland Loan.

o    ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance during a Westin Kierland Cash Trap Period. A "WESTIN
     KIERLAND CASH TRAP Period" means the period beginning on the last day of the fiscal quarter in which the debt service coverage ratio for the previous 12 months is less than 1.20x, based on a 30-year amortization schedule and ending on the last day of the next two consecutive fiscal quarters when the debt service coverage ratio is at least 1.20x. In addition, the loan documents provide for the funding of an FF&E Escrow Fund in the monthly amount of 1/12 of 4% of the actual monthly gross operating revenues, unless (i) 4% of actual monthly gross operating revenues is deposited to the capital improvement fund established by the property manager, and (ii) the property manager is performing its obligations under the controlled account agreement with respect to the account in which such capital improvement funds are held.

o    LOCK BOX AND CASH MANAGEMENT. The Westin Kierland Loan requires a springing lock box. After the existence of a Westin Kierland Cash Trap Period or event of default, the loan documents require the borrower to deposit or cause to be deposited in a lender-controlled account all revenue received within one business day of receipt. Upon the termination of a Westin
     Kierland Cash Trap Period and the cure of any event of default, the lender will direct the release of any funds in the lock box account to the borrower.

o    PROPERTY MANAGEMENT. Starwood, through Westin Management Company West, is the property manager for the Westin Kierland Property. The management agreement provides for an annual management fee of 2.75% of all revenue derived from the Westin Kierland Property. In addition, the management agreement provides for an incentive fee equal to 25% of the operating income minus a certain priority return to the owners of the borrower. The lender may seek a replacement property manager or the immediate appointment of a receiver to operate and manage the Westin Kierland Property if the property manager is terminated. The borrower may not enter into any agreement relating to the management of the Westin Kierland Property without the express consent of the lender.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. The direct equity owners of the borrower are permitted to incur mezzanine debt subject to certain conditions, including: (i) the aggregate loan-to-value ratio of the Westin
     Kierland Loan and the mezzanine loan is not in excess of 85%, and (ii) the aggregate debt-service-coverage-ratio of the Westin Kierlan Loan and the mezzanine loan for the immediately preceding twelve month period ending on the last day of a fiscal quarter is not less than 1.20x.

o    TERRORISM INSURANCE. The loan documents require the borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the Westin Kierland Property. However, the borrower will not be required to obtain coverage for terrorism in excess of the outstanding balance of the
     Westin Kierland Loan or pay a premium for comprehensive all-risk insurance that includes terrorism if such premium would exceed 225% of the base rate of such insurance if there were an exclusion for terrorism. The Westin
     Kierland Property currently has terrorism coverage as part of its
     "all-risk" insurance policy. In the event that coverage for terrorism is not included as part of the "all-risk" property policy, the borrower will be required to purchase terrorism insurance, to the extent available;
     provided that the borrower will not be required to pay an insurance premium in excess of 125% of the premium payable in connection with the comprehensive all risk insurance (exclusive of the terrorism insurance).

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -60-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - SHOPS AT WAILEA
--------------------------------------------------------------------------------

                               [PICTURE OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -61-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - SHOPS AT WAILEA
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -62-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - SHOPS AT WAILEA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                         1
Location (City/State)                                          Wailea, Hawaii
Property Type                                                          Retail
Size (sf)                                                             164,425
Percentage Occupancy as of August 17, 2004                              98.3%
Year Built                                                               2000
Appraisal Value                                                  $167,000,000
Underwritten Occupancy.                                                 95.1%
Underwritten Revenues                                             $12,832,331
Underwritten Total Expenses.                                       $2,381,198
Underwritten Net Operating Income (NOI)                           $10,451,133
Underwritten Net Cash Flow (NCF).                                 $10,208,846

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Originator                                                               GCFP
Cut-off Date Principal Balance                                   $112,000,000
Cut-off Date Principal Balance PSF/Unit                               $681.16
Percentage of Initial Mortgage Pool Balance                              3.1%
Number of Mortgage Loans                                                    1
Type of Security                                                   Fee Simple
Mortgage Rate                                                           6.15%
Original Term to Maturity / ARD (Months)                                  120
Original Amortization Term (Months)                     59 IO; 360 thereafter
Cut-off Date LTV Ratio                                                 67.07%
LTV Ratio at Maturity or ARD                                           62.77%
Underwritten DSCR on NOI                                                1.28x
Underwritten DSCR on NCF                                                1.25x
--------------------------------------------------------------------------------

o    THE LOAN. The mortgage loan (the "SHOPS AT WAILEA TRUST LOAN") is evidenced by a single note and is secured by a first mortgage encumbering the Shops at Wailea, a retail center located at 3750 Wailea Alanui in Wailea, Maui,
     Hawaii (the "SHOPS AT WAILEA PROPERTY"). The Shops at Wailea Trust Loan
     represents approximately 3.1% of the initial mortgage pool balance. The
     Shops at Wailea Trust Loan was originated in September, 2004, has an original principal balance of $112,000,000, a principal balance as of the cut-off date, of $112,000,000, and an interest rate of 6.15% per annum. The
     DSCR and LTV on the Shops at Wailea Trust Loan are 1.25x and 67.07%,
     respectively. The proceeds of the Shops at Wailea Trust Loan were used to refinance an existing loan.

     The Shops at Wailea Trust Loan is the senior portion of a whole mortgage loan with an original principal balance of $120,000,000. The companion loan to the Shops at Wailea Trust Loan is evidenced by a separate note with an original principal balance of $8,000,000 and a principal balance as of the cut-off date of $8,000,000 and an interest rate of 6.15% per annum (the
     "SHOPS AT WAILEA SUBORDINATE COMPANION LOAN"). The Shops at Wailea
     Subordinate Companion Loan is not an asset of the trust. The Shops at
     Wailea Trust Loan and the Shops at Wailea Subordinate Companion Loan
     (collectively, the "SHOPS AT WAILEA LOAN GROUP") are governed by a co-lender agreement, as described in the prospectus supplement under
     "Description of the Mortgage Pool--Split Loan Structure," and will be serviced pursuant to the terms of the 2005-GG3 pooling and servicing agreement. The DSCR and LTV on the Shops at Wailea Loan Group are 1.16x and
     71.9%, respectively.

     The Shops at Wailea Trust Loan has an initial term of 120 months and a remaining term of 116 months. The loan is interest only for the first 59 months and amortizes thereafter based on a 360-month schedule, with required monthly payments of $682,335.54 beginning October 6, 2009. The scheduled maturity date is October 6, 2014. Voluntary prepayment of the
     Shops at Wailea Trust Loan is prohibited prior to the payment date in
     August 2014 and permitted on such payment date and thereafter without penalty. Defeasance with United States government securities is permitted from March 6, 2007.

o    THE PROPERTY. The Shops at Wailea Property is a two-story 164,425-sf luxury retail center that is located on a 15.89-acre parcel in the southeastern portion of Wailea on the island of Maui, Hawaii. Completed in December
     2000, the Shops at Wailea Property also has 2,919 sf of storage space. The property's primary demand drivers include tourism guests staying at the following 4 and 5 star full service hotels: Grand Wailea Resort Hotel and
     Spa, Four Seasons Wailea, Outrigger Wailea Resort (Marriott), the Fairmont
     Kai Lani Resort and the Renaissance, all of which are located within a
     2-mile radius of the property. The borrower owns the Shops at Wailea
     Property as a fee simple estate. Parking for the property is provided in open lots on both sides of the building which has 971 spaces (5.9 spaces per 1,000 sf).

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -63-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - SHOPS AT WAILEA
--------------------------------------------------------------------------------

     The Shops at Wailea Property features some of the world's leading luxury retailers, including several well known luxury brands. Over 40% of the property's current occupancy is comprised of national and international retailers. The property is currently 98.3% leased and occupied by 70 tenants. Major tenants include: Tommy Bahama (5.8% of NRA), (Parent
     Company: Oxford Industries Inc.; NYSE: OXM); The Gap, Inc. (4.0% of NRA,
     NYSE: GPS); Banana Republic (3.5% of NRA), (Parent Company: Gap; NYSE:
     GPS); Longhi's Restaurant (3.7% of NRA), Whaler's General Store (3.4% of
     NRA), ABC Stores (3.4% of NRA), Cheeseburger, Mai Tai's, and Rock-N-Roll
     Restaurant (3.2% of NRA), and Ruth's Chris Steakhouse (3.1% of NRA).
     Additional luxury retailers present at the center include Fendi, St. John
     Knits, Coach, Montblanc, Dunhill, Miu Miu, Dolce & Gabana, and Moschino. No
     tenant occupies more than 5.8% of the total net rentable area.

     The following table presents certain information relating to some of the largest tenants at the Shops at Wailea Property:

                                                                                           % OF TOTAL      ANNUALIZED
                           CREDIT RATING                                 ANNUALIZED        ANNUALIZED     UNDERWRITTEN
                          (FITCH/ MOODY'S/                  % OF     UNDERWRITTEN BASE    UNDERWRITTEN      BASE RENT      LEASE
      TENANT NAME             S&P)(1)        TENANT NRSF    NRSF          RENT ($)          BASE RENT     ($ PER NRSF)   EXPIRATION
------------------------  ----------------   -----------   ------    -----------------    ------------    ------------   ----------

ABC Stores                   NR/NR/NR           5,556        3.4%         $619,600             6.3%          $111.52     11/30/2012
Whaler's General Food        NR/NR/NR           5,823        3.5%          543,086             5.5%            93.27     11/30/2010
Tommy Bahama                 NR/B2/BB-         10,038        6.1%          483,432             4.9%            48.16     12/31/2010
Guess                        NR/NR/BB-          4,593        2.8%          303,138             3.1%            66.00      1/31/2011
Gucci                       NR/NR/BBB-          4,278        2.6%          256,680             2.6%            60.00      6/30/2011
St John Knits                NR/NR/B+           3,562        2.2%          256,464             2.6%            72.00     11/30/2010
                                              -------      ------       ----------           ------           ------
TOTAL OF ABOVE TENANTS                         33,850       20.6%       $2,462,400            25.0%           $72.74
Remaining Tenants                             127,723       77.7%        7,406,055            75.0%            57.99
Vacant Space                                    2,852        1.7%             0                0.0%             0.00
                                              -------      ------       ----------           ------           ------
TOTAL ALL TENANTS                             164,425      100.0%       $9,868,455           100.0%           $60.02
                                              =======      ======       ==========           ======           ======

-------------
(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Shops at Wailea Property:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                                 % OF TOTAL           ANNUALIZED
                                                                              ANNUALIZED         ANNUALIZED       UNDERWRITTEN BASE
     YEAR ENDING                                          CUMULATIVE OF   UNDERWRITTEN BASE   UNDERWRITTEN BASE          RENT
     DECEMBER 31,      EXPIRING NRSF   % OF TOTAL NRSF      TOTAL NRSF          RENT ($)             RENT           ($ PER NRSF)
---------------------  -------------   ---------------    -------------   -----------------   -----------------   -----------------

2005                       35,026            21.3%             21.3%           $1,744,481            17.7%              $49.81
2006                       12,240             7.4%             28.7%              868,176             8.8%               70.93
2007                        8,855             5.4%             34.1%              568,494             5.8%               64.20
2008                        5,734             3.5%             37.6%              349,800             3.5%               61.00
2009                            0             0.0%             37.6%                    0             0.0%                0.00
2010                       59,275            36.0%             73.7%            3,812,900            38.6%               64.33
2011                       21,920            13.3%             87.0%            1,229,156            12.5%               56.07
2012                        8,155             5.0%             92.0%              760,553             7.7%               93.26
2013                            0             0.0%             92.0%                    0             0.0%                0.00
2014                            0             0.0%             92.0%                    0             0.0%                0.00
2015 and thereafter        10,368             6.3%             98.3%              534,894             5.4%               22.77
Vacant                      2,852             1.7%            100.0%                    0             0.0%                0.00
                          -------           ------            ------           ----------           ------              ------
TOTAL                     164,425           100.0%            100.0%           $9,868,455           100.0%              $60.02
                          =======           ======            ======           ==========           ======              ======

------------
(1)  Calculated based on approximate square footage occupied by each tenant.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -64-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - SHOPS AT WAILEA
--------------------------------------------------------------------------------

     The borrower has completed preliminary floor plans for a 70,000 sf expansion on a portion of the parking lot adjacent to the improvements
     ("PHASE II") on the south side of the existing center. The actual land area within Phase II is approximately 80,000 sf, of which 50,000 sf is expected to be used as tenant space and 30,000 sf is expected to be common area.
     This expansion would incorporate additional luxury, fashion, lifestyle and restaurants tenants on two levels and a 600+ car structured parking garage.
     The borrower has advised the lender that it intends to finance Phase II through either (i) an equity investment in the borrower by the owners of the borrower or (ii) an Approved Mezzanine Loan (as defined below).

o    THE BORROWER. The borrower is a special-purpose, bankruptcy remote entity, with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Shops at Wailea Loan Group. The sponsor of the borrower is a joint venture between the Hillwood Company (a Ross Perot Jr. Company) and Bill Mills
     Investments. Hillwood, a private national real estate investment firm founded in 1998, has acquired and developed approximately 11.0 million square feet over the past six years. Bill Mills, CEO of the Mills Group,
     LLC, has guaranteed certain of the non-recourse carveouts of the Shops at
     Wailea Loan Group. The Mills Group, parent of Bill Mills Investments and founded in 1989, is a diversified real estate development and investment company. Mills has acquired over 15 properties valued in excess of $1.0 billion comprising 1 million square feet of commercial space and 3,100 acres of residential land. Mills currently owns and operates 400,000 sf of commercial and retail real estate in Hawaii. The borrower is affiliated with the borrowers under the Waikiki Galleria Loan.

o    ESCROWS. The loan documents provide for certain escrows for real estate taxes and insurance. The loan documents require the borrower to make monthly payments of $2,055.31 for ongoing capital expenses. The loan documents also require the borrower to make monthly payments of $6,851.04 for tenant improvement costs and leasing commissions. At closing, the borrower deposited $5,500 into a deferred maintenance reserve for the payment of short term or immediate required repairs at the Shops at Wailea
     Property.

o    LOCK BOX AND CASH MANAGEMENT. The loan requires a hard lock box, which is already in place. The loan documents require that all rents received by the borrower be deposited within two business days into a lender-controlled clearing account, which are then swept into a borrower-controlled account, unless a Cash Management Period is in effect. A "CASH MANAGEMENT PERIOD" is a period during which (i) an event of default (as defined in the loan documents) is continuing, until such event of default is cured or (ii) the
     DSCR (based on actual net cash flow) is less than 1.05x as of the end of any calendar quarter, until the DSCR minimum threshold has been achieved for one calculation date after the commencement of the Cash Management
     Period or (iii) any Approved Mezzanine Loan is outstanding. During the continuance of a Cash Management Period, all available cash after payment of debt service (including debt service for any outstanding Approved
     Mezzanine Loan), operating expenses and required reserves may be deposited by lender into a lender-controlled account and held as additional cash collateral for the Shops at Wailea Trust Loan and may be applied to prepay the Shops at Wailea Trust Loan during the continuance of an event of default.

o    PROPERTY MANAGEMENT. CB Richard Ellis Hawaii, Inc., is the property manager of the Shops at Wailea Property. CB Richard Ellis has managed the Shops at
     Wailea Property for the past three years. The property manager receives a monthly fee equal to $9,500, plus excise taxes and certain labor expenses.
     The lender may replace the property manager if (i) the borrower fails to maintain a DSCR (based on calculation of net cash flow as defined in the loan documents) of at least 1.05x for any calculation date, (ii) an event of default is continuing under the Shops at Wailea Loan Group, (iii) the property manager is in default under the management agreement, or (iv) the property manager exhibits gross negligence, malfeasance or willful misconduct.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. The direct and indirect equity owners of the borrower are permitted to incur mezzanine debt secured by a pledge of 100% of the direct or indirect equity interests in the borrower during the term of the Shops at Wailea Loan Group, provided that, among other things, that any such mezzanine

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -65-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - SHOPS AT WAILEA
--------------------------------------------------------------------------------

     debt (an "APPROVED MEZZANINE LOAN") (i) will be in an amount that when added to the balance of the Shops at Wailea Loan Group will result in a combined loan to "as is" appraised value (based on an appraisal commissioned by lender and otherwise acceptable to lender) of the Shops at
     Wailea Property no greater than 75%, (ii) is secured only by collateral that is not collateral for the Shops at Wailea Loan Group (i.e., a pledge of the partnership interests in the borrower), (iii) creates no obligations or liabilities on the part of the borrower and results in no liens on any portion of the Shops at Wailea Property, (iv) has a term expiring on or after October 6, 2014 and (v) the mezzanine lender has received letters from the rating agencies confirming that the mezzanine loan will not result in a downgrade or qualification of the ratings of the series 2005-GG3 certificates. In addition, the mezzanine lender must (i) demonstrate
     $600,000,000 of asset value and $250,000,000 of equity value and (ii) enter into an intercreditor agreement with the lender in form and substance reasonably acceptable to the lender and the applicable rating agencies.

o    TERRORISM INSURANCE. The loan documents require the borrower to maintain terrorism insurance in an amount equal to 100% of the then replacement cost of the Shops at Wailea Property. However, if the insurance premiums for a stand-alone policy covering terrorist acts exceeds the Terrorism Premium
     Cap (defined below), the borrowers will not be required to pay such premium and the lender may, at its option (1) purchase such stand-alone terrorism policy, and require that the borrower pays the portion of the premiums equal to the Terrorism Premium Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the Insurance
     Premiums payable with respect to such stand-alone terrorism policy to the
     Terrorism Premium Cap. "TERRORISM PREMIUM CAP" means an amount equal to
     150% of the aggregate amount of insurance premiums presently being paid for physical hazard insurance for the last policy year in which coverage for terrorism was included as part of the "all risk" property policy, adjusted annually by a percentage equal to the increase in the Consumer Price Index.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -66-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - WAIKIKI GALLERIA
--------------------------------------------------------------------------------

[PICTURE OMITTED]                                          [PICTURE OMITTED]

                               [PICTURE OMITTED]

[PICTURE OMITTED]                                          [PICTURE OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -67-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - WAIKIKI GALLERIA
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -68-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - WAIKIKI GALLERIA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                         1
Location (City/State)                                        Honolulu, Hawaii
Property Type                                                          Office
Size (sf)                                                             160,522
Percentage Occupancy as of September 1, 2004                            89.1%
Year Built                                                               1967
Appraisal Value                                                  $132,500,000
Underwritten Occupancy                                                  89.1%
Underwritten Revenues                                             $12,757,724
Underwritten Total Expenses                                        $3,173,106
Underwritten Net Operating Income (NOI)                            $9,584,618
Underwritten Net Cash Flow (NCF)                                   $9,268,784

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Originator                                                               GCFP
Cut-off Date Principal Balance                                   $100,000,000
Cut-off Date Principal Balance PSF/Unit                               $622.97
Percentage of Initial Mortgage Pool Balance                              2.8%
Number of Mortgage Loans                                                    1
Type of Security                                                   Fee Simple
Mortgage Rate                                                          5.625%
Original Term to Maturity (Months)                                        120
Original Amortization Term (Months)                     47 IO; 360 thereafter
Cut-off Date LTV Ratio                                                 75.47%
LTV Ratio at Maturity                                                  68.88%
Underwritten DSCR on NOI                                                1.39x
Underwritten DSCR on NCF                                                1.34x
--------------------------------------------------------------------------------

o    THE LOAN. The mortgage loan (the "WAIKIKI GALLERIA LOAN") is evidenced by a single note and is secured by a first mortgage encumbering the Waikiki
     Galleria office and retail center located in Honolulu, Hawaii (the "WAIKIKI
     GALLERIA PROPERTY"). The Waikiki Galleria Loan represents approximately
     2.8% of the initial mortgage pool balance. The Waikiki Galleria Loan was originated on November 9, 2004, had an original principal balance of
     $100,000,000 and a principal balance as of the cut-off date of
     $100,000,000, and an interest rate of 5.625% per annum. The DSCR and LTV on the Waikiki Galleria Loan are 1.34x and 75.47%, respectively. The proceeds of the Waikiki Galleria Loan were used to refinance existing debt and return equity to the borrowers on the Waikiki Galleria Property.

     The Waikiki Galleria Loan has an initial term of 120 months and a remaining term of 118 months. The Waikiki Galleria Loan is interest only for the first 47 months and amortizes thereafter based on a 360-month schedule, with required monthly payments of $575,656.40 beginning December 6, 2008.
     The scheduled maturity date is the payment date in December 2014. Voluntary prepayment of the Waikiki Galleria Loan is prohibited prior to the payment date in September 2014 and permitted on such payment date and thereafter without penalty. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United
     States of America is permitted from March 6, 2007.

o    THE PROPERTY. The Waikiki Galleria Property is a mixed use 160,522-sf building located at 2222 and 2224 Kalakaua Avenue in the Waikiki District
     of the City and County of Honolulu, Hawaii and is situated on a 1.07-acre parcel. Constructed in 1967 and extensively renovated in both 1994-1995 and
     2000, the Waikiki Galleria Property has a ground floor retail shopping component, a parking garage for approximately 232 vehicles, and an office tower. The Waikiki Galleria Property has 86,025 sf of office space, and
     74,497 sf of retail space. Demand for the products and services available at the Waikiki Galleria Property driven by sources including tourism guests from the large number of hotels in Waikiki.

     The largest tenant at the Waikiki Galleria Property is DFS Group, L.P.
     ("DFS GROUP"), a retailing unit of LVMH Moet Hennessy Louis Vuitton SA
     ("LVMH") (S&P BBB+). The DFS Group occupies 46.4% of the property and 100%
     of its retail component under a lease that expires 14 months after the end of the loan term. The remainder of the space is leased to 38 office tenants, including Konami Computer (6.3% NRA), and Hankyu (3.8% NRA).

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -69-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - WAIKIKI GALLERIA
--------------------------------------------------------------------------------

      The following table presents certain information relating to some of the largest tenants at the Waikiki Galleria Property:

                                                                              % OF TOTAL    ANNUALIZED
                          CREDIT RATING                         ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                         (FITCH/MOODY'S/               % OF    UNDERWRITTEN  UNDERWRITTEN    BASE RENT
     TENANT NAME             S&P)(1)      TENANT NRSF  NRSF   BASE RENT ($)    BASE RENT   ($ PER NRSF)       LEASE EXPIRATION
-----------------------  ---------------  -----------  -----  -------------  ------------  -------------      ----------------

DFS Galleria               BBB/NR/BBB+       74,497    46.4%    $6,900,000       77.7%         $92.62             1/29/2016
Konami Computer             NR/NR/BBB        10,131     6.3%       339,930        3.8%          33.55      3/31/2005 & 9/30/2006(2)
Kuraudia                     NR/NR/NR         6,207     3.9%       178,355        2.0%          28.73      7/31/2005 & 7/31/2006(3)
Hankyu                      NR/Baa2/BB        6,021     3.8%       159,320        1.8%          26.46             10/31/2009
Best Bridal Hawaii Inc.      NR/NR/NR         4,273     2.7%       121,149        1.4%          28.35             4/30/2006
Zinha USA                    NR/NR/NR         4,058     2.5%       114,095        1.3%          28.12             1/14/2009
                                            -------   ------    ----------      ------         ------
TOTAL LARGEST TENANTS                       105,187    65.5%    $7,812,848       88.0%         $74.28
Remaining Tenants                            37,837    23.6%     1,067,437       12.0%          28.21
Vacant Space                                 17,498    10.9%             0        0.0%           0.00
                                            -------   ------    ----------      ------         ------
TOTAL ALL TENANTS                           160,522   100.0%    $8,880,285      100.0%         $55.32
                                            =======   ======    ==========      ======         ======

-------------
(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)  Konami Computer has 1,782 sf expiring 3/31/2005 and 8,349 sf expiring
     9/30/2006.
(3)  Kuraudia has 1,267 sf expiring 7/31/2005 and 4,940 sf expiring 7/31/2006.

      The following table presents certain information relating to the lease rollover schedule at Waikiki Galleria:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                                   % OF TOTAL       ANNUALIZED
                                                                                   ANNUALIZED      ANNUALIZED      UNDERWRITTEN
                                                    % OF          CUMULATIVE      UNDERWRITTEN    UNDERWRITTEN      BASE RENT
  YEAR ENDING DECEMBER 31,     EXPIRING NRSF     TOTAL NRSF     OF TOTAL NRSF    BASE RENT ($)      BASE RENT      ($ PER NRSF)
---------------------------    -------------     ----------     -------------    -------------    ------------     ------------

2005                                9,277            5.8%            5.8%           $260,820           2.9%           $28.11
2006                               31,934           19.9%           25.7%            967,960          10.9%            30.31
2007                                6,949            4.3%           30.0%            218,201           2.5%            31.40
2008                                7,425            4.6%           34.6%            173,758           2.0%            23.40
2009                               12,942            8.1%           42.7%            359,546           4.0%            27.78
2010                                    0            0.0%           42.7%                  0           0.0%             0.00
2011                                    0            0.0%           42.7%                  0           0.0%             0.00
2012                                    0            0.0%           42.7%                  0           0.0%             0.00
2013                                    0            0.0%           42.7%                  0           0.0%             0.00
2014                                    0            0.0%           42.7%                  0           0.0%             0.00
2015 and thereafter                74,497           46.4%           89.1%          6,900,000          77.7%            92.62
Vacant                             17,498           10.9%          100.0%                  0           0.0%             0.00
                                  -------          ------          ------         ----------         ------           ------
TOTAL                             160,522          100.0%          100.0%         $8,880,285         100.0%           $55.32
                                  =======          ======          ======         ==========         ======           ======

--------------
(1) Calculated based on approximate square footage occupied by each tenant.

o    THE BORROWERS. The borrowers are three special-purpose, bankruptcy remote entities: GPF Waikiki Galleria, LLC, a Delaware limited liability company, controlled by Bill D. Mills; Waikiki Galleria Tower, L.P., a limited partnership registered pursuant to the laws of the Cayman Islands; and
     Waikiki Galleria Tower Manager, LLC, a Delaware limited liability company, which is the sole member of Waikiki Galleria Tower, L.P. GPF Waikiki
     Galleria, LLC and Waikiki Galleria Tower Manager, LLC. Each of the
     borrowers has an independent director, and Waikiki Galleria Tower, L.P. has two independent directors. Legal counsel to each of the borrowers delivered a non-consolidation opinion in connection with the origination of the
     Waikiki Galleria Loan. The limited partners of Waikiki Galleria Tower, L.P.
     are individual Japanese account owners syndicated through Cititrust, which serves as trustee for the individual account owners, none of which owns more than 20%. GPF Waikiki Galleria, LLC and Waikiki Galleria Tower
     Manager, LLC, own the property as tenants in common and

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -70-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - WAIKIKI GALLERIA
--------------------------------------------------------------------------------

     all three borrowers are jointly and severally liable under the Waikiki
     Galleria Loan. GFP Waikiki Galleria, LLC owns 4% of the property and
     Waikiki Galleria Tower Manager, LLC (for the benefit of Waikiki Galleria
     Tower, L.P.) owns the remaining 96%. Bill Mills, the CEO of the Mills
     Group, LLC, has guaranteed certain of the non-recourse carveouts of the
     Waikiki Galleria Loan. Mills Group, parent of Bill Mills Investments and founded in 1989, is a diversified real estate development and investment company. Mills has acquired over 15 properties valued in excess of $1.0 billion comprising 1 million square feet of commercial space and 3,100 acres of residential land. Mills currently owns and operates 400,000 sf of commercial and retail real estate in Hawaii. The borrowers are affiliated with the borrower under the Shops at Wailea Loan.

o    ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance. The loan documents require the borrowers to make monthly payments of $2,924.88 into a capital expense reserve. The loan documents also require the borrowers to make monthly payments of $7,156.00 for tenant improvements and leasing commissions ("TI/LC"), although the borrowers are not required to make monthly payments into the TI/LC escrow account on any loan payment date on which the aggregate amount then on deposit is equal or greater than $300,000.00. In addition, during a DFS
     Sweep Period (as defined below), provided no Cash Management Period (as defined under "Lock Box and Cash Management" below) is continuing, all available cash after payment of debt service, operating expenses and required reserves will be swept into a separate leasing reserve for payment of approved tenant improvement and leasing commission costs associated with the space leased by the DFS Group. Additionally, at closing, the borrowers deposited $6,900.00 into a deferred maintenance reserve for the payment of short term or immediate required repairs at the property.

     A "DFS LEASE SWEEP PERIOD" will commence when, under the DFS Group lease:
     (1) DFS Group has materially defaulted beyond the applicable notice and cure periods, (2) the DFS Group or LVMH has entered a proceeding of insolvency or bankruptcy as defined by the loan agreements or (3) the credit rating of LVMH has been downgraded below "BBB-" by S&P or an equivalent downgrading by any other rating agency. A DFS Lease Sweep Period will cease: (1) if the DFS Group has cured its default in all material respects and no other default has occurred for three months following such cure; (2) if the insolvency/bankruptcy proceeding has been terminated or dismissed and the lease has been affirmed, assigned, or assumed in a manner satisfactory to lender or (3) upon the restoration of LVMH's credit rating to at least BBB- by S&P or its functional equivalent by another rating agency.

o    RELEASE OF COLLATERAL. The loan documents permit the borrowers to split and sever the Waikiki Galleria Property into two parts (each, a "CONDOMINIUM
     UNIT") in connection with the creation of a condominium property regime.
     One portion of the severed property would consists of those portions of the building that are leased to DFS Group property (the "RETAIL UNIT"). The other portion would consist of the remaining portions of the building and the parking garage (the "OFFICE/GARAGE UNIT"). To obtain a release of either Condominium Unit from the lien of the mortgage, the borrowers are required to deposit defeasance collateral with the lender in an amount sufficient to provide for the defeasance of a portion of principal balance of the Waikiki Galleria Loan equal to 125% of (x) $27,900,000.00 for the
     Office/Garage Unit or (y) $72,100,000.00 for the Retail Unit and provide evidence acceptable to the lender that, among other things, (i) the release will not adversely affect the remaining property with respect to tenant use and access and (ii) the Condominium Unit being released constitutes a condominium unit separate from the real property and has a separate tax parcel number (or equivalent under local law). Neither Condominium Unit may be released prior to March 6, 2007. Additionally, the borrowers are required to deliver letters from the rating agencies confirming that the release will not result in a downgrade or qualification of the ratings of the series 2005-GG3 certificates and an opinion of counsel that the release will not adversely affect the status of the REMIC trust.

o    LOCK BOX AND CASH MANAGEMENT. The loan requires a hard lock box, which is already in place. The loan documents require that all rents received by the borrowers be deposited within two business days into a lender-controlled clearing account, which are then swept into a borrower-controlled account, unless a Cash

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -71-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - WAIKIKI GALLERIA
--------------------------------------------------------------------------------

     Management Period is in effect. A "CASH MANAGEMENT PERIOD" is a period during which (i) an event of default (as defined in the loan documents) is continuing, until such even of default is cured; or (ii) the DSCR (based on actual net cash flow) is less than 1.05x as of the end of any calendar quarter, until the DSCR minimum threshold has been achieved for one calculation date after the commencement of the Cash Management Period; or
     (iii) a DFS Lease Sweep Period is continuing. During the continuance of a
     Cash Management Period, all available cash after payment of debt service, operating expenses and required reserves is required to be deposited into a lender-controlled account and held as additional cash collateral for the
     Waikiki Galleria Loan and may be applied to prepay the Waikiki Galleria
     Loan during the continuance of an event of default.

o    PROPERTY MANAGEMENT. CB Richard Ellis Hawaii, Inc. is the property manager of the Waikiki Galleria Property. CB Richard Ellis has managed the Waikiki
     Galleria Property for one year. The property manager receives a monthly fee equal to $9,750, plus excise taxes and certain labor expenses. The lender may replace the property manager if (i) the borrowers fail to maintain a
     DSCR (based on calculation of net cash flow as defined in the loan documents) of at least 1.05x for any calculation date, (ii) an event of default is continuing under the Waikiki Galleria Loan, (iii) the property manager is in default under the management agreement, or (iv) the property manager exhibits gross negligence, malfeasance or willful misconduct.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Permitted.

o    TERRORISM INSURANCE. The loan documents require the borrowers to maintain terrorism insurance in an amount equal to 100% of the then replacement cost of the Waikiki Galleria Property. However, if the insurance premiums for a stand-alone policy covering terrorist acts exceeds the Terrorism Premium
     Cap (as defined below), the borrowers will not be required to pay such premium and the lender may, at its option (1) purchase such stand-alone terrorism policy, and require that the borrowers pay the portion of the premiums equal to the Terrorism Premium Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums payable with respect to such stand-alone terrorism policy to the Terrorism Premium Cap. "TERRORISM PREMIUM CAP" means an amount equal to 150% of the aggregate amount of insurance premiums paid for physical hazard insurance for the last policy year in which coverage for terrorism was included as part of the "all risk" property policy, adjusted annually by a percentage equal to the increase in the Consumer Price Index.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -72-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - PLACE PROPERTIES PORTFOLIO
--------------------------------------------------------------------------------

[PICTURE OMITTED]              [PICTURE OMITTED]               [PICTURE OMITTED]

[PICTURE OMITTED]              [PICTURE OMITTED]               [PICTURE OMITTED]

[PICTURE OMITTED]              [PICTURE OMITTED]               [PICTURE OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -73-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - PLACE PROPERTIES PORTFOLIO
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -74-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - PLACE PROPERTIES PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            PROPERTY INFORMATION

Number of Mortgaged Real Properties                                         9
Location (City/State)                                                 Various
Property Type                                                     Multifamily
Size (units)                                                            1,073
Percentage Occupancy as of November 2004                                83.8%
Year Built                                                          1998-2000
Appraisal Value                                                  $123,325,000
Underwritten Occupancy                                                  84.0%
Underwritten Revenues                                             $14,810,181
Underwritten Total Expenses                                        $5,734,436
Underwritten Net Operating Income (NOI)                            $9,075,745
Underwritten Net Cash Flow (NCF)                                   $8,846,123

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGE LOAN INFORMATION

Originator                                                               GCFP
Cut-off Date Principal Balance                                    $98,660,000
Cut-off Date Principal Balance PSF/Unit                            $91,947.81
Percentage of Initial Mortgage Pool Balance                              2.7%
Number of Mortgage Loans                                                    1
Type of Security                                                   Fee Simple
Mortgage Rate                                                          6.439%
Original Term to Maturity (Months)                                         60
Original Amortization Term (Months)                             Interest Only
Cut-off Date LTV Ratio                                                 80.00%
LTV Ratio at Maturity                                                  80.00%
Underwritten DSCR on NOI                                                1.41x
Underwritten DSCR on NCF                                                1.37x
--------------------------------------------------------------------------------

o    THE LOAN. The mortgage loan (the "PLACE PROPERTIES PORTFOLIO LOAN") is evidenced by a single note and is secured by a first mortgage encumbering nine student housing properties located in six states in the southeastern
     U.S., consisting of 1,073 apartment units and 4,046 leaseable bedrooms in the aggregate (the "PLACE PROPERTIES"). The Place Properties Portfolio Loan
     represents approximately 2.7% of the initial mortgage pool balance. The
     Place Properties Portfolio Loan was originated on December 3, 2004, has an original principal balance of $98,660,000, a principal balance as of the cut-off date of $98,660,000, and an interest rate of 6.439% per annum. The
     DSCR and LTV on the Place Properties Portfolio Loan are 1.37x and 80.00%
     respectively.

     The Place Properties Portfolio Loan, in conjunction with a $21,040,000 mezzanine loan originated by the mortgage loan seller, was used in part to retire existing first mortgage debt totaling $83,647,645.76 and a
     $22,945,662.74 mezzanine loan from Prudential Insurance Company of America.

     The loan has an initial term of 60 months and a remaining term of 58 months. Monthly payments are interest-only. The scheduled maturity date is
     December 6, 2009. Voluntary prepayment of the Place Properties Portfolio
     Loan is prohibited prior to the payment date in October 2009 and permitted on such payment date and thereafter without penalty. Defeasance with United
     States government obligations, in whole or in part, is permitted from March
     6, 2007. Notwithstanding the foregoing, from June 3, 2005 until the Place
     Properties Initial Defeasance Date, partial defeasance is permitted in conjunction with the release of any one single property, other than the
     Clayton Place property.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -75-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - PLACE PROPERTIES PORTFOLIO
--------------------------------------------------------------------------------

o    THE PROPERTIES. The Place Properties consist of nine student housing properties, as described below. The following table presents certain information relating to the Place Properties:

                                                                                                                      NOVEMBER 2004
    PROPERTY NAME                   UNIVERSITY              ALLOCATED LOAN    UNITS     AMENITIES(1)    YEAR BUILT      OCCUPANCY
---------------------   ---------------------------------   --------------    -----     ------------    ----------    -------------

Clayton Place                  Clayton College and           $24,540,000       221         C,F,P           1999           72.4%(3)
                                 State University
River Place                    State University of           $13,680,000       132    C, F, P, T, V,B      2000           76.8%
                                   West Georgia
Jacksonville Place        Jacksonville State University      $11,120,000       132    C, F, P, T, V,B      2000           87.9%
Troy Place                    Troy State University           $9,440,000       108       C,F,P,V,B         2000           95.1%
Martin Place            University of Tennessee at Martin     $8,960,000        96        C,F,P,T          2000           99.2%
Cape Place                 Southeastern Missouri State        $8,520,000        96         C,F,P           2000           88.9%
                                    University
Clemson Place              Clemson University/ Southern       $8,160,000        96          B(2)           1998           94.1%
                               Wesleyan University
Macon Place                    Macon State College            $7,440,000        84         C,F,P           1999           75.9%
Murray Place                 Murray State University          $6,800,000       108        C,F,P,T          2000           77.7%

---------------
(1)  C - clubhouse, F - fitness center, P - pool, T - tennis courts, V -
     volleyball courts, B - BBQ stations.
(2)  Clemson Place residents are permitted to use the amenities at a neighboring
     Place complex, Berkeley Place which has all of the above amenities.
(3)  Phase II of Clayton opened in September, 2004. See Escrows for a description of the leaseup escrow.

     The Place Properties were all developed by the sponsor, Place Properties,
     L.P., and have a consistent design and amenity package. The Place
     Properties are three story garden style apartments built primarily in 4 bedroom/4 bathroom unit configurations with a living and kitchen common area. The apartments have washers and dryers in each of the units, internet access in each bedroom, cable TV and balconies. Common area amenities typically include a swimming pool, a club house, a fitness facility, tennis courts, outdoor volleyball courts and barbeque stations. Leases are on a per bedroom basis, limited to one student per bedroom and are primarily 12 months in term with parental guarantees.

     CAPE PLACE is located in Cape Girardeau, Missouri, approximately one mile from Southeastern Missouri State University. Southeastern Missouri State
     University is part of the State of Missouri public university system. The university was founded in 1873, as a teacher's college and has grown into a comprehensive university with more than 150 academic programs.
     Approximately 9,618 students are enrolled at the university.

     CLAYTON PLACE is located in Morrow, Georgia and primarily serves the
     Clayton College and State University which is part of the Georgia public university system. Clayton State has an enrollment of over 6,000 students as of Fall 2004. During the past six semesters, Clayton State has set university enrollment records, increasing the total number of students over this period by approximately 27.3%.

     CLEMSON PLACE is located in Clemson, South Carolina, approximately 1.8 miles from Clemson University and 1.5 miles from Southern Wesleyan
     University. Clemson University was founded in 1889 as a military college and is currently ranked in the top 50 public universities in the nation by
     U.S. News and World Reports. Approximately 17,000 students are enrolled at
     Clemson University.

     JACKSONVILLE PLACE is located in Jacksonville, Alabama, approximately one quarter mile from Jacksonville State University. Jacksonville State
     University is part of the Alabama public university system and was founded in 1883. Approximately 9,000 students are enrolled at the university.

     MACON PLACE is located in Macon, Georgia, approximately one quarter mile from Macon State College. Macon State College was founded in 1966 and currently offers both four year programs and junior college programs acting as an entry point to the Georgia university system. Approximately 5,400 students are enrolled at Macon State.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -76-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - PLACE PROPERTIES PORTFOLIO
--------------------------------------------------------------------------------

     MARTIN PLACE is located in Martin, Tennessee, adjacent to the University of
     Tennessee's Martin campus. Founded in 1900, University of Tennessee at
     Martin is a public four-year university. Approximately 5,800 students are enrolled at this campus.

     MURRAY PLACE is located in Murray, Kentucky, approximately one mile from
     Murray State University. Founded in 1922, Murray State is a four-year public university. Approximately 10,000 students are enrolled at the university.

     RIVER PLACE is located in Carrollton, Georgia, approximately a half mile from State University of West Georgia. Founded in 1906 as an agricultural and mechanical school, State University of West Georgia became a four-year institution in 1957 and is part of the Georgia public university system.
     Approximately 10,300 students are enrolled at the university.

     TROY PLACE is located in Troy, Alabama, approximately one quarter mile from
     Troy State University. Founded in 1887, Troy State is part of the Alabama public university system. Approximately 6,600 students are enrolled at the
     Troy campus.

o    THE BORROWER. The borrowers are nine single-asset, special-purpose, bankruptcy-remote entities, each with an independent director. Legal counsel to each of the borrowers delivered a non-consolidation opinion in connection with the origination of the Place Properties Portfolio Loan. The sponsor of the borrowers is Place Properties, L.P. ("Place"), a privately owned student housing company among the largest developers of student housing and related facilities. Since 1998, Place has developed both on-campus and off-campus housing totaling more than 13,000 beds serving 18 colleges and universities, including over 4,100 beds at seven new developments totaling $225 million completed in 2004. An affiliate of the borrowers, Place Management Group, LLC, manages the entire developed portfolio. Place has also developed related properties, such as wellness centers, town halls and community centers, conference facilities, and parking structures. Both Place and the CEO and President of Place, Cecil
     Phillips, are guarantors of the non-recourse carveouts for the loan. Mr.
     Phillips has financed, developed, and overseen development of more than
     25,000 bedrooms of student housing at more than 25 campuses. In 1984, Mr.
     Phillips founded Phillips International, the predecessor to Place, which with clients developed and financed student housing, medical office buildings, shopping centers, multifamily housing, hotels, golf courses, and hospitality properties.

o    RELEASE OF COLLATERAL. The Place Properties Portfolio Loan permits the release of any one property (other than Clayton Place) from the lien of the mortgage after June 3, 2005 and the release of any or all of the properties after the Place Property Initial Defeasance Date, subject to the satisfaction of certain conditions, including: (i) the deposit of defeasance collateral in a minimum amount equal to 115% of the allocated loan amount of the properties being released; (ii) satisfaction of certain
     DSCR tests; and (iii) no event of default.

o    ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance and provide for collection of a minimum of $214 per unit per annum into an ongoing replacement reserve account. In addition, the borrowers deposited at closing an initial amount of $1,073,000 into the replacement reserve account to be drawn in the amount of $200 per unit per year to supplement ongoing contributions, for total reserves available per year for capital expenditures of $414 per unit. At closing, the borrowers funded a deferred-maintenance reserve of $1,025,125, which is 125% of the recommended amount specified in the property condition reports. The borrowers also funded a $450,000 prepaid rent reserve, to be maintained, subject to adjustments as specified under the loan agreement, as additional collateral for the Place Properties Portfolio loan. In the event such conditions are not satisfied by December 2006, the holdback amount will be held by the lender as additional collateral for the Place Properties
     Portfolio Loan.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -77-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - PLACE PROPERTIES PORTFOLIO
--------------------------------------------------------------------------------

     In addition to the reserves described above, the borrowers have escrowed a
     $3,000,000 holdback relating to the leaseup of the Clayton Place property.
     The holdback will be released in whole upon confirmation that certain finish work at the Clayton Place property is completed and paid for (and final certificates of occupancy have been issued), and achievement of (i)
     80.0% occupancy and (ii) an annualized base rent of $3,350,000 at the property. At any time prior to December 2006, a partial release of the holdback may be obtained as follows: (a) $1,000,000 released upon achievement of a 75.0% occupancy and $3,140,000 annualized base rent, or
     (b) $2,000,000 released upon achievement of a 78.0% occupancy and
     $3,270,000 annualized base rent.

o    LOCK BOX AND CASH MANAGEMENT. The loan requires a soft lock box for each of the properties. The loan documents require the Place Properties Portfolio
     Borrowers to direct the property managers at each of the Place Properties to deposit rent checks into local property lock box accounts within 48 hours of receipt. All local property lock boxes are automatically swept into a central lender-controlled account as follows: (i) daily for the first five business days of the calendar month, and (ii) twice a week thereafter, including the last day of the month. On each regularly scheduled payment date, any amounts in the lender-controlled account, after payment of debt service, required reserves and approved operating expenses, are swept into a lockbox account established under the mezzanine loan described below, unless an event of default is continuing or the DSCR (as calculated pursuant to the terms of the loan documents) at the end of any quarter falls below 1.10x, at which point a cash-trap period will commence
     (and will continue until such time that the event of default has been cured or such DSCR is restored for two consecutive calendar quarters). During a cash-trap period, all remaining cash (after payment of debt service, reserves, approved operating expenses and the debt service payment due under the mezzanine loan described below) is required to be deposited into a cash collateral account (which may be applied to the debt upon an event of default under the Place Properties Portfolio Loan).

o    PROPERTY MANAGEMENT. Place Management Group, LLC, an affiliate of the borrower, is the property manager for all of the properties developed by
     Place (including all of the Place Properties), which totals more than
     13,000 beds at 22 properties in 18 campuses. The property manager receives a management fee on the Place Properties equal to 3.0% of the gross revenue. The lender may require the borrower terminate the manager following one or more of the following events: (i) the occurrence and continuance of an event of default; (ii) 30 days after notice from the lender to a borrower that the manager has engaged in fraud, gross negligence, malfeasance or willful misconduct arising from or in connection with its performance under the management agreement, or the manager's default under the management agreement which is not cured within any applicable cure period provided under the management agreement; (iii) a change in control of manager, or (iv) if the DSCR on the Place Properties
     Portfolio Loan is less than 1.10 for any two consecutive quarters.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Concurrent with the origination of the Place Properties Portfolio Loan, the mortgage loan seller originated a
     $21,040,000 mezzanine loan to Place Mezz Borrower, LLC, which is the owner of 100% of the ownership interests in each of the borrowers, as well as the owner of three additional properties. The mezzanine loan has an interest rate equal to 6.439% per annum and a maturity date of December 6, 2009, which is coterminous with the Place Properties Portfolio Loan. The mezzanine loan is secured by a pledge of the equity interests in the borrowers and a pledge of the equity interests of the owners of the additional properties. The mezzanine loan is subject to cash management controls as set forth in the loan agreement for the mezzanine loan. The mezzanine loan is under commitment to be sold to Carbon Capital II, Inc., which shall, upon and in the event of such sale, acquire the mezzanine loan subject to the intercreditor agreement between the mezzanine lender and the holder of the Place Properties Portfolio Loan.

     Pursuant to the intercreditor agreement between the lender under the Place
     Properties Portfolio Loan and the mezzanine loan, the mezzanine lender has the right to cure a default under the Place Properties Portfolio Loan and the right to purchase the Place Properties Portfolio Loan at par upon the occurrence of certain events of default. Under the intercreditor agreement, the holder of the Place Properties Portfolio Loan may not amend the loan documents for the Place Properties Portfolio Loan if the amendment increases the interest rate or principal

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -78-

GCCFC 2005-GG3

TEN LARGEST MORTGAGE LOANS - PLACE PROPERTIES PORTFOLIO
--------------------------------------------------------------------------------

     amount of the Place Properties Portfolio Loan, modifies the maturity date or otherwise amends certain specified terms. Upon the occurrence of an event of default under the mezzanine loan documents, the mezzanine lender may foreclose upon the partnership or membership interests in the Place
     Properties Portfolio Borrowers, which would result in a change of control with respect to the Place Properties Portfolio Borrowers and could result in a change in the management of the Place Properties. Transfer of the mezzanine lender's interest in the mezzanine loan is governed by the terms of the intercreditor agreement, which prohibits transfers of more than 49%
     of the mezzanine lender's interest in the mezzanine loan unless such transfer is to a qualified transferee under the intercreditor agreement or rating agency approval has been obtained.

o    TERRORISM INSURANCE. The loan documents require the borrowers to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the Place Properties.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC and Wachovia Capital Markets, LLC (collectively the
"UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the
Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                                      -79-

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX C

                         MORTGAGE POOL CHARACTERISTICS

                                      C-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                            ANNEX C (TOTAL POOL)

PROPERTY TYPES
                                      NUMBER OF
                                      MORTGAGED      AGGREGATE CUT-OFF DATE  % OF INITIAL MORTGAGE    WTD. AVG.
             PROPERTY TYPE            PROPERTIES        PRINCIPAL BALANCE($)        POOL BALANCE        DSCR
===================================================================================================================

Office                                    70              1,761,400,187              49.0%             1.59
Retail                                    59              1,337,557,810              37.2%             1.56
Hospitality                                8                318,911,378               8.9%             2.28
Multifamily                               16                152,679,936               4.3%             1.39
Industrial                                 4                 18,699,146               0.5%             1.46
Self-Storage                               1                  2,682,157               0.1%             1.57
                                      -----------------------------------------------------------------------------
                                         158              3,591,930,614             100.0%             1.63
===================================================================================================================

                                                                       WTD. AVG. REMAINING
                            WTD. AVG. CUT-OFF    WTD. AVG. MATURITY       TERM TO MATURITY    WTD. AVG. MORTGAGE
        PROPERTY TYPE         DATE LTV RATIO        DATE LTV RATIO            (MONTHS)               RATE
===================================================================================================================

Office                           71.7%                65.5%                     99                    5.589%
Retail                           64.4%                59.6%                     84                    5.181%
Hospitality                      60.6%                53.6%                     87                    5.597%
Multifamily                      76.3%                73.3%                     79                    6.142%
Industrial                       77.5%                69.3%                     99                    5.707%
Self-Storage                     74.5%                58.4%                    115                    6.150%
                           ----------------------------------------------------------------------------------------
                                 68.2%                62.6%                     91                    5.462%
===================================================================================================================

PROPERTY LOCATIONS
                                      NUMBER OF
                                      MORTGAGED      AGGREGATE CUT-OFF DATE  % OF INITIAL MORTGAGE    WTD. AVG.
             PROPERTY STATE           PROPERTIES        PRINCIPAL BALANCE($)        POOL BALANCE        DSCR
===================================================================================================================

Texas                                     11                586,634,017                 16.3%           1.88
New York                                   7                582,750,000                 16.2%           1.61
California                                29                439,621,425                 12.2%           1.41
Nevada                                    12                313,900,453                  8.7%           1.60
Hawaii                                     3                227,400,000                  6.3%           1.31
Arizona                                    5                172,762,258                  4.8%           2.63
Kentucky                                   4                167,213,425                  4.7%           1.68
Pennsylvania                               4                118,464,672                  3.3%           1.79
Georgia                                    9                117,435,724                  3.3%           1.60
North Carolina                             6                 83,962,186                  2.3%           1.35
Other States (1)                          68                781,786,453                 21.8%           1.47
                                      -----------------------------------------------------------------------------
                                         158              3,591,930,614                100.0%           1.63
===================================================================================================================
(1) Includes 24 states and Washington DC

                                                                       WTD. AVG. REMAINING
                            WTD. AVG. CUT-OFF    WTD. AVG. MATURITY       TERM TO MATURITY    WTD. AVG. MORTGAGE
             PROPERTY STATE   DATE LTV RATIO        DATE LTV RATIO            (MONTHS)               RATE
===================================================================================================================

Texas                              64.0%             61.3%                       78                  4.913%
New York                           68.1%             63.4%                      100                  5.614%
California                         72.8%             64.5%                      106                  5.913%
Nevada                             56.9%             55.5%                       65                  5.058%
Hawaii                             71.6%             65.9%                      117                  5.853%
Arizona                            61.6%             60.0%                       67                  5.151%
Kentucky                           62.1%             58.2%                       61                  4.891%
Pennsylvania                       72.9%             68.6%                       86                  5.337%
Georgia                            72.2%             68.7%                       70                  5.579%
North Carolina                     79.5%             68.5%                      115                  5.725%
Other States (1)                   72.8%             62.8%                      104                  5.720%
                                 ----------------------------------------------------------------------------------
                                   68.2%             62.6%                       91                  5.462%
===================================================================================================================

CUT-OFF DATE PRINCIPAL BALANCES

                                            NUMBER OF
                                            MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
 RANGE OF CUT-OFF DATE BALANCES ($)           LOANS           PRINCIPAL BALANCE($)         POOL BALANCE          DSCR
===========================================================================================================================

         Less than 2,500,001                     8                14,203,441                   0.4%             1.50
        2,500,001 - 5,000,000                   30               110,165,502                   3.1%             1.50
        5,000,001 - 7,500,000                   23               143,484,152                   4.0%             1.44
       7,500,001 - 10,000,000                   16               137,824,761                   3.8%             1.47
       10,000,001 - 12,500,000                   9               101,659,714                   2.8%             1.44
       12,500,001 - 15,000,000                  11               155,899,900                   4.3%             1.41
       15,000,001 - 17,500,000                   6                98,852,316                   2.8%             1.48
       17,500,001 - 20,000,000                   4                75,877,689                   2.1%             1.75
       20,000,001 - 22,500,000                   6               125,264,360                   3.5%             1.34
       22,500,001 - 25,000,000                   1                23,694,569                   0.7%             1.91
       25,000,001 - 50,000,000                  10               349,876,512                   9.7%             1.48
       50,000,001 - 75,000,000                   6               383,550,000                  10.7%             1.53
      75,000,001 - 100,000,000                   4               363,336,163                  10.1%             1.46
      100,000,001 - 200,000,000                  4               583,327,634                  16.2%             1.97
      200,000,001 - 275,000,000                  4               924,913,900                  25.7%             1.75
                                      --------------------------------------------------------------------------------------
                                               142             3,591,930,614                 100.0%             1.63
============================================================================================================================
THE AVERAGE CUT-OFF DATE PRINCIPAL BALANCE IS $25,295,286.

                                                                                 WTD. AVG. REMAINING
                                      WTD. AVG. CUT-OFF    WTD. AVG. MATURITY       TERM TO MATURITY    WTD. AVG. MORTGAGE
 RANGE OF CUT-OFF DATE BALANCES ($)     DATE LTV RATIO        DATE LTV RATIO            (MONTHS)               RATE
=============================================================================================================================

         Less than 2,500,001                  68.5%             58.2%                    116                    5.848%
        2,500,001 - 5,000,000                 73.1%             62.0%                    112                    5.613%
        5,000,001 - 7,500,000                 74.4%             63.8%                    104                    5.559%
       7,500,001 - 10,000,000                 74.1%             66.4%                     99                    5.753%
       10,000,001 - 12,500,000                73.8%             65.3%                    111                    5.535%
       12,500,001 - 15,000,000                74.9%             65.4%                    103                    5.683%
       15,000,001 - 17,500,000                75.9%             65.9%                    106                    5.839%
       17,500,001 - 20,000,000                68.0%             61.1%                     92                    5.599%
       20,000,001 - 22,500,000                76.5%             66.8%                    116                    5.678%
       22,500,001 - 25,000,000                69.7%             59.2%                     81                    5.446%
       25,000,001 - 50,000,000                70.9%             59.9%                    103                    5.671%
       50,000,001 - 75,000,000                69.0%             62.9%                    112                    5.746%
      75,000,001 - 100,000,000                74.9%             70.4%                     92                    6.002%
      100,000,001 - 200,000,000               62.7%             60.9%                     70                    5.200%
      200,000,001 - 275,000,000               61.7%             59.4%                     77                    5.012%
                                    -----------------------------------------------------------------------------------------
                                              68.2%             62.6%                     91                    5.462%
=============================================================================================================================

                                      C-1

                                                            ANNEX C (TOTAL POOL)

MORTGAGE RATES

                                                NUMBER OF
                                                MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
     RANGE OF MORTGAGE RATES (%)                   LOANS          PRINCIPAL BALANCE($)         POOL BALANCE          DSCR
================================================================================================================================

           Less than 5.249                         20               1,352,127,494                37.6%                1.95
            5.250 - 5.499                          35                 542,691,607                15.1%                1.63
            5.500 - 5.749                          34                 501,195,436                14.0%                1.42
            5.750 - 5.999                          23                 510,235,753                14.2%                1.33
            6.000 - 6.249                          20                 394,275,369                11.0%                1.46
            6.250 - 6.499                           7                 150,068,274                 4.2%                1.34
            6.500 - 6.749                           2                  93,136,680                 2.6%                1.25
            6.750 - 6.999                           1                  48,200,000                 1.3%                1.29
                                      --------------------------------------------------------------------------------------------
                                                  142               3,591,930,614               100.0%                1.63
==================================================================================================================================
THE WEIGHTED AVERAGE MORTGAGE RATE IS 5.462%.

                                                                                 WTD. AVG. REMAINING
                                      WTD. AVG. CUT-OFF    WTD. AVG. MATURITY       TERM TO MATURITY    WTD. AVG. MORTGAGE
     RANGE OF MORTGAGE RATES (%)        DATE LTV RATIO        DATE LTV RATIO            (MONTHS)               RATE
=============================================================================================================================

           Less than 5.249                    60.9%                59.3%                  65                    4.853%
            5.250 - 5.499                     71.9%                64.6%                  98                    5.389%
            5.500 - 5.749                     73.5%                66.0%                 113                    5.594%
            5.750 - 5.999                     75.9%                67.2%                 116                    5.885%
            6.000 - 6.249                     65.6%                54.4%                 120                    6.136%
            6.250 - 6.499                     78.3%                76.0%                  66                    6.399%
            6.500 - 6.749                     72.5%                61.8%                 116                    6.681%
            6.750 - 6.999                     79.3%                74.9%                  78                    6.756%
                                   -----------------------------------------------------------------------------------------
                                              68.2%                62.6%                  91                    5.462%
============================================================================================================================

DEBT SERVICE COVERAGE RATIOS

                                            NUMBER OF
                                            MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
            RANGE OF DSCRs                     LOANS          PRINCIPAL BALANCE($)         POOL BALANCE          DSCR
============================================================================================================================

            Less than 1.20                       8                  171,020,943                 4.8%             1.18
            1.20 - 1.2999                       23                  729,818,709                20.3%             1.27
            1.30 - 1.3999                       36                  588,388,697                16.4%             1.35
            1.40 - 1.4999                       19                  232,210,543                 6.5%             1.44
            1.50 - 1.5999                       17                  113,177,913                 3.2%             1.56
            1.60 - 1.6999                       12                  457,314,399                12.7%             1.68
            1.70 - 1.7999                       10                  184,792,185                 5.1%             1.74
            1.80 - 1.8999                        8                  433,790,469                12.1%             1.87
            1.90 - 1.9999                        4                  230,366,756                 6.4%             1.95
            2.00 - 2.2499                        3                  297,050,000                 8.3%             2.14
            2.25 - 2.4999                        1                   19,000,000                 0.5%             2.37
            2.75 - 2.9999                        1                  135,000,000                 3.8%             2.93
                                      ---------------------------------------------------------------------------------------
                                               142                3,591,930,614               100.0%             1.63
=============================================================================================================================
THE WEIGHTED AVERAGE DEBT SERVICE COVERAGE RATIO IS 1.63X.

                                                                               WTD. AVG. REMAINING
                                    WTD. AVG. CUT-OFF    WTD. AVG. MATURITY       TERM TO MATURITY     WTD. AVG. MORTGAGE
            RANGE OF DSCRs            DATE LTV RATIO        DATE LTV RATIO            (MONTHS)                RATE
===========================================================================================================================

            Less than 1.20                 75.3%                57.2%                  133                    6.064%
            1.20 - 1.2999                  74.1%                66.7%                  114                    6.057%
            1.30 - 1.3999                  76.9%                70.0%                  103                    5.744%
            1.40 - 1.4999                  73.8%                64.7%                  113                    5.443%
            1.50 - 1.5999                  72.0%                62.4%                  105                    5.616%
            1.60 - 1.6999                  56.6%                53.8%                   63                    4.898%
            1.70 - 1.7999                  68.5%                64.1%                   87                    5.458%
            1.80 - 1.8999                  60.6%                58.0%                   66                    4.796%
            1.90 - 1.9999                  64.5%                62.9%                   63                    5.158%
            2.00 - 2.2499                  62.7%                60.1%                   90                    5.299%
            2.25 - 2.4999                  50.7%                48.7%                   59                    5.603%
            2.75 - 2.9999                  61.4%                61.4%                   58                    5.080%
                               --------------------------------------------------------------------------------------------
                                           68.2%                62.6%                   91                    5.462%
===========================================================================================================================

                                      C-2

                                                            ANNEX C (TOTAL POOL)

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                NUMBER OF
                                                MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
RANGE OF CUT-OFF DATE LTV RATIOS (%)               LOANS          PRINCIPAL BALANCE($)         POOL BALANCE          DSCR
===============================================================================================================================

           Less than 55.00                          6                348,602,441                    9.7%             1.81
            55.01 - 60.00                           2                261,691,108                    7.3%             1.87
            60.01 - 65.00                          13                611,377,867                   17.0%             2.04
            65.01 - 70.00                          21                643,741,361                   17.9%             1.71
            70.01 - 75.00                          37                689,882,056                   19.2%             1.42
            75.01 - 80.00                          59                984,496,953                   27.4%             1.37
            80.01 - 85.00                           4                 52,138,827                    1.5%             1.24
                                      -------------------------------------------------------------------------------------------
                                                  142              3,591,930,614                  100.0%             1.63
===============================================================================================================================
THE WEIGHTED AVERAGE CUT-OFF DATE LTV RATIO IS 68.2%.

                                                                                     WTD. AVG. REMAINING
                                         WTD. AVG. CUT-OFF    WTD. AVG. MATURITY       TERM TO MATURITY     WTD. AVG. MORTGAGE
RANGE OF CUT-OFF DATE LTV RATIOS (%)       DATE LTV RATIO        DATE LTV RATIO            (MONTHS)                RATE
================================================================================================================================

           Less than 55.00                       50.0%                47.4%                  70                    5.161%
            55.01 - 60.00                        55.5%                52.9%                  59                    4.473%
            60.01 - 65.00                        62.0%                59.6%                  66                    5.098%
            65.01 - 70.00                        67.4%                63.2%                  96                    5.507%
            70.01 - 75.00                        73.4%                63.3%                 115                    5.797%
            75.01 - 80.00                        78.2%                71.1%                 103                    5.764%
            80.01 - 85.00                        81.0%                70.1%                 117                    6.046%
                                      ------------------------------------------------------------------------------------------
                                                 68.2%                62.6%                  91                    5.462%
================================================================================================================================

MATURITY DATE LOAN-TO-VALUE RATIOS

                                                NUMBER OF
                                                MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
RANGE OF MATURITY DATE LTV RATIOS (%)              LOANS          PRINCIPAL BALANCE($)         POOL BALANCE          DSCR
==============================================================================================================================

           Less than 55.00                           14                685,640,716               19.1%             1.80
            55.01 - 60.00                            22                426,796,619               11.9%             1.53
            60.01 - 65.00                            33                787,282,168               21.9%             1.82
            65.01 - 70.00                            53              1,211,237,406               33.7%             1.55
            70.01 - 75.00                            11                241,683,705                6.7%             1.30
            75.01 - 80.00                             9                239,290,000                6.7%             1.47
                                         ----------------------------------------------------------------------------------------
                                                    142              3,591,930,614              100.0%             1.63
==============================================================================================================================
THE WEIGHTED AVERAGE MATURITY DATE LTV RATIO IS 62.6%.

                                                                                     WTD. AVG. REMAINING
                                         WTD. AVG. CUT-OFF    WTD. AVG. MATURITY       TERM TO MATURITY     WTD. AVG. MORTGAGE
RANGE OF MATURITY DATE LTV RATIOS (%)      DATE LTV RATIO        DATE LTV RATIO            (MONTHS)                RATE
================================================================================================================================

           Less than 55.00                       54.1%                47.6%                  77                    4.961%
            55.01 - 60.00                        65.0%                58.3%                  87                    5.458%
            60.01 - 65.00                        67.0%                62.3%                  88                    5.492%
            65.01 - 70.00                        74.0%                67.7%                 106                    5.548%
            70.01 - 75.00                        78.4%                72.2%                  97                    5.931%
            75.01 - 80.00                        78.9%                78.8%                  74                    5.903%
                                      ------------------------------------------------------------------------------------------
                                                 68.2%                62.6%                  91                    5.462%
================================================================================================================================

ORIGINAL TERMS TO MATURITY

                                                    NUMBER OF
                                                    MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
RANGE OF ORIGINAL TERMS TO MATURITY (MONTHS)           LOANS          PRINCIPAL BALANCE($)         POOL BALANCE          DSCR
==================================================================================================================================

                0 - 60                                  20                991,429,998                   27.6%             1.89
               61 - 96                                  19                855,292,118                   23.8%             1.84
              109 - 132                                100              1,711,676,875                   47.7%             1.38
              133 - 192                                  2                  7,851,818                    0.2%             1.45
              193 - 252                                  1                 25,679,805                    0.7%             1.19
                                               -----------------------------------------------------------------------------------
                                                       142              3,591,930,614                  100.0%             1.63
==================================================================================================================================
THE WEIGHTED AVERAGE ORIGINAL TERM TO MATURITY IS 94 MONTHS.

                                                                                          WTD. AVG. REMAINING
                                               WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY    WTD. AVG. MORTGAGE
RANGE OF ORIGINAL TERMS TO MATURITY (MONTHS)     DATE LTV RATIO        DATE LTV RATIO          (MONTHS)                RATE
==================================================================================================================================

                0 - 60                                  62.0%             61.3%                      56              5.147%
               61 - 96                                  65.8%             63.1%                      75              5.145%
              109 - 132                                 73.1%             64.3%                     118              5.794%
              133 - 192                                 55.6%              0.7%                     176              5.535%
              193 - 252                                 72.4%              1.8%                     234              6.100%
                                             -------------------------------------------------------------------------------------
                                                        68.2%             62.6%                      91              5.462%
==================================================================================================================================

REMAINING TERMS TO MATURITY

                                                     NUMBER OF
                                                     MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
RANGE OF REMAINING TERMS TO MATURITY (MONTHS)           LOANS          PRINCIPAL BALANCE($)         POOL BALANCE          DSCR
==================================================================================================================================

               0 - 60                                    21              1,241,821,106                34.6%                1.89
               61 - 96                                   18                604,901,010                16.8%                1.83
              109 - 130                                 100              1,711,676,875                47.7%                1.38
              131 - 190                                   2                  7,851,818                 0.2%                1.45
              191 - 250                                   1                 25,679,805                 0.7%                1.19
                                                ----------------------------------------------------------------------------------
                                                        142              3,591,930,614               100.0%                1.63
==================================================================================================================================
THE WEIGHTED AVERAGE REMAINING TERM TO MATURITY IS 91 MONTHS.

                                                                                            WTD. AVG. REMAINING
                                                 WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY    WTD. AVG. MORTGAGE
RANGE OF REMAINING TERMS TO MATURITY (MONTHS)      DATE LTV RATIO        DATE LTV RATIO          (MONTHS)                RATE
===================================================================================================================================

               0 - 60                                    60.7%             59.6%                     57              5.002%
               61 - 96                                   70.1%             67.4%                     81              5.441%
              109 - 130                                  73.1%             64.3%                    118              5.794%
              131 - 190                                  55.6%              0.7%                    176              5.535%
              191 - 250                                  72.4%              1.8%                    234              6.100%
                                                -----------------------------------------------------------------------------------
                                                         68.2%             62.6%                     91              5.462%
===================================================================================================================================

                                      C-3

                                                            ANNEX C (TOTAL POOL)

SEASONING

                                           NUMBER OF
                                           MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
         SEASONING (MONTHS)                   LOANS          PRINCIPAL BALANCE($)         POOL BALANCE          DSCR
=============================================================================================================================

               0 - 12                         142             3,591,930,614                 100.0%             1.63
                                      ----------------------------------------------------------------------------------------
                                              142             3,591,930,614                 100.0%             1.63
=============================================================================================================================
THE WEIGHTED AVERAGE SEASONING IS 3 MONTHS.

                                                                               WTD. AVG. REMAINING
                                    WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY    WTD. AVG. MORTGAGE
         SEASONING (MONTHS)           DATE LTV RATIO        DATE LTV RATIO          (MONTHS)                RATE
======================================================================================================================

               0 - 12                      68.2%                62.6%                   91               5.462%
                                   -----------------------------------------------------------------------------------
                                           68.2%                62.6%                   91               5.462%
======================================================================================================================

ORIGINAL AMORTIZATION TERMS

                                                NUMBER OF
                                                MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
RANGE OF ORIGINAL AMORTIZATION TERMS (MONTHS)      LOANS          PRINCIPAL BALANCE($)        POOL BALANCE          DSCR
=============================================================================================================================

            Interest Only                          15                   848,260,000               23.6%             2.00
              151 - 240                             3                    33,531,623                0.9%             1.25
              241 - 360                           124                 2,710,138,990               75.5%             1.52
                                               ----------------------------------------------------------------------------------
                                                  142                 3,591,930,614              100.0%             1.63
=============================================================================================================================
THE WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM IS 353 MONTHS.

                                                                                            WTD. AVG. REMAINING
                                                 WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY    WTD. AVG. MORTGAGE
RANGE OF ORIGINAL AMORTIZATION TERMS (MONTHS)      DATE LTV RATIO        DATE LTV RATIO          (MONTHS)                RATE
===================================================================================================================================

            Interest Only                              68.4%                68.4%                    70                5.318%
              151 - 240                                68.4%                 1.5%                   220                5.968%
              241 - 360                                68.2%                61.5%                    96                5.501%
                                              -------------------------------------------------------------------------------------
                                                       68.2%                62.6%                    91                5.462%
===================================================================================================================================

REMAINING STATED AMORTIZATION TERMS

                                                 NUMBER OF
                                                 MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
RANGE OF REMAINING AMORTIZATION TERMS (MONTHS)      LOANS          PRINCIPAL BALANCE($)        POOL BALANCE          DSCR
=============================================================================================================================

            Interest Only                          15                848,260,000                   23.6%             2.00
              151 - 240                             3                 33,531,623                    0.9%             1.25
              241 - 360                           124              2,710,138,990                   75.5%             1.52
                                               ------------------------------------------------------------------------------
                                                  142              3,591,930,614                  100.0%             1.63
=============================================================================================================================
THE WEIGHTED AVERAGE REMAINING AMORTIZATION TERM IS 352 MONTHS.

                                                                                             WTD. AVG. REMAINING
                                                  WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY    WTD. AVG. MORTGAGE
RANGE OF REMAINING AMORTIZATION TERMS (MONTHS)      DATE LTV RATIO        DATE LTV RATIO          (MONTHS)                RATE
====================================================================================================================================

            Interest Only                                 68.4%             68.4%                     70                 5.318%
              151 - 240                                   68.4%              1.5%                    220                 5.968%
              241 - 360                                   68.2%             61.5%                     96                 5.501%
                                                 -----------------------------------------------------------------------------------
                                                          68.2%             62.6%                     91                 5.462%
====================================================================================================================================

                                      C-4

                                                            ANNEX C (TOTAL POOL)

AMORTIZATION TYPES

                                                 NUMBER OF
                                                 MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
            AMORTIZATION TYPE                       LOANS          PRINCIPAL BALANCE($)        POOL BALANCE          DSCR
=============================================================================================================================

              Amortizing                           65              1,291,047,990                   35.9%             1.66
   Interest Only, Then Amortizing                  59              1,419,091,000                   39.5%             1.39
            Interest Only                          15                848,260,000                   23.6%             2.00
          Fully Amortizing                          3                 33,531,623                    0.9%             1.25
                                             ---------------------------------------------------------------------------------
                                                  142              3,591,930,614                  100.0%             1.63
==============================================================================================================================

                                                                                 WTD. AVG. REMAINING
                                      WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY    WTD. AVG. MORTGAGE
           AMORTIZATION TYPE            DATE LTV RATIO        DATE LTV RATIO          (MONTHS)                RATE
========================================================================================================================

              Amortizing                    62.2%                 56.0%                   83                5.277%
   Interest Only, Then Amortizing           73.6%                 66.6%                  109                5.705%
            Interest Only                   68.4%                 68.4%                   70                5.318%
          Fully Amortizing                  68.4%                  1.5%                  220                5.968%
                                     -----------------------------------------------------------------------------------
                                            68.2%                 62.6%                   91                5.462%
========================================================================================================================

LOCKBOXES

                                     NUMBER OF
                                     MORTGAGE        AGGREGATE CUT-OFF DATE    % OF INITIAL MORTGAGE
            LOCKBOX TYPE                LOANS          PRINCIPAL BALANCE($)         POOL BALANCE
==========================================================================================================

                 Hard                   42                2,674,290,187               74.5%
                 Soft                    8                  191,414,741                5.3%
==========================================================================================================

ESCROW TYPES

                                     NUMBER OF
                                     MORTGAGE        AGGREGATE CUT-OFF DATE    % OF INITIAL MORTGAGE
         ESCROW TYPES(1)                LOANS          PRINCIPAL BALANCE($)         POOL BALANCE
=========================================================================================================

TI/LC (2)                               102               1,922,144,963                61.7%
Real Estate Tax                         124               2,427,999,714                67.6%
Insurance                               117               2,393,558,102                66.6%
Replacement Reserve                     120               2,188,935,322                60.9%
=========================================================================================================

(1) Includes initial and ongoing reserves and escrows
(2) The statistical information for the TI/LC Reserve percentage does not include mortgage loans secured by multifamily, hospitality, mobile home park, land, or self-storage properties.

PREPAYMENT PROVISION SUMMARY

                                                 NUMBER OF
                                                 MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
            PREPAYMENT TYPE                         LOANS          PRINCIPAL BALANCE($)        POOL BALANCE          DSCR
=============================================================================================================================

          Lockout/Defeasance                        127              3,177,490,216                   88.5%           1.54
 Lockout/Greater 1% or Yield Maintenance or
             Defeasance                               2                222,870,000                    6.2%           2.14
 Lockout/Greater of Declining Fee or Yield
             Maintenance                              1                135,000,000                    3.8%           2.93
 Lockout/Greater 1% or Yield Maintenance             11                 50,970,397                    1.4%           1.43
   Lockout/Yield Maintenance + 1%                     1                  5,600,000                    0.2%           1.24
                                      ---------------------------------------------------------------------------------------
                                                    142              3,591,930,614                  100.0%           1.63
=============================================================================================================================

                                                                                           WTD. AVG. REMAINING
                                                WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY    WTD. AVG. MORTGAGE
             PREPAYMENT TYPE                      DATE LTV RATIO        DATE LTV RATIO          (MONTHS)                RATE
==================================================================================================================================

          Lockout/Defeasance                           68.5%             62.3%                     93                5.505%
 Lockout/Greater 1% or Yield Maintenance or
             Defeasance                                67.8%             67.7%                     81                5.017%
 Lockout/Greater of Declining Fee or Yield
             Maintenance                               61.4%             61.4%                     58                5.080%
 Lockout/Greater 1% or Yield Maintenance               71.1%             58.8%                    120                5.725%
   Lockout/Yield Maintenance + 1%                      73.7%             65.1%                    116                5.873%
                                               -----------------------------------------------------------------------------------
                                                       68.2%             62.6%                     91                5.462%
==================================================================================================================================

                                      C-5

                                                            ANNEX C (SUB-POOL 1)

PROPERTY TYPES

                                       NUMBER OF
                                       MORTGAGED       AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
        PROPERTY TYPE                  PROPERTIES        PRINCIPAL BALANCE($)        POOL BALANCE          DSCR
===================================================================================================================

Office                                    70                 1,761,400,187               51.0%             1.59
Retail                                    59                 1,337,557,810               38.7%             1.56
Hospitality                                8                   318,911,378                9.2%             2.28
Multifamily                                3                    13,217,463                0.4%             1.29
Industrial                                 4                    18,699,146                0.5%             1.46
Self-Storage                               1                     2,682,157                0.1%             1.57
                            --------------------------------------------------------------------------------------------
                                         145                 3,452,468,141              100.0%             1.64
===================================================================================================================

                                                                            WTD. AVG. REMAINING
                                 WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY    WTD. AVG. MORTGAGE
         PROPERTY TYPE             DATE LTV RATIO        DATE LTV RATIO          (MONTHS)                RATE
===================================================================================================================

Office                                   71.7%             65.5%                   99                  5.589%
Retail                                   64.4%             59.6%                   84                  5.181%
Hospitality                              60.6%             53.6%                   87                  5.597%
Multifamily                              76.4%             66.3%                  118                  5.439%
Industrial                               77.5%             69.3%                   99                  5.707%
Self-Storage                             74.5%             58.4%                  115                  6.150%
                              -------------------------------------------------------------------------------------
                                         67.9%             62.1%                   92                  5.432%
===================================================================================================================

PROPERTY LOCATIONS

                                       NUMBER OF
                                       MORTGAGED       AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
PROPERTY STATE                        PROPERTIES        PRINCIPAL BALANCE($)        POOL BALANCE          DSCR
===================================================================================================================

Texas                                     11                   586,634,017                17.0%             1.88
New York                                   7                   582,750,000                16.9%             1.61
California                                28                   437,606,266                12.7%             1.41
Nevada                                    12                   313,900,453                 9.1%             1.60
Hawaii                                     3                   227,400,000                 6.6%             1.31
Kentucky                                   3                   160,413,425                 4.6%             1.69
Arizona                                    4                   157,824,944                 4.6%             2.71
Pennsylvania                               4                   118,464,672                 3.4%             1.79
North Carolina                             6                    83,962,186                 2.4%             1.35
Georgia                                    6                    71,775,724                 2.1%             1.74
Other States (1)                          61                   711,736,453                20.6%             1.48
                            ----------------------------------------------------------------------------------------
                                         145                 3,452,468,141                100.0%            1.64
===================================================================================================================
(1) Includes 24 states and Washington DC

                                                                              WTD. AVG. REMAINING
                                   WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY    WTD. AVG. MORTGAGE
PROPERTY STATE                       DATE LTV RATIO        DATE LTV RATIO          (MONTHS)                RATE
======================================================================================================================

Texas                                            64.0%             61.3%               78              4.913%
New York                                         68.1%             63.4%              100              5.614%
California                                       72.8%             64.5%              106              5.914%
Nevada                                           56.9%             55.5%               65              5.058%
Hawaii                                           71.6%             65.9%              117              5.853%
Kentucky                                         61.3%             57.3%               61              4.826%
Arizona                                          62.3%             61.4%               62              5.142%
Pennsylvania                                     72.9%             68.6%               86              5.337%
North Carolina                                   79.5%             68.5%              115              5.725%
Georgia                                          67.3%             61.4%               77              5.032%
Other States (1)                                 72.3%             61.5%              107              5.668%
                                --------------------------------------------------------------------------------------
                                                 67.9%             62.1%               92              5.432%
======================================================================================================================

CUT-OFF DATE PRINCIPAL BALANCES

                                       NUMBER OF
                                       MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
RANGE OF CUT-OFF DATE BALANCES ($)        LOANS          PRINCIPAL BALANCE($)        POOL BALANCE          DSCR
====================================================================================================================

         Less than 2,500,001               6                 10,338,282                    0.3%             1.60
        2,500,001 - 5,000,000             30                110,165,502                    3.2%             1.50
        5,000,001 - 7,500,000             23                143,484,152                    4.2%             1.44
       7,500,001 - 10,000,000             16                137,824,761                    4.0%             1.47
       10,000,001 - 12,500,000             9                101,659,714                    2.9%             1.44
       12,500,001 - 15,000,000            10                140,962,586                    4.1%             1.37
       15,000,001 - 17,500,000             6                 98,852,316                    2.9%             1.48
       17,500,001 - 20,000,000             4                 75,877,689                    2.2%             1.75
       20,000,001 - 22,500,000             5                103,264,360                    3.0%             1.34
       22,500,001 - 25,000,000             1                 23,694,569                    0.7%             1.91
       25,000,001 - 50,000,000            10                349,876,512                   10.1%             1.48
       50,000,001 - 75,000,000             6                383,550,000                   11.1%             1.53
      75,000,001 - 100,000,000             3                264,676,163                    7.7%             1.50
      100,000,001 - 200,000,000            4                583,327,634                   16.9%             1.97
      200,000,001 - 275,000,000            4                924,913,900                   26.8%             1.75
                                      ------------------------------------------------------------------------------
                                         137              3,452,468,141                  100.0%             1.64
====================================================================================================================
THE AVERAGE CUT-OFF DATE PRINCIPAL BALANCE IS $25,200,497.

                                                                                  WTD. AVG. REMAINING
                                       WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY    WTD. AVG. MORTGAGE
RANGE OF CUT-OFF DATE BALANCES ($)       DATE LTV RATIO        DATE LTV RATIO          (MONTHS)                RATE
=========================================================================================================================

         Less than 2,500,001                     66.4%             56.3%                  116              5.876%
        2,500,001 - 5,000,000                    73.1%             62.0%                  112              5.613%
        5,000,001 - 7,500,000                    74.4%             63.8%                  104              5.559%
       7,500,001 - 10,000,000                    74.1%             66.4%                   99              5.753%
       10,000,001 - 12,500,000                   73.8%             65.3%                  111              5.535%
       12,500,001 - 15,000,000                   77.1%             67.6%                  102              5.728%
       15,000,001 - 17,500,000                   75.9%             65.9%                  106              5.839%
       17,500,001 - 20,000,000                   68.0%             61.1%                   92              5.599%
       20,000,001 - 22,500,000                   76.8%             66.4%                  116              5.631%
       22,500,001 - 25,000,000                   69.7%             59.2%                   81              5.446%
       25,000,001 - 50,000,000                   70.9%             59.9%                  103              5.671%
       50,000,001 - 75,000,000                   69.0%             62.9%                  112              5.746%
      75,000,001 - 100,000,000                   73.1%             66.9%                  105              5.839%
      100,000,001 - 200,000,000                  62.7%             60.9%                   70              5.200%
      200,000,001 - 275,000,000                  61.7%             59.4%                   77              5.012%
                                      -----------------------------------------------------------------------------------
                                                 67.9%             62.1%                   92              5.432%
=========================================================================================================================

                                      C-6

                                                            ANNEX C (SUB-POOL 1)

MORTGAGE RATES

                                       NUMBER OF
                                       MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
      RANGE OF MORTGAGE RATES (%)         LOANS          PRINCIPAL BALANCE($)        POOL BALANCE          DSCR
====================================================================================================================

           Less than 5.249                20              1,352,127,494                   39.2%             1.95
            5.250 - 5.499                 34                527,754,293                   15.3%             1.63
            5.500 - 5.749                 33                499,180,277                   14.5%             1.42
            5.750 - 5.999                 21                486,385,753                   14.1%             1.33
            6.000 - 6.249                 20                394,275,369                   11.4%             1.46
            6.250 - 6.499                  6                 51,408,274                    1.5%             1.27
            6.500 - 6.749                  2                 93,136,680                    2.7%             1.25
            6.750 - 6.999                  1                 48,200,000                    1.4%             1.29
                                   ---------------------------------------------------------------------------------
                                         137              3,452,468,141                  100.0%             1.64
====================================================================================================================

THE WEIGHTED AVERAGE MORTGAGE RATE IS 5.432%.

                                                                               WTD. AVG. REMAINING
                                    WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY    WTD. AVG. MORTGAGE
       RANGE OF MORTGAGE RATES (%)    DATE LTV RATIO        DATE LTV RATIO          (MONTHS)                RATE
======================================================================================================================

           Less than 5.249                    60.9%             59.3%                   65              4.853%
            5.250 - 5.499                     72.4%             65.2%                   97              5.393%
            5.500 - 5.749                     73.5%             66.0%                  113              5.594%
            5.750 - 5.999                     75.9%             67.2%                  116              5.884%
            6.000 - 6.249                     65.6%             54.4%                  120              6.136%
            6.250 - 6.499                     75.1%             68.3%                   82              6.322%
            6.500 - 6.749                     72.5%             61.8%                  116              6.681%
            6.750 - 6.999                     79.3%             74.9%                   78              6.756%
                                        ------------------------------------------------------------------------------
                                              67.9%             62.1%                   92              5.432%
======================================================================================================================

DEBT SERVICE COVERAGE RATIOS

                                       NUMBER OF
                                       MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
            RANGE OF DSCRS                LOANS          PRINCIPAL BALANCE($)        POOL BALANCE          DSCR
====================================================================================================================

           Less than 1.20                  8                171,020,943                    5.0%             1.18
            1.20 - 1.2999                 21                725,953,550                   21.0%             1.27
            1.30 - 1.3999                 34                467,728,697                   13.5%             1.35
            1.40 - 1.4999                 19                232,210,543                    6.7%             1.44
            1.50 - 1.5999                 17                113,177,913                    3.3%             1.56
            1.60 - 1.6999                 12                457,314,399                   13.2%             1.68
            1.70 - 1.7999                  9                169,854,871                    4.9%             1.74
            1.80 - 1.8999                  8                433,790,469                   12.6%             1.87
            1.90 - 1.9999                  4                230,366,756                    6.7%             1.95
            2.00 - 2.2499                  3                297,050,000                    8.6%             2.14
            2.25 - 2.4999                  1                 19,000,000                    0.6%             2.37
            2.75 - 2.9999                  1                135,000,000                    3.9%             2.93
                                      ------------------------------------------------------------------------------
                                         137              3,452,468,141                   100.0%            1.64
====================================================================================================================
THE WEIGHTED AVERAGE DEBT SERVICE COVERAGE RATIO IS 1.64X.

                                                                              WTD. AVG. REMAINING
                                   WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY    WTD. AVG. MORTGAGE
           RANGE OF DSCRS            DATE LTV RATIO        DATE LTV RATIO          (MONTHS)                RATE
=====================================================================================================================

           Less than 1.20                 75.3%                57.2%                 133                 6.064%
            1.20 - 1.2999                 74.1%                66.7%                 114                 6.058%
            1.30 - 1.3999                 76.4%                68.0%                 112                 5.591%
            1.40 - 1.4999                 73.8%                64.7%                 113                 5.443%
            1.50 - 1.5999                 72.0%                62.4%                 105                 5.616%
            1.60 - 1.6999                 56.6%                53.8%                  63                 4.898%
            1.70 - 1.7999                 69.7%                65.8%                  84                 5.477%
            1.80 - 1.8999                 60.6%                58.0%                  66                 4.796%
            1.90 - 1.9999                 64.5%                62.9%                  63                 5.158%
            2.00 - 2.2499                 62.7%                60.1%                  90                 5.299%
            2.25 - 2.4999                 50.7%                48.7%                  59                 5.603%
            2.75 - 2.9999                 61.4%                61.4%                  58                 5.080%
                                  ------------------------------------------------------------------------------------
                                          67.9%                62.1%                  92                 5.432%
====================================================================================================================

                                      C-7

                                                            ANNEX C (SUB-POOL 1)

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                       NUMBER OF
                                       MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
RANGE OF CUT-OFF DATE LTV RATIOS (%)      LOANS          PRINCIPAL BALANCE($)        POOL BALANCE          DSCR
====================================================================================================================

           Less than 55.00                 5                 333,665,127                 9.7%             1.81
            55.01 - 60.00                  2                 261,691,108                 7.6%             1.87
            60.01 - 65.00                 13                 611,377,867                17.7%             2.04
            65.01 - 70.00                 21                 643,741,361                18.6%             1.71
            70.01 - 75.00                 35                 665,866,898                19.3%             1.42
            75.01 - 80.00                 57                 883,986,953                25.6%             1.37
            80.01 - 85.00                  4                  52,138,827                 1.5%             1.24
                                    --------------------------------------------------------------------------------
                                         137               3,452,468,141                100.0%            1.64
====================================================================================================================
THE WEIGHTED AVERAGE CUT-OFF DATE LTV RATIO IS 67.9%.

                                                                                     WTD. AVG. REMAINING
                                          WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY    WTD. AVG. MORTGAGE
RANGE OF CUT-OFF DATE LTV RATIOS (%)        DATE LTV RATIO        DATE LTV RATIO          (MONTHS)                RATE
============================================================================================================================

           Less than 55.00                     49.8%                 47.5%                   68                  5.157%
            55.01 - 60.00                      55.5%                 52.9%                   59                  4.473%
            60.01 - 65.00                      62.0%                 59.6%                   66                  5.098%
            65.01 - 70.00                      67.4%                 63.2%                   96                  5.507%
            70.01 - 75.00                      73.3%                 63.1%                  115                  5.794%
            75.01 - 80.00                      78.0%                 70.2%                  108                  5.688%
            80.01 - 85.00                      81.0%                 70.1%                  117                  6.046%
                                       -------------------------------------------------------------------------------------
                                               67.9%                 62.1%                   92                  5.432%
============================================================================================================================

MATURITY DATE LOAN-TO-VALUE RATIOS

                                       NUMBER OF
                                       MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
RANGE OF CUT-OFF DATE LTV RATIOS (%)      LOANS          PRINCIPAL BALANCE($)        POOL BALANCE          DSCR
====================================================================================================================

           Less than 55.00                13                670,703,402                   19.4%             1.80
            55.01 - 60.00                 22                426,796,619                   12.4%             1.53
            60.01 - 65.00                 32                785,267,009                   22.7%             1.82
            65.01 - 70.00                 51              1,187,387,406                   34.4%             1.55
            70.01 - 75.00                 11                241,683,705                    7.0%             1.30
            75.01 - 80.00                  8                140,630,000                    4.1%             1.54
                                    --------------------------------------------------------------------------------
                                         137              3,452,468,141                  100.0%             1.64
====================================================================================================================
THE WEIGHTED AVERAGE MATURITY DATE LTV RATIO IS 62.1%.

                                                                                     WTD. AVG. REMAINING
                                          WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY    WTD. AVG. MORTGAGE
RANGE OF CUT-OFF DATE LTV RATIOS (%)        DATE LTV RATIO        DATE LTV RATIO          (MONTHS)                RATE
============================================================================================================================

           Less than 55.00                      54.1%                47.6%                    76               4.955%
            55.01 - 60.00                       65.0%                58.3%                    87               5.458%
            60.01 - 65.00                       67.0%                62.3%                    88               5.491%
            65.01 - 70.00                       74.0%                67.7%                   105               5.541%
            70.01 - 75.00                       78.4%                72.2%                    97               5.931%
            75.01 - 80.00                       78.1%                78.0%                    85               5.528%
                                         -----------------------------------------------------------------------------------
                                                67.9%                62.1%                    92               5.432%
============================================================================================================================

ORIGINAL TERMS TO MATURITY

                                               NUMBER OF
                                               MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
RANGE OF ORIGINAL TERMS TO MATURITY (MONTHS)      LOANS          PRINCIPAL BALANCE($)        POOL BALANCE          DSCR
===============================================================================================================================

               0 - 60                             19                892,769,998                   25.9%             1.95
               61 - 96                            19                855,292,118                   24.8%             1.84
              109 - 132                           96              1,670,874,402                   48.4%             1.38
              133 - 192                            2                  7,851,818                    0.2%             1.45
              193 - 252                            1                 25,679,805                    0.7%             1.19
                                             ----------------------------------------------------------------------------------
                                                 137              3,452,468,141                  100.0%             1.64
===============================================================================================================================
THE WEIGHTED AVERAGE ORIGINAL TERM TO MATURITY IS 95 MONTHS.

                                                                                          WTD. AVG. REMAINING
                                               WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY    WTD. AVG. MORTGAGE
RANGE OF ORIGINAL TERMS TO MATURITY (MONTHS)     DATE LTV RATIO        DATE LTV RATIO          (MONTHS)                RATE
=================================================================================================================================

               0 - 60
               61 - 96                                60.0%             59.3%               56              5.004%
              109 - 132                               65.8%             63.1%               75              5.145%
              133 - 192                               73.2%             64.4%              118              5.797%
              193 - 252                               55.6%              0.7%              176              5.535%
                                                      72.4%              1.8%              234              6.100%
                                              -----------------------------------------------------------------------------------
                                                      67.9%             62.1%               92              5.432%
=================================================================================================================================

REMAINING TERMS TO MATURITY

                                                NUMBER OF
                                                MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
RANGE OF REMAINING TERMS TO MATURITY (MONTHS)      LOANS          PRINCIPAL BALANCE($)        POOL BALANCE          DSCR
=============================================================================================================================

               0 - 60                              20                  1,143,161,106               33.1%             1.93
               61 - 96                             18                    604,901,010               17.5%             1.83
              109 - 130                            96                  1,670,874,402               48.4%             1.38
              131 - 190                             2                      7,851,818                0.2%             1.45
              191 - 250                             1                     25,679,805                0.7%             1.19
                                               ------------------------------------------------------------------------------
                                                  137                  3,452,468,141              100.0%             1.64
=============================================================================================================================
THE WEIGHTED AVERAGE REMAINING TERM TO MATURITY IS 92 MONTHS.

                                                                                          WTD. AVG. REMAINING
                                               WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY    WTD. AVG. MORTGAGE
RANGE OF REMAINING TERMS TO MATURITY (MONTHS)    DATE LTV RATIO        DATE LTV RATIO          (MONTHS)                RATE
=================================================================================================================================

               0 - 60                                  59.0%             57.8%                     57                4.878%
               61 - 96                                 70.1%             67.4%                     81                5.441%
              109 - 130                                73.2%             64.4%                    118                5.797%
              131 - 190                                55.6%              0.7%                    176                5.535%
              191 - 250                                72.4%              1.8%                    234                6.100%
                                               ----------------------------------------------------------------------------------
                                                       67.9%             62.1%                     92                5.432%
=================================================================================================================================

                                      C-8

                                                            ANNEX C (SUB-POOL 1)

SEASONING

                                      NUMBER OF
                                      MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
          SEASONING (MONTHS)             LOANS          PRINCIPAL BALANCE($)        POOL BALANCE          DSCR
===================================================================================================================

               0 - 12                   137             3,452,468,141                   100.0%            1.64
                            -----------------------------------------------------------------------------------------
                                        137             3,452,468,141                   100.0%            1.64
===================================================================================================================
THE WEIGHTED AVERAGE SEASONING IS 3 MONTHS.

                                                                         WTD. AVG. REMAINING
                              WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY    WTD. AVG. MORTGAGE
         SEASONING (MONTHS)     DATE LTV RATIO        DATE LTV RATIO          (MONTHS)                RATE
================================================================================================================

               0 - 12                     67.9%             62.1%               92                  5.432%
                            ------------------------------------------------------------------------------------
                                          67.9%             62.1%               92                  5.432%
================================================================================================================

ORIGINAL AMORTIZATION TERMS

                                                  NUMBER OF
                                                  MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
RANGE OF ORIGINAL AMORTIZATION TERMS (MONTHS)        LOANS          PRINCIPAL BALANCE($)        POOL BALANCE          DSCR
==================================================================================================================================

            Interest Only                           14                749,600,000                   21.7%             2.09
              151 - 240                              3                 33,531,623                    1.0%             1.25
              241 - 360                            120              2,669,336,517                   77.3%             1.52
                                      ------------------------------------------------------------------------------------------
                                                   137              3,452,468,141                  100.0%             1.64
==================================================================================================================================
THE WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM IS 353 MONTHS.

                                                                                            WTD. AVG. REMAINING
                                                 WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY    WTD. AVG. MORTGAGE
RANGE OF ORIGINAL AMORTIZATION TERMS (MONTHS)      DATE LTV RATIO        DATE LTV RATIO          (MONTHS)                RATE
===================================================================================================================================

            Interest Only                                  66.9%             66.9%               72              5.170%
              151 - 240                                    68.4%              1.5%              220              5.968%
              241 - 360                                    68.2%             61.6%               96              5.499%
                                              -------------------------------------------------------------------------------------
                                                           67.9%             62.1%               92              5.432%
===================================================================================================================================

REMAINING STATED AMORTIZATION TERMS

                                                   NUMBER OF
                                                   MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
RANGE OF REMAINING AMORTIZATION TERMS (MONTHS)        LOANS          PRINCIPAL BALANCE($)        POOL BALANCE          DSCR
=================================================================================================================================

            Interest Only                             14                749,600,000                 21.7%             2.09
              151 - 240                                3                 33,531,623                  1.0%             1.25
              241 - 360                              120              2,669,336,517                 77.3%             1.52
                                      -------------------------------------------------------------------------------------------
                                                     137              3,452,468,141                100.0%             1.64
=================================================================================================================================
THE WEIGHTED AVERAGE REMAINING AMORTIZATION TERM IS 352 MONTHS.

                                                                                            WTD. AVG. REMAINING
                                                 WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY    WTD. AVG. MORTGAGE
RANGE OF REMAINING AMORTIZATION TERMS (MONTHS)     DATE LTV RATIO        DATE LTV RATIO          (MONTHS)                RATE
===================================================================================================================================

            Interest Only                              66.9%             66.9%                       72               5.170%
              151 - 240                                68.4%              1.5%                      220               5.968%
              241 - 360                                68.2%             61.6%                       96               5.499%
                                               ------------------------------------------------------------------------------------
                                                       67.9%             62.1%                       92               5.432%
===================================================================================================================================

                                      C-9

                                                            ANNEX C (SUB-POOL 1)

AMORTIZATION TYPES

                                                   NUMBER OF
                                                   MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
          AMORTIZATION TYPE                           LOANS          PRINCIPAL BALANCE($)        POOL BALANCE          DSCR
=================================================================================================================================

              Amortizing                              63                  1,274,095,517               36.9%             1.66
   Interest Only, Then Amortizing                     57                  1,395,241,000               40.4%             1.40
            Interest Only                             14                    749,600,000               21.7%             2.09
          Fully Amortizing                             3                     33,531,623                1.0%             1.25
                                      --------------------------------------------------------------------------------------------
                                                     137                  3,452,468,141               100.0%            1.64
==================================================================================================================================

                                                                                 WTD. AVG. REMAINING
                                      WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY    WTD. AVG. MORTGAGE
          AMORTIZATION TYPE             DATE LTV RATIO        DATE LTV RATIO          (MONTHS)                RATE
========================================================================================================================

              Amortizing
   Interest Only, Then Amortizing              62.3%             56.1%               83              5.277%
            Interest Only                      73.6%             66.5%              109              5.702%
          Fully Amortizing                     66.9%             66.9%               72              5.170%
                                               68.4%              1.5%              220              5.968%
                                    ------------------------------------------------------------------------------------
                                               67.9%             62.1%               92              5.432%
========================================================================================================================

LOCKBOXES

                                                   NUMBER OF
                                                   MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE
             LOCKBOX TYPE                             LOANS          PRINCIPAL BALANCE($)        POOL BALANCE
===================================================================================================================

                Hard                                  42              2,674,290,187                 77.5%
                Soft                                   6                 77,817,427                  2.3%
===================================================================================================================

ESCROW TYPES

                                                   NUMBER OF
                                                   MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE
             ESCROW TYPE (1)                          LOANS          PRINCIPAL BALANCE($)        POOL BALANCE
===================================================================================================================

TI/LC (2)                                              102             1,922,144,963               61.7%
Real Estate Tax                                        119             2,288,537,241               66.3%
Insurance                                              112             2,254,095,629               65.3%
Replacement Reserve                                    115             2,049,472,849               59.4%
===================================================================================================================

(1) Includes initial and ongoing reserves and escrows
(2) The statistical information for the TI/LC Reserve percentage does not include mortgage loans secured by multifamily, hospitality, mobile home park, land, or self-storage properties.

PREPAYMENT PROVISION SUMMARY

                                                   NUMBER OF
                                                   MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
          PREPAYMENT TYPE                             LOANS          PRINCIPAL BALANCE($)        POOL BALANCE          DSCR
=================================================================================================================================

          Lockout/Defeasance                         122              3,038,027,743                   88.0%             1.55
 Lockout/Greater 1% or Yield Maintenance or
              Defeasance                               2                222,870,000                    6.5%             2.14
 Lockout/Greater of Declining Fee or Yield
              Maintenance                              1                135,000,000                    3.9%             2.93
 Lockout/Greater 1% or Yield Maintenance              11                 50,970,397                    1.5%             1.43
   Lockout/Yield Maintenance + 1%                      1                  5,600,000                    0.2%             1.24
                                                ---------------------------------------------------------------------------------
                                                     137              3,452,468,141                  100.0%             1.64
=================================================================================================================================

                                                                                           WTD. AVG. REMAINING
                                                WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY    WTD. AVG. MORTGAGE
          PREPAYMENT TYPE                         DATE LTV RATIO        DATE LTV RATIO          (MONTHS)                RATE
==================================================================================================================================

          Lockout/Defeasance                            68.1%             61.8%                    94              5.473%
 Lockout/Greater 1% or Yield Maintenance or
              Defeasance                                67.8%             67.7%                    81              5.017%
 Lockout/Greater of Declining Fee or Yield
              Maintenance                               61.4%             61.4%                    58              5.080%
 Lockout/Greater 1% or Yield Maintenance                71.1%             58.8%                   120              5.725%
   Lockout/Yield Maintenance + 1%                       73.7%             65.1%                   116              5.873%
                                                     -----------------------------------------------------------------------------
                                                        67.9%             62.1%                    92              5.432%
==================================================================================================================================

                                      C-10

                                                            ANNEX C (SUB-POOL 2)

PROPERTY TYPES

                                                   NUMBER OF
                                                   MORTGAGED       AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
          PROPERTY TYPE                           PROPERTIES        PRINCIPAL BALANCE($)        POOL BALANCE          DSCR
=================================================================================================================================

Multifamily                                           13                139,462,473                100.0%             1.40
                                      --------------------------------------------------------------------------------------------
                                                      13                139,462,473                100.0%             1.40
=================================================================================================================================

                                                                                     WTD. AVG. REMAINING
                                          WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY    WTD. AVG. MORTGAGE
          PROPERTY TYPE                     DATE LTV RATIO        DATE LTV RATIO          (MONTHS)                RATE
============================================================================================================================

Multifamily                                      76.2%                74.0%                    75               6.208%
                                      --------------------------------------------------------------------------------------
                                                 76.2%                74.0%                    75               6.208%
============================================================================================================================

PROPERTY LOCATIONS

                                                   NUMBER OF
                                                   MORTGAGED       AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
          PROPERTY STATE                           PROPERTIES        PRINCIPAL BALANCE($)        POOL BALANCE          DSCR
=================================================================================================================================

Georgia                                                   3               45,660,000                 32.7%             1.37
Connecticut                                               1               22,000,000                 15.8%             1.32
Alabama                                                   2               20,560,000                 14.7%             1.37
Arizona                                                   1               14,937,314                 10.7%             1.73
Tennessee                                                 1                8,960,000                  6.4%             1.37
Missouri                                                  1                8,520,000                  6.1%             1.37
South Carolina                                            1                8,160,000                  5.9%             1.37
Kentucky                                                  1                6,800,000                  4.9%             1.37
California                                                1                2,015,159                  1.4%             1.23
Wisconsin                                                 1                1,850,000                  1.3%             1.27
                                      ----------------------------------------------------------------------------------------------
                                                         13              139,462,473                 100.0%            1.40
=================================================================================================================================

                                                                                  WTD. AVG. REMAINING
                                       WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY    WTD. AVG. MORTGAGE
          PROPERTY STATE                 DATE LTV RATIO        DATE LTV RATIO          (MONTHS)                RATE
=========================================================================================================================

Georgia
Connecticut                                  80.0%                 80.0%                   58                6.439%
Alabama                                      74.8%                 68.7%                  115                5.900%
Arizona                                      80.0%                 80.0%                   58                6.439%
Tennessee                                    54.1%                 45.0%                  116                5.250%
Missouri                                     80.0%                 80.0%                   58                6.439%
South Carolina                               80.0%                 80.0%                   58                6.439%
Kentucky                                     80.0%                 80.0%                   58                6.439%
California                                   80.0%                 80.0%                   58                6.439%
Wisconsin                                    71.7%                 60.5%                  115                5.685%
                                             77.1%                 66.7%                  116                5.870%
                                  ---------------------------------------------------------------------------------------
                                             76.2%                 74.0%                   75                6.208%
=========================================================================================================================

CUT-OFF DATE PRINCIPAL BALANCES

                                                   NUMBER OF
                                                   MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
          RANGE OF CUT-OFF DATE BALANCES ($)          LOANS          PRINCIPAL BALANCE($)        POOL BALANCE          DSCR
=================================================================================================================================

         Less than 2,500,001                           2                  3,865,159                  2.8%             1.25
       12,500,001 - 15,000,000                         1                 14,937,314                 10.7%             1.73
       20,000,001 - 22,500,000                         1                 22,000,000                 15.8%             1.32
      75,000,001 - 100,000,000                         1                 98,660,000                 70.7%             1.37
                                              -----------------------------------------------------------------------------------
                                                       5                139,462,473                 100.0%            1.40
=================================================================================================================================
THE AVERAGE CUT-OFF DATE PRINCIPAL BALANCE IS $27,892,495.

                                                                                           WTD. AVG. REMAINING
                                                 WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY    WTD. AVG. MORTGAGE
          RANGE OF CUT-OFF DATE BALANCES ($)       DATE LTV RATIO        DATE LTV RATIO          (MONTHS)                RATE
===================================================================================================================================

         Less than 2,500,001                           74.3%                    63.5%              115                  5.774%
       12,500,001 - 15,000,000                         54.1%                    45.0%              116                  5.250%
       20,000,001 - 22,500,000                         74.8%                    68.7%              115                  5.900%
      75,000,001 - 100,000,000                         80.0%                    80.0%               58                  6.439%
                                             --------------------------------------------------------------------------------------
                                                       76.2%                    74.0%               75                  6.208%
===================================================================================================================================

                                      C-11

                                                            ANNEX C (SUB-POOL 2)

MORTGAGE RATES

                                                   NUMBER OF
                                                   MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
          RANGE OF MORTGAGE RATES (%)                 LOANS          PRINCIPAL BALANCE($)        POOL BALANCE          DSCR
=================================================================================================================================

           Less than 5.499                             1                 14,937,314               10.7%             1.73
            5.500 - 5.749                              1                  2,015,159                1.4%             1.23
            5.750 - 5.999                              2                 23,850,000               17.1%             1.32
            6.250 - 6.499                              1                 98,660,000               70.7%             1.37
                                      -------------------------------------------------------------------------------------------
                                                       5                139,462,473              100.0%             1.40
=================================================================================================================================

THE WEIGHTED AVERAGE MORTGAGE RATE IS 6.208%.

                                                                                     WTD. AVG. REMAINING
                                          WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY    WTD. AVG. MORTGAGE
          RANGE OF MORTGAGE RATES (%)       DATE LTV RATIO        DATE LTV RATIO          (MONTHS)                RATE
============================================================================================================================

           Less than 5.499                     54.1%                 45.0%                 116                5.250%
            5.500 - 5.749                      71.7%                 60.5%                 115                5.685%
            5.750 - 5.999                      75.0%                 68.6%                 115                5.898%
            6.250 - 6.499                      80.0%                 80.0%                  58                6.439%
                                     ---------------------------------------------------------------------------------------
                                               76.2%                 74.0%                  75                6.208%
============================================================================================================================

DEBT SERVICE COVERAGE RATIOS

                                                   NUMBER OF
                                                   MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
          RANGE OF DSCRS                              LOANS          PRINCIPAL BALANCE($)        POOL BALANCE          DSCR
=================================================================================================================================

           Less than 1.30                              2                  3,865,159                  2.8%             1.25
            1.30 - 1.3999                              2                120,660,000                 86.5%             1.36
            1.70 - 1.7999                              1                 14,937,314                 10.7%             1.73
                                           ---------------------------------------------------------------------------------------
                                                       5                139,462,473                100.0%             1.40
=================================================================================================================================
THE WEIGHTED AVERAGE DEBT SERVICE COVERAGE RATIO IS 1.40X.

                                                                                  WTD. AVG. REMAINING
                                       WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY    WTD. AVG. MORTGAGE
          RANGE OF DSCRS                 DATE LTV RATIO        DATE LTV RATIO          (MONTHS)                RATE
=========================================================================================================================

           Less than 1.30                     74.3%                63.5%                 115               5.774%
            1.30 - 1.3999                     79.1%                77.9%                  68               6.341%
            1.70 - 1.7999                     54.1%                45.0%                 116               5.250%
                                   --------------------------------------------------------------------------------------
                                              76.2%                74.0%                  75               6.208%
=========================================================================================================================

                                      C-12

                                                            ANNEX C (SUB-POOL 2)

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                   NUMBER OF
                                                   MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
    RANGE OF CUT-OFF DATE LTV RATIOS (%)              LOANS          PRINCIPAL BALANCE($)        POOL BALANCE           DSCR
=================================================================================================================================

           Less than 55.00                             1                 14,937,314                   10.7%             1.73
            70.01 - 75.00                              2                 24,015,159                   17.2%             1.31
            75.01 - 80.00                              2                100,510,000                   72.1%             1.37
                                               ----------------------------------------------------------------------------------
                                                       5                139,462,473                   100.0%            1.40
=================================================================================================================================
THE WEIGHTED AVERAGE CUT-OFF DATE LTV RATIO IS 76.2%.

                                                                                            WTD. AVG. REMAINING
                                                 WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY    WTD. AVG. MORTGAGE
    RANGE OF CUT-OFF DATE LTV RATIOS (%)           DATE LTV RATIO        DATE LTV RATIO          (MONTHS)              RATE
===================================================================================================================================

           Less than 55.00                             54.1%             45.0%                      116              5.250%
            70.01 - 75.00                              74.5%             68.0%                      115              5.882%
            75.01 - 80.00                              79.9%             79.8%                       59              6.429%
                                            ---------------------------------------------------------------------------------------
                                                       76.2%             74.0%                       75              6.208%
===================================================================================================================================

MATURITY DATE LOAN-TO-VALUE RATIOS

                                                   NUMBER OF
                                                   MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
    RANGE OF MATURITY DATE LTV RATIOS (%)             LOANS          PRINCIPAL BALANCE($)        POOL BALANCE           DSCR
=================================================================================================================================

           Less than 55.00                          1                 14,937,314                     10.7%             1.73
            60.01 - 65.00                           1                  2,015,159                      1.4%             1.23
            65.01 - 70.00                           2                 23,850,000                     17.1%             1.32
            75.01 - 80.00                           1                 98,660,000                     70.7%             1.37
                                            -------------------------------------------------------------------------------------
                                                    5                139,462,473                     100.0%            1.40
=================================================================================================================================
THE WEIGHTED AVERAGE MATURITY DATE LTV RATIO IS 74.0%.

                                                                                         WTD. AVG. REMAINING
                                              WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY     WTD. AVG. MORTGAGE
    RANGE OF MATURITY DATE LTV RATIOS (%)       DATE LTV RATIO        DATE LTV RATIO          (MONTHS)               RATE
==================================================================================================================================

           Less than 55.00                            54.1%             45.0%                      116              5.250%
            60.01 - 65.00                             71.7%             60.5%                      115              5.685%
            65.01 - 70.00                             75.0%             68.6%                      115              5.898%
            75.01 - 80.00                             80.0%             80.0%                       58              6.439%
                                        ------------------------------------------------------------------------------------------
                                                      76.2%             74.0%                       75              6.208%
==================================================================================================================================

ORIGINAL TERMS TO MATURITY

                                                   NUMBER OF
                                                   MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
    RANGE OF ORIGINAL TERMS TO MATURITY (MONTHS)      LOANS          PRINCIPAL BALANCE($)        POOL BALANCE           DSCR
=================================================================================================================================

               0 - 60                                   1                 98,660,000                 70.7%             1.37
              109 - 132                                 4                 40,802,473                 29.3%             1.46
                                                 ----------------------------------------------------------------------------------
                                                        5                139,462,473                100.0%            1.40
=================================================================================================================================
THE WEIGHTED AVERAGE ORIGINAL TERM TO MATURITY IS 78 MONTHS.

                                                                                            WTD. AVG. REMAINING       WTD. AVG.
                                                  WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY        MORTGAGE
 RANGE OF ORIGINAL TERMS TO MATURITY (MONTHS)    DATE LTV RATIO        DATE LTV RATIO          (MONTHS)                 RATE
==================================================================================================================================

               0 - 60                                    80.0%             80.0%                       58              6.439%
              109 - 132                                  67.2%             59.6%                      115              5.650%
                                              ------------------------------------------------------------------------------------
                                                         76.2%             74.0%                       75              6.208%
==================================================================================================================================

REMAINING TERMS TO MATURITY

                                                   NUMBER OF
                                                   MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
RANGE OF REMAINING TERMS TO MATURITY (MONTHS)         LOANS          PRINCIPAL BALANCE($)        POOL BALANCE           DSCR
=================================================================================================================================

               0 - 60                                  1                 98,660,000                  70.7%             1.37
              109 - 130                                4                 40,802,473                  29.3%             1.46
                                               ----------------------------------------------------------------------------------
                                                       5                139,462,473                 100.0%             1.40
=================================================================================================================================
THE WEIGHTED AVERAGE REMAINING TERM TO MATURITY IS 75 MONTHS.

                                                                                           WTD. AVG. REMAINING
                                                 WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY     WTD. AVG. MORTGAGE
RANGE OF REMAINING TERMS TO MATURITY (MONTHS)   DATE LTV RATIO        DATE LTV RATIO          (MONTHS)                 RATE
====================================================================================================================================

               0 - 60                                    80.0%             80.0%                     58              6.439%
              109 - 130                                  67.2%             59.6%                    115              5.650%
                                              --------------------------------------------------------------------------------------
                                                         76.2%             74.0%                     75              6.208%
====================================================================================================================================

                                      C-13

                                                            ANNEX C (SUB-POOL 2)

SEASONING

                                                   NUMBER OF
                                                   MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
             SEASONING (MONTHS)                       LOANS          PRINCIPAL BALANCE($)        POOL BALANCE           DSCR
================================================================================================================================

               0 - 12                                  5                139,462,473                 100.0%            1.40
                                          --------------------------------------------------------------------------------------
                                                       5                139,462,473                 100.0%            1.40
================================================================================================================================

THE WEIGHTED AVERAGE SEASONING IS 3 MONTHS.

                                                                                WTD. AVG. REMAINING
                                      WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY     WTD. AVG. MORTGAGE
             SEASONING (MONTHS)      DATE LTV RATIO        DATE LTV RATIO          (MONTHS)                 RATE
==========================================================================================================================

               0 - 12                      76.2%             74.0%               75              6.208%
                                  ----------------------------------------------------------------------------------------
                                           76.2%             74.0%               75              6.208%
==========================================================================================================================

ORIGINAL AMORTIZATION TERMS

                                                   NUMBER OF
                                                   MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
RANGE OF ORIGINAL AMORTIZATION TERMS (MONTHS)         LOANS          PRINCIPAL BALANCE($)        POOL BALANCE           DSCR
================================================================================================================================

            Interest Only                              1                 98,660,000                  70.7%             1.37
              241 - 360                                4                 40,802,473                  29.3%             1.46
                                              ----------------------------------------------------------------------------------
                                                       5                139,462,473                 100.0%             1.40
================================================================================================================================

THE WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM IS 360 MONTHS.

                                                                                           WTD. AVG. REMAINING
                                                 WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY     WTD. AVG. MORTGAGE
RANGE OF ORIGINAL AMORTIZATION TERMS (MONTHS)   DATE LTV RATIO        DATE LTV RATIO          (MONTHS)                 RATE
====================================================================================================================================

            Interest Only                                80.0%             80.0%               58                        6.439%
              241 - 360                                  67.2%             59.6%              115                        5.650%
                                               -------------------------------------------------------------------------------------
                                                         76.2%             74.0%               75                        6.208%
====================================================================================================================================

REMAINING STATED AMORTIZATION TERMS

                                                   NUMBER OF
                                                   MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
RANGE OF REMAINING AMORTIZATION TERMS (MONTHS)        LOANS          PRINCIPAL BALANCE($)        POOL BALANCE           DSCR
================================================================================================================================

            Interest Only                              1                 98,660,000                 70.7%             1.37
              241 - 360                                4                 40,802,473                 29.3%             1.46
                                               ---------------------------------------------------------------------------------
                                                       5                139,462,473                100.0%             1.40
================================================================================================================================

THE WEIGHTED AVERAGE REMAINING AMORTIZATION TERM IS 358 MONTHS.

                                                                                           WTD. AVG. REMAINING
                                                 WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY     WTD. AVG. MORTGAGE
RANGE OF REMAINING AMORTIZATION TERMS (MONTHS)    DATE LTV RATIO       DATE LTV RATIO          (MONTHS)                 RATE
====================================================================================================================================

            Interest Only
              241 - 360                                 80.0%             80.0%                        58              6.439%
                                                        67.2%             59.6%                       115              5.650%
                                              --------------------------------------------------------------------------------------
                                                        76.2%             74.0%                        75              6.208%
====================================================================================================================================

                                      C-14

                                                            ANNEX C (SUB-POOL 2)

AMORTIZATION TYPES

                                                   NUMBER OF
                                                   MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
             AMORTIZATION TYPE                        LOANS          PRINCIPAL BALANCE($)        POOL BALANCE           DSCR
================================================================================================================================

              Amortizing                               2                 16,952,473                  12.2%             1.67
   Interest Only, Then Amortizing                      2                 23,850,000                  17.1%             1.32
            Interest Only                              1                 98,660,000                  70.7%             1.37
                                      ------------------------------------------------------------------------------------------
                                                       5                139,462,473                  100.0%            1.40
================================================================================================================================

                                                                                  WTD. AVG. REMAINING
                                        WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY     WTD. AVG. MORTGAGE
             AMORTIZATION TYPE           DATE LTV RATIO       DATE LTV RATIO            (MONTHS)               RATE
===========================================================================================================================

              Amortizing                   56.2%                  46.9%                   116                   5.302%
   Interest Only, Then Amortizing          75.0%                  68.6%                   115                   5.898%
            Interest Only                  80.0%                  80.0%                    58                   6.439%
                                      -------------------------------------------------------------------------------------
                                           76.2%                  74.0%                    75                   6.208%
===========================================================================================================================

LOCKBOXES

                                                   NUMBER OF
                                                   MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE
             LOCKBOX TYPE                             LOANS          PRINCIPAL BALANCE($)        POOL BALANCE
====================================================================================================================

                 Soft                                  2                   113,597,314            81.5%
====================================================================================================================

ESCROW TYPES

                                                   NUMBER OF
                                                   MORTGAGE        AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE
             ESCROW TYPE (1)                          LOANS          PRINCIPAL BALANCE($)        POOL BALANCE
====================================================================================================================

Real Estate Tax                                       5                139,462,473                   100.0%
Insurance                                             5                139,462,473                   100.0%
Replacement Reserve                                   5                139,462,473                   100.0%
====================================================================================================================

(1) Includes initial and ongoing reserves and escrows

PREPAYMENT PROVISION SUMMARY

                                                   NUMBER OF
                                                   MORTGAGED       AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE     WTD. AVG.
             PREPAYMENT TYPE                          LOANS          PRINCIPAL BALANCE($)        POOL BALANCE           DSCR
================================================================================================================================

          Lockout/Defeasance                            5                139,462,473                 100.0%            1.40
                                      ------------------------------------------------------------------------------------------
                                                        5                139,462,473                 100.0%            1.40
================================================================================================================================

                                                                                 WTD. AVG. REMAINING
                                      WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY     WTD. AVG. MORTGAGE
             PREPAYMENT TYPE           DATE LTV RATIO        DATE LTV RATIO          (MONTHS)                 RATE
==========================================================================================================================

          Lockout/Defeasance                76.2%                 74.0%                   75              6.208%
                                     -------------------------------------------------------------------------------------
                                            76.2%                 74.0%                   75              6.208%
==========================================================================================================================

                                      C-15

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      C-16

                                     ANNEX D

                                DECREMENT TABLES

   PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE A-1 CERTIFICATES

                                                      0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                                    OTHERWISE AT INDICATED CPR
                                              ----------------------------------------------------------------------

                PAYMENT DATE                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
------------------------------------------    -----------   -------------  --------------  ------------  -----------

Initial Date.............................         100.00        100.00         100.00         100.00         100.00
February 10, 2006........................          82.93         82.93          82.93          82.93          82.93
February 10, 2007........................          62.38         62.38          62.38          62.38          62.38
February 10, 2008........................          36.35         36.35          36.35          36.35          36.35
February 10, 2009........................           6.37          0.00           0.00           0.00           0.00
February 10, 2010........................           0.00          0.00           0.00           0.00           0.00
Weighted Average Life in Years...........           2.40          2.39           2.38           2.38           2.38

                       PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE A-2 CERTIFICATES

                                                      0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                                    OTHERWISE AT INDICATED CPR
                                              ----------------------------------------------------------------------

                PAYMENT DATE                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
-----------------------------------------     -----------   ------------   ------------   ------------   -----------

Initial Date.............................         100.00        100.00         100.00         100.00         100.00
February 10, 2006........................         100.00        100.00         100.00         100.00         100.00
February 10, 2007........................         100.00        100.00         100.00         100.00         100.00
February 10, 2008........................         100.00        100.00         100.00         100.00         100.00
February 10, 2009........................         100.00         99.75          98.52          96.60          80.95
February 10, 2010........................           0.00          0.00           0.00           0.00           0.00
Weighted Average Life in Years...........           4.73          4.71           4.68           4.64           4.38

                   PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE A-3 CERTIFICATES

                                                      0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                                    OTHERWISE AT INDICATED CPR
                                              ----------------------------------------------------------------------

                PAYMENT DATE                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
-----------------------------------------     -----------   ------------   ------------   ------------   -----------

Initial Date.............................         100.00        100.00         100.00         100.00         100.00
February 10, 2006........................         100.00        100.00         100.00         100.00         100.00
February 10, 2007........................         100.00        100.00         100.00         100.00         100.00
February 10, 2008........................         100.00        100.00         100.00         100.00         100.00
February 10, 2009........................         100.00        100.00         100.00         100.00         100.00
February 10, 2010........................         100.00        100.00         100.00         100.00          99.89
February 10, 2011........................         100.00        100.00         100.00         100.00          99.89
February 10, 2012........................           0.00          0.00           0.00           0.00           0.00
Weighted Average Life in Years...........           6.72          6.71           6.70           6.67           6.48

                                      D-1

               PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE A-AB CERTIFICATES

                                                      0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                                    OTHERWISE AT INDICATED CPR
                                                --------------------------------------------------------------------

                PAYMENT DATE                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
-----------------------------------------       --------    ------------   ------------   -------------   ----------

Initial Date.............................         100.00        100.00         100.00         100.00         100.00
February 10, 2006........................         100.00        100.00         100.00         100.00         100.00
February 10, 2007........................         100.00        100.00         100.00         100.00         100.00
February 10, 2008........................         100.00        100.00         100.00         100.00         100.00
February 10, 2009........................         100.00        100.00         100.00         100.00         100.00
February 10, 2010........................          96.68         96.68          96.68          96.68          97.08
February 10, 2011........................          77.16         77.16          77.16          77.16          77.55
February 10, 2012........................          57.36         57.36          57.36          57.36          57.36
February 10, 2013........................          26.52         26.52          26.52          26.52          26.52
February 10, 2014........................           7.01          7.01           7.01           7.01           7.01
February 10, 2015........................           0.00          0.00           0.00           0.00           0.00
Weighted Average Life in Years...........           7.18          7.17           7.17           7.16           7.14

                        PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE A-4 CERTIFICATES

                                                      0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                                    OTHERWISE AT INDICATED CPR
                                              ----------------------------------------------------------------------

                PAYMENT DATE                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
-----------------------------------------     -----------   -----------   -------------   ------------   -----------

Initial Date.............................         100.00        100.00         100.00         100.00         100.00
February 10, 2006........................         100.00        100.00         100.00         100.00         100.00
February 10, 2007........................         100.00        100.00         100.00         100.00         100.00
February 10, 2008........................         100.00        100.00         100.00         100.00         100.00
February 10, 2009........................         100.00        100.00         100.00         100.00         100.00
February 10, 2010........................         100.00        100.00         100.00         100.00         100.00
February 10, 2011........................         100.00        100.00         100.00         100.00         100.00
February 10, 2012........................         100.00        100.00         100.00         100.00         100.00
February 10, 2013........................         100.00        100.00         100.00         100.00         100.00
February 10, 2014........................         100.00        100.00         100.00         100.00         100.00
February 10, 2015........................           0.00          0.00           0.00           0.00           0.00
Weighted Average Life in Years...........           9.70          9.68           9.66           9.63           9.47

                     PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE A-1-A CERTIFICATES

                                                      0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                                    OTHERWISE AT INDICATED CPR
                                               --------------------------------------------------------------------

                PAYMENT DATE                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
-----------------------------------------      ---------    -----------    ------------   ------------  -----------

Initial Date.............................       100.00         100.00         100.00         100.00         100.00
February 10, 2006........................        99.76          99.76          99.76          99.76         99.76
February 10, 2007........................        99.38          99.38          99.38          99.38         99.38
February 10, 2008........................        98.98          98.98          98.98          98.98         98.98
February 10, 2009........................        98.56          98.56          98.56          98.56         98.56
February 10, 2010........................        27.37          27.37          27.37          27.37         27.37
February 10, 2011........................        26.89          26.89          26.89          26.89         26.89
February 10, 2012........................        26.39          26.39          26.39          26.39         26.39
February 10, 2013........................        25.86          25.86          25.86          25.86         25.86
February 10, 2014........................        25.30          25.30          25.30          25.30         25.30
February 10, 2015........................         0.00           0.00           0.00           0.00          0.00
Weighted Average Life in Years...........         6.05           6.04           6.04           6.02          5.88

                                      D-2

                       PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE A-J CERTIFICATES

                                                      0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                                    OTHERWISE AT INDICATED CPR
                                              ----------------------------------------------------------------------

                PAYMENT DATE                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
-----------------------------------------     -----------   -----------   ------------   --------------  -----------

Initial Date.............................         100.00        100.00         100.00         100.00         100.00
February 10, 2006........................         100.00        100.00         100.00         100.00         100.00
February 10, 2007........................         100.00        100.00         100.00         100.00         100.00
February 10, 2008........................         100.00        100.00         100.00         100.00         100.00
February 10, 2009........................         100.00        100.00         100.00         100.00         100.00
February 10, 2010........................         100.00        100.00         100.00         100.00         100.00
February 10, 2011........................         100.00        100.00         100.00         100.00         100.00
February 10, 2012........................         100.00        100.00         100.00         100.00         100.00
February 10, 2013........................         100.00        100.00         100.00         100.00         100.00
February 10, 2014........................         100.00        100.00         100.00         100.00         100.00
February 10, 2015........................           0.00          0.00           0.00           0.00           0.00
Weighted Average Life in Years...........           9.84          9.83           9.83           9.83           9.60

                        PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE B CERTIFICATES

                                                      0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                                    OTHERWISE AT INDICATED CPR
                                              ----------------------------------------------------------------------

                PAYMENT DATE                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
-----------------------------------------     -----------   -----------   -------------   ------------   -----------

Initial Date.............................         100.00        100.00         100.00         100.00         100.00
February 10, 2006........................         100.00        100.00         100.00         100.00         100.00
February 10, 2007........................         100.00        100.00         100.00         100.00         100.00
February 10, 2008........................         100.00        100.00         100.00         100.00         100.00
February 10, 2009........................         100.00        100.00         100.00         100.00         100.00
February 10, 2010........................         100.00        100.00         100.00         100.00         100.00
February 10, 2011........................         100.00        100.00         100.00         100.00         100.00
February 10, 2012........................         100.00        100.00         100.00         100.00         100.00
February 10, 2013........................         100.00        100.00         100.00         100.00         100.00
February 10, 2014........................         100.00        100.00         100.00         100.00         100.00
February 10, 2015........................           0.00          0.00           0.00           0.00           0.00
Weighted Average Life in Years...........           9.92          9.91           9.89           9.86           9.67

                        PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE C CERTIFICATES

                                                      0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                                    OTHERWISE AT INDICATED CPR
                                                ---------------------------------------------------------------------

                PAYMENT DATE                      0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
-----------------------------------------       --------    -------------   -----------   -------------   -----------

Initial Date.............................         100.00        100.00         100.00         100.00         100.00
February 10, 2006........................         100.00        100.00         100.00         100.00         100.00
February 10, 2007........................         100.00        100.00         100.00         100.00         100.00
February 10, 2008........................         100.00        100.00         100.00         100.00         100.00
February 10, 2009........................         100.00        100.00         100.00         100.00         100.00
February 10, 2010........................         100.00        100.00         100.00         100.00         100.00
February 10, 2011........................         100.00        100.00         100.00         100.00         100.00
February 10, 2012........................         100.00        100.00         100.00         100.00         100.00
February 10, 2013........................         100.00        100.00         100.00         100.00         100.00
February 10, 2014........................         100.00        100.00         100.00         100.00         100.00
February 10, 2015........................           0.00          0.00           0.00           0.00           0.00
Weighted Average Life in Years...........           9.92          9.92           9.92           9.92           9.68

                                      D-3

                         PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE D CERTIFICATES

                                                      0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                                    OTHERWISE AT INDICATED CPR
                                               ----------------------------------------------------------------------

                PAYMENT DATE                      0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
-----------------------------------------      ------------  ------------  -------------   ------------   -----------

Initial Date.............................         100.00        100.00         100.00         100.00         100.00
February 10, 2006........................         100.00        100.00         100.00         100.00         100.00
February 10, 2007........................         100.00        100.00         100.00         100.00         100.00
February 10, 2008........................         100.00        100.00         100.00         100.00         100.00
February 10, 2009........................         100.00        100.00         100.00         100.00         100.00
February 10, 2010........................         100.00        100.00         100.00         100.00         100.00
February 10, 2011........................         100.00        100.00         100.00         100.00         100.00
February 10, 2012........................         100.00        100.00         100.00         100.00         100.00
February 10, 2013........................         100.00        100.00         100.00         100.00         100.00
February 10, 2014........................         100.00        100.00         100.00         100.00         100.00
February 10, 2015........................           0.00          0.00           0.00           0.00           0.00
Weighted Average Life in Years...........           9.97          9.94           9.92           9.92           9.75

                        PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE E CERTIFICATES

                                                      0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                                    OTHERWISE AT INDICATED CPR
                                               -----------------------------------------------------------------------

                PAYMENT DATE                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
-----------------------------------------      ----------   ------------   ------------   ------------   -------------

Initial Date.............................         100.00        100.00         100.00         100.00         100.00
February 10, 2006........................         100.00        100.00         100.00         100.00         100.00
February 10, 2007........................         100.00        100.00         100.00         100.00         100.00
February 10, 2008........................         100.00        100.00         100.00         100.00         100.00
February 10, 2009........................         100.00        100.00         100.00         100.00         100.00
February 10, 2010........................         100.00        100.00         100.00         100.00         100.00
February 10, 2011........................         100.00        100.00         100.00         100.00         100.00
February 10, 2012........................         100.00        100.00         100.00         100.00         100.00
February 10, 2013........................         100.00        100.00         100.00         100.00         100.00
February 10, 2014........................         100.00        100.00         100.00         100.00         100.00
February 10, 2015........................           0.00          0.00           0.00           0.00           0.00
Weighted Average Life in Years...........          10.00         10.00          10.00           9.92           9.77

                                      D-4

                                    ANNEX E

                         FORM OF PAYMENT DATE STATEMENT

                                      E-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      E-2

 ABN AMRO                                            GREENWICH CAPITAL COMMERCIAL FUNDING CORP.         Statement Date:    3/11/2005
 LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Payment Date:      3/11/2005
 135 S. LaSalle Street   Suite 1625                               SERIES 2005-GG3                       Prior Payment:           N/A
 Chicago, IL   60603                                                                                    Next Payment:      4/12/2005
                                                                                                        Record Date:       2/10/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X
 Administrator:                                                                                         Analyst:
                                                       REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================

========================================== ================================================== ======================================
                                                                                      Page(s)
    Issue Id:                    GC005GG3  REMIC Certificate Report                           Closing Date:               2/10/2005
    Monthly Data File Name:                Bond Interest Reconciliation                       First Payment Date:         3/11/2005
                    GC005GG3_YYYYMM_3.zip  Cash Reconciliation Summary                        Assumed Final Payment Date: MM/DD/YYYY
                                           15 Month Historical Loan Status Summary
========================================== 15 Month Historical Payoff/Loss Summary            ======================================
                                           Historical Collateral Level Prepayment Report
                                           Delinquent Loan Detail
                                           Mortgage Loan Characteristics
                                           Loan Level  Detail
                                           Specially Serviced Report
                                           Modified Loan Detail
                                           Realized Loss Detail
                                           Appraisal Reduction Detail

                                           ==================================================

    ===========================================================================================================================

                                                  PARTIES TO THE TRANSACTION
    ---------------------------------------------------------------------------------------------------------------------------
                      -                 DEPOSITOR: Greenwich Capital Commercial Funding Corp.
                   UNDERWRITER: Greenwich Capital Markets, Inc. / Goldman, Sachs & Co. / Banc of America Securities LLC
                         Bear, Stearns & Co. Inc. / Credit Suisse First Boston LLC / Wachovia Capital Markets LLC
                                         MASTER SERVICER: GMAC Commercial Mortgage Corporation
                                        SPECIAL SERVICER: GMAC Commercial Mortgage Corporation
                            RATING AGENCY: Moody's Investors Service, Inc. / Standard & Poor's Ratings Services

    ===========================================================================================================================

                             ======================================================================
                               INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                             ----------------------------------------------------------------------

                               LaSalle Web Site                                  www.etrustee.net

                               Servicer Web Site

                               LaSalle Factor Line                               (800) 246-5761

                             ======================================================================

 ==============================================================================================================================
01/13/2005 - 8:27 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                     GREENWICH CAPITAL COMMERCIAL FUNDING CORP.          Statement Date:       3/11/2005
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Payment Date:         3/11/2005
                                                             SERIES 2005-GG3                     Prior Payment:              N/A
WAC:                                                                                             Next Payment:         4/12/2005
WA Life Term:                                                                                    Record Date:          2/10/2005
WA Amort Term:                                        ABN AMRO ACCT: XX-XXXX-XX-X
Current Index:
Next Index:                                            REMIC CERTIFICATE REPORT
======================================================================================================
                      ORIGINAL           OPENING         PRINCIPAL       PRINCIPAL        NEGATIVE
      CLASS        FACE VALUE (1)        BALANCE          PAYMENT      ADJ. OR LOSS     AMORTIZATION
      CUSIP          Per 1,000          Per 1,000        Per 1,000       Per 1,000       Per 1,000
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                              0.00               0.00             0.00          0.00             0.00
======================================================================================================

==============================================================================
                CLOSING          INTEREST        INTEREST      PASS-THROUGH
      CLASS     BALANCE        PAYMENT (2)      ADJUSTMENT         RATE
      CUSIP    Per 1,000        Per 1,000       Per 1,000     Next Rate (3)
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
                        0.00             0.00           0.00
==============================================================================
            Total P&I Payment            0.00
            ==================================

Notes:  (1)  N denotes notional balance not included in total
        (2)  Accrued Interest plus/minus Interest Adjustment minus Deferred
             Interest equals Interest Payment
        (3)  Estimated

01/13/2005 - 8:27 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                          GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                     Statement Date:       3/11/2005
LaSalle Bank N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    Payment Date:         3/11/2005
                                                SERIES 2005-GG3                                  Prior Payment:              N/A
                                                                                                 Next Payment:         4/12/2005
                                                                                                 Record Date:          2/10/2005
                                          ABN AMRO ACCT: XX-XXXX-XX-X

                                          BOND INTEREST RECONCILIATION

====================================================================================================================================
                                                         Deductions                               Additions
                                            ----------------------------------------------------------------------------------------

             Accrual      Pass    Accrued                 Deferred &               Prior        Int Accrual   Prepay-     Other
       -----------------  Thru  Certificate   Allocable   Accretion    Interest   Int. Short-    on prior      ment      Interest
Class  Method       Days  Rate   Interest       PPIS      Interest     Loss/Exp   falls Due      Shortfall   Penalties  Proceeds (1)
------------------------------------------------------------------------------------------------------------------------------------

                               -----------------------------------------------------------------------------------------------------
                                    0.00          0.00      0.00           0.00        0.00                      0.00         0.00
====================================================================================================================================

================================================================ ======================
                                                     Remaining
          Distributable   Interest  Current Period  Outstanding     Credit Support
           Certificate    Payment   (Shortfall)/      Interest   --------------------
 Class     Interest (2)    Amount     Recovery       Shortfalls    Original    Current
---------------------------------------------------------------- ----------------------

---------------------------------------------------------------- ----------------------
               0.00       0.00                          0.00
================================================================ ======================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Distributable Interest of the bonds.
(2) Accrued - Deductions + Additional Interest.
(3) Where applicable.
(4) Determined as follows: (A) the ending balance of all the classes less (B)
    the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

01/13/2005 - 8:27 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                       GREENWICH CAPITAL COMMERCIAL FUNDING                Statement Date:        3/11/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           PaymentSDate:          3/11/2005
                                                          SERIES 2005-GG3                          Prior Payment:               N/A
                                                                                                   Next Payment:          4/12/2005
                                                                                                   Record Date:           2/10/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                     CASH RECONCILIATION SUMMARY

====================================================================================================================================

    -----------------------------------------  --------------------------------------------- ---------------------------------------
           INTEREST SUMMARY                                   PRINCIPAL SUMMARY                            SERVICING FEE SUMMARY
    -----------------------------------------  --------------------------------------------- ---------------------------------------
    Current Scheduled Interest                 SCHEDULED PRINCIPAL:                          Current Servicing Fees
                                               --------------------
    Less Deferred Interest                     Current Scheduled Principal                   Plus Fees Advanced for PPIS
    Less PPIS Reducing Scheduled Int           Advanced Scheduled Principal                  Less Reduction for PPIS
                                               ---------------------------------------------
    Plus Gross Advance Interest                Scheduled Principal                           Plus Delinquent Servicing Fees
                                               --------------------------------------------- ---------------------------------------
    Less ASER Interest Adv Reduction           UNSCHEDULED PRINCIPAL:                        Total Servicing Fees
                                               ----------------------
                                                                                             ---------------------------------------
    Less Other Interest Not Advanced           Curtailments
    Less Other Adjustment                      Advanced Scheduled Principal
    -----------------------------------------
    Total                                      Liquidation Proceeds
    -----------------------------------------
    UNSCHEDULED INTEREST:                      Repurchase Proceeds
    -----------------------------------------
    Prepayment Penalties                       Other Principal Proceeds
                                               ---------------------------------------------
    Yield Maintenance Penalties                Total Unscheduled Principal
                                               ---------------------------------------------
    Other Interest Proceeds                    Remittance Principal
    -----------------------------------------  ---------------------------------------------
    Total                                      Remittance P&I Due Trust
    -----------------------------------------  ---------------------------------------------
    Less Fees Paid to Servicer                 Remittance P&I Due Certs
                                               ---------------------------------------------
    Less Fee Strips Paid by Servicer
    -----------------------------------------
    LESS FEES & EXPENSES PAID BY/TO SERVICER
    -----------------------------------------  --------------------------------------------- ---------------------------------------
    Special Servicing Fees                                      POOL BALANCE SUMMARY                              PPIS SUMMARY
                                               --------------------------------------------- ---------------------------------------
    Workout Fees                                                      Balance         Count
                                               ---------------------------------------------
    Liquidation Fees                           Beginning Pool                                Gross PPIS
    Interest Due Serv on Advances              Scheduled Principal                           Reduced by PPIE
    Non Recoverable Advances                   Unscheduled Principal                         Reduced by Shortfalls in Fees
    Misc. Fees & Expenses                      Deferred Interest                             Reduced by Other Amounts
    -----------------------------------------                                                ---------------------------------------
    Plus Trustee Fees Paid by Servicer         Liquidations                                  PPIS Reducing Scheduled Interest
    -----------------------------------------                                                ---------------------------------------
    Total Unscheduled Fees & Expenses          Repurchases                                   PPIS Reducing Servicing Fee
    -----------------------------------------  --------------------------------------------- ---------------------------------------
    Total Interest Due Trust                   Ending Pool                                   PPIS Due Certificate
    -----------------------------------------  --------------------------------------------- ---------------------------------------
    LESS FEES & EXPENSES PAID BY/TO TRUST
    -----------------------------------------                                                ---------------------------------------
    Trustee Fee                                                                                  ADVANCE SUMMARY (ADVANCE MADE BY
                                                                                                             SERVICER)
                                                                                             ---------------------------------------
    Fee Strips                                                                                                   Principal  Interest
                                                                                             ---------------------------------------
    Misc. Fees                                                                               Prior Outstanding

    Interest Reserve Withholding                                                             Plus Current Period

    Plus Interest Reserve Deposit                                                            Less Recovered
    -----------------------------------------
    Total                                                                                    Less Non Recovered
    -----------------------------------------                                                ---------------------------------------
    Total Interest Due Certs                                                                 Ending Outstanding
    -----------------------------------------                                                ---------------------------------------

====================================================================================================================================

01/13/2005 - 8:27 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                               GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                    Statement Date:       3/11/2005
LaSalle Bank N.A.                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:         3/11/2005
                                                     SERIES 2005-GG3                                 Prior Payment:              N/A
                                                                                                     Next Payment:         4/12/2005
                                                                                                     Record Date:          2/10/2005
                                               ABN AMRO ACCT: XX-XXXX-XX-X

                               ASSET BACKED FACTS ~15 MONTH HISTORICAL LOAN STATUS SUMMARY

===============  =================================================================================================
                                            Delinquency Aging Categories
                 -------------------------------------------------------------------------------------------------
 Distribution       Delinq 1 Month      Delinq 2 Months      Delinq 3+ Months      Foreclosure           REO
                 -------------------------------------------------------------------------------------------------
     Date           #      Balance       #      Balance      #     Balance        #     Balance      #    Balance
===============  =================================================================================================

   03/11/05

---------------  -------------------------------------------------------------------------------------------------

---------------  -------------------------------------------------------------------------------------------------

---------------  -------------------------------------------------------------------------------------------------

---------------  -------------------------------------------------------------------------------------------------

---------------  -------------------------------------------------------------------------------------------------

---------------  -------------------------------------------------------------------------------------------------

---------------  -------------------------------------------------------------------------------------------------

---------------  -------------------------------------------------------------------------------------------------

---------------  -------------------------------------------------------------------------------------------------

---------------  -------------------------------------------------------------------------------------------------

---------------  -------------------------------------------------------------------------------------------------

---------------  -------------------------------------------------------------------------------------------------

---------------  -------------------------------------------------------------------------------------------------

---------------  -------------------------------------------------------------------------------------------------

---------------  -------------------------------------------------------------------------------------------------

===============  =================================================================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the
    Appropriate Delinquency Aging Category.

=======================================================================
                                Special Event Categories (1)
               --------------------------------------------------------
 Distribution    Modifications    Specially Serviced        Bankruptcy
               --------------------------------------------------------
     Date        #     Balance     #     Balance         #     Balance
=======================================================================

   03/11/05

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

=======================================================================

01/13/2005 - 8:27 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                           GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                       Statement Date:    3/11/2005
LaSalle Bank N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:      3/11/2005
                                                  SERIES 2005-GG3                                   Prior Payment:           N/A
                                                                                                    Next Payment:      4/12/2005
                                                                                                    Record Date:       2/10/2005
                                           ABN AMRO ACCT: XX-XXXX-XX-X

                          ASSET BACKED FACTS ~15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

============  ====================================================================================================================
Distribution    Ending Pool (1)       Payoffs (2)        Penalties       Appraisal Reduct.(2)Liquidations (2) Realized Losses (2)
              --------------------------------------------------------------------------------------------------------------------
   Date         #      Balance      #     Balance     #      Amount      #      Balance      #     Balance     #      Amount
============  ====================================================================================================================

   03/11/05

------------  --------------------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------------------

============  ====================================================================================================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

=================================================
Distribution  Remaining Term   Curr Weighted Avg.
             ------------------------------------
   Date      Life     Amort.    Coupon     Remit
=================================================

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

=================================================

01/13/2005 - 8:27 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                 GREENWICH CAPITAL COMMERCIAL FUNDING CORP.            Statement Date:         3/11/2005
LaSalle Bank N.A.                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:           3/11/2005
                                                        SERIES 2005-GG3                        Prior Payment:                N/A
                                                                                               Next Payment:           4/12/2005
                                                                                               Record Date:            2/10/2005
                                                  ABN AMRO ACCT: XX-XXXX-XX-X

                                        HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

=========================  ==============================================================
  Disclosure    Payoff       Initial                              Payoff      Penalty
  Control #     Period       Balance             Type             Amount       Amount
-------------------------  ==============================================================

=========================  ==============================================================
                           CURRENT                                        0            0
                           CUMULATIVE
                                                               ==========================

======================================  =========================================
  Disclosure  Prepayment   Maturity     Property                    Geographic
  Control #      Date        Date        Type                        Location
--------------========================  =========================================

======================================  =========================================

01/13/2005 - 8:27 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                               GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                  Statement Date:      3/11/2005
LaSalle Bank N.A.                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:        3/11/2005
                                                      SERIES 2005-GG3                              Prior Payment:             N/A
                                                                                                   Next Payment:        4/12/2005
                                                                                                   Record Date:         2/10/2005
                                                ABN AMRO ACCT: XX-XXXX-XX-X

                                                   DELINQUENT LOAN DETAIL

====================================================================================================================================
                                      Paid                                  Outstanding         Out. Property
   Disclosure                         Thru             Current P&I             P&I               Protection           Advance
   Control #                          Date               Advance            Advances**             Advances         Description (1)
====================================================================================================================================

====================================================================================================================================
A. P&I Advance - Loan in Grace Period    1. P&I Advance - Loan delinquent 1 month  3. P&I Advance - Loan delinquent 3 months or More
B. P&I Advance - Llate Payment but       2. P&I Advance - Loan delinquent 2 months 4. Matured Balloon/Assumed Scheduled Payment
   < 1 month delinq
====================================================================================================================================
** Outstanding P&I Advances include the current period P&I Advance

=========================================================================================
                               Special
   Disclosure                 Servicer      Foreclosure     Bankruptcy         REO
   Control #                Transfer Date       Date           Date            Date
=========================================================================================

=========================================================================================
7. P&I Advance (Foreclosure)
9. P&I Advance (REO)
=========================================================================================

01/13/2005 - 8:27 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                      GREENWICH CAPITAL COMMERCIAL FUNDING CORP.               Statement Date:  3/11/2005
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:    3/11/2005
                                                            SERIES 2005-GG3                            Prior Payment:         N/A
                                                                                                       Next Payment:    4/12/2005
                                                                                                       Record Date:     2/10/2005
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                   MORTGAGE LOAN CHARACTERISTICS

DISTRIBUTION OF PRINCIPAL BALANCES
====================================================================================
                                                                Weighted Average
    Current Scheduled        # of    Scheduled    % of      ------------------------
           Balances            Loans    Balance    Balance  Term    Coupon   DSCR
====================================================================================

====================================================================================
                                   0             0   0.00%
====================================================================================
Average Scheduled Balance

Maximum Scheduled Balance

Minimum  Scheduled Balance

DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
====================================================================================
                                                               Weighted Average
        Fully Amortizing        # of   Scheduled    % of   -------------------------
        Mortgage Loans         Loans    Balance    Balance  Term    Coupon   DSCR
====================================================================================

====================================================================================
                                   0             0   0.00%
====================================================================================
                                   Minimum Remaining Term
                                   Maximum Remaining Term

                        DISTRIBUTION OF MORTGAGE INTEREST RATES
==================================================================================
                                                            Weighted Average
     Current Mortgage      # of    Scheduled   % of     ---------------------------
       Interest Rate        Loans   Balance    Balance  Term   Coupon     DSCR
==================================================================================

==================================================================================
                                0        0       0.00%
==================================================================================
Minimum Mortgage Interest Rate             10.0000%
Maximum Mortgage Interest Rate             10.0000%

                     DISTRIBUTION OF REMAINING TERM (BALLOON)
==================================================================================
                                                            Weighted Average
        Balloon            # of    Scheduled    % of   ---------------------------
     Mortgage Loans        Loans    Balance    Balance  Term     Coupon     DSCR
==================================================================================

     0       to     60

    61       to    120

    121      to    180

    181      to    240
    241      to    360

==================================================================================
                                0          0   0.00%
==================================================================================
 Minimum Remaining Term 0
 Maximum Remaining Term 0

01/13/2005 - 8:27 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                    GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                 Statement Date:  3/11/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:    3/11/2005
                                                          SERIES 2005-GG3                              Prior Payment:         N/A
                                                                                                       Next Payment:    4/12/2005
                                                                                                       Record Date:     2/10/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                    MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF DSCR (CURRENT)
====================================================================================  =
         Debt Service          # of    Scheduled    % of
        Coverage Ratio         Loans    Balance    Balance  WAMM     WAC     DSCR
====================================================================================  =

====================================================================================
                                   0             0   0.00%
====================================================================================
Maximum  DSCR            0.000
Minimum  DSCR            0.000

                       DISTRIBUTION OF DSCR (CUTOFF)
====================================================================================
         Debt Service          # of    Scheduled    % of
        Coverage Ratio         Loans    Balance    Balance  WAMM     WAC     DSCR
====================================================================================

====================================================================================
                                   0             0   0.00%
====================================================================================
Maximum  DSCR             0.00
Minimum  DSCR             0.00

                          GEOGRAPHIC DISTRIBUTION
=================================================================================================
                                    # of      Scheduled     % of
           Geographic Location      Loans     Balance      Balance    WAMM       WAC      DSCR
=================================================================================================

=================================================================================================
                                       0                    0.00%
=================================================================================================

01/13/2005 - 8:27 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                      GREENWICH CAPITAL COMMERCIAL FUNDING CORP.               Statement Date:  3/11/2005
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             Payment Date:    3/11/2005
                                                            SERIES 2005-GG3                            Prior Payment:         N/A
                                                                                                       Next Payment:    4/12/2005
                                                                                                       Record Date:     2/10/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                    MORTGAGE LOAN CHARACTERISTICS

                             DISTRIBUTION OF PROPERTY TYPES
====================================================================================
                               # of    Scheduled    % of
        Property Types         Loans    Balance    Balance  WAMM     WAC     DSCR
====================================================================================

====================================================================================
                                   0             0   0.00%
====================================================================================

                       DISTRIBUTION OF AMORTIZATION TYPE
====================================================================================
                               # of    Scheduled    % of
      Amortization Type        Loans    Balance    Balance  WAMM     WAC     DSCR
====================================================================================

====================================================================================

====================================================================================

                             DISTRIBUTION OF LOAN SEASONING
==================================================================================
                            # of    Scheduled   % of
      Number of Years       Loans   Balance    Balance  WAMM     WAC      DSCR
==================================================================================

==================================================================================
                                0            0   0.00%
==================================================================================

                        DISTRIBUTION OF YEAR LOANS MATURING
==================================================================================
                            # of    Scheduled   % of
           Year             Loans   Balance    Balance   WAMM     WAC      DSCR
==================================================================================

             2004
             2005
             2006
             2007
             2008
             2009
             2010
             2011
             2012
             2013
             2014
        2015 & Longer
==================================================================================
                                0            0   0.00%
==================================================================================

01/13/2005 - 8:27 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.        Statement Date:             3/11/2005
LaSalle Bank N.A.                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       Payment Date:               3/11/2005
                                                          SERIES 2005-GG3                    Prior Payment:                    N/A
                                                                                             Next Payment:               4/12/2005
                                                                                             Record Date:                2/10/2005
                                                   ABN AMRO ACCT: XX-XXXX-XX-X

                                                         LOAN LEVEL DETAIL

=============================================================================================================================

                                                                Operating                    Ending
   Disclosure           Property                                Statement     Maturity     Principal      Note    Scheduled
   Control #    Grp       Type        State     DSCR     NOI       Date          Date        Balance      Rate       P&I
=============================================================================================================================

=============================================================================================================================
                                      W/Avg    0.00         0                                       0                      0
=============================================================================================================================
* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the  accuracy or methodology used to determine such figures.
-----------------------------------------------------------------------------------------------------------------------------
(1) Legend: A. P&I Adv - in Grace Period    1. P&I Adv - delinquent 1 month  3. P&I Adv - delinquent 3+ months 5. Prepaid in Full
            B. P&I Adv - < one month delinq 2. P&I Adv - delinquent 2 months 4. Mat. Balloon/Assumed P&I       6. Specially Serviced

==================================================================================================

   Disclosure                  Spec.                Loan                    Prepayment
                    Mod.       Serv      ASER      Status    ------------------------------------
   Control #       Flag        Flag      Flag      Code(1)       Amount        Penalty      Date
==================================================================================================

==================================================================================================
                                                                      0               0
==================================================================================================

--------------------------------------------------------------------------------------------------
                 7. Foreclosure                      9.  REO      11. Modification
                 8. Bankruptcy                       10. DPO
==================================================================================================

01/13/2005 - 8:27 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                    GREENWICH CAPITAL COMMERCIAL FUNDING CORP.          Statement Date:        3/11/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:          3/11/2005
                                                           SERIES 2005-GG3                      Prior Payment:               N/A
                                                                                                Next Payment:          4/12/2005
                                                                                                Record Date:           2/10/2005
                                                ABN AMRO ACCT: XX-XXXX-XX-X

                                          SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

=============================================================================================================
                                                 Balance                                   Remaining Term
Disclosure    Transfer   Loan Status -------------------------------                       --------------
  Control #      Date     Code (1)      Scheduled        Actual       Rate       Date       Life    Amort.
=============================================================================================================

=============================================================================================================

(1) Legend:   A. P&I Advc - in Grace Period            1. P&I Adv - delinquent 1 month
              B. P&I Adv - < 1 month delinq.           2. P&I Adv - delinquent 2 months

================================================================================

Disclosure         Property                                          NOI
  Control #           Type            State      NOI       DSCR      Date
================================================================================

================================================================================

 3. P&I Adv - delinquent 3+ months               7. Foreclosure
 4. Mat. Balloon/Assumed P&I                     9. REO

01/13/2005 - 8:27 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.              Statement Date:     3/11/2005
LaSalle Bank N.A.                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             Payment Date:       3/11/2005
                                                          SERIES 2005-GG3                          Prior Payment:            N/A
                                                                                                   Next Payment:       4/12/2005
                                                                                                   Record Date:        2/10/2005
                                                  ABN AMRO ACCT: XX-XXXX-XX-X

                                  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

=====================================================================================================================
   Disclosure             Resolution
   Control #               Strategy                                        Comments
=====================================================================================================================

=====================================================================================================================

01/13/2005 - 8:27 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                 Statement Date:      3/11/2005
LaSalle Bank N.A.                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:        3/11/2005
                                                       SERIES 2005-GG3                             Prior Payment:             N/A
                                                                                                    Next Payment:        4/12/2005
                                                                                                    Record Date:         2/10/2005
                                                  ABN AMRO ACCT: XX-XXXX-XX-X

                                                      MODIFIED LOAN DETAIL

====================================================================================================================================
                               Cutoff      Modified
  Disclosure   Modification   Maturity     Maturity                                                      Modification
  Control #        Date         Date         Date                                                        Description
------------------------------------------------------------------------------------------------------------------------------------

01/13/2005 - 8:27 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                 GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                Statement Date:      3/11/2005
LaSalle Bank N.A.                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:        3/11/2005
                                                     SERIES 2005-GG3                               Prior Payment:             N/A
                                                                                                   Next Payment:        4/12/2005
                                                                                                   Record Date:         2/10/2005
                                               ABN AMRO ACCT: XX-XXXX-XX-X

                                                  REALIZED LOSS DETAIL

=============================================================================================================
                                                                Beginning                     Gross Proceeds
                   Disclosure      Appraisal     Appraisal      Scheduled        Gross           as a % of
     Period         Control #        Date          Value         Balance        Proceeds      Sched Principal
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                                          0.00           0.00
CUMULATIVE                                                             0.00           0.00
=============================================================================================================

==========================================================================
                   Aggregate      Net       Net Proceeds
                 Liquidation  Liquidation     as a % of       Realized
     Period       Expenses *   Proceeds    Sched. Balance       Loss
--------------------------------------------------------------------------

--------------------------------------------------------------------------
CURRENT TOTAL            0.00          0.00                        0.00
CUMULATIVE               0.00          0.00                        0.00
==========================================================================

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

01/13/2005 - 8:27 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                GREENWICH CAPITAL COMMERCIAL FUNDING CORP.              Statement Date:          3/11/2005
LaSalle Bank N.A.                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:            3/11/2005
                                                       SERIES 2005-GG3                          Prior Payment:                 N/A
                                                                                                Next Payment:            4/12/2005
                                                                                                Record Date:             2/10/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                 APPRAISAL REDUCTION DETAIL

===============================================================================================================
                                                                                               Remaining Term
 Disclosure   Appraisal   Scheduled      ARA     Current P&I             Note     Maturity    ----------------
  Control #    Red. Date    Balance     Amount      Advance     ASER      Rate       Date       Life   Amort.
===============================================================================================================

===============================================================================================================

===========================================================================
                                                         Appraisal
 Disclosure        Property                      --------------------------
  Control #          Type         State  DSCR       Value         Date
===========================================================================

===========================================================================

01/13/2005 - 8:27 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX F

                       TERMS OF THE CLASS XP CERTIFICATES

CLASS XP PASS-THROUGH RATE:

     The pass-through rate applicable to the class XP certificates for each payment date will equal the weighted average of the class XP strip rates at which interest accrues from time to time on the various components of the class
XP certificates outstanding immediately prior to such payment date (weighted on the basis of the balances of those class XP components immediately prior to the payment date). Each class XP component will be comprised of all or a designated portion of the principal balance of a specified class of principal balance certificates. If all or a designated portion of the principal balance of any class of principal balance certificates is identified in the table below as being part of the notional amount of the class XP certificates immediately prior to any payment date, then that principal balance (or designated portion thereof)
will represent one or more separate class XP components for purposes of calculating the pass-through rate of the class XP certificates. For each payment date through and including the payment date in February 2012, the class XP strip rate for each class XP component will equal (x) the lesser of (1) the Weighted
Average Pool Pass-Through Rate for such payment date, and (2) the reference rate specified on Schedule F-1 hereto for such payment date, minus (y) the pass-through rate for the corresponding principal balance class of certificates related to such component (but in no event will any class XP strip rate be less than zero).

     After the payment date in February 2012, the class XP certificates will cease to accrue interest and will have a 0% pass-through rate.

                                      F-1

NOTIONAL AMOUNT OF CLASS XP CERTIFICATES:

The notional amount of the class XP certificates will vary over time and, for each time period specified in the heading of the columns in the table below, the notional amount of the class XP certificates will be equal to the sum of the amounts set forth in such column.

------------------------------ ---------------------------- ---------------------------- ----------------------------
INITIAL PAYMENT DATE THROUGH   PAYMENT DATE IN SEPTEMBER    PAYMENT DATE IN MARCH 2007   PAYMENT DATE IN SEPTEMBER
PAYMENT DATE IN AUGUST 2006    2006 THROUGH PAYMENT DATE    THROUGH PAYMENT DATE IN      2007 THROUGH PAYMENT DATE
                               IN FEBRUARY 2007             AUGUST 2007                  IN FEBRUARY 2008
------------------------------ ---------------------------- ---------------------------- ----------------------------

the lesser of $31,936,000      the lesser of                the lesser of $989,070,000   the lesser of $914,335,000
and the principal balance of   1,066,785,000 and the        and the principal balance    and the principal balance
the class A-1 certificates     principal balance of the     of the class A-2             of the class A-2
                               class A-2 certificates       certificates                 certificates
------------------------------ ---------------------------- ---------------------------- ----------------------------
the lesser of $136,601,000 and the lesser of $133,682,000   the lesser of $130,833,000   the lesser of $128,086,000
the principal balance of the   and the principal balance of and the principal balance of and the principal balance of
class A-1-A certificates       the class A-1-A certificates the class A-1-A certificates the class A-1-A certificates
------------------------------ ---------------------------- ---------------------------- ----------------------------
the aggregate principal        the aggregate principal      the aggregate principal      the aggregate principal
balances of the class A-2,     balances of the class A-3,   balances of the class A-3,   balances of the class A-3,
class A-3, class A-AB, class   class A-AB, class A-4,       class A-AB, class A-4,       class A-AB, class A-4,
A-4, class A-J, class B,       class A-J, class B, class    class A-J, class B, class    class A-J, class B, class
class C, class D, class E,     C, class D, class E, class   C, class D, class E, class   C, class D, class E, class
class F, class G, class H,     F, class G, class H, class   F, class G, class H and      F and class G certificates
class J, class K and class L   J, class K and class L       class J certificates
certificates                   certificates
------------------------------ ---------------------------- ---------------------------- ----------------------------
                                                            the lesser of $7,512,000     the lesser of $22,151,000
                                                            and the principal balance    and the principal balance
                                                            of the class K certificates  of the class H certificates
------------------------------ ---------------------------- ---------------------------- ----------------------------

------------------------------ ---------------------------- ---------------------------- ----------------------------
PAYMENT DATE IN MARCH 2008     PAYMENT DATE IN SEPTEMBER    PAYMENT DATE IN MARCH 2009   PAYMENT DATE IN SEPTEMBER
THROUGH PAYMENT DATE IN        2008 THROUGH PAYMENT DATE    THROUGH PAYMENT DATE IN      2009 THROUGH PAYMENT DATE
AUGUST 2008                    IN FEBRUARY 2009             AUGUST 2009                  IN FEBRUARY 2010
------------------------------ ---------------------------- ---------------------------- ----------------------------
the lesser of $840,461,000     the lesser of $588,933,000   the lesser of $148,643,000   the lesser of $338,481,000
and the principal balance of   and the principal balance    and the principal balance    and the principal balance
the class A-2 certificates     of the class A-2             of the class A-2             of the class A-3
                               certificates                 certificates                 certificates
------------------------------ ---------------------------- ---------------------------- ----------------------------
the lesser of $125,409,000     the lesser of $122,822,000   the lesser of $120,298,000   the lesser of $156,099,000
and the principal balance of   and the principal balance    and the principal balance    and the principal balance
the class A-1-A                of the class A-1-A           of the class A-1-A           of the class A-AB
certificates                   certificates                 certificates                 certificates
------------------------------ ---------------------------- ---------------------------- ----------------------------
the aggregate principal        the aggregate principal      the aggregate principal      the lesser of $38,217,000
balances of the class A-3,     balances of the class A-3,   balances of the class A-3,   and the principal balance
class A-AB, class A-4,         class A-AB, class A-4,       class A-AB, class A-4,       of the class A-1-A
class A-J, class B, class C,   class class A-J, class B,    class A-J, class B,          certificates
class D, class E and class F   class C, class D and         class C, class D and
certificates                   class E certificates         class E certificates
------------------------------ ---------------------------- ---------------------------- ----------------------------
the lesser of $24,510,000      the lesser of $37,012,000    the lesser of $6,398,000     the aggregate principal
and the principal balance of   and the principal balance    and the principal balance    balances of the class A-4,
the class G certificates       of the class F certificates  of the class F certificates  class A-J, class B, class C and class D certificates
------------------------------ ---------------------------- ---------------------------- ----------------------------
                                                                                         the lesser of $15,141,000
                                                                                         and the principal balance
                                                                                         of the class E certificates
------------------------------ ---------------------------- ---------------------------- ----------------------------

------------------------------ ---------------------------- ---------------------------- ----------------------------
PAYMENT DATE IN MARCH 2010     PAYMENT DATE IN SEPTEMBER    PAYMENT DATE IN MARCH 2011   PAYMENT DATE IN SEPTEMBER
THROUGH PAYMENT DATE IN        2010 THROUGH PAYMENT DATE    THROUGH PAYMENT DATE IN      2011 THROUGH PAYMENT DATE
AUGUST 2010                    IN FEBRUARY 2011             AUGUST 2011                  IN FEBRUARY 2012
------------------------------ ---------------------------- ---------------------------- ----------------------------
the lesser of $307,891,000     the lesser of $278,847,000   the lesser of $155,233,000   the lesser of $710,654,000
and the principal balance of   and the principal balance    and the principal balance    and the principal balance
the class A-3 certificates     of the class A-3             of the class A-3             of the class A-4
                               certificates                 certificates                 certificates
------------------------------ ---------------------------- ---------------------------- ----------------------------
the lesser of $140,422,000     the lesser of $125,195,000   the lesser of $108,608,000   the lesser of $36,405,000
and the principal balance of   and the principal balance    and the principal balance    and the principal balance
the class A-AB certificates    of the class A-AB            of the class A-AB            of the class A-1-A
                               certificates                 certificates                 certificates
------------------------------ ---------------------------- ---------------------------- ----------------------------
the lesser of $37,884,000      the lesser of $37,559,000    the lesser of $37,206,000    the aggregate principal
and the principal balance of   and the principal balance    and the principal balance    balance of the class A-J,
the class A-1-A certificates   of the class A-1-A           of the class A-1-A           class B and class C
                               certificates                 certificates                 certificates
------------------------------ ---------------------------- ---------------------------- ----------------------------
the aggregate principal        the aggregate principal      the aggregate principal      the lesser of $2,892,000
balances of the class A-4,     balance of the class A-4,    balance of the class A-4,    and the principal balance
class A-J, class B and class   class A-J, class B and       class A-J, class B and       of the class D certificates
C certificates                 class C certificates         class C certificates
------------------------------ ---------------------------- ---------------------------- ----------------------------
the lesser of $54,417,000      the lesser of $36,018,000    the lesser of $18,300,000
and the principal balance of   and the principal balance    and the principal balance
the class D certificates       of the class D certificates  of the class D certificates
------------------------------ ---------------------------- ---------------------------- ----------------------------

                                      F-2

                                  SCHEDULE F-1

                          CLASS XP REFERENCE RATES (%)
                          ----------------------------

 INTEREST ACCRUAL PERIOD     MONTH OF PAYMENT DATE   CLASS XP REFERENCE RATE (%)
------------------------     ---------------------   ---------------------------
        1                            March 2005                5.407449
        2                            April 2005                5.589632
        3                             May 2005                 5.407643
        4                            June 2005                 5.589825
        5                            July 2005                 5.407830
        6                           August 2005                5.590019
        7                          September 2005              5.590116
        8                           October 2005               5.408112
        9                          November 2005               5.590308
        10                         December 2005               5.408296
        11                          January 2006               5.408389
        12                         February 2006               5.408477
        13                           March 2006                5.408819
        14                           April 2006                5.590771
        15                            May 2006                 5.408739
        16                           June 2006                 5.590950
        17                           July 2006                 5.408913
        18                          August 2006                5.591130
        19                         September 2006              5.591220
        20                          October 2006               5.409163
        21                         November 2006               5.591372
        22                         December 2006               5.409308
        23                          January 2007               5.409393
        24                         February 2007               5.409475
        25                           March 2007                5.409898
        26                           April 2007                5.591777
        27                            May 2007                 5.409708
        28                           June 2007                 5.591941
        29                           July 2007                 5.409867
        30                          August 2007                5.592106
        31                         September 2007              5.592189
        32                          October 2007               5.410108
        33                         November 2007               5.592355
        34                         December 2007               5.410267
        35                          January 2008               5.592517
        36                         February 2008               5.410423
        37                           March 2008                5.410631
        38                           April 2008                5.592759
        39                            May 2008                 5.410635
        40                           June 2008                 5.592868
        41                           July 2008                 5.410739
        42                          August 2008                5.592976
        43                         September 2008              5.593033
        44                          October 2008               5.410900
        45                         November 2008               5.593141
        46                         December 2008               5.411003
        47                          January 2009               5.411049
        48                         February 2009               5.411102
        49                           March 2009                5.411636
        50                           April 2009                5.593396
        51                            May 2009                 5.411252

                                      F-3

 INTEREST ACCRUAL PERIOD     MONTH OF PAYMENT DATE   CLASS XP REFERENCE RATE (%)
------------------------     ---------------------   ---------------------------
           52                     June 2009                  5.637479
           53                     July 2009                  5.453009
           54                    August 2009                 5.637669
           55                   September 2009               5.637547
           56                    October 2009                5.453089
           57                   November 2009                5.636971
           58                   December 2009                5.465961
           59                    January 2010                5.455285
           60                   February 2010                5.645880
           61                     March 2010                 5.646413
           62                     April 2010                 5.835739
           63                      May 2010                  5.645602
           64                     June 2010                  5.835561
           65                     July 2010                  5.645429
           66                    August 2010                 5.835381
           67                   September 2010               5.835297
           68                    October 2010                5.645172
           69                   November 2010                5.835112
           70                   December 2010                5.644991
           71                    January 2011                5.644891
           72                   February 2011                5.644806
           73                     March 2011                 5.645379
           74                     April 2011                 5.834608
           75                      May 2011                  5.641747
           76                     June 2011                  5.831554
           77                     July 2011                  5.613229
           78                    August 2011                 5.805053
           79                   September 2011               5.807910
           80                    October 2011                5.613527
           81                   November 2011                5.802390
           82                   December 2011                5.725658
           83                    January 2012                5.917600
           84                   February 2012                5.737425

                                      F-4

                                     ANNEX G

                      CLASS A-AB PLANNED PRINCIPAL BALANCE

       PERIOD            MONTH OF PAYMENT DATE               BALANCE
-------------------  -----------------------------    ------------------------
         1                     March 2005                 $159,047,000.00
         2                     April 2005                 $159,047,000.00
         3                      May 2005                  $159,047,000.00
         4                     June 2005                  $159,047,000.00
         5                     July 2005                  $159,047,000.00
         6                    August 2005                 $159,047,000.00
         7                   September 2005               $159,047,000.00
         8                    October 2005                $159,047,000.00
         9                   November 2005                $159,047,000.00
         10                  December 2005                $159,047,000.00
         11                   January 2006                $159,047,000.00
         12                  February 2006                $159,047,000.00
         13                    March 2006                 $159,047,000.00
         14                    April 2006                 $159,047,000.00
         15                     May 2006                  $159,047,000.00
         16                    June 2006                  $159,047,000.00
         17                    July 2006                  $159,047,000.00
         18                   August 2006                 $159,047,000.00
         19                  September 2006               $159,047,000.00
         20                   October 2006                $159,047,000.00
         21                  November 2006                $159,047,000.00
         22                  December 2006                $159,047,000.00
         23                   January 2007                $159,047,000.00
         24                  February 2007                $159,047,000.00
         25                    March 2007                 $159,047,000.00
         26                    April 2007                 $159,047,000.00
         27                     May 2007                  $159,047,000.00
         28                    June 2007                  $159,047,000.00
         29                    July 2007                  $159,047,000.00
         30                   August 2007                 $159,047,000.00
         31                  September 2007               $159,047,000.00
         32                   October 2007                $159,047,000.00
         33                  November 2007                $159,047,000.00
         34                  December 2007                $159,047,000.00
         35                   January 2008                $159,047,000.00
         36                  February 2008                $159,047,000.00
         37                    March 2008                 $159,047,000.00
         38                    April 2008                 $159,047,000.00
         39                     May 2008                  $159,047,000.00
         40                    June 2008                  $159,047,000.00
         41                    July 2008                  $159,047,000.00
         42                   August 2008                 $159,047,000.00
         43                  September 2008               $159,047,000.00
         44                   October 2008                $159,047,000.00
         45                  November 2008                $159,047,000.00
         46                  December 2008                $159,047,000.00
         47                   January 2009                $159,047,000.00
         48                  February 2009                $159,047,000.00
         49                    March 2009                 $159,047,000.00
         50                    April 2009                 $159,047,000.00
         51                     May 2009                  $159,047,000.00
         52                    June 2009                  $159,047,000.00
         53                    July 2009                  $159,047,000.00
         54                   August 2009                 $159,047,000.00
         55                  September 2009               $159,047,000.00
         56                   October 2009                $159,047,000.00

                                      G-1

       PERIOD            MONTH OF PAYMENT DATE                 BALANCE
-------------------  -----------------------------    ------------------------
         57                November 2009                   $159,047,000.00
         58                December 2009                   $159,047,000.00
         59                 January 2010                   $156,099,678.86
         60                February 2010                   $153,770,676.31
         61                  March 2010                    $150,524,212.84
         62                  April 2010                    $148,167,431.47
         63                   May 2010                     $145,497,865.34
         64                  June 2010                     $143,116,059.49
         65                  July 2010                     $140,422,154.98
         66                 August 2010                    $138,015,077.73
         67                September 2010                  $135,596,020.88
         68                 October 2010                   $132,865,886.72
         69                November 2010                   $130,421,190.95
         70                December 2010                   $127,666,120.81
         71                 January 2011                   $125,195,533.13
         72                February 2011                   $122,712,648.16
         73                  March 2011                    $119,326,498.79
         74                  April 2011                    $116,814,366.36
         75                   May 2011                     $113,993,708.36
         76                  June 2011                     $111,455,018.33
         77                  July 2011                     $108,608,530.84
         78                 August 2011                    $106,069,208.26
         79                September 2011                  $103,565,220.66
         80                 October 2011                   $100,812,930.53
         81                November 2011                    $98,324,066.37
         82                December 2011                    $95,750,836.07
         83                 January 2012                    $93,472,113.67
         84                February 2012                    $91,223,182.73
         85                  March 2012                     $88,470,782.80
         86                  April 2012                     $86,196,869.90
         87                   May 2012                      $83,666,293.71
         88                  June 2012                      $81,368,387.71
         89                  July 2012                      $78,814,475.97
         90                 August 2012                     $76,492,339.56
         91                September 2012                   $54,365,813.30
         92                 October 2012                    $51,810,063.59
         93                November 2012                    $49,481,869.70
         94                December 2012                    $46,902,500.37
         95                 January 2013                    $44,549,781.02
         96                February 2013                    $42,185,306.94
         97                  March 2013                     $39,093,916.41
         98                  April 2013                     $36,702,161.99
         99                   May 2013                      $34,060,973.75
         100                 June 2013                      $31,644,064.60
         101                 July 2013                      $28,978,410.91
         102                August 2013                     $26,536,098.01
         103               September 2013                   $24,081,580.72
         104                October 2013                    $21,379,349.42
         105               November 2013                    $18,899,056.09
         106               December 2013                    $16,171,755.04
         107                January 2014                    $13,665,430.48
         108               February 2014                    $11,146,580.27
         109                 March 2014                      $7,915,053.41
         110                 April 2014                      $5,367,444.69
         111                  May 2014                       $2,574,672.69
         112                 June 2014                               $0.00

                                      G-2

                                    ANNEX H

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Commercial Mortgage
Trust 2005-GG3, Commercial Mortgage Pass-Through Certificates, Series 2005-GG3,
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-J,
Class B, Class C, Class D and Class E will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "Certain U.S. Federal Income Tax Documentation
Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

                                      H-1

    Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including February 1, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including February 1, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or
Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of
Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

                                      H-2

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
          Euroclear accounts, in accordance with the clearing system's customary procedures;

     o    borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

     1.   from a non-U.S. holder that is classified as a corporation for U.S.
          federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
          Form W-8BEN (or any successor form);

     2.   from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form
          W-8ECI (or any successor form);

     3.   from a non-U.S. holder that is classified as a partnership for U.S.
          federal income tax purposes, a duly completed and executed IRS Form
          W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4.   from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
               Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                  (i)  stating the name, permanent residence address and
                       qualified intermediary employer identification number of
                       the qualified intermediary and the country under the laws
                       of which the qualified intermediary is created,
                       incorporated or governed,

                  (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required
                       under section 1.1441-1(e)(5)(v) of the U.S. Treasury
                       Regulations,

                                      H-3

                  (iii)  certifying that, with respect to accounts it identifies on its withholding statement, the qualified
                         intermediary is not acting for its own account but is
                         acting as a qualified intermediary, and

                  (iv)   providing any other information, certifications, or
                         statements that may be required by the IRS Form W-8IMY
                         or accompanying instructions in addition to, or in lieu
                         of, the information and certifications described in
                         section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the
                         U.S. Treasury Regulations; or

          (b)  if the intermediary is not a qualified intermediary (a
               "nonqualified intermediary"), a duly completed and executed IRS
               Form W-8IMY (or any successor or substitute form)--

                  (i)    stating the name and permanent residence address of the
                         nonqualified intermediary and the country under the
                         laws of which the nonqualified intermediary is created,
                         incorporated or governed,

                  (ii)   certifying that the nonqualified intermediary is not
                         acting for its own account,

                  (iii)  certifying that the nonqualified intermediary has
                         provided, or will provide, a withholding statement that
                         is associated with the appropriate IRS Forms W-8 and
                         W-9 required to substantiate exemptions from
                         withholding on behalf of such nonqualified
                         intermediary's beneficial owners, and

                  (iv)   providing any other information, certifications or
                         statements that may be required by the IRS Form W-8IMY
                         or accompanying instructions in addition to, or in lieu
                         of, the information, certifications, and statements
                         described in section 1.1441-1(e)(3)(iii) or (iv) of the
                         U.S. Treasury Regulations; or

     5.   from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any
          non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

     o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S.
          holder;

     o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o    can be treated as a "exempt recipient" within the meaning of section
          1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
          corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                      H-4

                                   PROSPECTUS
            GREENWICH CAPITAL COMMERCIAL FUNDING CORP., THE DEPOSITOR
             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

         Our name is Greenwich Capital Commercial Funding Corp. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See
"Method of Distribution."

                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series of offered certificates will--

o        have its own series designation,

o        consist of one or more classes with various payment characteristics,

o        evidence beneficial ownership interests in a trust established by us,
         and

o        be payable solely out of the related trust assets.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

                                THE TRUST ASSETS:

The assets of each of our trusts will include--

o        mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties,

o        mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

o        some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, credit derivatives, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

         In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters'
compensation. YOU MAY NOT PURCHASE THE OFFERED CERTIFICATES OF ANY SERIES UNLESS
YOU HAVE ALSO RECEIVED THE PROSPECTUS SUPPLEMENT FOR THAT SERIES. YOU SHOULD
CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 11 IN THIS PROSPECTUS, AS
WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO
INVESTING.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED
UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is January 12, 2005.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.
In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities
Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public
Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of these materials electronically through the SEC's Web site
(http://www.sec.gov).

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at
600 Steamboat Road, Greenwich, Connecticut 06830, attention: Paul D. Stevelman,
Esq., or by telephone at (203) 625-2700.

                                      -1-

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE....................  Greenwich Capital Commercial Funding Corp. We
                                are a Delaware corporation. Our principal
                                offices are located at 600 Steamboat Road,
                                Greenwich, Connecticut 06830. Our main telephone
                                number is (203) 625-2700. See "Greenwich Capital
                                Commercial Funding Corp."

THE SECURITIES BEING OFFERED..  The securities that will be offered by this prospectus and the related prospectus
                                supplements consist of mortgage pass-through
                                certificates. These certificates will be issued
                                in series, and each series will, in turn,
                                consist of one or more classes. Each class of
                                offered certificates must, at the time of
                                issuance, be assigned an investment grade rating
                                by at least one nationally recognized
                                statistical rating organization. Typically, the
                                four highest rating categories, within which
                                there may be sub-categories or gradations to
                                indicate relative standing, signify investment
                                grade. See "Rating."

                                Each series of offered certificates will
                                evidence beneficial ownership interests in a
                                trust established by us and containing the
                                assets described in this prospectus and the
                                related prospectus supplement.

THE OFFERED CERTIFICATES MAY
 BE ISSUED WITH OTHER
 CERTIFICATES.................  We may not publicly offer all the mortgage pass-through certificates evidencing interests
                                in one of our trusts. We may elect to retain
                                some of those certificates, to place some
                                privately with institutional investors or to
                                deliver some to the applicable seller as partial
                                consideration for the related mortgage assets.
                                In addition, some of those certificates may not
                                satisfy the rating requirement for offered
                                certificates described under "--The Securities
                                Being Offered" above.

THE GOVERNING DOCUMENTS.......  In general, a pooling and servicing agreement or other similar agreement or collection of
                                agreements will govern, among other things--

                                o  the issuance of each series of offered
                                   certificates,

                                o  the creation of and transfer of assets to the
                                   related trust, and

                                o  the servicing and administration of those
                                   assets.

                                      -2-

                                The parties to the governing document(s) for a
                                series of offered certificates will always
                                include us and a trustee. We will be responsible
                                for establishing the trust relating to each
                                series of offered certificates. In addition, we
                                will transfer or arrange for the transfer of the
                                initial trust assets to that trust. In general,
                                the trustee for a series of offered certificates
                                will be responsible for, among other things,
                                making payments and preparing and disseminating
                                various reports to the holders of those offered
                                certificates.

                                If the trust assets for a series of offered
                                certificates include mortgage loans, the parties
                                to the governing document(s) will also include--

                                o  a master servicer that will generally be
                                   responsible for performing customary
                                   servicing duties with respect to those
                                   mortgage loans that are not defaulted,
                                   nonperforming or otherwise problematic in any
                                   material respect, and

                                o  a special servicer that will generally be
                                   responsible for servicing and administering
                                   those mortgage loans that are defaulted,
                                   nonperforming or otherwise problematic in any
                                   material respect and real estate assets
                                   acquired as part of the related trust with
                                   respect to defaulted mortgage loans.

                                The same person or entity, or affiliated
                                entities, may act as both master servicer and
                                special servicer for any trust.

                                If the trust assets for a series of offered
                                certificates include mortgage-backed securities,
                                the parties to the governing document(s) may
                                also include a manager that will be responsible
                                for performing various administrative duties
                                with respect to those mortgage-backed
                                securities. If the related trustee assumes those
                                duties, however, there will be no manager.

                                In the related prospectus supplement, we will
                                identify the trustee and any master servicer,
                                special servicer or manager for each series of
                                offered certificates and will describe their
                                respective duties in further detail. See
                                "Description of the Governing Documents."

CHARACTERISTICS OF THE
  MORTGAGE ASSETS.............  The trust assets with respect to any series of offered certificates will, in general, include
                                mortgage loans. Each of those mortgage loans
                                will constitute the obligation of one or more
                                persons to repay a debt. The performance of that
                                obligation will be secured by a first or junior
                                lien on, or security interest in, the ownership,
                                leasehold or other interest(s) of the related
                                borrower or another person in or with respect to
                                one or more commercial or multifamily real
                                properties. In particular, those properties may
                                include:

                                      -3-

                                o  rental or cooperatively-owned buildings with
                                   multiple dwelling units;

                                o  retail properties related to the sale of
                                   consumer goods and other products, or related
                                   to providing entertainment, recreational or
                                   personal services, to the general public;

                                o  office buildings;

                                o  hospitality properties;

                                o  casino properties;

                                o  health care-related facilities;

                                o  industrial facilities;

                                o  warehouse facilities, mini-warehouse
                                   facilities and self-storage facilities;

                                o  restaurants, taverns and other establishments
                                   involved in the food and beverage industry;

                                o  manufactured housing communities, mobile home
                                   parks and recreational vehicle parks;

                                o  recreational and resort properties;

                                o  arenas and stadiums;

                                o  churches and other religious facilities;

                                o  parking lots and garages;

                                o  mixed use properties;

                                o  other income-producing properties; and/or

                                o  unimproved land.

                                    The mortgage loans underlying a series of
                                    offered certificates may have a variety of
                                    payment terms. For example, any of those
                                    mortgage loans--

                                o  may provide for the accrual of interest at a
                                   mortgage interest rate that is fixed over its
                                   term, that resets on one or more specified
                                   dates or that otherwise adjusts from time to
                                   time;

                                o  may provide for the accrual of interest at a
                                   mortgage interest rate that may be converted
                                   at the borrower's election from an adjustable
                                   to a fixed interest rate or from a fixed to
                                   an adjustable interest rate;

                                o  may provide for no accrual of interest;

                                o  may provide for level payments to stated
                                   maturity, for payments that reset in amount
                                   on one or more specified dates or for
                                   payments that otherwise adjust from time to
                                   time to accommodate changes in the mortgage
                                   interest rate or to reflect the occurrence of
                                   specified events;

                                o  may be fully amortizing or, alternatively,
                                   may be partially amortizing or nonamortizing,
                                   with a substantial payment of principal due
                                   on its stated maturity date;

                                o  may permit the negative amortization or
                                   deferral of accrued interest;

                                      -4-

                                o  may prohibit some or all voluntary
                                   prepayments or require payment of a premium,
                                   fee or charge in connection with those
                                   prepayments;

                                o  may permit defeasance and the release of real
                                   property collateral in connection with that
                                   defeasance;

                                o  may provide for payments of principal,
                                   interest or both, on due dates that occur
                                   monthly, bi-monthly, quarterly,
                                   semi-annually, annually or at some other
                                   interval; and/or

                                o  may have two or more component parts, each
                                   having characteristics that are otherwise
                                   described in this prospectus as being
                                   attributable to separate and distinct
                                   mortgage loans.

                                Most, if not all, of the mortgage loans
                                underlying a series of offered certificates will
                                be secured by liens on real properties located
                                in the United States, its territories and
                                possessions. However, some of those mortgage
                                loans may be secured by liens on real properties
                                located outside the United States, its
                                territories and possessions, provided that
                                foreign mortgage loans do not represent more
                                than 10% of the related mortgage asset pool, by
                                balance.

                                We do not originate mortgage loans. However,
                                some or all of the mortgage loans included in
                                one of our trusts may be originated by our
                                affiliates.

                                Neither we nor any of our affiliates will
                                guarantee or insure repayment of any of the
                                mortgage loans underlying a series of offered
                                certificates. Unless we expressly state
                                otherwise in the related prospectus supplement,
                                no governmental agency or instrumentality will
                                guarantee or insure repayment of any of the
                                mortgage loans underlying a series of offered
                                certificates. See "Description of the Trust
                                Assets--Mortgage Loans."

                                The trust assets with respect to any series of
                                offered certificates may also include mortgage
                                participations, mortgage pass-through
                                certificates, collateralized mortgage
                                obligations and other mortgage-backed
                                securities, that evidence an interest in, or are
                                secured by a pledge of, one or more mortgage
                                loans of the type described above. We will not
                                include a mortgage-backed security among the
                                trust assets with respect to any series of
                                offered certificates unless--

                                o  the security has been registered under the
                                   Securities Act of 1933, as amended, or

                                o  we would be free to publicly resell the
                                   security without registration.

                                      -5-

                                See "Description of the Trust
                                Assets--Mortgage-Backed Securities."

                                We will describe the specific characteristics of
                                the mortgage assets underlying a series of
                                offered certificates in the related prospectus
                                supplement.

                                In general, the total outstanding principal
                                balance of the mortgage assets transferred by us
                                to any particular trust will equal or exceed the
                                initial total outstanding principal balance of
                                the related series of certificates. In the event
                                that the total outstanding principal balance of
                                the related mortgage assets initially delivered
                                by us to the related trustee is less than the
                                initial total outstanding principal balance of
                                any series of certificates, we may deposit or
                                arrange for the deposit of cash or liquid
                                investments on an interim basis with the related
                                trustee to cover the shortfall. For 90 days
                                following the date of initial issuance of that
                                series of certificates, we will be entitled to
                                obtain a release of the deposited cash or
                                investments if we deliver or arrange for
                                delivery of a corresponding amount of mortgage
                                assets. If we fail, however, to deliver mortgage
                                assets sufficient to make up the entire
                                shortfall, any of the cash or, following
                                liquidation, investments remaining on deposit
                                with the related trustee will be used by the
                                related trustee to pay down the total principal
                                balance of the related series of certificates,
                                as described in the related prospectus
                                supplement.

SUBSTITUTION, ACQUISITION AND
  REMOVAL OF MORTGAGE ASSETS..  If so specified in the related prospectus supplement, we or another specified person or
                                entity may be permitted, at our or its option,
                                but subject to the conditions specified in that
                                prospectus supplement, to acquire from the
                                related trust particular mortgage assets
                                underlying a series of certificates in exchange
                                for:

                                o  cash that would be applied to pay down the
                                   principal balances of certificates of that
                                   series; and/or

                                o  other mortgage loans or mortgage-backed
                                   securities that--

                                   1. conform to the description of mortgage
                                      assets in this prospectus, and

                                   2. satisfy the criteria set forth in the
                                      related prospectus supplement.

                                If so specified in the related prospectus
                                supplement, the related trustee may be
                                authorized or required, to apply collections on
                                the mortgage assets underlying a series of
                                offered certificates to acquire new mortgage
                                loans or mortgage-backed securities that-

                                   1. conform to the description of mortgage
                                      assets in this prospectus, and

                                      -6-

                                   2. satisfy the criteria set forth in the
                                      related prospectus supplement.

                                No replacement of mortgage assets or acquisition
                                of new mortgage assets will be permitted if it
                                would result in a qualification, downgrade or
                                withdrawal of the then-current rating assigned
                                by any rating agency to any class of affected
                                offered certificates.

                                Further, if so specified under circumstances
                                described in the related prospectus supplement,
                                a certificateholder of a series of certificates
                                that includes offered certificates may exchange
                                the certificates it holds for one or more of the
                                mortgage loans or mortgage-backed securities
                                constituting part of the mortgage pool
                                underlying those certificates.

CHARACTERISTICS OF
  THE OFFERED CERTIFICATES....  An offered certificate may entitle the holder to receive:

                                o  a stated principal amount;

                                o  interest on a principal balance or notional
                                   amount, at a fixed, variable or adjustable
                                   pass-through rate;

                                o  specified, fixed or variable portions of the
                                   interest, principal or other amounts received
                                   on the related mortgage assets;

                                o  payments of principal, with disproportionate,
                                   nominal or no payments of interest;

                                o  payments of interest, with disproportionate,
                                   nominal or no payments of principal;

                                o  payments of interest or principal that
                                   commence only as of a specified date or only
                                   after the occurrence of specified events,
                                   such as the payment in full of the interest
                                   and principal outstanding on one or more
                                   other classes of certificates of the same
                                   series;

                                o  payments of principal to be made, from time
                                   to time or for designated periods, at a rate
                                   that is--

                                   1. faster and, in some cases, substantially
                                      faster, or

                                   2. slower and, in some cases, substantially
                                      slower,

                                than the rate at which payments or other
                                collections of principal are received on the
                                related mortgage assets;

                                o  payments of principal to be made, subject to
                                   available funds, based on a specified
                                   principal payment schedule or other
                                   methodology; or

                                o  payments of all or part of the prepayment or
                                   repayment premiums, fees and charges, equity
                                   participations payments or other similar
                                   items received on the related mortgage
                                   assets.

                                      -7-

                                Any class of offered certificates may be senior
                                or subordinate to one or more other classes of
                                certificates of the same series, including a
                                non-offered class of certificates of that
                                series, for purposes of some or all payments
                                and/or allocations of losses.

                                A class of offered certificates may have two or
                                more component parts, each having
                                characteristics that are otherwise described in
                                this prospectus as being attributable to
                                separate and distinct classes.

                                We will describe the specific characteristics of
                                each class of offered certificates in the
                                related prospectus supplement. See "Description
                                of the Certificates."

CREDIT SUPPORT AND
  REINVESTMENT, INTEREST RATE
  AND CURRENCY RELATED
  PROTECTION FOR THE OFFERED
  CERTIFICATES................  Some classes of offered certificates may be protected in full or in part against defaults
                                and losses, or select types of defaults and
                                losses, on the related mortgage assets through
                                the subordination of one or more other classes
                                of certificates of the same series or by other
                                types of credit support. The other types of
                                credit support may include a letter of credit, a
                                surety bond, an insurance policy, a guarantee or
                                a reserve fund. We will describe the credit
                                support, if any, for each class of offered
                                certificates in the related prospectus
                                supplement. The trust assets with respect to any
                                series of offered certificates may also include
                                any of the following agreements:

                                o  guaranteed investment contracts in accordance
                                   with which moneys held in the funds and
                                   accounts established with respect to those
                                   offered certificates will be invested at a
                                   specified rate;

                                o  interest rate exchange agreements, interest
                                   rate cap or floor agreements, or other
                                   agreements and arrangements designed to
                                   reduce the effects of interest rate
                                   fluctuations on the related mortgage assets
                                   or on one or more classes of those offered
                                   certificates; or

                                o  currency exchange agreements or other
                                   agreements and arrangements designed to
                                   reduce the effects of currency exchange rate
                                   fluctuations with respect to the related
                                   mortgage assets and one or more classes of
                                   those offered certificates.

                                We will describe the types of reinvestment,
                                interest rate and currency related protection,
                                if any, for each class of offered certificates
                                in the related prospectus supplement.

                                See "Risk Factors," "Description of the Trust
                                Assets" and "Description of Credit Support."

                                      -8-

ADVANCES WITH RESPECT
  TO THE MORTGAGE ASSETS......  If the trust assets for a series of offered certificates include mortgage loans, then, as
                                and to the extent described in the related
                                prospectus supplement, the related master
                                servicer, the related special servicer, the
                                related trustee, any related provider of credit
                                support and/or any other specified person may be
                                obligated to make, or may have the option of
                                making, advances with respect to those mortgage
                                loans to cover--

                                o  delinquent scheduled payments of principal
                                   and/or interest, other than balloon payments,

                                o  property protection expenses,

                                o  other servicing expenses, or

                                o  any other items specified in the related
                                   prospectus supplement.

                                Any party making advances will be entitled to
                                reimbursement from subsequent recoveries on the
                                related mortgage loan and as otherwise described
                                in this prospectus or the related prospectus
                                supplement. That party may also be entitled to
                                receive interest on its advances for a specified
                                period. See "Description of the
                                Certificates--Advances."

                                If the trust assets for a series of offered
                                certificates include mortgage-backed securities,
                                we will describe in the related prospectus
                                supplement any comparable advancing obligations
                                with respect to those mortgage-backed securities
                                or the underlying mortgage loans.

OPTIONAL TERMINATION..........  We will describe in the related prospectus supplement any circumstances in which a
                                specified party is permitted or obligated to
                                purchase or sell any of the mortgage assets
                                underlying a series of offered certificates. In
                                particular, a master servicer, special servicer
                                or other designated party may be permitted or
                                obligated to purchase or sell--

                                o  all the mortgage assets in any particular
                                   trust, thereby resulting in a termination of
                                   the trust, or

                                o  that portion of the mortgage assets in any
                                   particular trust as is necessary or
                                   sufficient to retire one or more classes of
                                   offered certificates of the related series.

                                See "Description of the
                                Certificates--Termination."

FEDERAL INCOME TAX
  CONSEQUENCES................  Any class of offered certificates will constitute or evidence ownership of:

                                      -9-

                                o  regular interests or residual interests in a
                                   real estate mortgage investment conduit under
                                   Sections 860A through 860G of the Internal
                                   Revenue Code; or

                                o  interests in a grantor trust under Subpart E
                                   of Part I of Subchapter J of the Internal
                                   Revenue Code.

                     See "Federal Income Tax Consequences."

CERTAIN ERISA
  CONSIDERATIONS..............  If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement,
                                you should review with your legal advisor
                                whether the purchase or holding of offered
                                certificates could give rise to a transaction
                                that is prohibited or is not otherwise
                                permissible under applicable law. See "Certain
                                ERISA Considerations."

LEGAL INVESTMENT..............  If your investment authority is subject to legal restrictions, you should consult your legal
                                advisor to determine whether and to what extent
                                the offered certificates constitute a legal
                                investment for you. We will specify in the
                                related prospectus supplement which classes of
                                the offered certificates will constitute
                                mortgage related securities for purposes of the
                                Secondary Mortgage Market Enhancement Act of
                                1984, as amended. See "Legal Investment."

                                      -10-

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market.
Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

                                      -11-

o    the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

o    legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

o    investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

o    investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS
OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED
PAYMENTS ON THOSE CERTIFICATES

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See
"Description of the Certificates--Allocation of Losses and Shortfalls" and
"Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

                                      -12-

     Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o    an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

     o    a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o    the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o    the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets

                                      -13-

underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o    vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     o    be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your
Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly
Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic,

                                      -14-

geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     If losses on the mortgage loan exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     There is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing, which involve greater risk than fully amortizing loans. In addition, fully amortizing mortgage loans which may pay interest on an
"actual/360" basis but have fixed monthly payments that were calculated based on a 30/360 schedule may have a small principal payment due at maturity. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

                                      -15-

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant area;

     o    changes in rental rates in the relevant area;

     o    reductions in government assistance/rent subsidy programs;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o    the availability of credit for multifamily rental or commercial properties.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     o    the sufficiency of the net operating income of the applicable real property;

     o    the market value of the applicable real property at or prior to maturity; and

     o    the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

                                      -16-

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of one-to-four family properties. This is because multifamily rental and commercial real estate lending involves larger loans to a single borrower or groups of related borrowers and, as described above, repayment is dependent upon the successful operation and value of the related real estate project. Net operating income on a multifamily or commercial real estate property can be volatile and may be insufficient to cover debt services on the loan at any given time.

     Many Risk Factors are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     o  the age, design and construction quality of the property;

     o  perceptions regarding the safety, convenience and attractiveness of the property;

     o  the characteristics of the neighborhood where the property is located;

     o  the proximity and attractiveness of competing properties; the existence and construction of competing properties;

     o  the adequacy of the property's management and maintenance;

     o  national, regional or local economic conditions,

     o  including plant closings, industry slowdowns and unemployment rates;

     o  local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o  demographic factors;

     o  customer tastes and preferences;

     o  retroactive changes in building codes;

     o  changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o  dependence upon a single tenant or a concentration of tenants in a particular business or industry;

     o  the diversity of tenants and their industries;

     o  consumer confidence;

     o  changes or continued weakness in specific industry segments; and

     o  public perception of safety for customers and clients.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o  an increase in interest rates, real estate taxes and other operating expenses;

     o  an increase in the capital expenditures needed to maintain the property or make improvements;

     o  a decline in the financial condition of a major tenant and, in particular, a sole tenant or

     o  anchor tenant;

     o  an increase in vacancy rates;

                                      -17-

     o  a decline in rental rates as leases are renewed or replaced; and

     o  natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o  the length of tenant leases;

     o  the creditworthiness of tenants;

     o  the rental rates at which leases are renewed or replaced;

     o  the percentage of total property expenses in relation to revenue;

     o  the ratio of fixed operating expenses to those that vary with revenues;
        and

     o  the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on
Tenants. Generally, multifamily and commercial properties are subject to leases.
The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     o  to pay for maintenance and other operating expenses associated with the property;

     o  to fund repairs, replacements and capital improvements at the property;
        and

     o  to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

     o  an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o  an increase in tenant payment defaults;

     o  a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o  an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o  a decline in the financial condition of a major or sole tenant.

Various factors that will affect the operation and value of a commercial property include:

     o  the business operated by the tenants;

     o  the creditworthiness of the tenants; and

     o  the number of tenants.

                                      -18-

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property
Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease there would likely be an interruption of rental payments or of cash flow and the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants. This is so because:

     o  the financial effect of the absence of rental income may be severe;

     o  more time may be required to re-lease the space; and

     o  substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry. Similarly, concentrations of particular tenants among the mortgaged properties increase the possibility that financial problems with such tenants could affect the mortgage loans.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant (such as an anchor tenant), or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     o  the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     o  an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

                                      -19-

        Property Value May Be Adversely Affected Even When Current Operating
Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     o  changes in interest rates;

     o  the availability of refinancing sources;

     o  changes in governmental regulations, licensing or fiscal policy;

     o  changes in zoning or tax laws; and

     o  potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     o  responding to changes in the local market;

     o  planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o  operating the property and providing building services;

     o  managing operating expenses; and

     o  ensuring that maintenance and capital improvements are carried out in a timely fashion.

        Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

        By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o  maintain or improve occupancy rates, business and cash flow,

     o  reduce operating and repair costs, and

     o  preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

        We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

        Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and

                                      -20-

capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     o  rental rates;

     o  location;

     o  type of business or services and amenities offered; and

     o  nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     o  offers lower rents,

     o  has lower operating costs,

     o  offers a more favorable location, or

     o  offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special Risks. The
relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     o  Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

     o  Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

     o  Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

     o  Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

     o  Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     o  Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

     o  Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

     o  Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

                                      -22-

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See
"Description of the Trust Assets--Mortgage Loans--A Discussion of the Various
Types of Multifamily and Commercial Properties that May Secure Mortgage Loans
Underlying a Series of Offered Certificates."

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

     o  the operation of all of the related real properties, and

     o  the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o  any adverse economic developments that occur in the locale, state or region where the properties are located;

     o  changes in the real estate market where the properties are located;

     o  changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o  acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

                                      -22-

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A
MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.
See "Legal Aspects of Mortgage Loans--Subordinate Financing."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the

                                      -23-

then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o  grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o  reduce monthly payments due under a mortgage loan; change the

     o  rate of interest due on a mortgage loan; or

     o  otherwise alter a mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts.
In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

     In its decisions in In re 203 North LaSalle Street Partnership, 246 B.R.
325 (Bankr. N.D. III. March 10, 2000), the United States Bankruptcy Court for
the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

                                      -24-

     o  any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section
        856(d) of the Internal Revenue Code, and

     o  any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

     These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

        There can be no assurance--

     o  as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o  that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties; that the results of the environmental testing were accurately evaluated in all cases;

     o  that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o  that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o  tenants at the property, such as gasoline stations or dry cleaners,

     o  conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby, or

     o  activities of third parties not related to borrowers.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup.

                                      -25-

Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o  agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o  the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to
1978 to disclose to potential residents or purchasers--

     o  any condition on the property that causes exposure to lead-based paint,
        and

     o  the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

                                      -26-

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     o  the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization or subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of the borrower. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o  the related real property, or

     o  a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     o  the default is deemed to be immaterial,

     o  the exercise of those remedies would be inequitable or unjust, or

     o  the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage
Loans--Bankruptcy Laws."

                                      -27-

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD
LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

     o  war,

     o  revolution,

     o  governmental actions,

     o  floods and other water-related causes,

     o  earth movement, including earthquakes, landslides and mudflows,

     o  wet or dry rot,

     o  vermin, and

     o  domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN
ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the

                                      -28-

trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

     The failure of a mortgaged property to comply with zoning laws or to be a
"legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

     In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers'
right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     o  breach of contract involving a tenant, a supplier or other party;

     o  negligence resulting in a personal injury, or

     o  responsibility for an environmental problem.

                                      -29-

     Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX
CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code.
You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o  generally will not be reduced by losses from other activities,

     o  for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o  for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Some Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o  individuals,

     o  estates,

     o  trusts beneficially owned by any individual or estate, and

     o  pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or of any other person or to partnerships that have any non-U.S. Persons as partners.

                                      -30-

        See "Federal Income Tax Consequences--REMICs--Taxation of Owners of
REMIC Residual Certificates."

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o  you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o  you may have only limited access to information regarding your offered certificates;

     o  you may suffer delays in the receipt of payments on your offered certificates; and

     o  your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary"
attached to this prospectus.

                                      -31-

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

     o  various types of multifamily and/or commercial mortgage loans;

     o  mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o  a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o  rental or cooperatively-owned buildings with multiple dwelling units;

     o  retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o  retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o  office properties;

     o  hospitality properties, such as hotels, motels and other lodging facilities;

     o  casino properties;

     o  health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o  industrial properties;

                                      -32-

     o  warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o  restaurants, taverns and other establishments involved in the food and beverage industry;

     o  manufactured housing communities, mobile home parks and recreational vehicle parks;

     o  recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o  arenas and stadiums;

     o  churches and other religious facilities;

     o  parking lots and garages;

     o  mixed use properties;

     o  other income-producing properties; and

     o  unimproved land.

        The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o  a fee interest or estate, which consists of ownership of the property for an indefinite period,

     o  an estate for years, which consists of ownership of the property for a specified period of years,

     o  a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o  shares in a cooperative corporation which owns the property, or

     o  any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

        Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

        If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     o  first, to the payment of court costs and fees in connection with the foreclosure,

     o  second, to the payment of real estate taxes, and

     o  third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

                                      -33-

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o  the period of the delinquency,

     o  any forbearance arrangement then in effect,

     o  the condition of the related real property, and

     o  the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     A Discussion of the Various Types of Multifamily and Commercial Properties
that May Secure Mortgage Loans Underlying a Series of Offered Certificates. The
mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Default and Loss Considerations with Respect to Commercial and
Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

     o  the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     o  the types of services offered at the property;

     o  the location of the property;

     o  the characteristics of the surrounding neighborhood, which may change over time;

     o  the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o  the ability of management to provide adequate maintenance and insurance;

     o  the property's reputation;

     o  the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o  the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o  the ability of management to respond to competition;

     o  the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o  adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

                                      -34-

     o  state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o  the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o  the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     o  the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o  require written leases;

     o  require good cause for eviction;

     o  require disclosure of fees;

     o  prohibit unreasonable rules;

     o  prohibit retaliatory evictions;

     o  prohibit restrictions on a resident's choice of unit vendors;

     o  limit the bases on which a landlord may increase rent; or

     o  prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     o  fixed percentages,

     o  percentages of increases in the consumer price index,

     o  increases set or approved by a governmental agency, or

     o  increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

                                      -35-

     Some mortgage loans underlying the offered certificates will be secured by--

     o  the related borrower's interest in multiple units in a residential condominium project, and

     o  the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o  mortgage loan payments,

     o  real property taxes,

     o  maintenance expenses, and

     o  other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o  maintenance payments from the tenant/shareholders, and

     o  any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor

                                      -36-

controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non tenant/shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o  shopping centers,

     o  factory outlet centers,

     o  malls,

     o  automotive sales and service centers,

     o  consumer oriented businesses,

     o  department stores,

     o  grocery stores,

     o  convenience

     o  stores,

     o  specialty shops,

     o  gas stations,

     o  movie theaters,

     o  fitness

     o  centers,

     o  bowling alleys,

     o  salons, and

     o  dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

     o  lower rents;

     o  grant a potential tenant a free rent or reduced rent period;

     o  improve the condition of the property generally; or

     o  make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to

                                      -37-

attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     o  competition from other retail properties;

     o  perceptions regarding the safety, convenience and attractiveness of the property;

     o  perceptions regarding the safety of the surrounding area;

     o  demographics of the surrounding area;

     o  the strength and stability of the local, regional and national economies;

     o  traffic patterns and access to major thoroughfares;

     o  the visibility of the property;

     o  availability of parking;

     o  the particular mixture of the goods and services offered at the property;

     o  customer tastes, preferences and spending patterns; and

     o  the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.
Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including:

     o  an anchor tenant's failure to renew its lease;

     o  termination of an anchor tenant's lease;

     o  the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

                                      -38-

     o  the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     o  a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o  factory outlet centers;

     o  discount shopping centers and clubs;

     o  catalogue retailers;

     o  television shopping networks and programs;

     o  internet web sites; and

     o  telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include:

     o  the number and quality of the tenants, particularly significant tenants, at the property;

     o  the physical attributes of the building in relation to competing buildings;

     o  the location of the property with respect to the central business district or population centers;

     o  demographic trends within the metropolitan area to move away from or towards the central business district;

     o  social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o  tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o  local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o  the quality and philosophy of building management;

     o  access to mass transportation; and

     o  changes in zoning laws.

        Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

                                      -39-

        Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o  rental rates;

     o  the building's age, condition and design, including floor sizes and layout;

     o  access to public transportation and availability of parking; and

     o  amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

     o  the cost and quality of labor;

     o  tax incentives; and

     o  quality of life matters, such as schools and cultural amenities.

        The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

        Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o  full service hotels;

     o  resort hotels with many amenities;

     o  limited service hotels;

     o  hotels and motels associated with national or regional franchise chains;

     o  hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o  other lodging facilities.

     Factors affecting the economic performance of a hospitality property include:

     o  the location of the property and its proximity to major population centers or attractions;

     o  the seasonal nature of business at the property;

     o  the level of room rates relative to those charged by competitors;
        quality and perception of the franchise affiliation;

     o  economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o  the existence or construction of competing hospitality properties;

     o  nature and quality of the services and facilities;

     o  financial strength and capabilities of the owner and operator;

     o  the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o  increases in operating costs, which may not be offset by increased room rates;

                                      -40-

     o  the property's dependence on business and commercial travelers and tourism; and

     o  changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     o  the continued existence and financial strength of the franchisor;

     o  the public perception of the franchise service mark; and

     o  the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.
Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license.
There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o  location, including proximity to or easy access from major population centers;

     o  appearance;

     o  economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o  the existence or construction of competing casinos;

                                      -41-

     o  dependence on tourism; and

     o  local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o  providing alternate forms of entertainment, such as performers and sporting events, and

     o  offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

        Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

        The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

        Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

        The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

        Health Care-Related Properties.  Health-care related properties include

     o  hospitals;

     o  skilled nursing facilities;

     o  nursing homes;

     o  congregate care facilities; and

     o  in some cases, assisted living centers and housing for seniors.

        Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to

     o  statutory and regulatory changes;

     o  retroactive rate adjustments;

     o  administrative rulings;

     o  policy interpretations;

     o  delays by fiscal intermediaries; and

     o  government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health

                                      -42-

care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o  federal and state licensing requirements;

     o  facility inspections;

     o  rate setting;

     o  reimbursement policies; and

     o  laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.
The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on:

     o  location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3.   accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

                                      -43-

     o  building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8.   adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities;
               and

     o  the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self storage property depends on--

     o  building design,

     o  location and visibility,

     o  tenant privacy,

     o  efficient access to the property,

     o  proximity to potential users, including apartment complexes or commercial users,

     o  services provided at the property, such as security,

     o  age and appearance of the improvements, and

     o  quality of management.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

     o  competition from facilities having businesses similar to a particular restaurant or tavern;

     o  perceptions by prospective customers of safety, convenience, services and attractiveness;

     o  the cost, quality and availability of food and beverage products;

                                      -44-

     o  negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o  changes in demographics, consumer habits and traffic patterns;

     o  the ability to provide or contract for capable management; and

     o  retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o  segment,

     o  product,

     o  price,

     o  value,

     o  quality,

     o  service,

     o  convenience,

     o  location, and

     o  the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o  lower operating costs,

     o  more favorable locations,

     o  more effective marketing,

     o  more efficient operations, or

     o  better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o  actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2.   require renovation, refurbishment, expansion or other
               expenditures;

                                      -45-

     o  the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o  the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o  the number of comparable competing properties in the local market;

     o  the age, appearance and reputation of the property;

     o  the quality of management; and

     o  the types of facilities and services it provides.

                                      -46-

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o  multifamily rental properties,

     o  cooperatively-owned apartment buildings,

     o  condominium complexes, and

     o  single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to:

     o  fixed percentages,

     o  percentages of increases in the consumer price index,

     o  increases set or approved by a governmental agency, or

     o  increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include:

     o  the location and appearance of the property;

     o  the appeal of the recreational activities offered;

     o  the existence or construction of competing properties, whether are not they offer the same activities;

                                      -47-

     o  the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o  geographic location and dependence on tourism;

     o  changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o  seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o  sensitivity to weather and climate changes; and

     o  local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o  sporting events;

     o  musical events;

     o  theatrical events;

     o  animal shows; and/or

     o  circuses.

        The ability to attract patrons is dependent on, among others, the following factors:

     o  the appeal of the particular event;

     o  the cost of admission;

     o  perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o  perceptions by prospective patrons of the safety of the surrounding area; and

     o  the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent

                                      -48-

to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

     o  the number of rentable parking spaces and rates charged;

     o  the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o  the amount of alternative parking spaces in the area;

     o  the availability of mass transit; and

     o  the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o  its location,

     o  its size,

     o  the surrounding neighborhood, and

     o  local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily
Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o  the successful operation of the property, and

     o  its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o  the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

     o  the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

                                      -49-

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o  make the loan payments on the related mortgage loan,

     o  cover operating expenses, and

     o  fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income- producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o  some health care-related facilities,

     o  hotels and motels,

     o  recreational vehicle parks, and

     o  mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o  warehouses,

     o  retail stores,

     o  office buildings, and

     o  industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o  increases in energy costs and labor costs;

     o  increases in interest rates and real estate tax rates; and

     o  changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o  the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

                                      -50-

     o  the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o  the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o  the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o  the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o  the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o  the income capitalization method, which takes into account the property's projected net cash flow; or

     o  a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example,

     o  it is often difficult to find truly comparable properties that have recently been sold;

     o  the replacement cost of a property may have little to do with its current market value; and

     o  income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance."

                                      -51-

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o  an original term to maturity of not more than approximately 40 years;
        and

     o  scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     o  provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o  provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o  provide for no accrual of interest;

     o  provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o  be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated
        maturity date;

     o  permit the negative amortization or deferral of accrued interest;

     o  permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o  prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o  the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o  the type or types of property that provide security for repayment of the mortgage loans;

     o  the earliest and latest origination date and maturity date of the mortgage loans;

     o  the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o  loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o  the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o  if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o  information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

                                      -52-

     o  debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios;
        and

     o  the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o  more general information in the related prospectus supplement, and

     o  specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include:

     o  mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o  certificates issued and/or insured or guaranteed by Freddie Mac, Fannie
        Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o  will have been registered under the Securities Act of 1933, as amended,
        or

     o  will be exempt from the registration requirements of that Act, or

     o  will have been held for at least the holding period specified in Rule
        144(k) under that Act, or

     o  may otherwise be resold by us publicly without registration under that
        Act.

        We will describe in the related prospectus supplement the
characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     o  the initial and outstanding principal amount(s) and type of the securities;

     o  the original and remaining term(s) to stated maturity of the securities;

     o  the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o  the payment characteristics of the securities;

     o  the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o  a description of the related credit support, if any;

                                      -53-

     o  the type of mortgage loans underlying the securities;

     o  the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o  the terms and conditions for substituting mortgage loans backing the securities; and

     o  the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

        If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

     o  cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     o  other mortgage loans or mortgage-backed securities that--

        1. conform to the description of mortgage assets in this prospectus, and

        2. satisfy the criteria set forth in the related prospectus supplement.

     If so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

        1. conform to the description of mortgage assets in this prospectus, and

        2. satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of

                                      -54-

certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall.
For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

     o  the subordination or one or more other classes of certificates of the same series;

     o  a letter of credit;

     o  a surety bond;

     o  an insurance policy;

     o  a guarantee; and/or

     o  a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

        The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     o  interest rate exchange agreements;

     o  interest rate cap agreements;

     o  interest rate floor agreements;

     o  currency exchange agreements; or

     o  other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

                                      -55-

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o  the price you paid for your offered certificates,

     o  the pass-through rate on your offered certificates,

     o  the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

     o  the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o  the dates on which any balloon payments are due; and

                                      -56-

     o  the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o  whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o  when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o  be based on the principal balances of some or all of the mortgage assets in the related trust, or

     o  equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o  payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

     o  payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o  the availability of mortgage credit;

     o  the relative economic vitality of the area in which the related real properties are located;

     o  the quality of management of the related real properties;

     o  the servicing of the mortgage loans;

                                      -57-

     o  possible changes in tax laws; and

     o  other opportunities for investment.

In general, those factors that increase--

     o  the attractiveness of selling or refinancing a commercial or multifamily property, or

     o  the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o  prepayment lock-out periods, and

     o  requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     o  to convert to a fixed rate loan and thereby lock in that rate, or

     o  to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o  realize its equity in the property,

     o  meet cash flow needs or

     o  make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o  the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o  the relative importance of those factors,

     o  the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o  the overall rate of prepayment on those mortgage loans.

                                      -58-

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o  scheduled amortization, or

     o  prepayments, including--

        1. voluntary prepayments by borrowers, and

        2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2%
per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     o  the projected weighted average life of each class of those offered certificates with principal balances, and

     o  the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

                                      -59-

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o  to refinance the loan, or

     o  to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o  the bankruptcy of the borrower, or

     o  adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o  limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o  provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o  provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series.
Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan

                                      -60-

negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o  the number of foreclosures with respect to the underlying mortgage loans; and

     o  the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o  a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o  the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

                                      -61-

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o  amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o  interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o  prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o  any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.

     We were incorporated in Delaware on November 18, 1999. We were organized, among other things, for the purposes of--

     o  acquiring mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

     o  acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

     o  forming pools of mortgage loans and mortgage-backed securities; and

     o  acting as depositor of one or more trusts formed to issue bonds, certificates of interest or other evidences of indebtedness that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.

Our principal executive offices are located at 600 Steamboat Road, Greenwich,
Connecticut 06830. Our telephone number is (203) 625-2700. There can be no assurance that at any particular time we will have any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o  have the same series designation;

     o  were issued under the same Governing Documents; and

     o  represent beneficial ownership interests in the same trust.

                                      -62-

A class of certificates consists of all those certificates of a particular series that--

     o  have the same class designation; and

     o  have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o  a stated principal amount, which will be represented by its principal balance;

     o  interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     o  specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o  payments of principal, with disproportionate, nominal or no payments of interest;

     o  payments of interest, with disproportionate, nominal or no payments of principal;

     o  payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o  payments of principal to be made, from time to time or for designated periods, at a rate that is--

        1. faster and, in some cases, substantially faster, or

        2. slower and, in some cases, substantially slower,

        than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o  payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o  payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form

                                      -63-

and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange.
Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

     o  the periodic payment date for that series, and

     o  the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     o  by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

     o  by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

        In general, the final payment on any offered certificate will be made
on   ly upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of:

     o  a 360-day year consisting of 12 30-day months,

     o  the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

                                      -64-

     o  the actual number of days elapsed during each relevant period in a normal calendar year, or

     o  any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o  based on the principal balances of some or all of the related mortgage assets; or

     o  equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o  payments of principal actually made to the holders of that class, and

     o  if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

                                      -65-

        Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

        The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

     o  amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o  interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o  prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o  any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o  by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o  by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o  delinquent payments of principal and/or interest, other than balloon payments,

     o  property protection expenses,

     o  other servicing expenses, or

     o  any other items specified in the related prospectus supplement.

                                      -66-

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o  subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o  any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o  periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     o  at any other times and from any sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o  the payments made on that payment date with respect to the applicable class of offered certificates, and

     o  the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o  that calendar year, or

     o  the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

                                      -67-

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o  with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment," or

     o  as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o  the final payment or other liquidation of the last mortgage asset in that trust; and

     o  the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance,

                                      -68-

then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

     o  a limited-purpose trust company organized under the New York Banking
        Law,

     o  a "banking corporation" within the meaning of the New York Banking Law,

     o  a member of the Federal Reserve System,

     o  a "clearing corporation" within the meaning of the New York Uniform
        Commercial Code, and

     o  a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream Banking, societe anonyme holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars.
Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.
Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises
Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major
European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship

                                      -69-

with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

        It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this
"--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank
S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear
Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of
Belgium. All operations are conducted by the Euroclear Operator, and all
Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear
Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates.
DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account

                                      -70-

holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o  governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

     o  the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action

                                      -71-

permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of
Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o  we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor;

     o  we elect, at our option, to notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, upon notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination;

     o  or after the occurrence of an Event of Default under the pooling and servicing agreement, certificateholders representing a majority in principal amount of the offered certificates of any class then outstanding advise DTC through Participants in writing that the continuation of book-entry system through DTC (or a successor thereto)
        is no longer in the best interest of such certificateholders.

     Upon the occurrence of any of these events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager

                                      -72-

for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the
Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing
Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the
Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Greenwich Capital Commercial Funding Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

               Each mortgage asset included in one of our trusts will be
identified in a schedule appearing as an exhibit to the related Governing
Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o    in the case of a mortgage loan--

          1.   the address of the related real property,

          2.   the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap
               information,

          3.   the remaining term to maturity,

          4.   if the mortgage loan is a balloon loan, the remaining
               amortization term, and

          5.   the outstanding principal balance; and

                                      -73-

     o    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o  the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing
        Document for that series;

     o  the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

     o  in the case of a mortgage loan--

        1. the enforceability of the related mortgage note and mortgage,

        2. the existence of title insurance insuring the lien priority of the related mortgage, and

        3. the payment status of the mortgage loan.

     We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document.

                                      -74-

     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan that it is responsible for servicing.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     o  maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o  ensuring that the related properties are properly insured; attempting to collect delinquent payments;

     o  supervising foreclosures; negotiating modifications;

     o  responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o  protecting the interests of certificateholders with respect to senior lienholders;

     o  conducting inspections of the related real properties on a periodic or other basis;

     o  collecting and evaluating financial statements for the related real properties;

     o  managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o  maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o  mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o  mortgage loans as to which there is a material non-monetary default;

     o  mortgage loans as to which the related borrower has--

        1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

        2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o  real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

                                      -75-

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     o  make the initial determination of appropriate action,

     o  evaluate the success of corrective action,

     o  develop additional initiatives,

     o  institute foreclosure proceedings and actually foreclose, or

     o  accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o  performing property inspections and collecting, and

     o  evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o  continuing to receive payments on the mortgage loan,

     o  making calculations with respect to the mortgage loan, and

     o  making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

                                      -76-

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing
Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related
Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o  that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o  the related trustee will receive payments on that mortgage-backed security; and

     o  subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

        Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     o  the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     o  a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

        In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

                                      -77-

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related
Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     o  willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates, or

     o  reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

     o  specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o  incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o  incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that
        Governing Document or reckless disregard of those obligations and duties.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     o  the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o  either--

        1. that party is specifically required to bear the expense of the action, or

        2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

                                      -78-

     With limited exception, any person or entity--

     o  into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o  resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

     o  succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

    The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

          1.   to cure any ambiguity;

          2.   to correct, modify or supplement any provision in the Governing
               Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

          3.   to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

          4.   to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the
               Internal Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that
               requirement;

          5.   to relax or eliminate any requirement under the Governing
               Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

          6.   to comply with any requirements imposed by the Internal Revenue
               Code or any final, temporary or, in some cases, proposed
               regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws,

                                      -79-

               or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the
               Governing Document;

          7.   to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC; or

          8.   to otherwise modify or delete existing provisions of the
               Governing Document.

        However, no such amendment of the Governing Document for any series of offered certificates, that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, no such amendment may significantly change the activities of the related trust.

        In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     o  reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

     o  adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

     o  significantly change the activities of the trust without the consent of the holders of offered and/or non-offered certificates representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

     o  modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o  modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

        Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing
Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders proposed to send.

                                      -80-

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o  make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     o  be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related
Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document.
However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related
Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing

                                      -81-

Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time.
We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

     o  the subordination of one or more other classes of certificates of the same series;

     o  the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

     o  the establishment of one or more reserve funds; or

     o  any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

                                      -82-

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o  the nature and amount of coverage under that credit support;

     o  any conditions to payment not otherwise described in this prospectus;

     o  any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o  the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The

                                      -83-

obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United
States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United
States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do

                                      -84-

not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage
Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o  the terms of the mortgage,

     o  the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o  the knowledge of the parties to the mortgage, and

     o  in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o  a mortgagor, who is the owner of the encumbered interest in the real property, and

     o  a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o  the trustor, who is the equivalent of a mortgagor,

     o  the trustee to whom the real property is conveyed, and

     o  the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

                                      -85-

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     o  the express provisions of the related instrument,

     o  the law of the state in which the real property is located,

     o  various federal laws, and

     o  in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

                                      -86-

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o  without a hearing or the lender's consent, or

     o  unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to

                                      -87-

institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o  judicial foreclosure, involving court proceedings, and

     o  nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o  all parties having a subordinate interest of record in the real property, and

     o  all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

        Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

        Equitable and Other Limitations on Enforceability of Particular
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o  alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o  require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o  require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o  limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

        1. a failure to adequately maintain the mortgaged property, or

        2. an impermissible further encumbrance of the mortgaged property.

                                      -88-

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o  upheld the reasonableness of the notice provisions, or

     o  found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o  a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o  notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o  record a notice of default and notice of sale, and

     o  send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.
A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o  the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

     o  the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership,

                                      -89-

including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o  to enable the lender to realize upon its security, and

     o  to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     One Action Rule. Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, in the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply
(and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

                                      -90-

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan.
However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     o  requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

     o  permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

     o  contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     In a recent decision by the United States Court of Appeals for the Seventh
Circuit (Precision Indus. V. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir.
2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under
Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy
Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interests; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the
Bankruptcy Code otherwise permits

                                      -91-

the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Doe, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the Governing Documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o  reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

                                      -92-

     o  reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o  extend or shorten the term to maturity of the loan;

     o  permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o  permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o  past due rent,

     o  accelerated rent,

     o  damages, or

     o  a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     o  assume the lease and either retain it or assign it to a third party, or

     o  reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.
These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S.
Bankruptcy Code also limits a lessor's damages for lease rejection to:

     o  the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o  unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

                                      -93-

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that
"merely having the capacity to influence, or unexercised right to control"
operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o  it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o  assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential

                                      -94-

liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o  impose liability for releases of or exposure to asbestos-containing materials, and

     o  provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

                                      -95-

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain
Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust.
The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o  first, to the payment of court costs and fees in connection with the foreclosure;

     o  second, to real estate taxes;

     o  third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o  last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan. SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o  the borrower may have difficulty servicing and repaying multiple loans;

     o  if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o  acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o  if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

                                      -96-

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.
Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any interest above an annual rate of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public

                                      -97-

Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

     o  banks,

     o  insurance companies, and

     o  foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings

                                      -98-

have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o  given with respect to events that have occurred at the time the advice is rendered, and

     o  is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and Other Tax
Consequences."

     The following discussion addresses securities of two general types:

     o  REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under
        Sections 860A through 860G of the Internal Revenue Code; and

     o  grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing
Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements
Providing Reinvestment, Interest Rate and Currency Related Protection."

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and
in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue
Code and in the Treasury regulations issued or proposed under those sections.
The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

        General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

        o      the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

        o      those offered certificates will represent--

               1. regular interests in the REMIC, or

               2. residual interests in the REMIC.

        Any and all offered certificates representing interests in a REMIC will be either--

        o      REMIC regular certificates, representing regular interests in the
               REMIC, or

        o      REMIC residual certificates, representing residual interests in the REMIC.

        If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

        Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

        o      "real estate assets" within the meaning of Section 856(c)(5)(B)
               of the Internal Revenue Code in the hands of a real estate investment trust, and

        o      "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code
               in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

        However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section
7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

                                     -100-

        In addition, unless otherwise provided in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

        Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Internal Revenue Code.

        The related tax administrator will determine the percentage of the
REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

        The assets of the REMIC will include, in addition to mortgage loans--

        o      collections on mortgage loans held pending payment on the related offered certificates, and

        o      any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

        It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the
Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

        To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

        o      a portion of that certificate may not represent ownership of
               "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

        o      a portion of that certificate may not represent ownership of
               "real estate assets" under Section 856(c)(5)(B) of the Internal
               Revenue Code; and

        o      the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

        Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as

                                     -101-

to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

        o      whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the
               Internal Revenue Code,

        o      whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the
               Internal Revenue Code, and

        o      whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal
               Revenue Code.

        Taxation of Owners of REMIC Regular Certificates.

        General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

        Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things,
REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not
adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

        The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the
Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a
REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

        The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

                                     -102-

        The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

        Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

        o      a single fixed rate,

        o      a "qualified floating rate,"

        o      an "objective rate,"

        o      a combination of a single fixed rate and one or more "qualified floating rates,"

        o      a combination of a single fixed rate and one "qualified inverse floating rate," or

        o      a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the
               REMIC regular certificate.

        In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

        Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

        In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

                                     -103-

        Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

        o      the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment
               assumption, by

        o      a fraction--

               1.     the numerator of which is the amount of the payment, and

               2.     the denominator of which is the stated redemption price at maturity of the certificate.

        Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

        o      the total amount of the de minimis original issue discount, and

        o      a fraction--

               1.     the numerator of which is the amount of the principal
                      payment, and

               2.     the denominator of which is the outstanding stated
                      principal amount of the subject REMIC regular certificate.

        The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below for a description of that election under the applicable Treasury regulations.

        If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue
Discount" subsection.

                                     -104-

        As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

        o      the sum of:

               1.     the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject
                      REMIC regular certificate, if any, in future periods,
                      presumably taking into account the prepayment assumption,
                      and

               2.     the payments made on that certificate during the accrual
                      period of amounts included in the stated redemption price, over

        o      The adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

        The adjusted issue price of a REMIC regular certificate is:

        o      the issue price of the certificate, increased by

        o      the total amount of original issue discount previously accrued on the certificate, reduced by

        o      the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining  payments referred to in item 1. of the second preceding sentence will be calculated:

        o      assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

        o      using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

        o      taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

        The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

        A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

                                     -105-

        o      the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

        o      the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

        If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related
REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment
Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable."

        The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

        The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of holders of REMIC regular certificates to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal
Register.

        Market  Discount.  You will be considered to have purchased a REMIC regular certificate at a market discount if--

        o      in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

        o      in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

        If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue
Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount

                                     -106-

not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

        The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--Premium" below.

        Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

        However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

        Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury
Department, the relevant rules described in the Committee Report apply. The
Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

        o      on the basis of a constant yield method,

        o      in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

        o      in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

        The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

                                     -107-

        To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

        Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

        Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue
Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

        The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally.
See "--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the
Internal Revenue Code.

        Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

        o      the purchase price paid for your offered certificate, and

        o      the payments remaining to be made on your offered certificate at the time of its acquisition by you.

        If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

        Realized Losses. Under Section 166 of the Internal Revenue Code, if you
are either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes

                                     -108-

wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

        o      you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

        o      the loss will be characterized as a short-term capital loss.

        You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

        Taxation of Owners of REMIC Residual Certificates.

        General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--Prohibited Transactions Tax and Other Taxes"
below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the
Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

        Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the
REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC." Holders of
REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the
REMIC's termination. Income derived from the REMIC residual certificates will be
"portfolio income" for the purposes of the limitations under Section 469 of the
Internal Revenue Code on the deductibility of "passive losses."

        A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC

                                     -109-

residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

        Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

        Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

        o      other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates,
               or

        o      unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

        o      excess inclusions,

        o      residual interests without significant value, and noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

        Taxable Income of the REMIC. The taxable income of a REMIC will equal:

        o      the income from the mortgage loans and other assets of the REMIC;
               plus

        o      any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

               1.     the deductions allowed to the REMIC for interest,
                      including original issue discount but reduced by any
                      premium on issuance, on any class of REMIC certificates
                      constituting regular interests in the REMIC, whether
                      offered or not,

               2.     amortization of any premium on the mortgage loans held by
                      the REMIC,

               3.     bad debt losses with respect to the mortgage loans held by the REMIC, and

                                     -110-

               4.     except as described below in this "--Taxable Income of the
                      REMIC" subsection, servicing, administrative and other
                      expenses.

        For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

        Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

        A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

        A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

        If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

        As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting.

                                     -111-

However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions
Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--Pass-Through of
Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

        Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

        o      the amount paid for that REMIC residual certificate,

        o      increased by, amounts included in the income of the holder of that REMIC residual certificate, and

        o      decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual
               certificate.

        A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

        Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

        A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

        The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

        o      through distributions,

        o      through the deduction of any net losses of the REMIC, or

        o      upon the sale of its REMIC residual certificate. See
               "--REMICs--Sales of REMIC Certificates" below.

                                     -112-

        For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

        Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

        o      the daily portions of REMIC taxable income allocable to that certificate, over

        o      the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

        The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

        o      the issue price of the certificate, increased by

        o      the sum of the daily accruals for all prior quarters, and
               decreased, but not below zero, by

        o      any payments made with respect to the certificate before the beginning of that quarter.

        The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

        Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a
REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

        For holders of REMIC residual certificates, excess inclusions:

        o      will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

        o      will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

        o      will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however,
               "--REMICs--Foreign Investors in REMIC Certificates" below.

        Furthermore, for purposes of the alternative minimum tax:

        o      excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

                                     -113-

        o      alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

        This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

        In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

        o      regulated investment companies,

        o      common trusts, and

        o      some cooperatives.

        The Treasury regulations, however, currently do not address this subject.

        Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related
Governing Document:

        o      the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

        o      the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate. This rate is computed and published monthly by the
IRS.

        Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

        o      from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

                                     -114-

        o      from the prospective transferee, providing representations as to its financial condition including an understanding that it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that it intends to pay its debts as they come due in the future, and

        o      from the prospective transferee, stating that it will not cause income from the REMIC residual certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or of any other U.S. Person, and

        o      from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

        The Treasury has issued regulations that, in addition to the affidavits above, require, in order to receive safe harbor protection against possible disregard of a transfer, that either:

        (1)    the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of:

               o     the present value of any consideration given to the
                     transferee to acquire the interest,

               o     the present value of the expected future distributions on
                     the interest, and

               o     the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates
                     losses.

For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate, currently 35%, or, in certain circumstances, the alternative minimum tax rate. Further, present values are computed using a discount rate equal to the short-term Federal rate set forth in
Section 1274(d) of the Internal Revenue Code, for the month of such transfer and the compounding period used by the transferee; or

        (2)    o     the transferee is a domestic C corporation (other than a
                     corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year
                     and the two preceding fiscal years),

               o     the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is
                     an eligible corporation and meets the requirements for this safe harbor transfer, and

               o     the facts and circumstances known to the transferor on or
                     before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual
                     interest will not be paid by the transferee.

        Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

        Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests.
These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual

                                     -115-

interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income
(i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations.

        We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

        See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

        Mark-to-Market Rules. Regulations under Section 475 of the Internal
Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code.
Thus, a REMIC residual certificate is not subject to the mark-to-market rules.
We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

        Transfers of REMIC Residual Certificates to Investors That are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

        If transfers of REMIC residual certificates to investors that are foreign persons are permitted under the related Governing Documents, and such a transfer takes place, then it is possible that the transfer will be disregarded for all federal tax purposes. The applicable Treasury regulations provide that a transfer of a REMIC residual certificate that has "tax avoidance potential" to a
non-U.S. Person will be disregarded for all federal tax purposes, unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A REMIC residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer--

        o      the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

        o      the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated
               withholding tax liability to be paid.

                                     -116-

        If the non-U.S. Person transfers the REMIC residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

        Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

        If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

        o      an individual,

        o      an estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

        then--

        o      an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

        o      the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal
               Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

        In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

        Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

        o      an individual,

        o      an estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

        The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

                                     -117-

        Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

        o      an individual,

        o      an estate or trust, or

        o      a Pass-Through Entity beneficially owned by one or more
               individuals, estates or trusts.

        We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

        Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.
The adjusted basis of a REMIC regular certificate generally will equal:

        o      the cost of the certificate to that certificateholder, increased by

        o      income reported by that certificateholder with respect to the certificate, including original issue discount and market
               discount income, and reduced, but not below zero, by

        o      payments on the certificate received by that certificateholder and by amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

        The adjusted basis of a REMIC residual certificate will be determined as described above under "--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

        In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

        o      entitle the holder to a specified principal amount,

        o      pay interest at a fixed or variable rate, and

        o      are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

        Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

        As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized

                                     -118-

or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

        Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

        o      the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity
               comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

        o      the amount of ordinary income actually includible in the seller's income prior to that sale.

        In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" and
"--Premium."

        REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

        A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

        Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

        o      reacquires that same REMIC residual certificate,

        o      acquires any other residual interest in a REMIC, or

        o      acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

                                     -119-

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

        Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

        o      the disposition of a non-defaulted mortgage loan,

        o      the receipt of income from a source other than a mortgage loan or other permitted investments,

        o      the receipt of compensation for services, or

        o      the gain from the disposition of an asset purchased with
               collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

        It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

        In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

        REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal
Revenue Code.

        Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

        Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

        o      the person has sufficient assets to do so, and

        o      the tax arises out of a breach of that person's obligations under the related Governing Document.

        Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

                                     -120-

        Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

        o      the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

        o      the highest marginal federal income tax rate applicable to corporations.

        The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

        The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

        o      events that have occurred up to the time of the transfer,

        o      the prepayment assumption, and

        o      any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

        The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

        o      the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

        o      as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

        In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified
Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

        o      the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the
               Disqualified Organization, and

        o      the highest marginal federal income tax rate imposed on
               corporations.

        A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

        o      the holder's social security number and a statement under
               penalties of perjury that the social security number is that of the record holder, or

        o      a statement under penalties of perjury that the record holder is not a Disqualified Organization.

        If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large

                                     -121-

Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

        In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

        Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

        o      the residual interests in the entity are not held by Disqualified
               Organizations, and

        o      the information necessary for the application of the tax
               described in this prospectus will be made available.

        We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

        Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

        Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects. The related tax administrator may hold at least a nominal amount of REMIC residual certificates.

        As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

        o      income,

        o      deductions

        o      gains,

        o      losses, and

        o      classification as a REMIC.

        Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related
REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.
Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An

                                     -122-

audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

        No REMIC will be registered as a tax shelter under Section 6111 of the
Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

        Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

        o      corporations,

        o      trusts,

        o      securities dealers, and

        o      various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

        o      30 days after the end of the quarter for which the information was requested, or

        o      two weeks after the receipt of the request.

        Reporting with respect to REMIC residual certificates, including--

        o      income,

        o      excess inclusions,

        o      investment expenses, and

        o      relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

        As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

        Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

        Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup

                                     -123-

withholding tax under Section 3406 of the Internal Revenue Code at a rate of
28%, which rate will be increased to 31% after 2010, if recipients of these payments:

        o      fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

        o      otherwise fail to establish an exemption from this tax.

        Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

        Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

        o      a foreign person, and

        o      not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

        For these purposes, a foreign person is anyone other than a U.S. Person.

        It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related
REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

        It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

        o      owns 10% or more of one or more underlying mortgagors, or

        o      if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

        Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

                                     -124-

        Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

        o      foreign persons, or

        o      U.S. Persons, if classified as a partnership under the Internal
               Revenue Code, unless all of their beneficial owners are U.S.
               Persons. GRANTOR TRUSTS

        Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

        A grantor trust certificate may be classified as either of the following types of certificate:

        o      a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest on those loans at a pass-through rate; or

        o      a grantor trust strip certificate representing ownership of all or a portion of the difference between--

               1. interest paid on the mortgage loans constituting the related grantor trust, minus

               2. the sum of:

                  o    normal administration fees, and

                  o    interest paid to the holders of grantor trust fractional
                       interest certificates issued with respect to that grantor
                       trust

        A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

        Characterization of Investments in Grantor Trust Certificates.

        Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

         o     "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue
               Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for
               residential or other prescribed purposes;

         o     "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
               Section 860G(a)(3) of the Internal Revenue Code; and

         o     "real estate assets" within the meaning of Section 856(c)(5)(B)
               of the Internal Revenue Code.

                                     -125-

        In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal
Revenue Code.

         Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

         o     consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section
               7701(a)(19)(C)(v) of the Internal Revenue Code,

         o     consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,
               and

         o     the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section
               856(c)(3)(A) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

        The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .
[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Internal Revenue Code.

        Taxation of Owners of Grantor Trust Fractional Interest Certificates

        General. Holders of a particular series of grantor trust fractional interest certificates generally:

         o     will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

         o     will be entitled to deduct their shares of any reasonable
               servicing fees and other expenses.

        Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

        Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

         o     Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

        The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial.
Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

                                     -126-

        Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

        The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

         o     a class of grantor trust strip certificates is issued as part of the same series, or

         o     we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

        Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

         o     a master servicer,

         o     a special servicer,

         o     any sub-servicer, or

         o     their respective affiliates.

        If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding:

         o     the treatment of some stripped bonds as market discount bonds,
               and

         o     de minimis market discount.

        See "--Market Discount" below.

        Under the stripped bond rules, the holder of a grantor trust fractional interest certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its grantor trust fractional interest certificate for each month. The amount of reportable interest income must equal the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Internal Revenue Code relating to original issue discount.

        The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

                                     -127-

        See "--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

         o     the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Sales of Grantor Trust Certificates," and

         o     the yield of that grantor trust fractional interest certificate to the holder.

        The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

        With respect to some categories of debt instruments, Section 1272(a)(6)
of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

        Section 1272(a)(6) applies to any "pool of debt instruments the yield on which may be affected by reason of prepayments." The precise application of
Section 1272(a)(6) is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

        We recommend that certificateholders consult their tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

        In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

        In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

         o     a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related
               prospectus supplement, and

         o     a constant yield computed using a representative initial offering price for each class of certificates.

                                     -128-

         However, neither we nor any other person will make any representation that--

         o     the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

         o     the prepayment assumption will not be challenged by the IRS on audit.

        Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

        Under Treasury Regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

         o     there is no original issue discount or only a de minimis amount of original issue discount, or

         o     the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross
               interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

        If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

         o     0.25% of the stated redemption price, and

         o     the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

        If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

        The original issue discount, if any, on mortgage loans will equal the difference between:

         o     the stated redemption price of the mortgage loans, and

         o     their issue price.

                                     -129-

        For a definition of "stated redemption price," see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

        The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

        In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

        If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section
1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments. The precise application of this legislation is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments, or will be applied on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder. We recommend that certificateholders consult their own tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

        A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

        The adjusted issue price of a mortgage loan on any given day equals the sum of:

         o     the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

         o     the daily portions of original issue discount for all days during the accrual period prior to that day.

        The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

         o     the issue price of the mortgage loan, increased by

                                     -130-

         o     the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

         o     the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

        In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

         o     a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related
               prospectus supplement, and

         o     a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         o     the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

         o     the prepayment assumption will not be challenged by the IRS on audit.

        Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

        Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

         o     in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

         o     in the case of a mortgage loan issued with original issue
               discount, it is purchased at a price less than its adjusted issue price.

        If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
above.

                                     -131-

        Section 1276(b)(3) of the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until the time that regulations are issued by the Treasury
Department, the relevant rules described in the Committee Report apply. Under those rules, in each accrual period, you may accrue market discount on the underlying mortgage loans, at your option:

         o     on the basis of a constant yield method,

         o     in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

         o     in the case of a mortgage loan issued with original issue
               discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.

        Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. Because the mortgage loans will be a pool described in that section, it appears that the prepayment assumption used, or that would be used, in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. However, the precise application of Section 1272(a)(6) is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the grantor trust fractional interest certificate, or with respect to any holder, at the time of that holder's purchase of the grantor trust fractional interest certificate.

        We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

        To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

        Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

        Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

                                     -132-

        Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

         o     be allocated among the payments of stated redemption price on the mortgage loan, and

         o     be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

        It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates. See "--Market Discount" above.

        Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Taxation of
Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules
Apply," no regulations or published rulings under Section 1286 of the Internal
Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates.
Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

        The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

        Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

         o     the price paid for that grantor trust strip certificate by you,
               and

         o     the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

         o     an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

        See "--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--If Stripped Bond Rules Apply" above.

                                     -133-

        As noted above, Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments. The Internal
Revenue Code also requires adjustments be made in the amount and rate of accrual of that discount when prepayments do not conform to the prepayment assumption.
It appears that those provisions would apply to grantor trust strip certificates. It is uncertain whether the assumed prepayment rate would be determined based on:

         o     conditions at the time of the first sale of the grantor trust strip certificate or,

         o     with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

        If the method for computing original issue discount under Section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" above.

        The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

         o     the prepayment assumption we will disclose in the related
               prospectus supplement, and

         o     a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         o     the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate
               or

         o     the prepayment assumption will not be challenged by the IRS on audit.

        We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

        Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

        Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or

                                     -134-

loss, except as described below in this "--Sales of Grantor Trust Certificates"
subsection. The amount recognized equals the difference between:

         o     the amount realized on the sale or exchange of a grantor trust certificate, and

         o     its adjusted basis.

        The adjusted basis of a grantor trust certificate generally will equal:

         o     its cost, increased by

         o     any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

         o     any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

        As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

        Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

        Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

        The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         o     entitle the holder to a specified principal amount,

         o     pay interest at a fixed or variable rate, and

         o     are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

                                     -135-

        Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

        Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

         o     the amount of servicing compensation received by a master
               servicer or special servicer, and

         o     all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

        The reporting party will furnish comparable information to the IRS as and when required by law to do so.

        Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

        On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.
A widely-held fixed investment trust is defined as any entity classified as a
"trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

         o     a custodian of a person's account,

         o     a nominee, and

         o     a broker holding an interest for a customer in street name.

        These regulations were proposed to be effective beginning January 1,
2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

        Backup Withholding. In general, the rules described under
"--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

        Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates"
above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates

                                     -136-

will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

        To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from
United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

        Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                        STATE AND OTHER TAX CONSEQUENCES

        In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

        The Employee Retirement Income Security Act of 1974, as amended, and the
Internal Revenue Code impose various requirements on--

         o     ERISA Plans, and

         o     persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other
ERISA Plans are invested.

        Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this
"Certain ERISA Considerations" section, subject to the provisions of other applicable federal and state law. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue
Code, however, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

                                     -137-

        ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

         o     investment prudence and diversification, and

         o     compliance with the investing ERISA Plan's governing the
               documents.

        Section 406 of ERISA and Section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption exists.

        The types of transactions between ERISA Plans and Parties in Interest that are prohibited include:

         o     sales, exchanges or leases of property;

         o     loans or other extensions of credit; and

         o     the furnishing of goods and services.

        Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected ERISA Plan for any losses realized by that ERISA Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

    An ERISA Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that ERISA Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when an ERISA Plan acquires an equity interest in an entity, the assets that
ERISA Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both ERISA Plans and some employee benefit plans not subject to ERISA or Section 4975 of the Internal Revenue Code, is not
significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

         1.    those with discretionary authority or control over the assets of the entity,

         2.    those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

         3.    those who are affiliates of the persons described in the
               preceding clauses 1. and 2.

        In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

                                     -138-

        A fiduciary of an investing ERISA Plan is any person who--

         o     has discretionary authority or control over the management or disposition of the assets of that ERISA Plan, or

         o     provides investment advice with respect to the assets of that
               ERISA Plan for a fee.

        If the mortgage and other assets included in one of our trusts are ERISA
Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

         o     deemed to be a fiduciary with respect to the investing ERISA
               Plan, and

         o     subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
ERISA Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing ERISA Plan, then the purchase by that ERISA Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that ERISA Plan and the Party in Interest.

        The Plan Asset Regulations provide that where an ERISA Plan purchases a
"guaranteed governmental mortgage pool certificate," the assets of that ERISA
Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a
"guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae and Farmer Mac.
Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of an ERISA Plan, the underlying mortgages would not be treated as assets of that ERISA Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not
"guaranteed governmental mortgage pool certificates" within the meaning of the
Plan Asset Regulations.

        In addition, the acquisition or holding of offered certificates by or on behalf of an ERISA Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing ERISA Plan.

        If you are the fiduciary of an ERISA Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

PROHIBITED TRANSACTION EXEMPTIONS

        If you are an ERISA Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of an
ERISA Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

         o     Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving ERISA Plans and broker-dealers, reporting dealers and banks;

         o     Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

                                     -139-

         o     Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

         o     Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a
               "qualified professional asset manager;"

         o     Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general
               accounts and Parties in Interest; and

         o     Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an
               "in-house asset manager."

        We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of an ERISA Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

UNDERWRITER'S EXEMPTION

        It is expected that Greenwich Capital Markets, Inc. will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 90-59 to Greenwich
Capital Markets, Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 90-59, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, various transactions relating to, among other things--

         o     the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

         o     the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Greenwich
               Capital Markets, Inc. or any person affiliated with Greenwich
               Capital Markets, Inc., such as particular classes of the offered certificates.

        The related prospectus supplement will state whether PTE 90-59 is or may be available with respect to any offered certificates underwritten by Greenwich
Capital Markets, Inc.

INSURANCE COMPANY GENERAL ACCOUNTS

        The Small Business Job Protection Act of 1996 added a new Section 401(c)
to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under prohibited transaction class exemption
95-60 for the purchase and holding of offered certificates by an insurance company general account.

        Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of an ERISA Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be ERISA Plan assets.

                                     -140-

        Any assets of an insurance company general account which support insurance policies issued to an ERISA Plan after December 31, 1998, or issued to an ERISA Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under
Section 401(c) of ERISA, may be treated as ERISA Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c)
of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as ERISA Plan assets, invested in the separate account.
If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

        If you are a fiduciary for an ERISA Plan and you intend to purchase offered certificates on behalf of or with assets of that ERISA Plan, you should:

         o     consider your general fiduciary obligations under ERISA, and

         o     consult with your legal counsel as to--

               1.     the potential applicability of ERISA and Section 4975 of
                      the Internal Revenue Code to that investment, and

               2.     the availability of any prohibited transaction exemption
                      in connection with that investment.

TAX EXEMPT INVESTORS

        An ERISA Plan that is exempt from federal income taxation under Section
501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a
REMIC allocated to a REMIC residual certificate held by a tax-exempt ERISA Plan will be considered unrelated business taxable income and will be subject to federal income tax.

        See "Federal Income Tax Consequences--REMICs--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

        If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Mortgage
related securities are legal investments for entities--

         o     that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico,
               and

         o     whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

                                     -141-

        Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they:

         o     were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization;
               and

         o     evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

        Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation.

        Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which the securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state could have enacted legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws.

        SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

         o     federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related
               securities without limitation as to the percentage of their assets represented by those securities;

         o     federal credit unions may invest in mortgage related securities;
               and

         o     national banks may purchase mortgage related securities for their own account without regard to the limitations generally
               applicable to investment securities prescribed in 12 U.S.C. ss.
               24 (Seventh),

subject in each case to regulations that the applicable federal regulatory authority may prescribe.

        The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information, "Type IV securities," which are defined in 12 C.F.R. ss.
1.2(m) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security"
and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
we make no representation as to whether any class of offered

                                     -142-

certificates will qualify as commercial mortgage-related securities, and thus as
Type IV securities, for investment by national banks.

        The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. ss.
703.140.

        The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

        All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective
May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

        The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying" and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

        There may be other restrictions on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets.
Except as to the status of some classes of offered certificates as mortgage related securities, we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

         o     the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

         o     SMMEA has been overridden in any State relevant to you.

                                     -143-

                                 USE OF PROCEEDS

        Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

        The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

               We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

         1.    by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

         2.    by placements by us with institutional investors through dealers;
               and

         3.    by direct placements by us with institutional investors.

        In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

        If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

        Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

                                     -144-

        It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

         o     the obligations of the underwriters will be subject to various conditions precedent,

         o     the underwriters will be obligated to purchase all the
               certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

         o     in limited circumstances, we will indemnify the several
               underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

        The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

        We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

        Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by
Cadwalader, Wickersham & Taft LLP or Sidley Austin Brown & Wood LLP.

                              FINANCIAL INFORMATION

        A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

        It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

        Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage

                                     -145-

assets and the credit quality of any third-party credit enhancer. The rating(s)
on a class of offered certificates will not represent any assessment of--

         o     whether the price paid for those certificates is fair;

         o     whether those certificates are a suitable investment for any particular investor;

         o     the tax attributes of those certificates or of the related trust;

         o     the yield to maturity or, if they have principal balances, the average life of those certificates;

         o     the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

         o     the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

         o     whether or to what extent the interest payable on those
               certificates may be reduced in connection with interest
               shortfalls resulting from the timing of voluntary prepayments;

         o     the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

         o     if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

        A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                     -146-

                                    GLOSSARY

        The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

        "ADA" means the Americans with Disabilities Act of 1990, as amended.

        "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

        "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

        "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

        "Disqualified Organization" means:

         o     the United States,

         o     any State or political subdivision of the United States,

         o     any foreign government,

         o     any international organization,

         o     any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the
               Internal Revenue Code or the Freddie Mac,

         o     any organization, other than a cooperative described in Section
               521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section
               511 of the Internal Revenue Code, or

         o     any organization described in Section 1381(a)(2)(C) of the
               Internal Revenue Code.

        "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

        "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code.

         "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity.

        "Euroclear Terms and Conditions" means the Terms and Conditions
Governing Use of Euroclear and the related Operating Procedures of the Euroclear
System and, to the extent that it applies to the operation of the Euroclear
System, Belgian law.

        "Fannie Mae" means the Federal National Mortgage Association.

                                     -147-

        "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

        "FDIC" means the Federal Deposit Insurance Corporation.

        "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

        "Freddie Mac" means the Federal Home Loan Mortgage Association.

        "Ginnie Mae" means the Government National Mortgage Association.

        "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

        "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

        "IRS" means the Internal Revenue Service.

        "Lender Liability Act" means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

        "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

        "NCUA" means the National Credit Union Administration.

        "OCC" means the Office of the Comptroller of the Currency.

        "OTS" means the Office of Thrift Supervision.

        "Party in Interest" means any person that is a "party in interest"
within the meaning of ERISA or a "disqualified person" within the meaning of
Section 4975 of the Internal Revenue Code.

        "Pass-Through Entity" means any:

        o     regulated investment company,

        o     real estate investment trust,

        o     trust,

        o     partnership, or

        o     other entities described in Section 860E(e)(6) of the Internal
              Revenue Code.

        "Plan Asset Regulations" means the regulations of the U.S. Department of
Labor promulgated under ERISA.

        "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor.

        "REIT" means a real estate investment trust within the meaning of
Section 856(a) of the Internal Revenue Code.

        "Relief Act" means the Servicemembers Civil Relief Act, as amended.

                                     -148-

        "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and
Sections 860A through 860G of the Internal Revenue Code.

        "SEC" means the Securities and Exchange Commission.

        "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

        "SPA" means standard prepayment assumption.

        "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

        "U.S. Person" means:

        o      a citizen or resident of the United States;

        o      a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the
               District of Columbia;

        o      an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

        o      a trust as to which--

               1.     a court in the United States is able to exercise primary
                      supervision over the administration of the trust, and

               2.     one or more United States persons have the authority to
                      control all substantial decisions of the trust.

        In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                     -149-

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "GCCFC
2005-GG3-Annex-A1.XLS" and is a Microsoft Excel 97(1) spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annex A and
Annex B to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

----------------------

(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

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                              PROSPECTUS SUPPLEMENT

Capitalized Terms Used in this Prospectus

Servicing Under the Pooling and Servicing

ANNEX A--Certain Characteristics of the
   Underlying Mortgage Loans ...................     A-1
ANNEX B--Structural and Collateral Term

ANNEX E--Form of Payment Date
   Statement ...................................     E-1
ANNEX F--Terms of the Class XP
   Certificates ................................     F-1
ANNEX G--Class A-AB Planned Principal
   Balance .....................................     G-1
ANNEX H--Global Clearance, Settlement
   and Tax Documentation Procedures ............     H-1
                           PROSPECTUS
Important Notice About the Information
   Presented in this Prospectus ................     1
Available Information; Incorporation by

Greenwich Capital Commercial Funding

       UNTIL MAY 10, 2005, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO
DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS
DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER
THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS
UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                 $3,349,475,000
                                  (APPROXIMATE)

                                GREENWICH CAPITAL
                            COMMERCIAL FUNDING CORP.,
                                  AS DEPOSITOR

                       COMMERCIAL MORTGAGE TRUST 2005-GG3
                                    AS ISSUER

                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2005-GG3
CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-AB, CLASS A-4, CLASS A-1-A, CLASS A-J,
                      CLASS B, CLASS C, CLASS D AND CLASS E

        --------------------------------------------------------------
                              PROSPECTUS SUPPLEMENT
        --------------------------------------------------------------

                              GOLDMAN, SACHS & CO.

                          [RBS GREENWICH CAPITAL LOGO]

                         BANC OF AMERICA SECURITIES LLC
                            BEAR, STEARNS & CO. INC.
                           CREDIT SUISSE FIRST BOSTON
                              WACHOVIA SECURITIES

                                JANUARY 26, 2005

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